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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
eshare Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JOINT PROXY STATEMENT/PROSPECTUS

The Proposed Mergers—Your Vote Is Very Important

    divine, inc. has agreed to acquire eshare communications, Inc. and Open Market, Inc. in separate stock-for-stock merger transactions. The eshare merger cannot be completed without the approval of divine stockholders and eshare shareholders. The Open Market merger cannot be completed without the approval of divine stockholders and Open Market stockholders. This document is being furnished to divine stockholders in connection with a special meeting being called to approve the issuance of divine common stock in each of these mergers, eshare shareholders in connection with a special meeting being called to approve the eshare merger, and Open Market stockholders in connection with the special meeting being called to approve the Open Market merger.

    The dates, times and places of the special meetings are as follows:

For divine stockholders: October 19, 2001 9:00 a.m., local time divine, inc. 1301 North Elston Avenue Chicago, Illinois 60622	For eshare shareholders: October 19, 2001 10:00 a.m., local time Morris, Manning & Martin, LLP 3343 Peachtree Rd., NE, 18th Floor Atlanta, Georgia 30326	For Open Market stockholders: October 19, 2001 10:00 a.m., local time Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109

    This joint proxy statement/prospectus is dated September 17, 2001 and is first being mailed to divine stockholders, eshare shareholders and Open Market stockholders on or about September 19, 2001.

    The proposed mergers are complex transactions and are discussed in detail in this joint proxy statement/prospectus. Please read carefully this document in its entirety, particularly the "Risk Factors" section beginning on page 32, which discusses the potential risks involved in the mergers, in the operation of the combined company and in owning divine common stock.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the divine common stock to be issued in the mergers as described in this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The divine/eshare Merger

    If the eshare merger is completed, eshare shareholders will receive a number of shares of divine common stock based on the average closing price of divine common stock on the Nasdaq National Market for the ten trading days ending two trading days prior to the closing date of the eshare merger. We refer to the result of this average calculation as the divine market value calculation. If the divine market value calculation is $2.39 or less, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.12 divided by the greater of the divine market value calculation or $1.00. As of September 10, 2001, the divine market value calculation was $1.063. Based on this (and assuming divine does not elect to pay a portion of the merger consideration in cash), the eshare exchange ratio would be 2.935, and the maximum number of shares of divine common stock to be issued to eshare shareholders would be 64,377,716 shares, representing approximately 28.2% of the outstanding divine common stock after the eshare merger, and approximately 23.6% of the outstanding divine common stock after both the eshare and Open Market mergers. The boards of directors of divine and eshare have approved the eshare merger agreement and the eshare merger and recommend that their respective stockholders or shareholders vote FOR the relevant proposals described in the attached materials.

    The eshare exchange ratio is subject to adjustment, and divine may elect to pay a portion of the eshare merger consideration in cash. It is not certain that the number of shares of divine common stock to be issued in the eshare merger will equal or exceed 20% of the number of shares of divine common stock outstanding immediately prior to the eshare merger, and therefore require divine stockholder approval under the rules of the Nasdaq National Market. If at any time on or prior to the date of the divine special meeting, divine determines that the number of shares of divine common stock to be issued in connection with the eshare merger will not require divine stockholder approval, divine may elect to eliminate the proposal regarding the eshare merger from the divine special meeting, in which case, divine will issue a press release to that effect.

The divine/Open Market Merger

    If the Open Market merger is completed, Open Market stockholders will receive a number of shares of divine common stock determined by dividing 44,285,714 by the total number of shares of Open Market common stock deemed outstanding as of the closing of the Open Market merger, less shares of Open Market common stock issued after August 3, 2001 pursuant to Open Market's employee stock purchase plans and pursuant to exercises of Open Market options and warrants. As of September 10, 2001, the Open Market exchange ratio would be 0.8326, and the number of shares of divine common stock to be issued to Open Market stockholders would be 44,454,961, representing approximately 21.3% of the outstanding divine common stock after the Open Market merger, and approximately 16.3% of the outstanding divine common stock after both the eshare and Open Market mergers. The boards of directors of divine and Open Market have approved the Open Market merger agreement and the Open Market merger and recommend that their respective stockholders vote FOR the relevant proposals described in the attached materials.

    divine common stock, eshare common shares and Open Market common stock are traded on the Nasdaq National Market under the symbols "DVIN," "ESHR" and "OMKT," respectively. We urge you to obtain current market quotations for divine common stock, eshare common shares and Open Market common stock before making any decision on the mergers.

    Whether or not you plan to attend a meeting, please take the time to vote. divine stockholders may grant a proxy to vote their shares (1) by completing and mailing the enclosed proxy card, (2) by telephone or (3) over the Internet. eshare shareholders and Open Market stockholders may grant a proxy to vote their shares by completing and mailing the appropriate enclosed proxy card. You may also vote in person if you choose to attend the applicable special meeting.

Andrew J. Filipowski Chairman and Chief Executive Officer divine, inc.	Aleksander Szlam Chairman and Chief Executive Officer eshare communications, Inc.	Harland K. LaVigne Chairman and Chief Executive Officer Open Market, Inc.

eshare communications, Inc.
5051 Peachtree Corners Circle
Norcross, Georgia 30092

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To our shareholders:

    We will hold a special meeting of shareholders of eshare communications, Inc. at 10:00 a.m., local time, on October 19, 2001 at the offices of our legal counsel, Morris, Manning & Martin, LLP, located at 3343 Peachtree Road, NE, 18th floor, Atlanta, Georgia 30326. At the eshare special meeting, we will ask you to vote on:

  •
  a proposal to approve and adopt the Agreement and Plan of Merger, dated July 8, 2001, by and among divine, inc., DES Acquisition Company, a wholly-owned subsidiary of divine, and eshare communications, Inc. and the merger of eshare into DES;

  •
  a proposal to approve an amendment to the eshare communications, Inc. (formerly Melita International Corporation) Employee Stock Purchase Plan that increased the number of eshare common shares authorized for issuance under the plan from 250,000 to 301,760; and

  •
  such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

    We have fixed the close of business on August 31, 2001 as the record date for determining shareholders entitled to notice of, and to vote at, this special meeting (including any adjournment or postponement). A list of these shareholders will be available for inspection during the special meeting.

    You are entitled to dissenters' rights under the Georgia Business Corporation Code (attached as Annex F to the joint proxy statement/prospectus) if divine elects to pay a portion of the merger consideration to you in cash, other than for fractional shares, as described under "The eshare Merger—eshare Merger Consideration" beginning on page 89 in this joint proxy statement/prospectus. divine may make this election at any time before or after the eshare special meeting.

    After careful consideration, your board of directors, with two interested directors excluded, unanimously recommends that you vote in favor of the merger proposal so that we may complete the merger and that you vote in favor of the amendment to the eshare employee stock purchase plan.

    Approval of the merger proposal requires the affirmative vote of a majority of the outstanding eshare common shares entitled to vote at the eshare special meeting. Approval of the amendment to the eshare employee stock purchase plan requires the affirmative vote of a majority of the votes cast at the special meeting. Please sign and promptly return the proxy card in the enclosed prepaid envelope marked "Proxy," whether or not you expect to attend the special meeting. You can revoke your proxy at any time before it has been voted at the special meeting. Even if you vote by proxy card, you may vote in person if you choose to attend the special meeting. Abstentions by eshare shareholders will have the same effect as a vote against the merger proposal and the amendment to the eshare employee stock purchase plan. The failure to vote your shares will not affect the outcome of the proposed amendment to the eshare employee stock purchase plan, but will have the same effect as a vote against the merger proposal.

BY ORDER OF THE BOARD OF DIRECTORS
KIRK L. SOMERS, SECRETARY
September 17, 2001

ADDITIONAL INFORMATION

    divine has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to divine, eshare has supplied all information contained in this joint proxy statement/prospectus relating to eshare, and Open Market has supplied all information contained in this joint proxy statement/prospectus relating to Open Market.

    This joint proxy statement/prospectus incorporates important business and financial information about divine that is not included in or delivered with this joint proxy statement/prospectus. You may obtain documents that are filed with the SEC and incorporated by reference in this document, without charge, by making an oral or written request to divine or the exchange agent as follows:

divine, inc. Attn: Investor Relations 1301 North Elston Avenue Chicago, Illinois 60622 Telephone: (773) 394-6600 Facsimile: (773) 394-6604 email: ir@divine.com	Computershare Investor Services, LLC
Attn: Bruce Hartney
2 North LaSalle Street
Chicago, Illinois 60602
Telephone: (312) 588-4991, Ext. 4731
Facsimile: (312) 601-4348
email: bruce.hartney@computershare.com

    If you would like to request any of these documents from divine or the exchange agent, please do so at least five days before the date of divine's special meeting in order to receive them before the date of the meeting.

    For a more detailed discussion of the information incorporated into this joint proxy statement/prospectus and where you can find additional information, see "Where You Can Find More Information" beginning on page 228.

    You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the divine proposals, the eshare proposals and the Open Market proposal. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated September 17, 2001. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date or, in the case of documents incorporated by reference, the date of the referenced document, and neither the mailing of this joint proxy statement/prospectus to you nor the issuance of divine common stock in the mergers shall create any implication to the contrary.

    divine and divine interVentures are trademarks of divine, inc. eshare, eshare Connections, eshare Conversations, eshare Expressions, eshare NetAgent and e360 are registered or common law trademarks of eshare communications, Inc. Open Market, Catalog Centre, Content Centre, Content Server, Integration Centre, Marketing Studio, Personalization Centre, Satellite Server, Transact and Future Tense are registered or common law trademarks of Open Market, Inc.

To find any one of the principal sections of this joint proxy statement/prospectus identified below, simply bend the document slightly to expose the black tabs and open the document to the tab that corresponds to the title of the section you wish to read.

QUESTIONS AND ANSWERS ABOUT THE MERGERS

SUMMARY

RISK FACTORS

THE SPECIAL MEETINGS

THE ESHARE MERGER

THE OPEN MARKET MERGER

THE ESHARE MERGER AGREEMENT

AGREEMENTS RELATED TO THE ESHARE MERGER

THE OPEN MARKET MERGER AGREEMENT

AGREEMENTS RELATED TO THE OPEN MARKET MERGER

INFORMATION REGARDING DIVINE

INFORMATION REGARDING ESHARE

INFORMATION REGARDING OPEN MARKET

COMPARISON OF RIGHTS

OTHER INFORMATION

FINANCIAL STATEMENTS

ANNEXES

i

Record Dates for the Special Meetings; Voting Rights	57
Quorum; Required Votes	57
Proxies	59
Solicitation of Proxies	61
THE ESHARE MERGER	62
Structure of the eshare Merger	62
Background of the eshare Merger	62
The Companies' Reasons for the eshare Merger	68
divine's Reasons for the eshare Merger and Recommendation of divine's Board of Directors	68
eshare's Reasons for the eshare Merger and Recommendation of eshare's Board of Directors	70
Opinion of Financial Advisor to divine's Board of Directors	73
Opinion of Financial Advisor to eshare's Board of Directors	79
eshare Merger Consideration	89
Procedures for Exchange of eshare Stock Certificates for the eshare Merger Consideration	90
Dissenters' Rights	90
Treatment of eshare Stock Options	91
Voting Agreement	91
Interests of Certain Persons in the eshare Merger	91
United States Federal Income Tax Consequences	93
Accounting Treatment	98
Regulatory Matters	98
THE OPEN MARKET MERGER	100
Structure of the Open Market Merger	100
Background of the Open Market Merger	100
The Companies' Reasons for the Open Market Merger	106
divine's Reasons for the Open Market Merger and Recommendation of divine's Board of Directors	106
Open Market's Reasons for the Open Market Merger and Recommendation of Open Market's Board of Directors	108
Opinion of Financial Advisor to Open Market's Board of Directors	111
Open Market Merger Consideration	116
Procedures for Exchange of Open Market Stock Certificates for the Open Market Merger Consideration.	116
Dissenters' Rights	117
Treatment of Open Market Stock Options and Warrants	117
Stockholder Agreements	118
Interests of Certain Persons in the Open Market Merger	119
United States Federal Income Tax Consequences	120
Accounting Treatment	122
Regulatory Matters	122

THE ESHARE MERGER AGREEMENT	124
The eshare Merger	124
No Fractional Shares Will Be Issued	124
eshare Stock Certificate Exchange Procedures	125
Treatment of eshare Stock Options	125
Issuance of divine Stock Options to eshare Employees	125
Representations and Warranties	126
Covenants	127
Conditions to the eshare Merger	129
Termination of the eshare Merger Agreement	130
Termination Fee	131
Amendments	131
AGREEMENTS RELATED TO THE ESHARE MERGER	132
The Voting Agreement	132
The Stockholder Agreement	132
The Employment Agreement	133
The Real Estate Option Agreement	134
The Software Distribution Agreement	134
THE OPEN MARKET MERGER AGREEMENT	135
The Open Market Merger	135
No Fractional Shares Will Be Issued	136
Open Market Stock Certificate Exchange Procedures	136
Treatment of Open Market Stock Options and Warrants	136
Representations and Warranties	136
Covenants	138
Conditions to the Open Market Merger	141
Termination of the Open Market Merger Agreement	142
Termination Fee	144
Amendments	145
AGREEMENTS RELATED TO THE OPEN MARKET MERGER	146
The Stockholder Agreements	146
The Credit Agreement	147
The Software Distribution Agreement	147
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	148
INFORMATION REGARDING DIVINE	158
Business	158
divine Common Stock Ownership Information	161
Board of Directors of divine Following the Mergers	163

INFORMATION REGARDING ESHARE	164
Business	164
Properties	171
Legal Proceedings	172
Management's Discussion and Analysis of Financial Condition and Results of Operations	172
Quantitative and Qualitative Disclosures About Market Risk	182
Chairman and Chief Executive Officer	183
Executive Compensation	184
Employment Agreement	184
Compensation Committee Interlocks and Insider Participation	185
Security Ownership of Certain Beneficial Owners and Management	185
Certain Relationships and Related Party Transactions	185
INFORMATION REGARDING OPEN MARKET	186
Business	186
Properties	198
Legal Proceedings	198
Security Ownership of Certain Beneficial Owners and Management	199
Management's Discussion and Analysis of Financial Condition and Results of Operations	202
Quantitative and Qualitative Disclosure About Market Risk	214
COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS AND ESHARE SHAREHOLDERS	215
Capitalization	215
Power to Call Special Stockholders' or Shareholders' Meetings	216
Classified Board of Directors	216
Removal of Directors	216
Action by Written Consent of Stockholders or Shareholders	216
Amendments to By-laws	217
Inspection of Stockholders' List and Shareholders' List	217
Consideration of Other Constituencies	217
Shareholder Approval of Certain Business Combinations	217
Stockholder Rights Plans	218
Dissenters' Rights	219
COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS AND OPEN MARKET STOCKHOLDERS	221
Capitalization	221
Power to Call Special Stockholders' Meetings	221
Classified Board of Directors	222
Removal of Directors	222
Amendments to By-laws	222
Inspection of Stockholders' List	222
Stockholder Rights Plans	223

PROPOSAL TO APPROVE THE AMENDMENT TO THE ESHARE EMPLOYEE STOCK PURCHASE PLAN	224
General	224
Summary of the Plan	224
Amendment Regarding Number of Authorized Shares	224
Federal Income Tax Treatment	224
Vote Required	225
SHAREHOLDER PROPOSALS	226
LEGAL MATTERS	227
EXPERTS	227
WHERE YOU CAN FIND MORE INFORMATION	228
ESHARE CONSOLIDATED FINANCIAL STATEMENTS	F-1
OPEN MARKET CONSOLIDATED FINANCIAL STATEMENTS	F-23
ANNEX A	AGREEMENT AND PLAN OF MERGER (ESHARE)
ANNEX B	VOTING AGREEMENT (ESHARE)
ANNEX C	STOCKHOLDER AGREEMENT (ESHARE)
ANNEX D	OPINION OF ROBERTSON STEPHENS, INC. (ESHARE)
ANNEX E	OPINION OF BROADVIEW INTERNATIONAL LLC (ESHARE)
ANNEX F	TITLE 14, CHAPTER 2, ARTICLE 13, SECTION 1301 ET SEQ. OF THE GEORGIA BUSINESS CORPORATION CODE (ESHARE)
ANNEX G	AGREEMENT AND PLAN OF MERGER (OPEN MARKET)
ANNEX H	STOCKHOLDER AGREEMENTS (OPEN MARKET)
ANNEX I	OPINION OF GOLDMAN, SACHS & CO. (OPEN MARKET)

v

QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q.
What will happen in the eshare merger?

A.
eshare will merge into a wholly-owned subsidiary of divine and will cease its separate corporate existence. eshare common shares will be exchanged for divine common stock based on the eshare exchange ratio. divine stockholders will continue to own their divine common stock. All references to divine common stock in this joint proxy statement/prospectus are to divine's class A common stock and the associated preferred stock purchase rights.

Q.
What will happen in the Open Market merger?

A.
A wholly-owned subsidiary of divine will merge into Open Market and will cease its separate corporate existence. Open Market will then be a wholly-owned subsidiary of divine. Shares of Open Market's common stock and Series E preferred stock will be converted into divine common stock based on the Open Market exchange ratio. divine stockholders will continue to own their divine common stock.

Q.
What will eshare shareholders receive in the eshare merger?

A.
If we complete the eshare merger, eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own. This number will be based on the average closing price of divine common stock on the Nasdaq National Market for the ten trading days ending two trading days prior to the closing date of the eshare merger. We refer to the result of this average calculation as the divine market value calculation.

•
If the divine market value calculation is greater than $2.39 but less than $2.82, then eshare shareholders will receive 1.30 shares of divine common stock for each eshare common share they own.

•
If the divine market value calculation is $2.82 or greater, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.653 divided by the divine market value calculation.

•
If the divine market value calculation is $2.39 or less, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.12 divided by the greater of the divine market value calculation or $1.00.

  As an example only, if the divine market value calculation is $5.00, then eshare shareholders will receive 0.7306 shares of divine common stock for each eshare common share they own. Alternatively, if the divine market value calculation is $1.00, eshare shareholders will receive 3.12 shares of divine common stock for each eshare common share they own.

  If the number of shares of divine common stock to be issued in the eshare merger exceeds 28,546,506, then divine may elect to pay cash instead of all or any portion of the divine common stock otherwise issuable to eshare shareholders in excess of 28,546,506 shares. However, because divine and eshare intend for the eshare merger to be a tax-free reorganization, divine will not pay cash in excess of 50% of the total consideration paid to all eshare shareholders. The per share amount of these cash payments will be equal to the divine market value calculation. divine will not issue fractional shares. eshare shareholders who would otherwise be entitled to receive a fractional share will instead receive cash based on the market value of the fractional share of divine common stock.

  We urge you to obtain current market quotations for divine common stock and eshare common shares before making any decision on the eshare merger.

Q.
What will Open Market stockholders receive in the Open Market merger?

A.
If we complete the Open Market merger, Open Market stockholders will receive a number of shares of divine common stock for each share of Open Market common stock they own or have the right to acquire upon conversion of the shares of Series E preferred stock they own. This number will be determined by dividing (1) 44,285,714 by (2) the number of issued and outstanding shares of Open Market common stock as of the closing of the Open Market merger, including, for this purpose, all shares of Open Market common stock that would be issued upon conversion of all outstanding shares of Open Market Series E preferred stock (which depends upon the market price of Open Market common stock), but less shares of Open Market common stock issued after August 3, 2001 pursuant to Open Market's employee stock purchase plans and pursuant to the exercise of Open Market options or warrants. Assuming that all outstanding shares of Open Market's Series E preferred stock had been converted as of September 10, 2001, the number of issued and outstanding shares of Open Market common stock would be 53,392,546 (excluding Open Market options and warrants) and the exchange ratio would be 0.8326. The maximum exchange ratio will be 0.8394 and the minimum exchange ratio will be 0.8326.

  We urge you to obtain current market quotations for divine common stock and Open Market common stock before making any decision on the Open Market merger.

Q.
What do I need to do now?

A.
After carefully reading and considering the information contained and incorporated by reference in this joint proxy statement/prospectus, please vote your shares by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at your special meeting. divine stockholders may also vote by telephone or over the Internet instead of by mailing their proxy card. The divine, eshare and Open Market special meetings will take place on October 19, 2001. The boards of directors of divine, eshare and Open Market recommend that their respective stockholders or shareholders vote in favor of the respective mergers.

Q.
How do I vote my divine shares by telephone or over the Internet?

A.
divine stockholders may vote by telephone or over the Internet instead of by mailing their proxy cards. If you vote by telephone or over the Internet, you will be required to have the control number appearing on your proxy card available in order to submit your vote. A properly completed telephone or Internet vote has the same effect as if you marked, signed and returned the proxy card by mail. See the instructions on the proxy card for a detailed description of the telephone and Internet voting procedures.

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
Your broker will only vote your shares if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not give your broker instructions on how to vote your shares, they will not be voted on the proposed mergers. For eshare shareholders and Open Market stockholders, this will have the same effect as voting against the proposed mergers.

Q.
What vote is required to approve the mergers?

A.
For divine, the affirmative vote of a majority of the outstanding shares of divine common stock present and entitled to vote at the divine special meeting is required to approve the issuance of divine common stock in each of the mergers. If you are a divine stockholder, you will be voting on two separate merger proposals, each of which is independent of the other.

  For eshare, the affirmative vote of a majority of the outstanding eshare common shares is required to approve and adopt the eshare merger agreement and the eshare merger.

  For Open Market, the affirmative vote of a majority of the outstanding shares of Open Market common stock and Series E preferred stock, voting on an as converted basis (approximately 655 votes per share of outstanding Series E preferred stock) and together with the common stock as a single class, entitled to vote at the special meeting is required to approve and adopt the Open Market merger agreement and the Open Market merger.

Q.
Why is divine calling a special meeting?

A.
Under the rules of the Nasdaq National Market, each merger will require the approval of the divine stockholders if the number of shares of divine common stock to be issued in each merger will equal or exceed 20% of the number of shares of divine common stock outstanding immediately before the merger. We will not know the exact number of shares of divine common stock to be issued in the eshare merger until after the dates of the special meetings. However, if at any time on or before the date of the divine special meeting, divine determines that the number of shares of divine common stock to be issued in connection with the eshare merger will not require divine stockholder approval under the rules of the Nasdaq National Market, divine may elect to eliminate the proposal regarding the eshare merger from the divine stockholder meeting, in which case, divine will issue a press release to that effect.

  Although we will not know the exact number of shares of divine common stock to be issued in the Open Market merger, it will exceed 20% of the number of shares of divine common stock outstanding immediately prior to the Open Market merger. Therefore, the Open Market merger will require divine stockholder approval.

Q.
Will I be able to change my vote?

A.
Yes. If you are a stockholder or shareholder of record you may change your vote in any of the following ways:

•
by sending a written notice to the secretary of either divine, eshare or Open Market, as applicable, prior to that company's special meeting, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail to divine, eshare or Open Market, as applicable, prior to that company's special meeting;

•
by telephone or via the Internet, if you are a divine stockholder, by following the instructions provided on your proxy card; or

•
by attending the applicable special meeting and voting in person.

  If your shares are held in the name of a bank, broker or other fiduciary, including under the divine employee stock purchase plan, and you have directed that person to vote your shares, you must instruct that person if you want to change your vote.

Q.
Should eshare shareholders and Open Market stockholders send in their share certificates now?

A.
No. After the relevant merger is completed, the exchange agent will send eshare shareholders and Open Market stockholders, as applicable, written instructions for exchanging their share certificates for certificates representing divine common stock.

Q.
Who is the exchange agent?

A.
Computershare Investor Services, LLC is the exchange agent for both mergers.

Q.
What if I don't vote by proxy or at the special meeting or I abstain?

A.
If an eshare shareholder fails to respond by sending in his, her or its proxy card and fails to vote at the eshare special meeting, or sends in his, her or its proxy card and abstains from voting, it will have the same effect as a vote against the proposed eshare merger. Assuming there is a quorum at the eshare special meeting, an eshare shareholder's failure to vote will have no effect on the outcome of the voting on the proposal to amend the eshare employee stock purchase plan, while an abstention as to that proposal will have the same effect as a vote against the amendment to the eshare employee stock purchase plan.

  If an Open Market stockholder fails to respond by sending in his, her or its proxy card and fails to vote at the Open Market special meeting, or sends in his, her or its proxy card and abstains from voting, it will have the same effect as a vote against the proposed Open Market merger.

  Assuming there will be a quorum at the divine special meeting, a divine stockholder's failure to vote will have no effect on the outcome of the voting, while an abstention as to a particular merger proposal will have the same effect as a vote against that proposal.

  If a divine or Open Market stockholder or an eshare shareholder sends in his, her or its executed proxy card but does not indicate how he, she or it wants to vote on any particular proposal, the proxy will be counted as a vote in favor of that proposal.

Q.
When do you expect to complete the mergers?

A.
We expect to complete the mergers shortly after the special meetings.

Q.
What are the tax consequences of the mergers?

A.
eshare shareholders generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of eshare common shares, except to the extent any cash is paid by divine as part of the eshare merger consideration or for fractional shares. To review the tax consequences to eshare shareholders in greater detail, see "The eshare Merger—United States Federal Income Tax Consequences" beginning on page 93. The tax consequences to each particular eshare shareholder will depend on that shareholder's specific situation. Therefore, each eshare shareholder should consult his, her or its own tax advisor for an understanding of the tax consequences to that shareholder resulting from the eshare merger.

  Open Market stockholders generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of Open Market common stock, except to the extent any cash is paid by divine for fractional shares. To review the tax consequences to Open Market stockholders in greater detail, see "The Open Market Merger—United States Federal Income Tax Consequences" beginning on page 120. The tax consequences to each particular Open Market stockholder will depend on that stockholder's specific situation. Therefore, each Open Market stockholder should consult his, her or its own tax advisor for an understanding of the tax consequences to that stockholder resulting from the Open Market merger.

Q.
How will the eshare and Open Market mergers be affected if divine common stock continues to trade below $1.00 per share on the Nasdaq National Market?

A.
eshare may terminate the eshare merger agreement at any time after the effective date of the registration statement of which this joint proxy statement/prospectus is a part but before the eshare shareholders meeting, if the average closing sale price per share of divine's common stock is less than $1.00 for the ten trading days ending on the trading date immediately prior to the date on which eshare gives divine notice of termination. On September 10, 2001, the closing sale price of divine common stock was $0.82, and the average closing sale price for the ten trading days ending on that date was $0.998. In addition, as a condition to consummating the eshare and Open Market mergers, divine is required to obtain authorization for the listing of the shares of divine common stock to be issued in each of the eshare Merger and the Open Market Merger on the Nasdaq National Market. If divine's common stock continues to trade below $1.00 on the Nasdaq National Market for a period of 30 consecutive business days, divine's common stock may be subject to delisting from the Nasdaq National Market. If divine's common stock is delisted from the Nasdaq National Market prior to closing, eshare or Open Market, as the case may be, may have the right to terminate the merger agreement to which it is a party. See "The eshare Merger Agreement" beginning on page 124, and "The Open Market Merger Agreement" beginning on page 135.

Q.
What will happen if either or both of the mergers are not completed?

A.
The eshare merger and the Open Market merger are independent of each other. It is possible that one or both of the mergers will be completed, or that one or both mergers will not be completed.

  If the eshare merger is not completed for any reason, both divine and eshare may be subject to a number of material risks. For example, under the terms of the eshare merger agreement, either party may be required under limited circumstances to pay the other party a termination fee of $2,000,000. In addition, significant merger-related costs incurred by divine and eshare, such as legal, accounting and financial advisor fees, must be paid by the parties even if the eshare merger is not completed. Also, the prices of divine common stock and eshare common shares may change to the extent that their current market prices reflect a market assumption that the eshare merger will be completed.

  If the Open Market merger is not completed for any reason, both divine and Open Market may be subject to a number of material risks. For example, under the terms of the Open Market merger agreement, either party may be required under limited circumstances to pay the other party a termination fee of $2,600,000. In addition, significant merger-related costs incurred by divine and Open Market, such as legal, accounting and financial advisor fees, must be paid by the parties even if the Open Market merger is not completed. Also, the prices of divine and Open Market common stock may change to the extent that their current market prices reflect a market assumption that the Open Market merger will be completed. See "Risk Factors" beginning on page 32.

Q.
Why are eshare shareholders being asked to approve the amendment to the eshare employee stock purchase plan?

A.
The eshare employee stock purchase plan will not be assumed by divine in the eshare merger. However, eshare shareholder approval of an amendment to this plan is being sought by the eshare board of directors in order to ratify a previous increase in the total number of shares available for purchase under the plan from 250,000 to 301,760 in accordance with the requirements of Section 423 of the Internal Revenue Code.

Q.
What if I have additional questions?

A.
If you have any additional questions about the mergers or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact one of the following:

All stockholders/shareholders:	If you are a divine stockholder:

Computershare Investor
  Services, LLC
Attn: Bruce Hartney
2 North LaSalle Street
Chicago, Illinois 60602
Telephone:(312) 588-4991, Ext. 4731
Facsimile: (312) 601-4348
email: bruce.hartney@computershare.com	divine, inc. Attn: Investor Relations 1301 North Elston Avenue Chicago, Illinois 60622 Telephone: (773) 394-6600 Facsimile: (773) 394-6604 email: ir@divine.com

If you are an eshare shareholder:

eshare communications, Inc.
Attn: Ms. Gail Jarvis
5051 Peachtree Corners Circle
Norcross, Georgia 30092
Telephone: (770) 239-4639
Facsimile: (770) 239-4445
email: gjarvis@eshare.com
If you are an Open Market stockholder:

Open Market, Inc.
Attn: Investor Relations
One Wayside Road
Burlington, Massachusetts 01803
Telephone: (781) 359-7589
Facsimile: (781) 359-8111
email: investors@openmarket.com

SUMMARY

    For your convenience, we have provided a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the mergers fully and for a more complete description of the legal terms of the mergers, you should read carefully this entire document and the other documents to which we have referred you. In particular, eshare shareholders should read the documents incorporated by reference and the documents attached to this joint proxy statement/prospectus, including the eshare merger agreement, voting agreement and stockholder agreement, which are attached as Annexes A, B and C, respectively. Open Market stockholders should read the documents incorporated by reference and the documents related to the Open Market merger that are attached to this joint proxy statement/prospectus, including the Open Market merger agreement and stockholder agreements, which are attached as Annexes G and H, respectively. You should also see "Where You Can Find More Information" beginning on page 228. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in the summary.

The Companies

  divine (page 158)

    divine, inc. provides a combination of Web-based technology, professional services and managed applications capabilities designed to allow clients to rapidly deploy advanced enterprise Web solutions that are integrated with their business strategies and existing software and technical systems. divine's enterprise Web solutions offer businesses the ability to improve collaboration, workflow and business relationships. divine provides these solutions through its four business units: Enterprise Portal Solutions, Software Applications, Professional Services and Managed Applications Services. divine maintains its principal offices at 1301 North Elston Avenue, Chicago, Illinois 60622, telephone (773) 394-6600.

  eshare (page 164)

    eshare communications, Inc. helps businesses effectively communicate with customers by providing integrated customer interaction management, or CIM, solutions. These solutions help both Internet-based and traditional businesses establish and maintain high-quality relationships with their customers, while streamlining the entire customer interaction process and reducing operating inefficiencies. eshare offers a suite of CIM software applications that enables its customers to effectively manage both new and existing customers across multiple communication channels, including voice, e-mail, interactive Web chat and voice-over-internet protocol. eshare maintains its principal offices at 5051 Peachtree Corners Circle, Norcross, Georgia 30092, telephone (770) 239-4000.

  Open Market (page 186)

    Open Market, Inc. is a provider of enterprise content management and delivery application software. Open Market's software solutions are designed to enable businesses and other organizations to use the Internet to optimize interactions with their site visitors, employees, customers and distribution channels in order to reduce costs, accelerate business processes, gain market share, establish new revenue streams and compete in the new online economy. Companies use Open Market's software to build and operate Web sites, rich product catalogs, self-service applications and Web services for their distribution channels, marketplaces and customers. Open Market maintains its principal offices at One Wayside Road, Burlington, Massachusetts 01803, telephone (781) 359-3000.

Structure of the Mergers (pages 62 and 100)

    The eshare Merger.  To accomplish the eshare merger, divine formed a wholly-owned subsidiary, DES Acquisition Company. When the eshare merger is completed, eshare will be merged into DES, and DES will be the surviving corporation. As a result, eshare will cease its separate corporate existence and become a part of DES.

    The Open Market Merger.  To accomplish the Open Market merger, divine formed a wholly-owned subsidiary, DI1 Acquisition Company. When the Open Market merger is completed, DI1 will be merged into Open Market, and Open Market will be the surviving corporation. As a result, DI1 will cease its separate corporate existence and become a part of Open Market, and Open Market will be a wholly-owned subsidiary of divine.

Recommendations of the Boards of Directors (page 56)

    The divine Board.  The board of directors of divine, except for directors not acting at the meetings at which action was taken, has unanimously approved both the eshare and the Open Market mergers and recommends that divine stockholders vote FOR the issuance of divine common stock in each merger.

    The eshare Board.  The board of directors of eshare, with two interested directors excluded, has unanimously approved the eshare merger and recommends that eshare shareholders vote FOR the approval and adoption of the eshare merger agreement and the eshare merger.

    The Open Market Board.  The board of directors of Open Market, with one director absent, has unanimously approved the Open Market merger and recommends that Open Market stockholders vote FOR the approval and adoption of the Open Market merger agreement and the Open Market merger.

    We urge you to obtain current market quotations for divine common stock, eshare common shares and Open Market common stock before making any decision on the mergers.

Opinions of Financial Advisors (pages 73, 79 and 111)

    divine's Financial Advisor.  Robertson Stephens, Inc., divine's financial advisor in connection with the eshare merger, delivered its opinion to the divine board on July 8, 2001, to the effect that the eshare exchange ratio as of July 8, 2001 (which, at the time, would have been 2.08) was fair, from a financial point of view, to divine. divine did not hire a financial advisor in connection with the Open Market merger.

    eshare's Financial Advisor.  Broadview International LLC, eshare's financial advisor, delivered its opinion to the eshare board on July 8, 2001, that the consideration to be received in the eshare merger by holders of eshare common shares is fair, from a financial point of view, to such holders.

    Open Market's Financial Advisor.  Goldman, Sachs & Co., Open Market's financial advisor, delivered its oral opinion to the Open Market board on August 15, 2001, that, as of that date, the exchange ratio set forth in the Open Market merger agreement was fair, from a financial point of view, to the holders of Open Market common stock. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion, dated August 15, 2001.

    The full text of the Robertson Stephens, Broadview and Goldman Sachs opinions are attached as Annexes D, E and I, respectively. divine stockholders and eshare shareholders should read the Robertson Stephens and Broadview opinions in their entirety. Open Market stockholders should read the Goldman Sachs opinion in its entirety. The opinions do not constitute recommendations as to how any divine stockholder, eshare shareholder or Open Market stockholder should vote with respect to the mergers.

Stockholder/Shareholder Approvals (page 57)

    divine. For divine, the affirmative vote of a majority of the outstanding shares of divine common stock present and entitled to vote at the divine special meeting is required to approve the issuance of divine common stock in each of the eshare merger and the Open Market merger. As of the record date of the divine special meeting, divine's directors and executive officers beneficially owned approximately 8.5% of the shares entitled to vote at the divine special meeting. The directors and executive officers of divine have indicated their intention to vote, or cause their shares to be voted, in favor of the eshare merger proposal and have agreed to vote, or cause their shares to be voted, in favor of the Open Market merger proposal. In addition, both Dell Computer Corporation and Microsoft Corporation, which collectively own more than 17% of the shares entitled to vote at the meeting, have agreed to vote, or cause their shares to be voted, in favor of the Open Market merger proposal. See "Agreements Related to the Open Market Merger—The Stockholder Agreements" beginning on page 146 for additional information concerning the agreement of certain stockholders of divine with Open Market to vote in favor of issuing divine common stock necessary to consummate the Open Market merger.

    eshare.  For eshare, the affirmative vote of a majority of the outstanding eshare common shares is required to approve and adopt the eshare merger agreement and the eshare merger, and the affirmative vote of a majority of the votes cast at the eshare special meeting is required to approve the amendment to the eshare employee stock purchase plan. As of the record date for the eshare special meeting, eshare's directors and executive officers beneficially owned approximately 55.3% of the shares entitled to vote at the eshare special meeting. The directors and executive officers of eshare have indicated their intention to vote, or cause their shares to be voted, in favor of the eshare merger proposal. See "Agreements Related to the eshare Merger—The Voting Agreement" beginning on page 132 for additional information concerning Szlam Partners' agreement with divine to vote 10,745,969 of its eshare common shares in favor of the eshare merger proposal.

    Open Market.  For Open Market, the affirmative vote of a majority of the outstanding shares of Open Market common stock and Series E preferred stock, voting on an as converted basis (approximately 655 votes per share of outstanding Series E preferred stock) and together with the common stock as a single class, then entitled to vote at the Open Market special meeting is required to approve and adopt the Open Market merger agreement and the Open Market merger. As of the record date for the Open Market special meeting, Open Market's directors and executive officers beneficially owned shares representing approximately 10.9% of the total number of votes entitled to be cast at the Open Market special meeting. The directors and executive officers of Open Market have agreed to vote, or cause their shares to be voted, in favor of the Open Market merger proposal. See "Agreements Related to the Open Market Merger—The Stockholder Agreements" beginning on page 146 for additional information concerning the agreement of certain stockholders of Open Market with divine to vote in favor of the Open Market merger proposal.

The Special Meetings (page 55)

    The divine Special Meeting.  The divine special meeting is scheduled to be held at 9:00 a.m., local time, on October 19, 2001 at divine's offices located at 1301 North Elston Avenue, Chicago, Illinois 60622. The purpose of the divine special meeting is to vote on a proposal to approve the issuance of divine common stock in the eshare merger, and to vote on a proposal to approve the issuance of divine common stock in the Open Market merger. divine stockholders may also vote on such other matters as may be properly brought before the divine special meeting or any adjournment or postponement. Only divine stockholders of record at the close of business on August 31, 2001 are entitled to vote at the divine special meeting.

    The eshare Special Meeting.  The eshare special meeting is scheduled to be held at 10:00 a.m., local time, on October 19, 2001 at the offices of eshare's legal counsel, Morris, Manning & Martin, LLP, located at 3343 Peachtree Road, NE, 18th Floor, Atlanta, Georgia 30326. The purpose of the eshare special meeting is to vote on a proposal to approve and adopt the eshare merger agreement and the eshare merger, and to vote on a proposal to approve the amendment to the eshare employee stock purchase plan. eshare shareholders may also vote on such other matters as may be properly brought before the eshare special meeting or any adjournment or postponement. Only eshare shareholders of record at the close of business on August 31, 2001 are entitled to vote at the eshare special meeting.

    The Open Market Special Meeting.  The Open Market special meeting is scheduled to be held at 10:00 a.m., local time, on October 19, 2001 at the offices of Open Market's legal counsel, Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109. The purpose of the Open Market special meeting is to vote on a proposal to approve and adopt the Open Market merger agreement and the Open Market merger. Open Market stockholders may also vote on such other matters as may be properly brought before the Open Market special meeting or any adjournment or postponement. Only Open Market stockholders of record at the close of business on August 31, 2001 are entitled to vote at the Open Market special meeting.

Dissenters' Rights (pages 90 and 117)

    eshare.  eshare shareholders are entitled to dissenters' rights under the Georgia Business Corporation Code (attached as Annex F to this joint proxy statement/prospectus) if divine elects to pay a portion of the eshare merger consideration to eshare shareholders in cash, other than for fractional shares, as described under "The eshare Merger—eshare Merger Consideration" beginning on page 89. divine may make this election at any time before or after the eshare special meeting. If divine does not pay any of the eshare merger consideration in cash, other than for fractional shares, then eshare shareholders will not be entitled to dissenters' rights under Georgia law.

    Open Market.  Open Market common stockholders are not entitled to dissenters' rights or appraisal rights under the Delaware General Corporation Law in connection with the Open Market merger.

Conditions to the Mergers (pages 129 and 141)

    The eshare Merger.  The completion of the eshare merger depends on the satisfaction or waiver of a number of conditions, including:

  •
  the approval and adoption of the eshare merger agreement and the eshare merger by eshare shareholders and, if required, the approval of the issuance of divine common stock in the eshare merger by divine stockholders;

  •
  the registration statement of which this joint proxy statement/prospectus is a part must not be the subject of any stop order or proceeding seeking a stop order;

  •
  the absence of government or legal action prohibiting the eshare merger;

  •
  authorization for listing on the Nasdaq National Market of the shares of divine common stock to be issued to eshare shareholders under the eshare merger agreement; and

  •
  receipt by divine and eshare of written opinions from their respective tax counsel stating that the eshare merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    The Open Market Merger.  The completion of the Open Market merger depends on the satisfaction or waiver of a number of conditions, including:

  •
  the approval and adoption of the Open Market merger agreement and the Open Market merger by Open Market stockholders and the approval of the issuance of divine common stock in the Open Market merger by divine stockholders;

  •
  the registration statement of which this joint proxy statement/prospectus is a part must not be the subject of any stop order or proceeding seeking a stop order;

  •
  the absence of government or legal action prohibiting the Open Market merger;

  •
  authorization for listing on the Nasdaq National Market of the shares of divine common stock to be issued to Open Market stockholders under the Open Market merger agreement;

  •
  receipt by divine and Open Market of written opinions from their respective tax counsel stating that the Open Market merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  •
  the absence of a breach of a representation or warranty resulting in a material adverse effect on either Open Market or divine.

Termination (pages 130 and 142)

    The eshare Merger.  divine and eshare can jointly terminate the eshare merger agreement at any time before completing the eshare merger, even if their respective stockholders or shareholders have approved the merger. Either of divine or eshare can also terminate the eshare merger agreement if:

  •
  the eshare merger is not completed on or before December 31, 2001, so long as the failure to complete the eshare merger is not the result of the failure by the terminating party to fulfill its obligations under the eshare merger agreement;

  •
  a government or legal action does not permit the completion of the eshare merger;

  •
  divine's stockholders do not approve the issuance of divine common stock in the merger at the divine special meeting, if a vote is necessary, or eshare's shareholders do not approve and adopt the eshare merger agreement and the eshare merger at the eshare special meeting;

  •
  the other party's board of directors withdraws or modifies its approval or recommendation of the eshare merger agreement or the eshare merger; or

  •
  the other party materially breaches its representations, warranties or covenants in the eshare merger agreement.

    In addition, eshare has the right to terminate the eshare merger agreement on any date after the effective date of the registration statement of which this joint proxy statement/prospectus is a part, but before the date of the eshare special meeting, if the average closing sale price per share of divine common stock is less than $1.00 for the ten trading days ending on the trading day immediately prior to the date on which notice of termination is given. On September 10, 2001, the closing sale price of divine common stock was $0.82, and the average closing sale price for the ten trading days ending on that date was $0.998.

    In general, all fees and expenses incurred in connection with the eshare merger agreement and the transactions contemplated by it will be paid by the party incurring those expenses, whether or not we complete the eshare merger. In certain instances where the eshare merger is not completed, either party also may be obligated to pay to the other party a $2,000,000 termination fee.

    The Open Market Merger.  divine and Open Market can jointly terminate the Open Market merger agreement at any time before completing the Open Market merger, even if their respective stockholders have approved the Open Market merger. Either of divine or Open Market can also terminate the Open Market merger agreement if:

  •
  the Open Market merger is not completed on or before November 30, 2001 (subject to extension under certain circumstances), so long as the failure to complete the Open Market merger is not the result of the failure by the terminating party to fulfill its obligations under the Open Market merger agreement;

  •
  a government or legal action does not permit the completion of the Open Market merger;

  •
  divine's stockholders do not approve the issuance of divine common stock in the Open Market merger at the divine special meeting or Open Market's stockholders do not approve and adopt the Open Market merger agreement and the Open Market merger at the Open Market special meeting;

  •
  the other party's board of directors withdraws or modifies its approval or recommendation of the Open Market merger agreement or the Open Market merger; or

  •
  the other party materially breaches its representations, warranties or covenants in the Open Market merger agreement.

    In general, all fees and expenses incurred in connection with the Open Market merger agreement and the transactions contemplated by it will be paid by the party incurring those expenses, whether or not the Open Market merger is completed. Open Market may be obligated to pay to divine a $2,600,000 termination fee if Open Market terminates the Open Market merger agreement to enter into a superior acquisition proposal with another person, or following termination under other circumstances generally involving a competing transaction. In addition, the amounts then owed by Open Market under its credit agreement with divine generally would become immediately due and payable if Open Market is required to pay the termination fee. If Open Market's stockholders do not approve and adopt the Open Market merger agreement and the Open Market merger at the Open Market special meeting, Open Market may be obligated to pay divine up to $500,000 for its expenses incurred in connection with the proposed Open Market merger. divine may be obligated to pay to Open Market a $2,600,000 termination fee under specified circumstances, including if divine stockholders do not approve the issuance of divine common stock in connection with the Open Market merger. In addition, the amounts then owed by Open Market under its credit agreement with divine may be converted into Open Market common stock.

Treatment of eshare Stock Options (page 91)

    When the eshare merger is completed, each outstanding eshare stock option with an exercise price less than or equal to the product of the closing price of divine common stock on the Nasdaq National Market on the date immediately prior to the closing date of the eshare merger multiplied by the eshare exchange ratio, will convert into a fully exercisable option to purchase a number of shares of divine common stock equal to the number of eshare common shares underlying the stock option multiplied by the eshare exchange ratio. As of September 10, 2001, divine would grant options to purchase approximately 4,700,000 shares of divine common stock upon conversion of these eshare options. The exercise price for the stock options to be granted by divine will be equal to the current exercise price of the corresponding eshare options divided by the eshare exchange ratio. Each outstanding eshare stock option with an exercise price above the result of the divine closing price on the date immediately prior to the closing date of the eshare merger multiplied by the eshare exchange ratio will be cancelled.

Treatment of Open Market Stock Options and Warrants (page 117)

    When the Open Market merger is completed, each outstanding option and warrant to purchase shares of Open Market common stock will be converted into an option or warrant to purchase the number of shares of divine common stock equal to the number of shares of Open Market common stock subject to such option or warrant multiplied by the Open Market exchange ratio, with an exercise price equal to the exercise price of that option or warrant divided by the Open Market exchange ratio. Assuming that all outstanding shares of Open Market's Series E preferred stock had been converted as of September 10, 2001, divine would grant options and warrants to purchase approximately 9,800,000 shares of divine common stock.

Voting Agreement (page 132)

    divine has entered into a voting agreement with Szlam Partners, L.P., an entity beneficially owned by Aleksander Szlam, the chairman and chief executive officer of eshare. Under the voting agreement, Szlam Partners has granted divine the right to vote 10,745,969 eshare common shares owned by Szlam Partners in favor of the approval and adoption of the eshare merger agreement and the eshare merger. As of the record date, the shares subject to this agreement represented approximately 49% of the outstanding eshare common shares entitled to vote at the eshare special meeting.

Stockholder Agreements (page 146)

    Open Market, divine and certain of divine's stockholders have entered into stockholder agreements, pursuant to which certain of divine's stockholders have granted Open Market the right to vote 37,841,681 shares of divine common stock owned by them in favor of the approval and adoption of the Open Market merger agreement and the Open Market merger, and the issuance of shares of divine's common stock necessary to complete the Open Market merger. As of the record date, the shares subject to these agreements represented approximately 24% of the outstanding shares of divine common stock entitled to vote at the divine special meeting.

    In addition, divine, Open Market and certain of Open Market's stockholders have entered into stockholder agreements, pursuant to which certain of Open Market's stockholders have granted divine the right to vote 4,973,398 shares of Open Market's common stock in favor of the approval and adoption of the Open Market merger agreement and the merger. As of the record date, the shares subject to these agreements represented approximately 9.5% of the outstanding shares of Open Market common stock entitled to vote at the Open Market special meeting.

Credit Agreement (page 147)

    In connection with the Open Market merger agreement, divine and Open Market entered into a credit agreement, pursuant to which divine made an initial loan of $5.0 million to Open Market and will, upon request, make additional loans to Open Market of $1.5 million per month beginning in October 2001 and $2.5 million per month beginning in January 2002 through March 2002, subject to the earlier consummation of the Open Market merger or the specified termination of the Open Market merger agreement.

Interests of Certain Persons in the eshare Merger (page 91)

    eshare shareholders and divine stockholders should be aware that certain members of the eshare and divine boards of directors and management have interests in the eshare merger that are different from, or are in addition to, the interests of other eshare shareholders and divine stockholders. In particular:

    The Stockholder Agreement.  divine and Szlam Partners, along with Aleksander Szlam, entered into a stockholder agreement under which (1) divine granted Szlam Partners the right to sell to divine a number of shares of divine common stock at a purchase price per share equal to the divine market value calculation, (2) Szlam Partners granted divine the right to purchase from Szlam Partners a number of shares of divine common stock at a purchase price per share equal to the divine market value calculation, and (3) Szlam Partners agreed to restrictions on its right to transfer shares of divine common stock, other than as described above, for a period of twelve months, in each case following consummation of the eshare merger.

    The Employment Agreement.  Pursuant to the stockholder agreement, divine and Mr. Szlam agreed to enter into an employment agreement simultaneously with the closing of the merger. The terms of the employment agreement provide that Mr. Szlam will be employed by divine for an initial three-year term as chief strategy officer and president—CIM businesses and will receive a salary of $400,000 per year and a bonus of up to $600,000 per year subject to approval of the compensation committee of divine's board of directors. divine has also agreed to appoint Mr. Szlam to its board of directors and nominate him to continue as a director at its 2002 annual meeting of stockholders. Mr. Szlam's employment agreement contains customary confidentiality and non-solicitation provisions and prohibits Mr. Szlam from competing against the combined entity during the term of the agreement and for a period of three years after the termination of the agreement.

    The Real Estate Option Agreement.  Szlam Partners and Melita House, Inc., a corporation owned by Mr. Szlam, own the properties at which eshare's U.S. and United Kingdom headquarters, respectively, are located. Pursuant to the stockholder agreement, divine agreed to enter into a real estate option agreement with Szlam Partners and Melita House upon the closing of the merger under which divine will pay Szlam Partners $3,702,978 for a ten-year option to purchase eshare's property in the U.S. for $14,560,000, and pay Melita House $2,047,022 for a ten-year option to purchase eshare's property in the U.K. for £5,714,668. Under the real estate option agreement, Szlam Partners and Melita House will agree not to raise the rental amounts due under, or otherwise adversely modify, the leases for these properties so long as the surviving company is not in default under the leases.

    divine Interested Director Ownership.  Andrew J. Filipowski, the chairman and chief executive officer of divine, is also a director of eshare. As of the record date, Mr. Filipowski beneficially owned 413,333 eshare common shares, representing approximately 2.0% of the total eshare common shares outstanding as of the record date.

    Indemnification; Insurance.  The eshare merger agreement provides that, for a period of six years from the closing of the eshare merger, the surviving corporation will provide rights to indemnification benefiting eshare's directors and officers that are at least as favorable as those in effect under eshare's articles of incorporation and bylaws as of the date of the eshare merger agreement. The surviving corporation will also provide directors' and officers' liability insurance covering those persons who were covered by eshare's directors' and officers' liability insurance policy as of the date of the eshare merger agreement. However, the surviving corporation will not be required to spend more than 150% of the annual premium paid by eshare for that coverage as of the date of the eshare merger agreement.

    Stock Option Acceleration.  Vesting of options to purchase eshare common shares under eshare's stock option plans will accelerate upon the completion of the eshare merger. Based on the divine market value calculation on September 10, 2001, divine would grant options to purchase divine common stock with respect to options to purchase 738,750 eshare common shares held by eshare directors and executive officers.

Interests of Certain Persons in the Open Market Merger (page 119)

    Open Market stockholders and divine stockholders should be aware that certain members of the Open Market board of directors and management have interests in the Open Market merger that are different from, or are in addition to, the interests of other Open Market stockholders and divine stockholders. In particular:

    Indemnification; Insurance.  The Open Market merger agreement provides that, for a period of six years from the closing of the Open Market merger, the surviving corporation will provide rights to indemnification benefiting Open Market's directors and officers that are at least as favorable as those in effect under Open Market's certificate of incorporation and bylaws as of the date of the Open Market merger agreement. The surviving corporation will also provide directors' and officers' liability insurance covering those persons who were covered by Open Market's directors' and officers' liability insurance policy as of the date of the Open Market merger agreement. However, the surviving corporation will not be required to spend more than $2,000,000 for the aggregate premium for that coverage.

    Stock Option Acceleration.  Vesting of options to purchase Open Market's common stock granted to directors of Open Market under Open Market's stock option plans accelerate at the effective time of the Open Market merger agreement. As of the record date, options to purchase shares of Open Market common stock held by Open Market directors would become options to acquire 1,506,833 shares of divine common stock, based on an exchange ratio of 0.8326.

    Executive Retention Agreements.  Open Market has entered into executive retention agreements with certain members of its management. The retention agreements generally provide for severance benefits, including the acceleration of the vesting of options, if (1) Open Market terminates the executive other than termination for cause, disability or death, or (2) the executive terminates his or her employment for good reason (as defined in his or her retention agreement), within 12 months after a change in control (as defined in his or her retention agreement). The Open Market merger will constitute a change in control under the retention agreements.

    Employment Agreement between Mr. LaVigne and Open Market.  Pursuant to an employment agreement, dated December 1, 2000, by and between Open Market and Harland K. LaVigne, Open Market's chairman, president and chief executive officer, in the event of a change in control of Open Market (as defined in the employment agreement), Mr. LaVigne is entitled to receive a payment equal to his annual base salary of $420,000 and annual target bonus of $126,000 and continuation of the benefits described in the employment agreement for one-year period following that change in control. The Open Market merger would qualify as a change in control under the employment agreement. In addition, all of Mr. LaVigne's unvested Open Market options will become immediately exercisable. Mr. LaVigne is entitled to the payments, continuation of benefits and accelerated vesting of his options regardless of whether he remains an employee of Open Market following the

Open Market merger or if his employment is terminated on or after the effective time of the Open Market merger.

    Extension of Exercise Period of Options Granted to Non-Management Directors.  divine has agreed to extend the time period during which current non-management members of Open Market's board of directors may exercise options to purchase an aggregate of 50,000 shares of Open Market common stock. These options would normally expire 90 days after these board members' last day of service as Open Market directors. The closing date of the Open Market merger would be the last day of service for these directors. Pursuant to the extension, these options, as converted to options to purchase divine common stock, will expire on a date 18 months after the closing date of the Open Market merger.

United States Federal Income Tax Consequences (pages 93 and 120)

    Neither eshare shareholders nor Open Market stockholders generally will recognize gain or loss for U.S. federal income tax purposes on their exchange of eshare common shares, and Open Market common or preferred shares, respectively, except to the extent they receive cash as part of the merger consideration or for fractional shares. To review the tax consequences to eshare shareholders in greater detail, see "The eshare Merger—United States Federal Income Tax Consequences" beginning on page 93. To review the tax consequences to Open Market stockholders in greater detail, see "The Open Market Merger—United States Federal Income Tax Consequences" beginning on page 120. The tax consequences to each particular eshare shareholder and Open Market stockholder will depend on his, her or its specific situation. Therefore, each eshare shareholder and Open Market stockholder should consult his, her or its own tax advisor for an understanding of the tax consequences resulting from the mergers.

Accounting Treatment (pages 98 and 122)

    divine will record the mergers using the purchase method of accounting in accordance with U.S. generally accepted accounting principles.

Regulatory Matters (pages 98 and 122)

    eshare's, Open Market's and divine's obligations to complete the mergers are subject to their receipt of all necessary approvals and the expiration of all applicable waiting periods required by U.S. laws. divine and eshare, and divine and Open Market, respectively, have made filings and taken other actions, and will continue to take actions, needed to obtain approvals from all appropriate authorities, including the SEC and, in the case of divine and eshare, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice. The Federal Trade Commission has granted early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the eshare merger.

divine's Recent Developments (page 160)

    Since July 1, 2001, divine has completed, or entered into agreements in connection with, a number of acquisitions to further its business strategy.

    On July 6, 2001, divine entered into an agreement and plan of merger and reorganization with RoweCom Inc. RoweCom is a leading business-to-business provider of high quality service and e-commerce solutions for purchasing and managing the acquisition of magazines, newspapers, journals and e-journals, books and other printed sources of commercial, scientific and general interest information and analysis. RoweCom targets clients in knowledge-intense industries, such as business and financial services; biomedical; academia and the federal government; and corporate and professional services. Under the terms of the RoweCom merger agreement, each of the approximately 13,552,745 outstanding shares of RoweCom common stock will be converted into the right to receive 0.75 shares of divine common stock, and RoweCom will become a wholly-owned subsidiary of divine. Based on the closing price of divine common stock of $0.82 on September 10, 2001, the RoweCom transaction would have an aggregate value of approximately $8,334,938. Completion of the RoweCom merger is subject to a number of conditions, including the approval of the RoweCom merger by RoweCom's stockholders and the satisfaction of certain financing conditions by RoweCom and its subsidiaries. divine anticipates that RoweCom's content offerings and procurement technology will be key components of divine's enterprise portal solutions and international expansion.

    On July 18, 2001, divine acquired the 67% of the equity interests of Emicom Group, Inc. that divine did not already own in exchange for a total of 13.8 million shares of divine common stock. Emicom had been an associated company of divine since April 2000, when divine acquired a 33% interest in it. Emicom is a technology holding company that provides capital and advisory services to early-stage technology companies located in Israel. Emicom partners with privately held technology-related companies in the telecommunications, cellular, Internet infrastructure and enterprise software markets. At the time of the acquisition, Emicom held interests in four technology-related companies and had approximately $34 million in uncommitted cash reserves. divine expects that Emicom will provide divine with a base of operations in the Israeli high-tech market, a platform from which to expand an international customer base and a channel for divine's expansion in Israel and Europe.

    On July 29, 2001, divine entered into an agreement to purchase substantially all of the assets of Intira Corporation, subject to bankruptcy court approval. Intira provides information technology and network infrastructure for online business applications and is based in Pleasanton, California. Under the terms of the purchase agreement, divine will purchase substantially all of the assets of Intira for $1 million in cash, provide Intira with a $6.8 million debtor-in-possession credit facility and assume certain obligations which divine intends to restructure on more favorable terms. The acquisition of the Intira assets is expected to add to divine's capabilities in its Managed Applications business unit and to provide opportunities for divine's other business units.

    In August 2001, divine acquired certain assets, subject to certain liabilities, of Fracta Networks, Inc., a provider of personal content management solutions. Among the assets divine acquired was Fracta Networks' software, FractaNet, an application that allows users to easily capture portions of documents, spreadsheets or Web sites. For these assets, divine issued warrants to purchase 1,000,000 shares of divine common stock. Additionally, divine has agreed to grant Fracta Network's continuing employees options to purchase 468,000 shares of divine common stock.

    In September 2001, divine entered into an agreement to acquire substantially all of the assets of marchFIRST GmbH iI that comprised its former Munich and Hamburg operations. divine has agreed to pay approximately DM 10.5 million (approximately US $4.8 million) for these assets. Upon completion of the acquisition, the assets purchased from marchFIRST

GmbH il will operate as a wholly-owned subsidiary of divine under the name divine GmbH from offices in Munich and Hamburg.

    On September 7, 2001, divine acquired from UBS AG a 21% equity interest in Parlano, Inc. in exchange for 3,596,007 shares of divine common stock. Parlano has been an associated company of divine since February 2000, when divine acquired a 75% equity interest in Parlano. As a result of the acquisition, divine now owns approximately 96% of the issued and outstanding capital stock of Parlano and intends to purchase the remaining interest in a short-form merger in the near future. Parlano, which is headquartered in Chicago, Illinois, is a provider of global solutions for real-time business communications and collaboration in an enterprise environment. The software licensed by Parlano allows information to be captured, filtered and stored in corporate databases and used in knowledge management applications.

    divine anticipates that the integration of these companies into its products and services offering will help divine to deliver a combination of software, technology-based solutions, professional services and hosting/managed applications that allow businesses to increase efficiency, generate revenue, advance their brand and build customer loyalty.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical Financial Data of divine

    You should read carefully divine's consolidated financial statements, including the related notes and divine's "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference in this joint proxy statement/prospectus. The selected data in this section is not intended to replace divine's consolidated financial statements. divine has derived its consolidated statement of operations data for the period from May 7, 1999, its inception, to December 31, 1999 and the year ended December 31, 2000, and its consolidated balance sheet data as of December 31, 1999 and 2000, from its audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. Those consolidated financial statements were audited by KPMG LLP, independent certified public accountants. divine derived its consolidated statement of operations data for the six months ended June 30, 2000 and 2001 and its consolidated balance sheet data as of June 30, 2001 from its unaudited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. In the opinion of divine's management, those unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the audited consolidated financial statements and the related notes. divine's results of operations for the six months ended June 30, 2001 are not necessarily indicative of the results divine may achieve for the full year.

	Period from May 7, 1999 (Inception) to December 31, 1999		Six Months Ended June 30,
		Year Ended December 31, 2000
			2000	2001
			(unaudited)
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenues:
Products	$313	$5,316	$2,330	$4,916
Services	724	38,763	14,977	66,122

Total revenues	1,037	44,079	17,307	71,038
Total operating expenses	10,465	346,621	118,436	157,791
Net loss	(9,407)	(470,319)	(119,568)	(104,132)
Net loss applicable to common stockholders	(12,927)	(528,182)	(161,444)	(104,132)
Basic and diluted net loss per share applicable to common stockholders	$(4.59)	$(7.84)	(15.10)	(0.75)
Shares used in computing basic and diluted net loss per share	2,816	67,391	10,692	139,597
	December 31, 1999	December 31, 2000	June 30, 2001
			(unaudited)
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$162,841	$252,533	$202,177
Working capital	138,279	254,228	222,543
Total assets	238,872	420,181	412,375
Long-term debt and capital lease obligations	289	7,495	65,913
Total stockholders' equity	205,234	367,883	290,183

Selected Historical Financial Data of eshare

    You should read carefully eshare's consolidated financial statements, including the related notes, and "Information Regarding eshare—Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 172 in this joint proxy statement/prospectus. eshare has derived its consolidated balance sheet and statement of operations data as of and for the years ended December 31, 1997, 1998, 1999 and 2000 from its audited consolidated financial statements, of which eshare's audited financial statements as of December 31, 1999 and 2000 and for the years ended December 31, 1998, 1999 and 2000 are included in this joint proxy statement/prospectus. The balance sheet and statement of operations data as of and for the year ended December 31, 1996 was derived from eshare's unaudited financial statements. On September 1, 1999, eshare completed the acquisition of eShare.com, Inc. (formerly eShare Technologies, Inc.). The acquisition was accounted for as a pooling of interests; therefore, all prior period amounts have been restated. eshare has derived its unaudited consolidated balance sheet and statement of operations data as of and for the six months ended June 30, 2000 and 2001 from eshare's unaudited consolidated financial statements included in this joint proxy statement/prospectus. In the opinion of eshare's management, these unaudited consolidated financial statements contain all adjustments (which comprise only normal and recurring accruals) necessary to present fairly eshare's financial information when read in conjunction with the audited financial statements and the related notes. The interim results for the six months ended June 30, 2001 are not necessarily indicative of results eshare may achieve for the full year.

	Year Ended December 31,					Six Months Ended June 30,
	1996	1997	1998	1999	2000	2000	2001
	(in thousands, except per share data)
						(unaudited)
Consolidated Statement of Operations Data:
Revenues:
Product	$32,077	$46,481	$71,333	$63,063	$48,675	$25,867	$18,063
Service	15,944	20,039	25,748	31,792	35,281	15,890	19,659

Total revenues	48,021	66,520	97,081	94,855	83,956	41,757	37,722

Cost of revenues:
Product	11,494	15,577	21,680	19,398	10,738	5,487	3,840
Service	6,994	9,642	13,346	16,765	20,384	8,982	10,707

Total cost of revenues	18,488	25,219	35,026	36,163	31,122	14,469	14,547

Total operating expenses	22,813	34,351	48,006	70,483	71,907	30,753	28,519
(Loss) income from operations	6,720	6,950	14,049	(11,791)	(19,073)	(3,465)	(5,344)
Net (loss) income	6,896	5,816	8,540	(9,958)	(11,117)	(2,058)	(3,197)
Net (loss) income applicable to common shareholders	6,896	5,816	8,540	15,808	(11,117)	(2,058)	(3,197)
Pro forma net income	4,069	2,898
(Loss) earnings per share:
Diluted (loss) earnings per share	$0.39	$0.29	$0.40	$(0.76)	$(0.51)	$(0.10)	$(0.15)
Pro forma diluted (loss) earnings per share	0.23	0.14	0.40	(0.76)	(0.51)	(0.10)	(0.15)
Weighted average shares outstanding:
Diluted	17,475	20,049	21,575	20,758	21,697	21,595	21,957
	December 31,					June 30,
	1996	1997	1998	1999	2000	2000	2001
						(unaudited)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$10,973	$32,116	$30,783	$14,873	$14,727	$15,135	$13,983
Working capital	9,474	32,909	42,656	38,596	21,622	38,629	18,537
Total assets	29,167	58,861	78,484	77,323	72,872	78,302	62,608
Long-term debt	—	185	2,726	74	—	—	—
Total shareholders' equity	12,786	38,649	48,394	53,837	44,390	53,228	41,133

Selected Historical Financial Data of Open Market

    You should read carefully Open Market's consolidated financial statements, including the related notes and Open Market's "Management's Discussion and Analysis of Financial Condition and Results of Operations," beginning on page 202 in this joint proxy statement/prospectus. The merger of FutureTense Inc. with Open Market in October 1999 was accounted for as a pooling of interests and accordingly all prior period financial data has been restated as if the merger took place at the beginning of these periods. Open Market's historical data is not necessarily indicative of future results.

    The selected consolidated balance sheet information presented below as of December 31, 1999 and 2000 and the operating information for each of the three years in the period ended December 31, 2000, have been derived from Open Market's consolidated financial statements that have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this joint proxy statement/prospectus. The selected consolidated balance sheet information as of December 31, 1996, 1997 and 1998 and the operating information for each of the two years in the period ended December 31, 1997 have been derived from Open Market's consolidated financial statements, audited by Arthur Andersen LLP, not appearing in this joint proxy statement/prospectus. Arthur Andersen LLP did not audit the financial statements of FutureTense as of December 31, 1998, and for the year ended December 31, 1998. These financial statements are included in Open Market's consolidated financial statements. These financial statements were audited by other auditors whose report has been furnished to Arthur Andersen LLP, and their opinion, in so far as it relates to amounts included for FutureTense, is based solely upon the report of other auditors. The report of the other auditors for FutureTense as of December 31, 1998, and for the year ended December 31, 1998 is included in this joint proxy statement/prospectus.

    The selected historical financial data as of June 30, 2000 and 2001 and for the six months ended June 30, 2000 and 2001 are derived from Open Market's unaudited financial statements which are included elsewhere in this joint proxy statement/prospectus. The unaudited financial statements include, in Open Market's opinion, all adjustments consisting only of normal, recurring adjustments, necessary for a fair presentation of Open Market's financial position and the results of Open Market's operations for those periods.

		Years Ended December 31,				Six Months Ended June 30,
	1996	1997	1998	1999	2000	2000	2001
	(in thousands, except per share data)
						(unaudited)
Consolidated Operating Information:
Revenues	$22,517	$61,447	$64,546	$83,026	$88,981	$51,340	$25,855
Gross profit	17,021	49,594	45,967	57,454	44,135	29,967	14,422
Loss from operations	(31,854)	(63,757)	(36,559)	(19,717)	(51,221)	(12,459)	(19,177)
Net loss applicable to common shareholders	(29,160)	(62,460)	(36,970)	(19,780)	(37,796)	(56)	(15,016)
Weighted average common shares outstanding — basic and diluted	30,251	34,347	37,815	42,655	45,606	44,965	46,885
Net loss per share — basic and diluted	$(0.96)	$(1.82)	$(0.98)	$(0.46)	$(0.83)	$(0.00)	$(0.32)
		December 31,				June 30,
	1996	1997	1998	1999	2000	2000	2001
						(unaudited)
Consolidated Balance Sheet Information:
Working capital	$69,866	$16,455	$28,309	$27,576	$7,878	$39,301	$2,547
Total assets	89,246	83,590	99,200	88,805	70,075	97,126	33,915
Long-term debt, net of current maturities	25	997	2,937	2,657	—	2,623	—
Stockholders' equity	69,724	36,380	41,436	49,958	20,657	58,016	7,564

Unaudited Selected Pro Forma Condensed Combined Financial Information

    The following unaudited pro forma combined financial information describes the pro forma effect of divine's proposed acquisitions of eshare and Open Market on the:

  •
  unaudited statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000 of divine; and

  •
  unaudited balance sheet as of June 30, 2001 of divine.

    The following unaudited pro forma combined financial information also describes the pro forma effect of divine's proposed acquisition of RoweCom Inc. discussed below. The purpose of this pro forma financial information is to demonstrate how the combined financial statements of these businesses might have appeared if each of the mergers had been completed at the beginning of the periods presented.

    In addition to the pending mergers involving divine and eshare and divine and Open Market, on July 6, 2001, divine entered into an agreement and plan of merger and reorganization with RoweCom Inc., a business-to-business provider of e-commerce solutions for purchasing and managing print and e-content knowledge resources, including magazines, newspapers, journals and e-journals, books and other sources of commercial, scientific and general interest information and analysis. Completion of the RoweCom merger is subject to a number of conditions, including the approval of the merger by RoweCom's stockholders and the satisfaction of certain financing conditions by RoweCom and its subsidiaries. The following unaudited selected pro forma condensed combined financial information reflects the acquisitions of eshare and Open Market alone as well as the acquisitions of eshare, Open Market and RoweCom together.

    divine has prepared the pro forma financial information using the purchase method of accounting for all these transactions. Because the pro forma financial information is based upon the financial condition and operating results of eshare, Open Market and RoweCom during periods when they were not under the control, influence or management of divine, the information presented may not be indicative of the results that would have actually occurred had the acquisitions been completed as of the respective periods presented, nor is it indicative of future financial or operating results. divine expects to incur reorganization and integration expenses as well as potential operating efficiencies as a result of the acquisitions of eshare, Open Market and RoweCom. The unaudited selected pro forma condensed combined financial information does not reflect any of these potential expenses and synergies that may occur due to the integration of eshare, Open Market and RoweCom with divine, nor does it take into account the effect of any potential changes to accounting policies, including with respect to the recognition of revenues, of the acquired entities after the mergers due to the integration of their businesses into divine's business model. The unaudited selected pro forma condensed combined financial information should be read in conjunction with the historical financial statements of divine, including the related notes, incorporated by reference in this joint proxy statement/prospectus, the historical financial statements of eshare and Open Market, including the related notes included elsewhere in this joint proxy statement/prospectus, and the unaudited pro forma condensed combined financial statements, including the related notes, included elsewhere in this joint proxy statement/prospectus.

Unaudited Selected Pro Forma Condensed Combined Financial Information
as of June 30, 2001
(in thousands)

	divine	eshare	eshare Pro Forma Adjustments	divine/eshare Pro Forma Combined	Open Market	Open Market Pro Forma Adjustments	divine/ Open Market Pro Forma Combined	divine/eshare/ Open Market Pro Forma Combined	RoweCom	RoweCom Pro Forma Adjustments	divine/eshare/ Open Market/ RoweCom Pro Forma Combined
Cash and cash equivalents	$202,177	$9,620	$(6,250)	$205,547	$6,756	$(5,500)	$203,433	$206,803	$5,742	$(500)	$212,045
Working capital	222,543	18,537	(6,302)	234,778	2,547	(5,500)	219,590	231,825	(41,583)	(500)	189,742
Total assets	412,375	62,608	31,546	506,529	33,915	50,354	496,644	590,798	85,710	34,835	711,343
Long-term debt and capital lease obligations	65,913	—	—	65,913	—	—	65,913	65,913	—	—	65,913
Total stockholders' equity (deficit)	290,183	41,133	32,888	364,204	7,564	53,992	351,739	425,760	(19,060)	34,835	441,535

Unaudited Selected Pro Forma Condensed Combined Financial Information
for the six months ended June 30, 2001
(in thousands, except per share data)

	divine	eshare	eshare Pro Forma Adjustments	divine/eshare Pro Forma Combined	Open Market	Open Market Pro Forma Adjustments	divine/ Open Market Pro Forma Combined	divine/eshare/ Open Market Pro Forma Combined	RoweCom	RoweCom Pro Forma Adjustments	divine/eshare/ Open Market/ RoweCom Pro Forma Combined
Revenues	$71,038	$37,722	$—	$108,760	$25,855	$—	$96,893	$134,615	$149,255	$—	$283,870
Total operating expenses	157,791	43,066	7,122	207,979	45,032	8,859	211,682	261,870	163,611	5,290	430,771
Net loss from continuing operations	(104,132)	(3,197)	(8,920)	(116,249)	(14,702)	(8,859)	(127,693)	(139,810)	(16,922)	(6,168)	(162,900)
Net loss from continuing operations applicable to common stockholders	(104,132)	(3,197)	(8,920)	(116,249)	(15,016)	(8,545)	(127,693)	(139,810)	(16,922)	(6,168)	(162,900)
Basic and diluted net loss per share applicable to common stockholders	$(0.75)			$(0.57)			$(0.69)	$(0.56)			$(0.63)
Shares used in computing basic and diluted net loss per share	139,597			203,975			184,052	248,430			258,594

Unaudited Selected Pro Forma Condensed Combined Financial Information
for the year ended December 31, 2000
(in thousands, except per share data)

	divine	eshare	eshare Pro Forma Adjustments	divine/eshare Pro Forma Combined	Open Market	Open Market Pro Forma Adjustments	divine/ Open Market Pro Forma Combined	divine/eshare/ Open Market Pro Forma Combined	RoweCom	RoweCom Pro Forma Adjustments	divine/eshare/ Open Market/ RoweCom Pro Forma Combined
Revenues	$44,079	$83,956	$(1,815)	$126,220	$88,981	$—	$133,060	$215,201	$347,581	$—	$562,782
Total operating expenses	346,621	103,029	12,577	462,227	140,202	15,873	502,696	618,302	413,752	8,056	1,040,110
Net loss from continuing operations	(470,319)	(11,117)	(21,934)	(503,370)	(37,796)	(15,873)	(523,988)	(557,039)	(75,186)	(8,056)	(640,281)
Net loss from continuing operations applicable to common stockholders	(528,182)	(11,117)	(21,934)	(561,233)	(37,796)	(15,873)	(581,851)	(614,902)	(75,186)	(8,056)	(698,144)
Basic and diluted net loss per share applicable to common stockholders	$(7.84)			$(4.26)			$(5.20)	$(3.49)			$(3.75)
Shares used in computing basic and diluted net loss per share	67,391			131,768			111,846	176,223			186,388

Comparative Per Share Data

    In the following table, we provide you with historical per share data and combined per share data on an unaudited pro forma basis. The pro forma information below assumes that the acquisitions of eshare, Open Market and RoweCom occurred on January 1, 2000, that 2.935 shares of divine common stock were issued in exchange for each eshare common share, that 0.8326 shares of divine common stock were issued in exchange for each share of Open Market common stock and that 0.75 shares of divine common stock were issued in exchange for each share of RoweCom common stock. This data should be read along with the selected historical consolidated financial data included in this joint proxy statement/prospectus, the historical consolidated financial statements of divine and the related notes, incorporated herein by reference, and the historical consolidated financial statements of eshare and Open Market and the related notes included elsewhere in this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations for future periods or the results that actually would have occurred had the entities been a single entity during the periods presented.

	Year Ended December 31, 2000	Six Months Ended June 30, 2001
HISTORICAL PER SHARE DATA
Basic and diluted net loss per share from continuing operations:
divine	$(7.84)	$(0.75)
eshare	(0.51)	(0.15)
Open Market	(0.83)	(0.32)
RoweCom	(6.48)	(1.36)
Book value per share at period end:(1)
divine	$2.76	$1.99
eshare	2.04	1.88
Open Market	0.44	0.16
RoweCom	(0.14)	(1.52)

PRO FORMA PER SHARE DATA
divine/eshare pro forma per share data
Pro forma combined loss per share from continuing operations—basic and diluted:
Per divine share	$(4.26)	$(0.57)
Per equivalent eshare share(2)	(12.50)	(1.67)
Pro forma combined book value per share at period end(4):
Per divine share	N/A	1.73
Per equivalent eshare share(2)	N/A	5.09
divine/Open Market pro forma per share data
Pro forma combined loss per share from continuing operations—basic and diluted:
Per divine share	$(5.20)	$(0.69)
Per equivalent Open Market share(3)	(4.31)	(0.57)
Pro forma combined book value per share at period end(4):
Per divine share	N/A	1.85
Per equivalent Open Market share(3)	N/A	1.54
divine/eshare/Open Market pro forma per share data
Pro forma combined loss per share from continuing operations—basic and diluted:
Per divine share	$(3.49)	$(0.56)
Per equivalent eshare share(2)	(10.24)	(1.64)
Per equivalent Open Market share(3)	(2.89)	(0.47)
Pro forma combined book value per share at period end(4):
Per divine share	N/A	1.67
Per equivalent eshare share(2)	N/A	4.90
Per equivalent Open Market share(3)	N/A	1.39
divine/eshare/Open Market/RoweCom pro forma per share data
Pro forma combined loss per share from continuing operations—basic and diluted:
Per divine share	$(3.75)	$(0.63)
Per equivalent eshare share(2)	(11.01)	(1.85)
Per equivalent Open Market share(3)	(3.11)	(0.52)
Pro forma combined book value per share at period end(4):
Per divine share	N/A	1.67
Per equivalent eshare share(2)	N/A	4.90
Per equivalent Open Market share(3)	N/A	1.39

(1)
Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock, net of treasury shares, outstanding at the end of each period.

(2)
The unaudited equivalent eshare pro forma per share amounts are calculated by multiplying the unaudited combined pro forma per share divine amounts by the assumed eshare exchange ratio of 2.935.

(3)
The unaudited equivalent Open Market pro forma per share amounts are calculated by multiplying the unaudited combined pro forma per divine share amounts by the assumed share exchange ratio of 0.8326 divine shares for each outstanding share of Open Market common stock.

(4)
Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock and the exchangeable shares outstanding at the end of the period.

Comparative Stock Price Information

    The eshare Merger. The following table sets forth the last sale prices per share of eshare common shares and divine common stock on the Nasdaq National Market on July 6, 2001, the last trading day prior to the public announcement of the proposed eshare merger, and on September 10, 2001, the most recent date for which prices were practicably available prior to the date of this document. The table also sets forth the value of the divine common stock that an eshare shareholder would have received for one eshare common share, assuming that the eshare merger had taken place on those dates, and assuming that divine had not elected to pay any portion of the merger consideration in cash, other than for fractional shares. These numbers have been calculated by multiplying the last sale price per share of divine common stock on those dates by the adjusted eshare exchange ratio. The actual value of the divine common stock that an eshare shareholder will receive on the date of the eshare merger may be higher or lower than the prices set forth below. We urge you to obtain current market quotations for divine common stock and eshare common shares before making any decision on the eshare merger.

	Last sale price of eshare common shares	Last sale price of divine common stock	divine market value calculation	Adjusted exchange ratio	Value of divine common stock received per eshare common share
July 6, 2001	$1.28	$1.50	$1.61	1.938	$2.91
September 10, 2001	1.90	0.82	1.063	2.935	2.41

    The Open Market Merger. The following table sets forth the last sale prices per share of Open Market common stock and divine common stock on the Nasdaq National Market on August 15, 2001, the last trading day prior to the public announcement of the proposed Open Market merger, and on September 10, 2001, the most recent date for which prices were practicably available prior to the date of this document. The table also sets forth the value of the divine common stock that an Open Market stockholder would have received for one share of Open Market common stock, assuming that the Open Market merger had taken place on those dates, in each case, and assuming that divine paid cash for fractional shares. These numbers have been calculated by multiplying the last sale price per share of divine common stock on those dates by the Open Market adjusted exchange ratio. The actual value of the divine common stock that an Open Market stockholder will receive on the date of the Open Market merger may be higher or lower than the prices set forth below. We urge you to obtain current market quotations for divine common stock and Open Market common stock before making any decision on the Open Market merger.

	Last sale price of Open Market common stock	Last sale price of divine common stock	Adjusted exchange ratio	Value of divine common stock received per share of Open Market common stock
August 15, 2001	$1.11	$1.22	0.8419	$1.03
September 10, 2001	$0.48	$0.82	0.8326	0.68

    divine common stock has been traded on the Nasdaq National Market under the symbol "DVIN" since its initial public offering in July 2000. The following table sets forth for the periods indicated quarterly high and low sale prices reported on the Nasdaq National Market for divine common stock. divine has not paid any cash dividends during the periods presented and does not anticipate paying cash dividends in the foreseeable future.

	High	Low
Fiscal Year Ending December 31, 2001:
Third Quarter (through September 14, 2001).	$2.15	$0.79
Second Quarter.	2.84	1.09
First Quarter	2.06	1.00
Fiscal Year Ended December 31, 2000:
Fourth Quarter	$4.25	$1.00
Third Quarter (beginning July 12, 2000)	12.44	3.62

    eshare common shares have been traded on the Nasdaq National Market under the symbol "ESHR" since its initial public offering in June 1997. The following table sets forth for the periods indicated quarterly high and low sale prices reported on the Nasdaq National Market for eshare common shares. eshare has not paid any cash dividends during the periods presented.

	High	Low
Fiscal Year Ending December 31, 2001:
Third Quarter (through September 14, 2001).	$2.98	$1.15
Second Quarter	2.12	0.62
First Quarter	1.95	0.47
Fiscal Year Ended December 31, 2000:
Fourth Quarter	$3.62	$0.75
Third Quarter	7.00	1.87
Second Quarter	12.25	4.62
First Quarter	26.00	11.25
Fiscal Year Ended December 31, 1999:
Fourth Quarter	$29.12	$3.44
Third Quarter	13.50	7.62
Second Quarter	16.87	9.37
First Quarter	25.12	11.00

    Open Market common stock has been traded on the Nasdaq National Market under the symbol "OMKT" since its initial public offering in May 1996. The following table sets forth for the periods indicated quarterly high and low sale prices reported on the Nasdaq National Market for shares of Open Market common stock. Open Market has not paid any cash dividends during the periods presented.

	High	Low
Fiscal Year Ending December 31, 2001:
Third Quarter (through September 14, 2001)	$1.32	$0.46
Second Quarter	2.02	0.81
First Quarter	5.13	1.03
Fiscal Year Ending December 31, 2000:
Fourth Quarter	$6.13	$0.94
Third Quarter	14.50	5.25
Second Quarter	26.50	7.88
First Quarter	65.50	23.88
Fiscal Year Ending December 31, 1999:
Fourth Quarter	$49.86	$12.85
Third Quarter	16.25	11.25
Second Quarter	17.50	11.50
First Quarter	17.44	11.19

RISK FACTORS

    In addition to the other information contained or incorporated by reference in this joint proxy statement/prospectus, you should carefully consider the following factors in evaluating the proposals to be voted on at your special meeting and the acquisition by the eshare shareholders and Open Market stockholders of divine common stock. For periods following the mergers, we have assumed the consummation of the RoweCom merger. References to the products, businesses, financial results or financial condition of divine, eshare and Open Market mean our combined enterprise and its subsidiaries, including RoweCom. We have separated the risks into three groups: risks relating to the proposed mergers, risks relating to the combined entity and risks relating to ownership of divine common stock. References to "we," "us" and "our" in "—Risks Relating to the Proposed Mergers" refer to the combined divine/eshare/Open Market entity following the completion of the mergers. References to "we," "us" and "our" in "—Risks Relating to the Combined Entity" and "—Risks Relating to Owning divine Common Stock" refer to the combined divine/eshare/Open Market/RoweCom entity following completion of the mergers.

Risks Relating to the Proposed Mergers

    We may be unable to successfully integrate our operations and personnel and, as a result, may not realize the expected benefits of the mergers.

    These two mergers require the integration of our companies, which have previously operated independently. We may not accomplish this integration smoothly, quickly, successfully, or at all. The successful combination of the companies will require significant effort, managerial resources, time and expense. divine, eshare and Open Market have different systems and procedures in many operational areas that must be rationalized and integrated. Integration also may be difficult because divine is based in Chicago, Illinois, eshare is based in Norcross, Georgia, and Open Market is based in Burlington, Massachusetts. This integration may be further complicated by the possible simultaneous integration of RoweCom's operations. While we integrate operations, management may be distracted, and employee uncertainty and lack of focus may disrupt our operations. As often occurs with mergers of technology/services companies, during the pre-merger and integration phases, competitors may intensify their efforts to recruit key employees. Employee uncertainty regarding the effects of the mergers could also increase turnover. Failure to quickly and effectively accomplish the integration of our operations could have a material adverse effect on our business, financial condition and results of operations.

    If we are unable to successfully integrate our products and technologies on a timely basis, we may not realize the expected benefits of the proposed mergers.

    After the mergers, we will need to integrate our product development operations, technologies and products. This integration may be difficult and unpredictable because divine's, eshare's and Open Market's products are highly complex and were developed independently and without regard to this integration. Successful integration will also require coordination of previously independent development and engineering teams, as well as sales and marketing efforts and personnel. In addition, this integration may take longer than expected, and we may need to expend more resources on integration than we anticipated. The need to expend additional time and money on our integration would reduce the resources that would otherwise be available to develop new products and technologies. If we cannot integrate our products and technologies successfully and on a timely basis, we may not be able to operate efficiently or realize the expected benefits of the mergers.

    The eshare merger and the Open Market merger are independent of each other.

    The shareholders of eshare are voting solely on the eshare merger and the amendment to the eshare employee stock purchase plan; the Open Market stockholders are voting solely on the Open Market merger; and the divine stockholders are voting on the issuance of divine common stock in each of the eshare and the Open Market mergers. Neither of the mergers is subject to, or conditioned upon consummation of, the other merger. As a result, it is possible that one merger will be consummated while the other merger is not. In addition, eshare has the right to terminate the eshare merger agreement at any time after the effective date of the registration statement of which this joint proxy statement/prospectus is a part, but before the date of the eshare special meeting, if the average closing sale price per share of divine common stock is less than $1.00 for the ten trading days ending on the trading day immediately prior to the date on which notice of termination is given. On September 10, 2001, the closing sale price of divine common stock was $0.82, and the average closing sale price for the ten trading days ending on the trading day immediately prior to that date was $0.998.

    The failure of divine to consummate either of the two mergers could adversely affect divine's implementation of its enterprise Web solutions strategy, and could be negatively viewed by analysts or investors, which in turn could cause the value of divine's common stock to decline.

    Our customers may react unfavorably to the mergers, which could have a material adverse effect on our results of operations.

    The mergers may disrupt our customer relationships. Uncertainty regarding the mergers and our ability to effectively integrate our operations without a significant reduction in the quality of product and service offerings may also cause some of our customers to explore alternatives. Further, customers may defer making purchasing decisions as they evaluate the likelihood of our successful integration. Any significant delay or loss of business from significant customers could have a material adverse effect on our results of operations.

    The amount and type of consideration that eshare shareholders will receive in the eshare merger may not be finalized until after the date of the eshare and divine special meetings.

    The number of shares of divine common stock that eshare shareholders will receive at the closing of the eshare merger may increase or decrease pursuant to the eshare exchange ratio, which is tied to fluctuations in the market price of divine common stock. Furthermore, if the number of shares of divine common stock to be issued in the eshare merger pursuant to the eshare exchange ratio exceeds 28,546,506 shares, divine may elect to pay cash in lieu of all or any portion of the shares issuable in excess of 28,546,506 shares. Accordingly, the amount and type of consideration to be received by eshare shareholders in the eshare merger may not be settled as of the date you submit your proxy or the date of the special meetings and will depend on the market price of divine common stock in the days leading up to the closing of the eshare merger and divine's decision as to whether to pay cash in lieu of a portion of the shares of its common stock. Historically, the market price of both divine common stock and eshare common shares has been volatile, and we cannot assure you what the market prices of the divine common stock or eshare common shares will be in the days leading up to the eshare merger. We urge you, therefore, to obtain current market quotations for divine common stock and eshare common shares before making any decision on the merger.

    The amount of divine common stock that Open Market stockholders will receive in the Open Market merger may not be finalized until after the date of the Open Market and divine special meetings.

    The total number of shares of divine common stock that Open Market stockholders will receive as Open Market merger consideration is 44,285,714 shares, plus additional shares reflecting shares issued after August 3, 2001 pursuant to purchases made under Open Market's employee stock purchase plans and pursuant to exercises of options and warrants. However, the number of shares of divine common stock that each Open Market stockholder will receive at the closing of the Open Market merger will vary because the Open Market exchange ratio is based on the number of shares of Open Market's common stock that are deemed to be outstanding as of the effective time of the Open Market merger. Because the conversion price for Open Market's Series E preferred stock is tied to the market price of Open Market's common stock, changes in the conversion price for the Series E preferred stock will change the number of shares of Open Market common stock that are deemed to be outstanding at the effective time of the Open Market merger. If the number of shares of Open Market common stock that are deemed to be outstanding has increased from the time the Open Market merger agreement was signed until the Open Market merger becomes effective, the Open Market exchange ratio will decrease, and an Open Market stockholder will receive fewer divine shares for his, her or its Open Market shares.

    The Open Market exchange ratio will not be adjusted for changes in the market price of divine common stock.

    The Open Market exchange ratio determines the number of shares of divine common stock each Open Market stockholder will receive at the closing of the Open Market merger. The Open Market exchange ratio will not be adjusted for changes in the market price of divine common stock.

    The share price of divine common stock fluctuates in the market and has experienced significant volatility. We cannot predict the market price for divine common stock at any time before or after the completion of the Open Market merger. We have included the market prices of divine common stock and Open Market common stock as of a recent date under the caption "Selected Historical and Pro Forma Financial Data—Comparative Stock Price Information" beginning on page 29. However, we cannot assure you what the market prices of the divine common stock or Open Market common stock will be at any time. We urge you, therefore, to obtain current market quotations for divine common stock and Open Market common stock before making any decision on the merger.

    Officers and directors of eshare and Open Market have potential conflicts of interest in the mergers.

    Certain of eshare's officers and directors have employment and other agreements and/or benefit plans that provide them with interests in the eshare merger that are different from, or in addition to, interests of eshare shareholders. These interests, which include acceleration of vesting of stock options, severance benefits and an employment agreement with Aleksander Szlam, are described in more detail under the caption "The eshare Merger—Interests of Certain Persons in the eshare Merger" beginning on page 91.

    Certain of Open Market's officers and directors have executive retention and other agreements and/or benefit plans that provide them with interests in the Open Market merger that are different from, or in addition to, interests of Open Market stockholders. These interests, which include acceleration of vesting of stock options and severance benefits, and an employment agreement between Open Market and Harland LaVigne, are described in more detail under the caption "The Open Market Merger—Interests of Certain Persons in the Open Market Merger" beginning on page 119.

    After the mergers, shareholders of eshare and stockholders of Open Market will have different rights that may be less advantageous than their current rights.

    Upon consummation of the respective mergers, eshare shareholders and Open Market stockholders will become divine stockholders. eshare's articles of incorporation and bylaws and Open Market's certificate of incorporation and by-laws are different from those of divine, which will result in changes to the rights of eshare shareholders and Open Market stockholders when they become divine stockholders. In addition, in connection with the eshare merger, there are differences in Delaware and Georgia law that will result in changes to the rights of eshare shareholders when they become divine stockholders. Finally, divine's stockholder rights plan will result in changes to the rights of eshare shareholders and Open Market stockholders when they become divine stockholders. These rights as divine stockholders may be less advantageous than the current rights of eshare shareholders and Open Market stockholders. See "Comparison of Rights of divine Stockholders and eshare Shareholders" beginning on page 215 and "Comparison of Rights of divine Stockholders and Open Market Stockholders" beginning on page 221.

    Failure to complete the eshare merger or Open Market merger could harm eshare's and/or Open Market's stock price and future business and operations.

    If the eshare merger or Open Market merger is not completed, eshare and/or Open Market may be subject to the following material risks, among others:

  •
  employees may experience uncertainty and terminate their relationship with that company;

  •
  the price of eshare common shares or Open Market common stock, as applicable, may decline to the extent that the current market price reflects a market assumption that the relevant merger will be completed;

  •
  costs related to the merger, such as legal, accounting and financial advisory fees, must be paid by the company;

  •
  a termination fee may be required to be paid to divine; and

  •
  Open Market may be required to repay all amounts owed under the divine credit agreement.

    In addition, if the eshare and/or Open Market merger agreement is terminated and that company's board of directors determines to seek another merger or business combination, it is not certain that the company will be able to find a partner willing to pay an equivalent or more attractive price than that which divine would pay in the applicable merger.

    If the Open Market merger is not completed, and Open Market is unable to raise additional funds, it may have to terminate operations and/or seek legal protection from its creditors.

    As of the date of this document, a substantial portion of Open Market's remaining cash, cash equivalents and investments are a result of funds advanced by divine under the divine credit agreement, and Open Market expects such funds, and additional amounts available under the divine credit agreement, will represent a material source of liquidity for Open Market in order to finance its operations. The Open Market merger agreement prohibits Open Market from incurring any other significant indebtedness, selling assets or issuing capital stock. However, if the Open Market merger is not completed, Open Market will require additional financing to continue to operate and, in the event Open Market stockholders do not approve the Open Market merger, Open Market will be required to repay all amounts owed under the divine credit agreement in January 2002. It is unlikely that Open Market could repay such amounts from then available resources, given its expected continued operating losses. There can be no assurance that alternative sources of financing would be available, or if available, will not be highly dilutive or have other adverse effects on the value of Open Market common stock. In addition, Open Market may be required to grant future investors rights which are superior to those of its current stockholders. If the Open Market merger does not occur, and Open Market is unable to raise additional funds, including, among other things, funds to repay the loan from divine, it may have to terminate operations and/or seek legal protection from its creditors. For a more detailed discussion on the divine credit agreement, see "Agreements Related to the Open Market Merger—The Credit Agreement" beginning on page 147 of this joint proxy statement/prospectus.

Risks Relating to the Combined Entity

    divine has been in business for only two years, has little operating history and has a new business strategy that may continue to change, which makes it difficult to evaluate its business.

    divine was formed in May 1999 and began operations as an Internet holding company engaged in business-to-business e-commerce through a community of associated companies. divine announced a new strategy to focus on enterprise Web solutions in February 2001. Because divine has only recently begun operating under this new business strategy, there is limited data upon which you can evaluate its prospects. As we continue to analyze business plans and internal operations in light of market developments, we may decide to make further substantial changes in our business plan and organization. These changes in business strategy may include moving into areas in which divine has little or no experience. Furthermore, our future business strategy will depend on our ability to successfully acquire and integrate other businesses as we continue to seek to expand our portfolio of products and services. We are, and will remain for the foreseeable future, subject to risks, expenses and uncertainties frequently encountered by young companies, and it will continue to be difficult to evaluate our business and its likelihood of success.

    Our overall performance and quarterly operating results may fluctuate and will be affected by the revenues generated from eshare's, Open Market's and RoweCom's products and services and will be affected by fluctuations in the sales of these products and services.

    We expect eshare's, Open Market's and RoweCom's revenues to comprise a significant portion of our revenues in the future. In particular, we expect RoweCom's revenues to represent a significant portion of our revenues because RoweCom historically has recognized as revenue its cost of the knowledge resources it sells plus the fee retained by RoweCom. Fluctuations in the revenue generated from our offering of eshare's CIM solutions, RoweCom's knowledge resources and Open Market's e-business solutions will likely impact our overall performance, and risks relating to these CIM solutions, knowledge resources and e-business solutions may affect our success as a whole. divine's, eshare's, Open Market's and RoweCom's revenues and results of operations have varied substantially from quarter to quarter. We expect large fluctuations in our future quarterly operating results due to a number of factors, including:

  •
  the success of, and costs associated with, acquisitions, joint ventures or other strategic relationships;

  •
  losses or charges incurred by associated companies that may include significant write-downs, write-offs and impairment charges;

  •
  the level of product and price competition;

  •
  the length of our sales and implementation process;

  •
  the size and timing of individual transactions;

  •
  seasonal trends;

  •
  the mix of products and services sold;

  •
  software defects and other product quality problems;

  •
  the timing of new product introductions and enhancements by us and our competitors;

  •
  customer order deferrals in anticipation of enhancements or new products to be offered by us and our competitors;

  •
  changes in foreign currency exchange rates;

  •
  customers' fiscal constraints; and

  •
  general economic conditions.

    Because RoweCom's revenue flow is seasonal in nature, RoweCom periodically will have to rely on financing from divine or third parties to support its needs for working capital. RoweCom has an established practice of paying publishers 30 to 60 days before receipt of its customers' funds. Consequently, RoweCom anticipates making substantial additional expenditures in the fourth quarter of each year, while receiving the majority of its cash receipts relating to those purchases late in the first quarter of the following year. Given these seasonal cash flow imbalances, if RoweCom has an unexpected demand for liquid capital, or does not have financing available on commercially reasonable terms, or at all, when needed, it could have a material adverse effect on our future results of operations and financial condition.

    We expect to incur losses for the foreseeable future, and we may never become profitable.

    divine incurred net losses of approximately $9,407,000 for the period from inception on May 7, 1999 through December 31, 1999, approximately $470,319,000 for the year ended December 31, 2000, and approximately $104,132,000 for the six months ended June 30, 2001. The majority of these losses were related to the consolidated operations of divine's associated companies and charges divine took to reduce the carrying value of these associated companies. In addition:

  •
  RoweCom incurred net losses of approximately $7,630,000 for the year ended December 31, 1998, $15,067,000 for the year ended December 31, 1999, $83,981,000 for the year ended December 31, 2000 and $16,922,000 for the six months ended June 30, 2001;

  •
  Open Market incurred net losses of approximately $36,970,000 for the year ended December 31, 1998, $19,780,000 for the year ended December 31, 1999, $37,796,000 for the year ended December 31, 2000 and $14,702,000 for the six months ended June 30, 2001; and

  •
  eshare incurred net losses of approximately $9,958,000 for the year ended December 31, 1999, $11,117,000 for the year ended December 31, 2000 and $3,197,000 for the six months ended June 30, 2001.

We expect to incur additional losses for the foreseeable future. Furthermore, we expect our operating expenses to increase significantly as we continue to develop the infrastructure necessary to implement our current business strategy and integrate acquired businesses. Changes to our business strategy and product lines may cause us to incur additional expenses. Our financial results will continue to be affected by the operations of divine's existing associated companies, some of which may cease operations in the future if they are unable to generate positive cash flow. To the extent that our revenues do not increase at a sufficient rate, we may not be able to achieve and maintain profitability.

    If we do not successfully implement our acquisition strategy or address the risks associated with acquisitions, our growth and ability to compete may be impaired.

    Our business strategy includes the acquisition of other businesses that are complementary to ours, including other providers of enterprise software products or professional services. We may not be able to identify suitable acquisition candidates available for sale at reasonable prices, consummate any acquisitions, including the proposed RoweCom merger, or successfully integrate any acquired businesses, including RoweCom, into our operations. Acquisitions involve a number of special risks and challenges, including:

  •
  diversion of management's attention;

  •
  assimilation of the operations and personnel of acquired companies;

  •
  incorporation of acquired products into existing product lines;

  •
  adverse short-term effects on reported operating results;

  •
  assumption of the liabilities of acquired companies including, for example, the potential liability of RoweCom for (1) the securities class action lawsuits recently filed against it and (2) sales taxes for prior periods;

  •
  possible loss of key employees; and

  •
  difficulty of presenting a unified corporate image.

If we are unable to successfully implement our acquisition strategy or address the risks associated with acquisitions, our growth and ability to compete may be impaired.

    If we engage in future acquisitions, we might finance these acquisitions with available cash, the proceeds from possible debt financing or the issuance of additional equity securities (common or preferred stock), or a combination of the foregoing. We may not be able to arrange adequate financing on acceptable terms. If we proceed with one or more significant future acquisitions, we may use a substantial portion of our available cash to consummate the acquisitions. If we consummate one or more significant acquisitions by issuing additional equity securities, the market price of our common stock could decline and stockholders could suffer significant dilution of their interests in us. Furthermore, sellers may be reluctant to accept divine common stock as consideration at its recent price level and given its historical volatility, in which case, our ability to complete further acquisitions could be significantly limited.

    For most of the businesses that we may acquire, we will likely have to record significant goodwill and other intangible assets, and generally accepted accounting principles may require us to recognize substantial amortization charges on the other intangible assets, reducing our future reportable earnings. We will also have to periodically test our goodwill and other intangible assets for impairment. If we determine that the value of the goodwill and/or the intangible assets have been impaired, we will be required to recognize substantial charges that would adversely affect our operating results. In addition, these acquisitions could involve significant non-recurring acquisition-related charges, such as the write-off or write-down of software development costs or other intangible items.

    Our failure to retain key personnel may negatively affect our business.

    Our success depends on our ability to retain senior executives and other key employees who are critical to the continued advancement, development and support of our products and services and ongoing sales and marketing efforts. The loss of any key personnel or any significant group of employees could negatively affect our future business and prospects. If our management does not succeed in their roles, or we are not able to effectively allocate management responsibilities and cause our officers and senior managers to operate effectively as a group, our business could be negatively affected.

    Employee morale and our ability to attract and retain qualified employees may also be adversely affected by the decline and substantial fluctuation in the market price of divine common stock since its initial public offering, as many divine employees hold options with exercise prices far higher than divine's recent stock price.

    Revenues from our professional services division are difficult to predict because they are derived from project-based engagements.

    For the six months ended June 30, 2001, divine derived approximately 92% of its revenues from professional services. Almost all of these revenues were from project-based client engagements, which vary in size and scope. As a result, the revenues of our professional services division are difficult to predict because a client that accounts for a significant portion of these revenues in one period may not generate a similar amount of revenues, if any, in subsequent periods. In addition, because many of our professional services engagements involve sequential stages, each of which may represent a separate contractual commitment, a client may choose not to retain us for subsequent stages of an engagement or for new professional services projects.

    If we cannot keep our billable professionals engaged on client projects, our future revenues could decline and our operating results could be adversely affected.

    Virtually all the client contracts of our professional services division allow the client to terminate our services on relatively short notice and do not guarantee us any specific or minimum amount of business from the client. To the extent that any significant clients decrease their use of our professional services, delay an engagement or terminate their relationship with us, the revenues of our professional services division could decline substantially and our overall operating results could be adversely affected to the extent we are unable to quickly redeploy our billable professionals to other client engagements.

    We may not be able to compete successfully with current and future competitors, and competitive pressures faced by us could hurt our business and financial results.

    The market for our products and services is intensely competitive, fragmented and subject to rapid change. As a result of the eshare and Open Market mergers and the RoweCom transaction, we will compete with a variety of companies that provide software solutions and professional services independently or on an integrated basis. We may not be able to compete successfully against current and future competitors, and competitive pressures faced by us could hurt our business and financial results. Furthermore, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and a larger customer base than we do.

    eshare's primary competitors in the field of integrated inbound/outbound telephony-based call management systems have been Davox Corporation, SER Systeme AG (formerly EIS International, Inc.) and Avaya, Inc. (formerly Mosaix International, Inc.) We will continue to compete primarily against Davox and Avaya in the collections segment of the outbound call management systems market, and against SER Systeme in the telemarketing and telesales segments of the inbound/outbound call management systems market. We will also compete in the computer telephony integration segment of the market, where principal competitors include Interactive Intelligence, Inc., Genesys Telecommunications Laboratories/Alcatel, and Stratasoft Corp., Apropos Technology, Castel, Inc. and CellIT, Inc., among others. In the future, we may also face additional direct competition from private branch exchange/automatic call distribution vendors, other telecommunications equipment providers, telecommunications service providers, computer hardware and software vendors and others. Furthermore, in the Internet-based CIM industry, our competitors will include eGain Communications Corporation, Kana Software, Inc., Cisco Systems, Inc., Face Time Communications, Inc., LivePerson, Inc., People Support, Inc. and Siebel Systems, Inc.

    Open Market's primary competition in the e-business content management market includes in-house development efforts by prospective customers, other vendors of application software or application development platforms and tools directed at interactive commerce and financial services, such as Art Technology Group, Inc., BroadVision, Inc., Documentum, Inc., Interwoven, Inc. and Vignette Corporation. In addition, larger companies with much broader product offerings, such as BEA Systems, Inc., IBM Corporation, Microsoft Corporation and Oracle Corporation, may bundle their products to discourage users from purchasing Open Market's products. Companies such as International Business Machines, BEA Systems and iPlanet E-Commerce Solutions also may add content management functionality to their application servers or introduce their own content management software.

    The market for the sale of magazines, newspapers, journals and e-journals, books and other knowledge resources to businesses is intensely and increasingly competitive. Although RoweCom has not yet had significant direct competition from other companies offering a service for purchasing and managing the acquisition of subscriptions and books with comparable management control features, EBSCO Industries, Inc. has recently launched a desktop e-commerce service that is similar to RoweCom's kStore. Thus, we expect that significant competition will develop in the near future with respect to RoweCom's knowledge resource products, and it may have an adverse impact on our business.

    divine competes in various market segments that are extremely competitive, highly fragmented and subject to rapid change. While we offer an increasingly comprehensive range of advanced enterprise solutions, we compete with various providers of one or more components of our solutions. In the enterprise portal software and services segment, according to Delphi Research and the Yankee Group, the leading portal application makers in 2000 included: Plumtree Software, Inc., Hummingbird Ltd., Viador Inc., Sequoia Software Corporation (acquired by Citrix Systems, Inc.) and InfoImage, Inc., among others. We believe that additional competitors in the broader advanced enterprise solutions market include: IBM Corporation, PeopleSoft, Inc., BEA Systems, Inc., Microsoft Corporation, Sybase, Inc., Oracle Corporation, Computer Associates International, Inc., Epicentric, Inc., BroadVision, Inc., Vignette Corporation, Citrix Systems, Inc., Open Text Corporation, Top Tier Software, Inc., DataChannel, Inc., Tibco Software Inc., SAP AG, American Express Company and InfoSys Consulting Inc.

    If we do not expand our customer base, we may never become profitable and our stock price will likely decline.

    The market for many of our products and services is newly emerging. As a result, we cannot accurately estimate the potential demand for them. We believe that market acceptance of many of our products and services will depend principally on our ability to:

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  timely develop or acquire products and services that meet changing customer needs;

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  effectively market our products and services;

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  hire, train, and retain a sufficient number of qualified sales and marketing personnel;

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  provide high-quality and reliable customer support for our products;

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  distribute and price our products and services in a manner that is more appealing to customers than that of our competitors;

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  develop a favorable reputation among our customers, potential customers and participants in the software industry; and

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  withstand downturns in general economic conditions or conditions that would slow corporate spending on software products and professional services.

    Our inability to accomplish any of the foregoing may limit our ability to expand our customer base. If our customer base does not expand, we may never become profitable and our stock price will likely decline.

    Our success is dependent upon the market for Internet services, which, along with the general economy, is experiencing a downturn.

    During late 2000 and 2001, the market for Internet services and technology experienced a significant decline. This decline is at least partly attributable to funding difficulties experienced by many companies and a general economic slowdown. Both developments have caused many of our current and potential customers and clients to cancel, reduce and/or delay some projects. A prolonged economic slowdown or continued uncertainty about the future of the market for Internet services will also adversely affect our business and financial results. If demand for our products and services does not improve, increased competition for business may result in significant decreases in the prices we charge for our products and services. The market for our products and services may not improve in a timely manner or to the extent necessary to allow us to achieve and sustain profitability in the near future.

    Our success will depend upon the ability of our software products to work with a large variety of hardware, software, database and networking systems.

    The success of our products will depend on the ability of our products to integrate and be compatible with customer systems, particularly hardware systems, operating systems and data sources, as well as or better than competing products. The success of our products will also depend on the ability of our existing products to work well with one another, with new products we develop and with new software developed by third parties. We currently serve, and intend to continue to serve, a customer base with a wide variety of hardware, software, database and networking systems. If we cannot support an increasing number of systems in the future, we may not gain broad market acceptance.

    Customers will be less likely to accept our products if we are unable to introduce in a timely manner new software products and enhancements that meet industry requirements.

    The market for our software products is subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render our existing products and services obsolete. As a result, unforeseen changes in customer and technological requirements for application features, functions and technologies could limit our ability to develop market share or could rapidly erode our position in those markets in which we have an established presence. Our growth and future operating results will depend in part upon our ability to develop and introduce new applications that anticipate, meet or exceed technological advances in the marketplace, meet changing customer requirements, respond to competitive products and achieve market acceptance.

    New products, platforms and language support typically require long development and testing periods. New products or enhancements may not be released according to schedule or may contain defects when released. Either situation could result in adverse publicity, loss of sales, delay in market acceptance of our products or customer claims against us, any of which could harm our business. Our product acquisition, development and testing efforts have required, and are expected to continue to require, substantial investments. We may not possess sufficient resources to make these necessary investments.

    We also expect to develop and introduce new and enhanced versions of products as an integrated suite. In addition to the risks and uncertainties inherent in the development and introduction of new products, we will face significant challenges in developing and introducing new products and versions that work together effectively and allow customers to achieve the benefits of a broader product offering. We may not be able to identify or overcome these challenges.

    If we cannot cross-sell the products and services of divine, eshare, Open Market and RoweCom to the other companies' customers, we will not achieve one of the expected benefits of the mergers and the RoweCom transaction.

    After the mergers and the RoweCom transaction, we intend to offer the products and services of eshare, Open Market and RoweCom to existing divine customers and the customers of each other acquired company, and divine's products to existing eshare, Open Market and RoweCom customers. One company's customers may not have an interest in the other companies' products and services. If we fail to cross-market our products and services, we will not achieve one of the expected benefits of the mergers and the RoweCom transaction, and this failure could have a material adverse effect on our business, financial condition and operating results.

    We expect that our future revenues and operating results will be adversely affected if the software application industry continues to evolve toward a subscription-based model.

    We expect that our revenue growth rates and operating results will be adversely affected as more customers require us to offer our products under a subscription-based application service provider model. We currently sell software application solutions on a perpetual license basis in exchange for an up-front license fee. Many of our customers are attempting to reduce their up-front capital expenditures by purchasing software applications under a hosted subscription service model. Under the hosted model, the customer subscribes to use an application from the software provider. Generally, the application is hosted on a server managed by the software provider or a third-party hosting service. We expect that subscription-based revenues will represent a substantial portion of future revenues generated by our software applications and managed applications divisions.

    Under the subscription-based model, we generally will recognize revenue and receive payment ratably over the term of a customer's subscription. As a result, our revenue growth rate under a subscription model may be less than what our revenue growth rate would be under a license model. In addition, the price of our services will be fixed at the time of entering into the subscription agreement. If we are unable to adequately predict the costs associated with maintaining and servicing a customer's subscription, then the periodic expenses associated with a subscription may exceed the revenues we recognize for the subscription in the same period, which would adversely affect our operating results. In addition, if we are not successful in implementing the subscription-based model, or if market analysts or investors do not believe that the model is attractive relative to our existing license model, our business could be impaired and our stock price could decline.

    Our business may be adversely affected if there are defects in our software or we are unable to acquire third-party software or hardware that is error-free.

    Software products as complex as those that we offer may contain errors that could occur at any point in a product's life cycle. divine, eshare, Open Market and RoweCom have, in the past, discovered software errors in certain of their products and have experienced delays in shipment or implementation of products during the period required to correct these errors. Despite extensive testing by us and by our current and potential customers, errors in our software may be found in the future. This could result in a loss of, or delay in, market acceptance and sales, diversion of development resources, injury to our reputation or increased service and warranty cost. In particular, the call center environment is characterized by a wide variety of standard and non-standard configurations that make pre-release testing for programming or compatibility errors very difficult and time consuming and will limit our ability to uncover all defects prior to shipment and installation at a customer's location. We also license certain software used in our products from third parties, and our products are designed to operate on certain hardware platforms manufactured by third parties. Third-party software or hardware may contain errors that we are dependent upon others to correct. These errors could cause problems with the installation and operation of our products, which could harm our business.

    We may face potential liability to customers if our products or our customers' systems fail.

    Our software, portal and applications products are often critical to the operation of our customers' businesses and provide benefits that may be difficult to quantify. If a product of ours or a customer's system fails, the customer could make a claim for substantial damages against us, regardless of our responsibility for such failure. The limitations of liability set forth in our contracts may not be enforceable in all instances and may not otherwise protect us from liability for damages. Our insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims. In addition, the insurer might disclaim coverage as to any future claim. If we experience one or more large claims against us that exceed available insurance coverage or result in changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, our business and financial results could be hurt.

    We could lose our competitive advantage if we fail to adequately protect our proprietary rights, and any related litigation could be costly and time consuming.

    We rely on a combination of patent, copyright, trade secret and trademark laws, confidentiality procedures and contractual provisions to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. We may not be able to detect all instances of infringement. Furthermore, we may be subject to additional risks as we enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protection of our rights may be ineffective in these countries. If we must engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, we could face substantial costs and diversion of resources, regardless of the outcome of such litigation. Any future attempt by us to enforce our intellectual property rights might not be successful, or might result in royalties that do not exceed the cost of such enforcement efforts. Even if we succeed in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

    Other companies may claim that our products infringe their intellectual property rights, which could harm our business.

    Third parties may claim that we are infringing their intellectual property rights. We expect that the risk of infringement claims will rise as the number of products and competitors in our industry grows and the functionality of products in different industry segments overlaps. To develop our services and products, we may need to acquire licenses for intellectual property to avoid infringement of a third party's product. These licenses may not be available on commercially reasonable terms, if at all. Former employers of our present and future employees may assert claims that these employees improperly disclosed confidential or proprietary information to us. Any such claims could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to pay money damages or enter into royalty or licensing agreements. These royalty or licensing agreements may not be available on terms acceptable to us, if at all. In the event of a successful claim of product infringement against us and our failure or inability to license the infringed or similar technology, our business, operating results and financial condition could be materially and adversely affected.

    We may not be able to prevent online security breaches, which could interrupt our operations, damage our reputation and expose us to liability.

    A party that is able to circumvent our security systems or the security systems of our customers could steal proprietary information or cause interruptions in our operations. Security breaches could also damage our reputation and expose us to a risk of loss or litigation and possible liability. Our insurance policies have coverage limits and exclusions that may prevent reimbursement for losses caused by security breaches. Furthermore, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against security breaches or to alleviate problems caused by any breaches. Despite these efforts, we may not be able to prevent all security breaches.

    Future government regulation could place financial burdens on our business.

    Because of the Internet's popularity and increasing use, new laws and regulations may be adopted that could have an adverse effect on us. In particular, states may impose discriminatory, multiple or special taxes on the Internet if the current moratorium on the application of these taxes, due to end on October 21, 2001, is not extended. If the moratorium ends, federal taxes may also be imposed on the use of the Internet. These state and federal taxes could cause a decrease in the volume of e-commerce and, therefore, the demand for our products and services. The enactment of any additional laws or regulations, including international laws and regulations, could impede the growth of the Internet and e-commerce, which could decrease our revenue and place additional financial burdens on our business.

    Federal, state or foreign agencies have also adopted, and may continue to adopt, laws or regulations affecting the use of outbound call processing systems. These laws or regulations could limit the market for our products or expose us to liability, which could materially adversely affect our business, operating results and financial condition.

    Restrictions relating to the privacy of Internet users and the collection and use of online data could limit the utility of the personalization functionality of eshare's and Open Market's products and, therefore, the attractiveness of those products to customers.

    One of the principal features of eshare's and Open Market's products is the ability to develop and maintain profiles of online users to assist business managers in personalizing content and in displaying tailored commercial offers to specific online users. By limiting the means in which this feature can be utilized, proposed and existing legal restrictions on the collection and use of information relating to Internet users could materially and adversely impact eshare's and Open Market's products. For example, legislation has been proposed in some jurisdictions that would regulate the practice of placing small information files, or "cookies," on a user's hard drive to gather information. Likewise, regulation of the practice of online preference marketing is also under consideration in many jurisdictions. Moreover, legislation regulating the collection of data online and offline is already in place in the United States and elsewhere, including the European Union. While regulatory and legislative efforts in this area are relatively new and still developing, they continue to gain attention, and continued regulation and legislation in this area could adversely affect the demand for eshare's and Open Market's products.     If we lost the services of Andrew J. Filipowski, our business could fail.

    We believe that Andrew J. Filipowski, our chairman and chief executive officer, is critical to our success. If we lost the services of Mr. Filipowski, our ability to promote our business and raise additional capital would be severely limited, and our business could fail. We do not maintain key man life insurance on Mr. Filipowski.

    Our key personnel have entered into non-compete agreements that could prevent us from engaging in certain activities and acquiring interests in some companies.

    Andrew J. Filipowski, our chairman and chief executive officer; Michael P. Cullinane, our executive vice president, chief financial officer and treasurer and a director; and Paul L. Humenansky, our president and chief operating officer and a director, have entered into consulting and non-compete agreements with PLATINUM technology International, inc., now a wholly-owned subsidiary of Computer Associates International, Inc. These agreements prohibit Mr. Filipowski until June 29, 2007, and each of Messrs. Cullinane and Humenansky until June 29, 2004, from participating or engaging, directly or indirectly, in the development, manufacture, marketing or distribution of any products or services offered by PLATINUM as of March 29, 1999, or any products or services offered by PLATINUM after that date and in which they had actively participated. PLATINUM was, as of March 29, 1999, and continues to be, engaged in the business of developing, marketing and supporting software products for managing information technology infrastructures and providing related professional services. As of March 29, 1999, PLATINUM also offered products and services for the creation, deployment and management of Web content.

    Under the agreements, Messrs. Filipowski, Cullinane and Humenansky also are prohibited from soliciting, or assisting another person to solicit or attempt to solicit, persons or entities that were current customers of PLATINUM or its affiliates before the end of the respective employment periods of Messrs. Filipowski, Cullinane and Humenansky, unless the solicitation of these customers is for goods or services unrelated to any activity which competes with PLATINUM.

    To manage divine's business effectively in light of these agreements, divine has consulted with PLATINUM and Computer Associates before making any acquisition to confirm that a breach of these agreements would not result. PLATINUM and Computer Associates have consented to the mergers and the RoweCom transaction. In the future, however, these consulting and non-compete agreements could limit our business opportunities, which could impair our success.

    Delays in sales and the implementation cycle for CIM solutions and managed applications could adversely affect us.

    If we experience delays in, or cancellations of, sales or implementations of CIM solutions and managed applications, our business and financial results could be hurt. To sell these products, we generally must provide a significant level of education to prospective customers regarding their use and benefits. In addition, prospective customers generally make a significant commitment of resources in connection with the implementation of these products. For these and other reasons, the length of time between the date of initial contact with the potential customer and the installation and use of these solutions has generally been six months or more. Our implementation cycle could be lengthened in the future by delays over which we have little or no control, increases in the size and complexity of our installations and the number of third-party systems with which our products must be integrated. In addition, any unexpected delays in individual implementations could generate negative publicity and expose us to liability claims from our customers.

    We expect that our future operating results will be significantly dependent on a limited number of eshare and Open Market products and the markets for these products.

    eshare traditionally has derived a majority of its revenues from sales of its Conversations call center management product, its NetAgent Web-collaboration product and related services and support. eshare introduced Conversations in 1999 and NetAgent in 1998. eshare is currently in the process of developing next generation CIM applications and expects to begin beta trials in 2001. In the near term, we anticipate that a significant portion of our eshare-related revenue may be derived from eshare's Conversations and NetAgent product offerings and related services and support. We intend to enhance these products and develop market specific solutions. However, any factor adversely affecting the market for call center and Internet-based solutions in general, or the Conversations and NetAgent products in particular, could hurt our business and financial results. We also may face potential charges resulting from the write-down of inventory of outdated products that we cannot sell.

    Open Market expects to derive substantially all of its product license revenues in the future from its recently announced CSEE software. Our future growth and profitability will depend on the successful release, introduction and customer acceptance of this new suite of products and future enhancements to these products. Any factors adversely affecting the pricing of, demand for or market acceptance of these products, including competition or technological change, could cause our revenues to decline and our business and future operating results to suffer.

    eshare has traditionally relied on a few customers for a significant portion of its revenues, and we expect this trend will continue for our future call center revenues.

    eshare has historically derived, and we believe that we will continue to derive, a significant portion of call center revenues in any period from a limited number of large corporate clients. In 2000, eshare's five largest customers accounted for 16.6% of its total revenues. During 1999, eshare's five largest customers accounted for 28.2% of its total revenues. The loss, deferral or cancellation of an order from one of these customers could have a significant impact on our operating results. eshare's current customers might not place additional orders, and we might not obtain orders of similar magnitude from other customers.

If we fail to retain any major customer of eshare, suffer any reduction, delay in or cancellation of orders by any such customer, or fail to market successfully CIM Solutions to new customers, our business and financial results could be hurt.

    Open Market is a party to several securities class action lawsuits that may be costly to defend and the outcome of which is uncertain and may harm our business.

    Open Market and several of its former and present officers and directors are named as defendants in several class action complaints filed on behalf of certain of its stockholders who purchased securities between November 8, 1999 and April 18, 2000. These complaints allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In particular, they allege, among other things, that during the putative class period, the defendants sought to mislead the investing public by overstating Open Market's prospects and the quality of its products. The plaintiffs are seeking monetary damages and other appropriate relief. Any resolution of this litigation in a manner adverse to Open Market could have a material adverse effect on our business, financial condition and results of operations. In addition, the costs to us of defending this litigation or other related proceedings, even if resolved in our favor, could be substantial. This litigation could also substantially divert the attention of our management and resources in general. Uncertainties resulting from the initiation and continuation of this litigation or other related proceedings could harm our ability to compete in the marketplace.

    If Reed Elsevier or any of the other suppliers with which RoweCom does business stops providing knowledge resources to RoweCom on favorable terms, we may not be able to satisfy customers' demands at acceptable prices.

    The primary supplier of the magazines and journals of which RoweCom sells subscriptions is Reed Elsevier, which supplied titles accounting for approximately 16% and 13% of RoweCom's sales for the year ended December 31, 1999 and 2000, respectively. RoweCom currently does not have a contract with Reed Elsevier. If Reed Elsevier stops offering RoweCom knowledge resources on favorable terms, we may not be able to offer customers competitive prices on their orders. If Reed Elsevier were to cease providing RoweCom with knowledge resources, it would not be possible to obtain replacements for many of the titles Reed Elsevier publishes at a comparable price, if at all, from another supplier. Either of these events could have a material adverse effect on our financial condition and results of operations. Similarly, if any of the other suppliers with which RoweCom does business decides not to provide RoweCom with knowledge resources or decides to stop providing RoweCom with knowledge resources on favorable terms, it could have a material adverse effect on our financial condition and results of operations.

    We may not be able to expand RoweCom's catalog of knowledge resources.

    One of the key elements of RoweCom's strategy is to continue to expand its catalog of knowledge resources. RoweCom gains content through acquisitions, entrance into strategic alliances and through contact with various publishers. RoweCom may not be able to continue to gain available content through strategic alliances or directly from publishers. In the event that RoweCom is unable to continue to increase its available content, we may:

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  be at a competitive disadvantage with respect to competitors that may compile greater libraries of available titles;

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  lose clients that rely upon RoweCom as a single-source of knowledge resources; and

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  be unable to increase the amount of revenue that is otherwise generated from particular clients.

    Any of these effects could have a material adverse effect on our future results of operations and financial condition.

    Our strategy to expand our international operations is subject to many risks that may prevent us from maintaining or increasing our international revenues.

    eshare's sales outside the United States accounted for approximately 32% and 28% of its total revenues in 1999 and 2000, respectively. Open Market's sales outside of North America accounted for approximately 30% and 40% of its total revenues in 1999 and 2000, respectively. RoweCom's sales outside the United States accounted for approximately 42% and 51% of its total revenues in 1999 and 2000, respectively. A significant element of our business strategy is to expand our international presence through eshare's, Open Market's and RoweCom's operations and sales channels in international markets. This projected expansion will require significant management attention and financial resources. Because of the difficulty in penetrating new markets, we may not be able to maintain or increase international revenues. Our international operations are subject to a number of inherent risks, which will increase as the international operations expand, including:

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  significant volatility in the level and timing of business;

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  the impact of possible recessionary environments in economies outside the United States;

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  changes in foreign legal and regulatory requirements;

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  changes in tariffs;

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  the costs of localizing products for foreign markets and integrating products with foreign system components;

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  longer accounts receivable collection periods and greater difficulty in accounts receivable collection;

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  difficulties and costs of staffing and managing foreign operations;

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  reduced protection for intellectual property rights in some countries;

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  potentially adverse tax consequences;

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  political and economic instability; and

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  the higher cost of foreign service delivery.

    While eshare's, Open Market's and RoweCom's expenses incurred in foreign countries typically have been denominated in the local currencies, revenues generated by eshare's, Open Market's and RoweCom's international sales typically have been paid in U.S. dollars, British pounds or Euros. We could experience fluctuations in currency exchange rates in the future that would have a material adverse impact on our international operations.

    Our growth in operations will likely be dependent upon the successful development of direct and indirect sales channels.

    eshare and Open Market primarily sell their products domestically through a direct sales force and internationally through both direct and indirect sales channels. eshare and Open Market support their customers with internal technical and outsourced customer support staff. Our ability to achieve significant revenue growth in the future will greatly depend on our ability to recruit and train sufficient technical and direct sales personnel and to outsource effectively our customer support functions. Each of eshare and Open Market has in the past experienced difficulty in recruiting qualified technical and sales personnel. If we are unable to rapidly and effectively expand eshare's and Open Market's technical staff and direct sales force, our business and financial results could be hurt.

    We believe that our future growth will also depend on our ability to continue to develop and maintain eshare's and Open Market's indirect sales channels, including value added resellers, or VARs, and distributors. Additionally, our investment of significant resources to develop these indirect sales channels could adversely affect our operating results if they do not generate sufficient additional revenues.

    If we are unable to recruit and retain qualified VARs and distributors, our results of operations could be adversely affected. Increased indirect sales also could adversely affect our average selling prices and result in lower gross margins because lower unit prices are typically charged on sales made through indirect channels. Sales of eshare and Open Market products through indirect channels will reduce our gross profits from our services because VARs and distributors provide these services.

    As indirect sales increase, our direct contact with our customer base will decrease, and we may have more difficulty accurately forecasting sales, evaluating customer satisfaction and recognizing emerging customer requirements. In addition, VARs and distributors may develop, acquire or market products competitive with our products. Our strategy of marketing products directly to customers and indirectly through VARs and distributors may result in distribution channel conflicts. Our direct sales efforts may compete with those of our indirect channels and, to the extent different VARs and distributors target the same customers, VARs and distributors may also come into conflict with each other. Any channel conflicts that develop may have a material adverse effect on our relationships with VARs and distributors or hurt our ability to attract new VARs and distributors.

Risks Relating to Owning divine Common Stock

    If divine common stock and/or Open Market common stock is delisted from the Nasdaq National Market, the liquidity, visibility and price of that stock may decrease.

    Since their initial public offerings, divine common stock and Open Market common stock have been listed on the Nasdaq National Market. Shares of divine and/or Open Market common stock could be delisted from the Nasdaq National Market for failure to satisfy its continued listing requirements, including the minimum bid price of $1.00 per share. If divine and/or Open Market common stock is delisted from the Nasdaq National Market, that company would be forced to list its common stock on the OTC Bulletin Board or other quotation medium, depending upon its ability to meet the specific listing requirements of a particular quotation system. Additionally, delisted common stock may become subject to the "penny stock" regulations under the Securities Exchange Act of 1934, as amended which could, among other things, adversely affect the liquidity of such common stock. If delisting happens, an investor might find it more difficult to buy and sell, or to obtain accurate price quotations for, shares of the delisted common stock. This lack of visibility and liquidity could further reduce demand for and decrease the price of the relevant common stock. In addition, delisting from the Nasdaq National Market might negatively impact divine's and/or Open Market's reputation and, as a consequence, its business.

    Furthermore, each of the eshare merger agreement, the Open Market merger agreement and the RoweCom merger agreement requires divine to deliver shares of divine common stock that have been authorized for listing on the Nasdaq National Market as a condition to closing the corresponding merger. If divine common stock is delisted from the Nasdaq National Market, each of eshare, Open Market and RoweCom may terminate its respective merger agreement with divine. If divine common stock is delisted from the Nasdaq National Market and, nevertheless, the eshare merger and/or the Open Market merger is completed, the holders of eshare common shares or Open Market common stock would receive shares of our common stock that might have diminished liquidity and visibility.

    The market price of divine common stock may continue to be volatile, which could cause litigation against us and prevent eshare shareholders and Open Market stockholders from reselling their divine shares at or above the prices at which they acquire them in the respective mergers.

    From divine's initial public offering in July 2000 through September 10, 2001, the price per share of divine common stock has ranged from a high of $12.44 to a low of $0.79. The market price of divine common stock has been, and is likely to continue to be, highly volatile and subject to wide fluctuations due to various factors, many of which are beyond our control, including:

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  quarterly variations in operating results;

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  volatility in the stock market;

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  volatility in the general economy;

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  changes in interest rates;

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  announcements of acquisitions, technological innovations or new software, services or products by us or our competitors; and

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  changes in financial estimates and recommendations by securities analysts.

    In addition, there have been large fluctuations in the prices and trading volumes of securities of many technology, Internet and CIM product and related professional service companies. Broad market and industry factors may decrease the market price of our common stock. As a result, eshare shareholders and Open Market stockholders may be unable to resell their shares of divine common stock that they receive in the mergers at or above the prices at which they acquired them. In the past, volatility in the market price of a company's securities has often led to securities class action litigation. Such litigation could result in substantial costs to us and divert our attention and resources, which could harm our business. Declines in the market price of our common stock or failure of the market price to increase could also harm our ability to retain key employees, our access to capital and other aspects of our business.

    Our stockholder rights plan and provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts that may offer you a premium for your common stock.

    Our stockholder rights plan and provisions in our certificate of incorporation, our by-laws and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to you. These impediments include:

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  the rights issued in connection with the stockholder rights plan that will substantially dilute the ownership of any person or group that acquires 15% or more of our common stock unless the rights are first cancelled or redeemed by our board of directors, in its discretion;

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  the classification of our board of directors into three classes serving staggered three-year terms;

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  the ability of our board of directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

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  a requirement that special meetings of our board of directors may be called only by our chairman, president or a majority of our board of directors;

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  a prohibition against action by written consent of our stockholders;

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  a requirement that our stockholders comply with advance notice provisions to bring director nominations or other matters before meetings of our stockholders; and

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  the adoption of a provision of Delaware law that prohibits us from entering into some business combinations with interested stockholders without the approval of our board of directors.

    The existence of the stockholder rights plan and these provisions may deprive you of an opportunity to sell your shares at a premium over prevailing prices. The potential inability of our stockholders to obtain a control premium could adversely affect the market price for our common stock.

    Our stock price may decline if a large number of shares are sold or there is a perception that these sales may occur.

    The market price of our stock could decline as a result of additional sales of common stock, or the perception that these sales could occur. As of the record date for the divine special meeting, there was an aggregate of 137,468,965 shares of restricted divine common stock that could be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144. As of the record date, 109,920,104 of those shares were eligible for sale subject to the volume, manner of sale and other limitations of Rule 144; 13,800,000 shares have been registered pursuant to a registration statement on Form S-3 that divine has filed in connection with the Emicom transaction (which registration statement also covers 3,596,007 shares of divine common stock issued on September 7, 2001 in the Parlano transaction); and the remaining

13,748,861 shares will become eligible for sale between the record date and August 2002, subject to certain lock-up agreements described below.

    The market price of divine common stock could decline as a result of the large number of shares that will become eligible for sale upon consummation of the mergers.

    Based upon the divine market value calculation of $1.063 on September 10, 2001, divine would issue 64,377,716 shares of divine common stock in the eshare merger and grant options to purchase 4,732,364 additional shares of divine common stock. In addition, divine would issue in the Open Market merger 44,285,714 shares of divine common stock for the shares of Open Market common stock and Series E preferred stock outstanding at the closing of the Open Market merger, plus an additional number of shares of divine common stock for shares of Open Market common stock issued after August 3, 2001 under Open Market's employee stock purchase plans and upon exercises of options and warrants. divine would also grant options and warrants to purchase 9,793,958 additional shares of divine common stock following the Open Market merger. divine would also issue 10,164,558 shares of divine common stock in the RoweCom merger and assume warrants to purchase 1,559,542 additional shares of divine common stock. As a result, we would have outstanding 283,120,659 shares of common stock after the mergers (assuming no further exercise prior to the closings of the mergers of outstanding options or warrants to acquire divine common stock, eshare common shares, Open Market common stock or RoweCom common stock).

    Based on the foregoing, approximately 76,511,384 of the shares of divine common stock issued in the mergers and the RoweCom transaction will be eligible for sale in the public market without restriction under the Securities Act, and approximately 42,485,791 shares of divine common stock issued in the mergers and the RoweCom transaction to affiliates of eshare, Open Market and RoweCom will be eligible for sale subject to the volume, manner of sale and other limitations of Rule 144 and Rule 145 under the Securities Act, including 32,705,864 shares to be issued to eshare's principal shareholder, Szlam Partners, subject to the stockholder agreement described below. The market price of divine common stock could decline as a result of these sales or the perception that these sales could occur.

    Aleksander Szlam, the chairman and chief executive officer of eshare, and Szlam Partners have agreed with divine that, for a period of one year from the date of the closing of the eshare merger, they will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to shares of divine common stock they receive in connection with the eshare merger, other than their right to sell shares directly to divine pursuant to the terms of their stockholder agreement with divine. Similarly, in connection with the acquisition of Emicom Group, Inc. on July 18, 2001, certain of the founders of Emicom have agreed that they will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to the 6,179,104 shares of divine common stock they received in that transaction until July 18, 2002. Further, in connection with divine's acquisition from UBS AG of a 21% equity interest in Parlano, Inc., UBS has agreed that for a period beginning September 7, 2001 and ending one year after the effective date of the registration statement registering the 3,596,007 divine shares issued to UBS in that transaction, UBS will not transfer more than 15% of the shares during any three-month period. An early waiver of these lock-up agreements by us could permit sales of a substantial number of shares of our common stock and could adversely affect the trading price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus contains or incorporates by reference forward-looking statements about divine, eshare, Open Market and the combined company within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding:

•	synergies;	•	capital productivity;
•	efficiencies;	•	capital spending;
•	cost savings;	•	the timetable for completing the mergers; and
•	revenue enhancements;	•	integration of operations.
•	product integration;

    These statements may be made expressly in this document or may be incorporated by reference to other documents that divine has filed with the SEC. Forward-looking statements may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends, "plans" or similar expressions as they relate to divine, eshare, Open Market or their respective management or by the fact that their truth or accuracy cannot be fully discerned without reference to future events.

    In making these statements, we believe that our expectations are based on reasonable assumptions. You should understand, however, that these forward-looking statements are subject to numerous known and unknown risks, uncertainties and contingencies, many of which are beyond divine's, eshare's and Open Market's control, that may cause actual results, performance or achievements to differ materially from those expressed in, or implied by, our forward-looking statements. These factors include the specific risk factors identified and discussed under the caption "Risk Factors" beginning on page 32 of this document, as well as:

  •
  economic and industry conditions—including adverse changes in economic or industry conditions generally or in the markets served by divine, eshare, Open Market and RoweCom, product and labor prices, fluctuations in exchange rates and currency values, capital expenditure requirements and volatility in the stock market;

  •
  operating factors—including changes in operating conditions and costs, interest rates and access to capital markets;

  •
  political and governmental factors—including political developments and law and regulations and political stability in relevant areas of the world; and

  •
  competitive factors and technology advances—including the actions of competitors and the development and use of new technology.

    You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of the referenced document.

    The risk factors and cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that divine, eshare, Open Market or persons acting on each company's behalf may issue. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this document, whether as a result of new information, future events, changed circumstances or any other reason after the date of this joint proxy statement/prospectus.

THE SPECIAL MEETINGS

Joint Proxy Statement/Prospectus

    This joint proxy statement/prospectus, including the enclosed proxy card, is being furnished to you in connection with the solicitation of proxies by each of divine's, eshare's and Open Market's board of directors for use at their respective special meetings. This joint proxy statement/prospectus is first being mailed to stockholders of divine and Open Market and shareholders of eshare on or about September 19, 2001, and constitutes notice of the divine, Open Market and eshare special meetings in conformity with the Delaware General Corporation Law and the Georgia Business Corporation Code, respectively.

Dates, Times and Places of the Special Meetings

    The special meetings are scheduled to be held as follows:

For divine stockholders: October 19, 2001 9:00 a.m., local time divine, inc. 1301 North Elston Avenue Chicago, Illinois 60622	For eshare shareholders: October 19, 2001 10:00 a.m., local time Morris, Manning & Martin, LLP 3343 Peachtree Road, NE 18th Floor Atlanta, Georgia 30326	For Open Market stockholders: October 19, 2001 10:00 a.m., local time Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109

Matters to be Considered at the Special Meetings

  divine Special Meeting

    At the divine special meeting, divine stockholders will be asked to vote on:

  •
  a proposal to approve the issuance of divine common stock in the eshare merger pursuant to which eshare will merge into a wholly-owned subsidiary of divine and each eshare common share will be converted into a number of shares of divine common stock based on the average closing price of divine common stock on the Nasdaq National Market for the ten trading days ending two trading days prior to the closing of the merger;

  •
  a proposal to approve the issuance of divine common stock in the Open Market merger pursuant to which a wholly-owned subsidiary of divine will merge into Open Market, as a result of which Open Market will survive as a wholly-owned subsidiary of divine, and the shares of Open Market common stock and Series E preferred stock outstanding at the closing of the Open Market merger will be converted into a total of 44,285,714 shares of divine common stock, plus additional shares reflecting shares issued after August 3, 2001 pursuant to purchases made under Open Market's employee stock purchase plans and upon exercises of Open Market options and warrants; and

  •
  any other business that may properly come before the special meeting and any adjournment or postponement of the special meeting.

  Recommendation of the divine Board of Directors

    The divine board of directors, with one director, Andrew J. Filipowski, excluded because he is a director of eshare and two other directors not present at the meeting at which action was taken, unanimously approved and recommends a vote FOR the issuance of divine common stock in the eshare merger.

    The divine board of directors, with four directors not present at the meeting at which action was taken, unanimously approved and recommends a vote FOR the issuance of divine common stock in the Open Market merger.

  eshare Special Meeting

    At the eshare special meeting, eshare shareholders will be asked to vote on:

  •
  a proposal to approve and adopt the Agreement and Plan of Merger, dated July 8, 2001, by and among divine, inc., DES Acquisition Company, a wholly-owned subsidiary of divine, and eshare communications, Inc. and the merger of eshare into DES;

  •
  a proposal to approve an amendment to the eshare communications, Inc. (formerly Melita International Corporation) Employee Stock Purchase Plan that increased the number of eshare common shares authorized for issuance under the plan from 250,000 to 301,760; and

  •
  any other business that may properly come before the special meeting and any adjournment or postponement of the special meeting.

  Recommendations of the eshare Board of Directors

    The eshare board of directors, with Andrew J. Filipowski and Aleksander Szlam excluded because they are interested directors, unanimously approved and recommends a vote FOR the approval and adoption of the eshare merger agreement and the eshare merger. The eshare board of directors also unanimously approved and recommends a vote FOR the approval of the amendment to the eshare employee stock purchase plan.

  Open Market Special Meeting

    At the Open Market special meeting, Open Market stockholders will be asked to vote on:

  •
  a proposal to approve and adopt the Agreement and Plan of Merger, dated August 15, 2001, by and among divine, inc., DI1 Acquisition Company, a wholly-owned subsidiary of divine, and Open Market, Inc. and the merger of DI1 into Open Market, as a result of which Open Market will survive as a wholly-owned subsidiary of divine; and

  •
  any other business that may properly come before the special meeting and any adjournment or postponement of the special meeting.

  Recommendation of the Open Market Board of Directors

    The Open Market board of directors, with one director absent, unanimously approved and recommends a vote FOR the approval and adoption of the Open Market merger agreement and the Open Market merger.

    We urge you to obtain current market quotations for divine common stock, eshare common shares and Open Market common stock before making a decision on any merger as to which you have the right to vote.

Record Dates for the Special Meetings; Voting Rights

  divine Special Meeting

    Only recordholders of divine common stock at the close of business on the record date, August 31, 2001, are entitled to notice of, and to vote at, the divine special meeting. At the close of business on the record date, there were 160,040,704 shares of divine common stock outstanding and entitled to vote, held by approximately 1,247 holders of record. Each recordholder of divine common stock on the record date will be entitled to one vote for each share held on all matters to be voted on at the divine special meeting.

  eshare Special Meeting

    Only recordholders of eshare common shares at the close of business on the record date, August 31, 2001, are entitled to notice of, and to vote at, the eshare special meeting. At the close of business on the record date, there were 21,934,486 eshare common shares outstanding and entitled to vote, held by approximately 434 holders of record. Each recordholder of eshare common shares on the record date will be entitled to one vote for each share held on all matters to be voted on at the eshare special meeting.

  Open Market Special Meeting

    Only holders of record of Open Market common stock and Series E preferred stock at the close of business on the record date, August 31, 2001, are entitled to notice of, and to vote at, the Open Market special meeting. At the close of business on the record date, there were 52,373,346 shares of Open Market common stock outstanding and entitled to vote, held by approximately 491 holders of record and 735 shares of Open Market Series E preferred outstanding and entitled to vote, held by one stockholder of record. Each holder of shares of Open Market common stock on the record date will be entitled to one vote for each share held on all matters to be voted on at the Open Market special meeting. The holder of Series E preferred stock outstanding on the record date will be entitled to 655 votes for each share of Open Market Series E preferred stock held on the record date.

Quorum; Required Votes

  divine Special Meeting

    At the divine special meeting, a quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares of divine common stock entitled to vote at the meeting. Abstentions and broker non-votes (as defined below under "—Proxies") will be counted as shares present for purposes of determining whether a quorum exists. If the issuance of the divine common stock in the eshare merger requires divine stockholder approval, the affirmative vote of the holders of a majority of the shares of divine common stock that are present in person or by proxy and entitled to vote at the divine special meeting will be required. Similarly, the affirmative vote of the holders of a majority of the shares of divine common stock that are present in person or by proxy and entitled to vote at the divine special meeting will be required to approve the issuance of the divine common stock in the

Open Market merger. Abstentions by divine stockholders as to a particular proposal will have the same effect as a vote against that proposal. Broker non-votes are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect on a particular proposal other than to reduce the number of affirmative votes needed to approve that proposal.

    Open Market, divine and certain of divine's stockholders have entered into stockholder agreements, pursuant to which certain of divine's stockholders have granted Open Market the right to vote 37,841,681 shares of divine common stock owned by them in favor of the approval and adoption of the Open Market merger agreement and the Open Market merger, and the issuance of shares of divine's common stock necessary to complete the Open Market merger. As of the record date, the shares subject to these agreements represented approximately 24% of the outstanding shares of divine common stock entitled to vote at the divine special meeting.

  eshare Special Meeting

    At the eshare special meeting, a quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding eshare common shares entitled to vote at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. The affirmative vote of (1) a majority of the eshare common shares outstanding as of the record date is required to approve and adopt the eshare merger agreement and the eshare merger, and (2) a majority of the votes cast at the eshare special meeting is required to approve the amendment to the eshare employee stock purchase plan. Abstentions by eshare shareholders will have the same effect as votes against each of the proposed eshare merger and the proposed amendment to the eshare employee stock purchase plan. Broker non-votes (as defined below under "—Proxies") will not affect the outcome of the proposed amendment to the eshare employee stock purchase plan, other than to reduce the number of affirmative votes needed to approve the proposal, but will have the effect of a vote against the eshare merger proposal. Therefore, we encourage eshare shareholders that have their eshare common shares registered in the name of their broker to direct their broker on how to vote their shares.

    divine has entered into a voting agreement with Szlam Partners, L.P., an entity beneficially owned by Aleksander Szlam, the chairman and chief executive officer of eshare, under which divine has been granted the right to vote 10,745,969 eshare common shares owned by Szlam Partners in favor of the approval and adoption of the eshare merger agreement and the eshare merger. As of the record date, the shares subject to this agreement represented approximately 49% of the outstanding eshare common shares entitled to vote at the eshare special meeting.

    Andrew J. Filipowski, the chairman and chief executive officer of divine, is a member of the eshare board of directors. As of the record date, Mr. Filipowski beneficially owned 413,333 eshare common shares entitled to vote at the eshare special meeting, and has indicated his intention to vote these shares in favor of approval and adoption of the eshare merger agreement and the eshare merger. As of the record date, eshare's directors and executive officers beneficially owned an aggregate of 12,132,556 eshare common shares, representing approximately 55.3% of the eshare common shares entitled to vote at the eshare special meeting, and have indicated their intention to vote these shares, or cause these shares to be voted, in favor of approval and adoption of the eshare merger agreement and the eshare merger.

  Open Market Special Meeting

    At the Open Market special meeting, a quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Open Market common stock and Series E preferred stock, taken together as a single class, entitled to vote at the meeting. Abstentions and broker non-votes (as defined below under "—Proxies") will be counted for purposes of determining whether a quorum exists. The affirmative vote of the holders of a majority of the shares of Open Market common stock and Series E preferred stock outstanding as of the record date, voting on an as converted basis based on the initial Series E conversion price and together with the common stock as a single class, is required to approve and adopt the Open Market merger agreement and the Open Market merger. Abstentions by Open Market stockholders will have the same effect as votes against the proposed Open Market merger. Broker non-votes will have the effect of a vote against the Open Market merger proposal. Therefore, we encourage Open Market stockholders that have their shares of Open Market common stock registered in the name of their broker to direct their broker on how to vote their shares.

    In addition, Open Market and each of Harland K. LaVigne, Thomas H. Bruggere, Shikhar Ghosh, William S. Kaiser, B.C. Krishna, Eugene F. Quinn, Paul L. Sagan, Patrick Scannell, Edward Durkin, Joseph Alwan and Greylock Equity Limited Partnership, as stockholders of Open Market, have entered into a stockholder agreement with divine. Under the stockholder agreement, these stockholders agreed to vote all of the shares covered by the stockholder agreement in favor of the Open Market merger, the Open Market merger agreement and all related agreements. In addition, these stockholders each irrevocably appointed divine as his or its lawful attorney and proxy. The proxy grants divine, or any nominee of divine, the limited right to vote all of the shares of Open Market common stock covered by the stockholder agreement in favor of the approval and adoption of the Open Market merger agreement and any transactions contemplated by the Open Market merger agreement. In addition, these stockholders have further agreed not to offer, sell, pledge, encumber or otherwise dispose of all of their shares of Open Market common stock until the termination of the stockholder agreement, which will occur upon the earlier of the termination of the Open Market merger agreement or the completion of the Open Market merger. As of the record date, the shares subject to these agreements represented approximately 9.5% of the outstanding shares of Open Market common stock entitled to vote at the Open Market special meeting.

Proxies

    All shares of divine common stock represented by properly executed proxies received before or at the divine special meeting, all eshare common shares represented by properly executed proxies received before or at the eshare special meeting, and all shares of Open Market common stock and Series E preferred stock represented by properly executed proxies received before or at the Open Market special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated for a particular proposal, including a merger proposal, on a properly executed proxy card of any company, those shares will be voted FOR that proposal.

    If your shares are held in an account at a brokerage firm or bank, you must direct them on how to vote your shares. If you do not provide these directions and a broker or bank holding your shares returns an executed proxy card indicating that the broker or bank does not have discretionary authority to vote on

  •
  the approval of the issuance of divine common stock in the mergers, in the case of a divine stockholder,

  •
  the approval and adoption of the eshare merger agreement and the eshare merger, and/or the amendment to the eshare employee stock purchase plan, in the case of an eshare shareholder, or

  •
  the approval and adoption of the Open Market merger agreement and the Open Market merger in the case of an Open Market stockholder,

this will constitute a broker non-vote as to that particular proposal. Shares represented by broker non-votes will be considered present at the special meetings for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the approval of the issuance of divine common stock in the mergers for divine, the approval and adoption of the eshare merger agreement and the eshare merger and the amendment to the eshare employee stock purchase plan for eshare, or the approval and adoption of the Open Market merger agreement and the Open Market merger for Open Market. Your broker or bank will vote your shares only if you provide directions on how to vote by following the instructions provided to you by your broker.

    divine stockholders may vote by telephone or over the Internet. If you vote by telephone or over the Internet, you will be required to have the control number appearing on your proxy card available in order to submit your vote. A properly completed telephone or Internet vote has the same effect as if you marked, signed and returned the proxy card by mail. See the instructions on the proxy card or voting instructions card for a detailed description of the telephone and Internet voting procedures. divine believes that the granting of proxies by telephone or over the Internet is valid under Delaware law. Please note that if you choose to vote over the Internet, you are responsible for any Internet access charges incurred.

    eshare shareholders and Open Market stockholders may only vote in person at the eshare special meeting or Open Market special meeting, respectively, or by granting a proxy by signing and mailing the proxy card.

    divine, eshare and Open Market do not expect that any matter other than approval of the issuance of divine common stock in each of the mergers, in the case of divine, approval of the eshare merger agreement and the eshare merger and approval of the amendment to the eshare employee stock purchase plan, in the case of eshare, and approval of the Open Market merger agreement and the Open Market merger, in the case of Open Market, will be brought before its respective special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless you withhold authority to do so on the proxy card.

    Stockholders or shareholders of record may change their proxies in any of the following ways:

  •
  by sending a written notice to the secretary of either divine, eshare or Open Market, as applicable, prior to that company's special meeting, stating that they would like to revoke their proxies;

  •
  by completing, signing and dating another proxy card and returning it by mail to divine, eshare or Open Market, as applicable, prior to that company's special meeting;

  •
  by telephone or via the Internet, if they are divine stockholders, by following the instructions provided on their proxy cards; or

  •
  by attending the applicable special meeting and voting in person.

Attendance at a special meeting will not in and of itself constitute revocation of a proxy; you must cast an actual vote.

    If your shares are held in the name of a bank, broker or other fiduciary, including under the divine employee stock purchase plan, and you have directed that person to vote your shares, you must instruct that person if you want to change your vote.

Solicitation of Proxies

    divine, eshare and Open Market will share equally the expenses incurred in printing and mailing this joint proxy statement/prospectus. The initial solicitation of proxies by mail may be supplemented by telephone, Internet or personal solicitation by directors, officers or other regular employees of divine, eshare and Open Market, respectively. No additional compensation will be paid to directors, officers or other regular employees for these services. divine, eshare and Open Market will also request banks, brokers and other intermediaries holding divine common stock, eshare common shares and Open Market common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

    Open Market has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies from Open Market stockholders. Open Market will pay Georgeson $7,500 plus expenses for its services.

    eshare shareholders and Open Market stockholders should not send in any eshare or Open Market stock certificates with their proxy cards. The exchange agent will mail a transmittal letter to you containing instructions for the surrender of eshare and Open Market stock certificates as soon as practicable after completion of the respective mergers.

THE ESHARE MERGER

    This section of the joint proxy statement/prospectus describes material aspects of the proposed eshare merger, including the eshare merger agreement, voting agreement and stockholder agreement. While we believe that the description covers the material terms of the eshare merger, this summary may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/prospectus and the other documents to which we refer for a more complete understanding of the eshare merger. Complete copies of the eshare merger agreement, the voting agreement and the stockholder agreement are attached as Annexes A, B and C, respectively, to this joint proxy statement/prospectus.

Structure of the eshare Merger

    If the eshare shareholders approve and adopt the eshare merger agreement and the eshare merger and, if necessary, divine stockholders approve the issuance of divine common stock in the eshare merger, and all other conditions to the eshare merger agreement are satisfied, eshare will merge into DES, a wholly-owned subsidiary of divine. As a result, eshare will cease its separate corporate existence and become a part of DES, the surviving corporation. We currently anticipate that we will complete the eshare merger, unless the parties agree otherwise, on the second business day after obtaining stockholder and shareholder approval at the special meetings and satisfaction or waiver of all other conditions of the eshare merger agreement.

Background of the eshare Merger

    As part of their continuous efforts to increase shareholder value, eshare's board and executive management have regularly evaluated potential strategic combinations. To that end, eshare employed Broadview International LLC to act as its financial advisor and assist in this regard. eshare, with Broadview's assistance, has from time to time evaluated numerous potential strategic relationships.

    In December 2000, eshare's executive management met to discuss a wide range of strategic options for the business coincident with the usual end of year review and finalization of the 2001 operating plan and to reevaluate its overall business strategy and operations. At that time, eshare's management agreed that, while exploring opportunities in the market, and pending completion of a strategic alternative, eshare would maintain its efforts to increase shareholder value by continuing to develop and market its products and services.

    In late February 2001, a representative of divine contacted Aleksander Szlam, chairman and chief executive officer of eshare, to discuss a potential business arrangement. Representatives of divine had expressed a general interest in potentially acquiring eshare in the spring of 2000, but neither company pursued a transaction at that time. Mr. Szlam invited divine to develop a proposal for review by eshare.

    On February 22, 2001, eshare's executive management met with representatives of a third party to discuss the prospect of a strategic business combination.

    On March 20, 2001, eshare's executive management discussed the status of potential strategic business arrangements with the eshare board. All of eshare's directors were present at this meeting except Andrew J. Filipowski. Mr. Filipowski, as chairman and chief executive officer of divine, did not participate in any eshare board discussions concerning potential transactions with divine or the third party. The eshare board authorized eshare's executive management to proceed with separate preliminary discussions with both divine and the third party concerning a possible transaction.

    On March 23, 2001, eshare's executive management gave a presentation concerning its general business strategies, products and services to the divine transaction team.

    On April 3, 2001, the divine transaction team discussed the structure and financial terms of a potential acquisition of eshare with its outside counsel and financial advisors.

    On April 6, 2001, the divine transaction team continued to internally discuss and evaluate the structure and financial terms of a potential acquisition of eshare.

    From April 11 through April 13, 2001, members of the divine transaction team met with eshare management at eshare's headquarters in Norcross, Georgia to discuss operating results, financial systems and preliminary due diligence matters.

    On April 18, 2001, a representative of the divine transaction team presented the potential acquisition of eshare to divine's executive management and reviewed various transaction structure, valuation and operational matters.

    Also on April 18, 2001, divine sent a preliminary, non-binding term sheet to the chief executive officer of eshare, setting forth a stock-for-stock merger proposal. The transaction structure and valuation were discussed by eshare's chief executive officer and representatives of divine.

    On April 20, 2001, the divine transaction team discussed due diligence and operational matters with its outside accounting consultants.

    In May 2001, Broadview, at eshare's request, began to evaluate the indications of interest received from both divine and the third party and to assist eshare in discussions with potential strategic partners. From this date through the execution of the eshare merger agreement with divine, members of eshare's executive management regularly discussed eshare's strategic alternatives with Broadview.

    On May 9, 2001, eshare's chief executive officer conducted separate meetings in Atlanta, Georgia with divine and the third party to review the status of a potential business transaction. At these meetings, each company was invited to continue to pursue a strategic combination with eshare.

    On May 20, 2001, the divine transaction team presented the status, structure and financial terms of the potential eshare acquisition to the executive management of divine.

    From May 21 through May 30, 2001, divine and its outside accounting consultants continued their preliminary investigation of eshare.

    On May 22, 2001, eshare held its regularly scheduled board meeting. eshare's board and executive management discussed various strategic alternatives and business combinations, including potential transactions with divine or the third party.

    On May 23, 2001, members of eshare's executive management met with Broadview to further evaluate eshare's strategic alternatives. Broadview was authorized to continue discussions with divine and the third party regarding a potential transaction.

    On May 24, 2001, Broadview and the third party's outside financial advisor discussed the preparation of a preliminary, non-binding term sheet outlining the proposed terms and conditions of a possible transaction.

    On May 25, 2001, Broadview presented eshare's executive management with preliminary eshare valuation information and discussed key issues in pursuing a strategic transaction.

    From May 29 through May 30, 2001, representatives of the third party and its financial advisor met with representatives of eshare and Broadview to discuss eshare's operations, technology, financial condition and prospects and other preliminary due diligence matters.

    On May 30, 2001, the divine transaction team distributed summary due diligence information concerning eshare to divine's board of directors.

    On May 31, 2001, representatives of divine and eshare's chief executive officer discussed transaction structure and valuation issues. After receiving the preliminary approval of its board, divine presented a revised, non-binding term sheet to Broadview outlining the proposed terms and conditions of a stock-for-stock merger, including a fixed exchange ratio of divine shares per eshare common share.

    Also on May 31, 2001, Broadview provided additional information concerning eshare to the third party's financial advisor.

    On June 1, 2001, Broadview, eshare's executive management and outside counsel discussed the previous negotiations and identified outstanding issues in connection with the non-binding term sheet submitted by divine and the expression of interest of the third party. Representatives of Broadview separately discussed various business and valuation issues with divine and the third party's financial advisor.

    On June 4, 2001, divine presented a revised, non-binding term sheet to Broadview outlining proposed terms and conditions of a potential stock-for-stock merger transaction. Broadview reviewed the revised, non-binding term sheet with eshare's executive management and outside counsel and subsequently discussed outstanding issues with divine. Later that evening, divine delivered a further revised, non-binding term sheet to eshare responding to the issues presented by Broadview.

    Also on June 4, 2001, the third party's financial advisor indicated to Broadview that the third party could not meet eshare's valuation expectations and would not be submitting a term sheet for a possible transaction.

    On June 5, 2001, Broadview reviewed preliminary valuation information and outstanding issues concerning the non-binding divine term sheet with eshare's board and executive management. eshare's board authorized Broadview to continue negotiations with divine and requested a meeting among eshare's board, eshare's executive management and the divine transaction team to discuss divine's business strategy and rationale for the possible transaction.

    On June 6, 2001, Broadview communicated eshare's negotiating position to divine and the request of eshare's board for a meeting at eshare's headquarters in Norcross, Georgia.

    Also on June 6, 2001, the third party's financial advisor discussed a possible revised valuation range with Broadview.

    On June 7, 2001, Broadview and divine discussed alternative transaction structures providing potential price protection for eshare's shareholders.

    Also on June 7, 2001, Broadview requested that the third party's financial advisor submit a preliminary, non-binding term sheet on behalf of the third party.

    On June 8, 2001, representatives of divine met with eshare's executive management and Broadview at eshare's headquarters in Norcross, Georgia to engage in an initial due diligence review of divine's business strategy and discuss the merits of a potential business combination between the companies.

    On June 11, 2001, the third party's financial advisor presented a preliminary, non-binding term sheet to Broadview outlining proposed terms and conditions of a possible transaction between the third party and eshare. The terms presented by the third party provided for a mix of cash and stock at a lower valuation than that proposed by divine.

    On June 12, 2001, Broadview discussed the preliminary, non-binding term sheet with the third party's financial advisor.

    Also on June 12, 2001, divine presented a further revised, non-binding term sheet to Broadview outlining proposed terms and conditions of a possible transaction between divine and eshare, including price protection for eshare's shareholders in the form of a price collar.

    On June 13, 2001, Broadview and eshare's board and executive management reviewed the non-binding term sheets provided by divine and the third party. eshare's board deemed the divine non-binding term sheet to be superior to that of the third party, authorized Broadview to clarify various issues regarding the price collar structure, and instructed eshare's executive management to sign a 14-day exclusivity agreement with divine pending satisfactory resolution of the open issues.

    On June 14, 2001, eshare entered into a 14-day exclusivity agreement with divine to pursue a possible business combination.

    Also on June 14, 2001, the revised terms and valuation of the potential eshare acquisition were tentatively approved by divine's board. divine's outside counsel transmitted an initial business due diligence request to eshare and Broadview and began to draft the definitive eshare merger agreement and ancillary documentation.

    From June 18 through June 28, 2001, several meetings were held at eshare's headquarters in Norcross, Georgia among representatives of eshare, divine, the companies' outside counsel and divine's outside accounting consultants to review eshare's operations, technology and financial condition, as well as to discuss divine's operations and the potential synergies of the combined companies. At these meetings, members of eshare's executive management presented an overview highlighting eshare's operations, product positioning, technology, research and development efforts and results of operations and financial conditions. Meetings among representatives of eshare, divine and Broadview regarding financial and technological due diligence issues concerning both companies and post-merger integration matters continued through the execution of the eshare merger agreement, as did legal and business due diligence by divine's representatives. Negotiation of the definitive terms of the eshare merger agreement and ancillary documentation among divine's outside counsel, eshare's outside counsel and Broadview also continued through the execution of the eshare merger agreement.

    On June 20, 2001, Broadview and eshare's board and executive management reviewed the price collar structure in light of the market prices of divine common stock and eshare common shares. eshare's board authorized Broadview to negotiate a revised price collar structure with divine.

    From June 21 through June 27, 2001, representatives of Broadview and divine negotiated a revised price collar structure and other terms and conditions of the proposed eshare merger agreement.

    On June 28, 2001, Broadview, eshare's board and eshare's executive management discussed the status of the divine price collar negotiations. eshare's board authorized Broadview to re-approach the third party's financial advisor after the expiration of the divine exclusivity period to determine if the third party remained interested in pursuing a potential strategic transaction with eshare. The divine exclusivity period expired at midnight on this date.

    On June 29, 2001, the third party's financial advisor indicated that the third party remained interested in a potential transaction, but only at the valuation range previously discussed.

    Also on June 29, 2001, divine's board tentatively approved a revised price collar structure, which was outlined in a further revised, non-binding term sheet presented to Broadview later that evening.

    On June 30, 2001, Broadview and eshare's board, executive management and outside counsel discussed divine's further revised, non-binding term sheet and the third party's verbal indication of continued interest. eshare's board concluded that divine's offer was superior and determined that there was no reason to move forward with the third party unless presented with a substantially improved offer. eshare's board authorized Broadview to continue negotiations concerning greater price protection for eshare shareholders with divine.

    On July 2, 2001, eshare entered into a second 14-day exclusivity agreement with divine to pursue a possible business combination.

    From July 2 to July 3, 2001, eshare's outside counsel conducted a due diligence review of divine's operations at divine's offices located in Lisle, Illinois.

    Also on July 3, 2001, Broadview, eshare's board and executive management discussed the status of negotiations, timing issues and the roles and responsibilities of eshare's independent directors, as well as the scope of Broadview's fairness opinion. eshare's independent directors (Messrs. Jeffery, House, Pellicci and Tito) determined that they should obtain independent counsel to review the eshare merger agreement and ancillary documents and advise them. The independent directors held a separate meeting with independent counsel to discuss the specifics of the proposed agreements.

    On July 4, 2001, the independent directors and independent counsel reviewed the proposed eshare merger transaction, the proposed ancillary transactions to which Mr. Szlam and entities controlled by him would be parties and the scope of their fiduciary duties with the independent counsel.

    On July 5, 2001, Broadview, eshare's outside counsel, Mr. Szlam, eshare's independent directors, eshare's executive management and independent counsel held a meeting at which eshare's independent directors requested a chronology of the discussions with divine and the third party and a summary of the eshare merger agreement and ancillary documents. Later that day, the independent directors and independent counsel met to review the requested materials and to discuss the eshare merger transaction and the ancillary transactions. In their fiduciary capacity to the company's public shareholders, eshare's independent directors requested that certain elements of the ancillary transactions be restructured. Later that same day, another meeting was held with the independent directors, independent counsel, Broadview and eshare's outside counsel, at which Broadview reported on transaction structure changes it felt were necessary to provide eshare with a fairness opinion taking into consideration both the eshare merger and the ancillary transactions. The independent directors and independent counsel then met separately to discuss transaction structure alternatives and subsequently requested that Broadview negotiate with divine to restructure various elements of the eshare merger and ancillary transactions.

    On July 6, 2001, the independent directors and independent counsel continued to meet and review further transaction structure changes and the progress of negotiations with divine. Broadview reported on the continuing negotiations regarding the independent directors' proposed structure revisions, and eshare's executive management reviewed the potential benefits of a merger with divine to eshare's shareholders and customers.

    On July 7, 2001, the independent directors and independent counsel met to discuss the eshare merger and ancillary transactions. The independent directors were informed by Broadview and eshare's executive management that divine had made certain revisions to the transaction structure.

    On July 8, 2001, the independent directors and independent counsel met with eshare's executive management and outside counsel to discuss the progression of the negotiations with divine.

    Later on July 8, 2001, eshare's independent directors held a meeting during which the independent directors, independent counsel, eshare's executive management and Broadview reviewed the status of the negotiations with divine and the terms of the revised versions of the eshare merger agreement and ancillary documents. Broadview presented an analysis of the transaction and provided its opinion that the consideration to be received in the eshare merger by holders of eshare common shares is fair, from a financial point of view, to such holders. eshare's independent directors then unanimously voted to approve and adopt the eshare merger agreement and the agreements and transactions contemplated thereby, and unanimously voted to recommend that eshare's shareholders approve and adopt the eshare merger agreement and the eshare merger.

    Also on July 8, 2001, divine's board reviewed the terms of the revised eshare merger agreement and ancillary documents. Robertson Stephens presented its opinion that the eshare exchange ratio as of July 8, 2001 was fair, from a financial point of view, to divine. divine's board, with the exception of Mr. Filipowski, who recused himself from the board decision regarding the merger with eshare, and board members John Cooper and Kevin Nater, who were not present at the meeting, then unanimously voted to approve and adopt the eshare merger agreement and the ancillary agreements and the transactions contemplated thereby and unanimously voted to recommend that divine's stockholders approve the issuance of divine common stock in the eshare merger, if their approval was necessary.

    On July 8, 2001, the parties reached final agreement on all terms and signed the eshare merger agreement, the voting agreement and the stockholder agreement.

    On July 9, 2001, prior to the opening of the Nasdaq National Market, divine and eshare issued a joint press release announcing the execution of the eshare merger agreement.

The Companies' Reasons for the eshare Merger

    The boards of directors of divine and eshare independently concluded that the proposed eshare merger will afford to each company the complementary strengths of the two individual companies, will provide the combined company significant potential advantages and resources and potentially will enable the combined company to address emerging strategic opportunities more quickly and effectively.

    divine and eshare have each identified additional reasons for the eshare merger, as discussed below. It should be noted, however, that the potential benefits of the eshare merger may not be fully realized. See "Risk Factors" beginning on page 32.

divine's Reasons for the eshare Merger and Recommendation of divine's Board of Directors

    The divine board of directors believes that the eshare merger is fair to, and in the best interest of, divine's stockholders, and, with one director, Andrew J. Filipowski, excluded because he is a director of eshare, and two other directors not present at the meeting at which action was taken, unanimously recommends that divine's stockholders approve the issuance of divine common stock in the eshare merger.

    In reaching its decision, in addition to the anticipated joint benefits described above, the divine board of directors consulted with divine's management, as well as its legal counsel and financial advisor, and considered, among others, the following information and potential material factors:

  •
  the compatibility of eshare's products and services with divine's enterprise Web solutions business strategy;

  •
  the economics of the software solutions industry and the belief of the divine board that greater product variety, size and resources will increasingly be required for companies to compete successfully in this industry;

  •
  the belief that the combination of eshare's technology, products and services with divine's products, services, sales and marketing infrastructure should enable the combined company to expand the range of products and services offered to the combined company's customers and increase sales;

  •
  the divine board's expectation that the addition of eshare's operations to divine would likely increase the overall value and profitability of divine;

  •
  information concerning divine's and eshare's respective businesses, historical financial performance and condition, operations, technology, products, strategic partners, customers, competitive positions, prospects and management;

  •
  current financial market conditions and the historical market prices, volatility and trading information of divine common stock and eshare common shares;

  •
  the financial and other terms of the eshare merger, including the relationship between the market value of divine common stock and eshare common shares and a comparison of comparable merger transactions;

  •
  the belief that the terms of the eshare merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are fair and reasonable;

  •
  the likelihood that the eshare merger would be completed, including the limited conditions to the closing of the eshare merger, as well as the experience, reputation and financial condition of eshare;

  •
  the potential impact of the eshare merger on strategic partners, customers and employees of divine and eshare;

  •
  the likely reaction to the eshare merger in the financial markets; and

  •
  the presentation of Robertson Stephens, Inc. and the opinion of Robertson Stephens to the effect that, subject to certain matters set out in its opinion, the eshare exchange ratio, as of July 8, 2001 (which, at the time, would have been 2.08) was fair, from a financial point of view, to divine. A copy of Robertson Stephens' written opinion dated July 8, 2001, setting forth the assumptions made, matters considered and review undertaken, is attached to this joint proxy statement/prospectus as Annex D. divine stockholders are urged to read the Robertson Stephens opinion in its entirety.

    The divine board of directors considered various alternatives to the eshare merger, including alternative acquisitions and directly competing with eshare in its markets. The divine board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the eshare merger, including, but not limited to:

  •
  the possibility that the potential benefits set forth above may not be fully realized;

  •
  the substantial costs of integrating the businesses of divine and eshare and the transaction expenses arising from the eshare merger;

  •
  certain risks applicable to the eshare merger and the business of the combined company as set forth under "Risk Factors" beginning on page 32; and

  •
  the possibility that the eshare merger might not be consummated, resulting in a potential adverse effect on the market price of the divine common stock.

Notwithstanding the risks, the divine board of directors concluded that the positive factors outlined above outweighed any negative considerations.

    The foregoing discussion of the information and factors considered by the divine board of directors is not intended to be exhaustive but is believed to include the material factors considered by the divine board of directors in connection with its review of the proposed eshare merger. In view of the variety of factors, both positive and negative, considered, the divine board of directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered. Rather, the divine board of directors viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the divine board. In addition, individual members of the divine board of directors may have given different weight to different factors.

    In considering the proposed eshare merger, the divine board of directors was aware that Andrew J. Filipowski is a member of eshare's board of directors and, as of July 8, 2001, beneficially owned approximately 2.0% of eshare's outstanding common shares. See "—Interests of Certain Persons in the eshare Merger" beginning on page 91.

    Based on the above-described analysis, the divine board of directors has determined that the terms of the eshare merger and the eshare merger agreement are fair to, and in the best interests of, the divine stockholders. Accordingly, the divine board of directors has approved and adopted the eshare merger agreement and the eshare merger and recommends that the stockholders of divine vote FOR approval of the issuance of divine common stock in the eshare merger.

eshare's Reasons for the eshare Merger and Recommendation of eshare's Board of Directors

    The eshare board of directors believes that the eshare merger is fair to eshare's shareholders and in their best interest, and, with Andrew J. Filipowski and Aleksander Szlam excluded as interested directors, unanimously recommends the approval and adoption of the eshare merger agreement and the eshare merger.

    In reaching its decision, in addition to the anticipated joint benefits described above, the eshare board of directors consulted with eshare's management, as well as its legal counsel and financial advisor, and considered, among others, the following information and potential material factors:

    Financial Terms; Premium Valuation; Continuing Interest in Combined Company.  The eshare board noted that:

  •
  Based on the closing price of divine common stock on the last trading day prior to the meeting at which the board approved the eshare merger agreement and the negotiated collar protecting the eshare shareholders from divine's stock price volatility, the per share value of the eshare merger consideration represented a premium of approximately:

  •
  143% over the closing price of eshare's common shares on the last trading day prior to eshare's board approval; and

  •
  147% over the closing price of eshare's common shares 20 days prior to eshare's board approval.

  •
  Historical analysis of the premiums paid since January 1, 1999 for public software companies with total consideration between $25 million and $100 million showed only 1 of 33 companies purchased at a premium over 100%.

    Alternatives to the eshare Merger.  The eshare board had considered numerous strategic alternatives and concluded that the eshare merger represented the most desirable strategic alternative for eshare, as well as the most attractive opportunity that was available to eshare and its shareholders. Specifically:

  •
  The eshare board believed that to effectively compete in the CIM market, eshare needed to invest further in research and development. Without a strategic partner, it would be very hard, if not impossible, to secure the capital necessary for such investments.

  •
  The eshare board considered various strategic alternatives available to eshare, including:

  •
  continuing as an independent entity and entering into strategic financing or business arrangements with other industry participants or financing sources that would assist eshare in financing its business strategy; and

  •
  entering into a combination with, or being acquired by, another company in the CIM sector.

  •
  eshare's directors and management investigated and discussed these strategic alternatives over a period of months, and, during this period, were in contact with and/or engaged in discussions with other parties to determine if they would be interested in acquiring or engaging in a strategic or financial alliance with eshare, as discussed under "—Background of the eshare Merger" beginning on page 62.

  •
  After intensive efforts to find another strategic partner, as described above, only one other party indicated a significant interest in engaging in a business combination. However, the valuation range proposed by that third party was substantially lower than the price collar structure agreed to by divine and did not offer a value to eshare shareholders comparable to that offered by divine. The proposal from the third party was not a firm proposal, did not offer the assurances of value or completion offered by divine and was subject to a due diligence contingency.

    Opinion of Financial Advisor.  Broadview International LLC, eshare's financial advisor, made presentations to the eshare board concerning financial aspects of the proposed eshare merger and of the various strategic alternatives available to eshare, and delivered its oral opinion, confirmed in writing, that as of the date of that opinion, the consideration to be received in the eshare merger by holders of eshare common shares is fair, from a financial point of view, to such holders.

    Distribution Agreement with divine.  The eshare board viewed favorably divine's desire to become a distributor of the eshare products immediately upon signing of the eshare merger agreement. The board believed that the addition of divine's sales force would help eshare's sales while offering divine personnel the opportunity to become trained on the eshare products.

    Complementary Strategies and Technologies.  The eshare board believed that there is a strong strategic and technology fit between divine's and eshare's product plans.

    New Opportunities for Growth.  The eshare board believed that the combination of eshare's and divine's businesses would create growth opportunities not available to either company without the eshare merger. These include the opportunities to:

  •
  offer and provide a suite of customer interaction products that will allow the combined company to offer its customers more complete software solutions;

  •
  accelerate the introduction of next-generation customer interaction platforms that will be built around eshare's Conversations and NetAgent products; and

  •
  use divine's greater financial resources to finance eshare's growth-focused business strategy, which is expected to require significant capital commitments in the near term.

    The eshare board observed that these opportunities could enable the combined company to grow more quickly and beyond the levels eshare could be expected to achieve without the eshare merger.

    Likelihood of Completion.  The eshare board believed that the nature and relatively limited number of conditions to the completion of the eshare merger, and the strength of divine's obligations to fulfill those conditions, increased the likelihood that the eshare merger will be completed. The eshare board also took into account divine's strong commitment to the deal throughout the negotiation of the transaction.

    Price Protection.  The eshare board viewed favorably the provisions in the eshare merger agreement pursuant to which the eshare exchange ratio for the conversion of eshare's common shares to divine's common stock adjusts to give the eshare shareholders substantial price protection. The eshare merger agreement provides a "collar" mechanism that mitigates the effect of a decrease in the trading price of divine's common stock and allows the eshare board to terminate the eshare merger if the closing sale price of divine's common stock is less than $1.00 for any 10 trading day period ending after the SEC declares effective the registration statement of which this joint proxy statement/prospectus is a part, but prior to the date of eshare's special meeting.

    Tax-Free Treatment.  It is expected that the portion of the eshare merger consideration to be received by eshare shareholders in the form of shares of divine common stock will be tax-free to those shareholders for U.S. federal income tax purposes.

    The eshare board of directors also considered the terms of the eshare merger agreement regarding eshare's right to consider, negotiate and undertake other acquisition proposals that might arise following announcement of the eshare merger, as well as the possible effects of the provision regarding termination fees. In the course of these deliberations, legal counsel to eshare advised the eshare board of directors as to its fiduciary obligations in the context of considering the proposed transaction. The eshare board of directors concluded that, while the existence of the termination fee provision might reduce the likelihood that a third party would propose an alternative transaction with eshare pending completion of the eshare merger, the increased costs to a third party would not be material and that the benefits of the eshare merger to eshare outweighed the risks.

    The eshare board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the eshare merger, including, but not limited to:

  •
  the risks described under "Risk Factors" beginning on page 32;

  •
  that the eshare merger agreement is required to be submitted to the eshare shareholders even if the eshare board withdraws or changes its recommendation that eshare shareholders vote in favor of the eshare merger;

  •
  shareholder approval of the eshare merger is virtually assured even if the eshare board were to withdraw or change its recommendation because Szlam Partners intended to enter into a stockholder agreement with divine contemporaneously with the signing of the eshare merger agreement, under which it would agree to vote shares representing approximately 49% of the outstanding voting power in favor of the eshare merger agreement, and the chief executive officer of divine, Andrew J. Filipowski, also beneficially owned approximately 2.0% of eshare's outstanding common shares as of July 8, 2001;

  •
  these facts would likely discourage other potentially interested third parties from proposing an alternative or superior transaction to eshare and would prevent eshare from engaging in any such transaction if proposed; and

  •
  that divine common stock has experienced substantial price volatility in the past year.

    The eshare board believed and continues to believe that these potential risks are outweighed by the potential benefits anticipated to result from the eshare merger.

    In considering the proposed eshare merger, the directors of eshare were aware of the interests of certain officers and directors in the eshare merger described under "—Interests of Certain Persons in the eshare Merger" beginning on page 91.

    The foregoing discussion addresses the material information and factors considered by the eshare board in its consideration of the eshare merger, including factors that support the eshare merger as well as those that may weigh against it. The eshare board conducted numerous discussions of the factors described above, including asking questions of eshare's management and legal and financial advisors, as well as independent legal counsel hired by the independent directors. In view of the variety of factors and the amount of information considered, the eshare board did not find it practical to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the eshare board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the eshare merger was made after consideration of all of the factors as a whole. In addition, individual members of the eshare board may have given different weight to different factors.

    The eshare board of directors has determined that the terms of the eshare merger and the eshare merger agreement are fair to, and in the best interests of, eshare shareholders. Accordingly, the eshare board of directors has approved the eshare merger agreement and the eshare merger and recommends that the shareholders of eshare vote FOR approval and adoption of the eshare merger agreement and the eshare merger.

Opinion of Financial Advisor to divine's Board of Directors

    On July 3, 2001, divine engaged Robertson Stephens, Inc. to act as its financial advisor in connection with the eshare merger, and to render an opinion as to the fairness of the eshare exchange ratio, from a financial point of view, to divine.

    On July 8, 2001, at a meeting of the divine board held to evaluate the proposed eshare merger, Robertson Stephens delivered to divine's board its oral opinion that, as of July 8, 2001 and based on the matters considered and the limitations on the review undertaken described in the opinion, the eshare exchange ratio (which, at that time, would have been 2.08) was fair, from a financial point of view, to divine. Shortly thereafter, Robertson Stephens delivered a written opinion, dated July 8, 2001, to the same effect. Robertson Stephens has consented to the use of its opinion in this joint proxy statement/prospectus and the full text of this opinion is reprinted as Annex D to this joint proxy statement/prospectus.

No limitations were imposed by divine's board on Robertson Stephens with respect to the investigations made or procedures followed by it in furnishing its opinion. The eshare exchange ratio was determined through negotiations between the management of divine and eshare. Robertson Stephens was not asked by, and did not recommend to, divine that any specific exchange ratio constituted the appropriate exchange ratio for the eshare merger.

    You should consider the following when reading the discussion of the opinion of Robertson Stephens, divine's financial advisor, in this document:

  •
  We urge divine stockholders to read carefully the entire opinion of Robertson Stephens, which is set forth in Annex D to this joint proxy statement/prospectus and is incorporated by reference and set forth as Annex D to this joint proxy statement/prospectus.

  •
  The following description of the Robertson Stephens opinion is qualified by reference to the full opinion located in Annex D to this joint proxy statement/prospectus. The full opinion sets forth, among other things, the assumptions by Robertson Stephens, the matters it considered and the limitations on the review undertaken.

  •
  The Robertson Stephens opinion was prepared for the benefit and use of the divine board in its consideration of the eshare merger and does not constitute a recommendation to stockholders of divine as to how they should vote at the special meeting, or take any other action, in connection with the eshare merger.

  •
  The Robertson Stephens opinion does not address the relative merits of the eshare merger and any other transactions or business strategies discussed by the divine board as alternatives to the eshare merger agreement or the underlying business decision of the divine board to proceed with or effect the eshare merger.

    The Robertson Stephens opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to it as of, the date of the opinion. It should be understood that subsequent developments may affect the conclusion expressed in the Robertson Stephens opinion and that Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion or to update, revise or reaffirm its opinion. The Robertson Stephens opinion is limited to the fairness, from a financial point of view and as of July 8, 2001, of the exchange ratio (which, at that time, would have been 2.08) to divine.

  Opinion and Analysis of Robertson Stephens

    In connection with the preparation of the Robertson Stephens opinion, Robertson Stephens:

  •
  reviewed certain publicly available financial statements and other business and financial information of eshare and divine, respectively;

  •
  reviewed certain publicly available research estimates of research analysts regarding eshare and divine;

  •
  held discussions with the respective managements of eshare and divine concerning the businesses, past and current operations, financial condition (including certain forward looking information concerning eshare and divine) and future prospects of both eshare and divine, independently and combined, including discussions with the managements of eshare and divine concerning their views regarding the strategic rationale for the eshare merger;

  •
  reviewed the financial terms and conditions set forth in the draft eshare merger agreement dated July 8, 2001;

  •
  reviewed the stock price and trading history of eshare common shares and divine common stock;

  •
  compared the financial performance of eshare and the prices and trading activity of eshare common shares with that of certain other publicly traded companies comparable with eshare;

  •
  compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that it deemed relevant;

  •
  reviewed certain diligence materials prepared for the management of divine; and

  •
  made such other studies and inquiries, and reviewed such other data, as it deemed relevant.

    In its review and analysis, and in arriving at its opinion, Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by the managements of eshare and divine) or publicly available and has neither attempted to verify, nor assumed responsibility for verifying, any of such information. Robertson Stephens relied upon the assurances of the managements of eshare and divine that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of eshare or divine, nor was it furnished with any such evaluation or appraisal. Robertson Stephens has relied without independent verification upon the information furnished to it for purposes of its opinion.

    With respect to the performance and prospects of eshare that Robertson Stephens discussed, Robertson Stephens assumed that divine's and eshare's managements' views regarding the combined company's performance and prospects were arrived at in good faith, and were based on reasonable assumptions regarding the future financial condition and performance of the combined company, and reflect the best currently available judgments of the management of divine and eshare, respectively, and it further assumed that such performance will be realized as anticipated by management.

    In addition, Robertson Stephens assumed that:

  •
  the eshare merger will be consummated upon the terms set forth in the draft eshare merger agreement made available to it without material alteration thereof, including, among other things, that the eshare merger will be accounted for as a "purchase method" business combination in accordance with U.S. generally accepted accounting principles;

  •
  the eshare merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended; and

  •
  historical financial statements of each of eshare and divine reviewed by it were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

    Robertson Stephens expressed no opinion as to:

  •
  the value of any stockholder, non-competition or employee agreements or other arrangements entered into in connection with the eshare merger;

  •
  any tax or other consequences that might result from the eshare merger;

  •
  the value of divine common stock when issued to eshare's shareholders pursuant to the eshare merger or the price at which shares of divine common stock may be traded in the future;

  •
  the relative merits of the eshare merger and the other business strategies that divine's board of directors has considered or may be considering;

  •
  the decision of divine's board of directors to proceed with the eshare merger; or

  •
  any legal or accounting matters, as to which Robertson Stephens understood that divine obtained such advice as it deemed necessary from qualified professionals.

    The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering its opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Robertson Stephens. Certain of the information in this section is presented in tabular form. In order to better understand the financial analyses performed by Robertson Stephens, these tables must be read together with the text of each summary. The Robertson Stephens opinion is based on the totality of the various analyses which it performed, and no particular portion of the analysis has any merit standing alone.

    Comparable Company Analysis.  Using publicly available information, Robertson Stephens analyzed, among other things, the trading multiples of eshare and the following selected publicly traded companies in the call center and customer interaction management/communication software segments:

  Call Center Software

  •
  Aspect Communications Corporation

  •
  Davox Corporation

  •
  Interactive Intelligence Inc.

  Customer Interaction Management/Communication Software

  •
  Apropos Technology Inc.

  •
  Blue Martini Software Inc.

  •
  Clicksoftware Technology Ltd.

  •
  Chordiant Software, Inc.

  •
  Delano Technology Corporation

  •
  eGain Communications Corporation

  •
  E.Piphany Inc.

  •
  Kana Software, Inc./Broadbase

  •
  Onyx Software Corp.

  •
  Pivotal Corp.

  •
  Primus Knowledge Solutions, Inc.

  •
  Support.Com Inc.

    Revenues.  As set forth in the following table, applying a range of multiples for these companies for calendar years 2000 and 2001 to corresponding revenue data for eshare resulted in the following range of implied exchange ratios and equity values for calendar years 2000 and 2001.

Calendar Year	Range of Multiples	Implied Exchange Ratio	Implied Equity Value
2000	0.50x - 1.25x	1.573x - 3.483x	$52 - $115 million
2001	0.25x - 1.00x	0.939x - 2.856x	$31 - $94 million
With Control Premium(a):
2000	0.50x - 1.25x	2.202x - 5.572x	$73 - $184 million
2001	0.25x - 1.00x	1.314x - 4.570x	$43 - $151 million

(a)
Assumed a control premium in the 40%-60% range.

    Precedent Transaction Analysis.  Robertson Stephens analyzed the aggregate value and implied transaction value multiples paid or proposed to be paid in selected precedent transactions in the call center and customer interaction management/communication software industry, including:

    Message Media, Inc./DoubleClick Inc. (6/1/01)

    PrimeResponse, Inc./Chordiant Software, Inc. (1/8/01)

    Inference Corporation/eGain Communications Corporation (3/16/00)

    Mustang.com/Quintus (2/28/00)

    Silknet/Kana Software, Inc. (2/7/00)

    SER Systems/EIS International (12/20/99)

    Clarify Inc./Nortel Networks Corporation (10/18/99)

    Genesys Telecommunications Labs/Alcatel SA (9/28/99)

    eShare Technologies, Inc./Melita International Corporation (6/15/99)

    BriteVoice Systems, Inc./InterVoice Inc. (4/27/99)

    Mosaix Inc./Lucent Technologies, Inc. (4/5/99)

    Robertson Stephens compared, among other things, the aggregate value in these transactions as a multiple of the preceding twelve months' revenues ("LTM"), the following 12 months' revenues ("NTM") and the premium paid to one-month-prior stock price. Applying these multiples to similar revenue figures for eshare resulted in the following range of implied exchange ratios and implied equity values. Revenue data was not publicly available for a number of the companies represented in the selected precedent transactions.

	Range of Multiples	Implied Exchange Ratio	Implied Equity Value
LTM Revenues	1.0x - 2.0x	2.805x - 5.310x	$92 - $175 million
NTM Revenues	0.5x - 1.5x	1.712x - 4.537x	$56 - $150 million
Premium Paid to 1 month Prior Stock Price	40% - 60%	1.204x - 1.376x	$40 - $45 million

    No company, transaction or business used in the Comparable Company Analysis or the Selected Precedent Transaction Analysis as a comparison is identical to divine, eshare or the eshare merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies or the business segment, company or transactions to which they are compared.

    Other Factors.  While this summary describes the analysis and factors that Robertson Stephens deemed material in its presentation to the divine board, it is not a comprehensive description of all analysis and factors considered by Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Robertson Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Robertson Stephens is based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Robertson Stephens gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of divine, eshare or Robertson Stephens. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

    divine's engagement letter with Robertson Stephens provides that, for its services, Robertson Stephens is entitled to receive $250,000 due in cash upon delivery of the opinion, whether or not the opinion is favorable. divine has also agreed to reimburse Robertson Stephens for its out-of-pocket expenses and to indemnify and hold harmless Robertson Stephens and its affiliates and any other person, director, employee or agent of Robertson Stephens or any of its affiliates, or any person controlling Robertson Stephens or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to divine. The terms of the fee arrangement with Robertson Stephens, which divine and Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between divine and Robertson Stephens, and the divine board was aware of these fee arrangements. Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Robertson Stephens' investment banking relationship and familiarity with divine. Robertson Stephens has provided and continues to provide financial advisory and investment banking services to divine from time to time, including acting as lead managing underwriter for divine's initial public offering and currently as divine's financial advisor under a retainer agreement. Robertson Stephens may actively trade the equity of divine for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in these securities.

    Robertson Stephens is an internationally recognized investment banking firm. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

Opinion of Financial Advisor to eshare's Board of Directors

    Pursuant to a letter agreement dated as of May 24, 2001, eshare engaged Broadview International LLC to act as financial advisor to eshare's board of directors. The eshare board of directors selected Broadview based on Broadview's reputation and experience in the information technology, communication and media sector and the call center software industry in particular. Broadview focuses on providing merger and acquisition advisory services to information technology, communications and media companies. In this capacity, Broadview is continually engaged in valuing these businesses and maintains an extensive database of information technology, communications and media mergers and acquisitions information for comparative purposes. At the meeting of the eshare board of directors on July 8, 2001, Broadview rendered its opinion that, as of July 8, 2001, based upon and subject to the various factors and assumptions described in the Broadview opinion, the consideration to be received in the eshare merger by holders of eshare common shares was fair, from a financial point of view, to such holders.

    Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Broadview, is incorporated by reference and attached as Annex E to this joint proxy statement/prospectus. eshare shareholders are urged to, and should, read the Broadview opinion carefully and in its entirety. The Broadview opinion is directed to the eshare board of directors and addresses only the fairness of the consideration to be received by holders of eshare common shares in the eshare merger, from a financial point of view, to such holders, as of the date of the opinion. The Broadview opinion does not address any other aspect of the eshare merger and does not constitute a recommendation to any eshare shareholder as to how to vote at the eshare special meeting. The summary of the Broadview opinion set forth in this joint proxy statement/prospectus, although materially complete, is qualified in its entirety by reference to the full text of such opinion.

    In connection with rendering its opinion, Broadview, among other things:

  •
  reviewed the terms of the draft eshare merger agreement and stockholder agreement furnished to Broadview on July 7, 2001, as well as the terms of the draft employment agreement furnished to Broadview on July 8, 2001;

  •
  reviewed certain publicly available financial statements and other information on eshare and divine, respectively;

  •
  reviewed certain internal financial and operating information, including certain projections for eshare prepared and provided to Broadview by eshare management;

  •
  participated in discussions with eshare and divine management concerning the operations, business strategy, financial performance and prospects for eshare and divine, respectively;

  •
  discussed the strategic rationale for the eshare merger with eshare and divine management, respectively;

  •
  reviewed the recent reported closing prices and trading activity for eshare and divine common stock, respectively;

  •
  compared aspects of the financial performance of eshare and divine with other comparable public companies;

  •
  analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

  •
  reviewed recent equity research analyst reports covering eshare and divine;

  •
  analyzed the anticipated effect of the eshare merger on the future financial performance of divine;

  •
  participated in discussions related to the eshare merger with eshare, divine and their respective advisors; and

  •
  conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

    In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information, including the representations and warranties contained in the eshare merger agreement, that was publicly available or furnished to Broadview by eshare, divine or their respective advisors. With respect to the financial projections examined by Broadview, Broadview assumed that they were prepared reasonably and reflected the best available estimates and good faith judgments of the management of eshare and divine as to the future performance of eshare and divine, respectively. Broadview also assumed that eshare is not involved currently in any material transaction as of the date of Broadview's opinion other than the eshare merger, other publicly announced transactions, any other transactions of which Broadview was aware and those activities undertaken by eshare in the ordinary course of conducting its business.

    Broadview did not make or obtain any independent appraisal or valuation of any of eshare's assets. Broadview's opinion necessarily is based upon market, economic, financial and other conditions as they existed and could be evaluated as of July 8, 2001, and any change in such conditions since that date would require a reevaluation of Broadview's opinion. The Broadview opinion did not express any opinion as to the price at which divine common stock will trade at any time.

    The following is a brief summary of some of the sources of information and valuation methodologies employed by Broadview in rendering its opinion. These analyses were presented to the eshare board of directors at its meeting on July 8, 2001. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not assign explicitly any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  eshare Stock Performance Analysis

    Broadview compared the recent stock performance of eshare with that of the Nasdaq Composite and the eshare Comparable Index. The eshare Comparable Index is comprised of public companies that Broadview deemed comparable to eshare. Broadview selected companies competing in the call center and customer interaction management software industry with Trailing Twelve Month ("TTM") revenue between $25 million and $100 million and Projected 12/31/01 revenue growth of less than 100%. The eshare Comparable Index consists of the following companies: Interactive Intelligence, Inc.; Primus Knowledge Solutions, Inc.; eGain Communications, Inc.; Davox Corporation; and Apropos Technology, Inc.

  Public Company Comparables Analysis

    Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of eshare with publicly available information for the companies comprising the eshare Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information.

    The following table presents, as of July 6, 2001, the median multiples and the range of multiples for the eshare Comparable Index of equity market capitalization or total market capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents), where applicable, divided by selected operating metrics:

	Median Multiple	Range of Multiples
(NM = not meaningful)
Total Market Capitalization to Last 12 Months Revenue	0.86 x	NM - 2.13 x
Total Market Capitalization to Last Quarter Annualized Revenue	0.73 x	NM - 2.02 x
Total Market Capitalization to Last 12 Months Gross Profit	0.62 x	NM - 2.58 x
Total Market Capitalization to Last Quarter Annualized Gross Profit	0.58 x	NM - 1.79 x
Total Market Capitalization to Projected Calendar Year 2001 Revenue	0.57 x	NM - 1.85 x
Total Market Capitalization to Projected Calendar Year 2001 Gross Profit	1.01 x	NM - 2.66 x
Total Market Capitalization to Projected Calendar Year 2002 Revenue	0.31 x	NM - 1.22 x
Total Market Capitalization to Projected Calendar Year 2002 Gross Profit	0.46 x	NM - 1.58 x
Total Market Capitalization to Projected Calendar Year 2002 Earnings Before Interest And Taxes	8.23 x	4.72 x - 11.74 x
Equity Market Capitalization to Projected Calendar Year 2002 Net Income	16.41 x	12.34 x - 20.48 x

    The following table presents, as of July 6, 2001, the median implied per share values and the range of implied per share values of eshare's common shares, calculated by using the multiples shown above and the appropriate eshare operating metric:

	Median Implied Value	Range of Implied Values
Total Market Capitalization to Last 12 Months Revenue	$3.56	NM - $8.16
Total Market Capitalization to Last Quarter Annualized Revenue	$2.89	NM - $7.21
Total Market Capitalization to Last 12 Months Gross Profit	$1.80	NM - $6.13
Total Market Capitalization to Last Quarter Annualized Gross Profit	$1.54	NM - $3.85
Total Market Capitalization to Projected Calendar Year 2001 Revenue	$2.52	NM - $7.22
Total Market Capitalization to Projected Calendar Year 2001 Gross Profit	$2.68	NM - $6.34
Total Market Capitalization to Projected Calendar Year 2002 Revenue	$1.77	NM - $5.76
Total Market Capitalization to Projected Calendar Year 2002 Gross Profit	$1.72	NM - $4.81
Total Market Capitalization to Projected Calendar Year 2002 Earnings Before Interest And Taxes	$2.08	$1.38 - $2.78
Equity Market Capitalization to Projected Calendar Year 2002 Net Income	$4.29	$3.23 - $5.36

    No company utilized in the public company comparables analysis as a comparison is identical to eshare. In evaluating the comparables, Broadview made numerous assumptions with respect to call center and customer interaction management software industry performance and general economic conditions, many of which are beyond the control of eshare. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

  Transaction Comparables Analysis

    Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions by choosing recent transactions involving sellers in the automated customer support and call center software industries with TTM revenue greater than $10 million. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. These transactions consisted of the acquisition of:

  •
  Servicesoft, Inc. by Broadbase Software, Inc.;

  •
  GeoTel Communications Corporation by Cisco Systems, Inc.;

  •
  Clarify Inc. by Nortel Networks Corporation;

  •
  Genesys Telecommunications Laboratories, Inc. by Alcatel;

  •
  Edify Corporation by Security First Technologies Corporation;

  •
  Inference Corporation by eGain Communications Corporation;

  •
  Brightware, Inc. by FirePond, Inc.;

  •
  IEX Corporation by Tekelec;

  •
  Periphonics Corporation by Nortel Networks Corporation;

  •
  Mosaix, Inc. by Lucent Technologies, Inc.;

  •
  Brite Voice Systems, Inc. by InterVoice, Inc.; and

  •
  EIS International, Inc. by SER Systeme AG.

    The following table presents, as of July 6, 2001, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported 12 months prior to acquisition for the transactions listed above:

	Median Multiple	Range of Multiples
Adjusted Price to Last Reported 12 Months Revenue	3.06 x	0.75 x - 39.91 x

    The following table presents, as of July 6, 2001, the median implied per share value and the range of implied per share values of eshare's common shares, calculated by multiplying the multiples shown above by the appropriate eshare operating metric:

	Median Implied Value	Range of Implied Values
Adjusted Price to Last Reported 12 Months Revenue	$11.51	$3.16 - $145.10

    No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the telecommunications software industry's performance and general economic conditions, many of which are beyond the control of eshare or divine. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

  Transaction Premiums Paid Analysis

    Broadview considered the premiums paid above a seller's share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions involving publicly-held software companies. Broadview selected these transactions from its proprietary database by choosing transactions since January 1, 1999 with an equity purchase price between $25 million and $100 million. These transactions consisted of the acquisition of:

  •
  Credit Management Solutions, Inc. by The First American Corporation;

  •
  Marcam Solutions, Inc. by Invensys plc;

  •
  Telemate.Net Software, Inc. by Verso Technologies, Inc.;

  •
  NetSpeak Corporation by Adir Technologies, Inc.;

  •
  ConnectInc.com, Co. by Calico Commerce, Inc.;

  •
  Crosskeys Systems Corp. by Orchestream Holdings plc;

  •
  Interlink Computer Sciences, Inc. by Sterling Software, Inc.;

  •
  Fourth Shift Corporation by AremisSoft Corporation;

  •
  Metrowerks, Inc. by Motorola, Inc.;

  •
  Continuus Software Corporation by Telelogic AB;

  •
  Diehl Graphsoft, Inc. by Nemetschek Aktiengesellschaft;

  •
  Wave Technologies International, Inc. by Thomson US Holdings, Inc.;

  •
  Interface Systems, Inc. by Tumbleweed Communications Corp.;

  •
  Wall Data Incorporated by NetManage, Inc.;

  •
  OptiSystems Solutions, Ltd. by BMC Software, Inc.;

  •
  ULTRADATA Corporation by Concentrex, Inc.;

  •
  Inference Corp. by eGain Communications Corp.;

  •
  Star Data Systems, Inc. by CGI Group Inc.;

  •
  Concentrex, Inc. by John H Harland Company;

  •
  FDP Corporation by SunGard Data Systems, Inc.;

  •
  Template Software, Inc. by Level 8 Systems, Inc.;

  •
  TREEV, Inc. by CE Computer Equipment AG;

  •
  EIS International, Inc. by SER Systeme AG;

  •
  ViaGrafix Corporation by 7th Level, Inc.;

  •
  Oacis Healthcare Holdings Corp. by Science Applications International Corporation;

  •
  InfoInterActive Inc. by America Online, Inc.;

  •
  MessageMedia, Inc. by DoubleClick Inc.;

  •
  Xionics Document Technologies, Inc. by Oak Technology, Inc.;

  •
  Simware Inc. by NetManage, Inc.;

  •
  ShowCase Corporation by SPSS, Inc.;

  •
  Voice Control Systems, Inc. by Royal Philips Electronics of the Netherlands;

  •
  Enterprise Software, Inc. by LiveWire Media LLC; and

  •
  PrimeResponse, Inc. by Chordiant Software, Inc.

    The following table presents, as of July 6, 2001, the median premium and the range of premiums for these transactions calculated by dividing:

  (1)
  the offer price per share minus the closing share price of the seller's common stock one trading day or twenty trading days day prior to the public announcement of the transaction; by

  (2)
  the closing share price of the seller's common stock one trading day or twenty trading days day prior to the public announcement of the transaction:

	Median Premium	Range of Premiums
Premium Paid to Seller's Share Price One Trading Day Prior to Announcement	32.2%	(6.3%) - 182.0%
Premium Paid to Seller's Share Price Twenty Trading Days Prior to Announcement	63.5%	(5.7%) - 433.3%

    The following table presents the median implied value and the range of implied values of eshare's common shares, calculated by using the premiums shown above and eshare's share price one trading day or twenty trading days prior to July 6, 2001:

	Median Implied Value	Range of Implied Values
Premium Paid to Seller's Share Price One Trading Day Prior to Announcement	$1.69	$1.20 - $3.61
Premium Paid to Seller's Share Price Twenty Trading Days Prior to Announcement	$2.06	$1.19 - $6.72

    No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the eshare merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the telecommunications software industry's performance and general economic conditions, many of which are beyond the control of eshare or divine. Mathematical analysis, such as determining the average, median or range is not in itself a meaningful method of using comparable transaction data.

  Present Value of Projected Share Price Analysis

    Broadview calculated the present value of potential future share prices of eshare common shares on a stand-alone basis using eshare management estimates for the 12 months ending December 31, 2002. The implied share price calculated using the median total market capitalization to last 12 months revenue multiple for the eshare Comparable Index and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of the eshare Comparable Index was $2.84. The implied share price calculated using the total market capitalization to last 12 months revenue multiple for eshare and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of eshare was $0.98. Broadview also examined the effects of potential variations in the December 31, 2002 revenue estimate.

  Historical Exchange Ratio Analysis

    Broadview compared the ratios of the closing prices of eshare common shares divided by the corresponding prices of divine common stock over the period from July 12, 2000 through July 6, 2001, referred to as the historical exchange ratio, with the exchange ratio contained in the merger agreement. The historical exchange ratio has ranged from 0.347 to 2.061, with an average of 0.770.

  Relative Contribution Analysis

    Broadview examined the relative contribution of eshare to divine for a number of historical and projected operating metrics. In this analysis, projected figures for eshare and divine are based on management estimates.

    The following reflect the relative contribution of eshare and divine for each operating metric:

	divine	eshare
Last 12 Months Revenue	10.6%	89.4%
Last Quarter Annualized Revenue	33.8%	66.2%
Projected Calendar Year 2001 Revenue	72.5%	27.5%
Projected Calendar Year 2002 Revenue	82.2%	17.8%
Projected Calendar Year 2002 Earnings Before Interest And Taxes	55.1%	44.9%
Projected Calendar Year 2002 Net Income	56.0%	44.0%

    At the eshare merger consideration, the implied equity ownership is 25.0% for eshare and 75.0% for divine, while the implied entity ownership (equal to equity value plus total debt minus cash and cash equivalents) is 100.0% for eshare and 0.0% for divine.

  divine Stock Performance Analysis

    Broadview compared the recent stock performance of divine with that of the Nasdaq Composite and the divine Comparable Index. The divine Comparable Index is comprised of public companies that Broadview deemed comparable to divine. Broadview selected companies competing in the technology-focused Internet services industry with Projected 12/31/01 revenue between $100 million and $500 million. The divine Comparable Index consists of the following companies: Sapient Corporation; Digitas, Inc.; Answerthink, Inc.; iXL Enterprises, Inc.; and eLoyalty Corporation.

  Evaluation of divine Equity

    Broadview compared financial information of divine with publicly available information for companies comprising the divine Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

  Pro Forma Combination Analysis

    Broadview calculated the pro forma impact of the eshare merger on the combined entity's projected earnings per share for the fiscal quarter ending December 31, 2001 and the fiscal year ending December 31, 2002 taking into consideration various financial effects which will result from a consummation of the eshare merger. This analysis relies upon certain financial and operating assumptions obtained from both management and publicly available sources about eshare and divine. Broadview assumed that the eshare merger would be treated as a purchase transaction for accounting purposes and that no opportunities for cost savings or revenue enhancements exist. Based on this analysis, the pro forma purchase model indicates earnings-per-share accretion of $0.04, excluding acquisition expenses, for the fiscal quarter ending December 31, 2001 and earnings-per-share accretion of $0.02 for the fiscal year ending December 31, 2002. Broadview also examined the effects of potential cost savings and revenue enhancements, and the incremental accretion/dilution related to those potential synergies.

  Consideration of the Discounted Cash Flow Methodology

    While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for eshare, Broadview considered a discounted cash flow analysis inappropriate for valuing eshare.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of eshare or divine. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be received by holders of eshare common stock pursuant to the eshare merger agreement and other terms of the eshare merger agreement were determined through arm's length negotiations between eshare and divine, and were approved by the eshare board of directors. Broadview participated in discussions with the eshare board of directors during those negotiations. However, Broadview did not recommend any specific consideration to the eshare board of directors or that any specific consideration constituted the only appropriate consideration for the eshare merger. In addition, Broadview's opinion and presentation to the eshare board of directors was one of many factors taken into consideration by the eshare board of directors in making its decision to approve the eshare merger. Consequently, the

Broadview analyses as described above should not be viewed as determinative of the opinion of the eshare board of directors with respect to the value of eshare or of whether the eshare board of directors would have been willing to agree to a different consideration.

    Upon consummation of the eshare merger, eshare will be obligated to pay Broadview a transaction fee of approximately $911,000. eshare has already paid Broadview a fairness opinion fee of $250,000. The fairness opinion fee will be credited against the transaction fee payable by eshare upon completion of the eshare merger. In addition, eshare has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which eshare and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between eshare and Broadview, and the eshare board of directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the eshare merger.

eshare Merger Consideration

    If we complete the eshare merger, eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own. This number will be determined based on the average closing price of divine common stock on the Nasdaq National Market for the ten trading days ending two trading days prior to the closing date of the eshare merger. We refer to the result of this average calculation as the divine market value calculation.

    If the divine market value calculation is greater than $2.39 but less than $2.82, then eshare shareholders will receive 1.30 shares of divine common stock for each eshare common share they own. If the divine market value calculation is $2.82 or greater, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.653 divided by the divine market value calculation. If the divine market value calculation is $2.39 or less, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.12 divided by the greater of the divine market value calculation or $1.00. As an example only, if the divine market value calculation is $5.00, then eshare shareholders will receive 0.7306 shares of divine common stock for each eshare common share they own. If the divine market value calculation is $1.00, they would receive 3.12 shares of divine common stock for each eshare common share they own.

    We urge you to obtain current market quotations for divine common stock and eshare common shares before making any decision on the eshare merger.

    If the number of shares of divine common stock to be issued in the eshare merger exceeds 28,546,506, then divine may elect to pay cash instead of all or any portion of the divine common stock otherwise issuable to eshare shareholders in excess of 28,546,506 shares. However, because divine and eshare intend for the eshare merger to be a tax-free reorganization, divine will not pay cash in excess of 50% of the total consideration paid to all eshare shareholders. The per share amount of these cash payments will be equal to the divine market value calculation. divine will not issue fractional shares. eshare shareholders who would otherwise be entitled to receive a fractional share will instead receive cash based on the market value of the fractional share of divine common stock.

Procedures for Exchange of eshare Stock Certificates for the eshare Merger Consideration

    When the eshare merger is completed, divine will deposit with the exchange agent certificates representing the shares of divine common stock and an estimated amount of cash to be paid to eshare shareholders in the eshare merger. In addition, as soon as practicable after we complete the eshare merger, the exchange agent will mail to eshare shareholders a letter of transmittal and instructions for use in surrendering eshare stock certificates in exchange for the divine common stock and cash, if any, to which they are entitled as merger consideration. When eshare shareholders deliver their stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, their stock certificates will be cancelled and they will receive divine common stock certificates representing the number of full shares of divine common stock to which they are entitled under the eshare merger agreement and a payment in cash, without interest, equal to the amount, if any, of cash to which they are entitled as merger consideration. eshare shareholders also will receive payment in cash, without interest, instead of any fractional share of divine common stock which would have been otherwise issuable to them as a result of the eshare merger. The exchange agent will return to divine any shares of divine common stock and any cash that remain undistributed to eshare shareholders 12 months after completion of the eshare merger. Any former eshare shareholder who has not at that time surrendered its eshare common shares to the exchange agent may look only to divine for payment of the merger consideration without any interest.

    eshare shareholders should not submit their eshare stock certificates for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

    eshare shareholders are not entitled to receive any dividends or other distributions on divine common stock until the eshare merger is completed and they have surrendered their eshare stock certificates in exchange for divine stock certificates.

    divine will only issue a divine stock certificate or a check for cash received as part of the merger consideration or instead of a fractional share in a name other than the name in which a surrendered eshare stock certificate is registered if a shareholder of eshare presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that the shareholder paid any applicable stock transfer taxes.

Dissenters' Rights

    eshare shareholders are entitled to dissenters' rights under the Georgia Business Corporation Code (attached as Annex F to this joint proxy statement/prospectus) if divine elects to pay a portion of the eshare merger consideration to eshare shareholders in cash, other than for fractional shares, as described under "eshare Merger Consideration" beginning on page 89. divine may make this election at any time before or after the eshare special meeting. If divine does not pay any of the merger consideration in cash, other than for fractional shares, then eshare shareholders will not be entitled to dissenters' rights under Georgia law.

Treatment of eshare Stock Options

    When the eshare merger is completed, each outstanding eshare stock option with an exercise price less than or equal to the closing price of divine common stock on the Nasdaq National Market on the date immediately prior to the closing date of the eshare merger multiplied by the eshare exchange ratio will convert into a fully exercisable option to purchase a number of shares of divine common stock equal to the number of eshare common shares underlying the stock option multiplied by the eshare exchange ratio. As of September 10, 2001, divine would grant options to purchase approximately 4,700,000 shares of divine common stock upon conversion of these eshare options. The exercise price for the stock options to be granted by divine will be equal to the current exercise price of the corresponding eshare options divided by the eshare exchange ratio. Each outstanding eshare stock option with an exercise price above the result of the divine closing price on the date immediately prior to the closing date of the eshare merger multiplied by the eshare exchange ratio will be cancelled.

    Under the terms of the eshare merger agreement, divine will grant to eshare employees options to purchase shares of divine common stock representing, in the aggregate, 13% of the total number of shares of divine common stock issued to eshare shareholders in the eshare merger. These options will have an exercise price equal to the closing sale price of divine common stock on the trading day immediately prior to the grant date of the options. These options will vest in three equal installments, with the first installment vesting on the grant date and the second and third installments vesting on the second and third annual anniversaries of the grant date. Otherwise, these options will be subject to the terms and conditions commonly provided by divine for option grants under its stock incentive plan.

Voting Agreement

    divine has entered into a voting agreement with Szlam Partners, L.P., an entity beneficially owned by Aleksander Szlam, under which divine has been granted the right to vote 10,745,969 eshare common shares owned by Szlam Partners in favor of the approval and adoption of the eshare merger agreement and the eshare merger. As of the record date, the shares subject to this agreement represented approximately 49% of the outstanding eshare common shares entitled to vote at the eshare special meeting.

Interests of Certain Persons in the eshare Merger

    In considering the recommendations of the eshare board and the divine board that eshare shareholders approve and adopt the eshare merger agreement and the eshare merger, and that divine stockholders approve the issuance of divine common stock in the eshare merger, eshare shareholders and divine stockholders should be aware that certain members of the eshare and divine boards of directors and eshare's management have interests in the eshare merger that are different from, or are in addition to, the interests of eshare shareholders and divine stockholders. The boards of divine and eshare were aware of these interests and considered them, among other matters, in approving and/or adopting the eshare merger agreement and the eshare merger.

    The Stockholder Agreement.  divine and Szlam Partners, along with Aleksander Szlam, entered into a stockholder agreement, dated as of July 8, 2001, under which, among other things, (1) divine granted Szlam Partners the right to sell to divine a certain number of shares of divine common stock at a purchase price per share equal to the divine market value calculation, (2) Szlam Partners granted divine the right to purchase from Szlam Partners a certain number of shares of divine common stock at a purchase price per share equal to the divine market value calculation, and (3) Szlam Partners agreed to restrictions on its right to transfer shares of divine common stock, other than as described above, for a period of twelve months, in each case following consummation of the eshare merger.

    The Employment Agreement.  Pursuant to the stockholder agreement, divine and Mr. Szlam agreed to enter into an employment agreement simultaneously with the closing of the eshare merger. The terms of the employment agreement provide that Mr. Szlam will be employed by divine for an initial three-year term as chief strategy officer and president—CIM businesses and will receive a salary of $400,000 per year and a bonus of up to $600,000 per year. divine has also agreed to appoint Mr. Szlam to its board of directors and nominate him to continue as a director in 2002. Mr. Szlam's employment agreement contains customary confidentiality and non-solicitation provisions and prohibits Mr. Szlam from competing against the combined entity during the term of the agreement and for a period of three years after the termination of the agreement.

    If divine terminates the employment agreement without cause, it must continue to pay Mr. Szlam his salary and bonus for the entire term of the agreement. Moreover, under the agreement, divine will agree to maintain an insurance policy for the benefit of Mr. Szlam which, in the event of Mr. Szlam's death or disability, will pay his estate or legal representative an amount equal to the balance, if any, that would be payable to Mr. Szlam under the remaining term of the employment agreement.

    The Real Estate Option Agreement.  Szlam Partners and Melita House, Inc., a corporation owned by Mr. Szlam, own the properties on which eshare's U.S. and United Kingdom headquarters, respectively, are located. Pursuant to the stockholder agreement, divine agreed to enter into a real estate option agreement with Szlam Partners and Melita House upon the closing of the eshare merger under which divine will pay Szlam Partners $3,702,978 for a ten-year option to purchase eshare's property in the U.S. for $14,560,000, and pay Melita House $2,047,022 for a ten-year option to purchase eshare's property in the U.K. for £5,714,668. Under the real estate option agreement, Szlam Partners and Melita House will agree not to raise the rental amounts due under, or otherwise adversely modify, the leases for these properties so long as the surviving company is not in default under the leases.

    divine Interested Director Ownership.  Andrew J. Filipowski, the chairman and chief executive officer of divine, is also a director of eshare. As of the record date, Mr. Filipowski beneficially owned 413,333 eshare common shares, representing approximately 2.0% of the total eshare common shares outstanding as of the record date.

    Indemnification; Insurance.  The eshare merger agreement provides that, for a period of six years from the closing of the eshare merger, the surviving corporation will provide rights to indemnification benefiting eshare's directors and officers that are at least as favorable as those in effect under eshare's articles of incorporation and bylaws as of the date of the eshare merger agreement. The surviving corporation will also provide directors' and officers' liability insurance covering those persons who were covered by eshare's directors' and officers' liability insurance policy as of the date of the eshare merger agreement. However, the surviving corporation will not be required to expend more than 150% of the annual premium paid by eshare for that coverage as of the date of the eshare merger agreement.

    Stock Option Acceleration.  Vesting of options to purchase eshare common shares under eshare's stock option plans will accelerate upon the completion of the eshare merger. Based on the divine market value calculation on September 10, 2001, divine would grant options to purchase divine common stock with respect to options to purchase 738,750 eshare common shares held by eshare directors and executive officers.

United States Federal Income Tax Consequences

    The following are the material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this prospectus, all of which may change, possibly with retroactive effect.

    This discussion only addresses United States federal income tax consequences of those shareholders who hold their eshare common shares as capital assets. It does not address all aspects of federal income taxation that may be important to an eshare shareholder in light of that shareholder's particular circumstances or to an eshare shareholder who is subject to special rules, such as:

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  a shareholder who is not a citizen or resident of the United States,

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  a financial institution or insurance company,

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  a tax-exempt organization,

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  a dealer or broker in securities,

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  a shareholder who holds his, her or its eshare common shares as part of a hedge, appreciated financial position, straddle or conversion transaction, or

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  a shareholder who acquired his, her or its eshare common shares by exercising options or otherwise as compensation.

    This discussion of material federal income tax consequences is not a complete analysis or description of all potential federal income tax consequences of the eshare merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the eshare merger.

    We strongly urge each eshare shareholder to consult his, her or its own tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences of the eshare merger to him, her or it.

    Tax Opinions.  The obligations of divine and eshare to consummate the eshare merger are conditioned upon the receipt of legal opinions from their respective counsel that the eshare merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, and that these opinions of counsel shall not have been withdrawn prior to closing. However, the eshare merger agreement provides that if counsel to either party does not render a tax opinion, this condition will nonetheless be deemed satisfied with respect to that party if counsel to the other party delivers a tax opinion to that party. These opinions of counsel will rely on customary factual assumptions and customary representations made by divine and eshare. In addition, the opinions also will rely upon divine's representation to Katten Muchin Zavis and Morris, Manning & Martin, LLP, that, notwithstanding any contrary right divine may have under the eshare merger agreement, divine will not pay to eshare shareholders an amount of cash or other consideration in connection with the eshare merger that would exceed Internal Revenue Service ruling guidelines concerning the amount of cash that may be issued in a merger without disqualifying it as a reorganization under Section 368 of the Internal Revenue Code. If any of the factual assumptions or representations relied upon by counsel are inaccurate, the opinions may not accurately describe the federal income tax treatment of the eshare merger, and this discussion may not accurately describe the tax consequences of the eshare merger. The opinions of counsel are not binding upon the Internal Revenue Service or the courts, and it is possible that the Internal Revenue Service or the courts will disagree with counsels' opinions. Further, neither divine nor eshare intends to obtain an IRS ruling on the tax consequences of the eshare merger.

    Federal Income Tax Treatment of the eshare Merger.  The eshare merger is intended to qualify as a "reorganization" under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code. In such a reorganization, the Internal Revenue Service takes the position for ruling purposes that at least fifty percent of the fair market value of the aggregate consideration received by the former stockholders of the acquired corporation pursuant to the exchange of their shares of acquired corporation stock must be in the form of stock of the parent of the acquiring corporation, although the courts have allowed lower percentages of stock under certain circumstances. The fair market value of the consideration received by the former stockholders of the acquired corporation is determined as of the effective time of the reorganization. In this regard, it is important to note that there is no requirement that at least fifty percent of the fair market value of the consideration received by each former stockholder of the acquired corporation be in the form of stock of the parent of the acquiring corporation, but only that in the aggregate, at least fifty percent of the fair market value of the total consideration received by all stockholders of the acquired corporation be in the form of stock of the parent of the acquiring corporation.

    Pursuant to subsection 4.1(e) of the eshare merger agreement, divine has the option to pay some of the eshare merger consideration in cash to eshare shareholders if, based upon the value of divine common stock at the time of the closing, divine would otherwise be required to issue more than 28,546,506 shares of its common stock to the eshare shareholders in the eshare merger. In this case, the eshare merger might not meet Internal Revenue Service ruling guidelines for the transaction to qualify as a reorganization for federal income tax purposes. Nevertheless, as noted above, divine has represented to Katten Muchin Zavis and Morris, Manning & Martin, LLP that, notwithstanding any contrary right divine may have under the eshare merger agreement, divine will not pay to eshare shareholders an amount of cash in connection with the eshare merger that would exceed Internal Revenue Service ruling guidelines concerning the amount of cash that may be issued in the eshare merger without disqualifying it as a reorganization under Section 368 of the Internal Revenue Code. Accordingly, the discussion immediately below in "—Federal Income Tax Consequences to eshare Shareholders" assumes that the eshare merger will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code by virtue of Section 368(a)(2)(D) of the Internal Revenue Code.

    Federal Income Tax Consequences to eshare Shareholders.  Provided that the eshare merger qualifies as a reorganization, then for federal income tax purposes, subject to the assumptions, limitations and qualifications referred to herein:

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  An eshare shareholder who exchanges all of his or her eshare common shares solely for shares of divine common stock pursuant to the eshare merger will not recognize any gain or loss upon such exchange.

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  An eshare shareholder receiving both divine common stock and cash in exchange for eshare common shares may recognize gain, but only to the extent of the amount of cash received. The gain, if any, will be measured by the sum of the fair market value of the divine common stock received plus the amount of cash received, minus the tax basis of the eshare common shares exchanged in the eshare merger. This gain should generally be capital gain, subject to the potential recharacterization as a dividend as discussed below, and should generally be long-term capital gain if the eshare common shares exchanged in the eshare merger have been held for more than one year. Shareholders of eshare will not recognize any tax loss upon the receipt of divine common stock and cash.

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  An eshare shareholder will have a tax basis in the divine common stock received in the eshare merger (including any fractional share of divine common stock deemed to be received and then redeemed for cash, as described below) equal to (1) the aggregate tax basis of the eshare common shares surrendered by that holder in the eshare merger, less (2) any cash received as payment of a portion of the merger consideration or instead of a fractional share of divine common stock, plus (3) any gain recognized in the eshare merger.

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  A cash payment received by an eshare shareholder in lieu of a fractional share of divine common stock will be treated as if that fractional share had been issued in the eshare merger and then redeemed by divine. An eshare shareholder receiving that cash will generally recognize capital gain or loss upon this payment, equal to the difference, if any, between that eshare shareholder's tax basis in the fractional share and the amount of cash received.

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  The holding period for shares of divine common stock received in exchange for eshare common shares in the eshare merger will include the holding period for the eshare common shares surrendered in the eshare merger.

    In certain circumstances, an eshare shareholder who exchanges eshare common shares for divine common stock and cash in the eshare merger will be required to treat any gain recognized as dividend income rather than capital gain. In general, whether a shareholder must recognize capital gain or dividend income is determined under Sections 356(a)(2) and 302 of the Code. Under Section 356(a)(2), each eshare shareholder will be treated for tax purposes as if such shareholder had received only divine common stock in the eshare merger, and immediately thereafter divine redeemed part of that stock in exchange for the cash actually distributed to the shareholder in the eshare merger. Under Section 302 of the Code, the gain recognized by an eshare shareholder on the exchange will be taxed as capital gain if the deemed redemption from the shareholder (1) is a "substantially disproportionate redemption" of stock with respect to the shareholder, or (2) is "not essentially equivalent to a dividend" with respect to that shareholder. In making this determination, an eshare shareholder may be considered under Section 318 of the Code to own divine common stock owned, and in some cases constructively owned, by certain individuals and entities related to that shareholder, as well as divine common stock that the shareholder, or that related individuals or entities, has the right to acquire upon the exercise or conversion of options.

    The deemed redemption of an eshare shareholder's divine common stock will be a "substantially disproportionate redemption" if, as a result of the deemed redemption, the ratio determined by dividing the number of shares of divine common stock owned by that shareholder immediately after the eshare merger by the total number of outstanding shares of divine common stock is less than 80% of the same ratio calculated as if only divine common stock, including divine common stock with a value equal to the cash portion of the eshare merger consideration, were issued to the eshare shareholders in the eshare merger.

    The deemed redemption of an eshare shareholder's divine common stock will be "not essentially equivalent to a dividend" if the shareholder experiences a "meaningful reduction" in his or her proportionate equity interest in divine by reason of the deemed redemption. Although there are no fixed rules for determining when a meaningful reduction has occurred, the Internal Revenue Service has indicated in a published ruling that the receipt of cash in a merger would not be characterized as a dividend if the shareholder's percentage ownership interest in the target and the acquiror prior to the merger was minimal, the shareholder exercises no control over the affairs of the target or the acquiror, and the shareholder's percentage ownership interest in the acquiror is reduced in the deemed redemption by any extent.

    If neither of the redemption tests set forth above is satisfied, an eshare shareholder will be treated as having received a dividend equal to the amount of such shareholder's recognized gain, assuming that such shareholder's ratable share of the earnings and profits of eshare, and possibly of divine, equals or exceeds the recognized gain.

    Dissenting Shareholders.  An eshare shareholder who dissents from the eshare merger may recognize gain or loss on the eshare merger. Gain or loss will be recognized by that dissenting shareholder equal to the difference between the cash received (other than amounts, if any, which are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the tax basis in that shareholder's eshare common shares. This gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss with respect to eshare common shares held for more than one year at the effective time of the eshare merger. Dissenting shareholders may be required to recognize any gain or loss in the year the eshare merger closes, irrespective of whether that shareholder actually receives payment for their shares in that year.

    Backup Withholding.  Certain noncorporate eshare shareholders may be subject to backup withholding at a rate of 30.5% on cash payments received in the eshare merger. Backup withholding will not apply, however, to a shareholder who furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, who provides a certificate of foreign status on an appropriate Form W-8, or who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

    Tax Consequences if the eshare Merger is Not a Reorganization.  The federal income tax consequences of the eshare merger to eshare shareholders will be different than the consequences described above if the Internal Revenue Service successfully challenges the status of the eshare merger as a reorganization. That is, if the cash received by all of the eshare shareholders pursuant to the eshare merger agreement would be more than fifty percent of the fair market value of the aggregate consideration received by all of the eshare shareholders pursuant to the eshare merger agreement, the Internal Revenue Service could take the position that the eshare merger fails to qualify as a reorganization. Likewise, in such circumstances, each of Katten Muchin Zavis and Morris, Manning & Martin, LLP, counsel to divine and eshare, respectively, could withdraw its legal opinion that the eshare merger will constitute a reorganization for federal income tax purposes. Such a legal opinion is a condition to the consummation of the eshare merger and, if such condition is not met, the eshare merger will not be consummated unless such condition is waived by divine and eshare.

    If the eshare merger fails to qualify as a reorganization, an eshare shareholder generally will recognize gain or loss in an amount equal to the difference between the aggregate fair market value of the consideration that the eshare shareholder receives in the eshare merger (divine common stock and cash) and the tax basis in that shareholder's eshare common shares surrendered. If an eshare shareholder holds eshare common shares as a capital asset, any gain or loss recognized will be capital gain or loss. If, at the effective time of the eshare merger, an eshare shareholder has held eshare common shares for more than one year, any capital gain that such eshare shareholder recognizes will be long-term capital gain, which is subject to a maximum federal income tax rate of 20% in the case of taxpayers other than corporations. Any capital losses recognized by a taxpayer other than a corporation that are not offset by capital gains may be deducted only up to a maximum of $3,000 per year, although unused capital losses may be carried forward to future taxable years. In the case of a corporation, capital gains are subject to federal income tax at the same rate as ordinary income. A corporation's capital losses may be deducted only to the extent of its capital gains, but unused capital losses may be carried back three years and forward five years.

    Moreover, in such case, eshare will be deemed to have sold all of its assets in a taxable sale to divine as of the time of the merger. Accordingly, eshare will recognize gain or loss equal to the difference between (1) the sum of the cash and the fair market value of the stock given by divine as consideration in the merger, plus the amount of eshare's liabilities as of the time of the merger, and (2) the aggregate tax basis that eshare has in its assets. The amount of federal income tax due with respect to any such gain will become a liability of divine after the merger. divine's aggregate bases in eshare's assets acquired as a result of the merger will equal the sum of the cash and the fair market value of the stock given by divine as consideration in the merger, plus the amount of eshare's liabilities as of the time of the merger. This amount will be allocated among eshare's assets based upon their relative fair market values.

    Federal Income Tax Consequences to divine Stockholders.  For federal income tax purposes, holders of divine common stock will not recognize gain or loss on their divine common stock as a result of the eshare merger.

    The preceding discussion is intended only as a summary of certain United States federal income tax consequences of the eshare merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, eshare shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the eshare merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in tax laws.

Accounting Treatment

    divine will record the eshare merger using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. This means that for financial reporting purposes, divine will treat both companies as one company beginning as of the date we complete the eshare merger. In addition, under this method of accounting, divine will record the fair value of eshare's net assets on its consolidated financial statements, with the remaining purchase price in excess of the fair value of eshare's net assets recorded as goodwill. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 148.

Regulatory Matters

    We have summarized below the material regulatory requirements affecting the eshare merger. We anticipate that we will receive regulatory approvals sufficient to complete the eshare merger shortly after the divine and eshare special meetings.

    Antitrust Considerations.  The eshare merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. The Federal Trade Commission has granted early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the eshare merger.

    The Antitrust Division of the Department of Justice or the Federal Trade Commission nonetheless may challenge the eshare merger on antitrust grounds after termination of the waiting period. Accordingly, at any time before or after the completion of the eshare merger, either the Antitrust Division or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the eshare merger. Additionally, at any time before or after the completion of the eshare merger, notwithstanding that the applicable waiting period expired or was terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the eshare merger will not be made or that, if a challenge is made, we will prevail.

    Federal Securities Laws.  The shares of divine common stock to be issued in connection with the eshare merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of divine common stock issued to any person who is deemed to be an "affiliate" of eshare on the date of the eshare special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of eshare and may include executive officers, directors and significant shareholders of eshare. Affiliates of eshare may not sell their shares of divine common stock acquired in connection with the eshare merger except pursuant to:

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  an effective registration statement covering the resale of those shares under the Securities Act;

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  Rule 145 under the Securities Act (or Rule 144 of the Securities Act if these persons become affiliates of divine); or

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  any other applicable exemption under the Securities Act.

    The eshare merger agreement provides that eshare will use its reasonable efforts to obtain from each of its affiliates (for purposes of Rule 145 of the Securities Act) a written agreement providing that the affiliate will not sell, pledge, transfer or otherwise dispose of any divine common stock issued to the affiliate pursuant to the eshare merger, except in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

    divine's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, does not cover the resale of shares of divine common stock to be received by eshare affiliates in the eshare merger.

    Nasdaq National Market.  The obligations of divine and eshare to complete the eshare merger are subject to the condition that the shares of divine common stock to be issued in connection with the eshare merger be authorized for listing on the Nasdaq National Market upon official notice of issuance. When the eshare merger is completed, eshare common shares will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

THE OPEN MARKET MERGER

    This section of the joint proxy statement/prospectus describes material aspects of the proposed Open Market merger, including the Open Market merger agreement and the stockholder agreements. While we believe that the description covers the material terms of the Open Market merger, this summary may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/prospectus and the other documents to which we refer for a more complete understanding of the Open Market merger. Complete copies of the Open Market merger agreement and the stockholder agreements are attached as Annexes G and H, respectively, to this joint proxy statement/prospectus.

Structure of the Open Market Merger

    If the Open Market stockholders approve and adopt the Open Market merger agreement and the Open Market merger and the divine stockholders approve the issuance of divine common stock in the Open Market merger, and all other conditions to the Open Market merger agreement are satisfied, DI1 Acquisition Company, a wholly-owned subsidiary of divine, will merge into Open Market. As a result, DI1 will cease its separate corporate existence and become a part of Open Market, the surviving corporation, which will be a wholly-owned subsidiary of divine. We currently anticipate that we will complete the Open Market merger on or about October 23, 2001.

Background of the Open Market Merger

    Over the past several months, Open Market's board of directors and management have pursued a number of potential strategic alternatives in an attempt to maximize Open Market stockholder value while confronting the impact of changes to the market for content management and delivery solutions.

    Open Market has experienced operating losses in each quarterly and annual period since its inception. Open Market incurred net losses of $37.0 million for the year ended December 31, 1998, $19.8 million for the year ended December 31, 1999, $37.8 million for the year ended December 31, 2000 and $14.7 million for the six-months ended June 30, 2001. In addition, since mid-2000, Open Market has been transitioning from its heritage Transact/ShopSite business and concentrating on the market for content management and delivery solutions. Furthermore, the external economic climate in Open Market's principal geographic markets evidenced an increasing deterioration in the fourth quarter of 2000, which served to decrease information technology spending. This decrease adversely impacted Open Market, especially with respect to its content management business. All of these factors contributed to Open Market's overall sequential declines in quarterly revenues during each quarter of 2000 and for the first two quarters of 2001. The resulting operating losses, coupled with a significant downturn in the public capital markets, significantly reduced Open Market's liquidity and capital resources.

    Faced with continued operating losses and a deteriorating cash position, Open Market began to consider various strategic alternatives, including corporate partnering initiatives, dispositions of assets and business lines, including the sales of Open Market patents, and, ultimately, the sale of the company. At its February 16, 2001 meeting, the Open Market board of directors decided to request that Goldman, Sachs & Co., Open Market's financial advisor, assist Open Market in identifying possible strategic alternatives. Goldman Sachs' previous service as Open Market's underwriter and advisor and its knowledge of Open Market, its technology, products, and markets, as well as its reputation, background and experience in the industry were important factors in the board's decision to continue using Goldman Sachs' services for this purpose.

    Beginning on April 10, 2001, management of Open Market began meeting with representatives of Goldman Sachs to review information about Open Market's business and financial condition, as well as a list of parties with whom Open Market might seek a business combination or other strategic relationship. On April 27, 2001 and May 3, 2001, management of Open Market continued these discussions with representatives of Goldman Sachs.

    From April 2001 through July 2001, management and representatives of Goldman Sachs contacted approximately 15 companies regarding a potential strategic combination with Open Market and had preliminary discussions with four of these companies.

    At the same time, Open Market continued to seek financing from a variety of sources to offset its operating losses, which continued in the first quarter of 2001. In February 2001, Open Market entered into a $12,000,000 line of credit with Silicon Valley Bank. To date, however, Open Market has not drawn upon this line of credit and, prior to the signing of the Open Market merger agreement, was unable to do so as a result of its noncompliance in July 2001 with the financial covenants contained in the line of credit agreement. In March 2001, Open Market issued 5,000 shares of its Series E preferred stock to Halifax Fund, L.P., a fund managed by The Palladin Group, for gross proceeds of approximately $5,000,000. Also in March 2001, Open Market sold its Folio technology to NextPage, Inc. for $6,667,000. In addition, in May 2001, Open Market entered into an agreement with Theddingworth International Limited to provide it with up to $40 million in private equity funding. However, Open Market's ability to access these funds was subject to certain conditions, including filing a registration statement with the SEC relating to the registration of shares to be sold to Theddingworth and having the registration statement declared effective by the SEC, neither of which conditions had been met. Notwithstanding these efforts, Open Market continued to experience significant liquidity constraints.

    At a May 17, 2001 meeting of Open Market's board of directors, management and representatives from Goldman Sachs discussed with the board various strategic alternatives, including possible business combinations. The board of directors instructed management and Goldman Sachs to pursue aggressively any viable partnering opportunities while instructing management to explore simultaneously other cash generating and cash saving alternatives.

    On May 21, 2001, at the request of divine, Harland K. LaVigne, Open Market's chairman, president and chief executive officer, and Edward Durkin, Open Market's vice president and chief financial officer, met with Ronald Bienvenu, the president of divine's enterprise portal software group, to discuss the respective businesses of Open Market and divine and the potential synergies between the two companies. Mr. Bienvenu expressed divine's interest in continuing discussions with Open Market.

    On May 29, 2001, management of Open Market and representatives of Goldman Sachs met with management of the other entity that Open Market and Goldman Sachs had discussed approaching in April regarding a possible business combination. Representatives from this party's financial advisor were also present.

    On May 31, 2001, Andrew Filipowski, divine's chairman and chief executive officer, Matthew Roszak, a partner in divine's corporate business development office, and Mr. Bienvenu met with Mr. LaVigne, Mr. Durkin, B.C. Krishna, Open Market's chief technology officer, Joseph Alwan, Open Market's vice president of sales and marketing, and Jonathan C. Wilk, Open Market's vice president and general counsel, at Open Market's offices in Burlington, Massachusetts. At this meeting, Mr. Filipowski led a discussion of divine's strategic plans.

    On June 7 and June 8, 2001 representatives of divine conducted due diligence on Open Market at Open Market's headquarters.

    On June 11, 2001, a meeting of the board of directors of Open Market was held by telephone conference call with representatives of Goldman Sachs and management. During the call, management discussed Open Market's forecasts for the second quarter of 2001 and cash projections. Management also updated the board on the status of discussions with divine and the other possible merger partner referred to above. Also on June 11, Messrs. Durkin and Wilk, together with representatives from Goldman Sachs, met by telephone conference with Mr. Roszak and Alex Walker, divine's Senior Vice President of Corporate Business Development, to discuss additional due diligence matters and some of the proposed terms of a possible transaction.

    On June 20, 2001, management of Open Market and representatives of Goldman Sachs held further discussions with the other entity with which it was then in negotiations about a possible transaction.

    On June 21, 2001, Messrs. LaVigne and Durkin met with Messrs. Bienvenu and Roszak in Burlington, Massachusetts. The parties discussed the current status of their respective due diligence efforts and their thoughts with respect to a possible transaction.

    On June 22, 2001, management of Open Market met by telephone conference with representatives of Goldman Sachs and Hale and Dorr LLP, counsel to Open Market, to discuss the status of Open Market's conversations with divine and a proposed term sheet submitted to Open Market by the other possible merger partner.

    On June 29, 2001, a meeting of the board of directors of Open Market was held by telephone conference call with representatives of Goldman Sachs and management. During the call, management discussed Open Market's updated forecasts for the second quarter of 2001 and cash projections. Management also updated the board on the status of discussions with the other party with which it was then in negotiations, as well as the status of discussions with divine.

    From July 5, 2001 through July 15, 2001, various representatives of divine conducted due diligence on Open Market at Open Market's headquarters, focusing on Open Market's financial results for the second quarter of 2001 and other general corporate matters.

    On July 10, 2001, divine delivered to Open Market a proposed letter of intent and term sheet outlining the terms of a possible transaction.

    On July 10 and July 11, 2001, representatives from Open Market and divine discussed the proposed letter of intent and term sheet. On July 11, 2001, divine delivered to Open Market a revised version of the proposed letter of intent and term sheet.

    On July 16, 2001, Messrs. Filipowski, Bienvenu and Roszak from divine gave a presentation about divine and its business plan to certain members of the board of directors of Open Market and representatives of Goldman Sachs.

    On July 17, 2001, a meeting of the board of directors of Open Market was held by telephone conference call with representatives of management and Goldman Sachs. During the call, management and the board discussed various strategic alternatives, including the status of discussions with divine and another party, as well as a possible equity financing by a third party. The Open Market board instructed management to continue to pursue all three alternatives.

    From July 17, 2001 through July 23, 2001, management of Open Market continued its negotiations with divine and with the other possible merger partner, and began negotiating the terms of a possible equity financing with the third party.

    On July 20, 2001, divine management submitted to Open Market a summary of the revised proposed terms of a possible transaction and draft of a mutual confidentiality and exclusivity agreement that would require Open Market to engage in discussions with respect to, among other things, change in control transactions exclusively with divine. On July 20, 2001, representatives of Open Market, Hale and Dorr, divine and Bell, Boyd & Lloyd LLC, counsel to divine, met by telephone conference to discuss the revised proposed terms. After that meeting, divine delivered a further revised summary of proposed terms to Open Market and also delivered a mutual confidentiality agreement that both parties executed that provided for an exclusivity period of 11 days but would allow Open Market to continue to explore equity financing during that time.

    On July 23, 2001, a meeting of the board of directors of Open Market was held by telephone conference call with representatives of management, Goldman Sachs and Hale and Dorr. During the call, management updated the Open Market board on the status of the three possible transactions being pursued, and outlined to the board the terms submitted by divine. Management and the board discussed the possible merger with the other party, and determined that, based upon the current proposal, it could not be completed on acceptable terms. The Open Market board directed management to continue its discussions with divine and the third party and with respect to the possible equity financing. The Open Market board also authorized management to enter into the confidentiality and exclusivity agreement with divine. After this call, the parties finalized and executed a mutual confidentiality and exclusivity agreement that provided divine with an exclusivity period through July 31, 2001 for the parties to evaluate a business combination.

    From July 23, 2001 through July 26, 2001, representatives from divine, Open Market, and their respective auditors met in Open Market's offices in Burlington for business and financial due diligence on Open Market.

    On July 24, 2001, Bell, Boyd & Lloyd delivered to Hale and Dorr a draft of the proposed Open Market merger agreement and a credit agreement for a bridge loan to Open Market.

    On July 27, 2001, Messrs. LaVigne and Durkin, together with representatives of Goldman Sachs, met with representatives of divine at divine's offices in Chicago, Illinois for business and financial due diligence on divine.

    Also on July 27, 2001, the divine transaction team distributed due diligence information concerning Open Market to divine's board of directors.

    Between July 28, 2001 and August 2, 2001, representatives from divine and Open Market, their respective legal counsel and Goldman Sachs commenced a series of discussions to negotiate the terms and conditions of the definitive Open Market merger agreement and bridge loan and related documentation. Throughout this period, both parties and their legal, financial and accounting advisors conducted a detailed due diligence review of the other party's business, financial condition and operations.

    On August 1, 2001, Open Market received from the possible equity investor a draft term sheet setting forth proposed terms of an equity investment in Open Market.

    On August 2, 2001, a meeting of the Open Market board of directors was held by telephone conference call. Open Market management and representatives of Hale and Dorr and Goldman Sachs also participated. During the call, the board and management discussed the proposed terms of the transaction with divine, and representatives from Hale and Dorr outlined the terms of the current draft of the Open Market merger agreement. Representatives of Hale and Dorr also advised the board with respect to its fiduciary obligations. The board, management and Hale and Dorr then discussed the relative merits and the timing and legal issues surrounding the proposed transaction with divine and the other possible merger transaction.

    In addition, the Open Market board, management and representatives of Hale and Dorr and Goldman Sachs discussed at length the term sheet received on August 1, 2001 from the equity investor, focusing on the proposed structure and form of the equity investment, the impact this type of financing would have on existing common shareholders under various scenarios, changes which would be required as a condition to this investment, the business outlook for the company, the time frame necessary to close on this investment, the risk that this investment would not be consummated, and other relevant factors.

    On August 3, 2001, the parties agreed to extend the exclusivity period through August 8, 2001. From August 3, 2001 through August 15, 2001, representatives from divine and Open Market, their respective legal counsel and Goldman Sachs participated in a series of discussions to negotiate the terms and conditions of the definitive Open Market merger agreement and related documentation. Throughout this period, both parties and their legal, financial and accounting advisors continued their due diligence review of the other party's business, financial condition and operations. During this period, the parties agreed to a number of brief extensions of the exclusivity period. In addition, throughout this period, representatives of Open Market, divine and Silicon Valley Bank held discussions concerning Silicon Valley Bank's consent to the proposed Open Market merger and bridge loan and Open Market granting a security interest in its Open Market assets to divine. Further, on August 3, 2001, management held discussions with the equity investor about the term sheet previously submitted, including concerns as to structure of the investment as it relates to interests of Open Market's current stockholders, and whether several provisions of the term sheet could be amended.

    In addition, as a condition to the proposed Open Market merger, in order to reduce the significant expenditure of cash potentially required, divine required that Open Market obtain a waiver from Halifax Fund, L.P. of its right to require the redemption of its shares of

Series E preferred stock for 115% of their stated value in cash in the event of a change of control transaction, such as the proposed Open Market merger. After several days of negotiations, Halifax agreed to the terms of a waiver and modification agreement, pursuant to which Halifax agreed to waive its redemption right under certain circumstances in exchange for the modification of the conversion rights of the Series E preferred stock and the exercise price of certain warrants.

    During their negotiations with divine, Silicon Valley Bank and Halifax Fund, management of Open Market continued discussions with the possible equity investor and discussed issues related to terms and structure of the possible equity financing.

    On August 8, August 10 and August 14, 2001, meetings of the board of directors of Open Market were held by telephone conference call with Open Market management and representatives of Hale and Dorr and Goldman Sachs. During these meetings, management updated the board on the status of negotiations with divine and discussed major open points for further negotiation and remaining due diligence issues. Management also discussed with the board of directors the status of the possible equity financing and its potential impact on Open Market stockholders. Copies of the documents for the divine transaction were also delivered to the Open Market board of directors.

    On August 8, 2001, the divine board of directors held a regular meeting at which the terms of the proposed Open Market transaction were considered. Senior management of divine reported on the status of the Open Market merger negotiations and summarized the due diligence findings of divine's internal transaction team, Bell, Boyd & Lloyd, and KPMG LLP, divine's independent accountants. divine's board of directors was also presented with copies of drafts of the relevant Open Market transaction documents.

    On August 10, 2001, the divine board of directors, with four directors not present, held a special meeting to consider the terms of the proposed Open Market transaction and additional due diligence findings. Representatives of senior management and Bell, Boyd & Lloyd also participated. divine's transaction team led the discussion by summarizing additional due diligence findings and reporting on the status of the Open Market merger negotiations. divine's board of directors then unanimously adopted and approved the Open Market merger agreement and ancillary agreements contemplated by the Open Market merger agreement and the transactions contemplated thereby, and unanimously recommended that the stockholders of divine approve the issuance of divine common stock in the Open Market merger.

    On August 15, 2001, the Open Market board of directors, with Mr. William S. Kaiser absent, held a special meeting to consider the terms of the proposed transaction with divine as well as the alternative possible equity financing. Representatives of senior management, Goldman Sachs and Hale and Dorr also participated. Open Market management reported on the status of the Open Market merger negotiations with divine and the negotiations with respect to the possible equity financing. Representatives of Hale and Dorr reviewed the significant terms of the Open Market merger agreement, the credit agreement and the stockholder agreements, the waiver and modification agreement with the holder of the Series E preferred stock and a proposed amendment to Open Market's stockholder rights plan and summarized the board's fiduciary duties in connection with the proposed Open Market transaction. Mr. Wilk summarized the terms of the proposed software distribution agreement to be entered into between divine and Open Market simultaneously with the Open

Market merger agreement. Representatives of Goldman Sachs then presented their financial analyses with respect to the proposed business combination with divine. Following this presentation, Goldman Sachs delivered its oral opinion that, as of such date and based upon and subject to certain assumptions and matters set forth in the opinion, the Open Market exchange ratio is fair from a financial point of view to the holders of Open Market common stock. This opinion was confirmed in a letter subsequently delivered by Goldman Sachs, a copy of which is attached to this joint proxy statement/prospectus as Annex I. Following the presentations and further discussions, including full consideration of the equity investment proposal previously submitted, the Open Market board unanimously determined that the Open Market merger agreement, and the transactions contemplated thereby, were advisable, fair and in the best interests of, Open Market and its stockholders, unanimously adopted and approved the Open Market merger agreement and the transactions contemplated thereby, and unanimously recommended that stockholders of Open Market approve the Open Market merger.

    On August 15, 2001, following final negotiations, the Open Market merger agreement, the credit agreement, the stockholder agreements and other ancillary documents were executed.

    On August 16, 2001, prior to the opening of the Nasdaq National Market, divine and Open Market issued a joint press release announcing the execution of the Open Market merger agreement.

The Companies' Reasons for the Open Market Merger

    The boards of directors of divine and Open Market independently concluded that the proposed Open Market merger will afford to each company the complementary strengths of the two individual companies, will provide the combined company significant potential advantages and resources and potentially will enable the combined company to address emerging strategic opportunities more quickly and effectively.

    divine and Open Market have each identified additional reasons for the Open Market merger, as discussed below. It should be noted, however, that the potential benefits of the Open Market merger may not be fully realized. See "Risk Factors" beginning on page 32.

    divine's Reasons for the Open Market Merger and Recommendation of divine's Board of Directors

    The divine board of directors believes that the Open Market merger is fair to, and in the best interest of, divine's stockholders and, with four directors not present at the meeting at which action was taken, voted to unanimously recommend that divine's stockholders approve the issuance of divine common stock in the Open Market merger.

    In reaching its decision, in addition to the anticipated joint benefits described above, the divine board of directors consulted with divine's management, as well as its legal counsel, and considered, among others, the following information and potential material factors:

  •
  the compatibility of Open Market's products and services with divine's enterprise Web solutions business strategy;

  •
  the economics of the software solutions industry, and the belief of the divine board that greater product variety, size and resources will increasingly be required for companies to compete successfully in this industry;

  •
  the belief that the combination of Open Market's technology, products and services with divine's products, services and sales and marketing infrastructure should enable the combined company to expand the range of products and services offered to the combined company's customers and increase sales;

  •
  the divine board's belief that the addition of Open Market's operations to divine could possibly increase the overall value and profitability of divine;

  •
  information concerning divine's and Open Market's respective businesses, historical financial performance and condition, operations, technology, products, strategic partners, customers, competitive positions, prospects and management;

  •
  current financial market conditions and the historical market prices, volatility and trading information of divine common stock and Open Market common stock;

  •
  the financial and other terms of the Open Market merger, including the relationship between the market value of divine common stock and Open Market common stock and a comparison of comparable merger transactions;

  •
  the belief that the terms of the Open Market merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are fair and reasonable;

  •
  the likelihood that the Open Market merger would be completed, including the limited conditions to the closing of the Open Market merger, as well as the experience, reputation and financial condition of Open Market;

  •
  the potential impact of the Open Market merger on strategic partners, customers and employees of divine and Open Market; and

  •
  the likely reaction to the Open Market merger in the financial markets.

    The divine board of directors considered various alternatives to the Open Market merger, including alternative acquisitions and directly competing with Open Market in its markets. The divine board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the Open Market merger, including, but not limited to:

  •
  the possibility that the potential benefits set forth above may not be fully realized;

  •
  the substantial costs of integrating the businesses of divine and Open Market and the transaction expenses arising from the Open Market merger;

  •
  certain risks applicable to the Open Market merger and the business of the combined company as set forth under "Risk Factors" beginning on page 32; and

  •
  the possibility that the Open Market merger might not be consummated, resulting in a potential adverse effect on the market price of the divine common stock.

Notwithstanding the risks, the divine board of directors concluded that the positive factors outlined above outweighed any negative considerations.

    The foregoing discussion of the information and factors considered by the divine board of directors is not intended to be exhaustive but is believed to include the material factors considered by the divine board of directors in connection with its review of the proposed Open Market merger. In view of the variety of factors, both positive and negative, considered, the divine board of directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered. Rather, the divine board of directors viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the divine board. In addition, individual members of the divine board of directors may have given different weight to different factors.

    Based on the above-described analysis, the divine board of directors has determined that the terms of the Open Market merger and the Open Market merger agreement are fair to, and in the best interests of, the divine stockholders. Accordingly, the divine board of directors, with four directors not present at the meeting at which action was taken, has unanimously approved and adopted the Open Market merger agreement and the Open Market merger and recommends that the stockholders of divine vote FOR approval of the issuance of divine common stock in the Open Market merger.

    Open Market's Reasons for the Open Market Merger and Recommendation of Open Market's Board of Directors

    The Open Market board of directors believes that the Open Market merger is fair to Open Market's stockholders and in their best interests, and, with one director not present at the meeting at which action was taken, has unanimously recommended the approval and adoption of the Open Market merger agreement and the Open Market merger. In reaching its determination to approve the Open Market merger, the Open Market merger agreement and the related transactions, the Open Market board of directors considered a number of factors in addition to those described above. The following summarizes the material factors the Open Market board of directors considered:

  •
  the current state of Open Market's business, financial condition, results of operations and prospects, given the general economic decline in the principal geographic markets in which Open Market operates and the highly competitive nature of the industry in which Open Market operates, including the fact that Open Market's business could not be sustained at an appropriate level without substantial and immediate new capital from a strategic partner or financing source;

  •
  the strategic viability and economic terms of possible alternatives to the transaction with divine, including continuing as an independent entity and entering into strategic financing or business arrangements with other industry participants or entering into a combination with another company in the content management and delivery market or a related market, and the conclusion that these alternatives could not be completed on acceptable terms, if at all, as well as the belief that because of fundamental changes in the equity markets, there was no assurance that the financing environment for companies like Open Market would improve substantially;

  •
  the possible synergies to be realized from a merger with divine, including the opportunity for the combined businesses of Open Market and divine to employ divine's significant financial and technical resources to help expand the market for Open Market's current products, to offer a broader suite of products and services encompassing software products, professional services and application hosting and to accelerate the introduction of next-generation, content-driven customer interaction products built upon the foundation of Open Market's content management products, and the willingness of divine to enter into a software distribution agreement concurrently with signing the Open Market merger agreement and begin distributing Open Market's products immediately;

  •
  the opportunity for Open Market's stockholders to continue to participate in the potential future growth and success of Open Market and divine and the possible synergies to be realized from the Open Market merger through their receipt of shares of divine common stock in the Open Market merger;

  •
  the likelihood of completing the Open Market merger, given the need for relatively few regulatory approvals or consents to consummate it, and the favorable prospects for receiving these necessary approvals and consents and completing the Open Market merger;

  •
  the terms of the Open Market merger agreement, including those relating to the board recommendation, the holding of the Open Market stockholder meeting, the $2,600,000 termination fee payable by Open Market under specified circumstances, and the effect that the Open Market merger agreement and the existing arrangements with divine would have on Open Market's ability to pursue or complete an alternative transaction, and the fact that the Open Market merger agreement was the product of arm's-length negotiations;

  •
  the provisions of the credit agreement with divine, including the immediate access to the additional capital resources required by Open Market through loans from divine;

  •
  the impact on the proposed Open Market merger of stockholders agreements between divine and a group of stockholders of Open Market, on the one hand, and between Open Market and a group of stockholders of divine, on the other hand, and the fact that the stockholder agreements would terminate if the Open Market merger agreement is terminated;

  •
  the proposed acquisitions of eshare and RoweCom by divine, and the opportunities and risks associated with combining their businesses with those of divine and Open Market;

  •
  the fact that the consideration to be received by Open Market stockholders in the Open Market merger is expected to be tax-free to those stockholders for U.S. federal income tax purposes;

  •
  the historical market prices and recent trading activity of shares of Open Market common stock and divine common stock, including the fact that the offer price per share of Open Market common stock implied by the exchange ratio represented a premium to the average closing prices of Open Market common stock relative to that of divine common stock over the 30 trading days prior to August 15, 2001, notwithstanding the fact that the offer price per share of Open Market common stock implied by the exchange ratio represented a discount to the closing price of Open Market common stock on that day; and

  •
  the opinion of Goldman, Sachs & Co., Open Market's financial advisor, that the exchange ratio set forth in the Open Market merger agreement was fair, from a financial point of view, to holders of Open Market common stock.

    The Open Market board of directors also identified and considered a number of uncertainties and risks concerning the Open Market merger, including:

  •
  the risks described under "Risk Factors" beginning on page 32.

  •
  the risk that the per share value of the consideration actually received by Open Market stockholders might be significantly less than the per share price implied by the Open Market exchange ratio prior to the announcement of the Open Market merger because the Open Market exchange ratio will not be adjusted for changes in market price of either divine common stock or Open Market common stock;

  •
  the risk that the benefits sought in the Open Market merger and the related transactions might not be achieved;

  •
  the difficulty of integrating the businesses of Open Market and divine, and the possible adverse effects that could result from the need for senior management to focus significant time and effort on completing the Open Market merger and integrating the businesses;

  •
  the risk that Open Market might suffer employee attrition or fail to attract key personnel due to uncertainties associated with the Open Market merger, and that customers may delay purchases of Open Market's products until the Open Market merger is completed;

  •
  the substantial price volatility that divine's common stock has experienced in the past year;

  •
  the risk that eshare may terminate the eshare merger agreement on any date prior to the date of the eshare special meeting if the average closing sale price of divine's common stock for any ten trading day period is less than $1.00; and

  •
  the risk that the Open Market merger might not be consummated and the other applicable risks described in this proxy statement/prospectus under "Risk Factors—Risks Relating to the Proposed Mergers" beginning on page 32.

    In light of the wide variety of factors that the Open Market board of directors considered in connection with its evaluation of the Open Market merger agreement and the complexity of these matters, the Open Market board of directors did not quantify or otherwise assign relative weights to the factors it considered. In addition, individual members of the Open Market board may have given different weights to different factors. However, the Open Market board as a whole viewed its determinations and recommendations based on the totality of the information presented to and considered by it.

    Based on the foregoing analysis, the Open Market board of directors has determined that the Open Market merger agreement and the Open Market merger are advisable and in the best interests of Open Market and its stockholders and, with one director not present at the meeting at which action was taken, unanimously recommends that Open Market stockholders vote FOR adoption and approval of the Open Market merger agreement and the Open Market merger.

Opinion of Financial Advisor to Open Market's Board of Directors

    On August 15, 2001, Goldman Sachs delivered its oral opinion to the board of directors of Open Market that as of the date of that opinion, the exchange ratio set forth in the Open Market merger agreement was fair from a financial point of view, to the holders of Open Market common stock. Goldman Sachs subsequently confirmed its earlier opinion by delivery of its written opinion, dated August 15, 2001.

    The full text of the written opinion of Goldman Sachs, dated August 15, 2001, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex I and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of Open Market's board of directors in connection with its consideration of the Open Market merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Open Market shares should vote with respect to the transaction. We urge you to read the opinion in its entirety.

    In connection with its opinion, Goldman Sachs reviewed, among other things:

  •
  the Open Market merger agreement,

  •
  the proxy statement/prospectus, filed with the SEC on August 1, 2001, related to the eshare merger,

  •
  the Annual Reports to Stockholders and Annual Reports on Form 10-K of Open Market for the five years ended December 31, 2000 as well as the Annual Report to Stockholders and Annual Report on Form 10-K of divine for the year ended December 31, 2000,

  •
  the Registration Statement on Form S-1 of divine, dated July 12, 2000, relating to the initial public offering of divine common stock,

  •
  certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Open Market and divine,

  •
  certain other communications from Open Market and divine to their respective stockholders, and

  •
  certain internal financial analyses and forecasts for Open Market and divine prepared by their respective managements.

    Goldman Sachs also held discussions with members of the senior managements of Open Market and divine regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the proposed Open Market merger agreement and the past and current business operations, financial condition and future prospects of their respective companies, including current and projected availability of cash on a stand-alone basis. In addition, Goldman Sachs:

  •
  reviewed the reported price and trading activity for the Open Market common stock and the divine common stock,

  •
  compared certain financial and stock market information for Open Market and divine with similar information for certain other companies the securities of which are publicly traded, and

  •
  performed such other studies and analyses as it considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial accounting and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed with the consent of Open Market that forecasts of divine and Open Market (including synergies) were reasonably prepared on a basis that reflected the best available estimates and judgments of Open Market. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Open Market or divine or any of their subsidiaries. Open Market instructed Goldman Sachs to assume, for the purposes of its opinion, that certain contracts referred to in the Open Market merger agreement would be restructured in a manner that would not have an adverse effect on divine, Open Market or the transaction contemplated by the Open Market merger agreement. Both Open Market and divine have relatively short operating histories, and Goldman Sachs is not expressing any opinion on the prices at which the Open Market common stock or the divine common stock would be likely to trade before or following consummation of the Open Market merger. Goldman Sachs' opinion does not address the relative merits of the transaction contemplated pursuant to the Open Market merger agreement as compared to any alternative business transaction that might have been available to Open Market.

    The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its August 15, 2001 opinion to Open Market's board of directors.

     (i) Stand-alone Cash Position Analysis. Based on information provided by Open Market's management, Goldman Sachs reviewed the amount of cash held by Open Market at the end of each of the last seven fiscal quarters and management's projected amount of cash for the next two fiscal quarters. The results of this analysis are set forth below.

Quarter Ended	Cash
December 31, 1999	$32,300,000
March 31, 2000	38,800,000
June 30, 2000	39,400,000
September 30, 2000	30,300,000
December 31, 2000	30,400,000
March 31, 2001	14,800,000
June 30, 2001	9,300,000
September 30, 2001	3,100,000
December 31, 2001	N/A*

*
The management of Open Market projects that there would likely be a cash shortfall during this quarter.

     (ii) Historical Exchange Ratio Analysis. Goldman Sachs reviewed the historical daily trading prices for Open Market's common stock and divine's common stock for the period from August 14, 2000 to August 14, 2001. Goldman Sachs' analysis indicated that the one-year average of the historical exchange ratio was 1.089x, the six-month average was 0.871x, the three-month average was 0.769x, the one-month average was 0.865x and the exchange ratio as of August 14, 2001 was 0.791x, compared to an exchange ratio between 0.8230x and 0.8598x proposed in the Open Market merger.

    (iii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Open Market and divine to corresponding financial information, ratios and public market multiples for the following four publicly traded corporations in the content management industry:

  •
  Documentum

  •
  Interwoven

  •
  Macromedia

  •
  Vignette

    In addition, Goldman Sachs reviewed and compared certain financial information for Open Market and divine to corresponding financial information, ratios and public market multiples for the following nine publicly traded corporations in the e-CRM industry:

  •
  Art Technology Group

  •
  Aspect Communications

  •
  Blue Martini Software

  •
  BroadVision

  •
  E.piphany

  •
  Intershop Communications

  •
  Kana Communications

  •
  Onyx Software

  •
  Siebel Systems

    Goldman Sachs also calculated and compared various financial multiples based on information it obtained from SEC filings, Institutional Brokers Estimate System estimates and certain Wall Street research. The multiples of Open Market were calculated using the Open Market closing price on August 14, 2001, and the multiples of divine were calculated using the divine closing price on August 14, 2001. The multiples for Open Market and divine were based on information provided by Open Market's management and Institutional Brokers Estimate System estimates. The multiples for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs considered the equity market capitalization as a multiple of calendarized revenues.

  The results of these analyses are summarized as follows:

Selected Companies in Content Management
Equity Market Capitalization as a Multiple of Revenues
	Range	Median	Open Market	divine
CY 2001	2.8x-5.3x	3.3x	1.0x	0.9x
CY 2002	2.3x-4.5x	2.8x	0.8x	0.4x
Selected Companies in E-CRM
Equity Market Capitalization as a Multiple of Revenues
	Range	Median	Open Market	divine
CY 2001	0.6x-6.8x	1.5x	1.0x	0.9x
CY 2002	0.6x-5.7x	1.7x	0.8x	0.4x

  Goldman Sachs also considered estimated five-year compound annual growth rate of earnings per share as reported by Institutional Brokers Estimate System.

  The following table presents the results of this analysis:

	Selected Companies in Content Management
	Range	Median	Open Market	divine
5 Year Compound Annual Growth Rate of Earnings Per Share	37.5%-50.0%	42.5%	50.0%	NA
	Selected Companies in E-CRM
	Range	Median	Open Market	divine
5 Year Compound Annual Growth Rate of Earnings Per Share	20.0%-50.0%	43.8%	50.0%	NA

    (iv) Contribution Analysis. Goldman Sachs reviewed estimated future operating revenues for Open Market and divine based on estimates provided by Open Market's and divine's managements to determine the contribution of each of Open Market and divine to the combined company's revenues. Goldman Sachs also reviewed estimated future operating revenues for Open Market and divine without giving effect to the pending acquisitions of RoweCom and eshare to determine the contribution of each of Open Market and divine to the combined company's revenues without RoweCom and eshare.

    Based on Open Market's common share price on August 14, 2001, the analysis indicated that, in the fully consolidated company:

  •
  Open Market would contribute an estimated 14.9% of the combined sales in 2001 and an estimated 8.7% of the combined sales in 2002, and

  •
  Open Market stockholders would own on a pro forma basis 16.8% of the outstanding common equity of the combined company (based on the midpoint of the number of Open Market shares into which the Series E preferred stock would be converted).

    Based on Open Market's common share price on August 14, 2001, the analysis indicated that in the combined company excluding RoweCom and eshare:

  •
  Open Market would contribute an estimated 20.5% of the combined sales in 2001 and an estimated 11.1% of the combined sales in 2002, and

  •
  Open Market stockholders would own 21.8% of the outstanding common equity of the combined company (based on the midpoint of the number of Open Market shares into which the Series E Preferred Stock would be converted).

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company used in the above analyses as a comparison is directly comparable to Open Market or divine or the contemplated transaction.

    The analyses were prepared solely for the purposes of Goldman Sachs' providing its opinion to the Open Market board of directors as to the fairness from a financial point of view of the Open Market exchange ratio pursuant to the Open Market merger agreement to the holders of Open Market shares. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Open Market, divine, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the board of directors of Open Market was one of many factors taken into consideration by the Open Market board of directors in making its determination to approve the Open Market merger agreement.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Open Market, having provided certain investment banking services to Open Market from time to time, including having acted as lead managing underwriter of its initial public offering of 4,000,000 shares of common stock in May 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Open Market merger agreement.

    Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Open Market or divine for its own account and for the accounts of customers.

    Pursuant to a letter agreement dated January 8, 1999, Open Market engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, Open Market has agreed to pay Goldman Sachs a customary fee upon consummation of the Open Market merger.

    Open Market has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Open Market Merger Consideration

    If we complete the Open Market merger, Open Market stockholders will receive for each share of Open Market common stock they own, that number of shares of divine common stock obtained by dividing (1) 44,285,714 by (2) the total number of shares of Open Market's common stock deemed to be outstanding as of the closing of the Open Market merger, including, for this purpose, all shares issuable upon conversion of any then outstanding Series E preferred stock of Open Market, but less shares of Open Market common stock issued after August 3, 2001 pursuant to Open Market's employee stock purchase plans or pursuant to exercise of any options or warrants. This Open Market exchange ratio will not change because of any fluctuation in the price of divine's common stock, but will change as the conversion price for the Open Market Series E preferred stock changes, which is tied to the market price of the Open Market common stock, provided that in no event will the conversion price be less than $0.75 per share or greater than $1.30 per share. Assuming the conversion of all outstanding shares of Open Market's Series E preferred stock as of September 10, 2001, the number of issued and outstanding shares of Open Market common stock would be 53,392,546 shares and the Open Market exchange ratio would be 0.8326.

    As of September 10, 2001, 2,500 shares of Open Market Series E preferred stock had been converted into 2,712,085 shares of Open Market common stock at a conversion price of $0.9218 per share and 1,765 shares of Open Market Series E preferred stock had been converted into 2,447,467 shares of Open Market common stock at a conversion price of $0.75 per share. The conversion price for each of the remaining 735 shares of Series E preferred stock is equal to $1,040 divided by 90% of the daily volume weighted average market price of the Open Market common stock for the three trading days or 20 trading days (whichever average is lower) preceding the date of conversion, provided that in no event will the conversion price be less than $0.75 per share or greater than $1.30 per share. As a result, the maximum Open Market exchange ratio in the Open Market merger will be 0.8394 and the minimum Open Market exchange ratio will be 0.8326.

    We urge you to obtain current market quotations for divine common stock and Open Market common stock before making any decision on the Open Market merger.

    Procedures for Exchange of Open Market Stock Certificates for the Open Market Merger Consideration

    When the Open Market merger is completed, divine will deposit with the exchange agent certificates representing the shares of divine common stock to be paid to Open Market stockholders in the Open Market merger. In addition, as soon as practicable after we complete the Open Market merger, the exchange agent will mail to Open Market stockholders a letter of transmittal and instructions for use in surrendering Open Market stock certificates in exchange for the divine common stock to which they are entitled as Open Market merger consideration. When Open Market stockholders deliver their stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, their stock certificates will be cancelled and they will receive divine common stock certificates representing the number of full shares of divine common stock to which they are entitled under the Open Market merger agreement. Open Market stockholders also will receive payment in cash, without interest, instead of any fractional share of divine common stock which would have been otherwise issuable to them as a result of the Open Market merger. The exchange agent will return to divine any shares of divine common stock and any cash that remain undistributed to Open Market stockholders 12 months after completion of the Open Market merger. Any former Open Market stockholder who has not at that time surrendered his, her or its shares of Open Market common stock to the exchange agent may look only to divine for payment of the Open Market merger consideration without any interest.

    Open Market stockholders should not submit their Open Market stock certificates for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

    Open Market stockholders are not entitled to receive any dividends or other distributions on divine common stock until the Open Market merger is completed and they have surrendered their Open Market stock certificates in exchange for divine stock certificates.

    divine will only issue a divine stock certificate or a check for cash received instead of a fractional share in a name other than the name in which a surrendered Open Market stock certificate is registered if a stockholder of Open Market presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that the stockholder paid any applicable stock transfer taxes.

Dissenters' Rights

    Open Market common stockholders are not entitled to dissenters' rights or appraisal rights under the Delaware General Corporation Law in connection with the Open Market merger because Open Market common stock was, as of the record date for the Open Market special meeting, designated and listed for trading on the Nasdaq National Market; and Open Market common stock will be converted into divine common stock, which is also designated and listed for trading on the Nasdaq National Market.

Treatment of Open Market Stock Options and Warrants

    When the Open Market merger is completed, each outstanding stock option or warrant to purchase Open Market stock will convert into a stock option or warrant to purchase a number of shares of divine common stock equal to the number of shares of Open Market common stock underlying the stock option or warrant multiplied by the Open Market exchange ratio. The exercise price for these stock options or warrants will be equal to the current exercise price divided by the Open Market exchange ratio. On September 10, 2001, there were outstanding options and warrants to purchase a total of 10,008,801 shares of Open Market common stock, with exercise prices ranging from $0.52 to $55.00 per share.

    When the Open Market merger is completed, divine will assume Open Market's 2001 employee stock purchase plan. Each employee who continues to be a participant in the employee stock purchase plan on January 31, 2002 (the last day of the current offering period under such plan) will have an option to purchase a whole number of shares of divine common stock (subject to the plan's limitations on the maximum number of shares which may be purchased) based upon the Open Market exchange ratio. Such whole number of shares shall equal (1) the amount of such employee's accumulated payroll deductions through January 31, 2002, divided by (A) 85% of the closing price of the Open Market common stock on August 1, 2001, divided by the Open Market exchange ratio, or (B) 85% of the closing price of the divine common stock on January 31, 2002, whichever price shall be less; multiplied by

(2) the Open Market exchange ratio. If no sales of Open Market common stock or divine common stock, as the case may be, were made on such a day, the purchase price per share shall be the reported price for the next preceding day on which sales were made. A participant may withdraw from the employee stock purchase plan at any time on or prior to the last business day preceding the last day of the offering period.

Stockholder Agreements

    divine and Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, and Microsoft Corporation and Dell Computer Corporation, as stockholders of divine, have entered into stockholder agreements with Open Market. Under the stockholder agreements, Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, and Microsoft Corporation and Dell Computer Corporation agreed to vote all of the shares covered by the stockholder agreements in favor of the issuance of divine common stock in the Open Market merger. In addition, Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, and Microsoft Corporation and Dell Computer Corporation each irrevocably appointed Open Market as his or its lawful attorney and proxy. The proxy grants Open Market, or any nominee of Open Market, the limited right to vote all of the shares of divine common stock covered by the stockholder agreement in favor of the approval and adoption of the issuance of divine common stock in the Open Market merger. In addition, Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, have further agreed not to offer, sell, pledge, encumber or otherwise dispose of all of their shares of divine common stock until the termination of the stockholder agreements, which will occur upon the earlier of the termination of the Open Market merger agreement or the completion of the Open Market merger. As of the record date, the shares subject to these agreements represented approximately 24% of the outstanding shares of divine common stock entitled to vote at the divine special meeting.

    In addition, Open Market and each of Harland K. LaVigne, Thomas H. Bruggere, Shikhar Ghosh, William S. Kaiser, B.C. Krishna, Eugene F. Quinn, Paul L. Sagan, Patrick Scannell, Edward Durkin, Joseph Alwan and Greylock Equity Limited Partnership, as stockholders of Open Market, have entered into a stockholder agreement with divine. Under the stockholder agreement, these stockholders agreed to vote all of the shares covered by the stockholder agreement in favor of the Open Market merger, the Open Market merger agreement and all related agreements. In addition, these stockholders each irrevocably appointed divine as his or its lawful attorney and proxy. The proxy grants divine, or any nominee of divine, the limited right to vote all of the shares of Open Market common stock covered by the stockholder agreement in favor of the approval and adoption of the Open Market merger agreement and any transactions contemplated by the Open Market merger agreement. In addition, these stockholders have further agreed not to offer, sell, pledge, encumber or otherwise dispose of all of their shares of Open Market common stock until the termination of the stockholder agreement, which will occur upon the earlier of the termination of the Open Market merger agreement or the completion of the Open Market merger. As of the record date, the shares subject to these agreements represented approximately 9.5% of the outstanding shares of Open Market common stock entitled to vote at the Open Market special meeting.

Interests of Certain Persons in the Open Market Merger

    In considering the recommendations of the Open Market board and the divine board that Open Market stockholders approve and adopt the Open Market merger agreement and the Open Market merger, and that divine stockholders approve the issuance of divine common stock in the Open Market merger, Open Market stockholders and divine stockholders should be aware that certain members of the Open Market board and management have interests in the Open Market merger that are different from, or are in addition to, the interests of Open Market stockholders and divine stockholders. The boards of divine and Open Market were aware of these interests and considered them, among other matters, in approving and/or adopting the Open Market merger agreement and the Open Market merger.

    Indemnification; Insurance.  The Open Market merger agreement provides that, for a period of six years from the closing of the Open Market merger, the surviving corporation will provide rights to indemnification benefiting Open Market's directors and officers that are at least as favorable as those in effect under Open Market's certificate of incorporation and bylaws as of the date of the Open Market merger agreement. The surviving corporation will also provide directors' and officers' liability insurance covering those persons who were covered by Open Market's directors' and officers' liability insurance policy as of the date of the Open Market merger agreement. However, the surviving corporation will not be required to expend more than $2,000,000 for the aggregate premium for that coverage.

    Stock Option Acceleration.  Vesting of options to purchase shares of Open Market common stock granted to directors of Open Market will accelerate upon the completion of the Open Market merger. As of the record date, options to purchase shares of Open Market common stock held by Open Market directors would become options to acquire 1,506,833 shares of divine common stock, based on an exchange ratio of 0.8326.

    Executive Retention Agreements.  Open Market has entered into executive retention agreements with certain members of its management. The executive retention agreements generally provide for severance benefits, including the acceleration of the vesting of options, if Open Market terminates the executive (other than termination for cause, disability or death), or the executive terminates his or her employment for good reason (as defined in his or her retention agreement), within 12 months after a change in control (as defined in his or her retention agreement). The Open Market merger will constitute a change in control for purposes of the executive retention agreement.

    Employment Agreement between Mr. LaVigne and Open Market.  Pursuant to an employment agreement, dated December 1, 2000, by and between Open Market and Harland K. LaVigne, Open Market's chairman, president and chief executive officer, in the event of a change in control (as defined in the employment agreement), Mr. LaVigne is entitled to receive a payment equal to his annual base salary of $420,000 and annual target bonus of $126,000 and continuation of the benefits described in the employment agreement for one year period following the change in control. The Open Market merger would qualify as a change in control under the employment agreement. In addition, all of Mr. LaVigne's unvested Open Market options will become immediately exercisable. Mr. LaVigne is entitled to the payments, continuation of benefits and accelerated vesting of his options regardless of whether he remains an employee of Open Market following the Open Market merger or if his employment is terminated on or after the Open Market merger. The employment agreement also provides that, at the request of Open Market, Mr. LaVigne will remain an employee of Open Market for up to six months following a change in control.

    Extension of Exercise Period of Options.  In connection with consideration of Open Market's strategic alternatives, the Open Market board of directors extended the time period during which certain members of its management may exercise their options to purchase an aggregate of 3,048,720 shares of Open Market common stock. The extension applies to Mr. LaVigne and each of the Open Market executives who entered into the executive retention agreements described above. These options would normally expire 90 days after the executive's last day of service. Pursuant to the extension, these options, as converted into options to purchase divine common stock, would expire on the date two years after the executive ceases to be employed by Open Market, or his employment is terminated under circumstances in which he would be entitled to severance benefits under his executive retention agreement. Such an extension would apply to options held by Mr. LaVigne if his employment were terminated other than for cause or if terminated for good reason. In addition, 14 days after the Open Market merger agreement was executed, divine agreed to extend the time period during which the non-management members of the Open Market board of directors may each exercise existing options to purchase 10,000 shares of Open Market common stock having an exercise price of $1.21 per share at any time prior to the date which is 18 months after the closing date of the Open Market merger.

United States Federal Income Tax Consequences

    The following are the material United States federal income tax consequences of the Open Market merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this joint proxy statement/prospectus, all of which may change, possibly with retroactive effect.

    This discussion only addresses United States federal income tax consequences of those stockholders who hold their Open Market common or Series E preferred stock as capital assets. It does not address all aspects of federal income taxation that may be important to an Open Market stockholder in light of that stockholder's particular circumstances or to an Open Market stockholder who is subject to special rules, such as:

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  a stockholder who is not a citizen or resident of the United States,

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  a financial institution or insurance company,

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  a tax-exempt organization,

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  a dealer or broker in securities,

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  a stockholder who holds his, her or its Open Market stock as part of a hedge, appreciated financial position, straddle or conversion transaction, or

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  a stockholder who acquired his, her or its Open Market stock by exercising options or otherwise as compensation.

    This discussion of material federal income tax consequences is not a complete analysis or description of all potential federal income tax consequences of the Open Market merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the Open Market merger.

    We strongly urge each Open Market stockholder to consult his, her or its own tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences of the Open Market merger to him, her or it.

    Tax Opinions.  The obligations of divine and Open Market to consummate the Open Market merger are conditioned upon the receipt of legal opinions from their respective counsel that the Open Market merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code, and that these opinions of counsel shall not have been withdrawn prior to closing. However, the Open Market merger agreement provides that if counsel to either party does not render a tax opinion, this condition will nonetheless be deemed satisfied with respect to that party if counsel to the other party delivers a tax opinion to that party. These opinions of Bell, Boyd & Lloyd LLC and Hale and Dorr LLP will rely on customary factual assumptions and customary representations made by divine and Open Market. If any of the factual assumptions or representations relied upon by counsel are inaccurate, the opinions may not accurately describe the federal income tax treatment of the Open Market merger, and this discussion may not accurately describe the tax consequences of the Open Market merger. The opinions of counsel are not binding upon the Internal Revenue Service or the courts, and it is possible that the Internal Revenue Service or the courts will disagree with counsels' opinions. Further, neither divine nor Open Market intends to obtain an IRS ruling on the tax consequences of the Open Market merger.

    Federal Income Tax Treatment of the Open Market Merger.  The Open Market merger is intended to qualify as a "reorganization" under Section 368(a)(1)(A) and Section 368(a)(2)(E)
of the Internal Revenue Code. The discussion immediately below— "Federal Income Tax Consequences to Open Market Stockholders"— assumes that the Open Market merger will qualify as a reorganization.

    Federal Income Tax Consequences to Open Market Stockholders.  Provided that the Open Market merger qualifies as a reorganization, then for federal income tax purposes, subject to the assumptions, limitations and qualifications referred to herein:

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  An Open Market stockholder who exchanges all of his, her or its Open Market stock solely for shares of divine common stock pursuant to the Open Market merger will not recognize any gain or loss upon such exchange.

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  An Open Market stockholder will have a tax basis in the divine common stock received in the Open Market merger (including any fractional share of divine common stock deemed to be received and then redeemed for cash, as described below) equal to (1) the aggregate tax basis of the Open Market stock surrendered by that holder in the Open Market merger, less (2) any cash received instead of a fractional share of divine common stock, plus (3) any gain recognized in the Open Market merger.

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  A cash payment received by an Open Market stockholder in lieu of a fractional share of divine common stock will be treated as if that fractional share had been issued in the Open Market merger and then redeemed by divine. An Open Market stockholder receiving that cash will generally recognize capital gain or loss upon this payment, equal to the difference, if any, between that Open Market stockholder's tax basis in the fractional share and the amount of cash received.

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  The holding period for shares of divine common stock received in exchange for Open Market stock in the Open Market merger will include the holding period for the Open Market stock surrendered in the Open Market merger.

    Federal Income Tax Consequences to divine Stockholders.  For federal income tax purposes, holders of divine common stock will not recognize gain or loss on their divine common stock as a result of the Open Market merger.

    The preceding discussion is intended only as a summary of certain United States federal income tax consequences of the Open Market merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, Open Market stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Open Market merger, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in tax laws.

Accounting Treatment

    divine will record the Open Market merger using the purchase method of accounting in accordance with U.S. generally accepted accounting principles. This means that for financial reporting purposes, divine will treat both companies as one company beginning as of the date we complete the Open Market merger. In addition, under this method of accounting, divine will record the fair value of Open Market's net assets on its consolidated financial statements, with the remaining purchase price in excess of the fair value of Open Market's net assets recorded as goodwill. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 148.

Regulatory Matters

    We have summarized below the material regulatory requirements affecting the Open Market merger. Although we have not received the required approvals as of the date of this joint proxy statement/prospectus, we anticipate that we will receive regulatory approvals sufficient to complete the Open Market merger shortly after the divine and Open Market special meetings.

    Antitrust Considerations.  The Open Market merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. Because the value of the divine common stock to be issued in the Open Market merger is, as of September 10, 2001, less than $50 million, no information or materials are required to be so filed. If the value of the divine common stock to be issued in the Open Market merger were to increase and to exceed $50 million for at least 45 consecutive days prior to the closing of the Open Market merger, we would be required to make the relevant filings, and the closing of the Open Market merger would be delayed until the specified waiting periods from the time of filing had terminated or expired.

    The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the Open Market merger on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the Open Market merger, either the Antitrust Division or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the Open Market merger. Additionally, at any time before or after the completion of the Open Market merger, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. We cannot assure you that a challenge to the Open Market merger will not be made or that, if a challenge is made, we will prevail.

    Federal Securities Laws.  The shares of divine common stock to be issued in connection with the Open Market merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of divine common stock issued to any person who is deemed to be an "affiliate" of Open Market on the date of the Open Market special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of Open Market and may include executive officers, directors and significant stockholders of Open Market. Affiliates of Open Market may not sell their shares of divine common stock acquired in connection with the Open Market merger except pursuant to:

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  an effective registration statement covering the resale of those shares under the Securities Act;

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  Rule 145 under the Securities Act (or Rule 144 of the Securities Act if these persons become affiliates of divine); or

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  any other applicable exemption under the Securities Act.

    The Open Market merger agreement provides that Open Market will use its reasonable efforts to obtain from each of its affiliates (for purposes of Rule 145 of the Securities Act) a written agreement providing that the affiliate will not sell, pledge, transfer or otherwise dispose of any divine common stock issued to the affiliate pursuant to the Open Market merger, except in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

    divine's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, does not cover the resale of shares of divine common stock to be received by Open Market affiliates in the Open Market merger.

    Nasdaq National Market.  The shares of divine common stock to be issued in connection with the Open Market merger are required to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, before the completion of the Open Market merger. When the Open Market merger is completed, shares of Open Market common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

THE ESHARE MERGER AGREEMENT

    The following summary of the eshare merger agreement is qualified in its entirety by reference to the complete text of the eshare merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement/prospectus. This summary may not contain all of the information that is important to you. We urge you to read the full text of the eshare merger agreement.

The eshare Merger

    The eshare merger agreement provides that eshare will be merged with and into DES Acquisition Company, a wholly-owned subsidiary of divine, on the second business day following the satisfaction or waiver of the conditions set forth in the eshare merger agreement, unless the parties agree to another date. Following the eshare merger, DES's certificate of incorporation and by-laws will govern the surviving corporation. The initial directors and officers of the surviving company will be DES's directors and officers. At the effective time of the eshare merger, each eshare common share issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of divine common stock. This number will be determined as follows:

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  If the average closing price per share of divine common stock for the ten consecutive trading days ending two trading days prior to the closing of the merger (referred to in this joint proxy statement/prospectus as the divine market value calculation) is greater than $2.39 but is less than $2.82, then eshare shareholders will receive 1.30 shares of divine common stock for each eshare common share they own.

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  If the divine market value calculation is $2.82 or greater, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.653 divided by the divine market value calculation.

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  If the divine market value calculation is $2.39 or less, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.12 divided by the greater of the divine market value calculation or $1.00.

    After giving effect to the adjustment provisions described above, if the number of shares of divine common stock to be issued in the eshare merger exceeds 28,546,506, then divine may elect to pay cash in lieu of all or any portion of the divine common stock otherwise issuable to eshare shareholders in excess of 28,546,506 shares. The amount of these cash payments will be determined based upon the divine market value calculation.

No Fractional Shares Will Be Issued

    divine will not issue any fractional shares of divine common stock in connection with the eshare merger. Instead of receiving fractional shares, each holder of eshare common shares will be entitled to a cash payment equal to the fractional interest of the divine common stock multiplied by the closing sale price of divine common stock on the trading day immediately prior to the effective date of the eshare merger.

eshare Stock Certificate Exchange Procedures

    Promptly after the effective time of the eshare merger, the exchange agent will mail to each registered holder of eshare common shares (1) a letter of transmittal, and (2) instructions for surrendering the holder's eshare stock certificate(s) in exchange for certificates representing shares of divine common stock and cash, if any, to which he, she or it is entitled as eshare merger consideration. Upon surrendering an eshare stock certificate, together with a signed letter of transmittal and any other required documents to the exchange agent, each eshare shareholder will be entitled to receive a certificate representing the whole number of shares of divine common stock that he, she or it has the right to receive and a cash payment equal to the amount, if any, to which he, she or it is entitled as eshare merger consideration. eshare shareholders should not surrender their eshare stock certificates for exchange until they receive a letter of transmittal from the exchange agent.

Treatment of eshare Stock Options

    Depending upon the factors described below, outstanding eshare stock options may be either cancelled or converted into divine stock options upon consummation of the eshare merger.

    Termination of eshare Stock Options.  eshare stock options will be terminated if their post-merger exercise price would be greater than the closing sale price of divine common stock on the trading day immediately preceding the closing date of the eshare merger. For purposes of this provision, the post-merger exercise price is determined by dividing the exercise price of an eshare stock option by the exchange ratio and rounding the result to the nearest tenth of one cent.

    Conversion of eshare Stock Options.  Fully exercisable options to purchase eshare common shares will be converted into divine stock options if the post-merger exercise price of the eshare stock options would be less than or equal to the closing sale price of divine common stock on the trading day immediately preceding the closing date of the eshare merger. The number of substitute divine options issued pursuant to each conversion will equal the number of eshare common shares subject to the converted eshare stock options multiplied by the eshare exchange ratio. The exercise price of the divine options will equal the exercise price of the converted eshare stock options divided by the eshare exchange ratio.

    divine and eshare intend that the divine options will qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code. After giving effect to accelerated vesting as a result of the eshare merger, the eshare merger agreement provides that each substituted divine option will be exercisable upon the same terms and conditions applicable to the converted eshare option immediately prior to the eshare merger.

Issuance of divine Stock Options to eshare Employees

    Promptly after the effective date of the eshare merger, divine will grant to eshare employees options to purchase shares of divine common stock representing, in the aggregate, 13% of the total number of divine shares issued in the eshare merger. The exercise price of these options will be equal to the closing sale price of divine common stock on the trading day immediately prior to the grant date of the options. These options will vest in three equal installments, with the first installment vesting on the grant date and the second and third installments vesting on the second and third annual anniversaries of the grant date. Otherwise, these options will be subject to the terms and conditions commonly provided by divine for option grants under its 2001 Stock Incentive Plan.

Representations and Warranties

    The eshare merger agreement contains customary representations and warranties relating to divine and eshare and their ability to consummate the eshare merger. All representations and warranties expire at the closing of the eshare merger.

    eshare gave customary representations and warranties relating to, among other things:

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  corporate organization and qualification;

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  capitalization;

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  fairness opinion;

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  authority relative to the eshare merger agreement;

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  present compliance with obligations and laws;

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  consents and approvals;

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  litigation;

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  SEC reports and financial statements;

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  liabilities;

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  absence of certain changes or events;

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  the registration statement of which this joint proxy statement/prospectus is a part and this joint proxy statement/prospectus;

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  taxes;

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  employee benefits;

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  intangible property;

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  agreements, contracts and commitments;

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  environmental matters;

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  properties;

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  insurance;

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  labor and employee relations;

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  permits; and

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  transactions with affiliates.

    divine gave customary representations and warranties relating to, among other things:

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  corporate organization and qualification;

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  operations of DES Acquisition Company;

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  capitalization;

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  authority relative to the eshare merger agreement;

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  present compliance with obligations and laws;

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  consents and approvals;

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  litigation;

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  SEC Reports and financial statements;

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  liabilities;

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  absence of certain changes or events;

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  the registration statement of which this joint proxy statement/prospectus is a part and this joint proxy statement/prospectus;

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  taxes;

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  employee benefits;

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  intangible property;

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  agreements, contracts and commitments;

  •
  unlawful payments and contributions;

  •
  insurance;

  •
  labor and employee relations; and

  •
  permits.

Covenants

    Reasonable Efforts.  divine and eshare agreed to use reasonable efforts to take all actions necessary to close the eshare merger.

    Conduct of Business.  During the period from the date of the eshare merger agreement to the completion of the eshare merger, eshare agreed to carry on its business in the ordinary course in all material respects.

    Subject to divine's written consent permitting otherwise, eshare has agreed to specific restrictions relating to the following subjects:

  •
  acceleration, amendment or change of the period of exercisability of options;

  •
  repricing of options;

  •
  entrance into any material partnership arrangements, joint development agreements or strategic alliances;

  •
  grant of severance or termination pay;

  •
  transfer or license of intellectual property rights;

  •
  commencement of any material litigation outside the ordinary course of business;

  •
  declaration or payment of dividends;

  •
  alteration of share capital, including stock splits, combinations or reclassifications;

  •
  repurchase or redemption of capital stock;

  •
  issuance or sale of capital stock, any voting debt or other equity interests;

  •
  amendment of eshare's articles of incorporation or bylaws;

  •
  acquisition of other entities;

  •
  disposition or acquisition of assets;

  •
  incurrence or the guarantee of debt;

  •
  extension of loans, advances, capital contributions or investments;

  •
  sale of debt securities, warrants or other rights to acquire debt securities;

  •
  adoption, change and acceleration of benefit plans, benefit arrangements and pension plans;

  •
  revaluation of assets;

  •
  payment, discharge or satisfaction of claims, liabilities or obligations;

  •
  tax elections; and

  •
  any action that would cause or that is reasonably likely to cause any of the conditions to the eshare merger not to be satisfied.

    No Solicitation of Alternative Transactions.  Until the closing of the eshare merger or the termination of the eshare merger agreement, eshare agreed not to:

  •
  solicit, initiate or take any action to facilitate or encourage a "company acquisition proposal," as defined below; or

  •
  engage in, or enter into, any negotiations or discussions concerning any company acquisition proposal.

    However, in response to an unsolicited company superior proposal, as defined below, that did not result from eshare's breach of its obligations not to solicit alternative transactions, and provided that eshare promptly provides notice to divine of the company superior proposal, eshare may:

  •
  participate in discussions regarding any company acquisition proposal that is, or may lead to, a company superior proposal, in order to be informed and make a determination with respect to that proposal;

  •
  approve or recommend to its shareholders a company acquisition proposal under the Securities and Exchange Act of 1934; and

  •
  withdraw, modify in a manner adverse to divine or fail to make a recommendation to its shareholders of the eshare merger, if the eshare board of directors reasonably determines that the company acquisition proposal is or is likely to result in a company superior proposal and determines in good faith that those actions are necessary to satisfy its fiduciary duties.

    A "company acquisition proposal" means any bona fide inquiry, proposal or offer relating to any:

  •
  merger, consolidation, business combination, or similar transaction involving eshare or any subsidiary of eshare;

  •
  sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of eshare or any subsidiary of eshare in one or more transactions;

  •
  issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of eshare or any subsidiary of eshare;

  •
  liquidation, dissolution, recapitalization or other similar transaction with respect to eshare or any of its subsidiaries;

  •
  tender offer or exchange offer for eshare securities that would result in a third party (or its shareholders) acquiring more than 50% of the voting power of eshare, or assets representing more than 50% of eshare's consolidated net income, net revenue or assets;

  •
  transaction similar in form, substance or purpose to any transaction listed above; or

  •
  public announcement of an agreement, proposal, plan or intention to enter into any transaction listed above.

    A "company superior proposal" means any unsolicited offer to engage in a tender offer, exchange offer, merger, consolidation or similar transaction that would result in a third party owning more than fifty percent of eshare common shares (or the common stock of the surviving company in a merger), or all or substantially all of the assets of eshare, and otherwise on terms that the eshare board determines would result in a transaction more favorable to eshare shareholders, from a financial point of view, than the eshare merger.

Conditions to the eshare Merger

    The obligations of divine, DES and eshare to consummate the eshare merger are subject to a number of customary conditions, including the following:

  •
  the eshare merger agreement and eshare merger must have been approved and adopted by the requisite vote by the shareholders of eshare and, to the extent required, the stockholders of divine;

  •
  the registration statement of which this joint proxy statement/prospectus is a part must not be the subject of any stop order or proceeding seeking a stop order;

  •
  the absence of any provision of any applicable law or regulation and judgment, injunction, order or decree that prohibits consummation of the eshare merger;

  •
  authorization for listing on the Nasdaq National Market, subject to official notice of issuance, of the shares of divine common stock to be issued to eshare shareholders under the eshare merger agreement; and

  •
  receipt of written opinions by divine and eshare from their respective tax counsel stating that the eshare merger will constitute a tax-free reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code, and neither opinion shall have been withdrawn.

Termination of the eshare Merger Agreement

    Termination by Mutual Consent.  eshare and divine may mutually terminate the eshare merger agreement and abandon the eshare merger at any time before the effective time of the eshare merger, and before or after obtaining the approval of the shareholders of eshare and the stockholders of divine.

    Termination by either divine or eshare.  The board of directors of either divine or eshare may terminate the eshare merger agreement and abandon the eshare merger if:

  •
  the eshare merger is not consummated by December 31, 2001, unless the failure to consummate the eshare merger results from a material breach or failure to fulfill a material obligation by the party seeking termination;

  •
  any law or regulation or judgment, injunction, order or decree makes consummation of the merger illegal or otherwise prohibited or any final and nonappealable judgment, injunction or order prohibits the closing of the eshare merger;

  •
  the eshare shareholders fail to approve the eshare merger; provided, however, that eshare's right to terminate in this circumstance shall not be available to eshare if it has not complied with its obligations discussed in "—Covenants—No Solicitation of Alternative Transactions," beginning on page 128, or it fails to convene a meeting of its shareholders as required by the eshare merger agreement; or

  •
  divine fails to obtain the requisite approval of its stockholders, if required; provided, however, that divine's right to terminate in this circumstance shall not be available to divine if it has failed to convene a meeting of its stockholders, if divine stockholder approval is required.

    Termination by eshare.  eshare may terminate the eshare merger agreement upon written notice to divine, and may abandon the eshare merger at any time prior to the effective time, before or after the approval by eshare's shareholders, by action of eshare's board of directors, if:

  •
  divine breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the eshare merger agreement and the breach or failure to perform is not cured within 20 business days following divine's receipt of notice of the failure to comply;

  •
  divine's board of directors withdraws or modifies, in a manner adverse to eshare, its approval or recommendation of the eshare merger or the eshare merger agreement; or

  •
  on any date after the date the registration statement of which this joint proxy statement/prospectus is a part is declared effective by the SEC, but prior to the date of eshare's shareholder meeting, if the average closing sale price per share of divine's common stock is less than $1.00 for the ten trading days ending on the trading date immediately prior to the date on which notice of termination is given.

    Termination by divine.  divine may terminate the eshare merger agreement upon written notice to eshare, and may abandon the eshare merger at any time prior to the effective time,

before or after the approval by divine's stockholders, if required, by any action of divine's board of directors, if:

  •
  eshare breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the eshare merger agreement and the breach or failure to perform has not been cured within 20 business days following eshare's receipt of notice of the failure to comply;

  •
  eshare's board of directors withdraws or modifies, in a manner adverse to divine, its approval or recommendation of the eshare merger or the eshare merger agreement;

  •
  in connection with a Rule 14d-9 disclosure under the Exchange Act, eshare's board of directors takes any action other than a rejection of a Rule 14d-9 proposal;

  •
  eshare's board of directors recommends any company acquisition proposal;

  •
  eshare or any of its officers or directors enter into discussions or negotiations in violation of the provisions contained in the eshare merger agreement restricting solicitation of alternative transactions;

  •
  eshare's board of directors resolves to do any of the things listed above;

  •
  eshare executes or consummates a transaction with respect to any company acquisition proposal; or

  •
  Szlam Partners breaches the voting agreement in any material respect, or if the voting agreement has been determined to be unenforceable.

Termination Fee

    Termination Fee Payable by eshare to divine.  If divine terminates the eshare merger agreement as described under "—Termination of the eshare Merger Agreement—Termination by divine" beginning on page 130, or eshare fails to obtain the requisite shareholder approval, or the eshare merger is not consummated by December 31, 2001 due to an eshare shareholder meeting not occurring as a result of a company acquisition proposal, then eshare will promptly, but in no event later than the date of the termination, pay divine a fee equal to $2,000,000.

    Termination Fee Payable by divine to eshare.  If eshare terminates the eshare merger agreement because divine breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the eshare merger agreement, and the breach or failure to perform is not cured within 20 business days following divine's receipt of notice of the failure to comply, or divine's board of directors withdraws or modifies in a manner adverse to eshare its approval or recommendation of the eshare merger or the eshare merger agreement, then divine shall promptly, but in no event later than the date of the termination, pay eshare a fee equal to $2,000,000.

Amendments

    Subject to state law, at any time prior to the effective time, divine and eshare, by resolution of their respective board of directors, may modify or amend the eshare merger agreement by written agreement executed and delivered by officers of each company. However, after approval of the merger by eshare's shareholders, no amendment requiring further shareholder approval shall be made without such approval of eshare's shareholders.

AGREEMENTS RELATED TO THE ESHARE MERGER

    The following summary of certain agreements related to the eshare merger agreement is qualified in its entirety by the full text of the agreements. This summary may not contain all of the information that is important to you. We therefore urge you to read the full text of these agreements.

The Voting Agreement

    As an inducement for divine and DES to enter into the eshare merger agreement, Szlam Partners, L.P., the majority shareholder of eshare, entered into a voting agreement with divine. Under the voting agreement, Szlam Partners agreed to vote all of the shares covered by the voting agreement in favor of the eshare merger, the eshare merger agreement and all related agreements. In addition, Szlam Partners irrevocably appointed divine as its lawful attorney and proxy. The proxy grants divine, or any nominee of divine, the limited right to vote all of the eshare common shares covered by the voting agreement in favor of the approval and adoption of the eshare merger agreement and any transactions contemplated by the eshare merger agreement.

    The voting agreement covers 10,745,969 eshare common shares owned by Szlam Partners, representing approximately 49% of the outstanding eshare common shares as of the record date, and the agreement will also cover any common shares later acquired by Szlam Partners or any of its affiliates upon the exercise of eshare options.

    Szlam Partners agreed not to sell or otherwise encumber the shares covered by the voting agreement until the termination of the voting agreement, which will occur upon the earlier of the termination of the eshare merger agreement or the completion of the merger.

    The voting agreement is incorporated by reference in this joint proxy statement/prospectus, and a copy is attached as Annex B.

The Stockholder Agreement

    In connection with the signing of the eshare merger agreement, divine, Szlam Partners and Aleksander Szlam, eshare's chairman and chief executive officer, entered into a stockholder agreement. Subject to certain conditions, divine, Mr. Szlam and Szlam Partners agreed to the following terms:

  •
  First Sale Right. divine granted Szlam Partners the right to sell to divine all or a portion of a number of shares of divine common stock at a purchase price per share equal to the divine market value calculation. Szlam Partners' first "put" right will last from the earlier of (1) the date thirty days after the closing of the merger, or (2) the date of divine's signing of a definitive agreement with respect to a change in control of divine, through the date sixty days after the closing of the eshare merger. The number of shares of divine common stock subject to this right will equal 1,740,000 multiplied by the eshare exchange ratio.

  •
  First divine Repurchase Right. Szlam Partners granted divine the right to purchase from Szlam Partners all or a portion of a number of shares of divine common stock held by Szlam Partners at a purchase price per share equal to the divine market value calculation. divine's first "call" right will last from the earlier of (1) the date thirty days after the closing of the eshare merger, or (2) the date of divine's signing of a definitive agreement with respect to a change in control of divine, through the date sixty days after the closing of the eshare merger. The number of shares of divine common stock subject to this will equal 1,740,000 multiplied by the eshare exchange ratio.

  •
  Second Sale Right. divine also granted Szlam Partners the right to sell to divine all or a portion of a number of shares of divine common stock at a purchase price per share equal to the divine market value calculation. Szlam Partners' second "put" right will last from the earlier of (1) the date six months after the closing of the eshare merger, or (2) the date of divine's signing of a definitive agreement with respect to a change in control of divine, through the date eighteen months after the closing of the eshare merger. The number of shares of divine common stock subject to this right will equal 1,910,000 multiplied by the eshare exchange ratio.

  •
  Second divine Repurchase Right. Szlam Partners also granted divine the right to purchase from Szlam Partners a number of shares of divine common stock at a purchase price per share equal to the divine market value calculation. divine's second "call" right will last from the earlier of (1) the date six months after the closing of the eshare merger, or (2) the date of divine's signing of a definitive agreement with respect to a change in control of divine, through the date eighteen months after the closing of the eshare merger. The number of shares of divine common stock subject to this right will equal 1,910,000 multiplied by the eshare exchange ratio.

  •
  Lock-Up. Szlam Partners also agreed to not offer, sell, pledge, encumber or otherwise dispose of all of the shares of divine common stock that it will receive pursuant to the eshare merger agreement, other than pursuant to the rights described above, for a period of twelve months following consummation of the merger.

    The stockholder agreement terminates automatically upon termination of the eshare merger agreement. Either party may also terminate the stockholder agreement upon a material breach by the other party of any of the representations, warranties or covenants contained in the stockholder agreement.

    The stockholder agreement is incorporated by reference in this joint proxy statement/prospectus, and a copy is attached as Annex C.

The Employment Agreement

    Pursuant to the stockholder agreement, divine and Aleksander Szlam agreed to enter into an employment agreement upon the closing of the eshare merger. The employment agreement provides that Mr. Szlam shall be employed by divine for an initial three-year term as chief strategy officer and president—CIM businesses of divine and will receive a salary of $400,000 per year and a bonus of up to $600,000 per year, subject to approval of the compensation committee of divine's board of directors. divine has also agreed to appoint Mr. Szlam to its board of directors and nominate him to continue as a director at its 2002 annual meeting of stockholders. The employment agreement contains customary confidentiality, non-solicitation and non-competition provisions. Mr. Szlam's non-competition covenant lasts from execution of the employment agreement until three years following its termination.

    Mr. Szlam may terminate the employment agreement at any time. divine may terminate the agreement with or without cause upon written notice; provided, however, if divine terminates without cause, it must continue to pay Mr. Szlam his salary and bonus for the entire term of the agreement. divine will also maintain an insurance policy for the benefit of Mr. Szlam that will pay Mr. Szlam's estate or legal representative in the event of his death or disability. The policy will cover an amount equal to the balance, if any, that would be payable to Mr. Szlam under the remaining term of the employment agreement.

    The form of employment agreement is incorporated by reference in this joint proxy statement/prospectus, and a copy is contained as Exhibit A to the stockholder agreement attached hereto as Annex C to this joint proxy statement/prospectus.

The Real Estate Option Agreement

    Szlam Partners, L.P. and Melita House, Inc. own the properties on which eshare's U.S. and United Kingdom headquarters, respectively, are located. Pursuant to the stockholder agreement, divine agreed to enter into a real estate option agreement with Szlam Partners and Melita House. Upon the closing of the eshare merger, divine will pay Szlam Partners $3,702,978 for a ten-year option to purchase eshare's property in the U.S. for $14,560,000 and pay Melita House $2,047,022 for a ten-year option to purchase eshare's property in the U.K. for £5,714,668. Under the real estate option agreement, Szlam Partners and Melita House will agree not to raise the rental amounts due under, or otherwise adversely modify, the leases for these properties so long as the surviving company is not in default under the leases.

    The real estate option agreement is incorporated by reference in this joint proxy statement/prospectus, and a copy is contained as Exhibit B to the stockholder agreement attached hereto as Annex C to this joint proxy statement/prospectus.

The Software Distribution Agreement

    In connection with the signing of the merger agreement, eshare entered into a software distribution agreement with divine. Pursuant to the distribution agreement, eshare appointed divine as a worldwide distributor of several of eshare's Internet and call center products to distribute those products to third parties. In exchange, divine agreed to license and pay for the products, solicit orders for the products, promote and license the products and render customer service and support.

    The distribution agreement will remain in effect until the closing date of the merger, unless terminated earlier in accordance with its terms. divine and eshare may terminate the agreement at any time upon mutual written agreement. Either divine or eshare may also terminate the agreement in the event of a default by the other party if the defaulting party fails to cure the default after 30 days' written notice. In addition, either party may terminate the agreement upon written notice if a bankruptcy, reorganization or insolvency proceeding is initiated against the other party. Finally, eshare may terminate the agreement immediately upon written notice if divine acquires one of eshare's competitors.

THE OPEN MARKET MERGER AGREEMENT

    The following summary of the Open Market merger agreement is qualified in its entirety by reference to the complete text of the Open Market merger agreement, which is attached as Annex G to this joint proxy statement/prospectus. This summary may not contain all of the information that is important to you. We urge you to read the full text of the Open Market merger agreement.

The Open Market Merger

    The Open Market merger agreement provides that DI1 Acquisition Company, a wholly-owned subsidiary of divine, will be merged with and into Open Market on the day all of the conditions to the obligations of the parties to consummate the Open Market merger set forth in the Open Market merger agreement have been satisfied or waived, unless the parties agree to another date. As a result, DI1's separate corporate existence will cease and Open Market will survive as a wholly-owned subsidiary of divine. Following the Open Market merger, Open Market's certificate of incorporation will be amended to read as set forth in Exhibit E to the Open Market merger agreement, and will govern the surviving corporation. DI1's by-laws will govern the surviving corporation. The initial directors and officers of the surviving company will be DI1's directors and officers. At the effective time of the Open Market merger, each share of Open Market common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of divine common stock. This number will be determined by dividing (1) 44,285,714 by (2) the total number of shares of Open Market common stock outstanding as of the closing of the Open Market merger, including, for this purpose, all shares issuable upon conversion of any then outstanding Series E preferred stock of Open Market, but less any shares of Open Market common stock issued after August 3, 2001 pursuant to Open Market's employee stock purchase plans and pursuant to any options or warrants exercised. This exchange ratio will change as the conversion price for the Open Market Series E preferred stock changes, which price is tied to the market price of Open Market common stock, provided that in no event will the conversion price be less than $0.75 per share or greater than $1.30 per share. Assuming the conversion of all outstanding shares of Open Market's Series E preferred stock as of September 10, 2001, the number of issued and outstanding shares of Open Market common stock would be 53,392,546 shares and the exchange ratio would be 0.8326.

    As of September 10, 2001, 2,500 shares of Open Market Series E preferred stock had been converted into 2,712,085 shares of Open Market common stock at a conversion price of $0.9218 per share and 1,765 shares of Open Market Series E preferred stock had been converted into 2,447,467 shares of Open Market common stock at a conversion price of $0.75 per share. The conversion price for each of the 735 remaining shares of Series E preferred stock is equal to $1,040 divided by 90% of the daily volume weighted average market price of the Open Market common stock for the three trading days or 20 trading days (whichever is lower) preceding the date of conversion, provided that in no event will the conversion price be less than $0.75 per share or greater than $1.30 per share. If not previously converted, the remaining shares of Series E preferred stock will automatically convert at the effective time of the Open Market merger. As a result, the maximum exchange ratio in the Open Market merger will be 0.8394 and the minimum exchange ratio will be 0.8326.

No Fractional Shares Will Be Issued

    divine will not issue any fractional shares of divine common stock in connection with the Open Market merger. Instead of receiving fractional shares, each holder of Open Market common stock will be entitled to a cash payment equal to the fractional interest of the divine common stock multiplied by the closing sale price of divine common stock on the trading day immediately prior to the effective time of the Open Market merger.

Open Market Stock Certificate Exchange Procedures

    Promptly after the effective time of the Open Market merger, the exchange agent will mail to each registered holder of Open Market common stock (1) a letter of transmittal, and (2) instructions for surrendering the holder's Open Market stock certificate(s) in exchange for certificates representing shares of divine common stock. Upon surrendering an Open Market stock certificate, together with a signed letter of transmittal and any other required documents to the exchange agent, each Open Market stockholder will be entitled to receive a certificate representing the whole number of shares of divine common stock that he, she or it has the right to receive and a cash payment equal to the amount, if any, to which he, she or it is entitled in lieu of fractional shares of divine common stock. Open Market stockholders should not surrender their Open Market stock certificates for exchange until they receive a letter of transmittal from the exchange agent.

Treatment of Open Market Stock Options and Warrants

    When the Open Market merger is completed,

  •
  each outstanding option to purchase shares of Open Market common stock will be converted into an option to purchase the number of shares of divine common stock equal to the number of shares of Open Market common stock subject to such option multiplied by the Open Market exchange ratio (rounded down to the nearest full share), with an exercise price equal to the current exercise price of that option divided by the Open Market exchange ratio (rounded up to the nearest tenth of one cent), and

  •
  each outstanding warrant to purchase shares of Open Market common stock will be converted into a warrant to purchase the number of shares of divine common stock in accordance with the terms of the warrant.

Representations and Warranties

    The Open Market merger agreement contains customary representations and warranties relating to divine and Open Market and their ability to consummate the Open Market merger. All representations and warranties expire at the closing of the Open Market merger.

    Open Market gave customary representations and warranties relating to, among other things:

  •
  corporate organization and qualification;

  •
  capitalization;

  •
  fairness opinion;

  •
  authority relative to the merger agreement and the board of directors recommendation of the merger to stockholders;

  •
  present compliance with obligations and laws;

  •
  consents and approvals;

  •
  litigation;

  •
  SEC reports and financial statements;

  •
  liabilities;

  •
  absence of certain changes or events;

  •
  brokers and finders;

  •
  the registration statement of which this joint proxy statement/prospectus is a part and this joint proxy statement/prospectus;

  •
  taxes;

  •
  employee benefits;

  •
  intangible property;

  •
  agreements, contracts and commitments;

  •
  unlawful payments and contributions;

  •
  inapplicability of takeover statutes;

  •
  listings;

  •
  environmental matters;

  •
  properties;

  •
  insurance;

  •
  Open Market not an interested stockholder of divine for last three years;

  •
  labor and employee relations;

  •
  permits; and

  •
  transactions with affiliates.

    divine and DI1 gave customary representations and warranties relating to, among other things:

  •
  corporate organization and qualification;

  •
  operations of DI1;

  •
  capitalization;

  •
  authority relative to the merger agreement and the board of directors recommendation of the merger to stockholders;

  •
  present compliance with obligations and laws;

  •
  consents and approvals;

  •
  litigation;

  •
  SEC Reports and financial statements;

  •
  liabilities;

  •
  absence of certain changes or events;

  •
  the registration statement of which this joint proxy statement/prospectus is a part and this joint proxy statement/prospectus, and any other registration statements filed by divine prior to the effective time of the Open Market merger;

  •
  taxes;

  •
  intangible property;

  •
  agreements, contracts and commitments;

  •
  unlawful payments and contributions;

  •
  divine not an interested stockholder of Open Market for last three years;

  •
  inapplicability of takeover statutes;

  •
  transactions with affiliates;

  •
  divine not an investment company;

  •
  permits;

  •
  brokers and finders;

  •
  existing merger discussions;

  •
  amendments to divine's stockholder rights plan; and

  •
  termination fees.

Covenants

    Reasonable Efforts.  divine and Open Market agreed to use reasonable best efforts to take all actions necessary to close the Open Market merger.

    Conduct of Business.  During the period from the date of the Open Market merger agreement to the completion of the Open Market merger, Open Market agreed to carry on its business in the ordinary course.

    Subject to divine's written consent permitting otherwise (such consent not to be unreasonably withheld or delayed), Open Market has agreed to specific restrictions relating to the following subjects:

  •
  repricing or acceleration, amendment or change of the period of exercisability of options;

  •
  entrance into any material partnership arrangements, joint development agreements or strategic alliances;

  •
  grant of severance or termination pay;

  •
  transfer or license of intellectual property rights;

  •
  commencement of any material litigation outside the ordinary course of business;

  •
  declaration or payment of dividends;

  •
  alteration of capital stock, including stock splits, combinations or reclassifications;

  •
  repurchase or redemption of capital stock;

  •
  issuance or sale of capital stock, any voting debt or other equity interests;

  •
  amendment of Open Market's certificate of incorporation or bylaws;

  •
  disposition or acquisition of assets;

  •
  incurrence or the guarantee of debt;

  •
  sale of debt securities, warrants or other rights to acquire debt securities;

  •
  adoption, change and acceleration of benefit plans, benefit arrangements and pension plans;

  •
  revaluation of assets;

  •
  payment, discharge or satisfaction of claims, liabilities or obligations;

  •
  change of existing accounting practices;

  •
  tax elections; and

  •
  any action that would cause or that is reasonably likely to cause any of the conditions to the Open Market merger not to be satisfied.

    During the period from the date of the Open Market merger agreement to the completion of the Open Market merger, and subject to Open Market's written consent permitting otherwise (such consent not to be unreasonably withheld or delayed), divine has agreed to specific restrictions relating to the following subjects:

  •
  mergers in which divine would become a subsidiary of another party;

  •
  specified amendments to divine's certificate of incorporation;

  •
  declaration or payment of dividends;

  •
  alteration of capital stock, including stock splits, combinations or reclassifications;

  •
  repurchase or redemption of capital stock; and

  •
  any action that would cause or that is reasonably likely to cause any of the conditions to the Open Market merger not to be satisfied.

    No Solicitation of Alternative Transactions.  Until the closing of the Open Market merger or the termination of the Open Market merger agreement, Open Market agreed not to:

  •
  solicit, initiate or take any action to facilitate or encourage a "company acquisition proposal," as defined below; or

  •
  engage in, or enter into, any negotiations or discussions concerning any company acquisition proposal.

    However, prior to approval of the Open Market merger agreement by Open Market stockholders, in response to an unsolicited company acquisition proposal that is, or may lead to, a company superior proposal, as defined below, that did not result from Open Market's breach of its obligations not to solicit alternative transactions, and provided that Open Market promptly provides notice to divine of its intent to do so, Open Market may participate in discussions regarding any company acquisition proposal in order to be informed and make a determination with respect to that proposal.

    A "company acquisition proposal" means any bona fide inquiry, proposal or offer relating to any:

  •
  merger, consolidation, business combination, or similar transaction involving Open Market or any subsidiary of Open Market;

  •
  sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Open Market or any subsidiary of Open Market in one or more transactions;

  •
  issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of Open Market or any subsidiary of Open Market;

  •
  liquidation, dissolution, recapitalization or other similar transaction with respect to Open Market or any of its subsidiaries;

  •
  tender offer or exchange offer for Open Market securities that would result in a third party (or its stockholders) acquiring more than 50% of the voting power of Open Market, or assets representing more than 50% of Open Market's consolidated net income, net revenue or assets;

  •
  transaction similar in form, substance or purpose to any transaction listed above; or

  •
  public announcement of an agreement, proposal, plan or intention to enter into any transaction listed above.

    A "company superior proposal" means any offer not solicited after the date of the Open Market merger agreement to engage in a tender offer, exchange offer, merger, consolidation or similar transaction that would result in a third party owning more than fifty percent of the shares of Open Market common stock (or the common stock of the surviving company in a merger), or all or substantially all of the assets of Open Market, and which the Open Market board of directors determines in good faith has a reasonable likelihood of closing and otherwise on terms that the Open Market board of directors determines in good faith (after consultation with a financial advisor of nationally recognized reputation and considering other matters that it deems relevant) would result in a transaction more favorable to Open Market stockholders than the Open Market merger, from a financial point of view, taking into account, in the reasonable good faith judgment of the Open Market board of directors after consultation with its financial advisor, the availability to the person making the company superior proposal of the financial means to conclude the transaction.

    Neither the Open Market board of directors nor any committee thereof may, except as required by its fiduciary duties as determined in good faith thereby (after consultation with its outside counsel), (1) withdraw or modify, or propose to withdraw or modify, in a manner adverse to divine, the approval or recommendation by the Open Market board of directors of the Open Market merger, (2) approve, recommend, or otherwise support or endorse any company acquisition proposal, or (3) cause Open Market to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any company acquisition proposal. Open Market is not prohibited from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Open Market stockholders if, in the good faith judgment of the Open Market board of directors (after consultation with its outside counsel), the disclosure is necessary for the board of directors to comply with its fiduciary duties under applicable law; provided, that, except as required by their fiduciary duties as determined in good faith and after consultation with its outside counsel and investment advisor, neither Open Market nor its board of directors nor any committee thereof may withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Open Market merger or approve or recommend or propose publicly to approve or recommend, a company acquisition proposal.

Conditions to the Open Market Merger

    The obligations of divine, DI1 and Open Market to consummate the Open Market merger are subject to a number of customary conditions, including the following:

  •
  the Open Market merger agreement and Open Market merger must have been approved and adopted by the requisite vote by the stockholders of Open Market and the issuance of shares of divine common stock must have been approved by the stockholders of divine (if necessary);

  •
  the registration statement of which this joint proxy statement/prospectus is a part must have been declared effective and not be the subject of any stop order or proceeding seeking a stop order;

  •
  the absence of any provision of any applicable law or regulation and judgment, injunction, order or decree that prohibits consummation of the Open Market merger;

  •
  authorization for listing on the Nasdaq National Market, subject to official notice of issuance, of the shares of divine common stock to be issued to Open Market stockholders under the Open Market merger agreement;

  •
  receipt of all required governmental approvals and consents, except, in the case of consents the absence of which could not result in civil or criminal sanctions being imposed, where the failures to obtain any of these consents and approvals would not reasonably be expected to have a material adverse effect on Open Market;

  •
  receipt of written opinions by divine and Open Market from their respective tax counsel stating that the Open Market merger will constitute a tax-free reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code, and neither opinion shall have been withdrawn; however, if counsel to one party does not render such opinion, the condition shall be deemed to be satisfied with respect to such party if counsel for the other party renders such opinion; and

  •
  the absence of any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Open Market merger, by any court or governmental authority or agency, that could, or could reasonably be expected to, have a material adverse effect on Open Market or divine at or after the effective time.

    In addition, the obligations of each of divine and Open Market to consummate the Open Market merger are subject to the condition that:

  •
  at or prior to the effective time the other party's representations and warranties set forth in the Open Market merger agreement that are qualified as to materiality or material adverse effect shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, except as contemplated by the Open Market merger agreement, except, in all cases where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the other party; and

  •
  the other party shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under the Open Market merger agreement as of or prior to the effective time.

    divine's obligations are subject to the further conditions that Open Market shall have received all written consents necessary to provide for the continuation of all material contracts and leases of Open Market and for Open Market to consummate the transactions contemplated thereby; and that either (1) all of the shares of Series E preferred stock shall have been converted into shares of Open Market common stock on or prior to the effective time or (2) all of the conditions to the obligations of the holder(s) of Series E preferred stock to waive their mandatory repurchase right have been and remain satisfied.

Termination of the Open Market Merger Agreement

    Termination by Mutual Consent.  Open Market and divine may mutually terminate the Open Market merger agreement and abandon the Open Market merger at any time before the effective time of the Open Market merger, and before or after obtaining the approval of the stockholders of Open Market and the stockholders of divine.

    Termination by either divine or Open Market.  The board of directors of either divine or Open Market may terminate the Open Market merger agreement and abandon the Open Market merger if:

  •
  the Open Market merger is not consummated by November 30, 2001 (subject to extension under certain circumstances), unless the failure to consummate the Open Market merger results from a material breach or failure to fulfill a material obligation by the party seeking termination;

  •
  any law, regulation, judgment, injunction, order or decree makes consummation of the Open Market merger illegal or otherwise prohibited or any final and nonappealable judgment, injunction or order prohibits the closing of the Open Market merger;

  •
  the Open Market stockholders fail to approve the Open Market merger; provided, however, that Open Market's right to terminate in this circumstance shall not be available to Open Market if it has not complied with its obligations discussed in "—

    Covenants—No Solicitation of Alternative Transactions," beginning on page 139, if it fails to convene a meeting of its stockholders as required by the Open Market merger agreement, or if the failure to obtain stockholder approval is caused by a breach of the stockholder agreement among each of Harland K. LaVigne, Thomas H. Bruggere, Shikhar Ghosh, William S. Kaiser, B.C. Krishna, Eugene F. Quinn, Paul L. Sagan, Patrick Scannell, Edward Durkin, Joseph Alwan, Greylock Equity Limited Partnership and divine; or

  •
  divine fails to obtain the requisite approval of its stockholders; provided, however, that divine's right to terminate in this circumstance shall not be available to divine if it has failed to convene a meeting of its stockholders, or if the failure to obtain such approval is caused by a breach of the stockholder agreement between certain stockholders of divine and Open Market.

    Termination by Open Market.  Open Market may terminate the Open Market merger agreement upon written notice to divine and may abandon the Open Market merger at any time prior to the effective time, before or after the approval by Open Market's stockholders, by action of Open Market's board of directors, if:

  •
  divine breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the Open Market merger agreement such that the conditions relating to divine's representations, warranties, covenants and other agreements are not satisfied and the breach or failure to perform is not cured within 20 business days following divine's receipt of notice of the failure to comply;

  •
  divine's board of directors withdraws or modifies, in a manner adverse to Open Market, its approval or recommendation of the Open Market merger or the Open Market merger agreement; or

  •
  concurrently with, or promptly after, such termination Open Market enters into an agreement providing for or authorizes or consummates a company superior proposal, but only at a time that is prior to adoption of the Open Market merger agreement by the stockholders of Open Market and that is after the second business day following Open Market's delivery of a written notice to divine advising that Open Market's board is prepared to accept a company superior proposal, specifying the material terms and conditions of the company superior proposal and identifying the person making the company superior proposal.

    Termination by divine.  divine may terminate the Open Market merger agreement upon written notice to Open Market and may abandon the Open Market merger at any time prior to the effective time, before or after the approval by divine's stockholders, if required, by any action of divine's board of directors, if:

  •
  Open Market breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the Open Market merger agreement such that the conditions relating to Open Market's representations, warranties, covenants and other agreements are not satisfied and the breach or failure to perform has not been cured within 20 business days following Open Market's receipt of notice of the failure to comply;

  •
  Open Market's board of directors withdraws or modifies, in a manner adverse to divine, its approval or recommendation of the Open Market merger or the Open Market merger agreement;

  •
  Open Market's board of directors recommends any company acquisition proposal;

  •
  Open Market or any of its officers or directors enter into discussions or negotiations in violation of the provisions contained in the Open Market merger agreement restricting solicitation of alternative transactions;

  •
  Open Market's board of directors resolves to do any of the things listed above; or

  •
  Open Market executes or consummates a transaction with respect to any company acquisition proposal.

Termination Fee

    Termination Fee/Expenses Payable by Open Market to divine.  If the Open Market merger agreement is terminated by Open Market in connection with a company superior proposal or by divine because Open Market's board of directors withdraws its recommendation of the Open Market merger or Open Market takes certain other actions with respect to a company acquisition proposal, Open Market must pay divine a termination fee equal to $2,600,000. Open Market must pay the same termination fee (less any expenses paid as described below), and amounts owed to divine by Open Market under the credit agreement will become immediately due and payable if the Open Market merger agreement is terminated:

  •
  due to the Open Market stockholders meeting not occurring as a result of a company acquisition proposal or a financing transaction, or

  •
  by Open Market or divine because of a failure to obtain the approval of Open Market stockholders or by divine because of a breach of a representation or covenant by Open Market, in either case after a company acquisition proposal has been made directly to the stockholders of Open Market generally or otherwise publicly announced, and is not withdrawn prior to the vote of the Open Market stockholders at the duly held stockholders meeting, or

  •
  by divine because of a breach of a representation or covenant by Open Market after (1) a proposal for a financing transaction shall have been made to Open Market, (2) the proposal is not withdrawn prior to termination, and within 9 months of termination the relevant transaction is consummated or Open Market enters into a definitive agreement to consummate the transaction.

    If divine or Open Market terminates the Open Market merger agreement because Open Market fails to obtain the requisite stockholder approval at a duly held meeting, then Open Market will pay divine's expenses incurred prior to the termination and in connection with the proposed Open Market merger up to $500,000 and amounts owed to divine by Open Market under the credit agreement will become due and payable 90 days after that termination. Because divine has a lien on all of Open Market's assets, divine would have the right, subject to the rights and any claims of Open Market's senior lender, to take possession of all of Open Market's assets in the event Open Market could not repay the amounts owed under the credit agreement when they become due.

    Termination Fee Payable by divine to Open Market.  If Open Market terminates the Open Market merger agreement because (1) divine breaches or fails to perform any of the representations, warranties, covenants or other agreements contained in the Open Market merger agreement, such that the conditions relating to divine's representations, warranties, covenants and other agreements are not satisfied and the breach or failure to perform is not cured within 20 business days following divine's receipt of notice of the failure to comply, (2) divine's board of directors withdraws or modifies in a manner adverse to Open Market its approval or recommendation of the Open Market merger or the Open Market merger agreement or (3) at the divine special meeting of stockholders, divine's stockholders fail to approve the issuance of divine stock necessary to complete the Open Market merger, then divine shall promptly, but in no event later than the date of the termination, pay Open Market a fee equal to $2,600,000. In addition, all amounts owed to divine by Open Market under the credit agreement would be converted into Open Market common stock at a conversion price equal to the Open Market exchange ratio then in effect.

Amendments

    Subject to Delaware state law, at any time prior to the effective time, divine and Open Market, by resolution of their respective board of directors, may modify or amend the Open Market merger agreement by written agreement executed and delivered by officers of each company. However, after approval of the Open Market merger by Open Market's stockholders, no amendment requiring further stockholder approval shall be made without such approval of Open Market's stockholders.

AGREEMENTS RELATED TO THE OPEN MARKET MERGER

    The following summary of certain agreements related to the Open Market merger agreement is qualified in its entirety by the full text of the agreements. This summary may not contain all of the information that is important to you. We therefore urge you to read the full text of these agreements.

The Stockholder Agreements

    As an inducement for Open Market to enter into the Open Market merger agreement, divine and Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, and Microsoft Corporation and Dell Computer Corporation, as stockholders of divine, have entered into a stockholder agreement with Open Market. Under the stockholder agreement, Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, and Microsoft Corporation and Dell Computer Corporation agreed to vote all of the shares covered by the stockholder agreements in favor of the Open Market merger, the Open Market merger agreement and all related agreements. In addition, Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, and Microsoft Corporation and Dell Computer Corporation each irrevocably appointed Open Market as his or its lawful attorney and proxy. The proxy grants Open Market, or any nominee of Open Market, the limited right to vote all of the shares of divine common stock covered by the stockholder agreements in favor of the approval and adoption of the Open Market merger agreement and any transactions contemplated by the Open Market merger agreement. In addition, Messrs. Filipowski, Cullinane and Humenansky individually, and as trustees of certain trusts, have further agreed not to offer, sell, pledge, encumber or otherwise dispose of all of their shares of divine common stock until the termination of the stockholder agreement, which will occur upon the earlier of the termination of the Open Market merger agreement or the completion of the Open Market merger. As of the record date, the shares subject to these agreements represented approximately 24% of the outstanding shares of divine common stock entitled to vote at the divine special meeting.

    In addition, as an inducement for divine and DI1 to enter into the Open Market merger agreement, Open Market and each of Harland K. LaVigne, Thomas H. Bruggere, Shikhar Ghosh, William S. Kaiser, B.C. Krishna, Eugene F. Quinn, Paul L. Sagan, Patrick Scannell, Edward Durkin, Joseph Alwan and Greylock Equity Limited Partnership, as stockholders of Open Market, have entered into a stockholder agreement with divine. Under the stockholder agreement, these stockholders agreed to vote all of the shares covered by the stockholder agreement in favor of the Open Market merger, the Open Market merger agreement and all related agreements. In addition, these stockholders each irrevocably appointed divine as his or its lawful attorney and proxy. The proxy grants divine, or any nominee of divine, the limited right to vote all of the shares of Open Market common stock covered by the stockholder agreement in favor of the approval and adoption of the Open Market merger agreement and any transactions contemplated by the Open Market merger agreement. In addition, these stockholders, have further agreed not to offer, sell, pledge, encumber or otherwise dispose of all of their shares of Open Market common stock until the termination of the stockholder agreement, which will occur upon the earlier of the termination of the Open Market merger agreement or the completion of the Open Market merger. As of the record date, the shares subject to these agreements represented approximately 9.5% of the outstanding shares of Open Market common stock entitled to vote at the Open Market special meeting.

    The stockholder agreements are incorporated by reference in this joint proxy statement/prospectus, and copies are attached as Annex H to this joint proxy statement/prospectus.

The Credit Agreement

    In connection with the Open Market merger agreement, divine and Open Market entered into a credit agreement, pursuant to which divine made an initial loan to Open Market of $5 million and will, upon request, make additional loans to Open Market of $1.5 million per month beginning in October 2001 and $2.5 million per month beginning in January 2002 through March 2002, subject to the earlier consummation of the Open Market merger or specified termination of the Open Market merger agreement. To evidence the loan, Open Market executed and delivered to divine a note in the principal amount of $17,000,000. Any amount that is outstanding under the credit agreement accrues interest at an annual rate of the lower of 10% or the maximum amount allowed by law. As security for the funds loaned by divine to Open Market under this credit agreement, Open Market executed a security agreement granting divine security interests in the assets and property of Open Market and each of its subsidiaries. In addition, divine and Silicon Valley Bank, which had extended credit to Open Market prior to divine, entered into an intercreditor agreement that subordinates any indebtedness or obligations owing by Open Market to divine under the credit agreement to any indebtedness or obligations owing by Open Market to Silicon Valley Bank.

    In the event that the Open Market merger agreement is terminated because divine's stockholders do not approve the Open Market merger, the amounts owed to divine under the credit agreement would be converted into Open Market common stock at a conversion price equal to the Open Market exchange ratio in effect at the time of termination. If the Open Market merger agreement is terminated because Open Market's stockholders do not approve the Open Market merger, the amounts owed to divine under the credit agreement would become due 90 days from the date of that termination. If the board of directors of Open Market withdraws or changes its recommendation regarding the Open Market merger, or if there is an alternative transaction proposed with respect to Open Market and the Open Market stockholders do not approve the Open Market merger, the amounts owed to divine under the credit agreement would become immediately due and payable.

The Software Distribution Agreement

    In connection with the signing of the Open Market merger agreement, Open Market entered into a software distribution agreement with divine. Pursuant to the distribution agreement, Open Market appointed divine as a worldwide distributor of certain Open Market's content management products to distribute those products to third parties. In exchange, divine agreed to license and pay for the products, solicit orders for the products, promote and license the products and render customer service and support.

    The distribution agreement will remain in effect until the closing date of the Open Market merger, unless terminated earlier in accordance with its terms. divine and Open Market may terminate the agreement at any time upon mutual written agreement. Either divine or Open Market may also terminate the agreement upon 10 days' written notice, or in the event of a default by the other party if the defaulting party fails to cure the default after 30 days' written notice. In addition, either party may terminate the agreement upon written notice if a bankruptcy, reorganization or insolvency proceeding is initiated against the other party.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements describe the pro forma effect of divine's proposed acquisitions of eshare and Open Market on the:

  •
  unaudited statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000 of divine; and

  •
  unaudited balance sheet as of June 30, 2001 of divine.

    The following unaudited pro forma condensed combined financial statements also describe the pro forma effect of divine's proposed acquisition of RoweCom Inc. discussed below. The purpose of these unaudited pro forma condensed combined financial statements is to demonstrate how the combined financial statements of these businesses might have appeared if each of the mergers had been completed at the beginning of the periods presented.

    In addition to the pending mergers involving divine and eshare and divine and Open Market, on July 6, 2001, divine entered into an agreement and plan of merger and reorganization with RoweCom Inc., a business-to-business provider of e-commerce solutions for purchasing and managing print and e-content knowledge resources, including magazines, newspapers, journals and e-journals, books and other sources of commercial, scientific and general interest information and analysis. Completion of the RoweCom merger is subject to a number of conditions, including the approval of the merger by RoweCom's stockholders and the satisfaction of certain financing conditions by RoweCom and its subsidiaries. The following unaudited pro forma condensed combined financial statements reflect the acquisitions of eshare and Open Market alone and together as well as the acquisitions of eshare, Open Market and RoweCom together.

    divine has prepared the unaudited pro forma condensed combined financial statements using the purchase method of accounting for all these transactions. Because the unaudited pro forma condensed combined financial statements are based upon the financial condition and operating results of eshare, Open Market and RoweCom during periods when they were not under the control, influence or management of divine, the information presented may not be indicative of the results that would have actually occurred had the acquisitions been completed as of the respective periods presented, nor is it indicative of future financial or operating results. divine expects to incur reorganization and integration expenses as well as potential operating efficiencies as a result of the acquisitions of eshare, Open Market and RoweCom. The unaudited pro forma condensed combined financial statements do not reflect any of these potential expenses and synergies that may occur due to the integration of eshare, Open Market and RoweCom with divine, nor do they take into account the effect of any potential changes to accounting policies, including with respect to the recognition of revenues, of the acquired entities after the mergers due to the integration of their businesses into divine's business model. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of divine, including the related notes, incorporated by reference in this joint proxy statement/prospectus, and the historical financial statements of eshare and Open Market, including the related notes, included elsewhere in this joint proxy statement/prospectus.

    Certain assets and liabilities in the consolidated balance sheets of eshare, Open Market and RoweCom have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined balance sheet. Certain expenses and other deductions in the consolidated statements of operations of eshare, Open Market and RoweCom have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2001
(in thousands)

	divine	eshare	eshare Pro Forma Adjustments		divine/eshare Pro Forma Combined	Open Market	Open Market Pro Forma Adjustments		divine/ Open Market Pro Forma Combined	divine/eshare Open Market Pro Forma Combined	RoweCom	RoweCom Pro Forma Adjustments		divine/eshare/ Open Market/ RoweCom Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$202,177	$9,620	$(5,750 (500	)(d) )(e)	$205,547	$6,756	$(5,000 (500	)(f) )(e)	$203,433	$206,803	$5,742	$(500	)(e)	$212,045
Restricted cash	2,650	—	—		2,650	—	—		2,650	2,650	—	—		2,650
Accounts receivable	43,232	20,841	—		64,073	11,603	—		54,835	75,676	52,057	—		127,733
Available-for-sale securities	2,101	4,363	—		6,464	2,511	—		4,612	8,975	—	—		8,975
Note receivable	1,642	—	—		1,642	—	—		1,642	1,642	—	—		1,642
Inventory	—	1,515	—		1,515	—	—		—	1,515	—	—		1,515
Deferred taxes	—	1,394	(1,394	)(a)	—	—	—		—	—	—	—		—
Other current assets	15,337	2,279	—		17,616	4,390	—		19,727	22,006	3,551	—		25,557

Total current assets	267,139	40,012	(7,644)		299,507	25,260	(5,500)		286,899	319,267	61,350	(500)		380,117
Property and equipment, net	43,311	9,675	—		52,986	7,429	—		50,740	60,415	8,767	—		69,182
Deferred taxes	—	9,189	(9,189	)(a)	—	—	—		—	—	—	—		—
Goodwill and other intangible assets	44,402	3,611	30,718 (3,611 500 10,583 4,439	(a) )(a) (e) (a) (b)	90,642	—	49,810 5,544 500	(f) (g) (e)	100,256	146,496	15,593	49,290 (15,593 500 1,138	(h) )(h) (e) (i)	197,424
Ownership interests in associated companies	23,790	—	—		23,790	—	—		23,790	23,790	—	—		23,790
Other non-current assets	33,733	121	5,750	(d)	39,604	1,226	—		34,959	40,830	—	—		40,830

Total assets	$412,375	$62,608	$31,546		$506,529	$33,915	$50,354		$496,644	$590,798	$85,710	$34,835		$711,343

Liabilities
Current liabilities
Accounts payable	$12,892	$3,975	$(1,342	)(c)	$15,525	$4,635	$—		$17,527	$20,160	$28,120	$—		$48,280
Accrued payroll expenses	8,963	—	—		8,963	—	—		8,963	8,963	942	—		9,905
Accrued professional fees	1,231	—	—		1,231	—	—		1,231	1,231	—	—		1,231
Current portion of facilities impairment	1,541	—	—		1,541	—	—		1,541	1,541	—	—		1,541
Current portion of capital leases	3,733	—	—		3,733	—	—		3,733	3,733	—	—		3,733
Other accrued expenses and current liabilities	11,990	7,677	—		19,667	14,374	—		26,364	34,041	21,390	—		55,431
Notes payable—current	523	—	—		523	—	—		523	523	31,884	—		32,407
Deferred revenue	3,723	9,823	—		13,546	3,704	—		7,427	17,250	20,597	—		37,847

Total current liabilities	44,596	21,475	(1,342)		64,729	22,713	—		67,309	87,442	102,933	—		190,375
Long-term debt	57,948	—	—		57,948	—	—		57,948	57,948	—	—		57,948
Capital leases	4,232	—	—		4,232	—	—		4,232	4,232	—	—		4,232
Other non-current liabilities	439	—	—		439	—	—		439	439	1,837	—		2,276
Long-term facilities impairment	2,844	—	—		2,844	—	—		2,844	2,844	—	—		2,844
Minority interest	12,133	—	—		12,133	—	—		12,133	12,133	—	—		12,133
Redeemable preferred stock	—	—	—		—	3,638	$(3,638	)(f)	—	—	—	—		—

Unaudited Pro Forma Condensed Combined Balance Sheet (Continued)
As of June 30, 2001
(in thousands)

	divine	eshare	eshare Pro Forma Adjustments		divine/eshare Pro Forma Combined	Open Market	Open Market Pro Forma Adjustments		divine/ Open Market Pro Forma Combined	divine/eshare Open Market Pro Forma Combined	RoweCom	RoweCom Pro Forma Adjustments		divine/eshare/ Open Market/ RoweCom Pro Forma Combined
Stockholders' equity (deficit)
Common stock	$146	$69	$(69 64	)(a) (a)	$210	$47	$(47 44	)(f) (f)	$190	$254	$126	$(126 10	)(h) (h)	$264
Additional paid-in capital	969,006	62,314	(62,314 68,176 4,439	)(a) (a) (b)	1,041,621	225,027	(225,027 55,968 5,544	)(f) (f) (g)	1,030,518	1,103,133	113,296	(113,296 14,627 1,138	)(h) (h) (i)	1,118,898
Notes receivable from exercise of options	(3,127)	—	—		(3,127)	—	—		(3,127)	(3,127)	—	—		(3,127)
Unearned stock-based compensation	(22,182)	—	—		(22,182)	(159)	159	(f)	(22,182)	(22,182)	—	—		(22,182)
Accumulated other comprehensive loss	(23,405)	(1,210)	1,210	(a)	(23,405)	—	—		(23,405)	(23,405)	(2,188)	2,188	(h)	(23,405)
Treasury stock, at cost	(5,641)	—	—		(5,641)	—	—		(5,641)	(5,641)	(53)	53	(h)	(5,641)
Accumulated deficit	(624,614)	(20,040)	20,040 1,342	(a) (c)	(623,272)	(217,351)	217,351	(f)	(624,614)	(623,272)	(130,241)	130,241	(h)	(623,272)

Total stockholders' equity	290,183	41,133	32,888		364,204	7,564	53,992		351,739	425,760	(19,060)	34,835		441,535

Total liabilities and stockholders' equity (deficit)	$412,375	$62,608	$31,546		$506,529	$33,915	$50,354		$496,644	$590,798	$85,710	$34,835		$711,343

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2000
(in thousands, except share and per share data)

	divine	eshare	eshare Pro Forma Adjustments		divine/eshare Pro Forma Combined	Open Market	Open Market Pro Forma Adjustments	divine/Open Market Pro Forma Combined	divine/eshare/ Open Market Pro Forma Combined	RoweCom	RoweCom Pro Forma Adjustments	divine/eshare/ Open Market/ RoweCom Pro Forma Combined
Revenues	$44,079	$83,956	$(1,815	)(j)	$126,220	$88,981	$—	$133,060	$215,201	$347,581	$—	$562,782
Operating expenses:
Cost of revenues	42,266	31,122	—		73,388	44,846	—	87,112	118,234	316,498	—	434,732
Selling, general and administrative	175,663	61,249	(403 14,392	)(j) (k)	250,901	70,555	15,873 (k)	262,091	337,329	57,311	8,056 (k)	402,696
Research and development	12,036	10,658	—		22,694	24,801	—	36,837	47,495	9,861	—	57,356
Impairment of investment in consolidated associated companies	57,626	—	(1,412	)(j)	56,214	—	—	57,626	56,214	30,082	—	86,296
Impairment of facilities	10,961	—	—		10,961	—	—	10,961	10,961	—	—	10,961
Amortization of stock-based compensation	48,069	—	—		48,069	—	—	48,069	48,069	—	—	48,069

Total operating expenses	346,621	103,029	12,577		462,227	140,202	15,873	502,696	618,302	413,752	8,056	1,040,110

Operating loss	(302,542)	(19,073)	(14,392)		(336,007)	(51,221)	(15,873)	(369,636)	(403,101)	(66,171)	(8,056)	(477,328)
Other income (expense):
Interest income	15,583	—	—		15,583	1,326	—	16,909	16,909	—	—	16,909
Interest expense	(1,857)	—	—		(1,857)	(447)	—	(2,304)	(2,304)	(5,354)	—	(7,658)
Other income (loss), net	(301)	414	—		113	13,208	—	12,907	13,321	—	—	13,321

Total other income (expense)	13,425	414	—		13,839	14,087	—	27,512	27,926	(5,354)	—	22,572
Loss before minority interest, net gain on stock transactions of associated companies, equity in losses of associated companies, and impairment of investment in equity method and cost method associated companies	(289,117)	(18,659)	(14,392)		(322,168)	(37,134)	(15,873)	(342,124)	(375,175)	(71,525)	(8,056)	(454,756)
Minority interest	18,169	—	—		18,169	—	—	18,169	18,169	—	—	18,169
Net gain of stock transactions of associated companies	4,375	—	—		4,375	—	—	4,375	4,375	—	—	4,375
Equity in losses of associated companies	(90,621)	—	—		(90,621)	—	—	(90,621)	(90,621)	—	—	(90,621)
Impairment of investment in equity method and cost method associated companies	(113,125)	—	—		(113,125)	—	—	(113,125)	(113,125)	—	—	(113,125)

Loss before income taxes	(470,319)	(18,659)	(14,392)		(503,370)	(37,134)	(15,873)	(523,326)	(556,377)	(71,525)	(8,056)	(635,958)
Income tax (benefit) provision	—	(7,542)	7,542	(l)	—	662	—	662	662	3,661	—	4,323

Net loss from continuing operations	(470,319)	(11,117)	(21,934)		(503,370)	(37,796)	(15,873)	(523,988)	(557,039)	(75,186)	(8,056)	(640,281)
Accretion of redeemable preferred stock dividends	(8,037)	—	—		(8,037)	—	—	(8,037)	(8,037)	—	—	(8,037)
Accretion of preferred stock dividends	(9,070)	—	—		(9,070)	—	—	(9,070)	(9,070)	—	—	(9,070)
Deemed dividends	(40,756)	—	—		(40,756)	—	—	(40,756)	(40,756)	—	—	(40,756)

Net loss from continuing operations applicable to common shareholders	$(528,182)	$(11,117)	$(21,934)		$(561,233)	$(37,796)	$(15,873)	$(581,851)	$(614,902)	$(75,186)	$(8,056)	$(698,144)

Basic and diluted net loss per share applicable to common stockholders	$(7.84)				$(4.26)			$(5.20)	$(3.49)			$(3.75)
Shares used in computing basic and diluted net loss per share	67,390,746				131,768,462			111,845,707	176,223,423			186,387,982

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2001
(in thousands, except share and per share data)

	divine	eshare	eshare Pro Forma Adjustments	divine/eshare Pro Forma Combined	Open Market	Open Market Pro Forma Adjustments	divine/ Open Market Pro Forma Combined	divine/eshare/ Open Market Pro Forma Combined	RoweCom	RoweCom Pro Forma Adjustments	divine/eshare/ Open Market/ RoweCom Pro Forma Combined
Revenues	$71,038	$37,722	$—	$108,760	$25,855	$—	$96,893	$134,615	$149,255	$—	$283,870
Operating expenses:
Cost of revenues	53,574	14,547	—	68,121	11,433	—	65,007	79,554	136,114	—	215,668
Selling, general and administrative	89,650	23,539	7,122 (m)	120,311	24,537	8,859 (m)	123,046	153,707	23,865	5,290 (m)	182,862
Research and development	5,989	4,980	—	10,969	9,062	—	15,051	20,031	3,632	—	23,663
Impairment of investment in consolidated associated companies	2,793	—	—	2,793	—	—	2,793	2,793	—	—	2,793
Impairment of facilities	232	—	—	232	—	—	232	232	—	—	232
Amortization of stock-based compensation	5,553	—	—	5,553	—	—	5,553	5,553	—	—	5,553

Total operating expenses	157,791	43,066	7,122	207,979	45,032	8,859	211,682	261,870	163,611	5,290	430,771

Operating loss	(86,753)	(5,344)	(7,122)	(99,219)	(19,177)	(8,859)	(114,789)	(127,255)	(14,356)	(5,290)	(146,901)
Other income (expense):
Interest income	5,913	—	—	5,913	269	—	6,182	6,182	—	—	6,182
Interest expense	(1,336)	—	—	(1,336)	(363)	—	(1,699)	(1,699)	(3,444)	—	(5,143)
Other income (loss), net	13,426	349	—	13,775	4,836	—	18,262	18,611	—	—	18,611

Total other income (expense)	18,003	349	—	18,352	4,742	—	22,745	23,094	(3,444)	—	19,650
Loss before minority interest, net gain on stock transactions of associated companies, equity in losses of associated companies, and impairment of investment in equity method and cost method associated companies	(68,750)	(4,995)	(7,122)	(80,867)	(14,435)	(8,859)	(92,044)	(104,161)	(17,800)	(5,290)	(127,251)
Minority interest	3,875	—	—	3,875	—	—	3,875	3,875	—	—	3,875
Net gain of stock transactions of associated companies	804	—	—	804	—	—	804	804	—	—	804
Equity in losses of associated companies	(12,443)	—	—	(12,443)	—	—	(12,443)	(12,443)	—	—	(12,443)
Impairment of investment in equity method and cost method associated companies	(27,618)	—	—	(27,618)	—	—	(27,618)	(27,618)	—	—	(27,618)

Loss before income taxes	(104,132)	(4,995)	(7,122)	(116,249)	(14,435)	(8,859)	(127,426)	(139,543)	(17,800)	(5,290)	(162,633)
Income tax (benefit) provision	—	(1,798)	1,798 (n)	—	267	—	267	267	(878)	878 (n)	267

Net loss from continuing operations	(104,132)	(3,197)	(8,920)	(116,249)	(14,702)	(8,859)	(127,693)	(139,810)	(16,922)	(6,168)	(162,900)
Accretion of redeemable preferred stock dividends	—	—	—	—	(314)	314 (o)	—	—	—	—	—

Net loss from continuing operations applicable to common shareholders	$(104,132)	$(3,197)	$(8,920)	$(116,249)	$(15,016)	$(8,545)	$(127,693)	$(139,810)	$(16,922)	$(6,168)	$(162,900)

Basic and diluted net loss per share applicable to common stockholders	$(0.75)			$(0.57)			$(0.69)	$(0.56)			$(0.63)
Shares used in computing basic and diluted net loss per share	139,597,070			203,974,786			184,052,031	248,429,747			258,594,306

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.
Basis of Presentation

    The unaudited pro forma condensed combined balance sheet as of June 30, 2001 gives effect to the acquisitions of eshare, Open Market and RoweCom as if they occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 give effect to the acquisitions of eshare, Open Market and RoweCom as if they had occurred on January 1, 2000.

    The following summarizes information concerning the estimated purchase price allocation for the acquisitions of eshare, Open Market and RoweCom.

Company	Purchase price	Fair value of tangible net assets (liabilities)	Goodwill and other intangible assets
eshare	$73,179,000	$26,939,000	$46,240,000
Open Market	67,056,000	11,202,000	55,854,000
RoweCom	16,275,000	(34,653,000)	50,928,000

    The purchase price includes $500,000 of estimated acquisition costs relating to each acquisition. The Open Market purchase price also includes $5,000,000 paid by divine to Open Market in conjunction with a secured credit facility signed in connection with the divine/Open Market merger agreement. The merger between divine and eshare is a stock-for-stock transaction. The number of shares to be issued by divine in this merger is yet to be determined and is dependent on the divine market value calculation, which is the average of the closing sale price per share of divine's common stock as reported on the Nasdaq National Market for the ten consecutive trading days ending two trading days prior to the closing date of the merger. If the divine market value calculation is greater than $2.39 but less than $2.82, then eshare shareholders will receive 1.30 shares of divine common stock for each eshare common share they own. If the divine market value calculation is $2.82 or greater, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.653 divided by the divine market value calculation. If the divine market value calculation is $2.39 or less, then eshare shareholders will receive a number of shares of divine common stock for each eshare common share they own equal to $3.12 divided by the greater of the divine market value calculation or $1.00. Additionally, eshare "in-the-money" options will be converted, at the same conversion rate applied to outstanding eshare common shares, to fully-vested options to buy shares of divine common stock. For purposes of the unaudited pro forma condensed combined financial statements, the number of shares and options assumed to be issued by divine in the eshare merger has been calculated based on the number of eshare shares and "in-the-money" options outstanding as of September 10, 2001, using the divine average closing price as of September 10, 2001, which was $1.06.

    In the Open Market merger, divine will issue 44,454,961 shares of divine common stock, plus additional shares reflecting exercises of Open Market options and warrants. Additionally, all outstanding options and warrants to purchase Open Market stock will convert, at the same conversion rate applied to outstanding Open Market common stock, to options and warrants to purchase divine common stock. The conversion ratio to be applied to the number and exercise price of the Open Market options and warrants is driven by the number of shares of Open Market common stock outstanding at the closing of the Open Market merger and the number of shares of divine common stock to be issued to holders of Open Market's Series E preferred stock. For purposes of the unaudited pro forma condensed combined financial statements, this conversion ratio has been calculated as 0.8326, based on the number of shares of Open Market common stock outstanding as of September 10, 2001.

    In the RoweCom merger, divine will issue 0.75 shares of divine common stock for each outstanding RoweCom common share. Additionally, each RoweCom warrant and "in-the-money" option will be converted to a warrant or fully-vested option to buy shares of divine common stock, generally at the 0.75 exchange ratio. For purposes of the unaudited pro forma condensed combined financial statements, the number of shares, options, and warrants assumed to be issued by divine in the RoweCom merger has been calculated based on the number of RoweCom shares, options, and warrants outstanding as of September 10, 2001.

    For the eshare merger, the ten-day trailing average closing price is also assumed to be the fair value of divine common stock for purchase accounting purposes. For the Open Market merger, the assumed fair value of divine common stock for purchase accounting purposes is $1.26, which represents the average of divine's closing price on the first day the agreed upon terms of the terms of the Open Market merger were announced by divine (August 16, 2001) and the three business days before and after the announcement date. For the RoweCom merger, the assumed fair value of divine common stock for purchase accounting purposes is $1.44, which represents the average of divine's closing price on the first day the agreed upon terms of the RoweCom merger were announced by divine (July 9, 2001) and the three business days before and after the announcement date.

    The effects of the eshare, Open Market and RoweCom mergers have been presented using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to goodwill. The preliminary allocation of the purchase price may be subject to further adjustments as divine finalizes its allocation of the purchase price in accordance with generally accepted accounting principles. The pro forma adjustments related to the purchase price allocation of the acquisitions represent management's best estimate of the effects of these transactions.

2.
Pro Forma Balance Sheet Adjustments

(a)
Reflects the assumed issuance of 64,377,716 shares of divine common stock and the elimination of eshare's equity in consolidation. Also reflects the elimination of eshare's deferred tax assets of $10,583,000 and stand-alone goodwill and other intangible assets of $3,611,000, and the establishment by divine of goodwill and other intangible assets of $41,301,000, which represents the value of shares of divine common stock issued in excess of the estimated fair value of eshare's tangible net assets as of June 30, 2001.

(b)
Reflects the assumed issuance of options to purchase 4,732,364 shares of divine common stock, which represents the number of "in-the-money" eshare options as of September 10, 2001, as converted per the eshare merger agreement. The Black-Scholes fair value of these options is $4,439,000 and has been included as a component of the purchase price.

  (c)
  Accounts payable and accumulated deficit have been adjusted to eliminate the unpaid balance for software sold by eshare to Brandango, a consolidated associated company of divine that ceased operations in 2000. Accumulated deficit is affected, instead of accounts receivable, because eshare wrote off this unpaid balance prior to June 30, 2001.

  (d)
  Reflects the effect of real estate options which are dependent on the closing of the merger of divine with eshare. Upon closing, divine has agreed to enter into agreements with Szlam Partners and Melita House, Inc., pursuant to which divine will pay approximately $3,703,000 and $2,047,000, respectively, for ten-year options to purchase eshare's U.S. and United Kingdom headquarters.

  (e)
  Reflects divine's estimated acquisition costs of $500,000 for each of the acquisitions.

  (f)
  Reflects the assumed issuance of 44,454,961 shares of divine common stock and the elimination of Open Market's equity and redeemable preferred stock in consolidation. Also reflects the establishment by divine of goodwill and other intangible assets of $49,810,000, which represents the value of shares of divine common stock assumed to be issued, and cash paid by divine under a secured credit facility with Open Market, in excess of the estimated fair value of Open Market's tangible net assets as of June 30, 2001.

  (g)
  Reflects the assumed issuance of options to purchase 8,333,328 shares of divine common stock, which represents the number of Open Market options outstanding as of September 10, 2001, as converted per the Open Market merger agreement. Also reflects the issuance of warrants to purchase 1,460,559 shares of divine common stock, which represents the number of Open Market warrants outstanding as of September 10, 2001, as converted per the Open Market merger agreement. The Black-Scholes fair value of these options and warrants is $5,544,000 and has been included as a component of the purchase price. Based on the number and intrinsic value of "in-the-money" Open Market options on September 10, 2001, up to approximately $48,000 of the goodwill recorded as a result of the option conversion may be reclassified to unearned stock-based compensation, depending on the remaining vesting period of each "in-the-money" option. For purposes of the unaudited pro forma condensed combined financial statements, none of the intrinsic value of these options has been recorded as unearned stock-based compensation.

  (h)
  Reflects the assumed issuance of 10,164,559 shares of divine common stock and the elimination of RoweCom's equity in consolidation. Also reflects the elimination of RoweCom's stand-alone goodwill and other intangible assets of $15,593,000 and the establishment by divine of goodwill and other intangible assets of $49,290,000, which represents the value of shares of divine common stock assumed to be issued in excess of the estimated fair value of RoweCom's tangible net assets as of June 30, 2001.

  (i)
  Reflects the issuance of warrants to purchase 1,559,543 shares of divine common stock, representing the number of RoweCom warrants outstanding as of September 10, 2001, as converted per the RoweCom merger agreement. The Black-Scholes fair value of these warrants is $1,138,000 and has been included as a component of the purchase price.

3.
Pro Forma Statement of Operations Adjustments

    The pro forma statement of operations adjustments for the year ended December 31, 2000 consist of:

  (j)
  Product revenues have been adjusted to reflect the sale, during 2000, of software by eshare to Brandango. The sale price of the software was approximately $1,815,000. Of this amount, $403,000 had been depreciated and $1,412,000 had been written off to impairment expense when Brandango ceased operations later in 2000.

  (k)
  Selling, general and administrative expenses have been adjusted to reflect the amortization of goodwill and other intangible assets associated with the acquisitions over an estimated useful life of three years, and to eliminate the historical amortization of goodwill and other intangible assets recorded by eshare, Open Market, and RoweCom. Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, approved by the Financial Accounting Standards Board on June 29, 2001, goodwill acquired in transactions completed after June 30, 2001 will not be amortized. As the eshare, Open Market, and RoweCom acquisitions are expected to be completed in the fourth quarter of 2001, divine's operating results will not reflect any goodwill amortization expense related to these acquisitions. Note that SFAS No. 142 will require the amortization of intangible assets with determinable useful lives, which are generally intangible assets other than goodwill, over the estimated useful life of those assets. The excess purchase price over the estimated fair values of the tangible net assets of eshare, Open Market and RoweCom have not yet been allocated between goodwill and other intangible assets. For purposes of the pro forma condensed combined statements of operations, the entire excess purchase price is considered to be other intangible assets and therefore is amortizable.

  (l)
  Reflects the removal of the income tax benefit of eshare, which would not have been recorded if the eshare merger had occurred on January 1, 2000.

    The pro forma statement of operations adjustments for the six months ended June 30, 2001 consist of:

  (m)
  Selling, general and administrative expenses have been adjusted to reflect the amortization of goodwill and other intangible assets associated with the acquisitions over a useful life of three years, and to eliminate the historical amortization of goodwill and other intangible assets recorded by eshare, Open Market, and RoweCom. Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, approved by the Financial Accounting Standards Board on June 29, 2001, goodwill acquired in transactions completed after June 30, 2001 will not be amortized. As the eshare, Open Market and RoweCom acquisitions are expected to be completed in the fourth quarter of 2001, divine's operating results will not reflect any goodwill amortization expense related to these acquisitions. Note that SFAS No. 142 will require the amortization of intangible assets with determinable useful lives, which are generally intangible assets other than goodwill, over the estimated useful life of those assets. The excess purchase price over the estimated fair values of the tangible net assets of eshare, Open Market and RoweCom have not yet been allocated between goodwill and other intangible assets. For purposes of the pro forma condensed combined statements of operations, the entire excess purchase price is considered to be other intangible assets and therefore is amortizable.

  (n)
  Reflects the removal of the income tax benefits of eshare and RoweCom, which would not have been recorded if the eshare merger and RoweCom merger had occurred on January 1, 2000.

  (o)
  Reflects the removal of the accretion of dividends on Open Market's redeemable preferred stock.

4.
Sensitivity Analysis on divine market value calculation

    As noted in Note 1 above, the number of shares assumed to be issued by divine in the eshare merger has been calculated using $1.06 as the divine market value calculation. Additionally, the fair value of divine common stock for purchase accounting purposes has been assumed to be $1.06. If the divine average closing price and fair value of divine common stock were $1.00, divine would issue 68,435,596 shares in the eshare merger, and would record $46,908,000 of goodwill and other intangible assets. Related amortization expense, for purposes of the unaudited pro forma condensed combined statements of operations, would be $14,615,000 and $7,233,000 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

    If the divine market value calculation and fair value of divine common stock were $2.50, divine would issue 28,514,832 shares in the eshare merger, and would record $49,760,000 of goodwill and other intangible assets. Related amortization expense, for purposes of the unaudited pro forma condensed combined statements of operations, would be $15,566,000 and $7,708,000 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

    If the divine market value calculation and fair value of divine common stock were $3.00, divine would issue 26,708,892 shares in the eshare merger, and would record $58,599,000 of goodwill and other intangible assets. Related amortization expense, for purposes of the unaudited proforma condensed combined statements of operations, would be $18,512,000 and $9,182,000 for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively.

INFORMATION REGARDING DIVINE

Business

  Overview

    divine, inc. provides a combination of Web-based technology, professional services and managed applications capabilities designed to allow clients to deploy advanced enterprise Web solutions that are integrated with their business strategies and existing software and technical systems. Our enterprise Web solutions offer businesses the ability to improve collaboration, workflow and business relationships. We provide technology, software, professional services and managed applications through four business units:

  •
  divine Enterprise Portal Solutions—utilizes business portal platform technology to provide businesses with real-time, integrated access to internal and external information to create industry-specific solutions that streamline data searching and retrieval over intranets, extranets, company databases and the Internet.

  •
  divine Software Applications—deploys products that focus on collaboration, workflow and relationship management. Our robust platform supports effective customer interaction, improved management of the flow of information and powerful enterprise collaboration.

  •
  divine Professional Services—applies expertise in technology, infrastructure and marketing services across a broad spectrum of leading technologies combined with an understanding of how to design and deploy solutions that drive business results.

  •
  divine Managed Applications—builds, hosts, manages, monitors and secures an enterprise's critical applications with an emphasis on customers that require assurance of high availability of applications and a single point of accountability.

    Our principal offices are located at 1301 North Elston Avenue, Chicago, Illinois 60622, telephone (773) 394-6600. We have additional offices in Austin, Cincinnati, Cleveland, Columbus, Dallas, Detroit, Grand Rapids, Houston, Indianapolis, Irvine, Milwaukee, Minneapolis, St. Louis, Santa Monica, Toronto, London, Tel Aviv and India. Our home page is located on the Web at http://www.divine.com, where you can find additional information about us and our associated companies; however, that information generally is not targeted at investors and is not part of this registration statement. All references to "we," "us," "our" and "divine" refer to divine, inc.

  Historical Information

    We began as divine interVentures, inc. on June 30, 1999, engaging in business-to-business e-commerce through a community of associated companies in which we invested. From September 30, 1999 to December 31, 2000, we acquired interests in 40 associated companies, established a total of 13 associated companies when we identified opportunities consistent with our business strategy, and also further developed our operational procedures and capabilities.

    In February 2001, we announced our strategy to primarily focus on enterprise Web solutions, and changed our name to divine, inc. We no longer reflect separately our interests in our remaining associated companies that provide Web-based technology, software, professional services and managed applications. Instead, the operations of these businesses are a part of our core business strategy. Other of our associated companies offer software and services focused on e-commerce and vertical markets, which we include in our divine interVentures segment. As of June 30, 2001, there were 22 companies in our divine interVentures segment.

  Our Growth Strategy

    Our objective is to become the leading provider of enterprise Web solutions that offer global businesses the ability to improve collaboration, workflow and business relationships by delivering a powerful combination of technology, software, professional services and managed applications capabilities. As the flow of information becomes more liberated and more complex, we believe that a new type of solution provider is required to unite all of the skills and emerging technologies needed to create advanced enterprise Web solutions that position companies to go beyond the processing of transactions and operate at the leading edge of their industries. In order to achieve this objective, we have adopted the following key elements of our strategy:

  •
  Become a recognized leader in advanced enterprise solutions. We currently have over 500 customers consisting of predominantly Global 2000 companies and high-growth middle-market companies. These customers are serviced by one or more of our four principal business units. By expanding our relationships with these customers, we can enhance our reputation and visibility and capitalize on cross-selling opportunities with their customers, suppliers, partners and distributors.

  •
  Develop, acquire and integrate offerings and solutions. We plan to focus on the development, acquisition and integration of components that can be combined to form a powerful set of technology, software, professional services, and managed applications capabilities that can advance and extend our customers' businesses to include external and internal business communities.

  •
  Target a specific customer base. We plan to target customers whom we believe can benefit most readily from greater collaboration, more efficient workflow and better management of business relationships between their customers, employees, partners, suppliers, prospects and sources of information. We believe that these customers are primarily concentrated in information-intensive businesses such as the financial services, insurance, energy, pharmaceutical, biotechnology and telecommunications industries.

  •
  Support and complement our solutions through alliances with business partners. We intend to establish strategic alliances with a number of companies like our strategic alliance with Computer Associates International, Inc., or CA, which is also one of our strategic investors. CA's professional expertise enhances the range and quality of our Professional Services and CA's Jasmineii Portal Software is a key component of our Enterprise Portal Solutions. We believe that strategic alliances will enable us to improve our ability to attract and retain customers who prefer to deal with larger, more stable solutions providers, provide additional channels for our products, and enable us to build industry-specific solutions for our customers.

  •
  Position divine as a technology owner and solutions integrator. We plan to differentiate divine from other solutions delivery organizations by positioning divine as a technology owner and solutions integrator. We intend to gain a strategic advantage by acquiring and developing innovative technologies and making these part of our broader solutions in order to leverage their full potential.

  divine's Recent Developments

    Since July 1, 2001, divine has completed, or entered into agreements in connection with, a number of other acquisitions to further its business strategy.

    On July 6, 2001, divine entered into an agreement and plan of merger and reorganization with RoweCom Inc. RoweCom is a leading business-to-business provider of high quality service and e-commerce solutions for purchasing and managing the acquisition of magazines, newspapers, journals and e-journals, books and printed sources of commercial, scientific and general interest information and analysis. RoweCom targets clients in knowledge-intense industries, such as business and financial services; biomedical; academia and the federal government; and corporate and professional services. Under the terms of the RoweCom merger agreement, each of the approximately 13,552,745 outstanding shares of RoweCom common stock will be converted into the right to receive 0.75 shares of divine common stock, and RoweCom will become a wholly-owned subsidiary of divine. Based on the closing price of divine common stock of $0.82 on September 10, 2001, the RoweCom transaction would have an aggregate value of approximately $8,334,938. Completion of the RoweCom merger is subject to a number of conditions, including the approval of the RoweCom merger by RoweCom's stockholders and the satisfaction of certain financing conditions by RoweCom and its subsidiaries. divine anticipates that RoweCom's content offerings and procurement technology will be key components of divine's enterprise portal solutions and international expansion.

    On July 18, 2001, divine acquired the 67% of the equity interests of Emicom Group, Inc. that divine did not already own in exchange for a total of 13.8 million shares of divine common stock. Emicom had been an associated company of divine since April 2000, when divine acquired a 33% interest in Emicom. Emicom is a technology holding company that provides capital and advisory services to early-stage technology companies located in Israel. Emicom partners with privately held technology-related companies in the telecommunications, cellular, Internet infrastructure and enterprise software markets. At the time of the acquisition, Emicom held interests in four technology-related companies and had approximately $34 million in uncommitted cash reserves. divine expects that Emicom will provide divine with a base of operations in the Israeli high-tech market, a platform from which to expand an international customer base and a channel for divine's expansion in Israel and Europe.

    On July 29, 2001, divine entered into an agreement to purchase substantially all of the assets of Intira Corporation, subject to bankruptcy court approval. Intira provides information technology and network infrastructure for online business applications and is based in Pleasanton, California. Under the terms of the purchase agreement, divine will purchase substantially all of the assets of Intira for $1 million in cash, provide Intira with a $6.8 million debtor-in-possession credit facility and assume certain obligations that divine intends to restructure on more favorable terms. The acquisition of the Intira assets is expected to add to divine's capabilities in its Managed Applications business unit and other business units.

    In August 2001, divine acquired certain assets, subject to certain liabilities, of Fracta Networks, Inc., a provider of personal content management solutions. Among the assets divine acquired was Fracta Networks' software, FractaNet, an application that allows users to easily capture portions of documents, spreadsheets or Web sites. For these assets, divine issued warrants to purchase 1,000,000 shares of divine common stock. Additionally, divine has agreed to grant Fracta Networks' continuing employees options to purchase 468,000 shares of divine common stock.

    In September 2001, divine entered into an agreement to acquire substantially all of the assets of marchFIRST GmbH iI that comprised its former Munich and Hamburg operations. divine has agreed to pay approximately DM 10.5 million (approximately $4.8 million) for these assets. Upon completion of the acquisition, the assets purchased from marchFIRST GmbH il will operate as a wholly-owned subsidiary of divine under the name divine GmbH from offices in Munich and Hamburg.

    On September 7, 2001, divine acquired from UBS AG a 21% equity interest in Parlano, Inc. in exchange for 3,596,007 shares of divine common stock. Parlano has been an associated company of divine since February 2000, when divine acquired a 75% equity interest in Parlano. As a result of the acquisition, divine now owns approximately 96% of the issued and outstanding capital stock of Parlano and intends to purchase the remaining interest in a short-form merger in the near future. Parlano, which is headquartered in Chicago, Illinois, is a provider of global solutions for real-time business communications and collaboration in an enterprise environment. The software licensed by Parlano allows information to be captured, filtered and stored in corporate databases and used in knowledge management applications.

    divine anticipates that the integration of these companies into its products and services offering will help divine to deliver a combination of software, technology-based solutions, professional services and hosting/managed applications that allow businesses to increase efficiency, generate revenue, advance their brand and build customer loyalty.

divine Common Stock Ownership Information

    As of August 31, 2001, there were 1,247 record holders of divine class A common stock.

    On September 10, 2001, the most recent practicable date prior to the date of this joint proxy statement/prospectus, the closing price of divine common stock on the Nasdaq National Market was $0.82, and the number of outstanding shares of divine common stock was 164,124,076. Share ownership is calculated in accordance with SEC rules. Therefore, percentage of shares beneficially owned includes shares of divine common stock subject to options that may be exercised within 60 days of September 10, 2001. These option shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding them, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. Unless otherwise noted, the stockholders have sole voting and investment control with respect to the shares beneficially owned by them.

    Based on the divine market value calculation on September 10, 2001, the maximum number of shares of divine common stock to be issued to eshare shareholders would be 64,377,716 shares, representing approximately 28.2% of the outstanding common stock of divine after the eshare merger. Assuming the Open Market merger had taken place on September 10, 2001, the number of shares of divine common stock that would have been issued to Open Market stockholders would be 44,454,961 shares as of that date, representing approximately 21.3% of the outstanding common stock of divine. Consummation of the two mergers would result in 272,956,753 shares of divine common stock outstanding immediately after the completion of the mergers. The change in percentage ownership of outstanding divine common stock of certain holders due to the mergers based on this closing price is set forth below.

	Shares Beneficially Owned Prior to Merger		Shares Beneficially Owned After the eshare Merger(1)			Shares Beneficially Owned After the Open Market Merger(2)		Shares Beneficially Owned After the eshare and Open Market Mergers
Name(3)
	Number(4)	Percent	Number(4)		Percent	Number(4)	Percent	Number(4)		Percent
Dell Computer Corporation(5)	17,808,299	10.9%	17,808,299		7.8%	17,808,299	8.5%	17,808,299		6.5%
Microsoft Corporation(6)	9,722,221	5.9	9,722,221		4.3	9,722,221	4.7	9,722,221		3.6
Andrew J. Filipowski(7)	8,526,463	5.2	9,810,525	(8)	4.3	8,526,463	4.2	9,810,525	(8)	3.6
Michael P. Cullinane(9)	1,027,456	*	1,027,456		*	1,027,456	*	1,027,456		*
Paul L. Humenansky	839,955	*	839,955		*	839,955	*	839,955		*
Tommy Bennett	120,000	*	120,000		*	120,000	*	120,000		*
James E. Cowie(10)	2,832,531	1.7	2,832,531		1.3	2,832,531	1.4	2,832,531		1.0
John Cooper	120,000	*	120,000		*	120,000	*	120,000		*
Michael H. Forster	160,999	*	160,999		*	160,999	*	160,999		*
Arthur W. Hahn(11)	260,978	*	260,978		*	260,978	*	260,978		*
Thomas J. Meredith	195,000	*	195,000		*	195,000	*	195,000		*
Kevin Nater	—		—			—		—
John Rau	336,665	*	336,665		*	336,665	*	336,665		*
All directors and executive officers as a group (11 persons)(7)(9)(10)(11)	14,420,047	8.7%	15,704,109	(8)	6.9%	14,420,047	6.9%	15,704,109	(8)	5.8%

*
Represents less than 1% of the outstanding common stock.

(1)
Without giving effect to the Open Market merger.

(2)
Without giving effect to the eshare merger.

(3)
Unless otherwise indicated, the address of such person is c/o divine, inc., 1301 N. Elston Avenue, Chicago, Illinois 60622.

(4)
The numbers and percentages of shares owned by each director and executive officer and by all directors and executive officers as a group assume in each case that currently outstanding stock options covering shares of divine common stock which were exercisable within 60 days of September 10, 2001 had been exercised by that person or group as follows: (i) Andrew F. Filipowski—0; (ii) Michael P. Cullinane—0; (iii) Paul L. Humenansky—0; (iv) Tommy Bennett—120,000; (v) James E. Cowie—120,000; (vi) John Cooper—120,000; (vii) Michael H. Forster—120,000; (viii) Arthur W. Hahn—120,000; (ix) Thomas J. Meredith—95,000; (x) Kevin Nater—0; (xi) John Rau—120,000; and (xii) all directors and officers as a group—815,000.

(5)
The number of shares of common stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 14, 2001 filed with the SEC by the listed stockholder. Dell Computer Corporation is located at One Dell Way, Round Rock, Texas 78682.

(6)
The number of shares of common stock shown as beneficially owned was derived from a Schedule 13G dated July 28, 2000 filed with the SEC by the listed stockholder. Microsoft Corporation is located at One Microsoft Way, Redmond, Washington, 98052.

(7)
Includes 7,407,819 shares of common stock beneficially owned by AJF-1999 Trust U/A/D 5/20/99, a trust for which Mr. Filipowski is co-trustee, 113,845 shares of common stock beneficially owned by Robinwood Investment Company L.P., a limited partnership controlled by Mr. Filipowski, and 33,333 shares of common stock beneficially owned by Platinum Construction Corp, a corporation controlled by Mr. Filipowski.

(8)
Includes 1,213,132 shares of divine common stock and options to purchase 70,930 shares of divine common stock that would be issued to Mr. Filipowski in the eshare merger in exchange for the 413,333 eshare common shares and options to purchase 24,167 eshare common shares he owns.

(9)
Excludes 38,333 shares of common stock held by trusts for which Mr. Cullinane serves as trustee.

(10)
Includes 2,535,585 shares held by Frontenac VII Limited Partnership and 126,947 shares held by Frontenac VII Masters Limited Partnership, of which Mr. Cowie is a general partner.

(11)
Includes 53,333 shares held in a trust for the benefit of Mr. Filipowski's children, of which Mr. Hahn is the trustee.

Board of Directors of divine Following the Mergers

    Pursuant to Mr. Szlam's employment agreement, a form of which is attached as an exhibit to the stockholder agreement, the board of directors of divine will expand divine's board by one person and elect Mr. Szlam to the divine board of directors if the eshare merger is completed. Mr. Szlam previously served as a director of divine from December 1, 1999 to January 2001. See "Information Regarding eshare—Chairman and Chief Executive Officer" beginning on page 183.

INFORMATION REGARDING ESHARE

Business

  Overview

    eshare helps businesses effectively communicate with customers by providing integrated customer interaction management, or CIM, solutions. These solutions help both Internet-based and traditional businesses establish and maintain high-quality relationships with their customers, while streamlining the entire customer interaction process and reducing operating inefficiencies. eshare offers a suite of CIM software applications that enables its customers to effectively manage both new and existing customers across multiple communication channels, including voice, e-mail, mobile, interactive Web chat and voice-over-internet protocol.

    eshare's blended CIM solutions combine the strength of traditional call centers with the flexibility of 24 hours per day, 7 days a week availability of the Internet. eshare believes its applications deliver effective and innovative customer interaction solutions to companies and customers around the globe. These applications allow eshare's customers to potentially improve their customer relationships, acquire new customers, improve retention of current customers, increase revenues, improve bottom-line earnings and more effectively utilize valuable resources.

    eshare has provided telephony-call center solutions for over twenty years. As an innovator of predictive dialing software, eshare believes it has established its eshare Conversations product as one of the industry standards for outbound calling and campaign management for some of the world's largest financial service centers, retailers and utilities.

    eshare's Internet applications enable real-time, around-the-clock interactive communications and customer service over the Web. eshare's NetAgent Suite and other Internet applications provide Internet-based e-mail management, collaborative media chat, enterprise customer service and support, standard telephony private branch exchange/automatic call distribution support, customer self-service, instant messaging, live conferencing, distance learning, community chat, threaded discussion forums, patented scripting and a variety of integration tools.

    Eight of the top ten Fortune 50 and six of the top ten Global 50 companies currently use eshare products. In addition, eshare has built a customer base that includes more than 2,500 customer sites in over forty countries.

  Industry Background

    Many of today's successful business models place the customer at the center of their business strategy. The dynamics of today's marketplace are changing radically the way businesses must service their customers. Businesses must learn to listen to, respond to and interact with customers faster and more cost effectively than ever. Most companies are feeling intense competition and increased pressure for profitability. These companies understand that they must focus on improving customer service and support to retain existing customers, win new customers and turn them into repeat buyers.

    Today's customer is more informed and more demanding than in the past. The evolution of the Internet has caused customers to demand around-the-clock service. Customers expect quick and accurate responses regardless of when they make their inquiry. eshare believes the

Internet is dramatically altering the essence of CIM. Customer expectations are continually changing and companies must recognize and adapt to this shift to be successful. When customer communications were conducted solely by telephone, managing customer relationships was a relatively straightforward task. With a single communications channel, plus the occasional fax, service agents generally were able to give customers the feeling that they were receiving personal attention. With the rise of the Internet, businesses need to meet customer demand for Web-based services, self-service, e-mail as well as interactive and assisted communications.

    While e-mail, Web chat, Web collaboration and other Internet communication channels are rapidly gaining in popularity, the telephone is still the primary method of customer communication. eshare believes that customers are beginning to expect a unified front in which all communications channels supported by the business work in concert. When a customer dials an 800 number, a service agent should have access to previous e-mails, faxes and other customer transaction and interaction history. Similarly, a customer who prefers to contact a business via e-mail or the Web may expect that communication to be as effective as a phone call. Meeting these expectations is key to customer satisfaction, and failure to do so may drive customers away.

    Moving forward, eshare believes quality CIM will require integrating live, telephony-based customer services with the ability to process Web-based and e-mail transactions. This dynamic applies equally to traditional brick-and-mortar businesses embracing the Web as well as the newer breed of e-commerce businesses whose customers may still desire traditional telephone contact. For both, the integration must be as seamless and transparent to the customer as possible. As a result, traditional call centers are transforming into integrated contact centers.

  Solutions and Services

    eshare believes that the optimum customer interaction management solution consists of a blend of traditional call center and Internet technologies capable of providing fully integrated customer care and consistent quality across all contact channels and touch points. eshare believes that this solution will maximize customer satisfaction and company investments. The solutions eshare offers to address this include:

    Inbound/Outbound Voice Contact Management

    eshare has provided voice-based contact management solutions for over twenty years. Customers worldwide use eshare's contact management solutions to manage their inbound and outbound voice-based contacts for proactive customer service, collections, teleservice, mortgage services, fund raising and other contact pursuits. These contact solutions help businesses manage the complete customer lifecycle from acquiring new customers to servicing and retaining existing ones, maximizing each customer's value to the business.

    eshare was one of the first companies to introduce inbound/outbound contact blending so that both ingoing and outgoing voice calls could be handled by the same group of service agents. Contact blending helps a company establish higher levels of agent productivity and improves agent response times for improved customer service. Additionally, contact blending provides companies with the ability to better manage customer needs in situations where inbound and outbound calls are part of a multi-transaction. The eshare Conversations contact management solution is highly integrated with other key components of a typical call center, including host business applications/data bases, leading PBX/ACD telephone systems, digital recording devices, reader board display devices, Web servers, e-mail servers and other network-based CRM solutions.

    eshare's call center solutions utilize industry standard IBM RISC, NT platforms and Windows/NT operating systems. eshare's mixed media server platform supports both CTI links to leading PBX/ACD (software only solutions) and telephony links through industry standard call processing hardware/software to perform call processing across multiple protocols for multiple countries.

    Web-based Customer Service

    Designed to enhance communication between a business and its Web site visitors, Web-based communication is provided by the eshare NetAgent Suite. This collection of customer care applications also integrates inbound/outbound e-mail traffic and directs questions and comments to the appropriate personnel. Customer care agents can monitor Web visitor activity, proactively engage visitors in real-time discussions and interactions, respond to customer e-mail and manage multiple interaction sessions concurrently.

    To allow agents to interact knowledgeably with customers, NetAgent Suite provides immediate access to complete customer interaction histories, including listings of previous e-mail exchanges and transcripts of live chat interactions. Agents can assist in two-way, dynamic form preparation, add notes from voice calls and access other records from telephony-based interactions.

    eshare's Internet solutions are highly scaleable, require no additional software or other downloads for visitor use and integrate seamlessly with many leading CRM applications, back office applications, PBX/ACD, customer care and other legacy systems. These solutions currently support the Windows NT operating environment.

    NetAgent Suite enables its customers to maximize online revenues, improve service levels, and earn customer loyalty, all while reducing the costs of managing the total customer service experience. NetAgent Suite currently consists of over twelve key interaction management applications that can be purchased and enabled via license keys.

    e-mail Management

    The eshare NetAgent Suite EMAIL helps companies manage the large volume of e-mail that Web sites typically generate, while minimizing the agent time required to handle them. EMAIL also determines if an automatic response to the message is possible and, if so, the application sends an automated response while the original e-mail is being processed. As with other NetAgent Suite applications, EMAIL provides agents with immediate access to complete customer interaction histories.

    EMAIL enables agents to answer customer e-mail inquiries accurately and cost-effectively, allowing companies to retain satisfied, loyal customers, increase service levels and generate incremental revenue. eshare's ANSWER application provides for automated and unassisted intelligent responses to large volumes of incoming e-mails.

    On-line Community Chat

    The eshare Expressions product provides a turnkey solution for building user communities, providing interactive chat capability, threaded discussion forums and online presentations to visitors and participants. Expressions promotes community collaboration and dynamic real-time interaction between users by providing the means for conducting virtual meetings, moderated events, live training, conferencing, distance learning and interactive chat sessions.

    Expressions helps companies increase customer loyalty and facilitate business-to-business, business-to-employee, business-to-consumer, and consumer-to-consumer collaborations.

    Instant Messaging

    The eshare Connections product enables a company to customize and create its own branded instant messenger for its Web site's community of users. As an organization-centric instant messaging application, eshare Connections enables user communities to interact directly in a chat-like process. eshare Connections allows users to search for other members and communicate with one another in real time, while also bookmarking Web pages, storing conversation notes and providing alerts when specific associates log on.

    With eshare Connections, businesses and organizations can achieve greater productivity and efficiency, and can build customer loyalty, thereby increasing their Web site traffic.

    Customer Self-service

    The initial focus of Internet-based commerce was to be a self-service mechanism for the consumer to purchase goods and services. However, the traditional brick-and-mortar companies wishing to adopt this strategy have been challenged by a customer base accustomed to an assisted service model. eshare's NetAgent Suite provides the capability to transform those customers into a self-servicing group. This is accomplished in part by Web enabling current business processes and then migrating them to the company Website as self-service pages. NetAgent Suite is integrated with Clarify, Oracle, Primus, Siebel and other industry-leading solutions that facilitate Web-based customer self-service. NetAgent Suite also includes features such as Auto-Pilot and Frequently Used Pages that enable a company to push information to on-line customers, using this opportunity to self-train customers on how to use the site's self-service capabilities.

    Multi-Channel Administrator and Agent Desktops

    As contact channels are added to the telephony call center or Web-based contact center, these customer interaction channels must be capable of being administered and managed from a single desktop. In addition, agent desktops must be able to switch between the various duty modes, supporting voice, live collaborations, live chat, e-mail, and assisted forms, among others.

    eshare's e360 CIM Suite enables customers who have eshare's Conversations, NetAgent Suite and Connections applications to administer these from a single desktop. The e360 CIM Suite allows agents to switch between the various interactive voice, chat, e-mail and messaging duty modes.

    Expert Services

    eshare provides its customers with expert services, including comprehensive business analysis, solutions planning, implementation, training, application integration and customizations, staff augmentation and project management. eshare also offers other special customer services such as custom application development and custom project management. These services enable eshare customers to develop, maintain and grow their customer contact centers while increasing call center productivity and reducing operational costs.

    Installation and integration services consist of configuration and documentation along with the physical installation and integration of the product suite. Training includes introductory training classes that are provided as part of each initial suite purchase and advanced classes available for additional fees.

    eshare also supplements its applications offerings with maintenance services, including help desk support. Customers that receive maintenance services can receive customer and technical support 24 hours a day, 7 days a week. Maintenance paying customers also receive ongoing system support and baseline software upgrades.

    eshare's customer service group is composed of an expert services group, which provides services for a fee when contracted by a customer, and a global support services group, which manages the help desk, technical support, maintenance, purchasing, testing and ongoing relations with customers. Services personnel are located throughout the U.S., Canada, Mexico, Brazil, U.K., France, Singapore and the Philippines. eshare's VARs and distribution partners provide additional services.

    Web Customer Service Hosting

    eshare NetAgent Live, eshare's hosting service, enables its customers to eliminate software, hardware and configuration costs from their Internet customer service strategies by hosting eshare's CIM solutions. Using NetAgent Live, eshare customers can minimize up-front costs and maximize the return on their investments. The NetAgent Live service typically gets the NetAgent Suite and other application software up-and-running on a dedicated server within 48 hours of order. With remote access to eshare's applications data and reports, the customer can configure services 24 hours a day, 7 days a week.

  Customers

    eshare primarily licenses its products and services to companies that engage in various CRM activities. eshare licenses its products to leading companies in a variety of industries including financial services, telecommunications and technology, electronic commerce and Web-communities as well as government and education. eshare provides solutions to call centers, portals, application service providers, Internet service providers, Web exchanges and interactive contact centers.

    eshare has a customer base for its voice contact management products of approximately 600 contact center sites. eshare's Internet business has a customer base of over 350 eshare NetAgent solutions and approximately 1,500 Expressions customer sites.

    eshare's customers independently operate domestic and international user groups. Each group conducts annual as well as regional user group meetings typically focused on common applications and business opportunities. eshare participates by conducting seminars, product demonstrations and educational sessions.

  Sales and Marketing

    eshare licenses its voice contact management solutions through a direct sales organization with offices worldwide. Additionally, eshare maintains a network of distributors and VARs to re-license its products. eshare does business in the U.S., Canada, France and the U.K. primarily through direct channels, while products and services are licensed in other countries through indirect channels. eshare maintains strategic relationships with companies such as Cable & Wireless/Mercury Communications, Ericsson, Manta Systems, Mitsubishi and several others in Asia, Europe and Latin America.

    eshare's Internet products also are licensed through a direct telemarketing sales force and several channel partnerships. eshare maintains strategic relationships with companies such as Snickleways Interactive and Linkshare Corporation to make eshare's NetAgent Suite available to approximately 200 online merchants, as well as relationships with America Online and StarMedia to assist in marketing NetAgent Suite to their merchant partners.

    eshare's VARs and distributors are independent organizations that perform some or all of the following functions for its products: sales and marketing, systems implementation and integration, and ongoing consulting and technical support. eshare believes that its VARs and distributors have a significant influence over product choices made by its customers and that its VAR and distributor relationships are an important element in its marketing, sales and implementation efforts.

    eshare's marketing activities include product management, product marketing, direct marketing, public relations, press and analyst communications, event support and management of eshare's Web site. eshare's business development group is responsible for creating distribution relationships, strategic alliances, joint-marketing agreements and co-development relationships with business-to-business, business-to-consumer and consumer-to-consumer industry providers.

  Technology and Product Development

    eshare's CIM architecture uses an advanced standards-based framework to provide open solution implementations for best-of-breed products. eshare's open approach also helps assure that its CIM applications/components integrate easily with other applications and services, when provided by third parties.

    In particular, eshare's CIM architecture offers the following benefits:

  •
  proven, tested, robust business services and application components;

  •
  off-the-shelf component development from heterogeneous technologies;

  •
  reusable common application elements to shorten development cycles;

  •
  lower application development and implementation costs;

  •
  faster development and deployment across multiple platforms; and

  •
  interoperability with legacy systems and new emerging applications.

    eshare's applications are based on an open architecture utilizing industry standards and provide seamless integration with third-party systems or customers' existing technology infrastructure. eshare's commitment to open architecture leverages customers' investments in other CIM components by ensuring that these systems are adaptable for future needs. eshare seeks the continued development of products that adhere to existing and emerging standards.

    eshare intends to continue investing in research and development to maintain its position as a leader in CIM solutions. In fiscal 2000, 1999 and 1998, eshare's research and development expenditures were approximately $10.7 million, $14.2 million and $11.8 million, respectively. All of eshare's expenditures for research and development costs have been expensed as incurred.

  Competition

    eshare competes as part of the larger CRM market, which includes both voice-based and Internet-based solutions. This market has been characterized by high growth rates, converging technologies and rapid technological innovation. These market dynamics represent both an opportunity and a competitive threat to eshare.

    eshare competes with numerous companies in each product category. Several of eshare's competitors compete across many of its product lines, while others offer a more narrow solution. Some of eshare's competitors include, in alphabetical order, Apropos Technology, Avaya, Inc. (formerly Mosaix International, Inc.), Castel, Inc., CellIT, Inc., Cisco Systems, Inc., Davox Corporation, eGain Communications Corporation, FaceTime Communications, Inc., Genesys Telecommunications Laboratories/Alcatel, Interactive Intelligence, Inc., Kana Software, Inc., LivePerson, Inc., People Support, Inc., Stratasoft Corp. and Siebel Systems, Inc.

    Many of eshare's current and potential competitors have greater financial, marketing and technical resources than eshare does. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than eshare could.

    eshare believes that the primary competitive factors affecting its markets include the speed of application adaptability, flexibility, scalability, interoperability, functionality and ease of use, as well as reputation, quality, performance, price and customer service and support.

  Regulatory Environment

    Federal, state and foreign laws regulate certain uses of outbound call management systems. The federal Telephone Consumer Protection Act, or TCPA, prohibits the use of automatic dialing equipment to call emergency telephone lines, health care and similar facility patient telephone lines and telephone lines where the called party is charged for incoming calls, such as those used by pager and cellular phone services. The TCPA prohibits use of such equipment to engage two or more lines of a multi-line business simultaneously and restricts the use of artificial or prerecorded voice messages in calls to residential lines. Among other things, the TCPA required the Federal Communications Commission, or FCC, to create regulations protecting residential telephone subscribers from unwanted telephone solicitations. In addition, the Telemarketing and Consumer Fraud and Abuse Prevention Act authorized the Federal Trade Commission, or FTC, to prohibit a variety of deceptive and/or abusive telemarketing practices, including repetitive or harassing calls and requests by telemarketers for payments before certain types of services are provided. The rules adopted by the FCC and FTC prohibit calls to persons who have indicated that they do not wish to be contacted, and the FCC specifically requires telemarketers to maintain a company-specific "do-not-call list" that contains the names and numbers of residential subscribers who do not want to receive calls. The rules also require that telemarketers may call consumers only after 8:00 a.m. and before 9:00 p.m., local time. The FCC rules do not restrict calls made to parties that have an

"established business relationship" with the caller or calls placed by tax-exempt nonprofit organizations.

    The Telemarketing Fraud Prevention Act adopted in June 1998, imposes severe criminal penalties, including forfeiture of property, for fraud committed through telemarketing calls. Certain states have enacted similar laws limiting access to telephone subscribers who object to receiving solicitations. The Fair Debt Collection Practices Act, or FDCPA, limits communication by certain debt collectors with consumers only after 8:00 a.m. and before 9:00 p.m., local time, and not at the consumer's place of business. Many of eshare's customers are exempt from the FDCPA. In addition, certain states have enacted laws regarding debt collection practices, which in some cases may impose restrictions on telephonic collection activities in addition to those of the FDCPA. Although compliance with these laws may limit the potential use of eshare's products in some respects, eshare believes its systems can be programmed to operate automatically in full compliance with these laws through the use of appropriate calling lists and calling campaign time parameters.

    The application of sales and other taxes to online commerce is currently under discussion. In particular, the federal government and a number of states are currently reviewing the appropriate tax treatment of online commerce, and new federal laws or state tax regulations may subject online commerce to additional state sales and use taxes.

  Proprietary Rights

    eshare relies on a combination of patent, copyright, trade secret and trademark laws, confidentiality procedures and contractual provisions to protect its proprietary rights in its products and technology. eshare holds numerous U.S. and foreign patents covering various processes and technologies utilized in telephony-based call management systems. These patents cover eshare's proprietary implementations of applications such as inbound/outbound call blending, call progress analysis, screen pops of the called person's account information, Cancel Dial and Single System Image View. eshare also has a number of pending patent applications on CIM innovations for which patents have not yet issued. In many cases, eshare has also received or applied for patents in other countries covering the innovations covered by existing U.S. patents or patent applications. eshare has an extensive portfolio of 18 U.S. patents and 28 foreign patents, and more than 150 patents pending in over 20 countries, including 12 U.S. patents and 140 related foreign patents.

  Employees

    As of September 10, 2001, eshare had 391 full-time employees (74 in professional services and global support services, 144 in sales, distribution and marketing, 80 in research and development, 24 in information technology, 18 in training services and 51 in administration), of whom 354 were based in the U.S. and 37 were based in other countries. With the exception of eshare's employees in its Mexico City subsidiary, none of eshare's employees are covered by a collective bargaining agreement. eshare considers its employee relations to be good.

Properties

    eshare's corporate headquarters, which include its principal administrative offices, are located in approximately 100,000 square feet of modern office space in Norcross, Georgia. This facility is leased to eshare through 2005. Subsequent to entering into this lease, the facility was acquired by a partnership controlled by Aleksander Szlam, eshare's chairman of the board and chief executive officer. eshare also leases approximately 14,000 square feet of modern office space outside London through its English subsidiary, eShare Technologies Limited. The London facility is owned by Melita House, Inc., a corporation controlled by Mr. Szlam. See "Agreements Related to the eshare Merger—The Real Estate Option Agreement" beginning on page 134.

    eshare's marketing, support, sales and research and development activities are undertaken in its corporate headquarters and a 36,000 square foot leased facility in Hauppauge, New York. Through the year 2001, eshare is also leasing space for several sales and support centers located in the U.S., Mexico City and Paris.

Legal Proceedings

    On July 26, 2001, eshare was named as a defendant in a complaint filed by StarMedia Network, Inc. in the United States District Court for the Southern District of New York. In the complaint, StarMedia alleges that eshare breached the terms of a software license agreement with StarMedia and seeks damages of $2.7 million plus additional amounts to be determined at trial. eshare believes that the allegations raised by StarMedia are without merit and intends to vigorously defend itself against the complaint. eshare does not believe that the StarMedia action will have a material adverse effect on eshare's financial position or results of operations.

    eshare is, from time to time, subject to other legal proceedings and claims that have arisen in the ordinary course of business. eshare is not currently a party to any other legal proceedings that it believes to be material with respect to its financial position or results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

  Overview

    eshare is a provider of customer interaction management, or CIM, software applications. eshare's solutions support voice, e-mail, live interaction/chat and hosting services for approximately 2,500 call centers, e-businesses, application service providers, Internet service providers and portals in over 40 countries. eshare's solutions enable real-time interactive communications and services, both voice-based and over the Internet, and include customer service and support, customer self-service, instant messaging, live conferencing and events, distance learning, community chat, threaded discussion forums and a variety of custom integration tools. Organizations use eshare's applications and services to implement strategies for customer interaction that increase the value derived from their customers by enhancing customer acquisition and retention activities, while reducing costs and improving agent productivity and effectiveness. eshare offers ongoing maintenance support of its products. eshare also offers fee-based installation, integration, training, hosting and consulting services through its expert services organization.

    eshare's revenues are derived primarily from product license fees for the use of its software applications and sales of related computer and telephony hardware to utilize the software, service fees for ongoing system support, maintenance, installation, integration, training and consulting services and fees for hosting applications for eshare's customers.

eshare recognizes product revenue upon delivery of the product if there are no significant post-delivery obligations, if collection is probable and if eshare's fees are fixed and determinable. Revenues from post-contract maintenance support and revenues from hosting applications are recognized ratably over the term of the support or hosting period. Post-contract maintenance support revenues accounted for 25.6% of total revenues in 2000. Revenues from consulting, installation, integration and training services are recognized as the services are performed. In any given period, a significant portion of eshare's revenues may be derived from large sales to a limited number of customers. During 2000, no customer accounted for more than 10% of eshare's total revenues. During 1999, First USA Bank accounted for 11% of eshare's total revenues. During 1998, CitiGroup accounted for 13.1% of eshare's total revenues. Revenues from eshare's five largest customers represented 16.6%, 28.2% and 23.2%, of eshare's total revenues for 2000, 1999 and 1998, respectively.

    eshare currently markets its products in the U.S., Canada, Latin America, France and the U.K. through a direct sales force and through select distributors. eshare relies on VARs and distributors to sell, install and support its products in other countries. Revenues from sales to foreign customers accounted for 27.5%, 31.7% and 23.8% of eshare's total revenues for 2000, 1999 and 1998, respectively. eshare believes that its continued growth and future profitability will require further expansion of its international operations. In order to successfully expand international sales, eshare plans to continue to establish additional foreign operations and plans to hire additional personnel and recruit additional VARs and distributors. To the extent that eshare is unable to do so on a timely basis, its revenue growth, if any, may be slowed, and profitability may be adversely affected. eshare's international revenues are denominated primarily in British pounds or Euros. eshare's expenses incurred in foreign countries are typically denominated in local currencies. eshare has recognized pre-tax foreign exchange (losses) gains of approximately $(43,000), $(49,000) and $16,000 in 2000, 1999 and 1998, respectively. There can be no assurance that future fluctuations in currency exchange rates will not have a material adverse impact on eshare's future international operations.

    In June 1999, eshare acquired smallwonder! softworks, Inc., a provider of multi-media, Web-enabled call center software solutions. The acquisition was accounted for as a purchase. Under purchase accounting, the total purchase cost and fair value of liabilities assumed were allocated to the tangible and intangible assets of smallwonder softworks based upon their respective fair values as of the closing. The remainder of the excess of the purchase price over the tangible assets acquired of approximately $4.7 million was assigned to trade names, workforce and goodwill and is being amortized over a period of five years.

    In September 1999, eshare merged with eShare.com, Inc. (formerly eShare Technologies, Inc.), a provider of Internet-based software solutions. The merger was designed to expand eshare's addressable market to include the emerging market of customer interaction management over the Internet. All historical financial information and analysis have been restated to reflect the acquisition, which was accounted for as a pooling of interests.

    With the merger, eshare is currently operating in two segments, telephony and Internet. eshare believes that these two segments may collapse into a single segment as eshare integrates its telephony and Internet solutions into a single product offering and as the market place changes from "call center" or telephony-centric installations into "contact centers" using blended forms of customer contact technology. Segment information is detailed in the notes to the consolidated financial statements.

    Although not currently a material segment of business, eshare is pursuing actively the licensing of its patent portfolio. eshare believes that its patents are infringed by a number of companies. eshare intends to selectively move forward to enforce its patents against potential infringers when it can document the infringement and believes that it can recover a combination of damages for past infringements and enter into license agreements for future patent use.

Results of Operations for the Six Months Ended June 30, 2001 and 2000 and Years Ended December 31, 2000, 1999 and 1998

    The following table sets forth items shown in eshare's statement of operations as a percentage of total revenues for the periods indicated. The table should be read in conjunction with eshare's financial statements and related notes contained elsewhere in this joint proxy statement/prospectus.

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	1998	1999	2000	2000	2001	2000	2001
				(unaudited)		(unaudited)
Net revenues:
Product	73.5%	66.5%	58.0%	62.0%	42.9%	61.9%	47.9%
Service	26.5	33.5	42.0	38.0	57.1	38.1	52.1

Total revenues	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Cost of revenues:
Product	22.3	20.4	12.8	12.4	7.2	13.2	10.2
Service	13.8	17.7	24.3	22.6	26.6	21.5	28.4

Total cost of revenues	36.1	38.1	37.1	35.0	33.8	34.7	38.6

Gross margin	63.9	61.9	62.9	65.0	66.2	65.3	61.4

Operating expenses:
Engineering, research and development	12.2	15.0	12.7	12.2	12.6	12.6	13.2
Selling, general and administrative	37.3	49.0	67.9	71.5	61.0	61.0	62.4
Write off of purchased software	—	—	3.8	—	—	—	—
Amortization of intangible assets	—	0.6	1.2	—	—	—	—
Acquisition and restructuring related charges	—	7.3	—	—	—	—	—
Deferred compensation expense	—	2.4	—	—	—	—	—

Total operating expenses	49.5	74.3	85.6	83.7	73.6	73.6	75.6

(Loss) income from operations	14.4	(12.4)	(22.7)	(18.7)	(7.4)	(8.3)	(14.2)
Other income, net	1.1	0.8	0.5	0.6	(0.1)	0.6	0.9

(Loss) income before income taxes	15.5	(11.6)	(22.2)	(18.1)	(7.5)	(7.7)	(13.3)
Income tax (benefit) provision:
Tax (benefit) provision	6.7	(1.1)	(9.0)	(3.3)	(2.7)	(2.8)	(4.8)

Net (loss) income	8.8	(10.5)	(13.2)	(14.8)	(4.8)	(4.9)	(8.5)
Preferred stock preference	—	(6.2)	—	—	—	—	—

Net (loss) income applicable to common shareholders	8.8%	(16.7)%	(13.2)%	(14.8)%	(4.8)%	(4.9)%	(8.5)%

    The following table sets forth, for each component of net revenues, the cost of these revenues as a percentage of these revenues for the periods indicated:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	1998	1999	2000	2000	2001	2000	2001
				(unaudited)		(unaudited)
Cost of product revenues	30.4%	30.8%	22.1%	20.0%	16.8%	21.2%	21.3%
Cost of service revenues	51.8	52.7	57.8	59.5	46.5	56.5	54.5

Six Months Ended June 30, 2001 Compared to Three and Six Months Ended June 30, 2000

  Revenues

    Product.  Product revenues for the quarter ended June 30, 2001 were $7.99 million as compared to $13.20 million for the same period ended June 30, 2000, a decrease of $5.21 million, or 39.5%. Revenue from the sale of telephony product decreased to $6.58 million for the quarter ended June 30, 2001 from $8.65 million in the quarter ended June 30, 2000, a decrease of $2.08 million, or 24.0%. Sales of internet product decreased to $1.41 million for the quarter ended June 30, 2001 from $4.55 million in the quarter ended June 30, 2000, a decrease of $3.14 million, or 68.9%. For the six months ended June 30, 2001, product revenues decreased $7.80 million, or 30.2% to $18.06 million as compared to product revenue of $25.87 million for the six-month period ended June 30, 2000. Revenue from telephony product decreased $3.20 million, or 17.9%, to $14.68 million in the six-month period ended June 30, 2001 as compared to telephony product revenue of $17.88 million for the six-month period ended June 30, 2000. This decrease is principally due to the current downturn in capital spending as the United States economy slowed during the period and ongoing competitive pricing pressures within the call center industry. Internet product revenues decreased $4.61 million, or 57.7%, from $7.99 million for the six months ended June 30, 2000 to $3.38 million for the six months ended June 30, 2001. This decrease resulted primarily from a downturn in the e-commerce market place.

    Service.  Service revenues increased by $2.53 million, or 31.3%, to $10.63 million for the quarter ended June 30, 2001, as compared to service revenues of $8.10 million for the quarter ended June 30, 2000. Service revenues increased by $3.77 million, or 23.7%, to $19.66 million for the six months ended June 30, 2001 from $15.89 million in the comparable prior year period. Increased maintenance and consulting service revenue was the primary source of the new service revenues.

  Cost of Revenues

    Product.  The cost of product revenues include the cost of material, fees paid to third parties for outsourced hardware assembly and the cost of sublicensing third-party software. The cost of product revenues for the quarter ended June 30, 2001 was $1.3 million, a decrease of $1.29 million, or 52.1%, as compared to $2.63 million for the quarter ended June 30, 2000. The cost of product revenue for the six-month period ended June 30, 2001 was $3.84 million, a decrease of $1.65 million, or 30.0%, as compared to a product cost of $5.49 million for the six-month period ended June 30, 2000. This decrease in product cost is principally the result of the mix of products sold, which included a higher percentage of software only upgrades for eshare's existing telephony customers and also was the result of the decline in absolute dollar sales of product. The cost of product revenue as a percentage of related product revenues was relatively unchanged for the comparable six-month periods.

    Service.  The cost of service revenues primarily consist of employee-related costs and outsourcing costs for customer support, consulting and field service personnel, as well as fees paid to third parties for installation services and post installation, help desk, and hardware maintenance services. Our cost of service revenues for the quarter ended June 30, 2001 increased to $4.95 million, or 46.5% of related service revenues, as compared to $4.82 million, or 59.5% of related service revenues, for the quarter ended June 30, 2000. Cost of service revenues increased to $10.71 million, or 54.5% of related service revenues, for the six months ended June 30, 2001 from $8.98 million, or 56.5% of related service revenues, for the six-month period ended June 30, 2000. This increase in cost of service revenues is related to the addition of costs to support Internet product services plus investments to increase our customer support to a global, 24 hours a day, 7 days a week coverage.

  Operating Expenses

    Engineering, research and development.  Engineering, research and development expenses primarily consist of employee-related costs for engineering personnel involved with Internet and telephony software product development. Also included are outside contractor costs for development projects. Engineering, research and development expenses decreased by $250,000, or 9.7%, to $2.34 million in the quarter ended June 30, 2001, as compared to $2.59 million in the quarter ended June 30, 2000. Engineering, research and development expenses decreased by $284,000, or 5.4%, to $4.98 million in the six-month period ended June 30, 2001, as compared to $5.26 million for the six-month period ended June 30, 2000. Engineering, research and development costs increased as a percentage of product revenue to 27.5% of product revenues for the six-month period ended June 30, 2001, as compared to 20.3% of product revenues for the six-month period ended June 30, 2000.

    Selling, general and administrative.  Selling, general and administrative expenses consist primarily of employee-related costs for sales, marketing, administrative, finance and human resources personnel. Also included are marketing expenditures for trade shows, advertising, other promotional expenditures, as well as depreciation and bad debt expenses. eshare's selling, general and administrative expenses decreased by $1.96 million, or 14.7%, to $11.37 million in the quarter ended June 30, 2001, as compared to $13.32 million in the quarter ended June 30, 2000. Selling, general and administrative costs decreased by $1.95 million or 7.7%, to $23.54 million for the six-month period ended June 30, 2001 from $25.49 million for the six months ended June 30, 2000.

    Other Income (Expense), Net.  Other income (expense), net decreased by $162,000, or 117.4%, to a loss of $24,000 in the quarter ended June 30, 2001, as compared to income of $138,000 in the quarter ended June 30, 2000. Other income (expense), net increased to $349,000 for the six-month period ended June 30, 2001 from $250,000 for the six-month period ended June 30, 2000. This increase resulted from not having to make interest payments on debt for the period ended June 30, 2001 as made in the comparable period.

    Income Tax Provision (Benefit).  For the quarter ended June 30, 2001, eshare recorded a tax benefit of $502,000 as compared to a tax benefit of $695,000 for the quarter ended June 30, 2000. For the six months ended June 30, 2001, eshare recorded a tax benefit of

$1.80 million, as compared to a tax benefit $1.16 million for the six months ended June 30, 2000, as a result of having a larger operating loss for the six-month period ended June 30, 2001.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

  Revenues

    Product.  Product revenues in 2000 were $48.7 million as compared to $63.1 million in 1999, a decrease of $14.4 million, or 22.8%. Revenue from the sale of telephony product decreased $20.3 million, or 36.7%, for the comparable periods. This decrease is principally due to a slowdown in purchases from telephony customers and ongoing pricing pressures within the telephony-based call center industry. This reduction was partially offset by an increase in Internet product revenues of $5.9 million, or 79.0%, from $7.6 million in 1999 to $13.5 million in 2000. This increase resulted from continued market acceptance of eshare's Internet-based customer interaction products and the growing trend of telephony-based call centers to add Internet customer interaction software tools.

    Service.  Service revenue increased by $3.5 million, or 11.0%, to $35.3 million in 2000 as compared to service revenue of $31.8 million in 1999. Increased maintenance and consulting service revenue associated with the increase in Internet product sales was the primary source of the new service revenues.

  Cost of Revenues

    Product.  The cost of product revenues include the cost of material, fees paid to third parties for outsourced hardware assembly and, in certain instances, the cost of sublicensing third-party software. The cost of product revenue for 2000 was $10.7 million, a decrease of $8.7 million, or 44.6%, as compared to $19.4 million in 1999. This decrease in product cost is principally the result of software only upgrades for eshare's existing telephony customers and the lower cost of software only Internet products. Cost of product revenue for 2000 was 22.1% of related product revenues as compared to 30.8% of related product revenues for 1999. This 8.7% decrease in absolute dollar terms in the cost of product revenue was due to the decline in telephony hardware product revenue and a higher percentage of software products in total product revenue as compared to the prior year.

    Service.  The cost of service revenues primarily consists of employee-related costs and outsourcing costs for customer support, consulting and field service personnel, as well as fees paid to third parties for installation services and post installation, help desk and hardware maintenance services. eshare's cost of service revenues for 2000 increased to $20.4 million, or 57.8%, of related service revenues as compared to $16.8 million or 52.9% of related service revenues for 1999. This increase in cost of service revenues is related to the addition of personnel primarily to support Internet services plus investments to increase eshare's customer support to global, 24 hours per day, 7 days a week coverage.

  Operating Expenses

    Engineering, research and development.  Engineering, research and development expenses primarily consist of employee-related costs for engineering personnel involved with Internet and telephony software product development. Also included are outside contractor costs for development projects. Engineering, research and development expenses decreased by $3.5 million, or 24.7%, to $10.7 million in 2000, as compared to $14.2 million in 1999, while as a percentage of product revenue they were 22.0% of product revenues in 2000 as compared to 22.5% of product revenues in 1999. The drop in absolute dollars from 1999 to 2000 was primarily the result of targeting engineering, research and development to approximately 22% of revenues.

    Selling, general and administrative.  Selling, general and administrative expenses consist primarily of employee-related costs for sales, marketing, administrative, finance and human resources personnel. Also included are marketing expenditures for trade shows, advertising, other promotional expenditures, as well as depreciation and bad debt expenses. eshare's selling, general and administrative expenses increased by $10.5 million, or 22.6%, to $57.0 million in 2000, as compared to $46.5 million in 1999. During fiscal 2000, eshare increased its reserves for bad debts to $4.6 million, as compared to reserves for bad debts of $3.0 million in fiscal 1999, for an increase of $1.6 million. In addition, eshare recorded bad debt expenses of $9.0 million in fiscal 2000 as compared to $2.0 million in fiscal 1999. The bad debt expense increase in 2000 was primarily due to the failure of several dot.com companies and the write-off of problematic foreign product receivables, as well as non-collectible receivables from maintenance contracts and charge backs under expert services contracts.

  Write-off of Purchased Software

    In accordance with Statement of Financial Account Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of," eshare recorded an impairment loss of $3.2 million in 2000 due to a write-down of purchased third party software. Based on eshare's evaluation of the future market potential and recoverability of this software product, eshare wrote off the estimated unrecoverable portion of its investment. This write-down is a one-time event, as eshare has not recorded any other such third party software investments.

  Other Income (Expense), Net

    Other income (expense), net decreased by $0.3 million, or 45.2%, to $0.4 million in 2000, as compared to $0.7 million in 1999. This decrease resulted from reduced interest income earned on lower average balances invested in marketable securities over the comparable periods and a loss on disposal of assets of approximately $0.4 million in 2000.

  Income Tax (Benefit)

    eshare recorded a tax benefit of $7.5 million in 2000 as compared to a tax benefit of $1.1 million in 1999. eshare's effective tax rate was (40.4)% in 2000 primarily due to management's estimate of utilization of the majority of the current net operating loss carryforwards. eshare's effective tax rate was (9.7)% for 1999 primarily due to the effect of not recording the majority of the benefit on the losses incurred by eShare.com, Inc. due to the uncertainty of realizing those losses.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

  Revenues

    Product.  eshare's product revenues declined by 11.6% from $71.3 million in 1998 to $63.1 million in 1999. The decrease in product revenues was due to reduced demand for eshare's call center products, primarily in the United States, and to a reduction in hardware content in eshare's products. Total call center product revenue dropped 18.3% from $67.9 million in 1998 to $55.5 million in 1999. The reduced demand related to Y2K slowdown concerns in purchasing as well as increased pricing pressures within the call center industry. Internet product revenue increased 123.1% from $3.4 million in 1998 to $7.6 million in 1999 due to increased demand for Internet customer interaction solutions. In addition, eshare's Internet product suite was expanded with the introduction of NetAgent 2.0 in the fourth quarter of 1998, Expressions 4.0 in the first quarter of 1999, Connections and Response in the third quarter of 1999, and NetAgent 3.0 in the fourth quarter of 1999.

    Service.  eshare increased its service revenues by 23.5% from $25.7 million in 1998 to $31.8 million in 1999. Service revenues increased primarily due to an increase in the number of post-contract maintenance support agreements and growing demand for post-implementation consulting services.

  Cost of Revenues

    Product.  Cost of product revenues decreased from $21.7 million, or 30.4% of related product revenues, in 1998, to $19.4 million, or 30.8% of related product revenues, in 1999. Cost of product revenues for the call center segment decreased from $21.3 million, or 31.4% of related product revenues in 1998, to $19.0 million, or 34.3% of related product revenues, in 1999. The decrease in absolute dollars in the cost of product revenues was due to the decline in the volume of shipments of eshare's call center products. The increase as a percentage of product revenues was primarily due to the impact of personnel and other fixed costs as compared to a reduced base of call center product revenues. Cost of product revenues for the Internet segment increased from $344,000, or 10.2% of related product revenues in 1998, to $392,000, or 5.2% of related product revenues in 1999. The increase in absolute dollars in cost of product revenues was related to the increase in volume of shipments of eshare's Internet products. The decrease as a percentage of product revenues was primarily due to the impact of an increased base of Internet product revenues in relation to personnel and other fixed costs.

    Service.  Cost of service revenues increased from $13.3 million, or 51.8% of related service revenues, in 1998, to $16.8 million, or 52.7% of related service revenues, in 1999. The increase in absolute dollars in the cost of service revenues was primarily due to the increase in service personnel to support the larger installed customer base, and the expansion of eshare's post-implementation consulting practice. The increase as a percentage of service revenues was primarily due to the creation of a NetAgent support staff and infrastructure to support the expected growth in NetAgent customers.

  Operating Expenses

    Engineering, research and development.  Engineering, research and development costs increased from $11.8 million, or 12.2% of total revenues, in 1998, to $14.2 million, or 15.0%

of total revenues, in 1999. The increase in absolute dollars resulted primarily from the addition of developers and outside contractors to support Internet product development efforts. The increase as a percentage of total revenues was primarily a factor of the reduced call center product revenues.

    Selling, general and administrative.  Selling, general and administrative costs increased from $36.2 million, or 37.3% of total revenues, in 1998, to $46.5 million, or 49.0% of total revenues, in 1999. This increase in absolute dollars was primarily related to the expansion of eshare's sales and marketing resources, and increased levels of marketing activities. The increase as a percentage of total revenues was primarily a result of the reduction in total revenues, and the duplicate costs of supporting two business segments as a result of the pooling of interest accounting treatment following the acquisition of eShare.com, Inc., which began its principal selling operations in fiscal 1999.

  Acquisition and Merger-Related Expenses

    In connection with the fiscal 1999 acquisition of smallwonder! softworks, Inc., and the merger with eShare.com, Inc., eshare incurred direct merger and restructuring related expenses of approximately $7.0 million, comprised primarily of investment bankers, attorneys, accountants and other professional fees. In addition, eshare incurred $2.3 million (non-cash) of indirect deferred compensation expenses related to the conversion of the eShare.com, Inc. stock option plan. eshare also incurred $0.5 million in amortization of intangible assets related to the purchase of smallwonder! softworks, Inc.

  Other Income, Net

    Other income, net decreased from $1.1 million in 1998 to $0.7 million in 1999. The decrease was primarily due to interest income earned on eshare's investments in marketable securities, which decreased due to lower cash levels caused by negative cash flows from operating activities in the second half of the year.

  Income Tax Provision (Benefit)

    eshare recorded an income tax provision of $6.6 million in 1998 and an income tax benefit of approximately $1.1 million in 1999. eshare's effective tax rate was 43.3% in 1998 primarily due to the effect of permanent differences between book and tax and due to the effect of not recording the benefit on the losses incurred by eShare.com, Inc. due to the uncertainty of realizing those losses. eshare's effective tax rate was (9.7)% for 1999 primarily due to the effect of recording some of the benefit on the losses incurred by eshare.

  Preferred Stock Preference

    Included in results of operations for the year ended December 31, 1999 is a non-recurring, non-cash charge of $5.8 million which represents the difference between the estimated fair value of common stock of eShare.com, Inc. at February 19, 1999 and the purchase price of certain Series C Preferred Stock issued on that date. As part of the acquisition of eShare.com, Inc. the Series C Preferred Stock was converted into common stock.

Financial Condition

    Total assets at June 30, 2001 were $62,608,000, a decrease of $10,264,000 from total assets of $72,872,000 at December 31, 2000. This decrease was primarily due to a decrease in accounts receivable as well as a decrease in prepaid expenses and other expenses. Total assets at December 31, 2000 were $72.9 million, a decrease of $4.4 million from December 31, 1999. The decrease was primarily due to the reduction in accounts receivable of $6.3 million and prepaid expenses and other current assets of $2.1 million, offset by an increase in deferred taxes of $4.3 million. Accounts receivable decreased $6.3 million due to increased collections and the increase in bad debt reserves and write-off of certain receivables. Prepaid expenses and other current assets decreased by $2.1 million primarily caused by a lower tax refund in 2000. Deferred taxes increased $4.3 million primarily due to the recognition of increased net operating loss carryforwards.

    Current liabilities were $21,475,000 at June 30, 2001, down from $28,482,000 at December 31, 2000. This decrease was primarily due to payments in accounts payable and accrued liabilities. Current liabilities as of December 31, 2000 were $28.5 million, an increase of $5.1 million from December 31, 1999. The increase was primarily due to an increase in deferred revenue of $3.2 million and an increase in accounts payable and accrued liabilities of $1.5 million. The increase in deferred revenue was derived principally from increased billings and cash collections of maintenance contracts that are generally one year in length. The timing for payment of and the accrual of liabilities varies from period to period according to the terms of the underlying obligations and is primarily responsible for the increase.

Selected Quarterly Results

    The following table shows unaudited statement of operations data for each of the periods indicated. This data has been derived from unaudited interim financial statements prepared on the same basis as the audited financial statements.

	Total Revenues	Gross Margin	Net Income (Loss)	Net Income (Loss) Applicable to Common Shareholders	Earnings Per Diluted Share
	(in thousands, except per share data)
1999:
First Quarter	$29,106	$18,896	$2,474	$(3,376)	$(0.16)
Second Quarter	26,896	17,308	564	564	0.03
Third Quarter	19,127	10,717	(9,348)	(9,348)	(0.45)
Fourth Quarter	19,706	11,771	(3,648)	(3,648)	(0.17)
2000:
First Quarter	$20,456	$13,444	$(822)	$(822)	$(0.04)
Second Quarter	21,301	13,844	(1,235)	(1,235)	(0.06)
Third Quarter	22,294	14,666	(1,122)	(1,122)	(0.05)
Fourth Quarter	19,905	10,880	(7,938)	(7,938)	(0.36)
2001:
First Quarter	$19,099	$10,839	$(2,305)	$(2,305)	$(0.10)
Second Quarter	18,623	12,336	(892)	(892)	(0.04)

Liquidity and Capital Resources

    At June 30, 2001, eshare had $13,983,000 in cash, cash equivalents and marketable securities, compared to $14,727,000 as of December 31, 2000. Cash decreased due to the decrease in accounts payable and accrued expenses. Net cash provided by investing activities included the sale of $2,766,000 of marketable securities, offset by the purchase of property and equipment of $1,208,000. Net cash provided by financing activities of $148,000 was primarily due to the proceeds of the issuance of common stock through eshare's option program and employee stock purchase plan. eshare's working capital was $18,537,000 at June 30, 2001 as compared to $21,622,000 at December 31, 2000. eshare believes that existing cash and cash equivalents will be adequate to meet eshare's cash requirements for at least the next twelve months.

New Accounting Pronouncements

    In June 2001, the Financial Accounting Standards Board approved Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 prospectively prohibits the pooling of interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 142 requires companies to cease amortizing goodwill that existed at June 30, 2001. This amortization of existing goodwill will cease on December 31, 2001. Any goodwill resulting from acquisitions completed after June 30, 2001 will not be amortized. SFAS No. 142 also establishes a new method of testing goodwill for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. The adoption of SFAS No. 142 will result in eshare's discontinuation of amortization of goodwill; however, eshare will be required to test its goodwill for impairment under the new standard beginning in the first quarter of 2002, which could have an adverse effect on its future results of operations if an impairment occurs.

    In 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The effective date of SFAS No. 133 was delayed through the issuance of SFAS Nos. 137 and 138 to fiscal year 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including derivative instruments embedded in other contracts. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities measured based on their fair values. eshare adopted SFAS No. 133 on January 1, 2001 and does not hold any significant derivative financial instruments; therefore, the adoption of this statement did not have a significant impact on eshare's financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Exchange

    During the three and six month periods ended June 30, 2001, total revenues from eshare's international operations were approximately 32.1% and 26.7%, respectively, of its total revenues for all operations. eshare's sales outside the United States accounted for approximately 23.8%, 31.7% and 27.5% of its total revenues in fiscal 1998, 1999 and 2000, respectively.

    eshare's international business is subject to risks typical of an international business, including, but not limited to: differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility. Accordingly, eshare's future results could be materially adversely impacted by changes in these or other factors. The effect of foreign exchange rate fluctuations on eshare's operations during the three months and six months ended June 30, 2001, and the years 2000, 1999 and 1998 was not material. During these periods, eshare did not actively participate in any foreign currency hedging strategies. eshare's international revenues are denominated primarily in British pounds or Euros. eshare's expenses incurred in foreign countries are typically denominated in local currencies. The magnitude and direction of any adjustment in the future depends on the relationship of the U.S. dollar to other currencies. In 2000, the unrecognized translation adjustment was primarily due to the decrease in the British pound and Euro compared to 1999. There can be no assurance that future fluctuations in currency exchange rates will not have a material adverse impact on eshare's future international operations.

Interest Rates

    eshare invests cash in a variety of financial instruments, including taxable and tax-advantaged variable rate and fixed rate obligations of corporations, municipalities, and local, state and national governmental entities and agencies. These investments are denominated in U.S. dollars. Cash balances in foreign currencies are operating balances.

    Interest income on eshare's investments is carried in "Other income (expense), net" on the Consolidated Statements of Operations. eshare accounts for investment instruments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." All of the cash equivalents and short-term investments are treated as available-for-sale under SFAS 115.

    Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, eshare's future investment income may fall short of expectations due to changes in interest rates, or eshare may suffer losses in principal if forced to sell securities which have seen a decline in market value due to changes in interest rates. The weighted-average interest rate on investment securities at June 30, 2001 was approximately 3.93% based on short term investments. The fair value of securities held at June 30, 2001 was $4.4 million.

Chairman and Chief Executive Officer

    Set forth below is information on eshare's director who is expected to serve as a director of divine after the eshare merger:

Name	Age	Position
Aleksander Szlam	50	Chairman of the Board and Chief Executive Officer

    Aleksander Szlam founded eshare (formerly Melita International) in 1979 and has served as eshare's chairman of the board since its inception. Mr. Szlam was chief executive officer of eshare from 1979 until July 2000 and was again named chief executive officer in January 2001.

Prior to founding eshare, Mr. Szlam worked as a design engineer and scientist at Lockheed Corporation, Solid State Systems and NCR. Mr. Szlam received a BSEE and a MSEE from Georgia Institute of Technology and holds over 40 world industry patents. Mr. Szlam previously served as a director of divine from December 1, 1999 to January 2001.

Executive Compensation

    The following table presents certain summary information concerning compensation earned for services rendered to eshare by Aleksander Szlam for the fiscal years ended December 31, 2000, 1999 and 1998.

Summary Compensation Table

Long Term Compensation Securities Underlying Options(#)
Annual Compensation
					Other Annual Compensation (1)		All Other Compensation
	Year	Salary	Bonus
Aleksander Szlam Chairman of the Board and Chief Executive Officer	2000 1999 1998	$330,000 330,000 300,000	$160,000 160,000 240,000	(2) (2) (2)	— — —	— — —	— — —

(1)
In accordance with rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000, or 10%, of the total annual salary and bonus for the officer for such year.

(2)
Bonus is based upon Mr. Szlam's employment agreement with eshare and is based upon prior-year performance.

Employment Agreement

    Aleksander Szlam entered into an employment agreement with eshare effective June 4, 1997. Pursuant to the agreement, Mr. Szlam is entitled to receive an annual base salary of $300,000, and is entitled to an annual bonus of $160,000. Based on eshare's performance in 1998, eshare's board of directors granted Mr. Szlam an additional bonus of $80,000, and based on eshare's performance in 1999 and 2000, eshare's board of directors granted no additional bonus. The board of directors increased Mr. Szlam's base salary in 1999 and 2000 to $330,000. Mr. Szlam's employment agreement has an initial term of two years and automatically renews for additional two-year terms unless Mr. Szlam or eshare terminates the agreement by providing the other party ninety days' prior written notice. As neither eshare nor Mr. Szlam terminated this agreement by March 4, 2001, it has been extended automatically until June 2003. Under the terms of the agreement, Mr. Szlam has agreed to assign to eshare all patents, copyrights and other intellectual property developed by him during the course of his employment. In addition, Mr. Szlam has agreed not to solicit eshare's customers or employees or to compete with eshare for two years following termination of his employment agreement.

    Mr. Szlam has agreed to execute an executive employment agreement with divine as described under "Agreements Related to the eshare Merger—The Employment Agreement" beginning on page 133.

Compensation Committee Interlocks and Insider Participation

    During 2000, Andrew J. Filipowski, Donald L. House and Jack Pellicci served as members of the compensation committee of the eshare board of directors. None of these directors served as an officer or employee or was formerly an officer of eshare or its subsidiaries. Andrew J. Filipowski, a member of the compensation committee of the eshare board of directors, is chairman and chief executive officer of divine. Aleksander Szlam, eshare's chief executive officer, was a member of the compensation committee of divine during fiscal year 2000.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth, as of September 10, 2001, the amount and percent of eshare common shares beneficially owned by (1) each person known to eshare to own beneficially more than 5% of the outstanding eshare common shares, (2) each eshare director, (3) each executive officer of eshare, and (4) by all directors and executive officers of eshare as a group.

    Share ownership is calculated in accordance with SEC rules. Therefore, percentage of shares beneficially owned is based on 21,934,486 eshare common shares outstanding as of September 10, 2001, and includes eshare common shares subject to options that may be exercised within 60 days of September 10, 2001. These option shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding them, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. Unless otherwise noted, the shareholders have sole voting and investment control with respect to the shares beneficially owned by them.

Directors and Executive Officers	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Option Shares Included in Number of Shares Beneficially Owned
Aleksander Szlam(1)	11,147,395	50.8%	—
George W. Landgrebe	82,195	*	70,630
William K. Dumont	100,273	*	100,001
Glen E. Shipley	18,750	*	18,750
Andrew J. Filipowski	438,750	2.0	25,417
Donald L. House	52,250	*	49,750
Stephen Jeffery	28,750	*	28,750
Jack Pellicci	29,750	*	28,750
James Tito	646,491	2.9	90,000
All executive officers and directors as a group (9 persons)(1)	12,554,604	56.2%	422,048

*
Less than 1% of the outstanding common shares.
(1)
Consists of 11,143,395 shares held by Szlam Partners, L.P., a limited partnership controlled by Mr. Szlam, and 4,000 shares held indirectly by Mr. Szlam's children.

Certain Relationships and Related Party Transactions

    In addition to other related party transactions described elsewhere in this joint proxy statement/prospectus, eshare has entered into tax indemnification agreements with its existing shareholders providing for, among other things, the indemnification of eshare by its shareholders for any federal and state income taxes (including interest) incurred by eshare if for any reason eshare is deemed to be treated as a C corporation during any period for which it reported its earnings to the taxing authorities as an S corporation. The tax indemnification agreements further provide for the cross-indemnification of eshare and of each existing shareholder for certain additional taxes (including interest and, in the case of existing shareholders, penalties) resulting from eshare's operations during the period in which it was an S corporation.

INFORMATION REGARDING OPEN MARKET

Business

  Overview

    Open Market is a provider of enterprise content management and delivery application software. Open Market's software solutions are designed to enable businesses and other organizations to use the Internet to optimize interactions with their site visitors, employees, customers and distribution channels, in order to reduce costs, accelerate business processes, gain market share, establish new revenue streams and compete in the new online economy. Open Market believes that quality interactions result from the reliable and timely exchange of compelling and accurate information, and a consistent series of quality interactions is the key to building and sustaining business relationships.

    Open Market builds its software based on two core beliefs. First, information, or content, is a strategic asset, and world-class organizations strive to excel at managing crucial information. For these organizations, the Internet introduces new information management challenges and opportunities. Second, web applications managing this crucial information must be reliable, scalable, flexible and open. This puts new requirements on how eBusiness application software needs to be developed and delivered.

    Companies use Open Market's software to build and operate captivating web sites, rich product catalogs, self-service applications and web services for their distribution channels, marketplaces and customers. Open Market's products acquire content from people and systems, manage that information through approval and workflow processes, and then disseminate it in personalized delivery formats to trading partners' systems and to a variety of presentation devices, including web browsers, wireless devices, personal digital assistants and e-mail. These eBusiness applications, which Open Market calls "content-driven eBusiness solutions" are designed to enable companies to reduce costs, strengthen customer loyalty and establish new revenue streams.

    Open Market's focus on content-driven eBusiness solutions marks an important shift in its strategy. As Open Market began 2000, its strategy was to provide a broad suite of eBusiness software solutions, addressing both the (i) e-commerce and (ii) web content management segments of the internet infrastructure market. In October 1999, Open Market completed the acquisition of FutureTense, Inc., which added web content management software to Open Market's product offerings. The FutureTense products for web content management, plus Open Market's existing Transact system for web order management, comprised Open Market's suite of e-commerce software solutions for large businesses. Open Market also addressed small and medium-size businesses through application service providers, or ASPs, who host and resell its software as a network service. Open Market's ShopSite catalog-builder plus Transact comprised Open Market's suite of e-commerce software solutions for ASPs. During the year, however, ASP spending on e-commerce software slowed as adoption by small and medium-size businesses did not meet their expectations. Open Market also experienced a decline in Transact sales to large businesses, reflecting their evolving desire to integrate web orders into existing order systems instead of installing an additional order management system for independent web business units.

    As 2000 progressed, Open Market's content management products, based on the FutureTense acquisition, coupled with new content management and delivery products Open

Market introduced during 2000, experienced strong growth and by year-end represented a majority of Open Market's revenue. Reflecting these shifts in demand, and the underlying favorable market dynamics for content management and delivery solutions, Open Market announced a change in strategy and a restructuring plan in October 2000. Under this 2000 restructuring, Open Market focused all of its efforts on content-driven e-Business solutions and an expanded product line for content management and content delivery. The 2000 restructuring also included the elimination of approximately 92 employees and 90 outside consultants across the following functions: services (99), research and development (49), marketing (10), general and administrative (13) and sales (11). In connection with the 2000 restructuring, Open Market incurred severance costs for terminated employees, wrote off goodwill related to the ICentral acquisition as Open Market decided to divest its ShopSite product line, accrued a software contract commitment that resulted from a change in product strategy and accrued office lease impairment costs due to the reduction in workforce. The total cash impact of the 2000 restructuring amounted to approximately $3,693,000. Open Market paid approximately $836,000 in 2000, and all remaining liabilities are expected to be paid by December 31, 2001. In addition to headcount reductions, Open Market undertook plans to transition its professional services organization to focus on higher-margin design assurance services for partners.

    In April 2001, Open Market implemented an additional restructuring plan designed to bring costs in line with revenue and strengthen its financial performance. This April 2001 restructuring included the elimination of approximately 57 employees across the following functions: services (21), research and development (8), general and administrative (9) and sales and marketing (19). In connection with the restructuring, Open Market incurred severance costs for terminated employees. The total cash impact of the April 2001 restructuring amounted to approximately $532,000. Open Market paid approximately $396,000 in the second quarter of 2001, and all remaining liabilities are expected to be paid by December 31, 2001.

    In the Internet infrastructure industry, Open Market's software is generally called a "content management and delivery system." According to Forrester's eBusiness TechRankings, Open Market's content management software rated number one for three consecutive months, starting in December 2000. Open Market's content-driven eBusiness solution software has been licensed by nearly 300 customers in 39 countries, including publishers and media companies such as The McGraw-Hill Companies, FT.com (The Financial Times Group) and The New York Times Company; financial services companies such as J.P. Morgan Chase, GE Capital and The Hartford Financial Services Group; and manufacturers such as 3Com, BASF and Milacron.

  Industry Background

    Open Market believes customers place significant value on managing information as a strategic asset, and the Internet has provided pervasive and powerful new ways to move information within and across organizations. Early adopters of eBusiness solutions are using the Internet to exchange information more effectively, reduce costs, strengthen customer loyalty and create new revenue streams. Open Market believes the continued growth of the Internet promises new opportunities for innovative applications and business benefits. But, the growth of the Internet also presents new challenges.

    Volume Of Information.  The combination of Internet and computing advances is driving the creation of increasingly large amounts of unique new information every year. According to a study released in October 2000 by the University of California at Berkeley entitled "How Much Information," 250 megabytes of unique new information was created for every man, woman and child on the planet in the year 2000 (250 megabytes is roughly equivalent to the information in 250 books). Further, this type of information is projected to double every year for the foreseeable future. Open Market believes the sheer volume of online information that organizations must manage strains existing systems and creates the need for new solutions to describe, manage, and utilize a rapidly growing base of information.

    Velocity Of Information.  The growth of the Internet is also accelerating the speed of information exchange. Next generation wireless networks promise to expand data rates from 9.6 kilobits per second (kbps) today to 64 or 144 kbps. Broadband technologies are already providing wired users with a 25X boost in Internet access bandwidth compared to dial-up data rates. With higher data rates, Open Market believes businesses will use more rich media, such as audio and video, to enable new applications and continue to improve the user experience. Open Market believes the accelerating rate of information delivery to organizations and the demand for information at higher data rates to customers creates the need for new systems that can accept, process and deliver information at higher speeds.

    Visibility Of Information.  According to the Pew Internet & American Life Project, 56 percent of all adults in the U.S. had Internet access in the second half of 2000, which was an increase of 9 percent over the first half of the year. Open Market believes the number of people with Internet access will continue growing worldwide, as will the amount of time each user spends online. Open Market also believes users will connect to the Internet with a growing variety of devices, including wireless phones, personal digital assistants, personal computers and new Internet appliances. While a growing base of users makes new applications possible, Open Market believes it also increases application complexity, since information must be personalized for each user and their device of choice. Open Market believes it also increases the impact of errors, since mistakes are visible by an ever larger connected population. This expanding visibility of information creates the need for software solutions that can scale reliably with growing user populations.

    Volatility Of Information.  The growth of the Internet and computing technologies has also enabled information to change more rapidly. More people have access to personal computers, office productivity software, and Internet connections, enabling them to more easily create and modify information. In the increasingly competitive economy, changes must be conveyed rapidly to information consumers. Open Market believes organizations need software solutions that enable information owners to easily and quickly make changes, and then rapidly send those changes to a variety of destinations.

  The Open Market Solution

Content-Driven eBusiness Solutions

    Open Market's eBusiness solutions are founded on the premise that content drives eBusiness. Open Market believes the volume, velocity, visibility and volatility of content continue to increase dramatically with the rapid expansion of the Internet. In short, Open Market believes effective management and delivery of content is both vital and strategic to the success of any eBusiness, whether selling products from a catalog, delivering up-to-the-minute news and articles or managing customer portfolios. Open Market's software empowers enterprises to achieve their eBusiness goals by rapidly developing high-end, high-volume, high-traffic web sites.

    Open Market's new product family, Content Server Enterprise Edition, or CSEE, which was announced in March 2001, is an integrated suite of eBusiness solutions that employ two core technologies, Open Market's open PowerAsset information architecture and the Java 2 Enterprise Edition, or J2EE, technology architecture. The PowerAsset information architecture is designed to maximize value by enabling enterprise content to be kept in a "presentation neutral" format so it can be easily reused across multiple web sites and delivery services. Because CSEE software is built directly on top of leading J2EE application servers from BEA, IBM and iPlanet, customers benefit from fast development of content-driven Internet applications using mainstream Java technical tools, simple integration with existing systems and technologies that support growth and change.

    CSEE helps organizations acquire content, manage content, and deliver content in support of their business goals and objectives.

Content Acquisition

    Open Market automates content acquisition from legacy databases and syndicated newsfeeds, and acquire content in multiple formats (such as Microsoft Word, Adobe PDF, audio and video files) from multiple sources (such as writers, designers and business managers) distributed globally.

    Integration Solutions.  Open Market provides integration technologies that import enterprise content and business process information from enterprise resource planning, or ERP, and other existing systems. This facilitates streamlining of business processes and reduces coding by reusing enterprise business logic such as tax and shipping logic. These integration technologies also leverage existing enterprise content.

    Business Manager Control Of The User Experience.  Open Market's user-friendly browser-based interface facilitates increased productivity by non-technical contributors and editors. In addition, the interface fosters the creation of segments, the effective management of products and the launch of promotions by non-technical marketers.

Content Management

    Unified Look And Feel.  Open Market enables enterprises to create a unified look and feel for their eBusiness across multiple lines of business and multiple channels around the world. Its products make it easier to perform global changes to a web site by using templates to control the presentation of the site.

    Catalog Management.  CSEE is designed to help enterprises manage dynamic, information-rich, constantly changing online catalogs that can contain tens of thousands of products. Open Market's software also delivers product information from enterprise business systems to customers, including real-time prices and product availability. Finally, its PowerAsset information architecture makes it easier to link related information to catalog entries, such as product reviews and similar products.

    Workflow Management.  Efficient workflow management is possible because Open Market's technology allows enterprises to control the movement of content through the acquisition, editing, approval and presentation stages. CSEE is designed to facilitate increased productivity and faster time-to-web by streamlining and controlling an enterprise's content development and associated processes. Open Market's workflow management can also play a role in the implementation of enterprise policies and procedures, empowering employees to work cross-functionally more efficiently (e.g. by expediting joint workgroup editing, legal approvals and business manager approvals).

Content Delivery

    Personalization.  Open Market's PowerAsset information architecture makes it easy to deliver personalized content for particular customers, visitors or partners, and also to aid in developing personalized marketing campaigns. In addition, its software performs visitor profile management and uses a recommendation engine to create an engaging customer experience.

    Syndication.  With CSEE, Open Market's customers can more easily syndicate their content by driving it through public networks to enterprise business partners, information agencies, business intelligence services and channels.

    Presentation On Multiple Delivery Devices.  Open Market's PowerAsset information architecture on the J2EE technology foundation offers the scalability, personalization and dissemination flexibility necessary to deliver content to any delivery device, including e-mail, wireless devices, personal digital assistants and a variety of Internet-enabled appliances.

Open Market Approach

    PowerAsset Information Architecture.  Open Market developed its PowerAsset information architecture to maximize the efficiency and value of an enterprise's information assets (such as images, news articles, logos, product information and audio files). This is accomplished by keeping information in a presentation-neutral format and by managing information as objects which include both the information itself and its associated properties or characteristics. Open Market call these objects PowerAssets. Instead of trapping information in a web page or proprietary format, Open Market treats enterprise information as dynamic, independent assets that can be flexibly extended, reused, and manipulated. This enables customers to take individual information assets and relate them to other assets, deliver them to multiple sites and device types and control how they are used by eBusiness systems such as online catalogs, personalization applications and net market places.

    J2EE Application Servers.  Open Market believes J2EE provides an open, scalable and reliable technological foundation for eBusiness content management and delivery. J2EE's multi-tiered division of functionality frees organizations from previously expensive and time-consuming application development, server administration and upgrades. J2EE also makes it easier for enterprises to add packaged enterprise-specific third-party applications or build their own unique organization-specific applications.

    Since Open Market's software products are developed in Java and deployed as components that are layered on top of J2EE application servers, Open Market inherits the strengths and capabilities of the underlying application server. Some of the advantages that J2EE application servers provide to Open Market's software products include:

  •
  performance scalability to handle the high-volume, high-traffic content demands of large, global enterprises;

  •
  reliability to ensure content is delivered where and when it is needed; and

  •
  flexibility to integrate with existing enterprise systems, ensuring content can pass from existing systems to eBusiness systems and back again. Since J2EE application servers and Open Market's software products are based on industry standard languages and protocols including Java and eXtended Markup Language, or XML, Open Market's customers and partners also benefit from the availability of technical professionals that can work with Open Market's software without specialized training in proprietary languages or complex software architectures.

    Open Market believes that the combination of Open Market's PowerAsset information architecture and Open Market's commitment to building software on top of the J2EE application server technology architecture provides Open Market's customers with eBusiness solutions with a lower total cost of ownership than other alternatives. Open Market's performance and scalability advantages can reduce spending on computer hardware. The breadth of capability Open Market provides can reduce spending on packaged software, and Open Market's adherence to open industry standards can reduce the cost of both the initial implementation and the ongoing enhancement and operation of eBusiness systems.

  Products

    Open Market's customers implement content-driven eBusiness solutions using its CSEE family of software products. Announced in March 2001, this family of high-performance J2EE based products consists of new releases of six existing software products and one new product, Marketing Studio. All seven are focused on content-driven eBusiness solutions, and CSEE is modular so customers can start small and expand as their needs dictate.

    Content Server.  Content Server is the foundation of CSEE. It provides core content management and delivery services, and features a template engine supporting XML and JavaServer Pages, or JSP, caching, revision control, search capability and security features. With Release 3.5, JSP developers have access to Content Server's value-added services for content management and dynamic page assembly. Release 3.5 is available on three of the industry's leading J2EE application servers, providing enterprises flexibility in their choice of infrastructure. The Content Server engine drives all of Open Market's other solutions.

    Content Centre.  Content Centre is the CSEE content management and delivery application that streamlines web production processes (e.g. content creation, acquisition, relationship building and workflow) and delivers both static and dynamic sites to a variety of target audiences and devices. Release 3.5 adds new features designed to improve publishing performance.

    Catalog Centre.  Catalog Centre creates catalogs that can be used to store and manage enterprise products and services for use by partners, customers and channels. Release 1.1 is designed to allow the loading and management of larger and more complex catalogs.

    Personalization Centre.  Personalization Centre enables site visitors to customize their experience by selecting what they want displayed and by defining information channels according to their specific interests. It also enables business managers to create visitor segments and use rules or recommendation engines to personalize the presentation of information and services for each segment. Release 1.2 supports the new capabilities of CSEE. Marketing Studio. Marketing Studio provides business managers with an intuitive, wizard-based user interface to create customer segments, product promotions and product or content recommendations based on a visitor's profile or behavior.

    Integration Centre.  Integration Centre enables content-driven eBusiness solutions to access the transactional data and services in existing enterprise systems. This integration with other systems within an enterprise is often referred to as Enterprise Application Integration, or EAI. Release 2.0 expands EAI capabilities for SAP AG's R/3-Registered Trademark-ERP system. It also adds a new XML document exchange for integration with marketplaces and trading partners, often referred to as business-to-business integration.

    Satellite Server.  Satellite Server is an intelligent content caching product, which utilizes small-distributed servers to handle the high-volume delivery of personalized, dynamic content. Release 1.1 supports the new capabilities of CSEE.

  Open Market Product Packaging and Pricing

    Open Market offers a variety of packaging and pricing options for its CSEE family of software products, to achieve flexibility in aligning its technology with companies executing their content-driven e-business strategies. Customers seeking an enterprise platform for an integrated content-driven e-business may license Open Market's entire CSEE family of software products. Those companies pursuing less comprehensive initiatives, but which are still focused on making strategic investments in content-driven e-business solutions, may license Content Server and Content Centre and then add on at a later date Catalog Centre, Personalization Centre, Marketing Studio, Integration Centre or Satellite Server as their needs dictate. By offering this variety of packaging options. Open Market allows its customers to make strategic investments in our technology, without necessarily committing to a larger enterprise platform.

    Open Market also offers a wide variety of pricing options to its customers. Open Market currently offers its packaged software on a price per cpu basis, which customers license a perpetual basis. License fees for its products typically range from approximately one hundred thousand dollars to one million dollars. The pricing for its professional services is generally on a time and material basis. The pricing for its maintenance and support is 16% of the license fee for basic service or 22% for premier service.

  Partners

  Technology Partners

    During the year 2000, Open Market formed or solidified strategic partnerships with the leading J2EE application server vendors BEA Systems, Inc., IBM, and iPlanet E-Commerce Solutions and the leading UNIX platform providers IBM and Sun Microsystems, Inc., to deliver complete standards-based e-business solutions. Open Market currently supports two major technology categories: strategic platform partners (IBM, BEA, Sun and iPlanet), and complementary technology partners (including partners such as WebMethods, Inc., AltaVista, Inc. and ScreamingMedia, Inc). Open Market's focus is to bring programs to market with these technology partners, allowing it to increase its sales and marketing channels worldwide.

    Open Market has also created a Technology Partner Program managed by a dedicated team of its employees that focuses on complementing Open Market's technology with technology from a variety of partners, each of which might offer technology which is used by Open Market in a number of ways such as:

  •
  an embedded technology in one of Open Market's products, or

  •
  part of a solution offering Open Market jointly brings to market.

  Service Partners

    In 2000, Open Market began expanding its indirect sales channels through an enhanced partner program and a partner-centric sales model. Building a network of experienced partners, which now includes over 50 system integrators, value-added resellers and distributors worldwide, has been key to this initiative. Open Market has recently established relationships with several large domestic and international companies, leveraging their skills and networks to integrate Open Market's products with current and emerging technologies, and enable them to implement Open Market's solution at customer sites. These partners include Agency.com Ltd., Accenture Ltd., Exa Corporation, Exodus Communications, Inc., DeepBridge Content Solutions, Granitar Incorporated, IBM Global Services, iXL Inc., Logica, Merle Associates LLC, Nexus, Sr.L. (Nexus IT), Open Dimensions, PricewaterhouseCoopers LLP, RareMedium Group, Inc. and Sopheon Plc.

    Open Market's Partner Program offers a comprehensive training curriculum, new co-marketing opportunities, access to demonstration software and developer-level support. A planned certification program for Open Market's partners will expand the level of training and support that Open Market effectively deliver to its partner network.

    Open Market provide worldwide training, support, marketing and sales assistance to a number of leading system integrators and resellers that sell, install and support its products.

    Open Market's relationship with these partners will continue to be essential, as Open Market's customers frequently retain the services of these companies for the implementation of its software products and the delivery of scalable solutions. Open Market believes building on its established relationships and creating new relationships with partners will enable it to sell additional products to its existing customer base as well as gain new, long-term customers more rapidly.

  Services

    Open Market believes that providing a comprehensive range of technical and education services is a critical component of the successful deployment and operation of Open Market's products. Professional services, also critical to Open Market's client's success, are primarily provided through partnerships with leading systems integration and consulting firms.

    Open Market offers a wide range of services to its customers and partners, including maintenance and technical support, professional services design assurance and education services. Open Market supports its products primarily from service centers in Burlington, Massachusetts; Amsterdam, the Netherlands and Singapore.

    Professional Services.  Open Market has a unique solution design and assurance approach to professional services. The solution design and assurance approach provides key subject matter expertise and direction to its clients, while its systems integration partners provide the full implementation services that Open Market's mutual clients require. This allows Open Market to focus on software invention and development, maintain a relationship with its clients and an understanding of the solutions they are building, while also providing an opportunity for Open Market's partners to build practices around its products. This focus on solution design and assurance services is the result of the changes Open Market announced in October 2000. Prior to this decision, Open Market provided full implementation services to selected customers as well as services to support its partners.

    Technical Support Services.  Open Market's technical support staff comprises of a group of highly trained professionals. The support team assists customers and partners with technical questions, problems and product deployment-related issues, and onsite installation services. In addition, Open Market provides software maintenance on its products, which includes updates, upgrades of the released software, technical bulletins and ongoing communication regarding existing products. Open Market's technical support service offerings are competitively priced and are renewable on an annual basis.

    Open Market's Basic Service Program features Internet access to a Product Knowledge base, unlimited phone and e-mail support during business hours and software updates and upgrades on a when and if available basis. Open Market's Premier Service Program includes Basic Service entitlements plus twenty four hours a day, seven days a week access to support specialists.

    Education Services.  Open Market's education services group trains Open Market's customers and partners. These in-depth professional courses cover the entire spectrum of Open Market's products. Open Market holds classes regularly at training facilities in the United States, the Netherlands, Australia, and Singapore. In addition, Open Market provide onsite customized training solutions for its customers and partners.

  Customers And Markets

    Open Market's content-driven e-business software solutions are used by nearly 300 customers worldwide across a broad spectrum of industries, including publishers and media companies, financial services companies and manufacturers/distributors. Open Market began marketing and selling its content-driven e-business solutions in 1998.

    A representative list of customers includes:

Media/Publishing
• The Bureau of National Affairs, Inc.	• The Financial Times Limited	• Space.com, Inc.
• Business Week Online	• The Mcgraw-Hill Companies, Inc.	• Toronto Star Newspaper Limited
Financial Services
• Crédit Lyonnais	• Macquarie Bank Limited	• The Capital Group Companies, Inc.
• Independent Insurance Group Plc (Student World)	• smile the internet bank from the Cooperative Bank plc
Manufacturers, Distributors & Marketplaces
• The BASF Group	• Eaton Corporation	• Milacron Inc.
• GE Lighting	• Ingram Micro, Inc.
Other Industries
• ANWB	• Telecom Italia Mobile S.p.A.

  Competition

    The market for Internet application software for content management and delivery is relatively new, intensely competitive, quickly evolving and subject to rapid technological change. Open Market expects competition to continue to increase in the future. Open Market's products compete with custom solutions developed in-house by prospective customers, as well as products from competing software vendors such as Art Technology Group, Inc., BroadVision, Inc., Interwoven, Inc., Documentum, Inc., Vignette Corporation and others. In addition, larger companies with much broader product offerings such as BEA, IBM, Microsoft Corporation and Oracle Corporation, may bundle their products to discourage users from purchasing Open Market's products. Companies such as IBM, BEA and iPlanet also may add content management functionality to their application servers or introduce their own content management software. Some of Open Market's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and substantially greater financial, technical and marketing resources than it does. As a result, these competitors may be able to develop and expand their product offerings more quickly, adapt more swiftly to new or emerging technologies and changes in customer demand, devote greater resources to the marketing and sale of their products, pursue acquisitions and other opportunities more readily and adopt more aggressive pricing policies. In addition, competitors have established and, in the future, may establish cooperative relationships among themselves or with third parties to market or enhance their products. Accordingly, it is possible that new competitors or alliances among competitors may merge and rapidly acquire significant market share. Competitive pressures may make it difficult for Open Market to acquire and retain customers and are likely to result in price reductions, reduced gross margins and loss of market share.

    Competitive factors in the Internet application software market include innovative technology, breadth of product features, product quality, marketing and distribution resources, customer service and support and price. While Open Market has demonstrated its ability to compete, there can be no assurance that Open Market will be able to compete successfully against current or future competitors.

  Sales And Marketing

    Open Market's objective is to achieve broad market penetration by employing multiple distribution channels, including Open Market's direct sales force and indirect sales channels, as well as partners who sell complementary products and services and are in a position to influence the selection decision for Open Market's software. Open Market uses a variety of marketing programs, executed with its channels and partners, to build awareness for Open Market's offerings and generate sales leads.

    Direct Sales Organization.  As of September 10, 2001, Open Market's sales organization was comprised of 95 professionals throughout the United States and in Australia, Canada, France, Germany, Italy, Japan, The Netherlands, Singapore and the United Kingdom. Open Market's sales organization includes sales executives, indirect channel managers, partner managers, technical pre-sales consultants, field marketing staff, sales administration and management staff.

    Indirect Sales Channels.  Open Market is represented by distributors in countries where it does not have a direct sales force, including Brazil, Hong Kong, India, Israel, Korea, Malaysia and South Africa. Open Market has resellers that work cooperatively with its direct sales organization in several international countries. Several of Open Market's systems integrator and consulting partners already resell Open Market's software, including IBM Global Services.

    Partners.  Partners that provide complementary products and services are a very important part of Open Market's sales and marketing strategies. Open Market's software requires specific servers and software to be in place before Open Market's solution can be installed and operated. Examples of these platform components include servers running Sun Microsystems' Solaris operating environment or Microsoft Windows NT, databases from Oracle, Sybase, Inc. or Microsoft, and Java application servers from BEA, IBM or iPlanet. Since Open Market drives demand for these platform products, it has the opportunity to form mutually beneficial sales relationships with each of these companies. Open Market is expanding its efforts in this area.

    In addition, many of Open Market's customers have limited technical staffs or short delivery timeframes and therefore need consulting services to assist with the implementation of Open Market's software. They may also require hosting services or additional capabilities provided by web services or complementary software products. Open Market establishes mutual sales relationships with providers of these value-added products and services as well.

    Marketing.  Open Market's marketing priorities are to build awareness and sales leads for Open Market's content-driven eBusiness solutions, and to provide its distribution channels with sales and marketing materials. Open Market seeks to engage its channels and partners in joint marketing activities. Open Market's marketing program consists of a mix of activities including:

  •
  free downloads of its software for evaluation;

  •
  web site marketing;

  •
  advertising;

  •
  attendance at trade shows and seminars;

  •
  speaking engagements;

  •
  industry analyst briefings;

  •
  user conferences, partner briefings and customer appreciation programs;

  •
  direct and email marketing; and

  •
  the development of sales tools and marketing literature.

  Research And Product Development

    Open Market believes its future success will depend in large part on its ability to develop software products that address the evolving needs of its customers. Accordingly, Open Market intends to continue to expand and enhance its existing product offerings and introduce new products. Open Market's customers and partners provide significant product feedback that is channeled into product development and innovation. While Open Market expects that certain of its new products will be developed internally, it may, based on timing and cost considerations, expand its product offerings through partnerships. In addition, Open Market may use external development resources for certain of its products and product components.

    Since Open Market's inception, Open Market have made substantial investments in product development and related activities. As of September 10, 2001, Open Market had 90 employees and independent contractors devoted to product development. Open Market's research and development expenses were approximately $25.9 million, $22.4 million, and $24.8 million in 1998, 1999 and 2000, respectively.

  Intellectual Property And Licenses

    Open Market relies on trademark, copyright, patent and trade secret laws, employee and third-party non-disclosure agreements and other methods to protect its proprietary technology. Open Market requires software licensees to enter into license agreements that impose certain restrictions on their use of Open Market's software. In addition, Open Market has taken steps to avoid disclosure of its trade secrets, including requiring those persons with access to its proprietary technology and information to enter into confidentiality agreements with us and restricting access to Open Market's source code. Open Market hold several patents that assert claims for certain aspects or uses of electronic commerce software, including, among others:

  •
  distributed commerce;

  •
  secure, real-time payment using credit and debit cards over the Internet;

  •
  the use of "electronic shopping carts" and session identifiers; and

  •
  the use of telephone numbers as URLs involving redirection by a directory server.

    Open Market's United States patents have expiration dates ranging from 2006 through 2018. Open Market continually assesses its technology for potential patent filings and has additional patent applications pending in the United States, Europe and other jurisdictions throughout the world relating to its product architecture and technology. Generally, Open Market seeks patent protection for inventions and developments made by its personnel and incorporated into its products or otherwise falling within its fields of interest. Patents are important to Open Market's business. However, Open Market does not believe that any particular patent, or related group of patents, is so essential to its business that a successful challenge to the patent's scope or validity would materially affect its operations as a whole.

    When appropriate, Open Market uses trademarks to register its products. Open Market currently holds four registered trademarks in the United States having expiration dates ranging from 2006 through 2008, and has several corresponding registrations in a number of jurisdictions throughout the world. Open Market has also filed applications for additional trademarks in the United States and corresponding applications in a number of jurisdictions throughout the world. Trademarks are important to Open Markets's business. However, no particular trademark is so important that a successful challenge to Open Market's right to use such trademark would materially affect its operations as a whole.

    Open Market also licenses patents and technical know-how from third parties. However, the loss of any one of these licenses or Open Market's inability to renew any particular license on commercially reasonably terms would not materially affect its operations as a whole.

  Employees

    As of September 10, 2001, Open Market had 379 employees and independent contractors. Of the total number of employees and independent contractors, 90 were in engineering, 134 in sales and marketing, 33 in technical support, 19 in education, 48 in professional services and 55 in general and administration.

    Open Market has not experienced any work stoppages and considers its relations with its employees to be good.

Properties

    Open Market's headquarters, which include its principal administrative offices, are located in approximately 120,000 square feet of office space in Burlington, Massachusetts. The Burlington facility lease expires in February 2010.

    In addition, Open Market has sales offices located throughout the United States, Canada, the United Kingdom, France, Germany, The Netherlands, Italy, Japan, Singapore and Australia. Open Market offers support services to its customers principally from its facilities located in Burlington, Massachusetts; Amsterdam, The Netherlands; Sydney, Australia and Singapore.

Legal Proceedings

    Six putative class actions were filed between June 14, 2000 and August 10, 2000, against Open Market and certain of its officers and directors in the United States District Court for the District of Massachusetts. These actions, each filed on behalf of an alleged class of Open Market stockholders who purchased Open Market's common stock between November 8, 1999 and April 18, 2000, allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under the Securities Exchange Act. In particular, they allege, among other things, that during the putative class period, the defendants sought to mislead the investing public by overstating Open Market's prospects and the quality of its products. The plaintiffs are seeking monetary damages and other appropriate relief. On January 25, 2001, the court entered an order consolidating these actions into one action. On April 13, 2001, the plaintiff filed a consolidated class action complaint. On May 29, 2001, the defendants filed a motion seeking dismissal of all counts of the consolidated complaint. On August 3, 2001, the plaintiffs filed a motion in opposition to the defendants motion to dismiss.

    On January 8, 2001, Open Market filed a patent infringement lawsuit against Intershop Communications, Inc. in the U.S. District Court for the District of Delaware. Open Market's complaint alleges that Intershop's software products infringe upon three of Open Market's patents. Open Market is seeking injunctive relief and damages due to Intershop's infringement. On March 1, 2001, Intershop filed its answer denying infringement and asserting claims for a declaratory judgement of invalidity of the patents and non-infringement.

    Open Market is also, from time to time, subject to legal proceedings and claims that have arisen in the ordinary course of business. Open Market is not currently a party to any legal proceedings, other than those described above, that it believes to be material with respect to its financial position or results of operations.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth, as of August 31, 2001:

  •
  each person known to Open Market to own beneficially more than 5% of Open Market's outstanding common stock or Series E preferred stock;

  •
  each Open Market director;

  •
  each executive officer of Open Market;

  •
  each person who served as chief executive officer of Open Market during the most recently completed fiscal year;

  •
  two additional individuals who would have been among the mostly highly compensated executive officers at Open Market had they not left Open Market prior to the end of the most recently completed fiscal year; and

  •
  all of Open Market's current directors and executive officers as a group.

    Share ownership is calculated in accordance with SEC rules. Under these rules a person is deemed to have "beneficial ownership" of any shares over which that person has (or shares) sole voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of a stock option or warrant. Unless otherwise indicated, each person in the following table has sole voting and investment power over the shares listed. The inclusion in the table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

    The percentage ownership of Open Market common stock for each stockholder is calculated by dividing (a) that stockholder's total beneficial ownership of shares of common stock by (b) 52,373,346 shares, plus any shares acquirable, including stock options or warrants exercisable, by that stockholder within 60 days from August 31, 2001.

    As of August 31, 2001, Halifax Fund, L.P. owned all issued and outstanding shares of Series E preferred stock. The percentage of total votes for each stockholder on August 31, 2001 is calculated by dividing (x) the total number of votes represented by the total number of shares of Open Market common stock and Series E preferred stock beneficially owned by that stockholder by (y) 52,373,346, the total number of votes outstanding and entitled to vote, plus the number of votes represented by any shares acquirable, including stock options or warrants exercisable, by that stockholder within 60 days after August 31, 2001. Each share of Series E preferred stock is entitled to approximately 655 votes. However, in no event will Halifax Fund, L.P. have the right to vote shares representing more than 9.9% of the votes entitled to be cast by holders of the then outstanding shares.

Beneficial Owner(1)	Shares of Open Market Common Stock	Percentage of Open Market Common Stock Outstanding	Shares of Series E Preferred Stock	Percentage of Series E Preferred Stock Outstanding	Percentage of Total Votes
5% Stockholders:
Halifax Fund, L.P.(2) c/o The Palladin Group, LP 195 Maplewood Avenue Maplewood, NJ 07040	5,159,552	9.9%	735	100%	9.9%
Directors and Executive Officers:
Harland K. LaVigne(3)	374,645	*	—	—	*
Thomas H. Bruggere(4)	36,453	*	—	—	*
Shikhar Ghosh(5)	2,567,800	4.9%	—	—	4.9%
William S. Kaiser(6)	2,049,379	3.9%	—	—	3.9%
B.C. Krishna(7)	454,578	*	—	—	*
Eugene F. Quinn(8)	17,700	*	—	—	*
Paul L. Sagan(9)	64,454	*	—	—	*
Patrick J. Scannell	6,250	*	—	—	*
Joseph Alwan(10)	153,278	*	—	—	*
Edward Durkin(11)	93,750	*	—	—	*
Ronald J. Matros (12)	270,456	*	—	—	*
Gary B. Eichhorn (13)	500,000	1.0%	—	—	1.0%
Betty J. Savage (14)	—	—	—	—	—
Gregory Pope (15)	—	—	—	—	—
All current directors and executive officers as a group (10 persons)(16)	5,818,287	10.9%	—	—	10.8%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner listed is c/o Open Market, Inc., One Wayside Road, Burlington, MA 01803.

(2)
The number of shares of Open Market common stock held by Halifax Fund, L.P. does not include 917,297 shares acquirable upon exercise of the common stock warrants dated March 20, 2001. Pursuant to the terms of Series E preferred stock and common stock warrants, Halifax Fund, L.P. may not convert such shares or exercise such warrants if such conversion or exercise would result in Halifax Fund, L.P. holding more than 9.9% of the then outstanding Open Market common stock. Since Halifax Fund L.P., as of the record date, held shares representing 9.9% of the votes entitled to be cast, it would not be entitled to vote any shares representing more than 9.9% of the total votes entitled to be cast.

(3)
Comprised of 374,645 shares acquirable upon exercise of options within 60 days of August 31, 2001.

(4)
Includes 30,875 shares acquirable upon exercise of options within 60 days of August 31, 2001.

(5)
Includes 59,300 shares held jointly by Mr. Ghosh and his wife and 100,000 shares held in a trust for the benefit of Mr. Ghosh's minor children. Mr. Ghosh disclaims beneficial ownership of the shares held in trust.

(6)
Includes 17,200 shares acquirable upon exercise of options within 60 days of August 31, 2001 and 2,032,179 shares owned by Greylock Equity Limited Partnership. Mr. Kaiser is a general partner of Greylock Limited Partnership, which is a general partner of Greylock Equity Limited Partnership. Mr. Kaiser may be considered a beneficial owner of the shares beneficially owned by Greylock Equity Limited Partnership, although Mr. Kaiser disclaims beneficial ownership of these shares.

(7)
Includes 132,188 shares acquirable upon exercise of options within 60 days of August 31, 2001.

(8)
Includes 17,200 shares acquirable upon exercise of options within 60 days of August 31, 2001.

(9)
Includes 38,497 shares acquirable upon exercise of options within 60 days of August 31, 2001.

(10)
Includes 134,284 shares acquirable upon exercise of options within 60 days of August 31, 2001 and 17,099 shares held by The Alwan Revocable InterVivos Trust, dated March 18, 1999.

(11)
Comprised of 93,750 shares acquirable upon exercise of options within 60 days of August 31, 2001.

(12)
Mr. Matros resigned from his position as President, Chief Executive Officer, Chief Operating Officer and director of Open Market in July 2000.

(13)
Consists of 200,000 shares held jointly by Mr. Eichhorn and his wife and 300,000 shares held solely by his wife. Mr. Eichhorn disclaims beneficial ownership of the shares held by his wife. Mr. Eichhorn resigned from his position as Chief Executive Officer and director of Open Market in February 2000.

(14)
Ms. Savage resigned from her position as Vice President and Chief Financial Officer of Open Market in November 2000.

(15)
Mr. Pope resigned from his position as Senior Vice President, Worldwide Field Operations of Open Market in October 2000.

(16)
Includes 844,889 shares acquirable upon exercise of options within 60 days of August 31, 2001 by the current directors and executive officers and 2,032,179 shares held by an entity affiliated with Mr. Kaiser, a director of Open Market.

Management's Discussion and Analysis of Financial Condition and Results of Operations

  Overview

    Open Market is a provider of enterprise content management and delivery application software. Open Market's software solutions are designed to enable businesses and other organizations to use the Internet to optimize interactions with their site visitors, employees, customers and distribution channels, in order to reduce costs, accelerate business processes, gain market share, establish new revenue streams and compete in the new online economy. Open Market believes that quality interactions result from the reliable and timely exchange of compelling and accurate information and a consistent series of quality interactions is the key to building and sustaining business relationships.

    Open Market builds its software based on two core beliefs. First, information, or content, is a strategic asset, and world-class organizations strive to excel at managing crucial information. For these organizations, the Internet introduces new information management challenges and opportunities. Second, web applications managing this crucial information must be reliable, scalable, flexible and open. This puts new requirements on how e-business application software needs to be developed and delivered.

    Companies use Open Market's software to build and operate captivating web sites, rich product catalogs, self-service applications and web services for their distribution channels, marketplaces and customers. Open Market's products acquire content from people and systems, manage that information through approval and workflow processes, and then disseminate it in personalized delivery formats to trading partners' systems and to a variety of presentation devices, including web browsers, wireless devices, personal digital assistants and e-mail. These e-business applications, which Open Market calls "content-driven e-business solutions" are designed to enable companies to reduce costs, strengthen customer loyalty and establish new revenue streams.

    Open Market recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9. Open Market generates revenue from two sources: license fees for the use of its products, and service revenues for implementation, support, consulting and training related to its products.

    Open Market recognizes license fee revenues upon licensing and delivery of the software, if there is persuasive evidence of an agreement, the fee is fixed or determinable, and collectibility is probable. If the license is subject to customer acceptance or significant post-delivery obligations exist, Open Market defers the revenue recognition of the license fee until customer acceptance has occurred or the post-delivery obligations have been met. Open Market has established sufficient vendor specific objective evidence for the value of professional services, training, and maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training, and maintenance and support services. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized as earned.

    Open Market executes separate contracts that govern the terms and conditions of each software license and maintenance arrangement and each professional service arrangement. These contracts may be an element in a multiple element arrangement. Revenues under multiple element arrangements, which may include several different software products or services sold together, are allocated to each element based on the residual method in accordance with the Statement of Position 98-9, Software Revenue Recognition, with Respect to Certain Arrangements. Although Open Market generally does not provide its customers with contractual rights of return, it has issued credits for returns and allowances for its customers in the past, and as a result, Open Market provides for estimated returns and allowances on products and services in accordance with FASB No. 48 Revenue Recognition.

    Open Market also enters into reseller arrangements for certain of its products that typically provide for sublicense fees payable to it based on a percentage of its list price. Open Market recognizes these sublicense revenues from resellers when earned, either on a per-unit basis or, for guaranteed minimums, upon shipment of the master copy of all its software to which the guaranteed sublicense fee minimums relate, if there are no significant post-delivery obligations, and if all other criteria of SOP 97-2 and 98-9 are met.

    Open Market's service revenues are derived from a wide variety of contracted services for technical support, consulting and training related to its products. Open Market charges fees for maintenance and support based on a percentage, generally 16% to 22%, of the corresponding license fee, depending on the level of support, and recognize these fees ratably over the life of the maintenance and support contract. Open Market's maintenance agreements provide for unspecified product upgrades and enhancements and technical support in the form of telephone or on-site assistance. These agreements are renewable at the election of the customer. Accordingly, Open Market's maintenance and technical support revenues are typically a function of new product licenses and the annual renewal of maintenance agreements. Open Market also generate revenues from professional services, which include implementation and technical consulting, and from education services, including on-site and online training services. Open Market recognizes revenues from professional and education services as such services are performed.

    Open Market reports its revenues according to three operating segments: Content-centric eBusiness applications, Transact/ShopSite and other revenue. Its Content-centric eBusiness revenues include license fees and service revenues from its Content Server family of integrated products. Its Transact/ ShopSite revenues include license fees and service revenues from its Transact and ShopSite products. On June 29, 2001, Open Market sold the ShopSite product line, and therefore, it will not receive any future revenues related to the ShopSite product line. The other revenues relate primarily to the royalties received from NextPage, as well as patent licensing revenue.

    Open Market's cost of product revenues consists of costs to distribute its products, including the cost of the media on which its products are delivered, and royalty payments to third-party vendors for technology that is incorporated into its products. Open Market's cost of service revenues consists primarily of the salaries and related costs of its technical personnel.

    Software development costs that qualified to be capitalized were immaterial in all periods. Accordingly, Open Market has charged all such expenses to research and development in the period incurred.

    Open Market's customer base is diversified, with no single customer representing greater than 10% of its total revenues for the six months ended June 30, 2000 and 2001 and for the years ended December 31, 1998, 1999 and 2000.

    All dollar figures in the following discussion are presented in thousands.

Six Months Ended June 30, 2001 Compared to Six Months Ended June 30, 2000

    Revenues.

    For the six months ended June 30, 2001, total revenues decreased by $25,485, or 50%, with product and services revenues decreasing by $17,276 and $8,209, respectively, from the comparable prior year period.

    Product.  For the six months ended June 30, 2001, total product revenues decreased $17,276, or 56%, from the same period of the prior year. Content-driven eBusiness solutions product revenues for the six months ended June 30, 2001, decreased $5,641, or 34%. Although the number of transactions remained flat year over year, the average transaction size declined primarily due to the reduced IT spending experienced during the period. For the six months ended June 30, 2001, Transact/ShopSite product revenue declined $10,995, or 89%, from the same period of the prior year. The decline was primarily a result of reduced market demand for Open Market's heritage commerce products. Other product revenue declined $640 or 28% for the six months ended June 30, 2001. The decline resulted from the sale of the Folio technology to NextPage in the first quarter of 2001, ending the quarterly royalty revenue of $1,167 from the NextPage master distribution agreement for the Folio software products.

    Product revenues accounted for approximately 53% of total revenues for the six months ended June 30, 2001, compared to 61% for the six months ended June 30, 2000. Open Market expects that product revenues will continue to account for the majority of total revenues for the foreseeable future.

    Service.  For the six months ended June 30, 2001, total service revenues decreased $8,209, or 41%, as compared to the same periods of the prior year. Content-driven e-business solutions service revenue increased $1,911, or 43%, for the six months ended June 30, 2001, from the comparable prior year period. The increase of $1,911 for the six months ended June 30, 2001 was a result of an increase primarily in maintenance and support revenue for Open Market's Content-driven e-business solutions which offset the decrease in professional services for the six months. Transact/ShopSite service revenues decreased $9,783, or 63%, for the six months ended June 30, 2001, from the comparable prior year period. This decline was due primarily to a shift in Open Market's model as professional services for its customers are increasingly performed by its partners. Also, maintenance and support revenues decreased as a result of lower product sales for Open Market's Transact products. Other service revenues for six months ended June 30, 2001, declined $337, or 98%, from the comparable prior year period. The decline in other service revenue was due to the elimination of service revenue related to the Folio publishing segment. In March 2001, Open Market sold the Folio product line to NextPage, and therefore Open Market does not expect to derive any future Folio service revenues.

    Service revenues accounted for 47% of total revenues for the six months ended June 30, 2001, and 39% for the six months ended June 30, 2000.

  Cost of Revenues

    Product.  For six months ended June 30, 2001, total cost of product revenues decreased $3,543, from the comparable prior year periods, primarily as a result of the decrease in licensing product revenues. In addition, during the six months ended June 30, 2001, Open Market sold fewer third party software products, which resulted in a decrease in the cost of product revenue and an increase in product gross margin when compared to the same periods of the prior year.

    Service.  For the six months ended June 30, 2001, cost of service revenues decreased $6,397 from the comparable prior year period, primarily as a result of a decrease of $4,867 in outside consulting expenses as implementation services for Open Market's customers are increasingly performed by its partners. The decrease in service margin of approximately 3% for the six months ended June 30, 2001 as compared with the six months ended June 30, 2000 was due primarily to a reduction in revenues for Open Market's professional services as these services for its customers are increasingly performed by its partners.

  Operating Expenses

    Selling and Marketing.  Selling and marketing expenses consist primarily of the cost of sales and marketing personnel and outside marketing consultants, as well as the costs associated with marketing programs, industry tradeshows, sales seminars, advertising, and product literature.

    For the six months ended June 30, 2001, selling and marketing expenses decreased $3,729, or 16%, from the comparable prior year period. Similarly, for the six months ended June 30, 2001, Open Market realized a decrease of $1,648 in employee related expenses, which included a decrease of $1,463 for commission expenses. Open Market also realized similar reductions in recruiting fees of $688, in marketing programs, advertising and tradeshows of $780 and in travel expenses of $848.

    Research and Development.  Research and development expenses consist primarily of the cost of research and development personnel and independent contractors, certain licensed technology and equipment and facilities costs related to such activities.

    For the six months ended June 30, 2001, research and development expenses decreased $3,396, or 27%, as compared to the same period of the prior year. For the six months ended June 30, 2001, Open Market realized similar cost savings in employee related expenses of $1,721, recruiting expense of $112 and consulting expense of $819.

    General and Administrative.  General and administrative expenses consist primarily of the cost of finance, management and administrative personnel and legal and other professional fees.

    For the six months ended June 30, 2001, general and administrative expenses decreased $120 or 3%, as compared to the same prior year period.

    Allowance for Bad Debt.  For the six months ended June 30, 2001, bad debt decreased $501 or 42% as compared to the same period of the prior year. Given current collection experience and other factors affecting the determination of required receivable reserves, Open Market recorded an expense of $698 for the six months ended June 30, 2001.

    Amortizaion of Intangibles.  For the six months ended June 30, 2001, amortization of intangibles decreased $1,081 or 71% as compared to the same period of the prior year. The decrease was primarily due to fully amortized assets of the ICentral acquisition at the end of fiscal 2000 and the write-off of goodwill related to the Folio acquisition as result of the sale of the Folio technology to NextPage in March 2001.

    Non-Operating Income (Expense).  During the six months ended June 30, 2001, Open Market recorded a gain on the sale of assets of $4,710 as a net result of the sale of its Folio product line to NextPage and the sale of a certain patent right for $250. On March 23, 2001, Open Market entered into an Asset Purchase Agreement with NextPage, Inc. pursuant to which it sold certain technology, which it refers to as the Folio technology, to NextPage for a total purchase price of $6,667 in cash. Open Market recorded a one-time gain of $4,460 in the first quarter of 2001 in connection with the sale, which represents the $6,667 consideration, less $2,207 of intangible assets, which existed at the date of the sale.

    During the six months ended June 30, 2001, Open Market recorded a gain on investment of $504 from the sale of 23,140 shares of Cisco Systems common stock at $21.76 on June 7, 2001. These shares were originally held in escrow upon the conversion of shares from Sightpath to Cisco Systems. During the six months ended June 30, 2000, Open Market recorded a gain on investment of $12,321 and an unrealized gain of $625 on the conversion of 291,667 shares of SightPath preferred stock (formerly known as Clearview Technologies) to 208,259 shares of Cisco Systems common stock on May 16, 2000.

    Interest income represents interest earned on cash, cash equivalents and marketable securities. For the six months ended June 30, 2001, interest income decreased $457, when compared to the comparable prior year period. The decrease was due to a decline in cash equivalents and marketable securities.

    Interest expense relates to the interest charged on Open Market's lines of credit and long-term obligations. For the six months ended June 30, 2001, interest expense increased $188, as compared to the prior year period. The increase for the six months ended June 30, 2001 was attributed to fees of $295 related to the renewal of the lines of credit.

    Other income/expense primarily represents foreign currency translation gains and losses.

    Provision for Income Taxes.  Open Market recorded a decrease in its provision for income taxes of $83 for the six months ended June 30, 2001. Generally, this provision relates to the amount of estimated taxes due in foreign jurisdictions for its foreign operations and certain withholding taxes. Open Market incurred losses for U.S. tax purposes for all periods to date and, accordingly, there has been no provision for U.S. income taxes. Open Market believes that the provision for income taxes will fluctuate in the future and will be dependent upon the geographical locations of future sales and the associated withholding taxes in those countries. The provision for income taxes will also fluctuate when Open Market becomes eligible for corporate income taxation in the United States.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999, and Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

  Revenues

    In 2000, total revenues increased by approximately $5,955, or 7%, from the prior year. The increase was attributed primarily to an increase in content-centric eBusiness application revenues of $30,889, or 279%, from 1999.

    In 1999, total revenues increased by approximately $18,480, or 29%, from the prior year. The increase was primarily attributed to growth in Transact/ShopSite revenues of $24,526, or 65%, from 1998.

    Product.  In 2000, total product revenues decreased by approximately $5,392 from the prior year. Content-centric eBusiness application product revenues increased approximately $21,699, or 262%, from the prior year, due primarily to growth in the number of units sold which contributed approximately $14,000 to the increase in revenue, as well as higher average revenue per unit, which contributed approximately $7,000 towards the increase in revenue. The increase in units in 2000 was due to an increase in demand for Open Market's Content-centric applications from its enterprise customers. This was offset by a decrease of approximately $24,827, or 65%, in Transact/ShopSite product revenues from the prior year. The decrease in Transact/ShopSite product revenues was attributed to the realignment of the North American sales organization, which led to fewer orders being closed, the decline in average revenue generated by Transact licenses because of a decrease in demand from Open Market's enterprise customers and changes in market dynamics where customers were choosing to use existing ERP solutions for online commerce, as opposed to choosing a stand-alone system such as Transact. In addition, Open Market recorded an increase in sales returns and allowances of approximately $2,509 in 2000, which related primarily to an estimated number of returns and allowances for its Transact product, when compared to 1999.

    In 1999, an increase of approximately $10,159 in total product revenues was attributed to increases in both Open Market's Transact/ShopSite and content-centric eBusiness application product revenues. This growth was a result of increases in the number of licenses to new customers and follow-on licenses to its installed base of customers. In addition, in 1999 Open Market recorded a full year of revenues from the content-centric eBusiness application management product compared to recording only six months of such revenues in 1998. Other product revenues in 1999 decreased by approximately $14,382 from the prior year. The decline was the result of decreases in licenses and royalties from Open Market's Folio publishing suite of products.

    Product revenues accounted for 54%, 65%, and 68% of total revenues in fiscal years 2000, 1999, and 1998, respectively.

    Service.  In 2000, total service revenues increased by $11,347, or 39%, from the prior year. Content-centric eBusiness application service revenues grew $9,190, or 332%, from the prior year, primarily as a result of an increase in consulting engagements related to Open Market's Content-centric products, as well as an increase in maintenance and support revenues from new customers and renewals from installed customers. Transact/ShopSite service revenues increased by $3,941, or 17%, from the prior year, primarily due to an increase in professional service revenue from Transact product-related consulting projects that were contracted in 2000 and 1999. The increase in Transact/ShopSite service revenues in 2000 was due in part to the backlog of professional services engagements at the end of 1999 which were completed and recorded as revenue during 2000. In 2000, other service revenues declined $1,784, or 67%, from 1999. The decline was due to the elimination of service revenue related to the Folio publishing segment.

    In 1999, total service revenues increased by $8,321 from the prior year as a result of increased demand for Open Market's consulting and technical service offerings from both new and existing customers. Transact/ShopSite service revenues grew approximately $7,834 from the prior year due to an increase in consulting projects as well as an increase in maintenance and support revenues from Open Market's new and installed base of customers. Content-centric eBusiness application service revenues increased significantly as a result of growth in new product license business. In 1999, other service revenues declined by approximately $2,104 as compared to 1998. This decline was due to reductions in both consulting and maintenance and support revenues for the Folio publishing suite as a result of the Master Distribution Agreement with NextPage.

    For 2000, 1999, and 1998, service revenues comprised 46%, 35%, and 32%, respectively, of total revenues.

Cost of Revenues

    Product.  In 2000 and 1999, the increased cost of product revenues was attributed primarily to increases in content-centric eBusiness application product revenues, which carry higher third party technology costs than Transact/ShopSite products.

    Service.  In 2000, cost of service revenues increased by approximately $16,255 from the prior year primarily due to growth in outside consulting expenses of $9,987, employee-related expenses, including recruiting and training costs of $3,066, travel-related expenses of $1,237 and increases in certain other equipment and office-related costs of $672. In 2000, Open Market continued to hire additional consultants through both internal hiring and external contracting sources in order to meet the needs of its customers. In 2000, the decrease in service gross margin was attributed primarily to the increased use of outside consultants, as well as additional costs and utilization inefficiencies arising from Open Market's changing service model and continued investment in the product and implementation training of its expanding partner network.

    In 1999, cost of service revenues increased by $5,773 from 1998 primarily due to a growth in employee-related expenses of $1,843 and outside consulting expenses of $3,912. During 1999, Open Market continued to hire additional professional service personnel and outside consultants.

  Operating Expenses

    Selling and Marketing.  In 2000, selling and marketing expenses increased $10,420 from the prior year primarily as a result of increases in employee-related expenses related to the revamping of the North American sales organization, including recruiting and relocation costs of $6,109, general marketing expenses, including marketing programs and materials, of $2,385 and increases in equipment and facilities expenses of $507.

    In 1999, selling and marketing expenses increased by approximately $3,571 from the prior year primarily as a result of an increase in commission expense related to the increase in revenues.

    Research and Development.  In 2000, research and development expenses increased approximately $2,355 from the prior year. The increase was attributed primarily to increases in employee-related expenses, including recruiting and outside consulting expenses, of $1,299, office equipment expenses of $401, and third party technology maintenance and support costs of $271. These increases were related to Open Market's new product releases and enhancements made to existing products throughout the year.

    In 1999, research and development expenses decreased approximately $3,464 from the prior year. The decrease was attributed primarily to reductions in employee-related expenses of $2,745 and outside consulting expenses of $719 as a result of an overall reduction in research and development headcount from the prior year. This headcount reduction was primarily the result of the completion of development projects related to the release of an upgraded version of Transact in the first quarter of 1998.

    Software development costs that qualified to be capitalized were immaterial in all periods, and accordingly, Open Market has charged all such expenses to research and development in the period incurred.

    General and Administrative.  In 2000, general and administrative expenses increased $3,432 from the prior year. The increase was attributable primarily to an increase of $2,754 in bad debt expense. The additional bad debt expense was recorded to increase Open Market's allowance for bad debt to cover its exposure for a number of customers that had experienced cash flow difficulties during 2000.

    In 1999, general and administrative expenses decreased approximately $2,429 from the prior year. The decrease was attributable primarily to a decrease of $1,200 in bad debt expense. In addition, other expense items such as travel, professional fees and equipment rental decreased compared to 1998.

    Amortization of Intangibles.  In 2000, amortization of intangibles decreased approximately $641 from the prior year. The decrease was attributable to the full amortization of intangibles related to Mission Critical Technologies, a FutureTense acquisition, being recorded during 1999.

    In 1999, amortization of intangibles increased approximately $381 from the prior year as a result of recording a full year of amortization costs related to the ICentral acquisition in April 1998.

    2000 Restructuring Charge.  In the fourth quarter of 2000, Open Market recorded a $6,948 restructuring charge to reduce expenses and align investments with new strategies designed for future profitability and long-term revenue growth. The major components of the restructuring charge were employee severance, benefits and related costs, outside services, and goodwill amortization related to the ICentral acquisition (see Note 3).

    1999 Merger Related Costs.  As a result of the acquisition of FutureTense during the fourth quarter of 1999 (See Note 3), Open Market incurred one-time costs related to the merger of $4,328. These costs were comprised of professional fees and other charges of

$3,353 and costs to exit contractual obligations and asset impairments of $975. The total cash impact related to the transaction was $3,394 which, at December 31, 2000, had been fully paid.

    Non-Operating Income (Expense).  Interest income represents interest earned on cash, cash equivalents and marketable securities. SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. In Open Market's case, the changes in equity included in comprehensive income are comprised of the reported net income for all periods' presented and unrealized gains on investments.

    In 2000, non-operating income increased $13,736 from the prior year. The increase was attributable primarily to a gain on investment of $13,318, of which $12,321 was realized on the conversion of 291,667 shares of SightPath, Inc. preferred stock (formerly known as Clearview Technologies) to 208,259 shares of Cisco Systems common stock on May 16, 2000 and the remaining $997 was realized on August 4, 2000 when the shares of Cisco were sold for an average price of $65.35 per share.

    The decrease in interest income in 1999 from the prior year was due to lower average investments in cash, cash equivalents and marketable securities as a result of funding of operations and capital expenditures. Interest expense relates to the interest charged on Open Market's line-of-credit and long-term obligations. Interest expense decreased in 1999 due mainly to the repayment of the note payable issued in connection with the Folio acquisition in 1997. Other income/expense primarily represents foreign currency translation gains and losses.

Provision for Income Taxes

    Open Market recorded a provision for foreign income taxes of $662, $414, and $325 in 2000, 1999, and 1998, respectively. This provision relates to the amount of estimated taxes due in foreign jurisdictions for Open Market's foreign operations and certain withholding taxes. Open Market has had losses for U.S. tax purposes for all periods to date and, accordingly, there has been no provision for U.S. income taxes.

Selected Quarterly Results

    The following table shows unaudited statement of operations data for each of the periods indicated. This data has been derived from unaudited interim financial statements prepared on the same basis as the audited financial statements.

	Total Revenues	Gross Margin	Net Income Loss	Net Income (Loss) Applicable to Common Shareholders	Earnings (loss) Diluted Share
1999
First Quarter	$16,594	$11,679	$(5,161)	$(5,161)	$(0.12)
Second Quarter	20,562	14,351	(3,686)	(3,686)	(0.09)
Third Quarter	20,601	14,765	(2,776)	(2,776)	(0.06)
Fourth Quarter	25,269	16,659	(8,157)	(8,157)
2000
First Quarter	$24,823	$14,733	$(4,768)	$(4,768)	$(0.11)
Second Quarter	$26,517	$15,234	$4,709	$4,709	0.10
Third Quarter	$22,937	$9,759	$(12,397)	$(12,397)	(0.27)
Fourth Quarter	$15,304	$4,410	$(25,340)	$(25,340)	(0.54)
2001
First Quarter	$13,014	$6,131	$(8,694)	$(8,694)	$(0.19)
Second Quarter	$12,841	$6,291	$(6,038)	(6,322)	(0.13)

Liquidity and Capital Resources

    Open Market's operating activities used cash and cash equivalents of $18,568 and $12,638 for the six months ended June 30, 2001 and 2000, respectively, to fund its operations. For the six months ended June 30, 2001, its net loss increased to $14,702 from $56 in the comparable prior year period. The increase in Open Market's net loss was due primarily to the net gain of $12,071 on its investment in SightPath, Inc. preferred stock in June 2000. Excluding this net gain from investment, net loss for the six months ended June 30, 2000 was $12,127. The increase in cash used in operating activities for the six months ended June 30, 2001 was due to decreases in accrued expenses of $7,175 and in deferred revenues of $4,308 as well as the gain on the sale of Folio technology of $4,460 which was offset by a reduction in accounts receivable of $10,782.

    Open Market's investing activities provided cash and cash equivalents of $7,383 and $5,040 for the six months ended June 30, 2001 and 2000, respectively. For the six months ended June 30, 2001, the primary source of cash from investing activities during these periods was $7,704, resulting from the sale of marketable securities. In the comparable prior year period, the primary source of cash from investing activities was $6,376 related to the sale of marketable securities, which was partially offset by purchases of property and equipment of $1,627.

    Open Market's financing activities used cash and cash equivalents of $2,776 and provided cash and cash equivalents of $6,347 for the six months ended June 30, 2001 and 2000, respectively. For the six months ended June 30, 2001, cash and cash equivalents used in financing activities consisted of $14,207, representing payments made under Open Market's lines of credit. This was offset by the proceeds from the issuance of redeemable convertible preferred stock of $4,198 and proceeds from the sale of Folio technology to NextPage of

$6,667. For the six months ended June 30, 2000, the primary source of cash from financing activities was $7,432, resulting from the sale of common stock under Open Market's stock option and stock purchase plans. This was partially offset by payments made on Open Market's line of credit of $1,010.

    In February 2001, Open Market entered into a secured credit facility arrangement with Silicon Valley Bank. This facility provided up to $12,000 in financing in the form of a demand line of credit. Borrowings under this line are limited to between 60% and 80% of eligible domestic accounts receivable and 90% of eligible foreign accounts receivable, as defined in the facility, and bear interest at the prime lending rate plus 2%. The line was collateralized by all assets, other than intellectual property. Open Market was required to comply with certain financial covenants under this agreement, including a requirement that it (i) raise, on or before March 15, 2001, additional capital of at least $10,000 through the sale of subordinated debt, equity securities, non-core assets, certain stock interests and/or the proceeds of lawsuit settlements and (ii) maintain a minimum tangible net worth in an amount equal to (a) a base amount, ranging from $10,000 to $20,000 from the date of the agreement to December 31, 2001, and fixed at $18,000 on or after December 31, 2001, plus (b) 85% of all consideration received after the date of the agreement from any sale of its equity securities and/or subordinated debt, excluding amounts received in connection with the additional capital requirement described above. Other restrictive covenants under this agreement include restrictions on (i) its use of proceeds and (ii) its ability to sell the company, make loans, declare dividends, increase compensation payments, subordinate debt and encumber collateral. Effective March 30, 2001, Open Market entered into an amendment to the secured credit facility which, among other things, extended the date by which it was required to raise the $10,000 of additional capital discussed above from March 15, 2001 to March 31, 2001 and reduced the minimum tangible net worth it was required to maintain to an amount equal to (a) a base amount, ranging from $5,500 to $15,000 from the date of the agreement to December 31, 2001, and fixed at $8,500 on or after December 31, 2001, plus (b) 85% of all consideration received after the date of the original loan agreement from any sale of its equity securities and/or subordinated debt, excluding amounts received in connection with the additional capital requirement described above. In addition, the amendment provided for a security interest in Open Market's intellectual property. There were no borrowings under this line of credit at June 30, 2001.

    At June 29, 2001, Open Market entered into an accounts receivable purchase agreement with Silicon Valley Bank, which provided up to $3,200 in financing in the form of a line of credit. Borrowings under this line were limited to 80% of certain accounts receivables, as defined, and bear interest at the rate of 1.75% per month. Open Market's borrowing under this facility was $3,200 at June 30, 2001.

    At December 31, 2000, Open Market had net operating loss carryforwards for income tax purposes of approximately $169,000. These losses are available to reduce federal and state taxable income, if any, in future years. These losses are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in ownership interests of significant shareholders over a three-year period that are in excess of 50%.

    In March 2001, Open Market issued 5,000 shares of Series E preferred stock for gross proceeds of approximately $5,000 to Halifax Fund, L.P., a fund managed by the Palladin Group, and sold its Folio technology to NextPage, Inc. for $6,667.

    In May 2001, Open Market entered into an agreement with Theddingworth International Limited to provide it with up to $40 million in private equity funding. Open Market's ability to access these funds is subject to certain conditions, including filing a registration statement with the Securities and Exchange Commission relating to the registration of the sale of these shares to Theddingworth and having the registration statement declared effective by the Securities and Exchange Commission, neither of which condition has been met as of August 14, 2001. In addition, amounts available are limited by the trading volume of Open Market's common stock and continued trading of its common stock on the Nasdaq National Market, American Stock Exchange or the Nasdaq Small Cap Market. In August 2001, in connection with the Open Market merger agreement, Open Market entered into a credit agreement with divine pursuant to which it borrowed $5,000 and may borrow up to an additional $1,500 per month beginning in October 2001, and an additional $2,500 per month beginning in January 2002 through March 2002, subject to the earlier completion of the Open Market merger or specified termination of the Open Market merger agreement. Total borrowings under the divine credit agreement may not exceed $17,000. In the event that the Open Market merger agreement is terminated and the Open Market merger is not consummated, the borrowed amounts will either be converted into Open Market common stock or become due and payable within three months of such termination or immediately, depending upon the circumstances under which the Open Market merger agreement is terminated. See "Agreements Related to the Open Market Merger—The Credit Agreement" beginning on page 147. If the Open Market merger is not completed, based on its current revised operating plan, projected revenues and expenditures, and the belief it can generate additional cash via asset sales and debt or equity financings (including under its agreement with Theddingworth), Open Market believes that sufficient capacity is or will become available to fund its operations, debt service (excluding any amounts which may become immediately payable to divine in the event the Open Market merger were not to be consummated) and capital expenditures through December 31, 2001. Open Market cannot assure you, however, that, if the Open Market merger is not completed, Open Market's actual needs for capital will not exceed available funds or that it can timely access funds under its private equity financing agreement with Theddingworth, or at all. Also, Open Market is currently unable to access funds under a pre-existing $12 million credit facility with Silicon Valley Bank because it is currently not in compliance with certain covenants under that facility. Further, Open Market expects it will need to raise substantial additional funds in order to operate beyond December 31, 2001 if the Open Market merger is not completed. If Open Market is unable to successfully complete the Open Market merger with divine or another strategic business combination or is unable to obtain significant additional funding, it will be required to significantly curtail or modify its operations. In addition, if the Open Market merger agreement were terminated because of a failure to obtain the approval of Open Market's stockholders of the Open Market merger agreement at the currently scheduled special meeting, Open Market generally would be required to repay all amounts owed with respect to the divine credit agreement in January 2002. It is unlikely that Open Market could repay such amounts from then available resources, given its expected continued operating losses, and there can be no assurance that Open Market could obtain funds to repay such amounts from other sources, in which case Open Market may be required to terminate its operations and/or seek legal protection from its creditors under the federal bankruptcy laws.

Euro Currency

    On January 1, 1999, certain member countries of the European Union (EU) established fixed conversion rates between their existing currencies and the EU's common currency, the Euro. The former currencies of the participating countries are scheduled to remain legal tender as denominations of the Euro until January 1, 2002, when the Euro will be adopted as the sole legal currency. Open Market continues to assess the impact that the conversion to the Euro will have on its European operations. Open Market is evaluating the potential impact in several areas of its business, including the ability of its information systems to handle Euro-denominated transactions and the impact on exchange costs and currency exchange rate risks. Open Market is also evaluating the impact that cross-border price transparencies, which may affect the ability to price products differently in various countries, will have on its gross margin. Although Open Market still in the assessment phase, the conversion to the Euro is not expected to have a material impact on its operations or financial position.

Quantitative and Qualitative Disclosure About Market Risk

Foreign Exchange.

    The accounts of Open Market's foreign subsidiaries are translated in accordance with SFAS No. 52, Foreign Currency Translation. In translating the accounts of the foreign subsidiaries into U.S. dollars, assets and liabilities are translated at the rate of exchange in effect at year-end, while stockholders' equity is translated at historical rates. Revenue and expense accounts are translated using the weighted-average exchange rate in effect during the year. Foreign currency translation and transaction gains or losses for Open Market's subsidiaries are included in the accompanying consolidated statements of operations since the functional currency for Open Market's subsidiaries is the U.S. dollar. Open Market has not entered into hedges of its foreign currency exposures.

Investment Portfolio.

    Open Market does not invest in derivative financial instruments. Open Market's investment policy permits only high credit quality investment vehicles, and this policy also limits the amount of credit exposure of any one issue, issuer, and type of investment. See "Note 2—Summary of Significant Accounting Policies" in the accompanying Notes to Consolidated Financial Statements.

COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS
AND ESHARE SHAREHOLDERS

    After the eshare merger, eshare shareholders will become divine stockholders. The following summary, which is not a complete statement of all differences between the rights of the holders of divine common stock and eshare common shares, discusses differences between divine's third amended and restated certificate of incorporation and amended and restated by-laws and eshare's amended and restated articles of incorporation and amended and restated bylaws, as well as differences between the Delaware General Corporation Law and the Georgia Business Corporation Code.

    While divine believes that the provisions of its third amended and restated certificate of incorporation and its amended and restated by-laws are in its stockholders' best interests, shareholders of eshare should be aware that these provisions could be disadvantageous to them because their overall effect may be to render more difficult or to discourage the removal of incumbent directors and management or the assumption of effective control by other persons. For information as to how to get the full text of each document, see "Where You Can Find More Information" beginning on page 228.

divine		eshare
Capitalization
•	The authorized capital stock of divine consists of:	•	The authorized capital stock of eshare consists of:
•	2,500,000,000 shares of class A common stock, par value $0.001 per share. Class A common stock is registered with the SEC and publicly traded on the Nasdaq National Market;	•	100,000,000 shares of common stock, no par value; and
•
	100,000,000 shares of class C common stock, par value $0.001 per share. divine's class C common stock is identical to its class A common stock, except that it does not have voting rights and is convertible into an equal number of class A common stock; and	•	20,000,000 shares of preferred stock, no par value.
•	50,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares have been designated series A junior participating preferred stock.

Power to Call Special Stockholders' or Shareholders' Meetings
•
	Special meetings of the divine stockholders may be called by divine's chairman of the board, chief executive officer, president, or board of directors pursuant to a resolution approved by a majority of the board of directors. divine stockholders are not entitled to demand the call of a special meeting.	•
Special meetings of the eshare shareholders may be called by eshare's chairman of the board, chief executive officer, president, board of directors, or by the corporation, upon the written request of the holders of shares representing 50% or more of the votes entitled to be cast on each issue proposed.
Classified Board of Directors
•
	divine's board may consist of not less than three nor more than 59 directors. The divine board is classified into three classes, with each class having as equal a number of members as reasonably possible. Each class is elected to a three-year term, with the term of office of one class expiring each year.	•
eshare's amended and restated articles of incorporation sets the number of directors at two, but provides that this number may be changed by resolution of the board of directors or of the shareholders. By resolution dated December 1, 2000, the board of directors increased the number of directors to six members. Neither eshare's amended and restated articles of incorporation nor its amended and restated bylaws provide for a classified board of directors. Each eshare director is elected to a one-year term.
Removal of Directors
•	A director may be removed only by the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors, and then, only for cause.	•	A director may be removed, with or without cause, by the majority of the shareholders entitled to vote.
Action by Written Consent of Stockholders or Shareholders
•	divine's stockholders do not have the right to act by written consent.	•
Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting by written consent of the shareholders having the voting power to cast at least the minimum number of votes necessary to authorize or take the action at a shareholder meeting.

Amendments to By-laws
•
	divine's by-laws may be altered, amended or repealed, or new by-laws may be adopted, by divine's board of directors or by the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors.	•
eshare's board of directors may alter, amend or repeal the bylaws or adopt new bylaws. eshare's shareholders are entitled to alter, amend or repeal any board action with respect to the bylaws by a vote of the holders of a majority of the total number of votes of the then outstanding shares of capital stock that are entitled to vote generally in the election of directors.
Inspection of Stockholders' List or Shareholders' List
•
	Stockholders may examine divine's stockholders' list upon written demand for any purpose relevant to a meeting at least 10 days prior to such meeting and at the time and place of any stockholders' meeting.	•	Shareholders may examine eshare's shareholders' list at the time and place of any meeting of shareholders.
Consideration of Other Constituencies
•	Under Delaware law, divine's board of directors is not allowed to consider the interests of other constituencies in discharging its fiduciary duties to the divine stockholders.	•
In accordance with Georgia law, eshare's amended and restated articles of incorporation include a provision that permits eshare's board to consider other constituencies, including employees, customers and creditors of eshare, in discharging its fiduciary duties.

    In addition to the above, eshare's shareholders should be aware of the following differences between the rights of divine stockholders and eshare shareholders with respect to business combinations and similar transactions.

Shareholder Approval of Certain Business Combinations

    Under Delaware and Georgia law, "business combinations" by corporations with "interested shareholders" are subject to a moratorium of three or five years, respectively, unless specified conditions are met. The prohibited transactions include a merger with, disposition of assets to, or the issuance of stock to, the interested shareholder, or specified transactions that have the effect of increasing the proportionate amount of the outstanding securities held by the interested shareholder. Under Delaware and Georgia law, interested shareholders are those shareholders who own 15% and 10% of the voting stock of a corporation, respectively. Interested shareholders may avoid the prohibitions against significant transactions with corporations in Delaware and Georgia under the following circumstances:

Delaware		Georgia
•	Prior to becoming an interested stockholder, the board of directors approves the transaction or transactions by which the stockholder becomes an interested stockholder;	•	Prior to becoming an interested shareholder, the board of directors approves the transaction or transactions by which the shareholder becomes an interested shareholder;
•
	the interested stockholder owned at least 85% of the voting stock, excluding specified shares, upon consummation of the transaction that results in the stockholder becoming an interested stockholder; or	•
the interested shareholder owns at least 90% of the voting stock, excluding specified shares, upon consummation of the transaction that results in the shareholder becoming an interested shareholder; or
•
	if at, or subsequent to, the time the stockholder becomes an interested stockholder, the board of directors and at least 66 2/3% of the stockholders, excluding shares held by the interested stockholder, approve the transaction.	•
subsequent to becoming an interested shareholder, the interested shareholder holds 90% of the outstanding voting stock, excluding specified shares, and the transaction is approved by a majority of the shareholders of the voting stock entitled to vote thereon, excluding specified shares.

    Georgia law also includes "fair price requirements" that would apply to any business combinations between eshare and any interested shareholder. Business combinations with interested shareholders must be unanimously approved by at least three "continuing directors" of eshare or recommended by at least 66 2/3% of such continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder. This vote is not required if: (1) the fair market value of the aggregate cash or securities to be received by the shareholders is as high as the fair market value of their shares; (2) the shareholders receive the same form of consideration as the interested shareholder previously paid for shares of the same class or series; (3) there are no changes with respect to dividends; and (4) the interested shareholder has not received the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by eshare.

Stockholder Rights Plans

    divine's board of directors adopted a stockholder rights plan in February 2001 that declared a dividend of one right on each outstanding share of divine common stock. The dividend was payable to stockholders of record on February 23, 2001 and will expire on January 31, 2011, unless extended by divine's board of directors. The rights are not exercisable unless a person or group has acquired, or announces the intent to acquire, 15% or more of divine's outstanding common stock (or 20% or more if such a person or group owned 10% or more of divine's common stock at the time of adoption of the plan). Pursuant to the plan, separate rights certificates will be distributed and each right will entitle its holder to purchase 1/1000th of a share of divine series A junior participating preferred stock at $15.00 per right. The rights are redeemable by divine's board of directors, for $0.001 per right, at any time prior to the exercisability of the rights. In connection with entering into the eshare merger agreement, divine's board of directors amended divine's stockholder rights plan to provide that the rights would not become exercisable in the event that Aleksander Szlam or Szlam Partners acquires beneficial ownership of more than 15%, but less than 20%, of divine's outstanding common stock.

    In the event a person or group acquires 15% or more (or 20% of divine common stock in certain circumstances) of divine common stock, each stockholder, other than the acquiror, is entitled to purchase, for the exercise price of the rights, the number of shares of the divine common stock having a market value of two times the exercise price of the rights. In addition, divine's board of directors may exchange the rights for common stock at a ratio of one share of common stock per right. Also, if the rights have become exercisable and divine is acquired in a merger or other business combination, or 50% or more of its assets, cash flow, or earning power are sold, each right will entitle the holder to purchase, at the exercise price of the right, that number of shares of common stock of the acquiring company that, at the time of the transaction, will have a market value of two times the exercise price of the right.

    eshare has not adopted a shareholder rights plan.

Dissenters' Rights

    Under both Delaware and Georgia law, a shareholder of a corporation participating in a specified major corporate transaction may be entitled to dissenters' or appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, these rights are not available with respect to: (1) the sale, lease or exchange of all or substantially all of the assets of a corporation or an amendment to the corporation's certificate of incorporation (unless otherwise provided in the corporation's certificate of incorporation); (2) a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or held of record by more than 2,000 stockholders if the stockholders are required to receive only shares of the surviving corporation, shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares or a combination of the foregoing; or (3) a merger if no vote of the stockholder of the surviving corporation is required to approve the merger because the merger does not amend the certificate of incorporation, and each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger.

    In contrast, under Georgia law, dissenters' rights are available in the event of any of the following corporate actions: (1) a merger if the approval of the shareholders is required for the merger and the shareholder is entitled to vote on the merger, or if the corporation is a subsidiary that is merged with its parent; (2) a share exchange in which the corporation's shares will be acquired, if the shareholder is entitled to vote on the share exchange; (3) a sale or exchange of all or substantially all of the assets of a corporation, if a shareholder vote is required, other than a sale pursuant to a court order or a sale for cash the proceeds of which will be distributed to the shareholders within one year; (4) an amendment of the articles of incorporation that adversely affects rights relating to such shareholder's shares; or (5) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares. Furthermore, under Georgia law, this right is not available when the affected shares are listed on a national securities exchange or held of record by more than 2,000 shareholders unless: (1) the articles of incorporation or a resolution of the board of directors approving the transaction provide otherwise; or (2) in a plan of merger or share exchange, the holders of such shares are required to accept anything other than shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for payments in lieu of fractional shares. For an additional discussion of dissenters' rights, see "The eshare Merger—Dissenters' Rights" beginning on page 90.

COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS
AND OPEN MARKET STOCKHOLDERS

    After the Open Market merger, Open Market stockholders will become divine stockholders. Open Market and divine are both Delaware corporations. The following summary, which is not a complete statement of all differences between the rights of the holders of divine common stock and Open Market common stock, discusses differences between divine's and Open Market's certificate of incorporation and bylaws.

divine		Open Market
Capitalization
•	The authorized capital stock of divine consists of:	•	The authorized capital stock of Open Market consists of:
•	2,500,000,000 shares of class A common stock, par value $0.001 per share;	•	300,000,000 shares of common stock, par value $0.001 per share; and
•
	100,000,000 shares of class C common stock, par value $0.001 per share. divine's class C common stock is identical to its class A common stock, except that it does not have voting rights and is convertible into an equal number of class A common stock; and	•
2,000,000 shares of preferred stock, $0.10 par value, 5,000 of which have been designated as Series E preferred stock and 100,000 of which have been designated as Series A junior participating preferred stock.
•	50,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares have been designated series A junior participating preferred stock.
Power to Call Special Stockholders' Meetings
•
	Special meetings of the divine stockholders may be called by divine's chairman of the board, chief executive officer, president, or board of directors pursuant to a resolution approved by a majority of the board of directors. divine stockholders are not entitled to demand the call of a special meeting.	•
Special meetings of the Open Market stockholders may be called at any time by Open Market's chairman of the board, chief executive officer (or if there is no chief executive officer, the president) or the board of directors. Open Market stockholders are not entitled to demand the call of a special meeting.

Classified Board of Directors
•
	divine's board may consist of not less than three nor more than 59 directors. The divine board is classified into three classes, with each class having as equal a number of members as reasonably possible. Each class is elected to a three-year term, with the term of office of one class expiring each year.	•
Open Market's board may consist of not less than three directors. The number of directors may be changed from time to time by resolution of the board. The Open Market board is classified into three classes with at least one director each. No one class can have more than one director more than any other class. Each Open Market director is elected to a three-year term.
Removal of Directors
•	A director may be removed only by the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors, and then, only for cause.	•	same
Amendments to By-laws
•
	divine's by-laws may be altered, amended or repealed, or new by-laws may be adopted, by divine's board of directors or by the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors.	•
Open Market's board of directors may alter, amend or repeal the bylaws or adopt new bylaws, and Open Market's stockholders are entitled to alter, amend or repeal the bylaws by a vote of the holders of a majority of the then outstanding shares of capital stock that are entitled to vote at any regular or special meeting of stockholders. Notwithstanding the foregoing, the vote of the holders of at least 75% of the then outstanding shares of capital stock entitled to vote is required to amend, repeal or adopt provisions inconsistent with certain sections of the bylaws.
Inspection of Stockholders' List
•
	Stockholders may examine divine's stockholders' list upon written demand for any purpose relevant to a meeting at least 10 days prior to such meeting and at the time and place of any stockholders' meeting.	•	same

Stockholder Rights Plans

    divine's board of directors adopted a stockholder rights plan in February 2001 that declared a dividend of one right on each outstanding share of divine common stock. The dividend was payable to stockholders of record on February 23, 2001 and will expire on January 31, 2011, unless extended by divine's board of directors. The rights are not exercisable unless a person or group has acquired, or announces the intent to acquire, 15% or more of divine's outstanding common stock (or 20% or more if such a person or group owned 10% or more of divine's common stock at the time of adoption of the plan). Pursuant to the plan, separate rights certificates will be distributed and each right will entitle its holder to purchase 1/1000th of a share of divine series A junior participating preferred stock at $15.00 per right. The rights are redeemable by divine's board of directors, for $0.001 per right, at any time prior to the exercisability of the rights. In connection with entering into the eshare merger agreement, divine's board of directors amended divine's stockholder rights plan to provide that the rights would not become exercisable in the event that Aleksander Szlam or Szlam Partners acquires beneficial ownership of more than 15%, but less than 20%, of divine's outstanding common stock.

    In the event a person or group acquires 15% or more (or 20% of divine common stock in certain circumstances) of divine common stock, each stockholder, other than the acquiror, is entitled to purchase, for the exercise price of the rights, the number of shares of the divine common stock having a market value of two times the exercise price of the rights. In addition, divine's board of directors may exchange the rights for common stock at a ratio of one share of common stock per right. Also, if the rights have become exercisable and divine is acquired in a merger or other business combination, or 50% or more of its assets, cash flow, or earning power are sold, each right will entitle the holder to purchase, at the exercise price of the right, that number of shares of common stock of the acquiring company that, at the time of the transaction, will have a market value of two times the exercise price of the right.

    Open Market has a substantially similar rights plan with its stockholders that allows them to purchase 1/1000th of a share of series A junior participating preferred stock at a purchase price of $65.00 per right. The rights are triggered in the event that a person or group acquires 18% or more of Open Market common stock. In connection with entering into the Open Market merger agreement with divine, Open Market's board of directors amended the rights plan to provide that the rights would not become exercisable in the event that divine acquires beneficial ownership of more than 18% of Open Market's outstanding common stock as a result of the transactions contemplated by the Open Market merger agreement.

PROPOSAL TO APPROVE THE AMENDMENT TO THE ESHARE
EMPLOYEE STOCK PURCHASE PLAN

General

    eshare shareholder approval of an amendment to the eshare (formerly Melita International Corporation) employee stock purchase plan is being sought by the eshare board in order to ratify a previous increase in the total number of shares available for purchases under the plan from 250,000 to 301,760 in accordance with the requirement of Section 423 of the Internal Revenue Code. As of the date of this joint proxy statement/prospectus, eshare employees have purchased 301,760 eshare common shares under the plan. The eshare employee stock purchase plan will terminate upon the effectiveness of this amendment. eshare will not authorize any additional grants under the plan and divine will not be assuming the plan upon the completion of the eshare merger.

Summary of the Plan

    Melita International adopted the employee stock purchase plan on March 1, 1997, and it became effective on June 4, 1997. The plan is intended to qualify under Section 423 of the Internal Revenue Code. An employee electing to participate in the plan must authorize on a semi-annual basis a stated dollar amount or percentage of the employee's regular pay (not to exceed 10%) to be deducted by eshare from the employee's pay. The price at which employees may purchase shares is 85% of the closing price of eshare's common shares on the Nasdaq National Market on the first day of the semi-annual period or the last day of the semi-annual period, whichever is lower. An employee may not sell eshare common shares purchased under the plan until the first day of the second semi-annual period following the semi-annual period in which the right to purchase such shares was granted. Employees of eshare whose customary employment is more than 20 hours per week for more than five months per calendar year are eligible to participate in the plan. An employee may not be granted shares under the plan if after the granting of the shares the employee would be deemed to own 5% or more of the combined voting power or value of all classes of eshare securities. The plan is administered by the compensation committee of the eshare board.

Amendment Regarding Number of Authorized Shares

    Section 4(a) of the Plan has been amended by deleting the first sentence of the Plan in its entirety and substituting the following new sentence therefor:

      "(a) The maximum number of shares that may be granted and purchased under the Plan may not exceed Three Hundred and One Thousand, Seven Hundred and Sixty (301,760) shares of Common Stock (subject to adjustment as provided in Section 15), which may be authorized but unissued shares, re-acquired shares or shares bought on the open market."

Federal Income Tax Treatment

    Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the plan:

  •
  The plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, no taxable income is reportable by the participant either upon receipt of the purchase right at the time of entry into the purchase period or upon the actual purchase of shares on each purchase date.

  •
  Shareholders will recognize taxable income in the year in which there is a disposition of the purchased shares. The term "disposition" generally includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to a shareholder's spouse or a transfer into joint ownership if the original shareholder remains as one of the joint owners.

  •
  Federal income tax liability will depend on whether the shareholder makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the shareholder has held the shares for more than 2 years after the start of the purchase period in which the shares were acquired. A disqualifying disposition is any sale or other disposition that is made prior to the satisfaction of the minimum holding period.

  •
  If a disqualifying disposition is made, the shareholder will realize ordinary income in the year of the disqualifying disposition equal to the amount by which the market price of the shares on the purchase date exceeded the purchase price. The amount of the ordinary income will then be added to the shareholder's basis in the shares, and any resulting gain or loss recognized upon the disposition will be a capital gain or loss. The capital gain or loss will be long-term if the shares are held for more than 12 months.

  •
  If a qualifying disposition is made, the shareholder will realize ordinary income in the year of the qualifying disposition equal to the lesser of the amount by which the market price of the shares on the date of the qualifying disposition exceeds the purchase price or 15% of the market price of the shares on the start of the purchase period during which those shares were purchased. This amount of ordinary income will be added to the shareholder's basis in the shares, and any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the market price of the shares on the date of the qualifying disposition is less than the purchase price that the shareholder paid for the shares, there will be no ordinary income and any loss recognized will be a long-term capital loss.

  •
  If the purchased shares are the subject of a disqualifying disposition, eshare, or its successor, will be entitled to a deduction in the year of the disqualifying disposition equal to the amount of ordinary income the shareholder recognizes upon the disposition. In no other event will a deduction be allowed to eshare.

Vote Required

    The affirmative vote of a majority of the votes cast at the eshare special meeting will be required to approve the amendment to the eshare employee stock purchase plan.

THE BOARD OF DIRECTORS OF ESHARE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ESHARE EMPLOYEE STOCK PURCHASE PLAN TO RATIFY A PREVIOUS INCREASE IN THE NUMBER OF ESHARE COMMON SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 250,000 TO 301,760 SHARES.

SHAREHOLDER PROPOSALS

    Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the company in a timely manner.

    divine.  Stockholder proposals intended to be presented at divine's 2002 annual meeting of stockholders must be received on or before December 31, 2001, at divine's executive offices located at 1301 North Elston Avenue, Chicago, Illinois 60622, to be considered for inclusion in divine's proxy materials for the 2002 annual meeting of stockholders, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2002 annual meeting without inclusion of the proposal in divine's proxy materials are required to provide advance notice of the proposal to divine not less than 45 days nor more than 75 days prior to April 30, 2002. In the event divine's 2002 annual meeting is scheduled to occur more than 30 days after May 22, 2002, advance notice of the proposal must be received by divine no later than 90 days before the date of the 2002 annual meeting of stockholders or ten days after the announcement of the date of the 2002 annual meeting of stockholders.

    eshare.  As the result of the eshare merger, eshare does not anticipate holding its 2002 annual meeting of shareholders. Shareholder proposals intended to be presented at eshare's 2002 annual meeting of shareholders, if the 2002 annual meeting of shareholders is held, must be received on or before December 20, 2001 at eshare's executive offices located at 5051 Peachtree Corners Circle, Norcross, Georgia 30092, to be considered for inclusion in eshare's proxy materials for the 2002 annual meeting of shareholders, and must otherwise comply with the requirements of Rule 14a-8. Shareholders who intend to present a proposal at the 2002 annual meeting without inclusion of the proposal in eshare's proxy materials are required to provide advance notice of the proposal to eshare no later than 60 days before the date of the meeting; however, if less than 70 days notice or prior public disclosure of the date of the scheduled meeting is given or made, advance notice of the proposal to eshare must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made.

    Open Market.  As a result of the Open Market merger, Open Market does not anticipate holding its 2002 annual meeting of stockholders. If the 2002 annual meeting of stockholders is held, Open Market must receive proposals of stockholders intended to be presented at the meeting at its principal office in Burlington, Massachusetts no later than January 4, 2002 for inclusion in the proxy statement for that meeting. In addition, Open Market's by-laws require that it receive advance notice of stockholder nominations for election to its Board of Directors and of other matters that stockholders may wish to present at the 2002 annual meeting. Open Market must receive this advance notice not less than 60 nor more than 90 days prior to the 2002 annual meeting. However, if Open Market gives less than 70 days prior notice or public disclosure to stockholders of the date of the 2002 annual meeting, then stockholders must give us advance notice of their nomination or matter to be brought before the meeting no later than the close of business on the tenth day following the date that Open Market gives such notice or makes such public disclosure (whichever occurs later) of the 2002 annual meeting date. If Open Market does not receive advance notice in accordance with the preceding paragraph, the persons appointed by Open Market's board of directors to act as the proxies for the 2002 annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the 2002 annual meeting, if such matter or proposal is raised at that annual meeting.

LEGAL MATTERS

The eshare Merger

    The validity of the shares of divine common stock offered by this joint proxy statement/prospectus to eshare shareholders will be passed on for divine by Katten Muchin Zavis. Katten Muchin Zavis and the Katten Muchin Zavis attorneys working on this matter collectively own less than 1% of the outstanding shares of divine common stock. Arthur W. Hahn, a partner of Katten Muchin Zavis, is a member of the board of directors of divine.

    Katten Muchin Zavis, counsel for divine, and Morris, Manning & Martin LLP, counsel for eshare, will pass upon certain federal income tax consequences of the eshare merger for divine and eshare, respectively.

The Open Market Merger

    The validity of the shares of divine common stock offered by this joint proxy statement/prospectus to Open Market stockholders will be passed on for divine by Bell, Boyd & Lloyd LLC.

    Bell, Boyd & Lloyd LLC, counsel for divine, and Hale and Dorr LLP, counsel for Open Market, will pass upon certain federal income tax consequences of the Open Market merger for divine and Open Market, respectively. Partners of Hale and Dorr LLP own 13,533 shares of Open Market common stock.

EXPERTS

    The consolidated financial statements and financial statement schedule of divine as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and the period from May 7, 1999 (inception) through December 31, 1999, have been audited by KPMG LLP, independent certified public accountants, as set forth in their reports with respect to these consolidated financial statements and financial statement schedule. These consolidated financial statements and financial statement schedule are incorporated by reference in this joint proxy statement/prospectus in reliance upon the reports given and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of eshare as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, included in this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Open Market for the years ended December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. In those reports, that firm states that with respect to the 1998 financial statements of FutureTense, Inc., a company acquired in 1999 in a transaction accounted for as a pooling of interests, its opinion is based on the report of PricewaterhouseCoopers LLP. The financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

    The financial statements of FutureTense, Inc., not separately incorporated in this joint proxy statement/prospectus by reference, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon has been incorporated herein. Such financial statements, to the extent they have been included in the financial statements of Open Market, have been so included in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    divine, eshare, Open Market and RoweCom each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by divine, eshare, Open Market and RoweCom, including the registration statement that includes this joint proxy statement/prospectus, at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. You may also obtain divine, eshare, Open Market and RoweCom filings from commercial document retrieval services and at the Web site maintained by the SEC at "http://www.sec.gov."

    divine has filed with the SEC a registration statement on Form S-4 to register the shares of divine common stock to be issued to holders of eshare common shares and Open Market common stock pursuant to the eshare merger agreement and Open Market merger agreement, respectively. This joint proxy statement/prospectus constitutes the prospectus of divine that is filed as part of the registration statement. Other parts of the registration statement are omitted from this joint proxy statement/prospectus in accordance with the rules and regulations of the SEC.     The SEC allows divine to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that divine can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus. Information in this joint proxy statement/prospectus supersedes information incorporated by reference that divine has filed with the SEC prior to the date of this joint proxy statement/prospectus, while information that divine files later with the SEC will automatically update and, in some cases, supersede the information in this joint proxy statement/prospectus.

    The following documents previously filed with the SEC by divine are incorporated by reference into this joint proxy statement/prospectus:

  •
  divine's Annual Report filed on Form 10-K for the fiscal year ended December 31, 2000;

  •
  divine's Quarterly Reports filed on Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001;

  •
  divine's Current Reports on Forms 8-K filed August 31, 2001, August 17, 2001, July 12, 2001, April 16, 2001, April 2, 2001, February 27, 2001, February 14, 2001, and February 5, 2001;

  •
  the description of class A common stock contained in divine's registration statement on Form 8-A, filed with the SEC as of March 21, 2000; and

  •
  the description of the series A junior participating preferred stock purchase rights contained in divine's registration statement on Form 8-A/A, filed with the SEC on August 20, 2001, as amended.

    In addition, all documents filed by divine under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the divine special meeting are incorporated by reference into and deemed a part of this joint proxy statement/prospectus from the date of filing of those documents.

    If you are a divine stockholder, divine may have sent you some of the documents incorporated by reference, but anyone can obtain any of them through us or the SEC. Documents incorporated by reference are available from divine without charge, excluding all exhibits unless divine has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by making an oral or written request from divine or the exchange agent as follows:

divine, inc. Attn: Investor Relations 1301 North Elston Avenue Chicago, Illinois 60622 Telephone: (773) 394-6600 Facsimile: (773) 394-6604 email: ir@divine.com	Computershare Investor Services, LLC
Attn: Bruce Hartney
2 North LaSalle Street
Chicago, Illinois 60602
Telephone: (312) 588-4991, Ext. 4731
Facsimile: (312) 601-4348
email: bruce.hartney@computershare.com

    If you would like to request documents from us, please do so at least five days before the date of divine's special meeting in order to receive them before the date of divine's special meeting.

eshare communications, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Public Accountants	F-2
Consolidated Balance Sheets as of December 31, 1999 and 2000 and June 30, 2001 (unaudited)	F-3
Consolidated Statements of Operations for each of the three years in the period ended December 31, 2000 and the three and six months ended June 30, 2000 and 2001 (unaudited)	F-4
Consolidated Statements of Shareholders' Equity for each of the three years in the period ended December 31, 2000 and the six months ended June 30, 2001 (unaudited)	F-5
Consolidated Statements of Comprehensive (Loss) Income for each of the three years in the period ended December 31, 2000 and the three and six months ended June 30, 2000 and 2001 (unaudited)	F-6
Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2000 and for the six months ended June 30, 2000 and 2001 (unaudited)	F-7
Notes to Consolidated Financial Statements	F-8

F–1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To eshare communications, Inc. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of eshare communications, Inc. (a Georgia corporation) and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity, comprehensive (loss) income, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of eshare communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements as of and for the year ended December 31, 1998 of eShare.com, Inc. (a Delaware corporation, and formerly eShare Technologies, Inc.), a company acquired during 1999 in a transaction accounted for as a pooling of interests, as discussed in Note 2. Such statements are included in the consolidated financial statements of eshare communications, Inc. and subsidiaries and reflect total assets and total revenues of 4% and 4% in 1998, respectively, of the related consolidated totals. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for eShare.com, Inc., is based solely upon the report of the other auditors.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of eshare communications, Inc. and subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Atlanta, Georgia
February 14, 2001

F–2

eshare communications, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31,
			June 30, 2001
	1999	2000
			(unaudited)
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$3,558	$7,598	$9,620
Marketable securities	11,315	7,129	4,363
Accounts receivable, net of allowance for doubtful accounts of $3,817, $4,577 and $2,875 at December 31, 1999 and 2000 and June 30, 2001, respectively	32,863	26,587	20,841
Inventories	1,967	2,157	1,515
Deferred taxes	4,921	1,397	1,394
Prepaid expenses and other	7,384	5,236	2,279

Total current assets	62,008	50,104	40,012

Property and equipment, at cost:
Furniture and fixtures	3,122	3,322	3,334
Equipment	17,436	17,972	19,115
Leasehold improvements	1,390	1,630	1,646

Total property and equipment	21,948	22,924	24,095
Less accumulated depreciation	(10,985)	(12,268)	(14,420)

Property and equipment, net	10,963	10,656	9,675

Deferred taxes	—	7,776	9,189
Intangible assets, net	4,254	4,196	3,611
Other assets	98	140	121

Total assets	$77,323	$72,872	$62,608

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,343	$7,809	$3,975
Accrued liabilities	11,651	8,711	7,228
Deferred revenue	8,265	11,463	9,823
Other current liabilities	12	499	449
Current portion of notes payable	141	—	—

Total current liabilities	23,412	28,482	21,475

Commitments and contingencies (Note 7)
Notes payable, excluding current portion	74	—	—
Shareholders' Equity
Preferred stock, no par value: 20,000,000 shares authorized, no shares issued and outstanding at December 31, 1999 and 2000 and June 30, 2001	—	—	—
Common stock, no par value: 100,000,000 shares authorized, 21,386,714, 21,797,312 and 21,930,551 issued and outstanding at December 31, 1999 and 2000 and June 30, 2001, respectively	69	69	69
Additional paid-in capital	59,504	62,166	62,314
Accumulated other comprehensive loss	(28)	(1,020)	(1,210)
Accumulated deficit	(5,708)	(16,825)	(20,040)

Total shareholders' equity	53,837	44,390	41,133

Total liabilities and shareholders' equity	$77,323	$72,872	$62,608

The accompanying notes are an integral part of these consolidated balance sheets.

F–3

eshare communications, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	1998	1999	2000	2000	2001	2000	2001
				(unaudited)		(unaudited)
	(In thousands, except per share data)
Net revenues:
Product	$71,333	$63,063	$48,675	$13,200	$7,989	$25,867	$18,063
Service	25,748	31,792	35,281	8,101	10,634	15,890	19,659

Total revenues	97,081	94,855	83,956	21,301	18,623	41,757	37,722

Cost of revenues:
Product	21,680	19,398	10,738	2,634	1,340	5,487	3,840
Service	13,346	16,765	20,384	4,823	4,947	8,982	10,707

Total cost of revenues	35,026	36,163	31,122	7,457	6,287	14,469	14,547

Gross margin	62,055	58,692	52,834	13,844	12,336	27,288	23,175

Operating expenses:
Engineering, research and development	11,798	14,213	10,658	2,589	2,339	5,264	4,980
Selling, general and administrative	36,208	46,467	57,042	13,323	11,367	25,489	23,539
Write-off of purchased software	—	—	3,186	—	—	—	—
Amortization of intangible assets	—	542	1,021	—	—	—	—
Acquisition and restructuring related charges	—	6,990	—	—	—	—	—
Deferred compensation expense	—	2,271	—	—	—	—	—

Total operating expenses	48,006	70,483	71,907	15,912	13,706	30,753	28,519

(Loss) income from operations	14,049	(11,791)	(19,073)	(2,068)	(1,370)	(3,465)	(5,344)
Other income, net	1,067	756	414	138	(24)	250	349

(Loss) income before income taxes	15,116	(11,035)	(18,659)	(1,930)	(1,394)	(3,215)	(4,995)
Income tax (benefit) provision	6,576	(1,077)	(7,542)	(695)	(502)	(1,157)	(1,798)

Net (loss) income	8,540	(9,958)	(11,117)	(1,235)	(892)	(2,058)	(3,197)
Preferred stock preference	—	(5,850)	—	—	—	—	—

Net (loss) income applicable to common shareholders	$8,540	$(15,808)	$(11,117)	$(1,235)	$(892)	$(2,058)	$(3,197)

(Loss) earnings per share:
Basic	$0.42	$(0.76)	$(0.51)	$(0.06)	$(0.04)	$(0.10)	$(0.15)

Diluted	$0.40	$(0.76)	$(0.51)	$(0.06)	$(0.04)	$(0.10)	$(0.15)

Weighted average shares outstanding:
Basic	20,259	20,758	21,697	21,756	21,959	21,595	21,957

Diluted	21,575	20,758	21,697	21,756	21,959	21,595	21,957

The accompanying notes are an integral part of these consolidated statements.

F–4

eshare communications, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2000, 1999, and 1998
And For the Six Months Ended June 30, 2001

				Accumulated Other Comprehensive
	Common Stock
			Additional Paid-In Capital	Deferred Compensation	Income (Loss)	Retained Earnings (Deficit)
	Shares	Amount					Total
	(In thousands, except share data)
Balance, December 31, 1997	20,234,840	$69	$42,848	$(8)	$30	$(4,290)	$38,649
Net Income	—	—	—	—	—	8,540	8,540
Exercise of warrants	—	—	1	—	—	—	1
Deferred compensation	—	—	394	(394)	—	—	—
Amortization of deferred compensation	—	—	—	99	—	—	99
Proceeds from the issuance of common stock	102,343	—	1,039	—	—	—	1,039
Unrealized gain on marketable securities	—	—	—	—	89	—	89
Foreign currency translation adjustment	—	—	—	—	(23)	—	(23)

Balance, December 31, 1998	20,337,183	69	44,282	(303)	96	4,250	48,394
Net Loss	—	—	—	—	—	(9,958)	(9,958)
Proceeds from the issuance of commons tock	1,049,531	—	6,292	—	—	—	6,262
Non-cash stock issuance costs	—	—	119	—	—	—	119
Tax benefit from exercise of options	—	—	3,598	—	—	—	3,598
Conversion of convertible notes	—	—	3,000	—	—	—	3,000
Issuance of warrants	—	—	244	—	—	—	244
Deferred compensation with granting of options	—	—	1,969	(1,830)	—	—	139
Amortization of deferred compensation	—	—	—	2,133	—	—	2,133
Unrealized loss on marketable securities	—	—	—	—	(148)	—	(148)
Foreign currency translation adjustment	—	—	—	—	24	—	24

Balance, December 31, 1999	21,386,714	69	59,504	—	(28)	(5,708)	53,837
Net loss	—	—	—	—	—	(11,117)	(11,117)
Proceeds from the issuance of common stock	410,598	—	1,888	—	—	—	1,888
Non-cash stock issuance costs	—	—	127	—	—	—	127
Tax benefit from exercise of options	—	—	647	—	—	—	647
Unrealized gain on marketable securities	—	—	—	—	47	—	47
Foreign currency translation adjustment	—	—	—	—	(1,039)	—	(1,039)

Balance, December 31, 2000	21,797,312	69	62,166	—	(1,020)	(16,825)	44,390
Net loss	—	—	—	—	—	(3,197)	(3,197)
Issuance of stock for employee stock option plan	180,284	—	188	—	—	—	188
Proceeds from the issuance of common stock	2,314	—	—	—	—	—	—
Repurchase and retirement of common stock	(49,359)	—	(40)	—	—	(18)	(58)
Foreign currency translation adjustment	—	—	—	—	(190)	—	(190)

Balance, June 30, 2001 (unaudited)	21,930,551	$69	$62,314	$—	$(1,210)	$(20,040)	$41,133

The accompanying notes are an integral part of these consolidated statements.

F–5

eshare communications, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Years Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	1998	1999	2000	2000	2001	2000	2001
				(unaudited)		(unaudited)
	(In thousands)
Net (loss) income	$8,540	$(9,958)	$(11,117)	$(1,235)	$(892)	$(2,058)	$(3,197)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(23)	24	(1,039)	(333)	(65)	(739)	(187)
Unrealized gain (loss) on marketable securities	89	(148)	47	18	(6)	36	(3)

Other comprehensive (loss) income	66	(124)	(992)	(315)	(71)	(703)	(190)

Comprehensive (loss) income	$8,606	$(10,082)	$(12,109)	$(1,550)	$(963)	$(2,761)	$(3,387)

The accompanying notes are an integral part of these consolidated statements.

F–6

eshare communications, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,			Six Months Ended June 30,
	1998	1999	2000	2000	2001
				(unaudited)
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$8,540	$(9,958)	$(11,117)	$(2,058)	$(3,197)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Deferred taxes	(1,695)	(1,190)	(3,605)	—	(1,410)
Depreciation and amortization	2,463	3,120	5,246	2,507	2,806
Write-off of purchased software	—	—	3,186	—	—
Non cash financing and compensation expense	197	—	127	(69)	—
Non cash compensation expense	—	2,271	—	25	—
Loss on disposal of property and equipment	—	—	473	—	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(17,723)	1,322	6,276	(4,430)	5,746
Inventories	1,201	(595)	(190)	459	642
Prepaid expenses and other assets	(201)	(154)	(1,038)	(3,587)	2,957
Accounts payable and accrued liabilities	5,904	(7,961)	1,526	4,152	(5,317)
Deferred revenue	2,429	1,691	3,198	3,820	(1,640)
Other current liabilities	(1,173)	(803)	487	462	(50)
Other, net	(103)	471	(42)	(86)	1

Total adjustments	(8,701)	(1,828)	15,644	3,253	3,735

Net cash provided by (used in) operating activities:	(161)	(11,786)	4,527	1,195	538

Cash flows from investing activities:
Purchase of property and equipment	(4,585)	(6,106)	(4,354)	(1,770)	(1,208)
Sale of marketable securities, net	1,302	11,441	4,186	4,500	2,766
Acquisition, net of cash acquired	—	(4,605)	(1,000)	—	(32)

Net cash (used in) provided by investing activities	(3,283)	730	(1,168)	2,730	1,526
Cash flows from financing activities:
Issuance of convertible notes	2,500	500	—	—	—
Deferred offering costs	(335)	—	—	—	—
Net proceeds from issuance of common stock	1,039	6,292	1,888	1,453	148
Exercise of warrants	1	—	—	—	—
Proceeds from issuance of debt	673	—	—	—	—
Repayment of debt	(554)	(205)	(215)	(74)	—

Net cash provided by financing activities:	3,324	6,587	1,673	1,379	148

Effect of foreign currency translation	—	—	(992)	(703)	(190)
Net change in cash and cash equivalents	(120)	(4,469)	4,040	4,601	2,022
Cash and cash equivalents, beginning of period	8,147	8,027	3,558	3,558	7,598

Cash and cash equivalents, end of period	$8,027	$3,558	$7,598	$8,159	$9,620

Marketable securities	$22,756	$11,315	$7,129	$6,976	$4,363

Cash, cash equivalents and marketable securities	$30,783	$14,873	$14,727	$15,135	$13,983

Supplemental cash flow information:
Cash paid for interest during the period	$34	$44	$11	$—	$—

Income taxes paid	$6,395	$4,042	$12	$11	$68

Conversion of convertible notes to common stock	$—	$3,000	$—	$—	$—

The accompanying notes are an integral part of these consolidated statements.

F–7

eshare communications, Inc. and Subsidiaries

NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    eshare communications, Inc. (the "Company") is a leading provider of Customer Interaction Management software applications. The Company's solutions support voice, e-mail, live interaction/chat and hosting services for approximately 2,500 call center sites, e-businesses, ASPs, ISPs and Portals in approximately 30 countries. The Company's solutions enable real-time interactive communications and services, both voice based and over the Internet, and include customer service and support, customer self-service, instant messaging, live conferencing and events, distance learning, community chat, threaded discussion forums and a variety of custom integration tools. Organizations use the Company's applications and services to implement strategies for customer interaction that increase the value derived from their customers by enhancing customer acquisition and retention activities, while reducing costs and improving agent productivity and effectiveness. The Company offers ongoing maintenance support of the Company's products. The Company also offers fee-based installation, integration, training, hosting and consulting services.

    The Company, formerly eShare Technologies, Inc. was renamed eshare communications, Inc. on June 8, 2000. Prior to October 4, 1999, the Company was named Melita International Corporation.

Principles of Consolidation

    The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances have been eliminated in consolidation. All prior period amounts have been restated to reflect the acquisition of eShare.com, Inc. in a pooling of interests transaction.

Interim Unaudited Financial Statements

    The unaudited consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States applicable to interim financial statements. In the opinion of our management, these consolidated financial statements contain all adjustments (which comprise only normal and recurring accruals) necessary to present fairly the financial position as of June 30, 2001 and 2000. The interim results for the three and six months ended June 30, 2001 are not necessarily indicative of results to be expected for the full year.

Revenue Recognition

    The Company generates product revenues primarily from the sale of integrated systems, which are comprised of both hardware and software and software licenses. The Company's service revenues are generated from maintenance contracts that include support, parts, labor, and software update rights as well as fee-based installation, training, hosting, consulting services and the licensing of patents.

F–8

    The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, Staff Accounting Bulletin No. 101 ("SAB101"), "Revenue Recognition" and Emerging Issues Task Force Issue 00-03, "Application of AICPA SOP 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware."

    The Company recognizes product revenues when persuasive evidence of an agreement exists, the product has been delivered, the license fee is fixed and determinable and collection of the fee is probable. Revenues from maintenance contracts are recognized ratably over the term of the contractual support period, which ranges from one to four years. Consulting revenues are primarily related to extended services sold under separate service arrangements during the installation period. Revenues from consulting, hosting, installation, and training services are recognized as the services are performed or over the hosting period, if applicable. In contracts where product and services are bundled together, revenue is allocated to each element with 100% of any discount going to product. Certain of the Company's sales contracts provide for certain payment terms normally based upon signing the contract, customer receipt of the product, and commencement of operation of the customer's system.

    Revenues from maintenance contracts are deferred and recognized ratably over the term of the contractual support period. If maintenance is included in the original contract, such amounts are unbundled from the license fee based on the value established by the independent sale of such maintenance to customers. Consulting revenues are primarily related to implementation services performed under separate service arrangements related to the installation of the Company's hardware and software products. Revenues from consulting, installation, and training services are recognized as the services are performed. Revenues from hosting arrangements are recognized over the hosting period. Revenues from patent settlements are recognized as other income when received. Revenues from patent licenses are recognized per the contract terms and in accordance with SAB101.

    Deferred revenues primarily relate to products that have not yet been delivered and maintenance services, which have been paid by the customers prior to the performance of those services. Deferred revenue amounted to $11.5 million, $8.3 million and $9.8 million at December 31, 2000 and 1999 and June 30, 2001, respectively.

Capitalized Software Development Costs

    Research and development expenditures are charged to expense as incurred. Software development costs are charged to research and development expense until technological feasibility is established, after which remaining software production costs are capitalized in accordance with SFAS No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". The Company has defined technological feasibility of its products as the point in time at which the Company has a working model of the related product, which is when the product has achieved "beta" status. Historically, the development costs incurred during the period between the achievement of beta status by a product and the point at which the product is available for general release to customers have not been

F–9

material. Accordingly, the Company has concluded that the amount of development costs capitalizable under the provisions of SFAS No. 86 was not material to the financial statements for the years ended December 31, 2000, 1999 and 1998. Therefore, the Company charged all software development costs to expense as incurred for the years ended December 31, 2000, 1999 and 1998 and the three and six months ended June 30, 2001 and 2000.

Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash or cash equivalents.

Marketable Securities

    The Company's marketable securities are categorized as available-for-sale securities, as defined by the SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized holding gains and losses are reflected as a net amount in a separate component of shareholders' equity until realized. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis. Realized gains and losses were not material to the financial statements for the years ended December 31, 2000, 1999 and 1998 and the three and six months ended June 30, 2001 and 2000.

    The following table provides information about securities owned by us through our Melita Finance Corporation subsidiary that are sensitive to market risks by maturity as of December 31, 2000 (in thousands):

	2001	2002	Total
Fixed Rate ($US)	$6,777	$352	$7,129
Average Interest Rate	4.75%	4.59%	4.72%

Fair Value of Financial Instruments

    The book values of accounts receivable, accounts payable, and other financial instruments approximate their fair values at December 31, 2000 and 1999 and at June 30, 2001 principally because of the short-term maturities of these instruments.

Property and Equipment

    Property and equipment are recorded at cost and depreciated using the straight-line method. The estimated useful lives are as follows:

Furniture and fixtures	Five to seven years
Equipment	Three to seven years
Leasehold improvements	Remaining life of lease

    The Company's cost and related accumulated depreciation applicable to assets retired or sold are removed from the accounts and the gain or loss on disposition is recognized in

F–10

income. During 2000, the Company recorded a loss of approximately $0.4 million on the disposal of obsolete computer equipment.

    Depreciation expense for the years ended December 31, 2000, 1999 and 1998 and for the six months ended June 30, 2001 and 2000 was $4.2 million, $2.6 million, $2.5 million, $2.2 million and $2.0 million, respectively.

Long-Lived Assets

    The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses the undiscounted future cash flow to determine if an impairment loss is to be recognized.

    In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of", the Company recorded an impairment loss of $3.2 million in 2000 due to a write-down of purchased software. Based on the Company's evaluation of the future market potential and recoverability of this software product, which was made available to customers in 2000, the Company wrote off the unamortized costs.

Warranty Costs

    The Company generally warranties its call center products for 90 days and its Internet products for 30 days and provides for estimated warranty costs upon shipment of such products. Warranty costs have not been and are not anticipated to be significant.

Foreign Currency Translation

    The financial statements of the Company's European subsidiaries are translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation." Net assets of these subsidiaries are translated at the current rates of exchange at December 31. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded in shareholders' equity. Gains and losses on foreign currency transactions are included in Other Income, net in the Consolidated Statements of Operations. The Company has recognized pre-tax foreign exchange (losses) gains of approximately $(43,000), $(49,000) and $16,000 in 2000, 1999 and 1998, respectively.

Income Taxes

    The Company uses the liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax assets or liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to be settled or realized. A valuation allowance is established for deferred tax assets when it is more likely than not that the benefits of such assets will not be realized.

F–11

Basic and Diluted Net Earnings Per Share

    Basic earnings per share are computed using net income divided by the weighted average number of shares of common stock outstanding ("Weighted Shares") for the period presented.

    The only difference between basic and diluted net earnings per share is the result of the treasury stock method effect of common equivalent shares ("CESs"). Diluted earnings per share are computed using net income divided by the sum of (i) Weighted Shares and (ii) the treasury stock method effect of CESs outstanding of 1,316,000 for the year ended December 31, 1998. The CESs for 2001, 2000 and 1999 were anti-dilutive and not considered in the calculation of loss per share.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

    In 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The effective date of SFAS No. 133 was delayed through the issuance of SFAS No. 137 and 138 to fiscal year 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including derivative instruments embedded in other contracts. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities measured based on their fair values. The Company adopted SFAS No. 133 on January 1, 2001 and does not hold any significant derivative financial instruments; therefore, the adoption of this statement did not have a significant impact on the Company's financial statements.

Reclassifications

    Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation.

Preferred Stock Preference

    Included in the results of operations for the year ended December 31, 1999 is a nonrecurring, non-cash charge of $5.8 million, which represents the difference between the estimated fair value of common stock of eShare.com, Inc. at February 19, 1999 and the purchase price of certain Series C preferred stock issued on that date. As part of the acquisition discussed below, the Series C preferred stock was converted to common stock.

F–12

2.  ACQUISITIONS

    On September 1, 1999, the Company completed the acquisition of eShare.com, Inc., a leading provider of real-time customer service and interactive communication solutions for online communities. The shareholders of eShare.com, Inc. received 6,050,000 shares of the Company's common stock. The new combined company was renamed eShare Technologies, Inc. on October 4, 1999. The acquisition was accounted for as a pooling of interests, therefore, all prior period amounts have been restated. A reconciliation between revenue and net income as previously reported in fiscal 1998 and as restated follows:

For the Year Ended December 31, 1998
(In thousands)
Revenue:
As previously reported	$93,410
eShare.com, Inc.	3,671

As restated	$97,081

Net Income (loss):
As previously reported	$11,685
eShare.com, Inc.	(3,145)

As restated	$8,540

    On June 15, 1999, the Company purchased smallwonder! softworks, Inc. of Leesburg, Virginia for $4.6 million in net cash and a prospective earnout of up to an additional $3.0 million, based on achievement of certain defined criteria. During 2000, $1.0 million of the earnout was paid. During 1999, none of the earnout was paid. The operations of smallwonders! softworks, Inc. are included in the accompanying statements from June 15, 1999. The acquisition was accounted for using the purchase method of accounting.

3.  INVENTORIES

    Inventories are stated at the lower of average cost (first-in, first-out method) or market. Cost includes raw materials, labor, and overhead. Market is defined as replacement cost for

F–13

work in progress and raw materials and net realizable value for finished goods. Inventories consist of the following (in thousands):

	December 31,
			June 30, 2001
	2000	1999
Raw materials	$1,050	$1,288	$1,215
Work in progress	497	920	225
Finished goods	778	835	310

	2,325	3,043	1,750
Less, reserve	(168)	(1,076)	(235)

	$2,157	$1,967	$1,515

4.  INTANGIBLE ASSETS

    The Company allocated the intangible assets of approximately $4.7 million from the acquisition of smallwonder! softworks, Inc. to tradenames, workforce and goodwill. The intangible assets are being amortized over a five-year period. Total amortization expense for the years ended December 31, 2000 and 1999 was approximately $1.0 million and $0.5 million, respectively. Total amortization expense for the six months ended June 30, 2001 and 2000 was $.6 million and $.6 million, respectively. Accumulated amortization as of December 31, 2000 and 1999 and as of June 30, 2001 was $1.5 million, $0.5 million and $2.2 million, respectively.

5.  ACCRUED LIABILITIES

    Accrued liabilities include the following (in thousands):

	December 31,
			June 30, 2001
	2000	1999
Accrued salaries and wages	$5,091	$3,771	$3,769
Other current liabilities	3,263	7,556	3,047
Accrued rent	357	324	412

	$8,711	$11,651	$7,228

6.  NOTES PAYABLE

    The Company had outstanding notes payable of approximately $0.2 million as of December 31, 1999. These notes were payable over 36 months and required the Company to maintain certain financial covenants. In February of 1999, the Company issued 10% convertible notes for an aggregate amount of $0.5 million. These notes were converted to equity in February of 1999.

F–14

7.  COMMITMENTS AND CONTINGENCIES

Lease Commitments

    At December 31, 2000, the future minimum operating lease payments (including leases with related parties) under noncancellable operating leases were as follows (in thousands):

2001	$1,903
2002	1,851
2003	1,808
2004	1,830
Thereafter	6,706

Total future minimum lease payments	$14,098

    The Company's leases are primarily for equipment and facilities. Total rental expense for operating leases was $2.0 million, $1.4 million and $1.0 million in 2000, 1999, and 1998, respectively.

    The Company has entered into lease agreements with a related party to lease land and buildings. One agreement provides for annual rentals of approximately $0.5 million to $0.6 million per year over a ten-year term, which began in 1995. The other agreement provides for annual rentals of approximately $0.5 million per year over a fifteen-year term. Total rent expense, under both agreements, paid to the related party was $1.1 million, $0.6 million and $0.6 million in 2000, 1999, and 1998, respectively.

Legal Matters

    Many of the Company's installations involve products that are critical to the operations of its clients' businesses. Any failure in a Company product could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. Although the Company attempts to limit contractually its liability for damages arising from product failures or negligent acts or omissions, there can be no assurance the limitations of liability set forth in its contracts will be enforceable in all instances.

    The Company is subject to legal proceedings and claims, which have arisen, in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

F–15

8.  STOCK OPTION PLANS

    During 1992, the Company approved a stock option plan (the "1992 Plan") for key employees for which 640,000 shares of common stock were authorized for use in the Plan. During 1995, the number of authorized shares was increased to 1,000,000 shares of common stock. Options are granted at the fair market value and are exercisable based on the specific terms of the grant up to ten years from the grant date. Options granted primarily vest ratably over a four-year or five-year employment period.

    On February 6, 1997, the Company approved the 1997 Stock Option Plan (the "1997 Plan") for which 1,350,000 shares of common stock were authorized for issuance, less any options issued under the 1992 Plan. In October of 1997, the Company increased the number of shares available under the 1997 Plan to 1,850,000. On May 11, 1998, the shareholders approved an amendment to the 1997 Plan whereby the number of shares of common stock available for issuance under the 1997 Plan will automatically be adjusted on the first day of each fiscal year, beginning with 1998, by a number of shares such that the total number of shares reserved for issuance under the 1997 Plan equals the sum of (i) the aggregate number of shares previously issued under the 1997 Plan and the 1992 Plan, (ii) the aggregate number of shares subject to then outstanding or authorized options granted under the 1997 Plan and the 1992 Plan, and (iii) 5% of the number of shares of common stock outstanding on the last day of the preceding fiscal year. Options are granted at the fair market value and are exercisable based on the specific terms of the grant up to ten years from the grant date. The options vest primarily over a four-year period subject to acceleration upon the achievement of certain performance measures.

    In October 1996, eShare.com, Inc. approved, as amended, a stock option and restricted stock purchase plan (the "1996 Plan") for which 2,300,000 shares of common stock were originally authorized for issuance. Upon the acquisition of eShare.com, Inc. the 1996 Plan options were converted into options for the common stock of eshare communications, Inc. as adjusted by the acquisition conversion ratio. The activity of the 1996 Plan, as audited, has been added to the option activity listed below. No additional options will be granted under the 1996 Plan.

    In 1999 and 1998, eShare.com, Inc. granted options from the 1996 Plan at exercise prices below the fair market value on the date of grant. The excess of the fair value of the common stock over the exercise price was approximately $1.8 million and $0.4 million, respectively, which was recorded as deferred compensation and was amortized over the vesting period. These options vested immediately upon the change in control of the Company on September 1, 1999. In connection with the merger with eShare.com, Inc., the Company incurred $2.3 million (non-cash) of indirect deferred compensation expenses related to the conversion of the eShare.com, Inc. stock option plan.

F–16

    Activity for the 1992 Plan, 1996 Plan and 1997 Plan is as follows (number of shares in thousands):

	Options	Option Prices
Outstanding at December 31, 1997	1,605	$043-$10.00
Granted	1,287	$0.43-$14.50
Exercised	(103)
Forfeited/repurchased	(534)	$0.43-$14.50

Outstanding at December 31, 1998	2,255	$0.43-$14.50
Granted	2,076	$0.43-$20.88
Exercised	(1,093)
Forfeited/repurchased	(564)	$2.81-$20.88

Outstanding at December 31, 1999	2,674	$0.43-$20.88
Granted	1,577	$2.13-$17.06
Exercised	(266)
Forfeited/repurchased	(982)	$2.13-$20.88

Outstanding at December 31, 2000	3,003	$0.43-$20.88

    At December 31, 2000, options to purchase 1,133,841 shares were available for future grant and options were exercisable to purchase 975,771 shares, as discussed in the following table (number of shares in thousands):

Exercise Price	Number of Shares Outstanding at December 31, 2000	Weighted Average Exercise Price	Number Exercisable at December 31, 2000	Weighted Average Exercise Price
$0.43-$ 2.13	57	$0.72	48	$0.45
$2.25-$ 2.25	448	$2.25	11	$2.25
$2.75-$ 3.00	89	$2.82	89	$2.82
$4.00-$ 4.00	658	$4.00	205	$4.00
$4.07-$ 5.50	116	$5.01	70	$4.74
$5.88-$ 5.88	589	$5.88	195	$5.88
$6.00-$ 9.06	403	$7.71	102	$8.96
$9.38-$10.75	320	$10.27	155	$10.20
$10.81-$20.00	120	$14.12	50	$13.86
$20.88-$20.88	203	$20.88	51	$20.88

	3,003	$6.76	976	$7.01

    During, 1995, the Financial Accounting Standards Board issued SFAS No. 123, which defines a fair value-based method of accounting for an employee stock option plan or similar equity instrument. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income

F–17

and, if presented, earnings per share, as if the fair value-based method of accounting defined in the statement had been applied.

    The Company has elected to account for its stock-based compensation plan under APB No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during 1996 and 1997 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted assumptions used for grants in 2000, 1999, and 1998:

	2000	1999	1998
Risk-free interest rate	4.8%-6.9%	4.3%-5.4%	4.0%-5.5%
Expected dividend yield	—	—	—
Expected lives	Five years	Five years	Five years
Expected volatility	146%	65%	65%

    The total value of the options granted during the years ended December 31, 2000, 1999, and 1998 were computed as approximately $7.4 million, $14.0 million and $8.6 million, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's reported net (loss) income and (loss) earnings per share for the years ended December 31, 2000, 1999, and 1998 would have (increased) decreased to the following amounts (in thousands, except per share amounts):

	2000	1999	1998
Net (loss) income:
As reported in the financial statements	$(11,117)	$(15,808)	$8,540
Pro forma in accordance with SFAS No. 123	(14,835)	(24,306)	6,578
Basic (loss) earnings per share:
As reported in the financial statements	$(0.51)	$(0.76)	$0.42
Pro forma in accordance with SFAS No. 123	(0.68)	(1.17)	0.32
Diluted (loss) earnings per share:
As reported in the financial statements	$(0.51)	$(0.76)	$0.40
Pro forma in accordance with SFAS No. 123	(0.68)	(1.17)	0.30

    Under the Company's 1997 Employee Stock Purchase Plan (ESPP), the Company is authorized to sell up to 250,000 shares of Common Stock (subject to adjustments for changes in the Company's capitalization) to full-time employees. Per the terms of the ESPP, employees may elect to have up to 10% of their annual compensation withheld to purchase the Company's Common Stock at 85% of the fair market value. Fair market value is the price of the Common Stock on the preceding trading day of purchase.

9.  BENEFIT PLAN

    The Company has a defined contribution profit-sharing plan (the "Plan") for substantially all employees meeting the eligibility requirements as defined in the plan agreement. The Plan provides for annual contributions by the Company at the discretion of the board of directors.

F–18

The Plan also contains a 401(k) feature which allows participants to contribute up to 15% of their eligible compensation, as defined, and provides for discretionary employer matching contributions. Total contributions by the Company to the Plan were approximately $0.5 million, $0.4 million, and $0.4 million for the years ended December 31, 2000, 1999, and 1998, respectively.

10. INCOME TAXES

    The tax effects of temporary differences that give rise to the total net deferred tax assets as of December 31, 2000 and 1999 were as follows (in thousands):

	2000	1999
Net operating loss carryforwards	$9,047	$4,923
Deferred revenue	2,791	1,930
Accrued liabilities	782	527
Allowance for doubtful accounts	1,555	1,020
Depreciation and amortization	983	40
Foreign tax credits	273	561
Inventory	128	366
State tax credits	170	—

Total deferred tax assets	15,729	9,367
Valuation allowance	(6,556)	(4,446)

Total net deferred tax assets	$9,173	$4,921

    The following summarizes the components of the income tax provision for the years ended December 31, 2000, 1999, and 1998 (in thousands):

	2000	1999	1998
Current domestic taxes:
Federal	$(4,085)	$(1,136)	$6,304
State	743	(327)	552
Foreign taxes	52	1,576	1,143
Deferred taxes	(4,252)	(1,190)	(1,423)

Tax provision	$(7,542)	$(1,077)	$6,576

F–19

    A reconciliation from the federal statutory rate to the tax (benefit) provision for the years ended December 31, 2000, 1999, and 1998 is as follows:

	2000	1999	1998
Statutory federal tax rate	(35.0)%	(35.0)%	35.0%
State income taxes, net of federal tax benefit	(6.2)	(3.0)	2.4
Foreign operations	1.6	30.6	(0.8)
Valuation allowance	2.0	—	(0.6)
Other	(2.8)	(2.3)	7.3

Effective tax rate	(40.4)%	(9.7)%	43.4%

    As of December 31, 2000 and 1999, the Company has net operating loss carryforwards of approximately $23.3 million and $12.8 million, respectively, which expire through 2020. At December 31, 2000 and 1999, the Company has established a partial valuation allowance against its net deferred tax assets since a significant portion of these tax loss carryforwards may be subject to substantial annual limitations under the change in stock ownership imposed by Internal Revenue Code Section 382.

11. CONCENTRATIONS OF CREDIT RISK

    Concentrations of credit risk with respect to accounts receivable are limited due to the wide variety of customers and markets for which the Company's services are provided as well as their dispersion across many different geographic areas. As a result, as of December 31, 2000 and 1999, the Company did not consider itself to have any significant concentrations of credit risk. During 2000, no customers accounted for greater than 10% of total revenues. During 1999, only First USA Bank, at 11.0%, accounted for greater than 10% of total revenues. In 2000, 1999, and 1998, the Company's five largest customers accounted for approximately 16.6%, 28.2% and 23.2%, respectively, of total revenues. These sales were predominantly to customers in the financial services industry. Although the particular customers may change from period to period, the Company expects that large sales to a limited number of customers will continue to account for a significant percentage of its revenues in any particular period for the foreseeable future.

12. SEGMENT INFORMATION

    In the fourth quarter of 1999, the Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way public companies report information about operating segments in annual financial statements and requires the presentation of descriptive information about reportable segments which is consistent with that made available to the management of the Company to assess performance.

    The Company is a multinational business operating in two segments, telephony and Internet. The Company's management primarily evaluates these segments on income from

F–20

operations. The telephony business segment includes the sale of hardware and software for telephone call centers in all geographic areas, including inbound/outbound voice contact management. The Internet business segment includes the sale of software such as NetAgent and Expressions in all geographic areas. The results of these segments are as follows (in thousands):

	Years Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	1998	1999	2000	2000	2001	2000	2001
	(In thousands)			(unaudited)		(unaudited)
Revenues:
Telephony	$93,410	$85,887	$66,160	$15,660	$16,105	$31,994	$32,209
Internet	3,671	8,968	17,796	5,641	2,518	9,763	5,513

Total Revenues	$97,081	$94,855	$83,956	$21,301	$18,623	$41,757	$37,722

(Loss) income from operations:
Telephony	$17,065	$(5,361)	$(7,952)	$1,068	$(746)	$503	$(3,993)
Internet	(3,016)	(6,430)	(11,121)	(3,136)	(624)	(3,968)	(1,351)

Total (loss) income from Operations	$14,049	$(11,791)	$(19,073)	$(2,068)	$(1,370)	$(3,465)	$(5,344)

Depreciation & amortization:
Telephony	$2,212	$2,775	$4,748	$1,182	$1,294	$2,277	$2,514
Internet	251	345	498	120	145	230	292

Total depreciation & amortization:	$2,463	$3,120	$5,246	$1,302	$1,439	$2,507	$2,806

Deferred compensation expense:
Telephony	$—	$—	$—	$—	$—	$—	$—
Internet	—	2,271	—	—	—	—	—

Total deferred compensation expense:	—	2,271	—	—	—	—	—

F–21

    The following represents total revenues and long-lived assets of the Company based on geographic location representing over 10% of the combined totals for the years ended (in thousands):

	Years Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	1998	1999	2000	2000	2001	2000	2001
	(In thousands)			(unaudited)		(unaudited)
United States:
Total revenues	$73,960	$64,784	$60,813	$15,675	$12,645	$32,253	$27,659
Long-lived assets	7,608	10,494	10,323	10,296	9,296	10,296	9,296
Europe:
Total revenues	9,939	14,350	13,687	3,884	3,286	6,524	6,314
Long-lived assets	234	435	312	394	362	394	362
Latin America:
Total revenues	7,381	10,580	3,850	988	1,529	1,615	2,186
Long-lived assets	58	33	21	18	17	18	17
Other:
Total revenues	5,801	5,141	5,606	754	1,163	1,365	1,563
Long-lived assets	1	1+	—	—	—	—	—

F–22

Open Market, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Public Accountants	F-24
Consolidated Balance Sheets as of December 31, 1999 and 2000 and June 30, 2001 (unaudited)	F-26
Consolidated Statements of Operations for each of the three years in the period ended December 31, 2000 and the three and six months ended June 30, 2000 and 2001 (unaudited)	F-28
Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2000 and for the six months ended June 30, 2000 and 2001 (unaudited)	F-29

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders' Equity for each of the four years in the period ended December 31, 2000 and the six months ended June 30, 2001 (unaudited)	F-32
Open Market, Inc. Notes to Consolidated Financial Statements	F-33

F–23

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Open Market, Inc.

    We have audited the accompanying consolidated balance sheets of Open Market, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audits. We did not audit the 1998 financial statements of FutureTense, Inc., a company acquired during 1999 in a transaction accounted for as a pooling of interests, as discussed in Note 4(a). Such financial statements are included in the consolidated financial statements of Open Market, Inc. and reflect 4% of total revenues in 1998. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for FutureTense, Inc., is based solely upon the report of the other auditors.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Open Market, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Boston, Massachusetts
March 23, 2001

F–24

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Open Market, Inc.

    In our opinion, the balance sheet of FutureTense, Inc. and the related statements of operations, changes in stockholders' deficit and cash flows, which are not included herein, present fairly, in all material respects, the financial position of FutureTense, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 1999

F–25

OPEN MARKET, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

(in thousands, except per share data)

	December 31,
			June 30, 2001
	1999	2000
			(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$19,258	$20,717	$6,756
Marketable securities	13,033	9,713	2,511
Accounts receivable, net of allowances of $4,130 and $5,896 at December 31, 1999 and 2000, respectively and $5,525 at June 30, 2001	27,211	22,385	11,603
Prepaid expenses and other current assets	4,264	4,481	4,390

Total current assets	63,766	57,296	25,260

Property and equipment, at cost:
Computers and office equipment	17,535	17,643	17,224
Leasehold improvements	5,527	5,694	5,668
Furniture and fixtures	2,304	2,372	2,265
Land and building	4,200	—	—

Total property and equipment	29,566	25,709	25,157
Less—accumulated depreciation and amortization	16,043	16,663	17,728

Net property and equipment	13,523	9,046	7,429
Intangible assets	8,657	2,657	—
Other assets	1,372	1,076	1,226
Long-term marketable securities	1,487	—	—

Total assets	$88,805	$70,075	$33,915

F–26

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term obligations	$108	$—	$—
Lines of credit	10,350	17,405	3,086
Accounts payable	5,657	5,538	4,635
Accrued expenses	13,773	18,463	11,288
Deferred revenues	6,302	8,012	3,704

Total current liabilities	36,190	49,418	22,713

Long-term obligations, net of current maturities	2,657	—	—
Redeemable convertible preferred stock
Series E 6% cumulative convertible preferred stock, $0.10 par value—Authorized—5 shares, issued and outstanding no shares at December 31, 1999 and 2000, and 5 shares at June 30, 2001	—	—	3,638
Stockholders' Equity:
Preferred Stock, $0.10 par value—	—	—	—
Authorized—1,995 shares, issued and outstanding—None
Common stock, $0.001 par value—
Authorized—300,000 shares, issued and outstanding—44,098 and 46,708 shares at December 31, 1999 and 2000, respectively and 46,956 shares at June 30, 2001	44	47	47
Additional paid-in capital	214,783	223,162	225,027
Deferred compensation	(329)	(216)	(159)
Accumulated deficit	(164,540)	(202,336)	(217,351)

Total stockholders' equity	49,958	20,657	7,564

Total liabilities and stockholders' equity	$88,805	$70,075	$33,915

The accompanying notes are an integral part of these consolidated financial statements.

F–27

OPEN MARKET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(in thousands, except per share data)

	For the Years Ended December 31,			Six Months Ended June 30,
	1998	1999	2000	2000	2001
				(unaudited)
Revenues:
Product revenues	$43,583	$53,742	$48,350	$31,073	$13,797
Service revenues	20,963	29,284	40,631	20,267	12,058

Total revenues	64,546	83,026	88,981	51,340	25,855
Cost of Revenues:
Product revenues	3,214	4,434	7,453	4,686	1,143
Service revenues	15,365	21,138	37,393	16,687	10,290

Total cost of revenues	18,579	25,572	44,846	21,373	11,433

Gross profit	45,967	57,454	44,135	29,967	14,422
Operating Expenses:
Selling and marketing	34,772	38,343	48,763	23,109	19,380
Research and development	25,910	22,446	24,801	12,458	9,062
General and administrative	9,578	7,822	8,500	4,129	4,009
Allowance for bad debt	1,518	845	3,599	1,199	698
Amortization of intangible assets	3,006	3,387	2,745	1,531	450
In-process research and development	5,700	—	—	—	—
Restructuring charge	2,042	—	6,948	—	—
Merger related costs	—	4,328	—	—	—

Total operating expenses	82,526	77,171	95,356	42,426	33,599

Loss from operations	(36,559)	(19,717)	(51,221)	(12,459)	(19,177)
Gain on sales of assets	—	—	—	—	4,710
Gain from investments	—	—	13,318	12,321	504
Interest income	1,429	1,220	1,326	726	269
Interest expense	(1,191)	(703)	(447)	(175)	(363)
Other expense, net	(324)	(166)	(110)	(119)	(378)

Income (loss) before provision for income taxes	(36,645)	(19,366)	(37,134)	294	(14,435)
Provision for income taxes	325	414	662	350	267

Net loss	$(36,970)	$(19,780)	$(37,796)	$(56)	$(14,702)
Accretion of preferred stock discount and dividends	—	—	—	—	314

Net loss applicable to common shareholders	$(36,970)	$(19,780)	$(37,796)	$(56)	$(15,016)

Net loss per share—Basic and diluted	$(0.98)	$(0.46)	$(0.83)	$(0.00)	$(0.32)

Weighted average common shares outstanding—Basic and diluted	37,815	42,655	45,606	44,965	46,885

The accompanying notes are an integral part of these consolidated financial statements.

F–28

OPEN MARKET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(in thousands)

	Years Ended December 31,			Six Months Ended June 30,
	1998	1999	2000	2000	2001
				(unaudited)
Cash Flows from Operating Activities:
Net loss	$(36,970)	$(19,780)	$(37,796)	$(56)	$(14,702)
Adjustments to reconcile net loss to net cash used in operating activities—
Depreciation and amortization	5,561	4,572	4,075	2,018	1,790
Gain on sale of Folio technology to NextPage	—	—	—	—	(4,460)
Gain on investment	—	—	—	(12,613)	(504)
Amortization of intangible assets	3,006	3,815	6,000	1,531	450
Write-off of in-process research and development	5,700	—	—	—	—
Stock based compensation expense	(14)	1,008	113	57	57
Non-cash charge related to stock option rescission	—	—	351	—	—
Loss on disposition of fixed assets	39	—	—	—	—
Accretion of preferred stock discount and dividends	—	—	—	—	314
Write-down of assets related to restructuring	294	—	—	—	—
Changes in assets and liabilities—
Accounts receivable	(8,804)	1,331	5,223	(3,616)	10,782
Prepaid expenses and other current assets	(339)	(1,828)	(169)	(910)	91
Accounts payable	(283)	2,310	(217)	(1,378)	(903)
Accrued expenses	(1,613)	(358)	4,800	131	(7,175)
Deferred revenues	427	952	1,312	2,198	(4,308)

Net cash used in operating activities	(32,996)	(7,978)	(16,308)	(12,638)	(18,568)

Cash Flows from Investing Activities:
Purchases of property and equipment	(5,933)	(2,068)	435	(1,627)	(171)
Repayment of loan by Founder	993	—	—	—	—
Maturities (purchases) of marketable securities	(5,521)	1,973	4,807	6,376	7,704
Cash paid in acquisitions	(1,420)	—	—	—	—
Decrease (increase) in other assets	484	146	296	291	(150)

Net cash provided by (used in) investing activities	(11,397)	51	5,538	5,040	7,383

F–29

Cash Flows from Financing Activities:
Net borrowings (payments) under the lines of credit	4,631	(650)	7,055	(1,010)	(14,207)
Proceeds from (payments on) long-term obligations	2,830	(709)	(2,764)	(75)	—
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	8,496	4,500	—	—	4,198
Proceeds from the sale of Folio Technology to NextPage	—	—	—	—	6,667
Payments on note payable	(1,818)	(5,000)	—	—	—
Proceeds from the factoring of accounts receivable	3,128	—	—	—	—
Proceeds from employee stock purchase plan	1,147	1,125	938	567	530
Proceeds from exercise of stock options	3,448	6,244	7,128	6,865	36
Rescission of exercise of stock options	—	—	(35)	—	—
Proceeds from issuance of common stock in private placements	24,262	—	—	—	—

Net cash provided by (used in) financing activities	46,124	5,510	12,322	6,347	(2,776)

Foreign Exchange Effect on Cash and Cash Equivalents	67	(60)	(93)	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	1,731	(2,417)	1,552	(1,251)	(13,961)

Cash and Cash Equivalents, beginning of period	19,937	21,735	19,258	19,258	20,717

Cash and Cash Equivalents, end of period	$21,735	$19,258	$20,717	$18,007	$6,756

Supplemental Disclosure of Cash Flow Information:
Interest paid during period	$1,372	$1,046	$427	$171	$364

Taxes paid during period	$48	$228	$104	$74	$298

F–30

Supplemental Schedule of Non-cash Financing Activities:
Conversion of non-interest bearing note into shares of Series C redeemable convertible preferred stock	$189	$—	$—	$—	$—

Payment of note payable through issuance of common stock	$3,182	$—	$—	$—	$—

Warrants issued in connection with redeemable convertible preferred stock	$—	$—	$—	$—	$909

Warrants issued in connection with line of credit	$—	$—	$—	$—	$112

In connection with the acquisition of ICentral, the following non-cash transaction occurred:
Fair value of assets acquired	$12,086	$—	$—	$—	$—
Liabilities assumed	(666)	—	—	—	—
Issuance of common stock	(10,000)	—	—	—	—

Cash paid for acquisition and acquisition costs	$(1,420)	$—	$—	$—	$—

F–31

OPEN MARKET, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY (Continued)

(in thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock			Other Equity
	Number of Shares	Carrying Value	Number of Shares	$.001 Par Value	Additional Paid-in Capital	Common Share Equivalents	Carrying Value	Deferred Compensation	Accumulated Deficit	Total Stockholders' Equity
Balance, December 31, 1997	1,135,000	$6,686	32,683,000	$33	$137,543	628,000	$6,920	$(325)	$(107,790)	$36,381
Exercise of common stock options	—	—	977,000	1	3,447	—	—	—	—	3,448
Employee stock purchase plan	—	—	132,000	—	1,147	—	—	—	—	1,147
Issuance of common stock for payment of note payable	—	—	221,000	—	3,182	—	—	—	—	3,182
Conversion of other equity to common stock	—	—	628,000	1	6,919	(628,000)	(6,920)	—	—	—
Issuance of common stock in ICentral acquisition	—	—	480,000	—	10,000	—	—	—	—	10,000
Issuance of common stock in private placements, net of issuance costs of $738	—	—	1,882,000	2	24,260	—	—	—	—	24,262
Issuance of FutureTense Series C redeemable convertible preferred stock	686,000	5,000	—	—	—	—	—	—	—	—
Conversion of note payable	26,000	189	—	—	—	—	—	—	—	—
Issuance of FutureTense Series D redeemable convertible preferred stock	2,398,000	3,550	—	—	—	—	—	—	—	—
Cancellation of restricted common stock	—	—	(8,000)	—	—	—	—	—	—	—
Reversal of deferred compensation related to termination of stock options	—	—	—	—	(330)	—	—	275	—	(55)
Compensation expense related to stock options	—	—	—	—	23	—	—	(23)	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—	41	—	41
Net loss	—	—	—	—	—	—	—	—	(36,970)	(36,970)

Balance, December 31, 1998	4,245,000	15,425	36,995,000	37	186,191	—	—	(32)	(144,760)	41,436
Exercise of common stock options	—	—	1,323,000	2	6,242	—	—	—	—	6,244
Employee stock purchase plan	—	—	93,000	—	1,125	—	—	—	—	1,125
Issuance of common stock in ICentral acquisition	—	—	49,000	—	609	—	—	—	—	609
Issuance of FutureTense Series D redeemable convertible preferred stock	3,039,000	4,500	—	—	—	—	—	—	—	—
Conversion of FutureTense preferred stock into Open Market common stock	(7,284,000)	(19,925)	5,638,000	5	19,920	—	—	—	—	19,925
Amortization of deferred compensation	—	—	—	—	—	—	—	399	—	399
Deferred compensation related to issuance of common stock options	—	—	—	—	696	—	—	(696)	—	—
Net loss	—	—	—	—	—	—	—	—	(19,780)	(19,780)

Balance, December 31, 1999	—	—	44,098,000	44	214,783	—	—	(329)	(164,540)	49,958

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Exercise of common stock options	—	—	2,516,000	26	7,102	—	—	—	—	7,128
Employee stock purchase plan	—	—	117,000	—	938	—	—	—	—	938
Rescission of exercise of common stock options	—	—	(23,000)	(23)	(12)	—	—	—	—	(35)
Compensation expense related to stock options	—	—	—	—	351	—	—	—	—	351
Amortization of deferred compensation	—	—	—	—	—	—	—	113	—	113
Net loss	—	—	—	—	—	—	—	—	(37,796)	(37,796)

Balance, December 31, 2000	—	$—	46,708,000	$47	$223,162	—	$—	$(216)	$(202,336)	$20,657
Exercise of common stock options	—	—	104,000	—	36	—	—	—	—	36
Employee stock purchase plan	—	—	144,000	—	530	—	—	—	—	530
Palladin financing transaction	—	—	—	—	1,222	5,000	3,324	—	—	4,546
Cumulative effect on preferred stock	—	—	—	—	—	—	314	—	(314)	—
Warrants issued in connection with line of credit	—	—	—	—	112	—	—	—	—	112
Legal fees on equity line	—	—	—	—	(35)	—	—	—	—	(35)
Amortization of deferred compensation	—	—	—	—	—	—	—	57	—	57
Net loss	—	—	—	—	—	—	—	—	(14,701)	(14,701)

Balance, June 30, 2001 (unaudited)	—	$—	46,956,000	$47	$225,027	5,000	$3,638	$(159)	$(217,351)	$11,202

F–33

OPEN MARKET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

    Information as of June 30, 2001 and for the six months ended
June 30, 2001 and 2000 is unaudited.

(1) Operations

    Open Market is a provider of enterprise content management and delivery application software. Our software solutions are designed to enable businesses and other organizations to use the Internet to optimize interactions with their site visitors, employees, customers and distribution channels, in order to reduce costs, accelerate business processes, gain market share, establish new revenue streams and compete in the new online economy. We believe that quality interactions result from the reliable and timely exchange of compelling and accurate information and a consistent series of quality interactions is the key to building and sustaining business relationships.

    We build our software based on two core beliefs. First, information, or content, is a strategic asset, and world-class organizations strive to excel at managing crucial information. For these organizations, the Internet introduces new information management challenges and opportunities. Second, web applications managing this crucial information must be reliable, scalable, flexible and open. This puts new requirements on how eBusiness solutions software needs to be developed and delivered.

    Companies use our software to build and operate captivating web sites, rich product catalogs, self-service applications and web services for their distribution channels, marketplaces and customers. Our products acquire content from people and systems, manage that information through approval and workflow processes, and then disseminate it in personalized delivery formats to trading partners' systems and to a variety of presentation devices, including web browsers, wireless devices, personal digital assistants and e-mail. These eBusiness solutions, which we call "content-driven eBusiness solutions", are designed to enable companies to reduce costs, strengthen customer loyalty and establish new revenue streams.

    We are subject to risks common to growing technology-based companies. Operating results are largely dependent upon continued development and growth of Internet commerce, lengthy sales cycles, dependence on system integrators, competition, fluctuations in quarterly operating results, managing rapid expansion, international operations, product defects, dependence on intellectual property and potential intellectual property rights infringements.

    In March 2001, we issued $5.0 million of preferred stock and sold the Folio technology $6.6 million (See Note 16). Based upon our current operating plan and projected capital expenditures for 2001, we believe that existing unrestricted cash and cash equivalents including the recent proceeds from our preferred stock offering and the sale of the Folio technology to NextPage will be sufficient to fund our operations, debt service and capital expenditure requirements at least through December 31, 2001. However, if we are unable to meet our revised operating plan for 2001, we may need to raise additional funding through the sale of assets or raise debt or equity capital. Such funding, if required, may not be available on terms favorable to the Company.

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(2) Summary of Significant Accounting Policies

    The accompanying consolidated financial statements reflect the application of the following significant accounting policies described in this note and elsewhere in the accompanying notes to consolidated financial statements.

  Unaudited Interim Financial Statements

    The financial statements as of June 30, 2001 and for the six months ended June 30, 2000 and 2001 are unaudited. These unaudited financial statements have been prepared on the same basis as the audited financial statements and in the opinion of management include all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim period ended June 30, 2001 are not necessarily indicative of the results to be expected for the entire fiscal year.

  (a) Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries, which includes FutureTense, Inc., for all periods presented. All material inter-company accounts and transactions have been eliminated in consolidation.

  (b) Revenue Recognition

    We recognize revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4. Additionally, the American Institute of Certified Public Accountants recently issued SOP 98-9 Software Revenue Recognition, with Respect to Certain Arrangements, which provides for certain amendments to SOP 97-2, which is effective for transactions entered into beginning January 1, 2000. This pronouncement did not materially impact our revenue recognition practices. We generate revenues from two sources: license fees for the use of our products and service revenues for implementation, support, consulting and training related to our products.

    We execute separate contracts that govern the terms and conditions of each software license and maintenance arrangement and each professional services arrangement. These contracts may be an element in a multiple element arrangement. Revenues under multiple element arrangements, which may include several different software products or services sold together, are allocated to each element based on the residual method in accordance with SOP 98-9.

    We use the residual method when fair value does not exist for one of the delivered elements in an arrangement. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized. We have established sufficient vendor-specific objective evidence for the value of professional services, training and maintenance and support services based on the price charged when these elements are sold separately. Accordingly, software license revenue is recognized under the residual method in arrangements in which software is licensed with professional services, training and maintenance and support services.

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    Revenues from software license agreements are recognized upon delivery of the software if there is evidence of an agreement, the payment is fixed or determinable and collection is probable. If an acceptance period is required or post-delivery obligations exist, revenues are recognized upon customer acceptance and/or completion of the obligation. We enter into reseller arrangements for certain products that typically provide for sublicense fees payable to us based on a percentage of our list price. Royalty and sublicense revenues from our reseller arrangements are recognized when earned, either on a per-unit basis as reported to us by our licensees, or with regards to guaranteed minimums, upon shipment of the master copy of all software to which the guaranteed minimum sublicense fees relate, if there are no significant post-delivery obligations. Revenues for post-contract customer support are recognized ratably over the term of the support period, which is typically one year. Service revenues, which include education, implementation and consulting services, are recognized in the period services are provided, if customer acceptance is not required, there is evidence of an agreement, the revenues are fixed or determinable and collection is probable. Although the Company generally does not provide its customers with contractual rights of return, it has issued credits for returns and allowances for its customers in the past, and as a result, the Company provides for estimated returns and allowances on products and services in accordance with FASB No. 48, Revenue Recognition When Right of Return Exists.

    Cost of product revenues consists of costs to distribute the product, including the cost of the media on which it is delivered and royalty payments to third-party vendors. Cost of service revenues consists primarily of consulting and support personnel salaries and related costs.

    Deferred revenues represent cash received from customers for products and services in advance of revenue recognition.

  (c) Cash, Cash Equivalents and Marketable Securities

    We account for investments under Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, investments for which we have positive intent and ability to hold to maturity, consisting of cash equivalents and marketable securities, are reported at amortized cost, which approximates fair market value. Cash equivalents are highly liquid investments with original maturities of less than three months. Marketable securities are investment-grade securities with original maturities of greater than three months. The average maturity of our marketable securities was approximately five months, two months and one month at December 31, 1999 and 2000, and June 30, 2001, respectively. Long-term marketable securities are investment-grade securities with maturities of greater than one year. To date, we have not recorded any realized gains or losses.

	December 31,
			June 30, 2001
	1999	2000
Cash and cash equivalents
Cash	$9,464	$18,756	$6,756
Commercial paper and corporate bonds	3,496	—	—
Money market accounts	4,905	1,779	—
U.S. government, state, municipal and agency securities	1,393	182	—

Total cash and cash equivalents	$19,258	$20,717	$6,756

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Marketable securities
Corporate and other debt securities	$11,433	$6,463	$2,511
State and municipal bonds	1,600	3,250	—

Total marketable securities	$13,033	$9,713	$2,511

Long-term marketable securities
Corporate and other debt securities	$1,487	$—	$—

Total long-term marketable securities	$1,487	$—	$—

  (d) Depreciation and Amortization

    We provide for depreciation and amortization using the straight-line method to allocate the cost of property and equipment over their estimated useful lives as follows:

Asset Classification	Estimated Useful Life
Computers and office equipment	3-5 years
Leasehold improvements	Lease term
Furniture and fixtures	7 years
Building	25 years

  (e) Research and Development Expenses

    We have evaluated the establishment of technological feasibility of our products in accordance with SFAS No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed. We sell products in a market that is subject to rapid technological change, new product development and changing customer needs; accordingly, we have concluded that technological feasibility is not established until the development stage of the product is nearly complete. We define technological feasibility as the completion of a working model. The time period, during which costs could be capitalized, from the point of reaching technological feasibility until the time of general product release, is very short and consequently, the amounts that could be capitalized are not material to our financial position or results of operations. Therefore, we have charged all such costs to research and development in the period incurred.

  (f) Translation of Foreign Currencies

    The accounts of our foreign subsidiaries are translated in accordance with SFAS No. 52, Foreign Currency Translation. In translating the accounts of the foreign subsidiaries into U.S. dollars, current assets and liabilities are translated at the rate of exchange in effect at year-end, while non-monetary assets and stockholders' equity is translated at historical rates. Revenue and expense accounts are translated using the weighted-average rate in effect during the year. Foreign currency translation and transaction gains or losses for the foreign subsidiary are included in the accompanying consolidated statements of operations since the functional currency of these subsidiaries is the U.S. dollar. The foreign currency loss was $123, $92, $290, $110 and $278 for the years ended December 31, 1998, 1999 and 2000 and the six months ended June 30, 2000 and 2001, respectively. We had accounts receivable of approximately $1,036, $2,021 and $2,958 denominated in foreign currencies as of

F–37

December 31, 1999 and 2000, and June 30, 2001, respectively. We mark these receivables to market and record a gain or loss, which is a component of other income/expense in the consolidated statements of operations. To date we have not incurred a significant loss on accounts receivable.

  (g) Net Loss Per Share

    We apply SFAS No. 128, Earnings Per Share. SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. We have applied the provisions of SFAS No. 128 and Staff Accounting Bulletin (SAB) No. 98 for all periods presented. Net loss per share is based upon the weighted average outstanding shares of common stock, adjusted to give effect to the number of equivalent shares of our common stock issued in connection with the FutureTense acquisition for all periods presented. Diluted net loss per share for the years ended 1998, 1999 and 2000 and for the six months ended June 30, 2000 and 2001 is the same as basic net loss per share as the inclusion of the potential common stock equivalents would be anti-dilutive. The number of outstanding anti-dilutive potential common shares, which consist of warrants and stock options that are not included in basic net loss per common share, were 6,722,000, 8,595,000 and 10,667,000 for 1998, 1999 and 2000, respectively, and 3,619,000 and 9,550,000 for the six months ended June 30, 2000 and 2001.

  (h) Concentrations of Credit Risk

    SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet risk and credit risk concentrations. We have no significant off-balance-sheet risk or credit risk concentrations. We maintain our cash and cash equivalents with several financial institutions and invest in investment-grade securities. We did not have any customers with revenues greater than 10% of total revenues in the years ended December 31, 1998, 1999 and 2000 and for the six months ended June 30, 2000 and 2001 or accounts receivable balances greater than 10% of total accounts receivable as of December 31, 1999 and 2000 and June 30, 2001, respectively.

  (i) Post-retirement Benefits

    We have no obligations for post-retirement benefits.

  (j) Financial Instruments

    The estimated fair values of our financial instruments, which include cash equivalents, marketable securities, accounts receivable, accounts payable and short-term lines of credit, approximate their carrying value.

  (k) Use of Estimates

    The preparation of the accompanying consolidated financial statements required the use of certain estimates by management in determining our assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

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  (l) Reclassifications

    We have reclassified certain prior year information to conform to the current year's presentation.

  (m) Comprehensive loss

    SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive loss on an annual and interim basis. Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Our comprehensive loss is the same as the reported net loss for all periods presented.

  (n) Disclosures about Segments of an Enterprise

    We apply SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance. Our chief decision-maker, as defined under SFAS No. 131, is a combination of the Chief Executive Officer and the Chief Financial Officer.

    We report our revenues according to three operating segments: Content-driven eBusiness solutions, Transact/ShopSite and other revenue. Our Content- centric eBusiness revenues include license fees and service revenues from our Content Server suite of integrated products. Our Transact/ShopSite revenues include license fees and service revenues from our Transact and ShopSite products. The other revenues relate, historically, to license fees and service revenues generated from the software publishing tools acquired from Folio and other products, certain of which have been discontinued. Subsequent to June 1999, other revenues relate primarily to the royalties received from NextPage in accordance with our strategic arrangement.

	Years ended December 31,			Six months ended June 30,
	1998	1999	2000	2000	2001
Revenues:
Content-driven eBusiness solutions product revenues	$446	$8,295	$29,994	$16,368	$10,727
Transact/ShopSite product revenues	21,734	38,426	13,599	12,398	1,403
Other product revenues	21,403	7,021	4,757	2,307	1,667

Total product revenues	43,583	53,742	48,350	31,073	13,797

Content-driven eBusiness solutions service revenues	179	2,770	11,960	4,485	13,797
Transact/ShopSite service revenues	16,034	23,868	27,809	15,437	5,654
Other service revenues	4,750	2,646	862	345	8

Total service revenues	20,963	29,284	40,631	20,267	12,058

Total revenues	$64,546	$83,026	$88,981	$51,340	$25,855

F–39

Cost of Revenues:
Cost of Content-driven eBusiness solutions product revenues	$55	$1,242	$3,452	$2,006	$940
Cost of Transact/ShopSite product revenues	2,530	2,980	3,584	2,564	203
Cost of other product revenues	629	211	417	116	—

Total cost of product revenues	3,214	4,433	7,453	4,686	1,143

Cost of Content-driven eBusiness solutions service revenue	145	1,973	12,125	4,475	5,463
Cost of Transact/ShopSite service revenue	13,106	17,282	24,422	11,932	4,820
Cost of other service revenue	2,114	1,883	846	280	7

Total cost of service revenue	15,365	21,138	37,393	16,687	10,290

Total Cost of revenues	$18,579	$25,571	$44,846	$21,373	$11,433

Gross Profit:
Gross profit from Content-driven eBusiness solutions product revenues	$391	$7,053	$26,542	$14,362	$9,787
Gross profit from Transact/ShopSite product revenues	19,204	35,446	10,015	9,834	1,200
Gross profit from other product revenues	20,774	6,810	4,340	2,191	1,667

Total gross profit from product revenues	40,369	49,309	40,897	$26,387	$12,654

Gross profit from Content-driven eBusiness solutions service revenue	34	797	(165)	$10	$933
Gross profit from Transact/ShopSite service revenue	2,928	6,586	3,387	3,505	834
Gross profit from other service revenue	2,636	763	16	65	1

Total gross profit from service revenue	5,598	8,146	3,238	3,580	1,768

Total gross profit	$45,967	$57,455	$44,135	$29,967	$14,422

Revenues from geographical sources in total and as a percentage of total revenues for 1998, 1999 and 2000 and for the six months ended June 30, 2000 and 2001 were as follows:

	Years ended December 31,						Six months ended June 30,
	1998		1999		2000		2000		2001
North America	$44,407	68%	$58,341	70%	$53,019	60%	$31,140	41%	$10,523	61%
Europe	8,057	12	11,636	14	10,867	11	5,432	19	4,939	10
United Kingdom	6,374	10	7,198	9	9,004	10	4,081	13	3,278	8
Italy	—	—	—	—	5,098	7	3,121	10	2,600	6
Japan	1,618	3	1,582	2	2,263	3	1,556	4	1,130	3
Spain	—	—	—	—	2,081	2	920	6	1,459	2
Asia Pacific	3,072	5	2,813	3	5,193	6	2,379	5	1,264	5
Other	1,018	2	1,456	2	1,456	1	2,711	2	662	5

Total	$64,546	100%	$83,026	100%	$88,981	100%	$51,340	100%	$25,855	100%

F–40

  (o) Long-Lived Assets

    We evaluate the carrying value of long-lived assets based on the guidance in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Our evaluation considers strategy, competitive information, market trends and operating performance. During the fourth quarter of 2000, we decided to divest the ShopSite product line due to the fact that goodwill is not realizable. We expensed the remaining goodwill balance of $3,255 which is included in the restructuring charge in the accompanying statement of operations. Based on our evaluation at June 30, 2001, we do not believe any other impairment of long-lived assets exists.

  (p) New Accounting Standards

    The Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition, in December 1999. We were required to adopt this new accounting guidance through a cumulative charge to operations, in accordance with Accounting Principles Board Opinion (APB) No. 20, Accounting Changes, no later than the fourth quarter of fiscal 2000. The adoption of this guidance did not have a material impact on our operating results for all periods presented.

    In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 did not have a material impact on our consolidated financial statements.

    In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." These standards, among other things, significantly modify the current accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments. We have not completed an analysis as to the magnitude of the impact of these new pronouncements on our financial statements. At this time, these new pronouncements are not expected to have a material affect on the statement of position or results of our operations.

(3) Special Charges

  (a) Restructuring Charges

         (i) In April 2001, we implemented a restructuring plan to reduce expenses by streamlining our workforce and realigning resources across business segments to support the customer base of each segment. We terminated 57 employees and 40 contractors across the following functions: services (40), research and development (14), marketing (6), general and administrative (18) and sales (19) resulting in a restructuring severance cost of approximately $532. Of the $532 cost, we paid

F–41

    approximately $396 during the second quarter of 2001 and we expect to pay the balance of $136 by December 31, 2001.

Restructuring Costs	Amount
Employee severance, benefits and related costs	$532
Cash paid during the second quarter of 2001	396

Accrued restructuring at June 30, 2001	$136

      (ii) In the fourth quarter of 2000, we implemented a restructuring plan to reduce expenses and align investments with new strategies designed for future profitability and long-term revenue growth. The major component of the restructuring charge related to the termination of approximately 92 employees and 90 outside consultants across the following functions: services (99), research and development (49), marketing (10), general and administrative (13) and sales (11). Other components of the restructuring charge included the write-off of goodwill related to the ICentral acquisition, resulting from our decision to divest our ShopSite product line, the accrual of a software contract commitment that resulted from a change in product strategy and accrual of office lease impairment costs due to the reduction in workforce. The total cash impact of the restructuring amounted to approximately $3,693. We paid approximately $836 in 2000 and $1,781 in the first six months of 2001. During the second quarter we reversed approximately $532 of charges due to a revision of an estimate in the calculation of certain severance costs. The remaining liability of approximately $544 is expected to be paid by October 31, 2001. Following are the significant components of the restructuring charge:

Restructuring Costs	Amount
Employee severance, benefits and related costs	$2,894
ICentral goodwill write off	3,255
Office lease	299
Termination costs of certain contractual arrangements	500

Total	$6,948

    The following is a roll forward of the restructuring accrued for in the fourth quarter of 2000:

Accrued restructuring December 31, 2000	$2,857
Cash paid during the first six months	1,781
Reversal of severance costs not payable	532

Accrued restructuring June 30, 2001	$544

      (iii) In the fourth quarter of 1998, we implemented a restructuring plan to better align our operating costs with our anticipated future revenue stream. The major component of the restructuring charge related to the elimination of approximately 67 employees across the following functions: research and development (27), marketing (17), general and administrative (22) and services (1). In addition, 10 employees moved from research and development to services. Other components related to settling certain contractual arrangements for porting and product integration that resulted from a change in product strategy. Other charges included the write-off of unutilized software, originally intended for use by the sales force but not implemented due to the reduction in marketing personnel. The total cash impact of the restructuring amounted to

F–42

  approximately $1,748. All liabilities were paid as of December 31, 1999. Following were the significant components of the restructuring charge:

Restructuring Costs	Amount
Employee severance, benefits and related costs	$1,260
Write-off of assets	294
Termination costs of certain contractual arrangements	488

Total	$2,042

  (b) Non-recurring charges

    As a result of the acquisition of FutureTense during the fourth quarter of 1999 (See Note 4(a)), we incurred one-time costs related to the merger of $4,328. These costs were comprised of professional fees and other charges of $3,353 and costs to exit contractual obligations and asset impairments of $975. The total cash impact related to the transaction was $3,394, which has all been paid as of December 31, 2000.

(4) Acquisitions

  (a) FutureTense, Inc.

    Effective October 15, 1999, we completed a merger with FutureTense, Inc., (FutureTense) a software Internet content management and delivery company. We issued 7,346,210 shares of our common stock to the holders of outstanding FutureTense stock. Each FutureTense share was exchanged for .384 shares of our common stock. In addition, we assumed FutureTense employee stock options and warrants that converted into options to acquire 1,124,628 shares of our stock. As of the date of the consummation of the merger, the common stock and the converted options issued by us had an aggregate market value of $111,180. The merger has been accounted for as a pooling of interests, and accordingly, all prior period financial statements presented herein have been restated as if the merger took place at the beginning of such periods. In addition, in connection with this acquisition, we entered into employment agreements in 1999 with key employees of FutureTense.

    During the nine month period ended September 30, 1999, we recorded revenues of $432 related to the sale of FutureTense products and services as part of a reseller agreement. This amount has been eliminated in consolidation. No other material adjustments were required as a result of conforming the accounting policies of FutureTense to our existing policies.

F–43

    In accordance with Accounting Principles Board Opinion (APB) No. 16, the following information presents statement of operations data for the periods preceding the merger.

	Nine Months Ended September 30, 1999	Years Ended December 31, 1998
	(unaudited)
Open Market:
Revenues	$52,160	$62,145
Net Loss	(6,251)	(30,472)
FutureTense:
Revenues	$6,032	$2,401
Net Loss	(5,374)	(6,498)

  (b) ICentral Incorporated

    On April 30, 1998, we acquired all of the outstanding shares of capital stock of ICentral, Incorporated (ICentral) based in Provo, Utah. ICentral specializes in Internet store-building products geared to small and medium-sized businesses. As payment of the purchase price, we (i) issued an aggregate of 480,140 shares of our common stock and (ii) made a cash payment of $720 to the former stockholders of ICentral. The value of the shares of our common stock issued in connection with the acquisition was approximately $10,000 based on a weighted-average market price, as defined. In addition, in connection with this acquisition, we entered into employment agreements in 1999 with certain key employees of ICentral under which we agreed to pay bonuses in an aggregate amount of $1,000, depending on certain future events, as defined. The employees earned $609 under the employment agreements, which was paid through the issuance of 48,752 shares of common stock under our 1994 Stock Purchase Plan. The remainder was forfeited due to termination of employment. For financial statement purposes, this acquisition was accounted for as a purchase, and accordingly, the results of operations of ICentral subsequent to April 30, 1998 are included in our consolidated statements of operations.

    The aggregate purchase price of $12,086 consisted of the following:

Description	Amount
Common stock	$10,000
Cash	720
Assumed liabilities	666
Acquisition costs	700

Total purchase price:	$12,086

    The purchase price was allocated based upon the fair value of the tangible and intangible assets acquired. These allocations represent the fair values determined by an appraisal. The

F–44

appraisal incorporated proven valuation procedures and techniques in determining the fair value of each intangible asset. The purchase price has been allocated as follows:

Description	Amount
Current assets	$86
Other acquired intangible assets	6,300
In-process research & development	5,700

Total assets acquired:	$12,086

    The in-process research and development has been expensed as a charge against operations as of the closing of the transaction and is included in the accompanying 1998 consolidated statement of operations. The amount allocated to in-process research and development relates to projects that had not yet reached technological feasibility and that, until completion of development, have no alternative future use. These projects were to require substantial development and testing prior to reaching technological feasibility. However, there could be no assurance that these projects would reach technological feasibility or develop into products that would be sold profitably by us. The technology acquired in the acquisition of ICentral has required substantial additional development by us. During the fourth quarter of 2000, we decided to divest this product, and we expensed the remaining balance of $3,255 of this intangible asset. We have recorded approximately $1,260 and $4,200 of amortization expense relating to these intangible assets during 1999 and 2000, respectively.

(5) Intangible Assets

    Intangible assets consist principally of goodwill and the value of acquired technology. These intangibles were obtained from our acquisitions of Folio and ICentral. We amortize these intangibles over their estimated useful lives as follows:

		December 31,
Acquisition	Estimated Useful Life	1999	2000	June 30, 2001
Net intangibles related to Folio Acquisition	5 to 7 years	$9,137	$9,137	$9,137
Net intangibles related to ICentral Acquisition*	5 to 7 years	6,300	6,300	6,300
Net intangibles related to Mission Critical Acquisition	3 years	1,581	1,581	1,581

Total intangible assets		17,018	17,018	17,018
Less: Accumulated amortization		(8,361)	(14,361)	(17,018)

Net intangible assets		$8,657	$2,657	$2,657

*
The intangible related to the ICentral acquisition was written off in 2000 as part of a restructuring charge. See Note 3a on Restructuring and Note 4b on the ICentral Acquisition.

(6) Long-Term Obligations and Credit Facilities

  (a) Line-of-Credit Arrangements

       (i) We had an unsecured credit facility arrangement with Silicon Valley Bank, which provided up to $15,000 in financing in the form of a demand line of credit. Borrowings

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  under this line are limited to 80% of eligible domestic accounts receivable and 90% of eligible foreign accounts receivable, as defined, and bore interest at the prime lending rate (9.50% at December 31, 2000). We were required to comply with certain restrictive covenants under this agreement, and the line was collateralized by our accounts receivable. We were in compliance with all such covenants at December 31, 2000. As of December 31, 2000, our borrowing under this facility was $11,459. This line was fully paid in January 2001 and expired on January 15, 2001. In February 2001, we replaced this line with a secured credit facility arrangement with the same bank, which provides up to $12,000 in financing in the form of a demand line of credit. Borrowings under this line are limited to between 60% and 80% of eligible domestic accounts receivable and 90% of eligible foreign accounts receivable, as defined, and bear interest at the prime lending rate plus 2%. The line is collateralized by all assets. We are required to comply with certain financial covenants under this agreement, including a requirement that we (i) raise, on or before March 15, 2001, additional capital of at least $10,000 through the sale of subordinated debt, equity securities, non-core assets, certain stock interests and/or the proceeds of lawsuit settlements and (ii) maintain a minimum tangible net worth in an amount equal to (a) a base amount, ranging from $10,000 to $20,000 from the date of the agreement to December 30, 2001, and fixed at $18,000 on and after December 30, 2001, plus (b) 85% of all consideration received after the date of the agreement from any sale of our equity securities and/or subordinated debt, excluding amounts received in connection with the additional capital requirement described above. Other restrictive covenants under this agreement include restrictions on (i) our use of proceeds and (ii) our ability to sell the company, make loans, declare dividends, increase compensation payments, subordinate debt and encumber the collateral. Effective March 30, 2001, we entered into a modification to the secured credit facility which, among other things, extended the date by which we were required to raise the $10,000 of additional capital discussed above from March 15, 2001 to March 31, 2001 and reduced the minimum tangible net worth we are required to maintain to an amount equal to (i) a base amount, ranging from $5,500 to $15,000 from the date of the agreement to December 31, 2001, and fixed at $8,500 on and after December 30, 2001, plus (ii) 85% of all consideration received after the date of the original loan agreement from any sale of our equity securities and/or subordinated debt, excluding amounts received in connection with the additional capital requirement described above. As of August 2001 the Company was out of compliance with the covenants under this facility and therefore has not made any further borrowings under this facility.

       (ii) We had a royalty line of credit with a bank, which provided up to $6,996 in financing in the form of a line of credit. Borrowings under this line were limited to 85% of guaranteed minimum royalties receivable from Next Page, as defined, and bore interest at the prime lending rate (9.50% at December 31, 2000). Our borrowings under this facility were $5,946 at December 31, 2000. This line was fully paid in January 2001. In concert with our March sale of the underlying technology to NextPage, this line terminated.

      (iii) At June 29, 2001, we entered into an accounts receivable purchase agreement with Silicon Valley Bank, which provided up to $3,200 in financing in the form of a line of credit. Borrowings under this line were limited to 80% of certain accounts receivables,

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  as defined, and bear interest at the rate of 1.75% per month. Our borrowing under this facility was $3,200 at June 30, 2001.

  (b) Mortgage

    In July 1998, we entered into a $2,800 mortgage of our Provo, Utah, property which bore interest at the fixed rate of 8.5%. The mortgage was paid in full in October 2000 upon the sale of this property.

(7) Income Taxes

    We account for income taxes under SFAS No. 109, Accounting for Income Taxes, the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the accompanying consolidated financial statements, as measured by enacted tax laws.

    The provision for income taxes for the years ended December 31, 1998, 1999 and 2000 consists of foreign income and withholding taxes.

    At December 31, 2000, we had net operating loss carryforwards for federal income tax purposes of approximately $169,000, which expire through 2007—2020. We also have certain tax credits available to offset future federal and state income taxes, if any. Net operating loss carryforwards and credits are subject to review and possible adjustments by the Internal Revenue Service and may be limited in the event of certain cumulative changes in excess of 50% in the ownership interests of significant stockholders over a three-year period. We believe that we have experienced a change in ownership in excess of 50%. We do not believe that this change in ownership will significantly impact our ability to utilize our net operating loss carryforwards.

    The components of our deferred tax asset are as follows:

	1999	2000
Net operating loss carryforwards	$47,463	$67,570
Amortization of intangible assets	15,818	19,448
Tax credit carryforwards	2,894	3,941
Temporary differences	(3,109)	(3,965)

Total deferred tax assets	63,066	86,994
Less—valuation allowance	(63,066)	(86,994)

Net deferred tax assets	$—	$—

    It is our objective to become a profitable enterprise and to realize the benefits of our deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered our operating history, the volatility of the market in which we compete, the operating losses incurred to date and believes that given the significance of this evidence, a full valuation reserve against our deferred tax assets is required as of December 31, 1999 and 2000.

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(8) Stockholders' Equity

  (a) Preferred Stock

    In April 1996, our Board of Directors authorized the issuance of up to 2,000,000 shares of $.10 par value preferred stock. At December 31, 2000, no shares were issued and outstanding.

    In connection with the merger with FutureTense, which was accounted for as a pooling of interest, all outstanding shares of FutureTense preferred stock were exchanged for our common stock. The shares of Series A, B, C and D Preferred Stock issued were as follows:

Description of Preferred Stock	Date	Number of Shares	Price Per Share	Gross Proceeds	Shares of Open Market Common Stock
Series A	February 1996	380,651	$3.15	$1,199,050	730,850
Series B	July 1996 and October 1997	754,178	7.28	5,486,645	1,448,022
Series C	February 1998 and June 1998	711,842	7.29	5,189,328	1,366,737
Series D	December 1998 and February 1999	5,436,837	1.48	8,049,782	2,087,745

    The Series A, B, C and D Preferred Stock had the following rights, preferences and privileges. The Series A, B, C and D Preferred shareholders each had a liquidation preference over the common stock in the event of a liquidation, dissolution or winding up of the Company. The Series A, B, C and D Preferred shareholders were entitled to receive dividends at the defined dividend rate, when and if declared by the Board of Directors. We were required to redeem and convert the Series A, B, C and D Preferred Stock for the redemption price plus any declared but unpaid dividends beginning February 10, 2002. The preferred shareholders were entitled to vote with the common stockholders on an as-converted basis. The Series A, B, C and D Preferred shareholders also had the right of first refusal to purchase any new securities offered by us, as defined. These rights, preferences and privileges terminated upon the consummation of the merger between FutureTense and us.

  (b) Common Stock Reserved

    Common stock reserved for issuance at December 31, 2000 consisted of the following:

Stock Incentive Plan	14,986,000
Warrants	334,728

Total	15,320,728

  (c) Private Placements

    In June 1998, Intel Corporation made an investment in us, purchasing 335,852 unregistered shares of our common stock for an aggregate purchase price of $5,000.

    In July 1998, CMG Information Services, Inc., an investor and developer of Internet companies ("CMG"), and Capital Ventures International, a fund managed by Heights Capital

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Management ("CVI"), made a $20,000 equity investment in us. Pursuant to the terms of the agreements, we issued an aggregate of 1,545,893 shares of our common stock to CMG and CVI at a price of $12.94 per share. In addition, we issued to CMG and CVI warrants to purchase 334,728 shares of common stock at a price of $16.43 per share, which expire on July 30, 2003. We filed a registration statement on Form S-3, covering all such shares of common stock, which was declared effective by the Securities and Exchange Commission on August 13, 1998.

(8) Stockholders' Equity

  (d) Stockholders' Rights

    In January 1998, our Board of Directors adopted a Shareholder Rights Plan declaring a dividend of one right for each share of our common stock outstanding at the close of business on February 12, 1998. The rights entitle our shareholders to purchase one one-thousandth of a share of a Series A of Junior Participating Preferred Stock of the Company at an exercise price of $65.00 per share. The rights become exercisable in the event that another party acquires or announces its intention to acquire beneficial ownership of 18% or more of our common stock. Such percentage may, at the Board's discretion, be lowered, although in no event may it be lower than 10%. In the event of such an acquisition or similar event, each right, except those owned by the acquirer, will enable the holder of the right to purchase that number of common shares of the Company which equals the exercise price of the right divided by one-half of the market price of the common stock. In addition, if we are involved in a merger or other transaction with another party in which we are not the surviving corporation, or we sell or transfer 50% or more of our assets or earning power to another party, each right will entitle its holder to purchase that number of shares of common stock of the other party which equals the exercise price of the right divided by one-half of the market price of such common stock. The rights expire ten years from the date of the grant.

  (e) Common Stock

    At December 31, 2000, we had outstanding 1,703,998 shares of common stock which are subject to restriction agreements (the "Restriction Agreements") under the 1996 Incentive Plan. Pursuant to the Restriction Agreements, we have the right to repurchase any unvested shares of common stock in the event of termination of employment with cause, as defined, or due to stockholder's voluntary resignation with us at 25% of the then-current fair market value of the common stock. Shares subject to the Restriction Agreements vest quarterly over a five year period commencing December 1995, subject to certain acceleration provisions. In connection with the consummation of the merger of FutureTense, the restrictions on these shares were accelerated and then converted into shares of our common stock. At December 31, 2000, all shares subject to Restriction Agreements had vested and were no longer subject to our right of repurchase.

    During 1996, FutureTense issued 1,057,786 shares of restricted common stock to certain employees and consultants. The estimated value of these shares totaled $110 and was recorded as deferred compensation and is being amortized as compensation expense over the vesting period of the restricted common stock.

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    In July 1998, 7,918 shares of unvested restricted stock, granted to a consultant in 1996, were cancelled. The deferred compensation associated with the grant was not significant at the date of cancellation.

  (f) Stock Option Plans

    During 1994, our Board of Directors adopted the 1994 Stock Incentive Plan (the 1994 Incentive Plan). Under the Incentive Plan, as amended, we have reserved and may issue up to 19,201,000 shares of common stock or options to purchase common stock. As of December 31, 2000, there are 1,084,000 shares available for issuance under the 1994 Incentive Plan.

    In September 1996, FutureTense's Board of Directors adopted the 1996 FutureTense Plan (the 1996 Incentive Plan) under which 1,125,000 shares of common stock are reserved for issuance to employees, officers, directors and consultants upon the exercise of options granted under the 1996 Incentive Plan. As of December 31, 2000, there were 109,000 shares available for issuance under the 1996 Incentive Plan. Since our merger with FutureTense in October 1999, no new options have been granted under the 1996 Incentive Plan.

    In August 1999, our Board of Directors adopted the 1999 Stock Incentive Plan (the 1999 Incentive Plan). Under the Incentive Plan, we have reserved and may issue up to 4,000,000 shares of common stock or options to purchase common stock. As of December 31, 2000, there are 494,000 shares available for issuance under the 1999 Incentive Plan.

    Under the terms of the above-mentioned Incentive Plans, the Board of Directors may grant incentive stock options or non-qualified stock options to purchase shares of our common stock. The purchase price and vesting schedule applicable to each option grant are determined by the Board of Directors. Generally, options vest over a four-year period and expire 10 years from the date of grant.

    In 1996, our Board of Directors approved the 1996 Director Option Plan (the Director Plan) whereby we have reserved and may issue up to 200,000 shares of common stock. Under the terms of the Director Plan, each newly elected director will be granted an option to purchase 20,000 shares of common stock. In addition, commencing with the 1998 annual meeting of stockholders and for every annual meeting of stockholders thereafter, each director who is not a founder or employee of the Company will be granted an option to purchase 10,000 shares of common stock. Generally, these options vest over a four-year period and expire 10 years from the date of grant. The vesting of these options will accelerate upon a change of control, as defined in the Director Plan. At December 31, 2000, there were 9,600 options available for grant under this plan.

    We recorded deferred compensation when stock options were granted to employees at an exercise price per share that is less than the fair market value on the date of the grant. Deferred compensation was recorded in an amount equal to the excess of the fair market value per share over the exercise price multiplied by the number of shares purchasable under the option. We recorded $41, $399 and $113 of deferred compensation expense in 1998, 1999 and 2000, respectively, which represented the difference between the fair market value of the common stock on the date of grant, for accounting purposes, and the exercise price.

    In November 1998, the Compensation Committee of the Board of Directors authorized a Stock Option Exchange Program (the Program). Under the terms of the program, all current

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employees, excluding certain officers then subject to Section 16 of the Securities Exchange Act of 1934, had the option to request that we cancel their existing options and replace them with a new option. Options for a total of 2,258,153 shares were surrendered under the program by employees and exchanged for new options at the new option exercise price and vesting schedule. The new exercise price was equal to the fair market value of our common stock on November 13, 1998, or $7.875. The repriced shares were subject to certain selling restrictions through 1999. These repriced options are reflected as grants and cancellations in the 1998 stock option activity below.

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    The following is a summary of the stock option activity for all plans:

	1998		1999		2000
	Number of Shares	Weighted Average Price per Share	Number of Shares	Weighted Average Price per Share	Number of Shares	Weighted Average Price per Share
Outstanding at beginning of year	6,741,000	$5.94	6,622,000	$5.47	8,259,000	$9.29
Granted	5,129,000	11.22	5,022,000	13.31	9,441,000	14.47
Exercised	(977,000)	3.53	(1,323,000)	4.66	(2,515,000)	2.83
Canceled	(4,271,000)	10.98	(2,062,000)	9.77	(4,853,000)	19.62

Options available for grant at end of year	5,198,000		6,262,000		1,697,000
Options exercisable	2,239,000	$2.91	2,963,000	$3.66	1,827,000	$9.46
Weighted-average fair value of options granted during the year	$6.30		$9.89		$13.49

	Options Outstanding			Options Exercisable
	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per Share	Number Exercisable	Weighted Average Exercise Price per Share
$0.17- 0.52	369,000	6.59	$0.43	287,000	$0.41
$1.03- 1.56	1,124,000	9.79	1.51	2,000	1.50
$1.66- 2.00	372,000	9.91	1.93	—	—
$2.66- 2.66	1,236,000	9.80	2.66	—	—
$2.97- 7.50	1,069,000	9.58	4.19	33,000	6.91
$7.81- 7.88	828,000	6.62	7.88	573,000	7.88
$9.00- 9.00	1,409,000	9.30	9.00	—	—
$9.37-12.13	1,279,000	8.43	11.41	495,000	11.62
$12.23-14.75	1,041,000	8.83	13.17	294,000	13.31
$14.88-55.00	1,605,000	9.00	31.80	143,000	19.23

	10,332,000	8.95	$10.54	1,827,000	$9.46

  (g) The 1996 Employee Stock Purchase Plan

    In April 1996, our Board of Directors approved the 1996 Employee Stock Purchase Plan (the Purchase Plan) under which we have reserved and may issue up to an aggregate of 750,000 shares of our common stock in accordance with the Purchase Plan. Under the terms of the Purchase Plan, employees who meet certain eligibility requirements may purchase shares of our common stock at 85% of the closing price of the common stock on the first or last day of each six-month offering period, whichever is lower. In 1998, 1999 and 2000, we issued 132,000, 93,000 and 117,000 shares, respectively, for gross proceeds of approximately $1,147, $1,125 and $938, respectively. At December 31, 2000, there were 348,000 shares available for issuance under the Purchase Plan.

  (h) Pro Forma Disclosure of Stock-Based Compensation

    SFAS No. 123, Accounting for Stock-Based Compensation, requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of operations or, alternatively, disclosed in the notes to consolidated financial statements. We have determined that we will continue to account for stock-based

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compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. We record the fair market value of stock options and warrants granted to non-employees in the consolidated statements of operations. We have computed the pro forma disclosures required under SFAS No. 123 for stock options granted in 1998, 1999 and 2000 using the Black-Scholes option pricing model. The weighted-average assumptions used for 1998, 1999 and 2000 are as follows:

	1998	1999	2000
Risk-free interest rate	4.91%	5.96%	4.44%
Expected dividend yield	—	—	—
Expected life	7 years	6 years	4 years
Expected volatility	108%	103%	149%

    The total value of the options granted to employees and stock issued under the employee stock purchase plan during 1998, 1999 and 2000 was computed as approximately $32,320, $49,664 and $127,364, respectively. The pro forma effect of these option grants for the years ended December 31, 1998, 1999 and 2000 is as follows:

	1998	1999	2000
Net loss, as reported	$(36,970)	$(19,780)	$(37,796)
Net loss, pro forma	$(44,839)	$(36,894)	$(71,812)
Net loss per share—Basic and diluted
As reported	$(0.98)	$(0.46)	$(0.83)
Pro forma	$(1.19)	$(0.86)	$(1.57)

    The resulting pro forma compensation expense may not be representative of the amount to be expected in future years as the pro forma expense may vary based upon the number of options granted. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

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(9) Commitments and Contingencies

  (a) Facilities

    We lease our facilities and certain equipment under operating leases that expire through February 2010. The future minimum lease commitments at December 31, 2000, net of sublease income, are as follows:

Year Ended December 31,	Commitments
2001	$5,456
2002	4,799
2003	4,571
2004	4,489
2005	4,218
Thereafter	19,250

$42,783

    Rent expense included in the accompanying consolidated statements of operations was approximately $3,171, $2,585 and $6,143 for the years ended December 31, 1998, 1999 and 2000, respectively. We subleased a portion of our Burlington office space during 1999.

  (b) Class Action Suit

    Six putative class action suits were filed between June 14, 2000 and August 10, 2000, against us and certain of our officers and directors in the United States District Court for the District of Massachusetts. These actions, each filed on behalf of an alleged class of our shareholders who purchased our common stock between November 18, 1999 and April 18, 2000, allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under the Securities Exchange Act. In particular, they allege, among other things, that during the putative class period, the defendants sought to mislead the investing public by overstating Open Market's prospects and the quality of its products. The plaintiffs are seeking monetary damages and other appropriate relief. On January 25, 2001, the court entered an order consolidating these actions into one action. This consolidated case is entitled In re Open Market Securities Litigation, C.A. No. 00-CV-11162. On April 13, 2001, the plaintiffs filed a consolidated class action complaint. The Company and the other defendants believe they have meritorious defenses against this suit and intend to vigorously defend this suit. On May 29, 2001, they filed a motion seeking dismissal of all counts of the consolidated complaint. On August 3, 2001, the plaintiffs filed a motion in opposition to the defendants motion to dismiss.

(10) Related Party Transactions

    We have entered into agreements with certain stockholders that provide for product and service revenues. We believe that the terms of these transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties. We recognized product and service revenues from related parties of approximately $208, $259 and $444 during the years ended December 31, 1998, 1999 and 2000, respectively. We had related party accounts receivable of approximately $71 and $70 related party deferred revenue of approximately $41

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and $104 included in the accompanying consolidated balance sheets as of December 31, 1999 and 2000, respectively, from certain stockholders.

(11) Exclusive Distribution Agreement

    On June 9, 1999, we announced the formation of a strategic partnership with NextPage, Inc. Under the terms of the agreement, as amended on September 30, 1999, in exchange for exclusive worldwide marketing and distribution rights for Folio publishing products, NextPage will pay us a minimum of $14,000 in guaranteed royalties over a three-year period, commencing July 1, 1999. We are recording the guaranteed royalty revenue ratably over the three-year period. At the end of the three-year period, NextPage has an option to obtain all rights, title and interests to the Folio products for a purchase price equal to such products' estimated fair-market value. In addition, we received a minimum of $3,000 in software license fees from NextPage in exchange for NextPage's non-exclusive worldwide rights to market and distribute our Transact/ShopSite software products to the commercial publishing industry. In connection with this distribution agreement, we recorded $5,441 and $4,664 in publishing revenue during 1999 and 2000, respectively. See Note 16(b).

(12) Employee Benefit Plan

    In October 1995, we adopted a 401(k) savings and investment plan (the 401(k) Plan) for eligible employees. Each participant may elect to contribute up to 15% of his or her compensation for the plan year, subject to certain limitations, as defined. At the discretion of our Board of Directors, matching contributions are made to the 401(k) Plan. To date, there have been no discretionary contributions made by us to the 401(k) Plan.

(13) Accrued Expenses

    Accrued expenses consist of the following:

	December 31,
			June 30, 2001
	1999	2000
Payroll and related expenses	$6,002	$6,120	$4,661
Professional and consulting fees	552	1,163	783
Restructuring	389	3,106	929
Royalties	1,034	2,729	1,511
All other	5,796	5,345	3,404

	$13,773	$18,463	$11,288

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(14) Deferred Revenues

    Deferred revenues consist of the following:

	December 31,
			June 30, 2001
	1999	2000
Future product deliverables	$149	$1,244	$97
Prepaid royalties	—	1,167	—
Prepaid service revenues	6,153	5,601	3,607

	$6,302	$8,012	$3,704

(15) Quarterly Financial Results

    The following table sets forth certain unaudited quarterly financial data for 1999, 2000 and 2001. In the opinion of management, the unaudited quarterly information has been prepared on the same basis as the audited consolidated financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the information for the periods presented. The quarterly operating results are not necessarily indicative of results of operations for any future period.

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    The merger of FutureTense Inc. in October 1999 was accounted for as a pooling of interests and accordingly all prior period financial data has been restated as if the merger took place at the beginning of such periods.

	Three Months Ended
	Mar. 31, 1999	June 30, 1999	Sept. 1999	Dec. 31, 1999	Mar. 31, 2000	June 30, 2000	Sept. 30, 2000	Dec. 31, 2000	Mar. 31, 2001	June 30, 2001
	(unaudited)
Revenues:
Content-driven eBusiness solutions product	$480	$599	$1,808	$5,408	$7,654	$8,714	$8,901	$4,725	$4,578	$6,148
Transact/ShopSite product	7,825	10,541	9,710	10,350	6,561	5,837	967	234	54	1,350
Other product	2,385	2,418	1,071	1,147	1,140	1,168	1,167	1,282	1,667	—

Product revenues	10,690	13,558	12,589	16,905	15,355	15,719	11,035	6,241	6,299	7,498

Content-driven eBusiness solutions service	182	973	1,000	615	2,031	3,394	3,900	3,575	3,123	2,813
Transact/ShopSite service	4,803	5,091	6,483	7,491	7,243	7,257	7,315	5,058	3,584	2,530
Other service	919	940	529	258	194	147	87	430	8	—

Service revenues	5,904	7,004	8,012	8,364	9,468	10,798	11,302	9,063	6,715	5,343

Total revenues	16,594	20,562	20,601	25,269	24,823	26,517	22,337	15,304	13,014	12,841

Cost of Revenues:
Product revenues	764	1,014	850	1,806	2,376	2,311	2,086	680	598	545
Service revenues	4,151	5,197	4,986	6,804	7,714	8,972	10,493	10,214	6,285	4,005

Total cost of revenues	4,915	6,211	5,836	8,610	10,090	11,283	12,579	10,894	6,883	4,550

Gross profit	11,679	14,351	14,765	16,659	14,733	15,234	9,758	4,410	6,131	8,291

Operating Expenses:
Selling and marketing	8,497	9,360	8,539	11,947	10,477	12,632	12,608	13,046	10,744	8,636
Research and development	5,238	5,872	5,514	5,822	6,036	6,422	6,426	5,917	5,149	3,913
General and administrative	2,230	1,969	2,662	1,806	2,372	2,957	3,393	3,377	2,700	2,007
Amortization of intangibles	852	852	897	786	765	766	765	449	450	—
Restructuring charge	—	—	—	—	—	—	—	6,948	—	—
Merger related costs	—	—	—	4,328	—	—	—	—	—	—

Total operating expenses	16,817	18,053	17,612	24,689	19,650	22,777	23,192	29,737	19,043	14,556

Loss from operations	(5,138)	(3,702)	(2,847)	(8,030)	(4,917)	(7,543)	(13,343)	(25,327)	(12,912)	(6,265)
Other income	19	119	142	71	201	12,550	1,071	265	4,363	379

Loss before income taxes	(5,119)	(3,583)	(2,705)	(7,959)	(4,716)	5,007	(12,363)	(25,062)	(8,549)	(5,886)
Provision for income taxes	42	103	71	198	52	298	34	278	115	152

Net loss	$(5,161)	$(3,686)	$(2,776)	$(8,157)	$(4,768)	$4,709	$(12,397)	$(25,340)	$(8,664)	$(6,038)

(16) Subsequent Events

      (a) In March 2001, we sold $5.0 million of our Series E 6% Cumulative Convertible Preferred Stock and warrants to purchase approximately 900,000 shares of our common stock at an exercise price of $1.9078 per share, subject to certain adjustments, to an affiliate of the Palladin Group. The warrants are exercisable for a period of five years.

  The Series E Preferred Stock is convertible at the option of the holder into shares of our common stock at an initial conversion price of $1.5262 per share, subject to certain adjustments. The initial conversion price is subject to adjustment on the six-month anniversary of the initial issuance, provided that in no event shall the adjusted conversion price be less than $0.8176. In addition, the conversion price is subject to adjustment in the event that we issue securities below the conversion price, with certain exceptions.

  The shares of Series E Preferred Stock bears dividends at an annual rate of 6.0% of the liquidation preference of these shares, payable semi-annually, through the issuance of shares of our common stock or, at our option, in cash. Holders of Series E Preferred Stock have the right, after two years, to require us to redeem the Series E Preferred

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  Stock for cash or convert such shares into our common stock, at our option. Also, in the event of a "change in control" as defined in the terms of the Series E Preferred Stock, if the Series E Preferred Stock is not converted into shares of common stock by the holder, we are required to redeem the Series E Preferred Stock for cash, with such cash redemption equal to 115% of the Series E Preferred Stock liquidation preference. We are required to register the shares of common stock issuable upon conversion and upon exercise of the warrants under the Securities Act of 1933 for public resale.

      (b) On March 26, 2001, we announced that NextPage had exercised its option to purchase the Folio technology, which it had been licensing, from us. NextPage paid us approximately $6,600 in cash in the first quarter of 2001, to complete the sale. As a result of this sale, there will be no future revenue stream from these products beginning in the second quarter of 2001. We recorded a gain of approximately $4.0 million on this sale in the first quarter of 2001.

      (c) On May 25, 2001, we entered into an agreement with Theddingworth International Limited to provide Open Market with up to $40 million in private equity funding. Pursuant to this agreement, we have the right, but not the obligation, to raise up to $40 million through the issuance and sale of our common stock to the investor pursuant to a series of draw downs over a period of 24 months. The draw downs are subject to the satisfaction of a number of conditions, including the filing and effectiveness of a registration statement with the Securities and Exchange Commission covering the resale of the shares purchased under the agreement. Pricing for the shares issuable under the agreement is based on the weighted average price of our common stock over a period of time prescribed in the agreement. We will use the funds received from sales of the common stock under the agreement for working capital and other general corporate purposes. We cannot request a draw down which would result in the issuance of an aggregate number of shares of common stock pursuant to the agreement which exceeds 19.9% of the total number of shares of our common stock outstanding on May 25, 2001 without obtaining stockholder approval of such excess issuance.

  In connection with the agreement, we issued to Theddingworth a warrant to purchase up to 350,000 shares of our common stock at an exercise price of $1.91 per share, subject to certain adjustments in the case of a stock split, stock dividend or other similar transaction. The warrant terminates on May 25, 2006. The issuance of this warrant and the shares of common stock issuable upon exercise thereof is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

      (d) On August 15, 2001, Open Market entered into a definitive merger agreement with divine and DI1 Acquisition Company, a wholly-owned subsidiary of divine, pursuant to which Open Market agreed to be acquired by divine. Subject to the terms and conditions of the merger agreement, DI1 will merge with and into Open Market, with Open Market to survive the merger as a wholly-owned subsidiary of divine. In the merger, each outstanding share of Open Market's common stock will be converted into the right to receive that number of shares of divine common stock obtained by dividing (1) 44,285,714 by (2) the total number of shares of Open Market's common stock outstanding, including, for this purpose, all shares issuable upon conversion of any then outstanding Series E preferred stock of Open Market, but less any shares of Open Market common stock issued pursuant to any options or warrants exercised after the

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  signing of the Open Market merger agreement and purchases made under Open Market's employee stock purchase plans after August 3, 2001. In addition, each share of Series E preferred stock issued and outstanding immediately prior to the effective time shall, by virtue of the merger and without any action on the part of the holder thereof, be converted automatically into the right to receive a number of shares of divine's common stock equal to the product of the exchange ratio multiplied by the number of shares of Open Market's common stock into which such shares of Series E preferred stock is then convertible at the then applicable conversion ratio for such Series E preferred stock. Furthermore, each outstanding option and warrant to purchase Open Market's common stock will be converted into an option or warrant to purchase the number of shares of divine's common stock equal to the number of shares of Open Market's common stock subject to such option or warrant multiplied by the exchange ratio, and the associated exercise price will be adjusted accordingly. In connection with the merger agreement, Halifax agreed to waive its redemption right under certain circumstances in exchange for the modification of the conversion rights of the Series E preferred stock and the exercise price of certain warrants.

  In August 2001, in connection with the merger agreement, Open Market entered into a credit agreement with divine pursuant to which it borrowed $5,000 and may borrow up to an additional $1,500 per month beginning in October 2001, and $2,500 per month beginning in January 2002 through March 2002, subject to the earlier completion of the Open Market merger or specified termination of the Open Market merger agreement. Total borrowings under the divine credit agreement may not exceed $17,000. In the event that the Open Market merger agreement is terminated and the Open Market merger is not consummated, the borrowed amounts will either be converted into Open Market common stock or become due and payable within three months of such termination or immediately, depending upon the circumstances under which the Open Market merger agreement is terminated. See "Agreement Related to the Open Market Merger—The Credit Agreement". If the Open Market merger is not completed, based on its current revised operating plan, projected revenues and expenditures, and the belief it can generate additional cash via asset sales and debt or equity financings (including under its agreement with Theddingworth), Open Market believes that sufficient capital is or will become available to fund its operations, debt service (excluding any amounts which may become immediately payable to divine in the event the merger were not to be consummated) and capital expenditures through December 31, 2001.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DIVINE, INC.,

DES ACQUISITION COMPANY

AND

ESHARE COMMUNICATIONS, INC.

JULY 8, 2001

TABLE OF CONTENTS

ARTICLE I	The Merger; Effective Time; Closing	A-1
1.1	The Merger	A-1
1.2	Effective Time	A-1
1.3	Closing	A-2
1.4	Effect of the Merger	A-2
ARTICLE II	Certificate of Incorporation and Bylaws of the Surviving Corporation	A-2
2.1	Certificate of Incorporation; Name	A-2
2.2	Bylaws	A-2
ARTICLE III	Directors and Officers of the Surviving Corporation	A-2
3.1	Directors	A-2
3.2	Officers	A-2
ARTICLE IV	Merger Consideration; Conversion or Cancellation of Shares in the Merger	A-3
4.1	Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger	A-3
4.2	Payment for Shares in the Merger	A-5
4.3	Cash For Fractional Parent Shares	A-6
4.4	Transfer of Shares after the Effective Time	A-6
4.5	Lost, Stolen or Destroyed Certificates	A-6
ARTICLE V	Representations and Warranties	A-7
5.1	Representations and Warranties of Parent and Merger Sub	A-7
5.2	Representations and Warranties of the Company	A-16
ARTICLE VI	Additional Covenants and Agreements	A-32
6.1	Conduct of Business of the Company	A-32
6.2	No Solicitation	A-34
6.3	Meeting of Shareholders	A-36
6.4	Registration Statement	A-37
6.5	Reasonable Efforts	A-38
6.6	Access to Information	A-38
6.7	Publicity	A-38
6.8	Affiliates of the Company and Parent	A-38
6.9	Maintenance of Insurance	A-38
6.10	Representations and Warranties	A-39
6.11	Filings; Other Action	A-39
6.12	Tax-Free Reorganization Treatment	A-39
6.13	Company Employee Stock Purchase Plan	A-39
6.14	Nasdaq Listing	A-39
6.15	Indemnification	A-40
6.16	Auditors' Letters	A-40
6.17	Sale of Company Software Products	A-40
6.18	Issuance of Option Grants	A-40

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6.19	Self Tender Offer Prohibition	A-41
ARTICLE VII	Conditions	A-41
7.1	Conditions to Each Party's Obligations	A-41
7.2	Conditions to the Obligations of the Company	A-42
7.3	Conditions to the Obligations of Parent	A-42
ARTICLE VIII	Termination	A-43
8.1	Termination by Mutual Consent	A-43
8.2	Termination by either the Company or Parent	A-43
8.3	Termination by the Company	A-44
8.4	Termination by Parent	A-44
8.5	Effect of Termination; Termination Fee	A-45
ARTICLE IX	Miscellaneous and General	A-46
9.1	Payment of Expenses	A-46
9.2	Non-Survival of Representations and Warranties	A-46
9.3	Modification or Amendment	A-46
9.4	Waiver of Conditions	A-46
9.5	Counterparts	A-47
9.6	Governing Law; Jurisdiction	A-47
9.7	Notices	A-47
9.8	Entire Agreement; Assignment	A-48
9.9	Parties in Interest	A-48
9.10	Certain Definitions	A-48
9.11	Severability	A-49
9.12	Specific Performance	A-50
9.13	Recovery of Attorney's Fees	A-50
9.14	Captions	A-50
9.15	No Strict Construction	A-50

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TABLE OF DEFINED TERMS

Agreement	Introduction
Authorized Representatives	Section 6.7
Average Market Value	Section 9.10(a)
Cash Adjustment Payment	Section 4.1(e)
Certificates of Merger	Section 1.2
Certificates	Section 4.2(b)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Recitals
Commercial Software	Section 5.2(o)
Company	Introduction
Company Acquisition Proposal	Section 6.3(a)
Company Affiliate	Section 6.8
Company Affiliate Letter	Section 6.8
Company Contract	Section 5.2(p)
Company Disclosure Schedule	Section 5.2
Company Embedded Products	Section 5.2(o)
Company Financial Statements	Section 5.2(h)(ii)
Company Insurance Policies	Section 5.2(u)
Company Intellectual Property Rights	Section 5.2(o)
Company International Employee Plans	Section 5.2(n)
Company Key Employees	Section 5.2(p)
Company Option	Section 4.1(c)
Company Option Plans	Section 5.2(b)
Company Plan Affiliate	Section 5.2(n)(i)
Company Proprietary Rights	Section 5.2(o)
Company Scheduled Plans	Section 5.2(n)(i)
Company SEC Reports	Section 5.2(h)(i)
Company Shares	Section 4.1(a)
Company Software	Section 5.2(o)
Company Software Authors	Section 5.2(o)
Company Shareholders Meeting	Section 6.3
Company Superior Proposal	Section 6.3(a)
Confidentiality Agreement	Section 6.7
DGCL	Section 1.1
Effective Time	Section 1.2
Encumbrance	Section 9.10(b)
Environmental Costs and Liabilities	Section 5.2(s)
Environmental Laws	Section 5.2(s)
ERISA	Section 9.10(c)
ESPP	Section 5.2(b)
Exchange Act	Section 5.1(g)
Exchange Agent	Section 4.2(a)
Exchange Ratio	Section 4.1(a)
Fractional Securities Fund	Section 4.3

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GBCC	Section 1.1
Governmental Entity	Section 9.10(d)
Hazardous Material	Section 5.2(s)
HSR Act	Section 5.1(g)
Indemnified Personnel	Section 6.16
Knowledge	Section 9.10(e)
Material Adverse Effect	Section 9.10(f)
Merger	Recitals
Merger Sub	Introduction
NNM	Section 4.3
Parent	Introduction
Parent Contract	Section 5.1(p)
Parent Common Stock	Section 5.1(c)
Parent Disclosure Schedule	Section 5.1
Parent Embedded Products	Section 5.1(o)
Parent Financial Statements	Section 5.1(i)(ii)
Parent Insurance Policies	Section 5.2(t)
Parent Plan Affiliate	Section 5.1(n)(i)
Parent Proprietary Rights	Section 5.1(o)
Parent Scheduled Plans	Section 5.1(n)(i)
Parent SEC Reports	Section 5.1(i)(i)
Parent Shares	Section 4.1(a)
Parent Stockholders Meeting	Section 5.1(l)
Parties	Introduction
Person	Section 9.10(h)
Post-Merger Exercise Price	Section 4.1(c)
Proxy Statement	Section 6.5
Restraints	Section 7.1(c)
Returns	Section 9.10(i)
S-4 Registration Statement	Section 6.5
SEC	Section 5.1(i)(i)
Securities Act	Section 5.1(g)
Share Consideration	Section 4.2(a)
Significant Tax Agreement	Section 9.10(j)
Stock Merger Exchange Fund	Section 4.2(a)
Software Distribution Agreement	Section 6.17
Subsidiary	Section 9.10(k)
Substitute Option	Section 4.1(c)
Surviving Corporation	Section 1.1
Szlam	Recitals
Tax	Section 9.10(l)
Taxes	Section 9.10(l)
Termination Fee	Section 8.5(c)
Transaction Expenses	Section 9.1
Voting Agreement	Recitals

A–iv

EXHIBITS

Form of Voting Agreement	Exhibit A
Form of Company Affiliate Letter	Exhibit B
Form of Software Distribution Agreement	Exhibit C

A–v

AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 8, 2001, by and among divine, inc., a Delaware corporation ("Parent"), DES Acquisition Company, a Delaware corporation and a direct wholly-owned Subsidiary of Parent ("Merger Sub"), and eshare communications, Inc., a Georgia corporation (the "Company"). Parent, Merger Sub and the Company are referred to collectively herein as the "Parties." Capitalized terms used herein are defined as referenced in the Table of Defined Terms contained herein.

RECITALS

    WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company have determined that it is in the best interests of each corporation and their respective stockholders and shareholders, as the case may be, that the Company and Parent enter into a business combination through the merger of the Company with and into the Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger and declared the Merger advisable to its respective stockholders or shareholders, as applicable;

    WHEREAS, pursuant to the Merger, the outstanding shares of common stock of the Company shall be converted into shares of common stock of Parent at the rate set forth herein;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, concurrently with the execution hereof, Szlam Partners, L.P. ("Szlam") is entering into a voting agreement in the form attached as Exhibit A hereto (the "Voting Agreement");

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I
THE MERGER; EFFECTIVE TIME; CLOSING

    1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Georgia Business Corporation Code (the "GBCC"), at the Effective Time, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall thereupon cease, and Merger Sub shall be the successor or surviving corporation and shall continue its existence under the laws of the State of Delaware. Merger Sub, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

    1.2  Effective Time.  Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing duly executed certificates of merger of Merger Sub and the Company (the "Certificates of Merger") with the Office of the Secretary of State of the States of Delaware and Georgia, as the case may be, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the GBCC as

A–1

applicable, as soon as practicable on the Closing Date, and shall take all other action required by law to effect the Merger. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time").

    1.3  Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, at the offices of counsel for Parent, on the second business day after all of the conditions to the obligations of the Parties to consummate the Merger as set forth in Article VII have been satisfied or waived, or such other date, time or place as is agreed to in writing by the Parties (the "Closing Date").

    1.4  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

ARTICLE II
CERTIFICATE OF INCORPORATION AND
BYLAWS OF THE SURVIVING CORPORATION

    2.1  Certificate of Incorporation; Name.  At the Effective Time, the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and by applicable law, and the name of the Surviving Corporation shall be the Company's name.

    2.2  Bylaws.  At the Effective Time, the by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

ARTICLE III
DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

    3.1  Directors.  The directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and by-laws.

    3.2  Officers.  The officers of Merger Sub shall be the initial officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and by-laws.

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ARTICLE IV
MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
SHARES IN THE MERGER

    4.1  Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger.  At the Effective Time, the manner of converting or canceling shares of the Company and Parent shall be as follows:

      (a)  Conversion of Company Stock.  Subject to adjustment, if applicable, pursuant to Sections 4.1(e) and 4.1(f) hereof, and subject to the provisions of Section 4.3 hereof, each share of common stock, no par value ("Company Shares"), of the Company issued and outstanding immediately prior to the Effective Time (excluding any Company Shares described in Section 4.1(d)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive 1.30 shares of Class A common stock, $0.001 par value, of Parent ("Parent Shares"). All Company Shares to be converted into Parent Shares pursuant to this Section 4.1(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive for each of the Company Shares, upon the surrender of such certificate in accordance with Section 4.2, the number of Parent Shares specified above and cash in lieu of fractional shares. The ratio of Company Shares per share of Parent Shares, as adjusted from time to time pursuant to Sections 4.1(e) and 4.1(f) hereof, is sometimes hereinafter referred to as the "Exchange Ratio."

      (b)  Stock of Merger Sub.  Each stock certificate representing shares of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to represent ownership of such shares of capital stock of the Surviving Corporation.

      (c)  Outstanding Options.  Prior to the Effective Time, each option to purchase Company Shares (each, a "Company Option") that is outstanding and unexercised pursuant to the Company Option Plans in effect on the date hereof shall (i) be terminated if the result of dividing (A) the exercise price of such Company Option by (B) the Exchange Ratio and rounding the result to the nearest tenth of one cent (hereinafter, the "Post-Merger Exercise Price"), is greater than the closing sale price of the Parent Shares on the trading day immediately preceding the Effective Time, and (ii) if the Post-Merger Exercise Price of such Company Option is less than or equal to the closing sale price of the Parent Shares on the trading day immediately preceding the Effective Time, become and represent an option to purchase (a "Substitute Option") the number of Parent Shares (rounded to the nearest full share) determined by multiplying (X) the number of Company Shares subject to such Company Option immediately prior to the Effective Time by (Y) the Exchange Ratio, at an exercise price per share of Parent Shares equal to the Post-Merger Exercise Price. It is the intent of the Parties that the Substitute Options shall qualify following the Effective Time as "incentive stock options" as defined in Section 422 of the Code to the extent that the related Company Options qualified as incentive stock options immediately prior to the Effective Time, and the provisions of this Section 4.1(c) shall be applied consistent with such intent. Parent shall

A–3

  pay cash to holders of Company Options in lieu of issuing fractional Parent Shares upon the exercise of Substitute Options for Parent Shares. After the Effective Time, except as provided above in this Section 4.1(c), each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Option immediately prior to the Effective Time after giving effect to any provision contained in such Company Option providing for accelerated vesting as a result of this Agreement. The Company agrees that, after the date of this Agreement, it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Company Options in lieu of the substitution therefor of Substitute Options, as described in this Section 4.1(c). Parent will reserve a sufficient number of Parent Shares (i) for issuance under this Section 4.1(c) and (ii) for issuance under Section 6.18.

      (d)  Cancellation of Parent Owned and Treasury Stock.  All of the Company Shares that are owned by Parent, any direct or indirect wholly-owned Subsidiary of Parent or by the Company as treasury stock shall automatically cease to be outstanding, shall be canceled and shall cease to exist and no Parent Shares shall be delivered in exchange therefor.

      (e)  Adjustment to Exchange Ratio.  If the Average Market Value of Parent Shares is $2.82 or greater, then the Exchange Ratio (prior to any adjustment pursuant to Section 4.1(f), if applicable) shall be adjusted to an amount equal to $3.653 divided by the Average Market Value of Parent Shares. If the Average Market Value of Parent Shares is $2.39 or less, then the Exchange Ratio (prior to any adjustment pursuant to Section 4.1(f), if applicable) shall be adjusted to an amount equal to $3.12 divided by the greater of (x) the Average Market Value of Parent Shares or (y) $1.00. If the number of Parent Shares to be issued in the Merger pursuant to the adjustment set forth in the foregoing sentence exceeds 28,546,506 Parent Shares (prior to any adjustment pursuant to Section 4.1(f), if applicable), then Parent may elect to pay cash in lieu of all or any portion of the Parent Shares otherwise issuable to Company shareholders in the Merger in excess of 28,546,506 Parent Shares (as adjusted pursuant to Section 4.1(f), if applicable), in an amount per share equal to the Average Market Value of Parent Shares (the "Cash Adjustment Payment"), provided that such election is made prior to the date on which the Proxy Statement with respect to the Company Shareholders Meeting is first mailed to the Company's shareholders, or on a later date so long as the timing of such election shall not cause the Closing Date contemplated in the Proxy Statement with respect to the Company Shareholders Meeting to be delayed.

      (f)  Adjustment for Organic Changes.  In the event of any reclassification, stock split or stock dividend with respect to Parent Shares, any change or conversion of Parent Shares into other securities or any other dividend or distribution in Parent Shares with respect to outstanding Parent Shares (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

A–4

    4.2  Payment for Shares in the Merger.  The manner of making payment for Shares in the Merger shall be as follows:

      (a)  Exchange Agent.  On or prior to the Closing Date, Parent shall make available to Computershare Investor Services, LLC, or other entity mutually agreed upon by the Parties (the "Exchange Agent"), for the benefit of the holders of Company Shares, a sufficient number of certificates representing the Parent Shares required to effect the delivery of the aggregate consideration in Parent Shares, cash for the Fractional Securities Fund and the Cash Adjustment Payment, if any, required to be issued pursuant to Section 4.1 (collectively, the "Share Consideration" and the certificates representing the Parent Shares comprising such aggregate Share Consideration being referred to hereinafter as the "Stock Merger Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Share Consideration out of the Stock Merger Exchange Fund and the Fractional Securities Fund. The Stock Merger Exchange Fund and the Fractional Securities Fund shall not be used for any purpose other than as set forth in this Agreement.

      (b)  Exchange Procedures.  Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") (i) a form of letter of transmittal, in a form reasonably satisfactory to the Parties (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Subject to Section 4.5, upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Company Shares represented by such Certificates the Share Consideration, without interest, allocable to such Certificates and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Share Consideration allocable to such Certificates.

      (c)  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions that are declared after the Effective Time on Parent Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until such Persons surrender their Certificates as provided in Section 4.2(b) above. Upon such surrender, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Shares between the Effective Time and the time of such surrender. After such surrender there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares which shall have a record date after the date of such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

      (d)  Transfers of Ownership.  If any certificate representing Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or

A–5

  other taxes required by reason of the issuance of certificates for such Parent Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

      (e)  No Liability.  Neither the Exchange Agent nor any of the Parties shall be liable to a holder of Company Shares for any Parent Shares, Cash Adjustment Payment, if any, cash in lieu of fractional Parent Shares or any dividend to which the holders thereof are entitled, that are delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

      (f)  Termination of Funds.  Subject to applicable law, any portion of the Stock Merger Exchange Fund, the Cash Adjustment Payment, if any, and the Fractional Securities Fund that remains unclaimed by the former shareholders of the Company for one (1) year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former shareholder of the Company shall thereafter look only to Parent for payment of their applicable claim for the Share Consideration for their Company Shares.

    4.3  Cash for Fractional Parent Shares.  No fractional Parent Shares shall be issued in the Merger. Each holder of Parent Shares shall be entitled to receive in lieu of any fractional Parent Shares to which such holder otherwise would have been entitled pursuant to Section 4.2 (after taking into account all Parent Shares then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a Parent Share to which such holder otherwise would have been entitled and (ii) the closing sale price of a Parent Share on the Nasdaq National Market ("NNM") on the trading day immediately prior to the Effective Time (the cash comprising such aggregate payments in lieu of fractional Parent Shares being hereinafter referred to as the "Fractional Securities Fund").

    4.4  Transfer of Shares after the Effective Time.  All Share Consideration issued upon the surrender for exchange of Company Shares in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares, and no further registration of transfers shall be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV.

    4.5  Lost, Stolen or Destroyed Certificates.  In the event any Certificates evidencing Company Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares, cash for fractional shares, if any, and any dividends or other distributions to which the holders thereof are entitled; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES

    5.1  Representations and Warranties of Parent and Merger Sub.  Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Section 5.1 are true and correct, except to the extent specifically set forth on the disclosure schedule delivered contemporaneously with this Agreement by Parent to the Company (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.1, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 5.1 or other paragraphs or sections to which it is clearly apparent (from a plain reading of the disclosure) that such disclosure relates.

      (a)  Corporate Organization and Qualification.  Except as set forth in Section 5.1(a) of the Parent Disclosure Schedule, each of Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted.

      (b)  Operations of Merger Sub.  Merger Sub is a direct, wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      (c)  Capitalization.  The authorized capital stock of Parent consists of (i) 2,500,000,000 shares of Class A common stock, $0.001 par value per share ("Parent Common Stock"), of which 138,973,759 shares were issued and outstanding on May 31, 2001, (ii) 100,000,000 shares of Class C common stock, $0.001 par value per share, of which 6,777,777 were issued and outstanding on the date hereof, 50,000,000 shares of preferred stock, $0.001 par value per share, 500,000 shares of which have been designated Series A Junior Participating Preferred Stock. No shares of Series A Junior Participating Preferred Stock are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value, 1,000 shares of which are issued and outstanding and held by Parent. Schedule 5.1(c) of the Parent Disclosure Schedule sets forth all rights with respect to registration of Parent Common Stock under the Securities Act, including, but not limited to, demand rights or piggy-back registration rights, granted by Parent since July 11, 2000 through the date hereof.

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      (d)  Listings.  Parent's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange, other than the NNM.

      (e)  Authority Relative to this Agreement.  The Board of Directors of Merger Sub has declared the Merger advisable, and Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Parent has declared the Merger and the related issuance of Parent Shares advisable, has duly and validly authorized this Agreement and the consummation by Parent of the transactions contemplated hereby and Parent has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Merger by the stockholders of Parent in accordance with the DGCL, if necessary. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent as the sole Stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (f)  Present Compliance with Obligations and Laws.  Neither Parent nor any of its Subsidiaries is: (i) in violation of its Certificate of Incorporation, by-laws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

      (g)  Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement nor the consummation by Parent of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation (or other similar documents) or by-laws (or other similar documents) of Parent or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of Parent or any of its Subsidiaries, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934,

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  as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the NNM, (C) the filing of the Certificates of Merger pursuant to the DGCL and the GBCC and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (D) as may be required by any applicable state securities laws, (E) the consents, approvals, orders, authorizations, registrations, declarations and filings required under the antitrust or competition laws of foreign countries, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in this Section 5.1(g) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries or to any of their respective assets, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby.

      (h)  Litigation.  Except as set forth in the Parent SEC Reports filed prior to the date hereof or in Schedule 5.1(h) of the Parent Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent or a Material Adverse Effect on the Parties' ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (i) has or may have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property (tangible or intangible) by Parent or any of its Subsidiaries, the conduct of the business by Parent or any of its Subsidiaries, or Parent's ability to perform its obligations under this Agreement or (ii), insofar as can be reasonably foreseen, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

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      (i)  SEC Reports; Financial Statements.

         (i) Parent has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required or deemed advisable to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the "Parent SEC Reports"). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (ii) The consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports (collectively, "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods involved (except as otherwise noted therein or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        (iii) Since December 31, 2000, there has not been any material change, by Parent or any of its Subsidiaries, in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in generally accepted accounting principles, or as disclosed in the Company SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, which have not yet been filed with the SEC but which are required to be filed.

      (j)  No Liabilities.  Neither Parent nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the Knowledge of Parent, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against Parent or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) which are fully reflected in, reserved against or otherwise described in the most recent Parent Financial Statements, (ii) which have been incurred after the date of the most recent Parent

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  Financial Statements in the ordinary course of business, consistent with past practice, (iii) which are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action), or (iv) which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

      (k)  Absence of Certain Changes of Events.  Except as described in the Parent SEC Reports or in Section 5.1(k) of the Parent Disclosure Schedule, since December 31, 2000, except with respect to the actions contemplated by this Agreement, there has not been (i) any Material Adverse Effect on Parent as of the date hereof; (ii) any damage, destruction or loss of any assets of Parent or any of its Subsidiaries (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; (iii) any material change by Parent in its accounting methods, principles or practices; (iv) any material revaluation by Parent or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business; (v) any labor dispute or charge of unfair labor practice (other than routine individual grievances), which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent, any activity or proceeding by a labor union or representative thereof to organize any employee of Parent or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union in each case which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent; or (vi) any waiver by Parent or any of its Subsidiaries of any rights of material value.

      (l)  S-4 Registration Statement and Proxy Statement/Prospectus.  None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Shareholders Meeting and Parent Stockholders Meeting (if necessary) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, Merger Sub or any of their respective affiliates, officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, Parent shall promptly inform the Company, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The S-4 Registration Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Securities Act. The Proxy Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, Parent and

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  Merger Sub make no representation or warranty with respect to any information supplied by, or related to, the Company or any of its affiliates or advisors which is contained in any of the foregoing documents.

      (m)  Taxes.

         (i) Except as set forth in Section 5.1(m) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries has timely filed (after taking into account any extensions to file) all federal, state, local and foreign Returns required by applicable Tax law to be filed by Parent and each of its Subsidiaries. All Taxes owed by Parent or any of its Subsidiaries to a taxing authority, or for which Parent or any of its Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid. All Returns were true and correct in all material respects when filed. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, Parent has made accruals for Taxes on the Parent Financial Statements which are adequate to cover any Tax liability of Parent and each of its Subsidiaries determined in accordance with generally accepted accounting principles through the date of the Parent Financial Statements.

         (ii) Parent and each of its Subsidiaries have withheld with respect to its employees, creditors, independent contractors, shareholders or other parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

        (iii) Except as set forth in Section 5.1(m) of the Parent Disclosure Schedule, there is no Tax deficiency outstanding, assessed, or to Parent's Knowledge, proposed against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries have executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state Tax that is still in effect. There are no liens for Taxes on the assets of Parent or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

        (iv) Except as set forth in Section 5.1(m) of the Parent Disclosure Schedule, to Parent's Knowledge, no federal or state Tax audit or other examination of Parent or any of its Subsidiaries is presently in progress, nor has Parent or any of its Subsidiaries been notified either in writing or orally of any request for such federal or state Tax audit or other examination.

         (v) Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

      (n)  Employee Benefits.

         (i) For purposes hereof, the term "Parent Scheduled Plans" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy (including vacation time, holiday pay, service

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    awards, moving expense reimbursement programs and sick leave) or material fringe benefit, severance agreement or plan or any medical, hospital, dental, life or disability plan, pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan (including any equity or equity-based plan), tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, or collective bargaining agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof maintained, sponsored, adopted or administered by Parent or any current or former Parent Plan Affiliate or to which Parent or any current or former Parent Plan Affiliate has made contributions to, obligated itself or had any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) with respect thereto. A "Parent Plan Affiliate" is each entity which is, or has even been, treated as a single employer with Parent pursuant to Section 4001 of ERISA or Section 414 of the Code.

         (ii) Each Parent Scheduled Plan (1) has been in compliance and currently complies in form and in operation with all applicable requirements of ERISA and the Code, and any other legal requirements; (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (3) has been and is operated in compliance with applicable legal requirements in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto.

        (iii) With respect to each Parent Scheduled Plan, there are no claims or other proceedings pending or, to the Knowledge of Parent, threatened with respect to the assets thereof (other than routine claims for benefits).

        (iv) With respect to each Parent Scheduled Plan, no Person: (1) has entered into any "prohibited transaction," as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder that is not otherwise exempt under Code Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder); (2) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (3) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plans; or (4) engaged in any transaction or otherwise acted with respect to such plans in such a manner which could subject Parent, or any fiduciary or plan administrator or any other Person dealing with any such plan, to liability under Section 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

         (v) With respect to any Parent Scheduled Plan which is a welfare plan as defined in Section 3(1) of ERISA; (1) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code materially meets such requirements; and (2) there is no disqualified

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    benefit (as such term is defined in Code Section 4976(b)) which would subject Parent or any Parent Plan Affiliate to a tax under Code Section 4976(a).

        (vi) Neither Parent nor any current or former Parent Plan Affiliate has, or has ever had, any liability (including, but not limited to, any contingent liability) with respect to any plan subject to Title IV of ERISA or Section 412 of the Code or any plan maintained by any former Parent Plan Affiliate.

      (o)  Parent Intangible Property.

         (i) Parent owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Commercial Software) used, sold, distributed or licensed in or as a part of the business of Parent and its Subsidiaries as currently conducted ("Parent Proprietary Rights").

         (ii) Except as set forth in Section 5.1(o) of the Parent Disclosure Schedule, or except for Commercial Software and Parent Embedded Products for which Parent has valid non-exclusive licenses that are adequate for the conduct of Parent's business, Parent is the sole and exclusive owner of the Parent Proprietary Rights (free and clear of any Encumbrances), and has sole and exclusive rights to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which such Parent Proprietary Rights are currently being used, sold, licensed or distributed.

        (iii) Except as disclosed in Section 5.1(o) of the Parent Disclosure Schedule, (A) Parent has not materially infringed on any intellectual property rights of any third Persons and (B) none of the Parent Proprietary Rights materially infringes on any intellectual property rights of any third Persons.

        (iv) Except as disclosed in Section 5.1(o) of the Parent Disclosure Schedule, no actions, suits, claims, investigations or proceedings with respect to the Parent Proprietary Rights are pending or, to the Knowledge of Parent, threatened by any Person, (A) alleging that the manufacture, sale, licensing, distributing or use of any Parent Proprietary Rights as now manufactured, sold, licensed, distributed or used by Parent or any third party infringes on any intellectual property rights of any third party or Parent, (B) against the use or distribution by Parent or any third party of any technology, know-how or computer software used in the business of Parent and its Subsidiaries as currently conducted or (iii) challenging the ownership by Parent, validity or effectiveness of any such Parent Proprietary Rights.

         (v) For the purpose of this Section 5.1(o), the following terms have the following definitions: (A) the term "Commercial Software" means packaged commercially available software programs generally available to the public which have been licensed to Parent pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "Parent Embedded Products" means all software that are incorporated in any existing product or service of Parent; and (C) the term "Proprietary Rights" means (1) patents, patent applications, patent disclosures and inventions, (2) trademarks, service marks, trade dress, trade names, Internet domain names and corporate names (in their respective state of incorporation) and registrations and applications

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    for registration thereof, (3) copyrights and registrations and applications for registration thereof, (4) mask works and registrations and applications for registration thereof, (5) computer software, data and documentation (in both source code and object code form), (6) trade secrets and other confidential and proprietary information (including, but not limited to, inventions (whether patentable or unpatentable), know-how and copyrightable works, (7) other confidential and proprietary intellectual property rights, (8) copies and tangible embodiments thereof (in whatever form or medium) and (9) all renewals, extensions, revivals and resuscitations thereof.

      (p)  Agreements, Contracts and Commitments; Material Contracts.  Except as set forth in Section 5.1(m) of the Parent Disclosure Schedule, (i) each material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) to which Parent is a party or by which Parent or its assets is or may become bound (a "Parent Contract") is in full force and effect; and (ii) no condition exists or event has occurred that to the Knowledge of Parent, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Parent or a Subsidiary of Parent or, to the Knowledge of Parent, any other party thereto under, or result in a right in termination of, any Parent Contract, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Parent.

      (q)  Unlawful Payments and Contributions.  To the Knowledge of Parent, neither Parent, any Subsidiary of Parent nor any of their respective directors, officers, employees or agents has, with respect to the businesses of Parent or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

      (r)  Insurance.  The insurance policies (including "self-insurance" programs) now maintained by Parent (the "Parent Insurance Policies") are in full force and effect, Parent is not in material default under any of the Parent Insurance Policies and no claim for coverage under any of the Parent Insurance Policies has been denied. Parent has not received any notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of Parent, is there any basis for any such action.

      (s)  Labor and Employee Relations.  None of the employees of Parent or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization. Neither Parent nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has Parent or any of its Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees. To the Knowledge of Parent, there is no active or current union organization activity involving the employees of Parent or any of its Subsidiaries, nor has there ever been union representation involving employees of

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  Parent or any of its Subsidiaries. To the Knowledge of Parent, Parent and each of its Subsidiaries is in compliance with all Federal, foreign (as applicable), and state laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on Parent. To the Knowledge of Parent, none of the Parent Key Employees has any plans to terminate his or her employment with Parent or any of its Subsidiaries.

      (t)  Permits.  Parent and each of its Subsidiaries hold all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be after the Closing, valid and in full force and effect, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

    5.2  Representations and Warranties of the Company.  The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Section 5.2 are true and correct, except to the extent specifically set forth on the disclosure schedule delivered contemporaneously with this Agreement by the Company to Parent and Merger Sub (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.2, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 5.2 or other paragraphs or sections to which it is clearly apparent (from a plain reading of the disclosure) that such disclosure relates.

      (a)  Corporate Organization and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. All of the Subsidiaries of the Company are set forth in Section 5.2(a) of the Company Disclosure Schedule. The Company has heretofore made available to Parent complete and correct copies of its Articles of Incorporation and by-laws and the charter documents of its Subsidiaries, each as amended.

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      (b)  Capitalization.  The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, no par value per share, of which 21,930,551 shares were issued and outstanding on the date hereof, and (ii) 20,000,000 shares of preferred stock, no par value per share, none of which are issued or outstanding. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no outstanding stock appreciation rights, phantom stock or similar rights. All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all liens, pledges, charges, encumbrances, claims and options of any nature. Except for options to purchase 3,690,719 Company Shares issued pursuant to the Melita International Corporation 1992 Stock Option Plan, as amended, the Melita International Corporation 1997 Stock Option Plan, as amended, and the eshare Technologies, Inc. Stock Option and Restricted Stock Purchase Plan, as amended (collectively, the "Company Option Plans"), there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company or any of its Subsidiaries is a party to, or may be bound by, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries. As of the date hereof, no Company Shares have been made available for issuance pursuant to the Melita International Corporation Employee Stock Purchase Plan (the "ESPP"). There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company. No existing rights with respect to the registration of Company Shares under the Securities Act, including, but not limited to, demand rights or piggy-back registration rights, shall apply with respect to any Parent Shares issuable in connection with the Merger or upon exercise of Substitute Options. The Company has provided to Parent a list, as of the date hereof of the outstanding options and warrants to acquire Company Shares, the name of the holder of such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement and the extent of acceleration, if any, and any adjustments to such options or warrants resulting from the consummation of the transactions contemplated by this Agreement. Since May 29, 2001, no Company Options or other options or warrants convertible or exchangeable for Company Shares have been issued or accelerated or had their terms modified. Szlam has executed and delivered the Voting Agreement.

      (c)  Fairness Opinion.  The Board of Directors of the Company has received an opinion in writing from Broadview International LLC, to the effect that, as of the date hereof and based upon and subject to the matters stated therein, the consideration to be received by the holders of Company Shares in the Merger is fair to such holders from a financial point of view and a copy of such opinion has been provided to Parent, and such opinion has not been withdrawn, revoked or modified.

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      (d)  Authority Relative to this Agreement.  The Board of Directors of the Company has declared the Merger advisable, and the Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement and the Merger by the shareholders of the Company in accordance with the GBCC). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (e)  Present Compliance with Obligations and Laws.  Neither the Company nor any of its Subsidiaries is: (i) in violation of its Articles of Incorporation or by-laws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

      (f)  Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or by-laws; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of the Company or any of its Subsidiaries, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the Securities Act and the Exchange Act and the NNM, (C) the filing of the Certificates of Merger pursuant to the DGCL and the GBCC and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (D) as may be required by any applicable state securities laws, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a violation or breach

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  of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation, or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in this Section 5.2(f) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets, except for violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

      (g)  Litigation.  Except as disclosed in Company SEC Reports filed prior to the date hereof, or as set forth in Section 5.2(g) of the Company Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of the Company or any of its Subsidiaries that would have, or that would otherwise have, individually or in the aggregate, a Material Adverse Effect on the Company or a Material Adverse Effect on the Parties' ability to consummate the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (i) has or may have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of the business by the Company or any of its Subsidiaries, or Company's ability to perform its obligations under this Agreement or (ii), insofar as can be reasonably foreseen, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

      (h)  SEC Reports; Financial Statements.

         (i) The Company has filed all forms, reports and documents with the SEC required or deemed advisable to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (the "Company SEC Reports"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or

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    omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (ii) The consolidated balance sheets and the related statements of income, shareholders' equity or deficit and cash flow (including the related notes thereto) of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods involved (except as otherwise noted therein or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the results of its operations and its cash flow for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        (iii) Since December 31, 2000, there has not been any material change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in generally accepted accounting principles, or as disclosed in the Company SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, which have not been filed with the SEC but which are required to be filed.

      (i)  No Liabilities.  Neither the Company nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the Knowledge of the Company, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against the Company or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) which are fully reflected in, reserved against or otherwise described in the most recent Company Financial Statements, (ii) which have been incurred after the most recent company Financial Statements in the ordinary course of business, consistent with past practice, (iii) which are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action) or (iv) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

      (j)  Absence of Certain Changes of Events.  Except as described in the Company SEC Reports, since December 31, 2000, except with respect to the actions contemplated by this Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been

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  (i) any Material Adverse Effect on the Company, (ii) any damage, destruction or loss of assets of the Company or any of its Subsidiaries (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (iii) any material change by the Company in its accounting methods, principles or practices; (iv) any material revaluation by the Company or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business; (v) any labor dispute or charge of unfair labor practice (other than routine individual grievances), which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union in each case which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company; (vi) any waiver by the Company or any of its Subsidiaries of any rights of material value or (vii) any other action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement.

      (k)  Brokers and Finders.  Except for the fees and expenses payable to Broadview International LLC, which fees and expenses are determined pursuant to its agreement with the Company, a true and complete copy of which (including all amendments) has been furnished to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

      (l)  S-4 Registration Statement and Proxy Statement/Prospectus.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Shareholders Meeting and Parent Stockholders Meeting (if necessary), and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, the Company shall promptly inform Parent so that such event may be so described and such amendment or supplement promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The S-4 Registration Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the

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  Securities Act. The Proxy Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by, or related to, Parent or Merger Sub or any of their affiliates or advisors which is contained in any of the foregoing documents.

      (m)  Taxes.

         (i) Except as set forth in Section 5.2 (m) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has timely filed (after taking into account any extensions to file) all federal, state, local and foreign Returns required by applicable Tax law to be filed by the Company and each of its Subsidiaries. All Taxes owed by the Company or any of its Subsidiaries to a taxing authority, or for which the Company or any of its Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid. All Returns were true and correct in all material respects when filed. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, the Company has made accruals for Taxes on the Company Financial Statements which are adequate to cover any Tax liability of the Company and each of its Subsidiaries determined in accordance with generally accepted accounting principles through the date of the Company Financial Statements.

         (ii) The Company and each of its Subsidiaries have withheld with respect to its employees, creditors, independent contractors, shareholders or other parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

        (iii) There is no Tax deficiency outstanding, assessed, or to the Company's Knowledge, proposed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state Tax that is still in effect. There are no liens for Taxes on the assets of Company or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

        (iv) No federal or state Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified either in writing or orally of any request for such federal or state Tax audit or other examination.

         (v) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

        (vi) Neither the Company nor any of its Subsidiaries is a party to (A) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or

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    included the Company or any Subsidiary or (B) any Significant Tax Agreement other than any Significant Tax Agreement described in (A).

        (vii) Except for the group of which the Company and its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to the Company or any of its Subsidiaries.

       (viii) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

        (ix) Neither the Company nor any of its Subsidiaries has agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise which have not yet been taken into account.

         (x) There is no contract, agreement, plan or arrangement covering any individual or entity treated as an individual included in the business or assets of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment by the Company, a Subsidiary, Merger Sub or Parent of an amount that would not be deductible by reason of Sections 280G or 162(m) of the Code or similar provisions of Tax law.

        (xi) The Company is not, and has not at any time been, a "United States real property holding corporation" within the meaning of Section 897 (c)(2) of the Code.

      (n)  Employee Benefits.

         (i) For purposes hereof, the term "Company Scheduled Plans" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy (including vacation time, holiday pay, service awards, moving expense reimbursement programs and sick leave) or material fringe benefit, severance agreement or plan or any medical, hospital, dental, life or disability plan, pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan (including any equity or equity-based plan), tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, or collective bargaining agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof maintained, sponsored, adopted or administered by the Company or any current or former Company Plan Affiliate or to which the Company or any current or former Company Plan Affiliate has made contributions to, obligated itself or had any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) with respect thereto. A "Company Plan Affiliate" is each

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    entity which is, or has even been, treated as a single employer with the Company pursuant to Section 4001 of ERISA or Section 414 of the Code. The Company has provided Parent with copies of all employee manuals of the Company and its Subsidiaries that include personnel policies applicable to any of their respective employees.

         (ii) The Company has made available to Parent a complete and accurate copy of each written Company Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the current summary plan description and summary of material modifications thereto with respect to each such plan and Form 5310. Section 5.2(n) of the Company Disclosure Schedule contains a description of the material terms of any unwritten Company Scheduled Plan as comprehended to the Closing Date. There are no negotiations, demands or proposals which are pending or threatened which concern matters now covered, or that would be covered, by the foregoing types of unwritten Company Scheduled Plans.

        (iii) Each Company Scheduled Plan (1) has been in compliance and currently complies in form and in operation with all applicable requirements of ERISA and the Code, and any other legal requirements; (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (3) has been and is operated in compliance with applicable legal requirements in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto. Each Company Scheduled Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or recognition of exemption from the Internal Revenue Service on which the Company can rely.

        (iv) With respect to each Company Scheduled Plan, there are no claims or other proceedings pending or, to the Knowledge of the Company, threatened with respect to the assets thereof (other than routine claims for benefits).

         (v) With respect to each Company Scheduled Plan, no Person: (1) has entered into any "prohibited transaction," as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder that is not otherwise exempt under Code Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder); (2) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (3) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plans; or (4) engaged in any transaction or otherwise acted with respect to such plans in such a manner which could subject Parent, or any fiduciary or plan administrator or any other Person dealing with any such plan, to liability under Section 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

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        (vi) Each Company Scheduled Plan (other than any stock option plan) may be amended, terminated, modified or otherwise revised by the Company or Parent, on and after the Closing, without further liability to the Company or Parent (other than ordinary administrative expenses or routine claims for benefit plans).

        (vii) None of the Company or any current or former Company Plan Affiliate has at any time participated in, made contributions to or had any other liability with respect to any Company Scheduled Plan which is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or a plan that is subject to Title IV of ERISA.

       (viii) No Company Scheduled Plan provides, or reflects or represents any liability to provide retiree health coverage to any person for any reason, except as may be required by COBRA or applicable state insurance laws, and neither the Company nor any Company Plan Affiliate has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due to asserted or unasserted) to any current or former employee, consultant or director (either individually or as a group) to provide retiree health coverage, except to the extent required by applicable continuation coverage statutes.

        (ix) Neither the Company nor a Company Plan Affiliate has any liability for any excise tax imposed by Code Sections 4971, 4972, 4977, or 4979.

         (x) With respect to any Company Scheduled Plan which is a welfare plan as defined in Section 3(1) of ERISA; (1) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code materially meets such requirements; and (2) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or any Company Plan Affiliate to a tax under Code Section 4976(a).

        (xi) Each Company Scheduled Plan that has been adopted or maintained by the Company or any Company Plan Affiliate, whether informally or formally, or with respect to which the Company or any Company Plan Affiliate will or may have any liability, for the benefit of the Company Employees who perform services outside the United States (the "Company International Employee Plans") has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. Furthermore, no Company International Employee Plan has unfunded liabilities, that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or any Company Plan Affiliate from terminating or amending any Company International Employee Plan at any time for any reason without liability to the Company or any Company Plan Affiliate (other than ordinary administration expenses or routine claims for benefits).

        (xii) Neither the Company nor any current or former Company Plan Affiliate has, or has ever had, any liability (including, but not limited to, any contingent

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    liability) with respect to any plan subject to Title IV of ERISA or Section 412 of the Code or any plan maintained by any former Company Plan Affiliate.

       (xiii) Other than by reason of actions taken following the Closing, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (1) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, (2) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate such plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any such employee or former employee, (3) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (4) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

       (xiv) The Company has not entered into any contract, agreement or arrangement covering any employee that gives rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code.

        (xv) The Company Option Plans and the ESPP are "broadly-based plans" as defined under the rules and regulations of the NNM and have been approved by Company shareholders at duly convened shareholders meetings with respect to which the Company solicited proxies in favor of each of the Company Option Plans and the ESPP.

      (o)  Company Intangible Property.

         (i) Except as set forth in Section 5.2(o) of the Company Disclosure Schedule, the Company owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Commercial Software) used, sold, distributed or licensed in or as a part of the business of the Company and its Subsidiaries as currently conducted (the "Company Proprietary Rights"). Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, the Company has licenses for all copies of Commercial Software used in its business and the Company does not have any obligation to pay fees, royalties and other amounts at any time pursuant to any such license.

         (ii) Except for Commercial Software and Company Embedded Products for which the Company has valid non-exclusive licenses that are adequate for the conduct of the Company's business, the Company is the sole and exclusive owner of the Company Proprietary Rights (free and clear of any Encumbrances), and has sole and exclusive rights to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which such Company Proprietary Rights are currently being used, sold, licensed or distributed. The Company is not contractually obligated to pay compensation to any third party with respect to the use or distribution of any Company Proprietary Rights, except pursuant to the Contracts set forth in Section 5.2(o) of the Company Disclosure Schedule.

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        (iii) Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, (A) the Company has not materially infringed on any intellectual property rights of any third Persons and (B) none of the Company Proprietary Rights materially infringes on any intellectual property rights of any third Persons.

        (iv) Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, no actions, suits, claims, investigations or proceedings with respect to the Company Proprietary Rights are pending or, to the Knowledge of the Company, threatened by any Person, (A) alleging that the manufacture, sale, licensing, distributing or use of any Company Proprietary Rights as now manufactured, sold, licensed, distributed or used by the Company or any third party infringes on any intellectual property rights of any third party or the Company, (B) against the use or distribution by the Company or any third party of any technology, know-how or computer software used in the business of the Company and its Subsidiaries as currently conducted or (iii) challenging the ownership by the Company, validity or effectiveness of any such Company Proprietary Rights.

         (v) Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, the Company has not entered into any agreement, contract or commitment under which the Company is restricted, and the Company is not otherwise restricted, from (A) selling, licensing or otherwise distributing any products to any class or type of customers or directly or through any type of channel in any geographic area or during any period of time, or (B) combining, incorporating, embedding or bundling or allowing others to combine, incorporate, embed or bundle any of its products with those of another party, as each such restriction may effect any product currently being developed, marketed or sold by the Company or that otherwise would have a Material Adverse Effect on the Company.

        (vi) The Company has taken reasonable security measures to safeguard and maintain its rights in all of the Company Proprietary Rights. To the Company's Knowledge, except as set forth in Section 5.2(o) of the Company Disclosure Schedule, all copies of the source code to Company Software and Company trade secrets are physically in the control of the Company at the Company's facilities. All officers, employees and consultants of the Company who have access to proprietary information have executed and delivered to the Company an agreement regarding the protection of proprietary information, and the assignment to or ownership by the Company of all Company Proprietary Rights arising from the services performed for the Company by such Persons. To the Knowledge of the Company, no current or prior officers, employees or consultants of the Company claim, and the Company is not aware of any grounds to assert a claim to, any ownership interest in any Company Proprietary Right as a result of having been involved in the development of such property while employed by or consulting to the Company or otherwise.

        (vii) All authors of the software included in the Company Proprietary Rights (the "Company Software") or any other Person who participated in the development of the Company Software or any portion thereof or performed any work related to the Company Software (such authors and other persons or entities are collectively referred to as the "Company Software Authors") made his or her contribution to the Company Software within the scope of employment with the Company, as a "work

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    made for hire," and was directed by the Company to work on the Company Software, or as a consultant who assigned all rights to such products to the Company. Except as set forth in Section 5.2(o) of the Company Disclosure Schedule, the Company Software and every portion thereof are an original creation of the Company Software Authors and do not contain any source code or portions of source code (including any "canned program") created by any persons other than the Company Software Authors. The Company has not, by any of its acts or omissions, or by acts or omissions of its affiliates, directors, officers, employees, agents, or representatives caused any of its proprietary rights in the Company Software, including copyrights, trademarks, and trade secrets to be transferred, diminished, or adversely affected to any material extent.

       (viii) There are no material defects in the Company's software products, and such products shall perform in substantial accordance with related documentation and promotional material supplied by Company, and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's software products. Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, computer software included in the Company Proprietary Rights does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry), or other software routines designed to permit unauthorized access, to disable or erase software or data, or to perform any other similar type of functions.

        (ix) No government funding or university or college facilities were used in the development of the computer software programs or applications owned by the Company.

         (x) For the purpose of this Section 5.2(o), the following terms have the following definitions: (A) the term "Commercial Software" means packaged commercially available software programs generally available to the public which have been licensed to the Company pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "Company Embedded Products" means software that are incorporated in any existing product or service of the Company; and (C) the term "Proprietary Rights" means (1) patents, patent applications, patent disclosures and inventions, (2) trademarks, service marks, trade dress, trade names, Internet domain names and the Company's corporate name (in its state of incorporation) and registrations and applications for registration thereof, (3) copyrights and registrations and applications for registration thereof, (4) mask works and registrations and applications for registration thereof, (5) computer software, data and documentation (in both source code and object code form), (6) trade secrets and other confidential and proprietary information (including, but not limited to, inventions (whether patentable or unpatentable), know-how and copyrightable works, (7) other confidential and proprietary intellectual property rights, (8) copies and tangible embodiments thereof (in whatever form or medium) and (9) all renewals, extensions, revivals and resuscitations thereof.

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      (p)  Agreements, Contracts and Commitments; Material Contracts.  Except as set forth in Section 5.2(p) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by:

         (i) any contract relating to the borrowing of money, the guaranty of another Person's borrowing of money, or the creation of an encumbrance or lien on the assets of the Company or any of its Subsidiaries and with outstanding obligations in excess of $500,000;

         (ii) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's Board of Directors or any other employee who is one of the fifty (50) most highly compensated employees, including base salary and bonuses (the "Company Key Employees"), other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation or benefits generally available to employees of the Company, except to the extent general principles of wrongful termination law may limit the Company's or any of its Subsidiaries' ability to terminate employees at will;

        (iii) any agreement of indemnification or guaranty by the Company or any of its Subsidiaries not entered into in the ordinary course of business other than indemnification agreements between the Company or any of its Subsidiaries and any of its officers or directors in standard forms as filed by the Company with the SEC;

        (iv) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or limits the use or exploitation of the Company Intellectual Property Rights;

         (v) any contract for capital expenditures in excess of $1,000,000;

        (vi) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business; or

        (vii) any agreement, contract or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise for consideration in excess of $500,000, in any case, which includes all escrow and earn-out agreements with outstanding obligations.

      A true and complete copy (including all material amendments) of each agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) to which the Company is a party or by which the Company or its assets is or may become bound (a "Company Contract"), or a summary of each oral contract, has been made available to Parent. Each Company Contract is in full force and effect. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or a Subsidiary of the Company or, to the Knowledge of the Company, any other party thereto under, or result in a right in termination of, any Company Contract, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

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      (q)  Unlawful Payments and Contributions.  To the Knowledge of the Company, neither the Company, any Subsidiary of the Company nor any of their respective directors, officers, employees or agents has, with respect to the businesses of the Company or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

      (r)  Listings.  The Company's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange, other than the NNM.

      (s)  Environmental Matters.  Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company and its Subsidiaries and the operations, assets and properties thereof are in material compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company alleging the violation of any Environmental Law and neither the Company nor any Subsidiary of the Company has received notice from any governmental body or Person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in material Environmental Costs and Liabilities; (iii) to the Knowledge of the Company, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or its Subsidiaries or any real property currently or previously owned, operated or leased by the Company or its Subsidiaries that could reasonably be expected to result in material Environmental Costs and Liabilities; and (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Material at any site, location or facility in a manner that could create any material Environmental Costs and Liabilities under any Environmental Law, and no such Hazardous Material has been or is currently present on, in, at or under any real property owned or used by the Company or any of its Subsidiaries in a manner that could create any material Environmental Costs and Liabilities (including without limitation, containment by means of any underground or aboveground storage tank). For the purpose of this Section 5.2(s), the following terms have the following definitions: (X) "Environmental Costs and Liabilities" means any losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law; (Y) "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety; and (Z) "Hazardous Material" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision

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  of Environmental Law and including but not limited to petroleum and petroleum products.

      (t)  Title to Properties; Liens; Condition of Properties.  The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the real and personal property, shown on the most recent Company Financial Statement or acquired after the date thereof. None of the property owned or used by the Company or any of its Subsidiaries is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind. Since December 31, 2000, there has not been any sale, lease, or any other disposition or distribution by the Company or any of its Subsidiaries of any of its assets or properties material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business, consistent with past practices.

      (u)  Insurance.  All insurance policies (including "self-insurance" programs) now maintained by the Company (the "Company Insurance Policies") are in full force and effect, the Company is not in default under any of the Company Insurance Policies, and no claim for coverage under any of the Company Insurance Policies has been denied. The Company has not received any notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of the Company, is there any basis for any such action.

      (v)  Labor and Employee Relations.

         (i) Except as set forth in Section 5.2(v) of the Company Disclosure Schedule, (A) None of the employees of the Company or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; (B) neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company or any of its Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) to the Knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any of its Subsidiaries, nor has there ever been union representation involving employees of the Company or any of its Subsidiaries.

         (ii) The Company has made available to Parent a description of all written employment policies under which the Company and each of its Subsidiaries is operating.

        (iii) The Company and each of its Subsidiaries is in compliance with all Federal, foreign (as applicable), and state laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

        (iv) To the Knowledge of the Company, none of the Company Key Employees has any plans to terminate his or her employment with the Company or any of its Subsidiaries.

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      (w)  Permits.  The Company and each of its Subsidiaries hold all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be after the Closing, valid and in full force and effect, and Surviving Corporation shall have full benefit of the same, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or Surviving Corporation. Neither the Company nor any of its Subsidiaries has received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or Surviving Corporation.

      (x)  Transactions with Affiliates.  Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, since the date of Company's last proxy statement to its shareholders, no event has occurred that would be required to be reported by Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS

    6.1  Conduct of Business of the Company.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Section 6.1 shall include the Company and each of its Subsidiaries) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), to carry on its business and to cause each of its Subsidiaries to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and to use and cause each of its Subsidiaries to use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company or any such Subsidiaries, to the end that the goodwill and ongoing businesses of Company and each of its Subsidiaries be unimpaired at the Effective Time. Except as expressly provided for by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

      (a) Except as provided in this Agreement, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Company Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

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      (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

      (c) Except as provided in the benefit plans and agreements of the Company or any of its Subsidiaries listed in Section 5.2(n)(i) of the Company Disclosure Letter, or as required by law, grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with Parent's policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Parent or pursuant to written agreements consistent with the past agreements of the Company or any of its Subsidiaries under similar circumstances;

      (d) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (including rights to resell or relicense the Company Intellectual Property Rights) or enter into grants to future patent rights, other than on standard forms of the Company or any of its Subsidiaries entered into in the ordinary course of business consistent with past practices; provided, however, that such standard forms shall provide for a non-exclusive license of Company Intellectual Property Rights terminable at will by the Company on no more than thirty days' notice.

      (e) Commence any material litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the business of the Company or any of its Subsidiaries, provided that the Company consults with the Parent prior to the filing of such a suit and keeps Parent advised of the status and details of such litigation (except that the Company shall not require the approval of, and shall not be required to consult with, Parent with respect to any claim, suit or proceeding by the Company against Parent or any of its affiliates);

      (f)  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

      (g) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements existing as of the date hereof and listed in Section 5.2(n)(i) of the Company Disclosure Letter requiring the repurchase of shares in connection with any termination of service to the Company or any of its Subsidiaries;

      (h) Issue, deliver, sell or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock of any class or securities convertible into, or any subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of Company Shares pursuant to the exercise of Company stock options or warrants therefor outstanding as of the date of this Agreement, and (ii) Company Shares issuable to participants in the ESPP consistent with the terms of that Plan;

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      (i)  Cause, permit or propose any amendments to the Company's Certificate of Incorporation or Bylaws;

      (j)  Sell, lease, license, encumber or otherwise dispose of any of the properties or assets of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice;

      (k) Incur any material indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such prohibited indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others;

      (l)  Except as required by law, adopt or amend any Company Scheduled Plan or increase the salaries or wage rates of any of its employees (except for wage increases in the ordinary course of business and consistent with past practices), including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract or the payment of any special bonus or special remuneration to any director or employee;

      (m) Revalue any of the assets of the Company or any of its Subsidiaries, including without limitation writing down the value of inventory, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

      (n) Except as set forth in the Company Disclosure Schedule, pay, discharge or satisfy in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company Financial Statements (or reflected in the notes thereto);

      (o) Except as required by applicable Tax law, make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

      (p) Take, or agree in writing or otherwise to take, any of the actions described in Section 6.1(a) through (o) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 7.1 or 7.3, not to be satisfied.

    6.2  No Solicitation.

      (a) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company will not, and will not permit any of its Subsidiaries or its or their respective directors, officers, investment bankers, affiliates, representatives and agents to, (i) solicit, initiate, or

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  encourage (including by way of furnishing unsolicited information), or take any other action to facilitate, any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) engage in, or enter into, any negotiations or discussions concerning any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that, notwithstanding compliance with the preceding sentence, the Company receives a Company Acquisition Proposal that is or may reasonably be expected to lead to a Company Superior Proposal, the Company may, to the extent that the Board of Directors of the Company determines in good faith (in reliance on the opinion of its outside counsel) that such action would, in the absence of the foregoing proscriptions, be required by its fiduciary duties, participate in discussions regarding any Company Acquisition Proposal in order to be informed and make a determination with respect thereto. In such event, the Company shall, (i) promptly inform Parent of the material terms and conditions of such Company Acquisition Proposal, including the identity of the Person making such Company Acquisition Proposal and (ii) promptly keep Parent informed of the status including any material change to the terms of any such Company Acquisition Proposal. As used herein, the term "Company Acquisition Proposal" shall mean any bona fide inquiry, proposal or offer relating to any (i) merger, consolidation, business combination, or similar transaction involving the Company or any Subsidiary of the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or any Subsidiary of the Company in one or more transactions, (iii) issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of the Company or any Subsidiary of the Company, (iv) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company or any Subsidiary of the Company, (v) tender offer or exchange offer for Company securities; in the case of (i), (ii), (iii), (iv) or (v) above, which transaction would result in a third party (or its shareholders) acquiring more than fifty percent (50%) of the voting power of the Company or the assets representing more than fifty percent (50%) of the net income, net revenue or assets of the Company on a consolidated basis, (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions, or (vii) public announcement of an agreement, proposal, plan or intention to do any of the foregoing, provided, however, that the term "Company Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby. For purposes of this Agreement, "Company Superior Proposal" means any offer not solicited after the date of this Agreement by the Company, or by other persons in violation of the first sentence of this Section 6.2(a), and made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party (or its shareholders) owning, directly or indirectly, more than fifty percent (50%) of the Company Shares then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of Company and its Subsidiaries, taken together, and otherwise on terms which the Board of Directors of the Company determines in good faith (based on its consultation with a financial advisor of nationally recognized reputation and considering such other matters that it deems relevant) would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger and, taking into account, in the reasonable

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  good faith judgment of the Board of Directors of the Company after consultation with its financial advisor, the availability to the person or entity making such Company Superior Proposal of the financial means to conclude such transaction. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      (b) Neither the Board of Directors of the Company nor any committee thereof shall, except as required by their fiduciary duties as determined in good faith (in reliance on the opinion of its outside counsel), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors of the Company or such committee of this Agreement or the Merger, (ii) approve, recommend, or otherwise support or endorse any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Company Acquisition Proposal. Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company (in reliance upon the opinion of its outside counsel), such disclosure is necessary for the Board of Directors to comply with its fiduciary duties under applicable law; provided, however, that, except as required by their fiduciary duties as determined in good faith and in reliance upon the opinion of its outside counsel, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend or propose publicly to approve or recommend, a Company Acquisition Proposal.

      (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company will promptly (and in any event within twenty-four (24) hours) advise Parent, orally and in writing, if any Company Acquisition Proposal is made or, to its Knowledge, proposed to be made or any information or access to properties, books or records of the Company is requested in connection with a Company Acquisition Proposal, the principal terms and conditions of any such Company Acquisition Proposal or potential Company Acquisition Proposal or inquiry (and will disclose any written materials received by the Company in connection with such Company Acquisition Proposal, potential Company Acquisition Proposal or inquiry) and the identity of the party making such Company Acquisition Proposal, potential Company Acquisition Proposal or inquiry. The Company will keep Parent advised of the status and details (including amendments and proposed amendments) of any such request or Company Acquisition Proposal.

    6.3  Meeting of Shareholders.

      (a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the GBCC and its Articles of Incorporation and by-laws to convene a meeting of shareholders ("Company Shareholders Meeting") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon this Agreement and the Merger. Neither the Board of Directors of the Company nor any committee thereof shall, except as required by their fiduciary

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  duties as determined in good faith (in reliance on the opinion of its outside counsel), withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company or such committee of this Agreement or the Merger. Nothing contained in this Section 6.3(a) shall prohibit the Company from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company (in reliance upon the opinion of its outside counsel), such disclosure is necessary for the Board of Directors to comply with its fiduciary duties under applicable law. The Company shall deliver to Parent, concurrent with the execution and delivery of this Agreement, the Voting Agreement executed by Szlam.

      (b) If necessary, Parent shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and by-laws to convene a meeting of stockholders (the "Parent Stockholders Meeting") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon this Agreement and the Merger. Neither the Board of Directors of Parent nor any committee thereof shall, except as required by their fiduciary duties as determined in good faith (in reliance on the opinion of its outside counsel), withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Board of Directors of Parent or such committee of this Agreement or the Merger. Nothing contained in this Section 6.3(b) shall prohibit Parent from making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent (in reliance upon the opinion of its outside counsel), such disclosure is necessary for the Board of Directors to comply with its fiduciary duties under applicable law.

    6.4  Registration Statement.  Parent will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a proxy statement/prospectus and a form of proxy, in connection with the registration under the Securities Act of the Parent Shares issuable upon conversion of the Company Shares and the other transactions contemplated hereby. The Company and Parent will, as promptly as practicable, prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the S-4 Registration Statement and a form of proxy, in connection with the vote of the Company's (and Parent's, if necessary) shareholders, or stockholders, as applicable, with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's (and Parent's, if necessary) shareholders, or stockholders, as applicable, is herein called the "Proxy Statement"). The Company and Parent will, and will cause their accountants and lawyers to, use their reasonable efforts to have or cause the S-4 Registration Statement declared effective as promptly as practicable thereafter, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process, it being understood and agreed that Morris, Manning & Martin, LLP, counsel to the Company, will render the tax opinion referred to in Section 6.12 below on the date the preliminary Proxy Statement is first filed with the SEC. The Company and Parent (if necessary) will use its reasonable efforts to cause the Proxy Statement to be mailed to its shareholders, or stockholders, as applicable, at the earliest practicable date and the Company

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and Parent (if necessary) shall each use its commercially reasonable efforts to hold the Company Shareholders Meeting and the Parent Stockholders Meeting, as the case may be, as soon as practicable after the S-4 Registration Statement is declared effective by the SEC. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares in the Merger.

    6.5  Reasonable Efforts.  The Parties shall: (a) promptly make their respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (b) use their reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

    6.6  Access to Information.  Upon reasonable notice, Parent, on the one hand, and the Company, on the other, shall (and shall cause each of their Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other such party (the "Authorized Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to their properties, assets, books and records and, during such period, shall (and shall cause each of their Subsidiaries to) furnish promptly to such Authorized Representatives all information concerning their business, properties, assets and personnel as may reasonably be requested for purposes of appropriate and necessary due diligence, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any of the representations or warranties made by the Parties. The Parties each agree to treat (and cause their Authorized Representatives to treat) any and all information provided pursuant to this Section 6.6 in strict compliance with the terms of that certain Confidentiality Agreement, entered by and between the Company and Parent, dated March 30, 2001 (the "Confidentiality Agreement").

    6.7  Publicity.  The Parties agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger in order to agree upon the text of any such press release or the making of such public announcement, which agreement shall not be unreasonably withheld, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

    6.8  Affiliates of the Company and Parent.  The Company has identified the Persons listed on Section 6.8 of the Company Disclosure Schedule as "affiliates" of the Company for purposes of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate") and the Company will use its reasonable efforts to obtain as promptly as practicable from each Company Affiliate written agreements in the form attached hereto as Exhibit B (the "Company Affiliate Letter") that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any Parent Shares issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

    6.9  Maintenance of Insurance.  Between the date hereof and through the Effective Time, the Company will maintain in full force and effect all of its and its Subsidiaries

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presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.

    6.10  Representations and Warranties.  Each of the Company and Parent shall give prompt notice to the other of any circumstances that would cause any of its representations and warranties set forth in Section 5.1 or 5.2, as the case may be, that are qualified as to materiality or Material Adverse Effect not to be true and correct, and those that are not so qualified not to be true and correct in all material respects, in each case at and as of the Effective Time.

    6.11  Filings; Other Action.  Subject to the terms and conditions herein provided, the Parties shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, the Securities Act and the Exchange Act, and comparable foreign laws, rules and regulations, with respect to the Merger; (b) cooperate in the preparation of such filings or submissions under the HSR Act and comparable foreign laws, rules and regulations; and (c) use reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require Parent, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any assets, lines of business or equity interests in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement.

    6.12  Tax-Free Reorganization Treatment.  Prior to the Effective Time, the Parties shall use their commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. So long as the Merger qualifies as a reorganization described in Section 368(a) of the Code, each of Parent, Merger Sub, and the Company (i) shall not file any Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code, and (ii) shall comply with the recordkeeping and information-reporting requirements set forth in Treas. Reg. Section 1.368-3. Furthermore, prior to the Effective Time, the Parties shall use their commercially reasonable efforts to obtain the tax opinions specified in Section 7.1(f) of the Agreement.

    6.13  Company Employee Stock Purchase Plan.  The Company shall not commence any "purchase periods" under the ESPP after April 1, 2001, and shall apply all amounts deducted and withheld thereunder to purchase Company Shares in accordance with the provisions thereof.

    6.14  NASDAQ Listing.  Parent agrees to authorize for listing on the NNM the shares of Parent Common Stock issuable in connection with the Merger, upon official notice of issuance.

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    6.15  Indemnification.

      (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of the Company to indemnify and hold harmless the Company's and its Subsidiaries' present and former directors, officers, employees, and agents and their heirs, executors and assigns (collectively, the "Indemnified Personnel"). The Certificate of Incorporation and by-laws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages at least as favorable to the Indemnified Personnel as those set forth in the current Articles of Incorporation and by-laws of the Company, and for a period of six years from the Effective Time, those provisions will not be repealed or amended or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Personnel, except to the extent, if any, that such modification is required by applicable law.

      (b) For a period of six years after the Effective Time, the Surviving Corporation will either (i) maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for such 150% of such annual premium), or (ii) if mutually agreed between the Company and the Surviving Corporation, purchase a directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company covering all periods prior to the Effective Time.

    6.16  Auditors' Letters.  The Company shall use its best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, independent auditors to the Company, dated a date within two business days before the date on which the Registration Statement becomes effective, and addressed to the Company, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Parent shall use its best efforts to cause to be delivered to the Company a letter of KPMG, LLP, independent auditors to Parent, dated a date within two business days before the date on which the Registration Statement becomes effective, and addressed to Parent, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    6.17  Sale of Company Software Products.  Concurrently with the execution and delivery of this Agreement, Parent and the Company have entered into a Software Distribution Agreement in the form attached as Exhibit C hereto (the "Software Distribution Agreement") pursuant to which the Company will grant Parent a license to market, sell, distribute, license and sublicense certain software products sold by the Company on the terms specified in the Software Distribution Agreement.

    6.18  Issuance of Option Grants.  Promptly after the Effective Time, Parent shall grant options to purchase shares of Parent Common Stock representing 13% of the aggregate amount of Parent Shares issued pursuant to the conversion rights contained in

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Section 4.1(a) to persons serving as employees of the Company immediately prior to the Effective Time. These options will have an exercise price per share equal to the closing sale price per share of the Parent Common Stock as reported on the NNM on the trading day immediately prior to the date of grant of the options, shall vest in three equal installments with the first installment vesting on the date of grant and the second and third installments vesting on the second and third annual anniversaries of the date of grant, and shall otherwise be subject to such terms and conditions commonly provided under Parent's 2001 Stock Incentive Plan.

    6.19  Self Tender Offer Prohibition.  Parent shall not commence or otherwise engage in a "self tender offer" pursuant to Section 13e-4 of the Exchange Act prior to the Closing Date.

ARTICLE VII
CONDITIONS

    7.1  Conditions to Each Party's Obligations.  The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

      (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law of the shareholders of the Company and stockholders of Parent (if necessary);

      (b) the SEC shall have declared the S-4 Registration Statement effective; no stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Parties;

      (c) no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or making the Merger illegal (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity preventing the consummation of the Merger; provided, however, that each of the Parties shall have used reasonable efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

      (d) the waiting period(s) under the HSR Act and all applicable material foreign antitrust, competition and merger laws, if any, shall have expired or been terminated;

      (e) the Parent Shares issuable to shareholders and other securityholders of the Company pursuant to this Agreement shall have been authorized for listing on the NNM upon official notice of issuance; and

      (f)  Parent and the Company shall each have received written opinions from their respective tax counsel (Katten Muchin Zavis and Morris, Manning & Martin, LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn;

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  provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such Party if counsel to the other Party renders such opinion to such Party. The Parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

    7.2  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

      (a) the representations and warranties of Parent set forth in Section 5.1 that are qualified as to materiality or Material Adverse Effect shall be true and correct and those that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as permitted or contemplated by this Agreement (it being understood that for purposes of determining the accuracy of such representations and warranties any update or modification to the Parent's Disclosure Schedule made or purported to have been made without the Company's written consent thereto shall be disregarded);

      (b) Parent shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time; and

      (c) Parent shall have delivered to the Company a certificate to the effect that each of the conditions specified in Section 7.1 (as it relates to Parent) and clauses (a) and (b) of this Section 7.2 has been satisfied in all respects.

    7.3  Conditions to the Obligations of Parent.  The obligation of Parent to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable law:

      (a) the representations and warranties of the Company set forth in Section 5.2 that are qualified as to materiality or Material Adverse Effect, or in Sections 5.2(a), (b) or (d) shall be true and correct and those that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as permitted or contemplated by this Agreement (it being understood that for purposes of determining the accuracy of such representations or warranties any update or modifications to the Company's Disclosure Schedule made or purported to have been made without Parent's written consent thereto shall be disregarded);

      (b) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

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      (c) the Company shall have delivered to Parent a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in Section 7.1 (as it relates to the Company) and clauses (a) and (b) of this Section 7.3 has been satisfied in all respects;

      (d) to the extent the option agreement or option plan governing any Company Option does not currently permit the Company to take any of the actions contemplated by Section 4.1(c) hereof, the Company shall have entered into agreements with the holders of such Company Options which allow the Company to take the actions contemplated by Section 4.1(c) hereof, which agreements shall be in form and substance reasonably acceptable to Parent; and

      (e) the Company shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all material contracts and leases of the Company and for the Company to consummate the transactions contemplated hereby.

ARTICLE VIII
TERMINATION

    8.1  Termination by Mutual Consent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after gaining the requisite approval of the shareholders of the Company and the stockholders of Parent (if necessary), by the mutual written consent of the Company and Parent.

    8.2  Termination by Either the Company or Parent.  This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either the Company or Parent if:

      (a) the Merger shall not have been consummated by December 31, 2001; provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

      (b) if any Restraint shall be in effect and shall have become final and nonappealable;

      (c) at the duly held Company Shareholders Meeting (including any adjournments thereof), the requisite approval of the Company's shareholders shall not have been obtained; provided, however, that the Company's right to terminate this Agreement under this Section 8.2(c) shall not be available to the Company if the Company has not complied with its obligations under Sections 6.2 and 6.3(a); or

      (d) if necessary, at the duly held Parent Stockholders Meeting (including any adjournments thereof) the requisite approval of Parent's stockholders shall not have been obtained; provided, however, that Parent's right to terminate this Agreement under this Section 8.2(d) shall not be available to Parent if Parent has not complied with its obligations under Section 6.3(b).

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    8.3  Termination by the Company.  This Agreement may be terminated by the Company upon written notice to Parent and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Company Shares, by action of the Board of Directors of the Company, if:

      (a) Parent shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.2(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by Parent of notice of such failure to comply;

      (b) the Parent Stockholders Meeting is necessary, the Board of Directors of Parent or any committee thereof, shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger or this Agreement, or Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of approval of the Merger and this Agreement; or

      (c) on any date after the date the S-4 Registration Statement is declared effective by the SEC, but prior to the date of the Company Shareholders Meeting, if as of the date on which notice of termination pursuant to this Section 8.3(c) is given, the Parent Share Rolling Average shall be less than $1.00.

    8.4  Termination by Parent.  This Agreement may be terminated by Parent upon written notice to the Company and the Merger may be abandoned at any time prior to the Effective Time, before or after any action of the Board of Directors of Parent, if:

      (a) the Company shall have breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.3(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by the breaching party of notice of such failure to comply;

      (b) (i) the Board of Directors of the Company or any committee thereof, shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of approval of the Merger and this Agreement, (iii) in connection with a Rule 14d-9 disclosure, the Board of Directors of the Company shall have taken any action other than a rejection of a Rule 14d-9 proposal, (iv) the Board of Directors of the Company or any committee thereof shall have recommended any Company Acquisition Proposal, (v) the Company or any of its officers or directors shall have entered into discussions or negotiations in violation of Section 6.2, (vi) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing or (vii) any

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  Company Acquisition Proposal is consummated or an agreement with respect to any Company Acquisition Proposal is signed; or

      (c) if Szlam has breached the Voting Agreement in any material respect, or if the Voting Agreement has been determined to be unenforceable.

    8.5  Effect of Termination; Termination Fee.

      (a) Except as set forth in this Section 8.5, in the event of termination of this Agreement by either Parent or the Company as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or shareholders except (x) with respect to the treatment of confidential information pursuant to Section 6.6, the payment of expenses pursuant to Section 9.1, and Article IX generally, (y) to the extent that such termination results from the willful breach of a Party of any of its representations or warranties, or any of its covenants or agreements or (z) with respect to any intentional or knowing misrepresentations in connection with or pursuant to this Agreement or the transactions contemplated hereby.

      (b) In the event that (i) this Agreement is terminated by either the Company or Parent (x) pursuant to Section 8.2(a) due to the Company Shareholders Meeting not occurring as a result of a Company Acquisition Proposal or (y) pursuant to Section 8.2(c), or (ii) this Agreement is terminated by Parent pursuant to Sections 8.4(a), 8.4(b) or 8.4(c), then the Company shall promptly, but in no event later than the date of such termination, pay Parent a fee equal to $2,000,000 (the "Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement, and accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

      (c) In the event that this Agreement is terminated by the Company pursuant to Sections 8.3(a) or 8.3(b), then Parent shall promptly, but in no event later than the date of such termination, pay the Company a fee equal to the Termination Fee, payable by wire transfer of same day funds. Parent acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement, and accordingly, if Parent fails promptly to pay the amount due pursuant to this Section 8.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this Section 8.5(b), Parent shall pay to the Company its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

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      (d) In the event both Parent and the Company would otherwise be entitled to receive the Termination Fee under this Section 8.5 in connection with the termination of this Agreement, neither party shall be required to make any payment under this Section 8.5.

      (e) If this Agreement is terminated under circumstances in which Parent or the Company is entitled to receive the Termination Fee, (i) the obligation to pay the Termination Fee shall survive the termination of this Agreement and (ii) the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent or the Company, as applicable, except in the event of (A) a willful breach by the defaulting party of any provision of this Agreement or (B) an intentional or knowing misrepresentation in connection with this Agreement or the transactions contemplated hereby, in which event the party entitled to the Termination Fee shall have all rights, powers and remedies against the other party that may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

ARTICLE IX
MISCELLANEOUS AND GENERAL

    9.1  Payment of Expenses.  Whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby (the "Transaction Expenses").

    9.2  Non-Survival of Representations and Warranties.  The representations and warranties made in Sections 5.1 and 5.2 hereof shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a willful breach of such representation or intentional or knowing misrepresentation formed the basis for such termination. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement pursuant to Article VIII, including the payment of any Termination Fee.

    9.3  Modification or Amendment.  Subject to the applicable provisions of the DGCL and GBCC, at any time prior to the Effective Time, the Parties, by resolution of their respective Board of Directors, may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties; provided, however, that after approval of the Merger by the shareholders of the Company is obtained, no amendment which requires further shareholder approval shall be made without such approval of shareholders.

    9.4  Waiver of Conditions.  The conditions to each of the Parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

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    9.5  Counterparts.  For the convenience of the Parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    9.6  Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      (b) Each of Parent, Merger Sub and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state.

      (c) Each of Parent, Merger Sub and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on forum non conveniens) to the location of the court in any proceeding commenced in accordance with this Section 9.6.

    9.7  Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other Parties shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

      (a) if to Parent or Merger Sub, to:

      divine, inc.
      1301 North Elston Avenue
      Chicago, Illinois 60622
      Attention: Jude Sullivan, Esq.
      Facsimile: (773) 394-6603

      with a copy to:
      Katten Muchin Zavis
      525 West Monroe Street
      Suite 1600
      Chicago, Illinois 60661-3693
      Attention: Jeffrey R. Patt, Esq.
      Facsimile: (312) 577-8864

      (b) if to the Company, to:

      eshare communications, Inc.
      5051 Peachtree Corners Circle
      Norcross, Georgia 30092
      Attention: Glen Shipley
      Facsimile: (770) 239-4445

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      with a copy to:
      Morris, Manning & Martin, LLP
      1600 Atlanta Financial Center
      3343 Peachtree Road
      Atlanta, Georgia 30326
      Attention: Larry W. Shackelford, Esq.
      Facsimile: (404) 365-9532

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

    9.8  Entire Agreement; Assignment.  This Agreement, including the Exhibits and Disclosure Schedules, together with the Confidentiality Agreement, (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise (and any attempt to do so shall be void).

    9.9  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    9.10  Certain Definitions.  As used herein:

      (a) "Average Market Value" means the arithmetic average (rounded to the nearest five decimal places) of the closing sale price per share of the Parent Shares as reported on the NNM for the ten (10) consecutive trading days ending two trading days prior to the Closing Date.

      (b) "Encumbrance" means any claim, lien, pledge, charge, security interest, equitable interest, option, right of first refusal or preemptive right, condition, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

      (c) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (d) "Governmental Entity" means the United States or any state, local or foreign government, or instrumentality, division, subdivision, agency, department or authority of any thereof.

      (e) "Knowledge" with respect to a party hereto shall mean the actual knowledge of any of the executive officers of such party.

      (f)  "Material Adverse Effect" shall mean any adverse change in the business, operations, liabilities (contingent or otherwise), results of operations or financial performance, condition or prospects of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as the case may be, which is material to Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as

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  the case may be; provided, however, that in no event shall any of the following, in and of themselves, constitute a Material Adverse Effect: (i) any change in or effect on the business of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable, caused by, relating to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement thereof; (ii) any change in the market price or trading volume of the Company Shares or Parent Shares, as applicable, on or after the date of this Agreement; or (iii) any adverse change, effect or occurrence attributable to the United States economy as a whole, the industries in which Parent or the Company, as applicable, compete or the foreign economies in any non-United States locations where Parent or the Company, as applicable, have material operations or sales.

      (g) "Parent Share Rolling Average" means the arithmetic average (rounded to the nearest five decimal places) of the closing sale price per share of the Parent Shares as reported on the NNM for the ten (10) consecutive trading days ending on the trading day immediately prior to the date on which such value is being calculated.

      (h) "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or Governmental Entity.

      (i)  "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refund for Taxes, including any amendments or supplements to any of the foregoing.

      (j)  "Significant Tax Agreement" is any agreement to which the Company or any Subsidiary of the Company is a party under which the Company or any Subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $25,000 in respect of Taxes payable by such other party to any taxing authority.

      (k) "Subsidiary" shall mean, when used with reference to any entity, (i) any entity of which fifty percent (50%) or more of the outstanding voting securities or interests or (ii) any entity of which 50% of the economic interests, in the case of partnerships or limited liability companies, are owned directly or indirectly by such former entity.

      (l)  "Tax" or "Taxes" refers to any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including without limitation taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, net worth, capital stock, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity; provided, however, that the term "Tax" or "Taxes" shall not be deemed to include claims by any governmental authority under an escheat, unclaimed property, or similar provision of applicable law.

    9.11  Severability.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

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    9.12  Specific Performance.  The Parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

    9.13  Recovery of Attorney's Fees.  In the event of any litigation between the Parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both Parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the Parties' claims.

    9.14  Captions.  The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    9.15  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party hereto.

[END OF DOCUMENT;
SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first hereinabove written.

DIVINE, INC.
By:	/s/ JUDE SULLIVAN
Name:	Jude Sullivan
Its:	Senior Vice-President
DES ACQUISITION COMPANY
By:	/s/ JUDE SULLIVAN
Name:	Jude Sullivan
Its:	President
ESHARE COMMUNICATIONS, INC.
By:	/s/ GEORGE W. LANDGREBE
Name:	George W. Landgrebe
Its:	Chief Operating Officer

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ANNEX B

VOTING AGREEMENT

    This VOTING AGREEMENT, is dated as of July 8 2001, by and between divine, inc., a Delaware corporation ("Parent"), and Szlam Partners, L.P., a Georgia limited partnership, holder of shares of common stock ("Shareholder"), no par value ("Company Common Stock"), of eshare communications, Inc., a Georgia corporation ("Company").

    WHEREAS, in order to induce Parent and DES Acquisition Company, a Delaware corporation, to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Company, Parent has requested Shareholder and Shareholder has agreed, to enter into this Voting Agreement with respect to 10,745,969 shares of Company Common Stock beneficially owned by Shareholder, and any shares of Company Common Stock hereafter acquired by Shareholder or any affiliate of Shareholder upon the exercise of Company Options (collectively, the "Covered Shares").

    NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
GRANT OF PROXY AND VOTING AGREEMENT

    Section 1.1.  Voting Agreement.  In the event that any shareholder action is to be taken at any time with respect to the approval and adoption of the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto or contemplated thereby (collectively, the "Transaction Documents"), whether by written consent, vote of the shareholders of the Company at a meeting or otherwise, Shareholder agrees to vote all of the Covered Shares in favor of the approval and adoption of the Transaction Documents. Shareholder hereby agrees that Shareholder will not vote any Covered Shares in favor of the approval of any (i) Company Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding up of Company or any other extraordinary transaction involving Company, (iii) corporate action the consummation of which would frustrate the purposes of, or prevent or delay the consummation of the Merger or other transactions contemplated by the Transaction Documents or (iv) other matter relating to, or in connection with, any of the foregoing matters.

    Section 1.2.  Irrevocable Proxy.  Shareholder hereby revokes any and all previous proxies granted with respect to the Covered Shares. By entering into this Voting Agreement, Shareholder hereby grants a proxy appointing Parent, and each duly elected officer thereof, as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Covered Shares to effect any action described in Section 1.1 above, including, without limitation, the right to sign its name (as Shareholder) to any consent, certificate or other document relating to Company that the law of the State of Georgia may permit or require in furtherance of the approval and adoption of the Merger, the Merger Agreement, and the transactions contemplated thereby, or with respect to any other proposed Company Acquisition Proposal. Shareholder retains the right to vote or otherwise utilize its voting power for all purposes not inconsistent with this Section 1.2. The proxy granted by

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Shareholder pursuant to this Article I is irrevocable for the term of this Voting Agreement and is granted in consideration of Parent entering into this Voting Agreement, the Merger Agreement and the Stockholder Agreement, of even date herewith, by and among Parent, Shareholder and Aleksander Szlam, an individual resident of Georgia (the "Stockholder Agreement"), and incurring certain related fees and expenses.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

    Shareholder represents and warrants to Parent that:

    Section 2.1.  Authorization.  This Voting Agreement has been duly executed and delivered by and the consummation of the transactions contemplated hereby are within the powers of Shareholder. If this Voting Agreement is being executed in a representative or fiduciary capacity, the person signing this Voting Agreement has full power and authority to enter into and perform this Voting Agreement. The obligations under this Voting Agreement constitute the legal, valid and binding obligations of Shareholder.

    Section 2.2.  Non-contrevention.  The execution, delivery and, subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and securities laws, as applicable, performance by Shareholder of this Voting Agreement, do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) require any consent or other action by any person under, constitute a default under or give rise to any right of termination, cancellation or acceleration under any provision of any agreement or other instrument binding on Shareholder or (iii) result in the imposition of any Encumbrance on the Covered Shares.

    Section 2.3.  Ownership of Covered Shares.  Shareholder is the record and beneficial owner of the Covered Shares, free and clear of any Encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Covered Shares) other than restrictions under the Securities Act of 1933, as amended. None of the Covered Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of the Covered Shares. Shareholder possesses the sole and exclusive right to vote all of the Covered Shares in any vote of the shareholders of the Company.

    Section 2.4.  Total Shares.  Except for an aggregate of 11,143,395 shares of Company Common Stock, Shareholder does not beneficially own any (i) shares of capital stock or voting securities of Company, (ii) securities of Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company. If Shareholder acquires any additional shares after the date hereof, Shareholder will notify Parent in writing within two business days of such acquisition, but in any event prior to the date of the shareholder meeting of the Company.

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ARTICLE III
COVENANTS OF SHAREHOLDER

    Shareholder hereby covenants and agrees that:

    Section 3.1.  No Proxies for or Encumbrances on Covered Shares.  Except pursuant to the terms of this Voting Agreement or the Stockholder Agreement, Shareholder shall not, without prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares with respect to any matter described in Section 1.1 of this Voting Agreement or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Covered Shares during the term of this Voting Agreement other than pursuant to the Merger, the Stockholder Agreement or the Transaction Documents. Shareholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance of other disposition or any such contract, option or other arrangement or understanding and agrees to notify Parent promptly, and to provide all details required by Parent, if Shareholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

    Section 3.2.  Appraisal Rights.  Shareholder agrees not to exercise any rights (including, without limitation, under Section 14-2-1302 of the Georgia Business Corporation Code) to demand appraisal of any Covered Shares which may arise with respect to the Merger.

    Section 3.3.  Legend of Covered Shares.  Shareholder agrees that, within five business days of the date of this Voting Agreement, the following legend shall be placed on the certificates representing the Covered Shares:

    "THE VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN A VOTING AGREEMENT BETWEEN DIVINE, INC. AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to Shareholder that:

    Section 4.1.  Authorization.  This Voting Agreement has been duly executed and delivered by, and the consummation of the transactions contemplated hereby are within the powers of Parent. If this Voting Agreement is being executed in a representative or fiduciary capacity, the person signing this Voting Agreement has full power and authority to enter and perform this Voting Agreement. The obligations under this Voting Agreement constitute the legal, valid and binding obligations of Parent.

    Section 4.2.  Non-contravention.  The execution, delivery and, subject to compliance with the HSR Act and securities laws, as applicable, performance by Parent of this Voting Agreement, do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (ii) require any consent or other action by any person under,

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constitute a default under or give rise to any right of termination, cancellation or acceleration under any provision of any agreement or other instrument binding on Parent.

ARTICLE V
MISCELLANEOUS

    Section 5.1.  Termination.  This Voting Agreement shall terminate and be of no further force or effect upon the termination of the Merger Agreement in accordance with its terms.

    Section 5.2.  Further Assurances.  Parent and Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Voting Agreement.

    Section 5.3.  Amendments.  Any provision of this Voting Agreement may be amended or waived if, but only if, such amendment or waiver in writing is signed, in the case of an amendment, by each party to this Voting Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

    Section 5.4.  Duties as Director.  Nothing contained in this Voting Agreement shall be deemed to restrict Shareholder from taking actions in his capacity as a director of the Company as may be permitted under the Merger Agreement.

    Section 5.5.  Expenses.  All costs and expenses incurred in connection with this Voting Agreement shall be paid by the party incurring such cost or expense.

    Section 5.6.  Parties in Interest; Successors and Assigns.  The provisions of this Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by, each party hereto and their respective heirs, beneficiaries, executors, representatives, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Voting Agreement without the consent of the other party hereto, except that Parent may transfer or assign its rights and obligations to any affiliate of Parent. Nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Voting Agreement.

    Section 5.7.  Governing Law.  This Voting Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    Section 5.8.  Consent to Jurisdiction.  Each of Parent and Shareholder hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Voting Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Parent and Shareholder waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on forum non conveniens) to the location of the court in any proceeding commenced in accordance with this Section 5.8.

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    Section 5.9.  Counterparts; Effectiveness.  This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments. This Voting Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

    Section 5.10  Severability.  If any term, provision or covenant of this Voting Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 5.11  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Voting Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity without the posting of a bond or other security.

    Section 5.12  Capitalized Terms.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

    Section 5.13  No Strict Construction.  The language used in this Voting Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any person hereto.

[END OF DOCUMENT;
SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties hereto have cause this Voting Agreement to be duly executed as of the day and year first above written.

divine, inc.
By:	/s/ JUDE SULLIVAN
Name:	Jude Sullivan
Its:	Senior Vice-President
Szlam Partners, L.P.
By:	Szlam Management Company, LLC
Its:	General Partner
By:	/s/ ALEKSANDER SZLAM
Name:	Aleksander Szlam
Title:	Managing Member

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ANNEX C

STOCKHOLDER AGREEMENT

    This Stockholder Agreement (this "Agreement") is made as of July 8, 2001 by and among divine, inc., a Delaware corporation ("Buyer"), Szlam Partners, L.P., a Georgia limited partnership (the "Seller"), and Aleksander Szlam, an individual resident in Georgia ("Szlam").

    WHEREAS, Seller owns 11,143,395 shares of the common stock, no par value, (the "Company Common Stock") of eshare communications, Inc. (the "Company");

    WHEREAS, Buyer, DES Acquisition Company, a Delaware corporation, and the Company have entered into that certain Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), whereby shares of Company Common Stock shall be exchanged for PARENT SHARES (as defined in the Merger Agreement); and

    WHEREAS, Buyer desires to grant Seller the right to sell a certain number of Parent Shares to Buyer, and Seller desires to grant Buyer the right to purchase such Parent Shares from Seller, on the terms and subject to the conditions set forth in this Agreement.

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Sale-Repurchase Rights

    1.1  First Seller Sale Right; First Buyer Repurchase Right.

      (a) Seller shall have the right at any time, and from time to time, during the First Sale-Repurchase Time Period, to sell all or any portion of the First Sale-Repurchase Parent Stock to Buyer at a price per share equal to the Average Market Value of Parent Shares (the "First Seller Sale Right").

      (b) Within five (5) business days after written notice of Seller's intent to exercise the First Seller Sale Right, Seller shall deliver certificates representing the First Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

      (c) Buyer shall have the right at any time, and from time to time, during the First Sale-Repurchase Time Period, to purchase all or any portion of the First Sale-Repurchase Parent Stock from Seller at a price per share equal to the Average Market Value of Parent Shares (the "First Buyer Repurchase Right").

      (d) Within five (5) business days after written notice of Buyer's intent to exercise the First Buyer Repurchase Right, Seller shall deliver certificates representing the First Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

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      (e) Seller agrees that the following legend shall be placed on the certificates representing the First Sale-Repurchase Parent Stock:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN SALE AND REPURCHASE RIGHTS AND OTHER TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDER AGREEMENT BETWEEN DIVINE, INC. AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DIVINE, INC."

      (f)  For purposes hereof:

        (i)  "Average Market Value" shall have the meaning specified in the Merger Agreement.

        (ii) "Change in Control" shall mean (A) a sale or transfer of all or substantially all of the assets of Buyer in any transaction or series of related transactions, (B) any merger, consolidation or reorganization to which Buyer is a party pursuant to which the holders of Buyer's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization do not own, immediately following the merger, consolidation or reorganization, capital stock (on a fully-diluted basis) holding a majority of the voting power of the surviving company, and (C) any sale or series of sales of shares of Buyer's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of Buyer's capital stock as of the closing of the transactions contemplated by the Merger Agreement) owning capital stock (on a fully-diluted basis) holding a majority of the voting power of Buyer.

        (iii) "Exchange Ratio" shall have the meaning specified in the Merger Agreement.

      (a) "First Sale-Repurchase Parent Stock" shall mean that number of Parent Shares received by Seller pursuant to the Merger (as adjusted for any Organic Change) equal to (i) 1,740,000 times (ii) the Exchange Ratio as adjusted pursuant to Sections 4.1(e) and 4.1(f) of the Merger Agreement.

        (iv) "First Sale-Repurchase Time Period" shall mean the time period beginning on the earlier of (A) the date thirty (30) days after the Merger Closing, or (B) the date of the signing of a definitive agreement by Buyer with respect to a Change in Control, through the date sixty (60) days after the Merger Closing.

        (v) "Merger" shall have the meaning specified in the Merger Agreement.

        (vi) "Merger Closing" shall mean the closing of the Merger in accordance with the terms of the Merger Agreement.

        (vii) "Organic Change" shall mean the occurrence of any of the following after the date of the Merger Closing: any reclassification, stock split or stock dividend with respect to Parent Shares, any change or conversion of Parent Shares into other securities, or any other dividend or distribution in Parent Shares with respect to outstanding Parent Shares, or the occurrence of a record date with respect to any of the foregoing.

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    1.2  Second Seller Sale Right; Second Buyer Repurchase Right.

      (a) Seller shall have the right at any time, and from time to time, during the Second Sale-Repurchase Time Period, to sell all or any portion of the Second Sale-Repurchase Parent Stock to Buyer at a price per share equal to the Average Market Value of Parent Shares (the "Second Seller Sale Right").

      (b) Within five (5) business days after written notice of Seller's intent to exercise the Second Seller Sale Right, Seller shall deliver certificates representing the Second Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

      (c) Buyer shall have the right at any time, and from time to time, during the Second Sale-Repurchase Time Period, to purchase all or any portion of the Second Sale-Repurchase Parent Stock from Seller at a price per share equal to the Average Market Value of Parent Shares (the "Second Buyer Repurchase Right").

      (d) Within five (5) business days after written notice of Buyer's intent to exercise the Second Buyer Repurchase Right, Seller shall deliver certificates representing the Second Sale-Repurchase Parent Stock to which such notice relates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer, and Buyer shall pay Seller the purchase price therefor by wire transfer of immediately available funds to Seller's account designated to Buyer in writing.

      (e) Seller agrees that the following legend shall be placed on the certificates representing the Second Sale-Repurchase Parent Stock:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN SALE AND REPURCHASE RIGHTS AND OTHER TERMS AND CONDITIONS SET FORTH IN A STOCKHOLER AGREEMENT BETWEEN DIVINE, INC. AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DIVINE, INC."

      (f)  For purposes hereof:

        (i)  "Second Sale-Repurchase Parent Stock" shall mean that number of Parent Shares received by Seller pursuant to the Merger (as adjusted for any Organic Change) equal to (i) 1,910,000 times (ii) the Exchange Ratio as adjusted pursuant to Sections 4.1(e) and 4.1(f) of the Merger Agreement.

        (ii) "Second Sale-Repurchase Time Period" shall mean the time period beginning on the earlier of (A) the date six (6) months after the Merger Closing, or (B) the date of the signing of a definitive agreement by Buyer with respect to a Change in Control, through the date eighteen (18) months after the Merger Closing.

2.  Covenants

    2.1  Parent Share Lock-Up.

      (a) In addition to the restrictions contained in this Agreement, the Rule 145 Letter For Company Affiliates dated as of the date hereof, by and between Buyer and Seller,

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  the Securities Act of 1933, as amended, and the various state securities laws, Seller will not offer, sell, contract to sell, give, distribute, pledge, encumber, or otherwise dispose of or transfer record or beneficial ownership of any of the Covered Parent Shares, agree to do any of the foregoing, or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge or disposal, whether voluntarily, involuntarily, or by operation of law, on or prior to the date one (1) year from the date of the Merger Closing, except pursuant to Sections 1.1 and 1.2 of this Agreement.

      (b) In furtherance of the foregoing, Buyer and its transfer agent and registrar are hereby authorized to decline to make any transfer of any of the Covered Parent Shares if such transfer would constitute a violation or breach of this Letter.

      (c) Seller will retain all benefits of ownership of all Covered Parent Shares, including rights to vote all Covered Parent Shares and rights to receive dividends, if any, thereon.

      (d) For purposes hereof: "Covered Parent Shares" shall mean all Parent Shares to be received by Seller pursuant to the terms of the Merger Agreement and all Parent Shares hereafter beneficially owned by Seller.

    2.2  Employment Agreement.  Simultaneously with the Merger Closing, Buyer and Szlam shall execute the Employment Agreement substantially in the form attached hereto as Exhibit A (the "Employment Agreement").

    2.3  Real Estate Option Agreement.  Simultaneously with the Merger Closing, Buyer and Seller shall execute, and Szlam shall cause Melita House, Inc. to execute, the Option to Purchase Agreement substantially in the form attached hereto as Exhibit B (the "Option to Purchase Agreement"), and a Memorandum of Option with respect thereto for filing in the State of Georgia and the United Kingdom.

3.  Representations and Warranties

    3.1  Company Board Authorization.  Seller represents and warrants to the Company that this Agreement and the transactions contemplated hereby, including, without limitation, the transactions contemplated by Sections 1.1, 1.2, 2.2 and 2.3 hereof, (a) have been unanimously approved by the continuing directors (as such term is defined in Section 14-2-1106) of the Georgia Business Corporation Code) of the Company, and (b) recommended to the Company's shareholders by at least two-thirds of such continuing directors, each in accordance with Section 14-2-1111 of the Georgia Business Corporation Code.

    3.2  Brokers or Finders.  Seller represents and warrants to the Company that Seller and Seller's agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereunder.

4.  Indemnification

    4.1  Survival.  Notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to any investigation of the affairs of the Company, or right thereof, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of

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Seller contained in this Agreement. All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Merger Closing.

    4.2  Indemnification and Reimbursement By Seller.  Seller shall indemnify and hold harmless Buyer and its Related Persons (collectively, the "Indemnified Persons"), and shall reimburse the Indemnified Persons, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:

      (a) any Breach of any representation or warranty made by Seller in or pursuant to this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

      (b) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

      (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with this Agreement or the transactions contemplated herein.

    4.3  Procedure for Indemnification.  A claim for indemnification for any matter hereunder may be asserted by written notice to the party from whom indemnification is sought in accordance with Section 6.3 hereof.

    4.4  Right of Offset.  Buyer shall have the right to offset the amount of any Damages for which it is entitled to indemnification hereby against any payments otherwise required to be made to Seller or Szlam under this Agreement or otherwise.

5.  Termination

    5.1  Automatic Termination.  This Agreement shall terminate automatically without the need for any action on the part of Buyer or Seller upon the termination of the Merger Agreement pursuant to the terms thereof.

    5.2  Termination By Buyer.  This Agreement may be terminated by Buyer upon written notice to Seller at any time prior to the Merger Closing if Seller shall have materially Breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement or the Seller Closing Documents, or if any representation or warranty of Seller shall have become materially untrue, in either case such that such Breach or failure to be true has not been or is incapable of being cured within thirty (30) business days following receipt by Buyer of notice of such failure to comply.

    5.3  Termination By Seller.  This Agreement may be terminated by Seller upon written notice to Buyer at any time prior to the Merger Closing if Buyer shall have materially Breached or failed to perform any of the representations, warranties, covenants or other agreements contained in this Agreement or the Buyer Closing Documents, or if any representation or warranty of Buyer shall have become materially untrue, in either case such that such Breach or failure to be true has not been or is incapable of being cured within thirty (30) business days following receipt by Seller of notice of such failure to comply.

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6.  General Provisions

    6.1  Definitions.  For purposes hereof:

      (a) a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (ii) any material claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

      (b) "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Buyer, the Company and DES Acquisition Company, a Delaware corporation.

      (c) "Merger Closing" shall mean the closing of the Merger Agreement pursuant to the terms thereof.

      (d) "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity.

      (e) "Related Person" shall mean, with respect to a specified Person other than an individual:

        (i)  any Person that, directly or indirectly, controls, is controlled by, or is under common control with such specified Person; and

        (ii) each Person that serves as a director, executive officer, general partner, executor, or trustee of such specified Person (or in a similar capacity).

      A Person will be deemed to control another Person, for purposes of this definition, if the first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management policies of the second Person, (x) through the ownership of voting securities, (y) through common directors, trustees or officers, or (z) by contract or otherwise.

    6.2  Expenses.  Seller, on the one hand, and Buyer, on the other hand, will each bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereunder.

    6.3  Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by facsimile, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three days after being sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such

C–6

other addresses and facsimile numbers as a party may designate by notice to the other parties):

    to Seller and Szlam:

      Szlam Partners, L.P.
      5051 Peachtree Corners Circle
      Norcross, Georgia 30092
      Attention: Aleksander Szlam
      Facsimile No. (770) 239-4511

    with a copy to:

      Morris, Manning & Martin, LLP
      1600 Atlanta Financial Center
      3343 Peachtree Road
      Atlanta, Georgia 30323
      Attention: Larry W. Shackelford, Esq.
      Facsimile No. (403) 365-9532

    to Buyer:

      divine, inc.
      1301 North Elston Avenue
      Chicago, Illinois 60622
      Attention: Jude Sullivan, Esq.
      Facsimile No. (773) 394-6603

    with a copy to:

      Katten Muchin Zavis
      525 West Monroe Street, Suite 1600
      Chicago, IL 60661-3693
      Attention: Jeffrey R. Patt, Esq.
      Facsimile No. (312) 577-8864

    6.4  Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereunder.

    6.5  Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

    6.6  Entire Agreement and Modification.  This Agreement supersedes all prior oral or written agreements between the parties with respect to its subject matter (including the letter of intent between Buyer and Seller dated June 13, 2001 and constitutes (along with the other agreements and documents referred to in this Agreement) a complete and exclusive statement

C–7

of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

    6.7  Assignments, Successors, and No Third-Party Rights.  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement (i) to any subsidiary of Buyer, and (ii) upon a Change in Control. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

    6.8  Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    6.9  Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" or "Exhibits" refer to the corresponding Sections or Exhibits of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

    6.10  Public Announcements.  Unless required by applicable law, no party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other parties hereto. To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made jointly by the parties.

    6.11  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    6.12  Consent to Jurisdiction.  Each of Buyer, Seller and Szlam hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Buyer, Seller and Szlam waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on forum non conveniens) to the location of the court in any proceeding commenced in accordance with this Section 6.12.

    6.13  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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    6.14  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

[END OF DOCUMENT;
SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

BUYER:
divine, inc.
By:	/s/ JUDE SULLIVAN
Name:	Jude Sullivan
Its:	Senior Vice-President
SELLER:
Szlam Partners, L.P.
By:	Szlam Management Company, LLC,
Its:	General Partner
By:	/s/ ALEKSANDER SZLAM
Name:	Aleksander Szlam
Title:	Managing Member
SZLAM:
/s/ ALEKSANDER SZLAM Aleksander Szlam

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EXHIBIT A

     EMPLOYMENT AGREEMENT

by and among

divine, inc.

and

ALEKSANDER SZLAM

Dated [____], 2001

EMPLOYMENT AGREEMENT

    This Employment Agreement ("Employment Agreement ") is made this [__] day of [________], 2001 by and between divine, inc., a Delaware corporation (the "Company"), and Aleksander Szlam ("Employee"). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Stockholder Agreement.

    WHEREAS, Employee desires to be employed by the Company and both parties desire to enter into this Employment Agreement to evidence the terms and conditions of such employment.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Employment Agreement, the parties agree as follows:

    1.  Employment.  The Company agrees to employ Employee and Employee agrees to be employed by the Company upon the terms and conditions of this Employment Agreement. Employee hereby represents and warrants that neither Employee's entry into this Employment Agreement nor Employee's performance of Employee's obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation of any nature to which Employee is a party or by which Employee is bound, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement previously entered into by Employee.

    2.  Term of Employment.  The term of Employee's employment under this Employment Agreement will commence on the date of this Employment Agreement and will continue until the date three (3) years from the date hereof (the "Employment Term"). The term may be extended for additional one-year terms upon mutual agreement between the Company and Employee. Notwithstanding anything to the contrary contained herein, the Employment Term is subject to termination pursuant to Section 13 below.

    3.  Position and Responsibilities.  Employee will be employed as Chief Strategy Officer and President—CIM Businesses of the Company. Employee shall report to and be subject to the direction of the Board of Directors and Chief Executive Officer of the Company. Employee shall perform and discharge such duties and responsibilities for the Company as the Board of Directors of the Company or the Company's Chief Executive Officer may from time to time reasonably assign to Employee. Following the date hereof, Employee shall be elected by the current members of the Board of Directors of the Company to the Board of Directors of the Company as a Class III Director, and the Company shall use its commercially reasonable efforts (a) to cause Employee to be nominated for election as a Class III Director at the 2002 annual meeting of the stockholders of the Company, and (b) for proxies to be solicited therefor, unless, in each case, a Change in Control shall have occurred prior to the date of such action.

    4.  Commitment.  During the Employment Term, Employee shall devote Employee's full business time, attention, skill and efforts to the faithful performance of Employee's duties herein, and shall perform the duties and carry out the responsibilities assigned to Employee, to the best of Employee's ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the interests of the Company. Employee acknowledges that Employee's duties and responsibilities will require Employee's full-time business efforts and agrees that during the Employment Term Employee will not engage in any outside business activities except to the extent that prior written approval has been given by the Chief

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Executive Officer of the Company for specific activities that do not conflict with the Company's interests or interfere with the performance of Employee's duties hereunder.

    5.  Compensation

      5.1 During the Employment Term, the Company shall pay to Employee a base salary (the "Base Salary") at the rate of $400,000 per year, payable at the Company's regular employee payroll intervals, subject to increase pursuant to the Company's standard policies and approval of the Compensation Committee of the Board of Directors of the Company.

      5.2 In addition to the Base Salary, during the Employment Term, Employee shall be paid a bonus (the "Bonus") of up to $600,000 per year, subject to approval of the Compensation Committee of the Board of Directors of the Company, payable by the Company on the anniversary of the date of this Employment Agreement. Employee shall also be eligible for such additional bonuses and stock options as may be approved from time to time by the Compensation Committee of the Board of Directors of the Company.

      5.3 All compensation payable to Employee hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required by law to be withheld.

    6.  Benefit Plans.  During the Employment Term, Employee will be entitled to receive benefits comparable to those provided to the other Employees of the Company in similar positions and with similar responsibilities (subject to any applicable waiting periods and other restrictions).

    7.  Vacation.  Employee shall be entitled to vacation time as mutually agreed to with the Chief Executive Officer of the Company. Employee shall make good faith efforts to schedule vacations so as to least conflict with the conduct of the Company's business and will give the Company adequate advance notice of Employee's planned absences.

    8.  Location of Employment.  Employee shall perform Employee's duties under this Employment Agreement at the Company's offices in Norcross, Georgia or in other such offices (if any) that the Company maintains within a reasonable commuting distance of Employee's residence on the date of this Employment Agreement; provided, however, that Employee will be required to spend time at the Company's offices in Chicago, Illinois as reasonably required by the Company.

    9.  Confidentiality, Inventions and Non-Solicitation.  Employee and the Company shall have entered into the Confidentiality, Inventions and Non-Solicitation Agreement attached hereto as ANNEX I (the Confidentiality, Inventions and Non-Solicitation Agreement").

    10.  Restrictive Covenants.

      10.1 Employee acknowledges that: (i) the Company is and will be engaged in the Business (as hereinafter defined) during the Employment Term and thereafter; (ii) the Company is and will be actively engaged in the Business throughout the United States of America and the world; (iii) Employee will occupy a position of trust and confidence with the Company after the date of this Employment Agreement and during the Employment Term; (iv) Employee is familiar with the Company's (and its subsidiaries) trade secrets and with other proprietary and confidential information concerning the Company (and its

C–A–2

  subsidiaries) and the Business (and the business of its subsidiaries); (v) the agreements and covenants contained in this Section 10 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company entering into this Employment Agreement; (vi) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Employment Agreement; and (vii) Employee has means to support Employee and Employee's dependents other than by engaging in the Business, or a business similar to the Business, and the provisions of this Section 10 will not impair such ability.

      10.2  Employee will NOT, during the Restricted Period (as defined below), anywhere within the world (the "Restricted Territory"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise):

        (a) own, operate, manage, control, invest in, perform services for, or engage or participate in any manner in, or render services (alone or in association with any person or entity) or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that engages or proposes to engage in the Business; or

        (b) except on behalf of the Company, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, in any business which solicits business from any person, firm, corporation or other entity which was a customer, supplier or partner of the Company or any of its subsidiaries during the Employment Term, or from any successor in interest to any such person, firm, corporation or other entity for the purpose of securing business or contracts related to the Business;

      The term "Business" means the development, sales, marketing, and/or distribution of software and hardware for customer relationship or interaction management solutions, telephony call center management and tools, enterprise portal solutions, managed applications services and the performance of professional services relating to any of the foregoing; provided, however, that as of any given date, this definition shall include the development, sales, marketing and/or distribution of software and hardware for enterprise portal solutions or managed applications services only to the extent that the Company then offers, or is then in the process of developing or intends to pursue during the six (6) months following such date (provided such intent is evidenced in writing, which may include, without limitation, internal Company memoranda), the acquisition or license of, the same or similar solutions or services.

      The term "Restricted Period" means the period of time from the date of this Employment Agreement until the date three (3) years after the termination for any reason of Employee's employment relationship with the Company or any successor thereto (whether pursuant to a written agreement or otherwise). The Restricted Period shall also be extended for a period equal to any time period that Employee is in violation of this Section 10 or Section 5 of the Confidentiality, Inventions and Non-Solicitation Agreement.

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      Nothing contained in this Section 10.2 shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee and Employee's associates (as such term is defined in Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of one percent (1%) of the stock of such corporation.

      10.3  The parties acknowledge that the business of the Company is and will be international in scope and thus the covenants in this Section 10 would be particularly ineffective if the covenants were to be limited to the United States or a particular geographic area of the United States. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in Section 10 not fully enforceable, the other provisions of Section 10, and this Employment Agreement in general, will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Employment Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 10.2, and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances but not in excess of the territory provided for in Section 10.2).

    11.  Return of Company Materials Upon Termination.  Employee acknowledges that all records, documents, and "Tangible Embodiments" containing or of "Proprietary Information" (as such terms are defined in the document attached as ANNEX I) prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company are and will remain the property of the Company. Upon termination of Employee's employment with the Company, Employee shall immediately return to the Company all such items in Employee's possession and all copies of such items, as well as any other property of the Company.

    12.  Equitable Remedies.

      12.1 Employee acknowledges and agrees that the agreements and covenants set forth in Sections 9, 10 and 11 are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that, in the event of any actual or threatened breach by Employee of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 12 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

C–A–4

      12.2  Each of the covenants in Sections 9, 10 and 11 will be construed as independent of any other covenants or other provisions of this Employment Agreement.

      12.3  In the event of any judicial determination that any of the covenants in Sections 9, 10 and 11 are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

    13.  Termination.

      13.1 The Company may terminate the Employment Term immediately upon written notice to Employee if there has been a material breach of this Employment Agreement by Employee. Without limiting the generality of the preceding sentence, any breach by Employee of any of Employee's obligations under Sections 9, 10 and 11 will be deemed a material breach of this Employment Agreement, and any of the following events will also be deemed a material breach of this Employment Agreement:

        (a) Employee's continued and deliberate neglect of, willful misconduct in connection with the performance of or refusal to perform Employee's duties in accordance with, Section 3 of this Employment Agreement; or

        (b) Employee's commission of an act or acts constituting a felony or other crime of moral turpitude; or

        (c) Employee's engagement in willful misconduct that causes or is likely to cause a financial injury to the Company or any of its subsidiaries, including, without limitation, Employee's embezzlement of the funds of the Company or any of its subsidiaries, or theft of the property of the Company or any of its subsidiaries, or fraud against the Company or any of its subsidiaries, or any of their customers.

      If the Employment Term is terminated by the Company pursuant to this Section 13.1 or in accordance with Section 2, the Company shall have no further obligation hereunder or otherwise with respect to Employee (except payment of Employee's Base Salary under Section 5.1, subject to Section 5.3 hereof, and benefits under Section 6 accrued through the date of termination).

      13.2  The Employment Term will terminate upon the death or upon written notice from the Company to Employee upon the Disability (as defined below) of Employee. "Disability" of Employee will be deemed to have occurred whenever Employee has suffered physical or mental illness, injury, or infirmity that prevents Employee from performing, with or without reasonable accommodation, Employee's essential job functions under this Employment Agreement for any ninety (90) days in any one hundred twenty (120) day period and the Company determines in good faith that such illness or other disability is likely to continue for at least the next following thirty (30) days. Employee's salary prior to the Disability of Employee will be reduced by any benefits Employee receives from disability insurance provided by the Company or pursuant to a plan providing disability benefits maintained by the Company (if any such insurance or plan exists). In the event of termination due to death or Disability, the Employee shall be deemed to have earned the pro rata portion of any bonus for the then current year based on the date of death or onset of the applicable illness, injury or infirmity. The Company

C–A–5

  shall maintain an insurance policy or policies for the benefit of Employee which shall pay Employee or Employee's estate or legal representative, as applicable, in the event of the death or Disability of Employee, an amount equal to the balance, if any, which would be payable by the Company to Employee under the remaining original Employment Term (without giving effect to any deemed shortening of the Employment Term as a result of such termination) if such death or Disability shall not have occurred; provided, however, that the Company shall only be obligated to provide and maintain such insurance policy if Employee undergoes and, in the reasonable judgement of the Company's insurance provider, passes such reasonable physical examinations as may be required, from time to time, by the Company's insurance provider. Except as set forth in the preceding two sentences, if the Employment Term is terminated pursuant to this Section 13.2, the Company shall have no further obligation hereunder or otherwise with respect to Employee (except payment of Employee's Base Salary under Section 5.1, subject to Section 5.3 hereof, and benefits under Section 6 accrued through the date of termination).

      13.3  The Company may elect to terminate Employee's employment hereunder without cause upon ten (10) days' prior written notice; provided that if it does so elect the Company shall continue to pay Employee's Base Salary in accordance with Section 5.1, subject to Section 5.3 hereof, Bonus in accordance with Section 5.2, subject to Section 5.3 hereof, and provide the benefits to Employee in accordance with Section 6 until the last day of the Employment Term as originally specified in Section 2 (without giving effect to any deemed shortening of the Employment Term as a result of such termination). Except as specifically set forth in this Section 13.3, if the Employment Term is terminated pursuant to this Section 13.3, the Company shall have no further obligation hereunder or otherwise with respect to Employee.

      13.4  Employee has the power to terminate Employee's employment with the Company without cause, in which event the Company shall have no further obligation hereunder or otherwise with respect to Employee (except payment of Employee's Base Salary under Section 5.1 and benefits under Section 6 accrued through the date of termination).

      13.5  Termination of the Employment Term in accordance with this Section 13, or expiration of the Employment Term, will not affect the provisions of this Employment Agreement that survive such termination, including, without limitation, the provisions in Sections 9, 10 and 11 and will not limit either party's ability to pursue remedies at law or equity.

      13.6  Notwithstanding anything to the contrary herein, no payments shall be due under Section 13.3 above unless and until Employee shall have executed a general release and waiver of claims of Employee against the Company under this Agreement or relating to Employee's employment hereunder, in form reasonably satisfactory to the Company, and the execution of such general release and waiver of claims shall be a condition to Employee's rights under Section 13.3.

C–A–6

    14.  General Provisions.

      14.1  Definitions.  For purposes hereof,

        (a) the term "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of July 8, 2001, by and among the Company, DES Acquisition Company, Delaware corporation, and eShare communications, Inc., a Georgia corporation;

        (b) the term "Stockholder Agreement" means that certain Stockholder Agreement, dated as of July 8, 2001, by and among the Company, Szlam Partners, L.P., a Georgia limited partnership, and Employee.

      14.2  Notices.  All notices, consents, waivers, and other communications under this Employment Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by facsimile, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three days after being sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties)

    Employee:

      Aleksander Szlam
      5051 Peachtree Corners Circle
      Norcross, Georgia 30092
      Facsimile No. (770) 239-4511

    with a copy to:

      Morris, Manning & Martin, LLP
      1600 Atlanta Financial Center
      3343 Peachtree Road
      Atlanta, Georgia 30323
      Attention: Larry W. Shackelford, Esq.
      Facsimile No. (403) 365-9532

    Company:

      divine, inc.
      1301 North Elston Avenue
      Chicago, Illinois 60622
      Attention: Jude Sullivan, Esq.
      Facsimile No. (773) 394-6603

    with a copy to:

      Katten Muchin Zavis
      525 West Monroe Street, Suite 1600
      Chicago, IL 60661-3693
      Attention: Jeffrey R. Patt, Esq.
      Facsimile No. (312) 577-8864

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      14.3  Waiver.  The rights and remedies of the parties to this Employment Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Employment Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

      14.4  Entire Agreement and Modification.  This Employment Agreement supersedes all prior oral or written agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Employment Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Employment Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      14.5  Assignments, Successors, and No Third-Party Rights.  Neither party may assign any of its rights under this Employment Agreement without the prior consent of the other party, except that Company may assign all (but not part) of its rights and obligations under this Employment Agreement to any majority-owned subsidiary of Company, provided that the Company guarantees the performance by the subsidiary of the subsidiary's obligations hereunder. Subject to the preceding sentence, this Employment Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Employment Agreement will be construed to give any person other than the parties to this Employment Agreement any legal or equitable right, remedy, or claim under or with respect to this Employment Agreement or any provision of this Employment Agreement.

      14.6  Severability.  If any provision of this Employment Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Employment Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      14.7  Section Headings, Construction.  The headings of Sections in this Employment Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Employment Agreement. All words used in this Employment Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      14.8  Governing Law; Consent to Jurisdiction.

        (a) This Employment Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        (b) Each of Employee and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Employment Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in

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    contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Employee and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on forum non conveniens) to the location of the court in any proceeding commenced in accordance with this Section 14.8.

      14.9  Counterparts.  This Employment Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Employment Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      14.10  No Strict Construction.  The language used in this Employment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

  * * * *

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    IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

THE COMPANY:
divine, inc.
By:

Name:

Its:

EMPLOYEE:
Aleksander Szlam

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ANNEX I

DIVINE, INC.
CONFIDENTIALITY, INVENTIONS AND
NON-SOLICITATION AGREEMENT

    In consideration of employment by divine, inc., a Delaware corporation, its successors or assigns (the "Company") of the undersigned employee ("Employee"), it is understood and agreed as follows:

    1.  Confidential Information.

       1.1 Employee acknowledges that the Confidential Information (as defined below) constitutes a protectible business interest of the Company, and covenants and agrees that at all times during the period of Employee's employment, and at all times after termination of such employment, Employee will not, directly or indirectly, disclose, furnish, make available or utilize any Confidential Information other than in the course of performing duties as an employee of the Company. Employee will abide by Company policies and rules as may be established from time to time by it for the protection of its Confidential Information. Employee agrees that in the course of employment with the Company Employee will not bring to the Company's offices nor use, disclose to the Company, or induce the Company to use, any confidential information or documents belonging to others. Employee's obligations under this Section 1.1. with respect to particular Confidential Information will survive expiration or termination of this Confidentiality, Inventions and Non-Solicitation Agreement (this "Agreement"), and Employee's employment with the Company, and will terminate only at such time (if any) as the Confidential Information in question becomes generally known to the public other than through a breach of Employee's obligations under this Agreement.

       1.2 As used in this Agreement, the term "Confidential Information" means any and all confidential, proprietary or trade secret information, whether disclosed, directly or indirectly, verbally, in writing or by any other means in tangible or intangible form, including that which is conceived or developed by Employee, applicable to or in any way related to: (i) the present or future business of the Company or any of its Affiliates (as defined below); (ii) the research and development of the Company or any of its Affiliates; or (iii) the business of any client or vendor of the Company or any of its Affiliates. Such Confidential Information includes the following property or information of the Company and its Affiliates, by way of example and without limitation, trade secrets, processes, formulas, data, program documentation, customer lists, designs, drawings, algorithms, source code, object code, know-how, improvements, inventions, licenses, techniques, all plans or strategies for marketing, development and pricing, business plans, financial statements, profit margins and all information concerning existing or potential clients, suppliers or vendors. Confidential Information of the Company also means all similar information disclosed to the Company by third parties which is subject to confidentiality obligations. The term "Affiliates" means (i) all persons or entities controlling, controlled by or under common control with, the Company, (ii) all companies or entities in which the Company owns an equity interest and (iii) all predecessors, successors and assigns of the those Affiliates identified in (i) and (ii).

C–A–I–1

    2.  Return of Materials.  Upon termination of employment with the Company, and regardless of the reason for such termination, Employee will leave with, or promptly return to, the Company all documents, records, notebooks, magnetic tapes, disks or other materials, including all copies, in Employee's possession or control which contain Confidential Information or any other information concerning the Company, any of its Affiliates or any of its or their products, services or clients, whether prepared by the Employee or others.

    3.  Inventions as Sole Property of the Company.

       3.1 Employee covenants and agrees that all Inventions (as defined below) shall be the sole and exclusive property of the Company.

       3.2 As used in this Agreement, "Inventions" means any and all inventions, developments, discoveries, improvements, works of authorship, concepts or ideas, or expressions thereof, whether or not subject to patents, copyright, trademark, trade secret protection or other intellectual property right protection (in the United States or elsewhere), and whether or not reduced to practice, conceived or developed by Employee while employed with the Company or within one (1) year following termination of such employment which relate to or result from the actual or anticipated business, work, research or investigation of the Company or any of its Affiliates or which are suggested by or result from any task assigned to or performed by Employee for the Company or any of its Affiliates.

       3.3 Employee acknowledges that all original works of authorship which are made by him or her (solely or jointly) are works made for hire under the United States Copyright Act (17 U.S.C., et seq.).

       3.4 Employee agrees to promptly disclose to the Company all Inventions, all original works of authorship and all work product relating thereto. This disclosure will include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples and other tangible evidence or results (collectively, "Tangible Embodiments") of such Inventions, works of authorship and work product. All Tangible Embodiments of any Invention, work of authorship or work product related thereto will be deemed to have been assigned to the Company as a result of the act of expressing any Invention or work of authorship therein.

       3.5 Employee hereby assigns to the Company (together with the right to prosecute or sue for infringements or other violations of the same) the entire worldwide right, title and interest to any such Inventions or works made for hire, and Employee agrees to perform, during and after employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in registering, recording, obtaining, maintaining, defending, enforcing and assigning Inventions or works made for hire in any and all countries. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act for and in Employee's behalf and instead of Employee, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Employee; this designation and appointment constitutes an irrevocable power of attorney and is coupled with an interest.

C–A–I–2

       3.6 Without limiting the generality of any other provision of this Section 3, Employee hereby authorizes the Company and each of its Affiliates (and their respective successors) to make any desired changes to any part of any Invention, to combine it with other materials in any manner desired, and to withhold Employee's identity in connection with any distribution or use thereof alone or in combination with other materials.

       3.7 The obligations of Employee set forth in this Section 3 (including, without limitation, the assignment obligations) will continue beyond the termination of Employee's employment with respect to Inventions conceived or made by Employee alone or in concert with others during Employee's employment with the Company and during the one (1) year thereafter, whether pursuant to this Agreement or otherwise. These obligations will be binding upon Employee and Employee's executors, administrators and other representatives.

    4.  List of Prior Inventions.  All Inventions which Employee has made prior to employment by the Company are excluded from the scope of this Agreement. As a matter of record, Employee has set forth on Exhibit A hereto a complete list of those Inventions which might relate to the Company's business and which have been made by Employee prior to employment with the Company. Employee represents that such list is complete. If no list is attached, Employee represents that there are no prior Inventions.

    5.  Restrictive Covenants.

       5.1 Employee will not, during the term of Employee's employment with the Company and for three (3) years thereafter (the "Restricted Period"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise) with or through any person or entity:

        (a) employ, engage or solicit for employment any person who is, or was at any time during the twelve-month period immediately prior to the termination of Employee's employment with the Company for any reason, an employee of the Company or any of its Affiliates or otherwise seek to adversely influence or alter such person's relationship with the Company or any of its Affiliates;

        (b) solicit or encourage any person or entity that is, or was during the twelve-month period immediately prior to the termination of Employee's employment with the Company for any reason, a prospective Affiliate of the Company or a customer or vendor or prospective customer or vendor of the Company or any of its Affiliates to terminate or otherwise alter his, her or its relationship with the Company or any of its Affiliates; or

       5.2 The Restricted Period shall be extended for a period equal to any time period that Employee is in violation of this Section 5 or Section 10 of the Employment Agreement between the Company and Employee of even date herewith.

    6.  Equitable Remedies.  Employee acknowledges and agrees that the agreements and covenants set forth in this Agreement are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law.

C–A–I–3

    Employee accordingly agrees that, in the event of any actual or threatened breach by Employee of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 6 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

    7.  No Right to Employment.  No provision of this Agreement shall give Employee any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of Employee, affect the right of the Company or its Affiliates to terminate the employment of Employee, with or without cause, or give Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.

    8.  General Provisions.

      8.1  Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by facsimile, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three days after being sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

    Employee:

      Aleksander Szlam
      5051 Peachtree Corners Circle
      Norcross, Georgia 30092
      Facsimile No. (770) 239-4511

    with a copy to:

      Morris, Manning & Martin, LLP
      1600 Atlanta Financial Center
      3343 Peachtree Road
      Atlanta, Georgia 30323
      Attention: Larry W. Shackelford, Esq.
      Facsimile No. (403) 365-9532

    Company:

      divine, inc.
      1301 North Elston Avenue
      Chicago, Illinois 60622
      Attention: Jude Sullivan, Esq.
      Facsimile No. (773) 394-6603

C–A–I–4

    with a copy to:

      Katten Muchin Zavis
      525 West Monroe Street, Suite 1600
      Chicago, IL 60661-3693
      Attention: Jeffrey R. Patt, Esq.
      Facsimile No. (312) 577-8864

      8.2  Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

      8.3  Entire Agreement and Modification.  This Agreement (together with the Employment Agreement of even date herewith between the Company and Employee) supersedes all prior oral or written agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      8.4  Assignments, Successors, and No Third-Party Rights.  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Company may assign all (but not part) of its rights and obligations under this Agreement to any subsidiary of Company provided that it also simultaneously assigns all (but not part) of its rights and obligations under the Employment Agreement of even date herewith between the Company and Employee to such subsidiary. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

      8.5  Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      8.6  Section Headings, Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

C–A–I–5

      8.7  Governing Law; Consent to Jurisdiction.

        (a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        (b) Each of Employee and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of Employee and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on Forum Non Conveniens) to the location of the court in any proceeding commenced in accordance with this Section 8.7.

      8.8  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      8.9  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

  * * * *

  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C–A–I–6

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has signed this Agreement, as of the date written below.

THE COMPANY:
divine, inc.
By:

Name:

Its:

EMPLOYEE:

Aleksander Szlam

C–A–I–7

EXHIBIT B

OPTION TO PURCHASE AGREEMENT

    THIS OPTION TO PURCHASE (this "Agreement") is made and entered into as of the    day of             , 2001, by and between, Szlam Partners, L.P., a Georgia limited partnership ("Georgia Owner"), and Melita House, Inc., a Georgia corporation ("United Kingdom Owner", collectively with Georgia Owner, referred to herein as "Seller"), and divine, inc., a Delaware corporation ("Purchaser").

RECITALS

    A.  Georgia Owner is the owner of legal title to real property located in Norcross, Georgia, consisting of an office building parcel and a vacant land parcel, as more particularly described on Exhibit A (the "Georgia Property"), and United Kingdom Owner is the owner of legal title to real property located in Chertsey, Surry, England, consisting of an office building parcel, as more particularly described on Exhibit B attached hereto (the "United Kingdom Property", collectively with the Georgia Property, referred to herein as the "Properties").

    B.  Certain premises located in the office buildings at each of the Properties are currently leased from Seller to eshare communications, Inc., a Georgia corporation or its subsidiaries (the "Company"). The term "Company" shall include the Company and any successor in interest thereto.

    C.  Purchaser is concurrently herewith acquiring a controlling ownership interest in the Company, and the parties hereto desire that the leases pursuant to which the Company is occupying each of the Properties (the "Leases") continue at their respective current terms.

    D.  The parties hereto mutually desire that Seller shall grant to Purchaser a ten-year option to purchase the Georgia Property (the "Georgia Option") and the United Kingdom Property (the "United Kingdom Option" and collectively with the Georgia Option, the "Option").

    NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

    1.  Simultaneously with the execution and delivery of this Agreement, Purchaser shall pay Seller the sum of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) (the "Option Price"), as consideration for the grant of the Georgia Option and the United Kingdom Option hereunder, consisting of $3,702,978 for the Georgia Option and $2,047,022 for the United Kingdom Option.

    2.  Georgia Owner hereby grants to Purchaser the Georgia Option to purchase the Georgia Property for a purchase price of $14,560,000 (the "Georgia Purchase Price"), and in accordance with the other terms and conditions set forth in the Agreement of Sale attached hereto as Exhibit C and by this reference made a part hereof (the "Contract").

    3.  United Kingdom Owner hereby grants to Purchaser the United Kingdom Option to purchase the United Kingdom Property for a purchase price of £5,714,668 (the "United Kingdom Purchase Price"), and in accordance with the other terms and conditions set forth in the Contract.

C–B–1

    4.  The Option for either or both of the Properties may be exercised by Purchaser by giving written notice thereof ("Purchase Notice") to Seller, in accordance with the notice provisions of the Contract on or before 5:00 p.m. (Chicago time) on the tenth (10th) anniversary of the date hereof ("Expiration Date"). If Purchaser fails to exercise the Option in accordance with the preceding sentence, the Option shall terminate automatically without further action of the parties, the Option Price shall be retained by Seller and neither Seller nor Purchaser shall have any right, obligation or liability under this Agreement.

    5.  Upon the exercise of the Option, the Contract shall become a binding contract between the parties hereto without further action of the parties, as if said Contract were executed and delivered on the date of the exercise of the Option. Notwithstanding the foregoing, Seller and Purchaser shall immediately execute and deliver the Contract upon the exercise of the Option.

    6.  If between the date of this Agreement and the Expiration Date, any condemnation or eminent domain proceedings are initiated which can reasonably be expected to result in the taking of any material portion of the Properties or the taking or closing of any material right of access to the Properties, or in the event of a casualty affecting a material portion of either of the Properties, Purchaser may:

       (i) terminate this Agreement by written notice to Seller, in which event the Option Price shall be retained by Seller, and the Option shall automatically terminate without further action of the parties and the entire condemnation or insurance proceeds shall be paid to Seller; or

       (ii) exercise the Option, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings or any insurance proceeds payable to Seller and there shall be no reduction to the Georgia Purchase Price or United Kingdom Purchase Price, as applicable, on account thereof.

    Seller shall immediately notify Purchaser in writing of the commencement or occurrence of any condemnation or eminent domain proceedings or casualty. If such proceedings can reasonably be expected to result in (a) the taking of any material portion of the Properties; (b) the taking or closing of any material right of access to the Properties; (c) the taking or closing of a material amount of parking for the Properties; or (d) the failure of the Properties to comply with applicable zoning laws and ordinances, or if the casualty affects a material portion of either Property; Purchaser shall then notify Seller, within twenty (20) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under subparagraph (i) or subparagraph (ii) of this Paragraph 6. The Expiration Date shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such twenty (20) business-day period, Purchaser shall be conclusively presumed to have elected to exercise its rights under subparagraph (ii).

    7.  This Agreement and, if the Option is exercised, the Contract, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. A Memorandum of this Agreement may be recorded by Purchaser, in the land records where the Properties are located.

C–B–2

    8.  A.  Each Seller, jointly and severally, hereby represents and warrants to Purchaser and hereby covenants, as follows:

         (i) Seller is fully authorized to enter into this Option Agreement and to consummate the transactions described herein.

         (ii) Provided the Option has not been canceled or expired on its own terms, from and after the date hereof, Seller shall not enter into any real or personal property leases, subleases, licenses, contracts or rental agreements relating to the Properties, including, without limitation, any management, leasing, franchise, maintenance, utility and service contracts, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed if said licenses, contracts, leases or agreements will not be binding on the Properties following the purchase of the Properties by Purchaser and which consent may be withheld in Purchaser's sole discretion if said licenses, contracts, leases or agreements will be binding on the Properties following the purchase of the Properties by Purchaser.

        (iii) Provided the Option has not been canceled or expired on its own terms, from and after the date hereof, Seller shall not dispose of, or knowingly authorize others to dispose of, Hazardous Material on the Properties in violation of any Environmental Laws. For purposes hereof, the term "Hazardous Material" shall mean any substance, material or waste regulated by federal, state or local government, or the United Kingdom equivalent, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including but not limited to petroleum and petroleum products. For purposes hereof, the term "Environmental Law" shall mean any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety.

        (iv) Provided the Option has not been canceled or expired on its own terms, and provided that the Company is not in material default under either of the Leases, from and after the date hereof, Seller shall not enter into any amendment or modification of the Leases, or otherwise increase or modify in a manner adverse to the Company the amount of rent due from the Company to Seller under the Leases, without the prior written consent of Purchaser.

         (v) To the best knowledge of Seller, neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

        (vi) Georgia Owner is the sole owner of good title to the Georgia Property, free and clear of all liens, encumbrances and rights in favor of third parties created by, through or under Georgia Owner.

        (vii) United Kingdom Owner is the sole owner of good title to the United Kingdom Property, free and clear of all liens, encumbrances and rights in favor of third parties created by, through or under United Kingdom Owner.

C–B–3

      B.  Purchaser represents and warrants to Seller that:

         (i) Purchaser is fully authorized to enter into this Agreement and to consummate the transactions described herein.

         (ii) Provided the Option has not been canceled or expired on its own terms, Purchaser shall cause the Company to comply with each and every covenant, obligation and warranty of Company in the Leases.

    9.  From and after the date hereof through and including the date Purchaser either exercises or allows the Option to expire, except to the extent payable by the Company pursuant to the terms of the Leases, Seller promptly shall pay and discharge, as and when due and payable, before any penalty attaches, all charges, impositions, levies, assessments and taxes (whether general, special or otherwise), water charges, sewer service charges and all other municipal or governmental charges, impositions, levies, assessments and taxes of any kind or nature that may be at any time levied, assessed or imposed upon or against the Properties.

    10. In the event that (i) the amount of rent due from the Company to Seller under the Leases is increased or otherwise modified in a manner adverse to the Company, or (ii) upon the exercise of the Option, Seller fails to consummate the purchase and sale of the Property under the terms of the Contract, Purchaser shall be entitled to specific performance of this Agreement and the Contract as its sole and exclusive remedy.

    11. Any and all notices permitted or required to be given hereunder shall be in writing and shall be deemed received either upon personal delivery to the party or three (3) days following deposit in the U.S. registered or certified mail or one (1) day following delivery to a reputable overnight air courier, and addressed as follows:

    If to Seller, at:

    5051 Peachtree Corners Circle
    Norcross, Georgia
    Attention: Aleksander Szlam

      with a copy to:

    Morris, Manning & Martin, LLP
    1600 Atlanta Financial Center
    3343 Peachtree Road
    Atlanta, Georgia 30326
    Attention: Larry W. Shackelford, Esq.

    If to Purchaser, at:

    divine, inc.
    1301 North Elston Avenue
    Chicago, Illinois 60622
    Attention: Jude Sullivan, Esq.

C–B–4

      with a copy to:

    Katten Muchin Zavis
    525 W. Monroe Street, Suite 1600
    Chicago, Illinois 60661
    Attention: Jeffrey R. Patt, Esq.

    12. The provisions of this Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws.

    13. This Agreement constitutes the entire agreement between the parties with regard to the maters set forth herein, and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

    14. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    15. Time is of the essence of this Agreement.

(END OF DOCUMENT; SIGNATURE PAGE FOLLOWS)

C–B–5

    IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first above written.

GEORGIA OWNER:
Szlam Partners, L.P.
By:	Szlam Management Company, LLC
Its:	General Partner
By:
Name:	Aleksander Szlam
Title:	Managing Member
UNITED KINGDOM OWNER:
Melita House, Inc.
By:
Name:
Title:
PURCHASER:
divine, inc.
By:
Name:
Title:

C–B–6

ANNEX D

     July 8, 2001

Board of Directors
divine, inc.
1301 N. Elston Avenue
Chicago, Illinois 60622

Members of the Board:

    We understand that eshare communications, Inc. (the "Company"), divine, inc. ("Acquiror") and DES Acquisition Company (a wholly owned subsidiary of Acquiror, "Merger Sub") are proposing to enter into an Agreement and Plan of Merger (the "Agreement") which will provide, among other things, for the merger (the "Merger") of the Company with and into the Merger Sub. Under the terms, and subject to the conditions, set forth in a draft of the Agreement dated July 8, 2001 (the "Draft Agreement"), at the effective time of the Merger, the outstanding shares of common stock of the Company, no par value ("Company Common Stock") will be converted into the right to receive a number of shares, currently calculated at 2.080 shares (assuming all merger consideration is paid in Acquiror Common Stock, such current amount being the "Exchange Ratio") of the common stock of Acquiror, par value $0.001 per share ("Acquiror Common Stock"), determined as set forth in the Draft Agreement. The terms and conditions of the Merger are set out more fully in the Draft Agreement.

    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view and as of the date hereof to Acquiror.

    For purposes of this opinion we have, among other things:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of the Company and Acquiror, respectively;

  (ii)
  reviewed with the Company and Acquiror certain publicly available research estimates of research analysts regarding the Company and Acquiror;

  (iii)
  held discussions with the respective managements of the Company and Acquiror concerning the businesses, past and current operations, financial condition (including certain forward looking information, concerning the Company and the Acquiror) and future prospects of both the Company and Acquiror, independently and combined, including discussions with the managements of the Company and Acquiror concerning their views regarding the strategic rationale for the Merger;

  (iv)
  reviewed the financial terms and conditions set forth in the Draft Agreement;

  (v)
  reviewed the stock price and trading history of Company Common Stock and Acquiror Common Stock;

D–1

  (vi)
  compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company;

  (vii)
  compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

  (viii)
  reviewed certain diligence materials prepared for the management of Acquiror; and

  (ix)
  made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

    In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the managements of the Company and Acquiror) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the managements of the Company and Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor were we furnished with any such evaluation or appraisal. With respect to the performance and prospects of the Company that we have discussed, we have assumed that the Acquiror and the Company managements' views regarding the combined company's performance and prospects were arrived at in good faith, were based on reasonable assumptions regarding the future financial condition and performance of the Company and reflect the best currently available judgments of the managements of Acquiror and the Company, respectively, and we have further assumed that such performance will be realized as anticipated by such management. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be accounted for as a "purchase method" business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared and fairly presented in accordance with U.S. GAAP consistently applied.

    This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the

D–2

date hereof, to Acquiror of the Exchange Ratio. We do not express any opinion as to (i) the value of any stockholder, non-competition or employee agreements or other arrangements entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) what the value of Acquiror Common Stock will be when issued to the Company's stockholders pursuant to the Merger or the price at which shares of Acquiror Common Stock may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that Acquiror's Board of Directors has considered or may be considering, nor does it address the decision of Acquiror's Board of Directors to proceed with the Merger. Neither does our opinion address any legal or accounting matters, as to which we understand that Acquiror obtained such advice as it deemed necessary from qualified professionals.

    We will receive a fee contingent upon the delivery of this opinion, and Acquiror has agreed to indemnify us for certain liabilities that may arise out of our engagement. We were the lead underwriters for the initial public offering of Acquiror and are currently engaged by Acquiror under a retainer agreement. We maintain a market in the shares of Acquiror Common Stock. In the ordinary course of business, we may trade in Acquiror's securities and the Company's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in Acquiror's securities or the Company's securities.

    Our opinion expressed herein is provided for the information of the Board of Directors of Acquiror in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of Acquiror or the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

    Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Acquiror from a financial point of view.

                      Very truly yours,

                      /s/ ROBERTSON STEPHENS, INC.

                      ROBERTSON STEPHENS, INC.

D–3

ANNEX E

July 8, 2001

CONFIDENTIAL

Board of Directors
eshare communications, Inc.
5051 Peachtree Corners Circle
Norcross, GA 30092

Dear Members of the Board:

    We understand that eshare communications, Inc. ("eshare" or the "Company"), divine, inc. ("divine" or "Parent") and DES Acquisition Company, a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company will be merged with and into Merger Sub (the "Merger"). Pursuant to the Merger, each share of eshare common stock ("Company Common Stock") will be converted into the right to receive 1.30 shares of Parent class A common stock ("Parent Common Stock") provided, however, that (i) if the Average Market Value (as defined in the Agreement) of shares of Parent Common Stock is $2.82 or greater then the exchange ratio will be adjusted to an amount equal to $3.653 divided by the Average Market Value of shares of Parent Common Stock, and (ii) if the Average Market Value of shares of Parent Common Stock is $2.39 or less then the exchange ratio will be adjusted to an amount equal to $3.12 divided by the greater of (x) the Average Market Value of shares of Parent Common Stock or (y) $1.00, and provided further, that if the number of shares of Parent Common Stock to be issued in the Merger pursuant to the adjustment set forth above exceeds 28,546,506 shares, then Parent may elect to pay cash in lieu of all or any portion of the shares of Parent Common Stock otherwise issuable in the Merger in excess of 28,546,506 shares. We also understand that, in connection with the Merger, Parent and Mr. Aleksander Szlam, Chairman of eshare's Board and majority shareholder of eshare, have agreed to certain additional transactions with respect to, among other things, shares in eshare beneficially owned by Mr. Szlam and his affiliates.

    The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

    You have requested our opinion as to whether the consideration to be received in the Merger by holders of Company Common Stock is fair, from a financial point of view, to such holders.

    Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to eshare's Board of Directors and will receive a fee from eshare upon the successful conclusion of the Merger. We understand that Mr. Szlam and Mr. Andrew J. Filipowski have recused themselves from voting as Company Board members on matters relating to the Merger.

E–1

    In rendering our opinion, we have, among other things:

  1)
  reviewed the terms of the Agreement in the form of the draft dated July 7, 2001 furnished to us on July 7, 2001 by divine counsel, the Stockholder Agreement between divine and Szlam Partners, L.P. in the form of the draft dated July 7, 2001 furnished to us on July 7, 2001 by divine counsel, and the Employment Agreement between Mr. Szlam and divine in the form of the draft dated July 8, 2001 furnished to us on July 8, 2001 by divine counsel (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreements to be executed);

  2)
  reviewed eshare's annual report on Form 10-K for the fiscal year ended December 31, 2000, including the audited financial statements included therein, and eshare's quarterly report on Form 10-Q for the period ended March 31, 2001, including the unaudited financial statements included therein;

  3)
  reviewed certain internal financial and operating information for eshare, including quarterly projections through December 31, 2002, prepared and furnished to us by eshare management;

  4)
  participated in discussions with eshare management concerning the operations, business strategy, current financial performance and prospects for eshare;

  5)
  discussed with eshare management its view of the strategic rationale for the Merger;

  6)
  reviewed the recent reported closing prices and trading activity for Company Common Stock;

  7)
  compared certain aspects of the financial performance of eshare with public companies we deemed comparable;

  8)
  analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

  9)
  reviewed recent equity research analyst reports covering eshare;

  10)
  reviewed divine's annual report on Form 10-K for the fiscal year ended December 31, 2000, including the audited financial statements included therein, and divine's quarterly report on Form 10-Q for the period ended March 31, 2001, including the unaudited financial statements included therein;

  11)
  reviewed certain internal financial and operating information for divine, including quarterly projections through December 31, 2002, prepared and furnished to us by divine management;

  12)
  participated in discussions with divine management concerning the operations, business strategy, financial performance and prospects for divine;

  13)
  reviewed the recent reported closing prices and trading activity for Parent Common Stock;

  14)
  discussed with divine management its view of the strategic rationale for the Merger;

  15)
  compared certain aspects of the financial performance of divine with public companies we deemed comparable;

E–2

  16)
  reviewed recent equity analyst reports covering divine;

  17)
  analyzed the anticipated effect of the Merger on the future financial performance of divine;

  18)
  assisted in negotiations and discussions related to the Merger among eshare, divine and their respective advisors; and

  19)
  conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by eshare or divine. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of eshare and divine as to the future performance of eshare and divine, respectively. We have neither made nor obtained an independent appraisal or valuation of any of eshare's assets.

    Based upon and subject to the foregoing and subject to the limitations and assumptions below, we are of the opinion that the consideration to be received in the Merger by holders of Company Common Stock is fair, from a financial point of view, to such holders.

    For purposes of this opinion, we have assumed that neither eshare nor divine is currently involved in any material transaction other than the Merger, other publicly announced transactions, any other transactions of which we are aware, and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Parent Common Stock will trade at any time in the future. Finally, in rendering this opinion, with your permission, we have not taken into account the land option granted to Parent by Mr. Szlam. However, this will confirm that we have taken into account the financial terms of the other additional transactions between Parent and Mr. Szlam.

    This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of eshare in connection with its consideration of the Merger and does not constitute a recommendation to any eshare shareholder as to how such shareholder should vote with respect to the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the eshare Proxy Statement/Prospectus to be distributed to eshare shareholders in connection with the Merger.

                      Sincerely,

                      /s/ Broadview International LLC

                      Broadview International LLC

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ANNEX F

CODE OF GEORGIA

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS' RIGHTS

PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301—Definitions.

As used in this article, the term:

(1)
"Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)
"Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

(3)
"Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)
"Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5)
"Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)
"Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)
"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)
"Shareholder" means the record shareholder or the beneficial shareholder.

F–1

14-2-1302—Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

  (1)
  Consummation of a plan of merger to which the corporation is a party:

  (A)
  If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

  (B)
  If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104.

  (2)
  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (3)
  Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

  (4)
  An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

  (A)
  Alters or abolishes a preferential right of the shares;

  (B)
  Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

  (C)
  Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

  (D)
  Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

  (E)
  Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

  (F)
  Cancels, redeems, or repurchases all or part of the shares of the class; or

  (5)
  Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the

F–2

    board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)  A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c)  Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

  (1)
  In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

  (2)
  The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303—Dissent by nominees and beneficial owners.

    A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

F–3

CODE OF GEORGIA

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS' RIGHTS

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320—Notice of dissenters' rights.

    (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

    (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321—Notice of intent to demand payment.

    (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

  (1)
  Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

  (2)
  Must not vote his shares in favor of the proposed action.

    (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322—Dissenters' notice.

    (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

    (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

  (1)
  State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  (2)
  Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (3)
  Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

  (4)
  Be accompanied by a copy of this article.

F–4

14-2-1323—Duty to demand payment.

    (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

    (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324—Share restrictions.

    (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325—Offer of payment.

    (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (b) The offer of payment must be accompanied by:

  (1)
  The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (2)
  A statement of the corporation's estimate of the fair value of the shares;

  (3)
  An explanation of how the interest was calculated;

  (4)
  A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

  (5)
  A copy of this article.

F–5

    (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326—Failure to take action.

    (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327—Procedure if shareholder dissatisfied with payment or offer.

    (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

  (1)
  The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

  (2)
  The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

    (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

  (1)
  The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

  (2)
  The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

F–6

CODE OF GEORGIA

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS' RIGHTS

PART 3. JUDICIAL APPRAISAL OF SHARES

14-2-1330—Court action.

    (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

    (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

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14-2-1331—Court costs and counsel fees.

    (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

    (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

  (1)
  Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

  (2)
  Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332—Limitation of actions.

    No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

F–8

ANNEX G

     CONFORMED COPY
OF
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
DIVINE, INC.
DI1 ACQUISITION COMPANY
AND
OPEN MARKET, INC.
AUGUST 15, 2001
AND
AMENDED AS OF
SEPTEMBER 10, 2001

G–1

G–2

ARTICLE VII	CONDITIONS	G-53
7.1	Conditions to Each Party's Obligations	G-53
7.2	Conditions to the Obligations of the Company	G-54
7.3	Conditions to the Obligations of Parent	G-54
ARTICLE VIII	TERMINATION	G-55
8.1	Termination by Mutual Consent	G-55
8.2	Termination by either the Company or Parent	G-55
8.3	Termination by the Company	G-57
8.4	Termination by Parent	G-57
8.5	Effect of Termination; Termination Fee	G-58
ARTICLE IX	MISCELLANEOUS AND GENERAL	G-60
9.1	Payment of Expenses	G-60
9.2	Non-Survival of Representations and Warranties	G-60
9.3	Modification or Amendment	G-60
9.4	Waiver of Conditions	G-60
9.5	Counterparts	G-60
9.6	Governing Law; Jurisdiction	G-60
9.7	Notices	G-60
9.8	Entire Agreement; Assignment	G-61
9.9	Parties in Interest	G-62
9.10	Certain Definitions	G-62
9.11	Severability	G-64
9.12	Specific Performance	G-64
9.13	Recovery of Attorney's Fees	G-64
9.14	Captions	G-64
9.15	No Strict Construction	G-64

G–3

TABLE OF DEFINED TERMS

Acquisition Transaction	Section 9.10(a)
Adjustment Warrant	Recitals
Agreement	Introduction
Alternate Transaction	Section 8.5(b)
Acquiring Person	Section 5.2(y)
Authorized Representatives	Section 6.7
Certificate of Merger	Section 1.2
Certificates	Section 4.2(b)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Recitals
Commercial Software	Section 5.1(o)(v), Section 5.2(o)(x)
Company	Introduction
Company Acquisition Proposal	Section 6.3(a)
Company Affiliate	Section 6.9
Company Affiliate Letter	Section 6.9
Company Common Stock	Recitals
Company Contract	Section 5.2(p)
Company Disclosure Schedule	Section 5.2
Company Embedded Products	Section 5.2(o)(x)
Company Financial Statements	Section 5.2(h)(ii)
Company Insurance Policies	Section 5.2(u)
Company International Employee Plans	Section 5.2(n)(xi)
Company Key Employees	Section 5.2(p)(ii)
Company Option	Section 4.1(c)(i)
Company Option Plans	Section 5.2(b)
Company Plan Affiliate	Section 5.2(n)(i)
Company Proprietary Rights	Section 5.2(o)(i)
Company Rights	Section 5.2(y)
Company Rights Agreement	Section 5.2(y)
Company Scheduled Plans	Section 5.2(n)(i)
Company SEC Reports	Section 5.2(h)(i)
Company Series E Preferred Stock	Recitals
Company Software	Section 5.2(o)(vii)
Company Software Authors	Section 5.2(o)(vii)
Company Stock	Recitals
Company Stockholders Agreements	Recitals
Company Stockholders Meeting	Section 6.4(a)
Company Superior Proposal	Section 6.3(a)
Company Warrant	Section 4.1(c)(ii)
Confidentiality Agreement	Section 6.7
Covered Parties	Section 6.15(a)
Credit Agreement	Recitals
DGCL	Section 1.1
EDGAR	Section 5.1(i)(i)
Effective Time	Section 1.2
Encumbrance	Section 9.10(b)

G–4

Environmental Costs and Liabilities	Section 5.2(s)
Environmental Laws	Section 5.2(s)
ERISA	Section 9.10(c)
Exchange Act	Section 5.1(g)
Exchange Agent	Section 4.2(a)
Exchange Ratio	Section 4.1(a)
Excluded Warrant	Section 4.1(c)(ii)
Financing Transaction	Section 9.10(d)
Fractional Securities Fund	Section 4.3
GAAP	Section 5.1(i)(i)
Governmental Entity	Section 9.10(e)
Hazardous Material	Section 5.2(s)
HSR Act	Section 5.1(g)
IRS	Section 5.2(n)(ii)
Knowledge	Section 9.10(f)
Material Adverse Effect	Section 9.10(g)
Material Subsidiary	Section 9.10(h)
Material Transaction	Section 9.10(i)
Maximum Premium	Section 6.15(d)
Merger	Recitals
Merger Sub	Introduction
NNM	Section 4.3
Other Proxy Statements	Section 5.1(l)
Other Registration Statements	Section 5.1(l)
Parent	Introduction
Parent Common Stock	Recitals
Parent Contract	Section 5.1(p)
Parent Disclosure Schedule	Section 5.1
Parent Embedded Products	Section 5.1(o)(v)
Parent Financial Statements	Section 5.1(i)(ii)
Parent Proprietary Rights	Section 5.1(o)(i)
Parent Option Plans	Section 5.1(c)
Parent Rights	Section 5.1(c)
Parent Rights Agreement	Section 5.1(c)
Parent SEC Reports	Section 5.1(i)(i)
Parent Shares	Section 4.1(a)
Parent Stockholders Agreements	Recitals
Parent Stockholders Meeting	Section 6.4(b)
Parties	Introduction
Person	Section 9.10(j)
Post-Merger Option Exercise Price	Section 4.1(c)(i)
Post-Merger Warrant Exercise Price	Section 4.1(c)(ii)
Proprietary Rights	Section 5.1(o)(v), Section 5.2(o)(x)
Proxy Statement	Section 6.5
Restraints	Section 7.1(c)
Returns	Section 9.10(k)
S-4 Registration Statement	Section 6.5
SEC	Section 5.1(i)(i)
Securities Act	Section 5.1(g)
Share Consideration	Section 4.2(a)

G–5

Significant Tax Agreement	Section 9.10(l)
Software Distribution Agreement	Section 6.16
Stock Merger Exchange Fund	Section 4.2(a)
Subsidiary	Section 9.10(m)
Substitute Option	Section 4.1(c)(i)
Substitute Warrant	Section 4.1(c)(ii)
Surviving Corporation	Section 1.1
Tax	Section 9.10(n)
Taxes	Section 9.10(n)
Termination Fee	Section 8.5(b)
Transaction Expenses	Section 9.1
Waiver	Recitals

G–6

EXHIBITS

Company Stockholders Agreement	Exhibit A
Parent Stockholders Agreement	Exhibit B
Credit Agreement	Exhibit C
Form of Waiver	Exhibit D
Form of Certificate of Incorporation of Surviving Corporation	Exhibit E
Form of Company Affiliate Letter	Exhibit F
Form of Software Distribution Agreement	Exhibit G

G–7

CONFORMED COPY
OF
AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 15, 2001, and amended as of September 10, 2001, by and among divine, inc. a Delaware corporation ("Parent"), DI1 Acquisition Company, a Delaware corporation and a direct wholly-owned Subsidiary of Parent ("Merger Sub"), and Open Market, Inc., a Delaware corporation (the "Company"). Parent, Merger Sub and the Company are referred to collectively herein as the "Parties." Capitalized terms used herein are defined as referenced in the Table of Defined Terms contained herein.

RECITALS

    WHEREAS, the Board of Directors of each of Parent, Merger Sub and the Company has determined that it is in the best interests of each corporation and its respective stockholders that the Company and Parent enter into a business combination through the merger of the Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, has approved the Merger and the transactions contemplated hereby and declared this Agreement to be advisable to its respective stockholders;

    WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, certain stockholders of Parent are entering into Stockholders Agreements with the Company in the form of Exhibit A attached hereto (the "Company Stockholders Agreements");

    WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of Company are entering into Stockholders Agreements with Parent in the form of Exhibit B attached hereto (the "Parent Stockholders Agreements");

    WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, the Parent is entering into a Credit Agreement with the Company in the form of Exhibit C attached hereto (the "Credit Agreement");

    WHEREAS, pursuant to the Merger, the outstanding shares of the common stock, par value $0.001 per share, of the Company ("Company Common Stock") shall be converted into the right to receive shares of the Class A common stock, par value $0.001 per share, of the Parent ("Parent Common Stock") as set forth herein;

    WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the Company is entering into a Waiver and Modification Agreement in the form of Exhibit D attached hereto (the "Waiver") with the holder of the Series E 6% Cumulative Convertible Preferred Stock, par value $0.10 per share, of the Company ("Company Series E Preferred Stock" and together with the Company Common Stock, "Company Stock") and that certain Adjustment Warrant issued in connection with such holder's purchase of Company Series E Preferred Stock (the "Adjustment Warrant"); and

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    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I
THE MERGER; EFFECTIVE TIME; CLOSING

    1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, the Merger Sub shall be merged with and into the Company, the separate corporate existence of the Merger Sub shall thereupon cease, and the Company shall be the successor or surviving corporation and shall continue its existence under the laws of the State of Delaware. The Company, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

    1.2  Effective Time.  Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing a duly executed certificate of merger of the Company (the "Certificate of Merger") with the Office of the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the provisions of Section 251 of the DGCL, as soon as practicable, and shall take all other action required by law to effect the Merger. The Merger shall become effective upon such filing or at such later time as is agreed to in writing by the parties and provided in the Certificate of Merger (the "Effective Time").

    1.3  Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Bell, Boyd & Lloyd LLC, 70 West Madison Street, Suite 3300, Chicago, Illinois 60602, on the business day all of the conditions to the obligations of the Parties to consummate the Merger as set forth in ARTICLE VII have been satisfied or waived, or such other date, time or place as is agreed to in writing by the Parties (the "Closing Date").

    1.4  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.5  Appraisal Rights.  In accordance with Section 262 of the DGCL, no appraisal rights shall be available to the holders of shares of Company Common Stock in connection with the Merger.

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ARTICLE II
THE SURVIVING CORPORATION

    2.1  Certificate of Incorporation; Name.  At the Effective Time, the certificate of incorporation of the Company shall be amended in its entirety to read as set forth on Exhibit E hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

    2.2  Bylaws.  At the Effective Time, the by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

    2.3  Additional Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are authorized to take, and will take, any and all such lawful actions.

ARTICLE III
DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

    3.1  Directors.  The directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

    3.2  Officers.  The officers of Merger Sub shall be the initial officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

ARTICLE IV
MERGER CONSIDERATION; CONVERSION OR CANCELLATION
OF SHARES IN THE MERGER

    4.1  Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger.  At the Effective Time, the manner of converting or canceling shares of capital stock of the Company and Merger Sub shall be as follows:

      (a)  Conversion of Company Stock.  Subject to adjustment, if applicable, pursuant to Sections 4.1(e) hereof, and subject to the provisions of Section 4.3 hereof, (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock described in Section 4.1(d)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive a number of shares of Parent Common Stock equal to the quotient of (x) 44,285,714 divided by (y) the total number of shares of Company Common Stock outstanding (for such purposes, including all shares issuable upon conversion of any then outstanding Company Series E Preferred Stock and

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  upon exercise of the Adjustment Warrant, but excluding any shares of Company Stock issued after August 3, 2001 under the Company's 1996 Employee Stock Purchase Plan and 2001 Employee Stock Purchase Plan or upon exercise of Company Options or Company Warrants) as of the Effective Time (such quotient, as adjusted from time to time pursuant to Sections 4.1(e) hereof, the "Exchange Ratio") and (ii) each share of Company Series E Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive a number of shares of Parent Common Stock equal to the product of (A) the Exchange Ratio multiplied by (B) the number of shares of Company Common Stock into which such Company Series E Preferred Stock is then convertible at the then applicable conversion ratio for such Company Series E Preferred Stock. The shares of Parent Common Stock issuable in connection with the Merger and the transactions contemplated thereby are referred to herein as the "Parent Shares". At the Effective Time, all shares of Company Common Stock converted into the right to receive Parent Shares pursuant to this Section 4.1(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate theretofore representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Stock, except the right to receive, upon the surrender of such certificate (or other appropriate action) in accordance with Section 4.2, the number of Parent Shares specified above and cash in lieu of fractional shares.

      (b)  Stock of Merger Sub.  Each share of common stock, par value $0.001 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one share of common stock, par value $0.001 per share, of the Surviving Corporation.

      (c)  Outstanding Options and Warrants.

        (i) Prior to the Effective Time, each option to purchase shares of Company Common Stock that is outstanding and unexercised pursuant to the Company Option Plans (each, a "Company Option") in effect on the date hereof shall become and represent an option to purchase (a "Substitute Option") the number of Parent Shares (rounded down to the nearest full share) determined by multiplying (X) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (Y) the Exchange Ratio, at an exercise price per share of Parent Shares equal to the result of dividing (A) the exercise price of such Company Option by (B) the Exchange Ratio and rounding the result up to the nearest tenth of one cent (hereinafter, the "Post-Merger Option Exercise Price"). It is the intent of the Parties that the Substitute Options shall qualify following the Effective Time as "incentive stock options" as defined in Section 422 of the Code to the extent that the related Company Options qualified as incentive stock options immediately prior to the Effective Time, and the provisions of this Section 4.1(c) shall be applied consistent with such intent.

        (ii) Upon the Effective Time, each warrant to purchase shares of Company Common Stock that is outstanding and unexercised (each, a "Company Warrant") shall become and represent a warrant to purchase (a "Substitute Warrant") a number

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    of Parent Shares at an exercise price as determined in accordance with the terms of such Company Warrant.

        (iii) After the Effective Time, except as provided above in this Section 4.1(c), each Substitute Option and Substitute Warrant shall be exercisable upon the same terms and conditions as were applicable under the related Company Option or Company Warrant, as the case may be, immediately prior to the Effective Time after giving effect to any provision contained in such Company Option, Company Warrant or related agreement, as the case may be, providing for accelerated vesting as a result of this Agreement.

        (iv) The Company agrees that, after the date of this Agreement, it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Company Options or Company Warrants in lieu of the substitution therefor of Substitute Options, as described in this Section 4.1(c). Parent will reserve a sufficient number of Parent Shares for issuance under this Section 4.1(c).

      (d)  Cancellation of Preferred Stock, and Treasury Stock.  All of the shares of Company Stock that are owned by the Company as treasury stock and all of the capital stock of the Company other than the Company Common Stock (including any shares of preferred stock of the Company then outstanding other than the shares of Company Series E Preferred Stock that are converted pursuant to Section 4.1(a) above), shall automatically cease to be outstanding, shall be canceled and shall cease to exist and no Parent Shares shall be delivered in exchange therefor.

      (e)  Adjustment to Exchange Ratio for Organic Changes.  The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for shares of Parent Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

    4.2  Payment for Parent Shares in the Merger.  The manner of exchanging certificates formerly representing shares of Company Stock for certificates representing shares of Parent Common Stock in the Merger shall be as follows:

      (a)  Exchange Agent.  On or prior to the Closing Date, Parent shall make available to Computershare Investor Services, LLC, or other entity mutually agreed upon by the Parties (the "Exchange Agent"), for the benefit of the holders of shares of Company Stock, a sufficient number of certificates representing the Parent Shares required to effect the delivery of the aggregate consideration in Parent Shares, and cash for the Fractional Securities Fund (as defined in Section 4.3), if any, required to be issued pursuant to the terms hereof (collectively, the "Share Consideration" and the certificates representing the shares of Parent Common Stock comprising such aggregate Share Consideration being referred to hereinafter as the "Stock Merger Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Share Consideration out of the Stock Merger Exchange Fund and the Fractional Securities Fund. The Stock Merger Exchange Fund and the Fractional Securities Fund shall not be used for any purpose other than as set forth in this Agreement.

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      (b)  Exchange Procedures.  Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") (i) a form of letter of transmittal, in a form reasonably satisfactory to the Parties (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Subject to Section 4.5, upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the shares of Company Stock represented by such Certificates the Share Consideration, without interest, allocable to such Certificates and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Share Consideration allocable to such Certificates.

      (c)  Distributions With Respect to Unexchanged Shares.  No dividends or other distributions on Parent Shares, having a record date after the Effective Time and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until such Persons surrender their Certificates as provided in Section 4.2(b) above. Upon such surrender, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Shares between the Effective Time and the time of such surrender. After such surrender, at the appropriate payment date, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares with a payment date after such surrender which shall have a record date after the Effective Time. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

      (d)  Transfers of Ownership.  If any certificate representing Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Shares, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

      (e)  No Liability.  Neither the Exchange Agent nor any of the Parties shall be liable to a holder of shares of Company Stock for any Parent Shares, cash in lieu of fractional Parent Shares or any dividend to which the holders thereof are entitled, that are delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

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      (f)  Termination of Funds.  Subject to applicable law, any portion of the Stock Merger Exchange Fund, and the Fractional Securities Fund that remains unclaimed by the former stockholders of the Company for one (1) year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholder of the Company shall thereafter look only to Parent for payment of such stockholder's applicable claim for the Share Consideration for such stockholder's shares of Company Stock.

    4.3  Cash for Fractional Parent Shares.  No fractional Parent Shares shall be issued in connection with the Merger. Each holder of shares of Company Stock shall be entitled to receive in lieu of any fractional Parent Shares to which such holder otherwise would have been entitled pursuant to Section 4.1 (after taking into account all shares of Company Stock then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a Parent Share to which such holder otherwise would have been entitled and (ii) the closing sale price of a Parent Share on the Nasdaq National Market ("NNM") on the trading day immediately prior to the Effective Time (the cash comprising such aggregate payments in lieu of fractional Parent Shares being hereinafter referred to as the "Fractional Securities Fund").

    4.4  Transfer of Shares After the Effective Time.  After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. All Share Consideration issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or the Parent for any reason, they shall be canceled and exchanged as provided in this Article IV.

    4.5  Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making and delivery of an affidavit of that fact by the holder thereof, such Parent Shares, cash for fractional shares, if any, and any dividends or other distributions to which the owner thereof is entitled; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a customary bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

    4.6  Withholding Rights.  Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article IV such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock, Company Option or Company Warrant, as the case may be, in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES

    5.1  Representations and Warranties of Parent and Merger Sub.  Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Section 5.1 are true and correct, except to the extent set forth on the disclosure schedule delivered contemporaneously with this Agreement by Parent to the Company (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.1, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 5.1 (provided that the listing of an item in one paragraph of the Parent Disclosure Schedule shall be deemed to be a listing in each paragraph of the Parent Disclosure Schedule and to apply to any other representation and warranty of the Parent in this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other paragraph or representation and warranty).

      (a)  Corporate Organization and Qualification.  Each of Parent, its Material Subsidiaries and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent, its Material Subsidiaries and the Merger Sub has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted.

      (b)  Operations of Merger Sub.  Merger Sub is a direct, wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      (c)  Capitalization.  The authorized capital stock of Parent consists of (i) 2,500,000,000 shares of Parent Common Stock, of which 158,818,481 shares were issued and outstanding on July 27, 2001, and 55,000,000 of which are validly reserved for issuance in connection with the Merger, (ii) 100,000,000 shares of Class C common stock, $0.001 par value per share, of which 4,000,000 were issued and outstanding on the date hereof, and (iii) 50,000,000 shares of preferred stock, $0.001 par value per share, 500,000 shares of which have been designated Series A Junior Participating Preferred Stock. No shares of Series A Junior Participating Preferred Stock are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Section 5.1(c) of the Parent Disclosure Schedule, the Parent has no outstanding stock appreciation rights, phantom stock or similar rights, except, as of July 27, 2001, options for 10,640,795 shares of Parent Common Stock were outstanding under Parent's 1999 Stock Incentive Plan, 609,421 shares of Parent Common Stock had been issued pursuant to Parent's 2000 Employee Stock Purchase Plan and no options for shares of Parent Common Stock were outstanding under Parent's 2001 Stock Incentive Plan (collectively,

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  the "Parent Option Plans"). As of July 27, 2001, except as set forth on Section 5.1(c) of the Parent Disclosure Schedule, other than options and shares issued or outstanding under the Parent Option Plans and the Rights (the "Parent Rights") under the Rights Agreement, dated as of February 12, 2001, between Parent and Computershare Investor Services, LLC, as amended (the "Parent Rights Agreement"), there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Parent is a party, or by which it may be bound, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Parent. Except as set forth on Section 5.1(c) of the Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Parent is a party or by which it is bound relating to the voting of any shares of the capital stock of the Parent. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value per share, 1,000 shares of which are issued and outstanding and held by Parent.

      (d)  Listings.  Parent's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange, other than the NNM. When issued, each Parent Share will be duly listed and admitted for trading on the NNM. Parent satisfies all of the quantitative maintenance criteria of the NNM.

      (e)  Authority Relative to this Agreement.  The board of directors of Merger Sub has approved this Agreement and declared it and the Merger to be advisable, and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of Parent has declared the Merger and the related issuance of Parent Shares advisable, has duly and validly authorized this Agreement and the consummation by Parent of the transactions contemplated hereby and has recommended that the stockholders of Parent approve the Merger and the related issuance of shares of Parent Common Stock and Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of the issuance of the Parent Shares pursuant to this Agreement by the stockholders of Parent in accordance with the rules and regulations of the NNM. The affirmative vote of the holders of a majority in interest of the stock present or represented by proxy at the Parent Stockholders Meeting, provided a quorum is present, is sufficient for Parent's stockholders to approve the issuance of shares of Parent Common Stock in connection with the Merger, and no other approval of any holder of any securities of Parent is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with

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  its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (f)  Present Compliance with Obligations and Laws.  Neither Parent nor any of its Material Subsidiaries is: (i) in violation of its certificate of incorporation, by-laws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

      (g)  Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement nor the consummation by Parent of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation (or other similar documents) or by-laws (or other similar documents) of Parent; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of Parent, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") (including a Schedule 13D with regard to the Parent Stockholders Agreement in accordance with the Exchange Act), and the NNM, (C) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Parent is authorized to do business, (D) as may be required by any applicable state securities laws, (E) the consents, approvals, orders, authorizations, registrations, declarations and filings required under the antitrust or competition laws of foreign countries identified the Parent Disclosure Schedule, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Parent or any of its Material Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not reasonably be expected to have a Material

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  Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in this Section 5.1(g) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Material Subsidiaries or to any of their respective assets, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of Parent to consummate the transactions contemplated hereby. Without limiting the foregoing, on or prior to the date of this Agreement, Parent has obtained the written consent of Computer Associates International, Inc. to this transaction under those certain Non-Competition Agreements, dated as of March 29, 1999, among Platinum Technologies International, Inc. and certain principal officers of Parent.

      (h)  Litigation.  Except as set forth in the Parent SEC Reports filed prior to the date hereof or in Section 5.1(h) of the Parent Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent or adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Material Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which has or may have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property (tangible or intangible) by Parent or any of its Subsidiaries, the conduct of the business by Parent or any of its Subsidiaries, or Parent's ability to perform its obligations under this Agreement or could reasonably be expected to have a Material Adverse Effect on Parent.

      (i)  SEC Reports; Financial Statements.

        (i) Parent has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the "Parent SEC Reports") and all of which are available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR"). None of the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

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        (ii) The consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows (including the related notes thereto) of Parent included in the Parent SEC Reports (collectively, "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods involved ("GAAP") (except as otherwise noted therein or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        (iii) Since June 30, 2001, there has not been any material change, by Parent or any of its Subsidiaries, in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in generally accepted accounting principles, or as disclosed in the Parent SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, which have not been filed with the SEC but which are required to be filed.

      (j)  No Liabilities.  Neither Parent nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the Knowledge of Parent, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against Parent or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) that are fully reflected in, reserved against or otherwise described in the most recent Parent Financial Statements, (ii) that have been incurred after the date of the most recent Parent Financial Statements in the ordinary course of business, consistent with past practice, (iii) that are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action), or (v) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

      (k)  Absence of Certain Changes or Events.  Except as described in the Parent SEC Reports, since June 30, 2001, except with respect to the actions contemplated by this Agreement, there has not been (i) any Material Adverse Effect on Parent; (ii) any damage, destruction or loss of any assets of Parent or any of its Material Subsidiaries (whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; (iii) any material change by Parent in its accounting methods, principles or practices; or (v) any labor dispute or charge of unfair labor practice (other than routine individual grievances), which, individually or in the aggregate, has had or would reasonably be expected to have

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  a Material Adverse Effect on Parent, any activity or proceeding by a labor union or representative thereof to organize any employee of Parent or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union in each case which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent.

      (l)  S-4 Registration Statement and Proxy Statement/Prospectus.  None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholders Meeting and Parent Stockholders Meeting (if necessary) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, Merger Sub or any of their respective officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, Parent shall promptly inform the Company so that such event may be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The S-4 Registration Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Securities Act. The Proxy Statement will (with respect to Parent and Merger Sub) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by, or related to, the Company or any of its affiliates or advisors which is contained in any of the foregoing documents. Any registration statement(s) filed with the SEC by Parent between the date hereof and the Effective Time (other than the S-4 Registration Statement) are referred to collectively herein as the "Other Registration Statements". Any proxy statement(s) filed with the SEC by Parent between the date hereof and the Effective Time (other than the Proxy Statement) are referred to collectively herein as the "Other Proxy Statements". None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (or to Parent's Knowledge, any other information included or incorporated by reference into) the Other Registration Statements or the Other Proxy Statements will (i) in the case of the Other Registration Statements, at the time they become effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Other Proxy Statements, at the time of the mailing of such Other Proxy Statement and at the time of any stockholder action related thereto and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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      (m)  Taxes.

        (i) Parent and each of its Material Subsidiaries has timely filed (after taking into account any extensions to file) all federal, state, local and foreign Returns required by applicable Tax law to be filed by Parent and each of its Material Subsidiaries. All Taxes owed by Parent or any of its Material Subsidiaries to a taxing authority, or for which Parent or any of its Material Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid. All Returns were true and correct in all material respects when filed. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, Parent has made accruals for Taxes on the Parent Financial Statements which are adequate to cover any Tax liability of Parent and each of its Subsidiaries determined in accordance with generally accepted accounting principles through the date of the Parent Financial Statements.

        (ii) Parent and each of its Material Subsidiaries have withheld with respect to its employees, creditors, independent contractors, stockholders or other parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

        (iii) Except as set forth in Section 5.1(m) of the Parent Disclosure Schedule, there is no Tax deficiency outstanding, assessed, or to Parent's Knowledge, proposed against Parent or any of its Material Subsidiaries. Neither Parent nor any of its Material Subsidiaries have executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state Tax that is still in effect. There are no liens for Taxes on the assets of Parent or of any of its Material Subsidiaries other than with respect to Taxes not yet due and payable.

        (iv) Except as set forth in Section 5.1(m) of the Parent Disclosure Schedule, to Parent's Knowledge, no federal or state Tax audit or other examination of Parent or any of its Material Subsidiaries is presently in progress, nor has Parent or any of its Material Subsidiaries been notified either in writing or orally of any request for such federal or state Tax audit or other examination.

        (v) Neither Parent nor any of its Material Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

      (n)  Unlawful Payments and Contributions.  To the Knowledge of Parent, neither Parent, any Subsidiary of Parent nor any of their respective directors, officers, employees or agents has, with respect to the businesses of Parent or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

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      (o)  Parent Intangible Property.

        (i) Except as set forth in Section 5.1(o) of the Parent Disclosure Schedule, Parent owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Commercial Software) used, sold, distributed or licensed in or as a part of the business of Parent and its Material Subsidiaries as currently conducted ("Parent Proprietary Rights").

        (ii) Except as set forth in Section 5.1(o) of the Parent Disclosure Schedule, or except for Commercial Software and Parent Embedded Products for which Parent has valid non-exclusive licenses that are adequate for the conduct of Parent's business, Parent is the sole and exclusive owner of the Parent Proprietary Rights (free and clear of any Encumbrances), and except for non-exclusive licenses entered into in the ordinary course of business, has sole and exclusive rights to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which such Parent Proprietary Rights are currently being used, sold, licensed or distributed in the course of or as part of the business of Parent as currently conducted.

        (iii) Except as disclosed in Section 5.1(o) of the Parent Disclosure Schedule, to the Knowledge of Parent (A) Parent has not materially infringed on any intellectual property rights of any third Persons and (B) none of the Parent Proprietary Rights materially infringes on any intellectual property rights of any third Persons, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Parent.

        (iv) Except as disclosed in Section 5.1(o) of the Parent Disclosure Schedule, no actions, suits, claims, investigations or proceedings with respect to the Parent Proprietary Rights (other than Parent Embedded Products) are pending or, to the Knowledge of Parent, threatened by any Person, (A) alleging that the manufacture, sale, license, distribution or use of any Parent Proprietary Rights as now manufactured, sold, licensed, distributed or used by Parent or any third party infringes on any intellectual property rights of any third party, (B) against the use or distribution by Parent or any third party of any Parent Propriety Rights or (C) challenging the ownership by Parent or validity of any Parent Proprietary Rights.

        (v) For the purpose of this Section 5.1(o), the following terms have the following definitions: (A) the term "Commercial Software" means packaged commercially available software programs generally available to the public which have been licensed to Parent pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "Parent Embedded Products" means software that is incorporated in any existing product or service of Parent; and (C) the term "Proprietary Rights" means (1) patents, patent applications and inventions, (2) trademarks, service marks, trade dress, trade names, Internet domain names and corporate names (in Parent's state of incorporation) and registrations and applications for registration thereof, (3) copyrights and registrations and applications for registration thereof, (4) mask works and registrations and applications for registration thereof, (5) computer software, data and documentation (in both source code and object code form),

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    (6) trade secrets, know-how and copyrightable works, and (7) all renewals, extensions, revivals and resuscitations thereof, but does not include Commercial Software or Company Embedded Products.

      (p)  Agreements, Contracts and Commitments; Material Contracts.  Except as set forth in Section 5.1(p) of the Parent Disclosure Schedule, (i) each material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) to which Parent is a party or by which Parent or its assets is or may become bound (a "Parent Contract") is in full force and effect; and (ii) no condition exists or event has occurred that to the Knowledge of Parent, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Parent or a Material Subsidiary of Parent or, to the Knowledge of Parent, any other party thereto under, or result in a right in termination of, any Parent Contract, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Parent.

      (q)  Permits.  Parent and each of its Material Subsidiaries holds all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be after the Closing, valid and in full force and effect, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Material Subsidiaries has received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Parent.

      (r)  Takeover Statute.  No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to Parent is applicable to the Merger or the other transactions contemplated hereby. Assuming the accuracy of the representation and warranty set forth in Section 5.2(aa), the action of the board of directors of Parent in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

      (s)  Company Stock.  Neither Parent nor, to the Knowledge of Parent, any of its Subsidiaries (including Merger Sub) is, nor at any time during the last three years has any of such been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Neither Parent nor, to the Knowledge of Parent, any of its Subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record) and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

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      (t)  Transactions with Affiliates.  Except as set forth in Section 5.1(t) of the Parent Disclosure Schedule, since the date of Parent's last proxy statement to its stockholders, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

      (u)  Not an Investment Company.  Parent is not an "investment company" within the meaning of that term as used in the Investment Company Act of 1940, as amended.

      (v)  Brokers and Finders.  Neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

      (w)  Existing Discussions.  Parent has disclosed to the Company any and all existing activities, discussions or negotiations with any parties with respect to any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction involving the Parent or any of its Material Subsidiaries (other than those solely between or among the Parent and/or any of its wholly-owned Subsidiaries) to the extent that such disclosure would be required to be included in the S-4 Registration Statement (as hereinafter defined) if the S-4 Registration Statement were to be effective as of the date hereof.

      (x)  Amendment to Parent Rights Plan.  Parent has amended, and the board of directors of the Parent has authorized such amendment to, the Parent Rights Agreement so that (i) neither the Company nor any of it affiliates, will become an "Acquiring Person" (as defined in the Parent Rights Agreement) as a result of the execution of the Company Stockholder Agreements, and (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Parent Rights Agreement) will occur as a result of the execution of the Company Stockholder Agreements.

      (y)  Termination Fees.  Except as set forth on Section 5.1(y) of the Parent Disclosure Schedule, no termination, severance payments or other rights under any employment, severance, or similar agreement to which Parent is a party will be accelerated by Parent's execution of this Agreement, the Merger, or the transactions contemplated by this Agreement, either individually or in the aggregate together with any other Material Transactions (including for purposes this Section 5.1(y) only, the transactions currently pending with eshare communications, Inc. and RoweCom Inc.) for which a definitive agreement has been validly signed and to which Parent is a party.

    5.2  Representations and Warranties of the Company.  The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Section 5.2 are true and correct, except to the extent set forth on the disclosure schedule delivered contemporaneously with this Agreement by the Company to Parent and Merger Sub (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.2, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Section 5.2 (provided that the listing of an item in one paragraph of the Company Disclosure Schedule shall be deemed to be a listing in each paragraph of the

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Company Disclosure Schedule and to apply to any other representation and warranty of the Company in this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other paragraph or representation and warranty).

      (a)  Corporate Organization and Qualification.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified and in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. All of the Subsidiaries of the Company are set forth in Section 5.2(a) of the Company Disclosure Schedule. The Company has heretofore delivered or made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the charter documents of its material Subsidiaries, each as amended.

      (b)  Capitalization.  The authorized capital stock of the Company consists of (i) 300,000,000 shares of Company Common Stock, of which 47,008,359 shares were issued and outstanding as of August 3, 2001, and (ii) 2,000,000 shares of preferred stock, $0.10 par value per share, 5,000 of which have been designated as Series E 6% Cumulative Convertible Preferred Stock (as modified by the Waiver), all of which are issued and outstanding as of the date hereof, and 100,000 of which have been designated Series A Junior Participating Preferred Stock, none of which are issued or outstanding. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no outstanding stock appreciation rights, phantom stock or similar rights. All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all liens, pledges, charges, encumbrances, claims and options of any nature. Except for options to purchase an aggregate of 9,990,671 shares of Company Common Stock issued as of August 10, 2001 pursuant to the Company's 1994 Stock Incentive Plan, 1996 Stock Incentive Plan, Amended and Restated 1996 Director Option Plan, 1999 Stock Incentive Plan and 2001 Employee Stock Purchase Plan (collectively, the "Company Option Plans"), the Company Warrants and the Company Rights (as hereinafter defined) or as provided under the terms of the Series E Preferred Stock (as modified by the Waiver), there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its Subsidiaries is a party to, or by which any of them may be bound, requiring them to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any of their securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company. No existing rights with respect to the registration of shares of Company

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  Common Stock under the Securities Act, including, but not limited to, demand rights or piggy-back registration rights, shall apply with respect to any Parent Shares issuable in connection with the Merger or upon exercise of Substitute Options or Substitute Warrants. Section 5.2(b) of the Company Disclosure Schedule sets forth a list, as of the date hereof, of the outstanding options and warrants to acquire shares of Company Stock, the name of the holder of such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement and the extent of acceleration, if any, and any adjustments to such options or warrants resulting from the consummation of the transactions contemplated by this Agreement. Since June 30, 2001, no Company Options or other options or warrants convertible or exchangeable for shares of Company Stock have been issued or accelerated or had their terms modified. On or prior to the Effective Time, either (i) all of the shares of Company Series E Preferred Stock shall have been converted into shares of Company Common Stock or (ii) all of the conditions to the obligations of the holder(s) of the Company Series E Preferred Stock to waive their mandatory repurchase right set forth in the Waiver shall have been and remain satisfied and the holder(s) of the Company Series E Preferred Stock have complied with the terms of the Waiver.

      (c)  Fairness Opinion.  The board of directors of the Company has received an opinion from Goldman, Sachs & Co., to the effect that, as of the date hereof and based upon and subject to the matters stated therein, the consideration to be received by the holders of shares of Company Stock in connection with the Merger is fair to such holders from a financial point of view and a copy of such opinion has been or, promptly upon becoming available, will be provided to Parent, and such opinion has not been withdrawn, revoked or modified; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of the Company and is not intended to be, and may not be, relied upon by Parent, its affiliates or their respective stockholders.

      (d)  Authority Relative to this Agreement.  The board of directors of the Company has declared this Agreement and the Merger to be advisable and has unanimously (with one abstention) recommended that the stockholders of the Company adopt this Agreement and the Merger, and the Company has the requisite corporate power and authority to execute and deliver this Agreement and, upon adoption of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other

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  laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (e)  Present Compliance with Obligations and Laws.  Neither the Company nor any of its Subsidiaries is: (i) in violation of its certificate of incorporation or by-laws or similar documents; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any Person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

      (f)  Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation (or other similar document) or by-laws (or other similar document) of the Company or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, in each case, by or on behalf of the Company or any of its Subsidiaries, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the Securities Act and the Exchange Act (including a Schedule 13D with regard to the Company Stockholders Agreement in accordance with the Exchange Act) and the NNM, (C) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (D) as may be required by any applicable state securities laws, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such registration, filing or notification, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation, or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which, individually or in the aggregate,

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  could reasonably be expected to have a Material Adverse Effect on the Company; or (v) assuming the consents, approvals, authorizations or permits and registrations, filings or notifications referred to in this Section 5.2(f) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or to any of their respective assets, except for violations which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

      (g)  Litigation.  Except as disclosed in Company SEC Reports filed prior to the date hereof, or as set forth in Section 5.2(g) of the Company Disclosure Schedule, there are no third party actions, suits, claims, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (i) has or may have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of the business by the Company or any of its Subsidiaries, or Company's ability to perform its obligations under this Agreement or (ii) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

      (h)  SEC Reports; Financial Statements.

        (i) The Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (the "Company SEC Reports") all of which are available through EDGAR. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

        (ii) The consolidated balance sheets and the related statements of income, stockholders' equity or deficit and cash flow (including the related notes thereto) of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods involved (except as otherwise noted therein or, in the case of unaudited interim financial

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    statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the results of its operations and its cash flow for the periods presented therein, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        (iii) Since June 30, 2001, there has not been any material change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in generally accepted accounting principles, or as disclosed in the Company SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, which have not been filed with the SEC but which are required to be filed.

      (i)  No Liabilities.  Neither the Company nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the Knowledge of the Company, there is no reasonable basis for the assertion of any claim with respect to any indebtedness, obligation or liability of any nature against the Company or any of its Subsidiaries, except for indebtedness, obligations and liabilities (i) that are fully reflected in, reserved against or otherwise described in the most recent Company Financial Statements, (ii) that have been incurred after the most recent Company Financial Statements in the ordinary course of business, consistent with past practice, (iii) that are obligations to perform under executory contracts in the ordinary course of business (none of which is a liability resulting from a breach of contract or warranty, tort, infringement or legal action) or (iv) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

      (j)  Absence of Certain Changes or Events.  Except as described in the Company SEC Reports, since June 30, 2001, except with respect to the actions contemplated by this Agreement, the Credit Agreement, the Security Agreement (as such term is defined in the Credit Agreement) and the Software Distribution Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect on the Company, (ii) any damage, destruction or loss of assets of the Company or any of its Subsidiaries (whether or not covered by insurance) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (iii) any material change by the Company in its accounting methods, principles or practices; (iv) any labor dispute or charge of unfair labor practice (other than routine individual grievances), which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any of its Subsidiaries or any campaign being conducted to solicit authorization from employees to be represented by such labor union in each case which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company; (v) any waiver by the Company or any of its

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  Subsidiaries of any rights of material value or (vi) any other action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement.

      (k)  Brokers and Finders.  Except for the fees and expenses payable to Goldman, Sachs & Co., which fees and expenses are determined pursuant to its agreement with the Company, a true and complete copy of which (including all amendments) has been furnished to Parent, neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

      (l)  S-4 Registration Statement and Proxy Statement/Prospectus.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Company Stockholders Meeting and Parent Stockholders Meeting (if necessary), and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4 Registration Statement, the Company shall promptly inform Parent so that such event may be so described and such amendment or supplement promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The S-4 Registration Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Securities Act. The Proxy Statement will (with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by, or related to, Parent, Merger Sub, or any other entity with which Parent or any Subsidiary of Parent has entered into an agreement relating to the acquisition of such entity by Parent or any Subsidiary of Parent, or any of their respective affiliates or advisors which is contained in any of the foregoing documents.

      (m)  Taxes.

        (i)  The Company and each of its Subsidiaries has timely filed (after taking into account any extensions to file) all federal, state, local and foreign Returns required by applicable Tax law to be filed by the Company and each of its Subsidiaries. All Taxes owed by the Company or any of its Subsidiaries to a taxing authority, or for which the Company or any of its Subsidiaries is liable, whether to a taxing authority or to other Persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid. All

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    Returns were true and correct in all material respects when filed. Other than any reserve for deferred Taxes established to reflect timing differences between book and Tax treatment, the Company has made accruals for Taxes on the Company Financial Statements which are adequate to cover any Tax liability of the Company and each of its Subsidiaries determined in accordance with generally accepted accounting principles through the date of the Company Financial Statements.

        (ii) The Company and each of its Subsidiaries have withheld with respect to its employees, creditors, independent contractors, stockholders or other parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

        (iii) There is no Tax deficiency outstanding, assessed, or to the Company's Knowledge, proposed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any federal or material state Tax that is still in effect. There are no liens for Taxes on the assets of Company or of any of its Subsidiaries other than with respect to Taxes not yet due and payable.

        (iv) No federal or state Tax audit or other examination of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified either in writing or orally of any request for such federal or state Tax audit or other examination.

        (v) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

        (vi) Neither the Company nor any of its Subsidiaries is a party to (A) any agreement with a party other than the Company or any of its Subsidiaries providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included the Company or any Subsidiary or (B) any Significant Tax Agreement other than any Significant Tax Agreement described in (A).

        (vii) Except for the group of which the Company and its Subsidiaries are now presently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. There is no excess loss account, deferred intercompany gain or loss, or intercompany items as such terms are defined in the regulations promulgated under the Code, that exist with respect to the Company or any of its Subsidiaries.

        (viii)Neither the Company nor any of its Subsidiaries has agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise which have not yet been taken into account.

        (ix) There is no contract, agreement, plan or arrangement covering any individual or entity treated as an individual included in the business or assets of the

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    Company or its Subsidiaries that, individually or collectively, could give rise to the payment by the Company, a Subsidiary, Merger Sub or Parent of an amount that would not be deductible by reason of Sections 280G or 162(m) of the Code or similar provisions of Tax law.

      (n)  Employee Benefits.

        (i)  For purposes hereof, the term "Company Scheduled Plans" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy (including vacation time, holiday pay, service awards, moving expense reimbursement programs and sick leave) or material fringe benefit, severance agreement or plan or any medical, hospital, dental, life or disability plan, pension benefit plan, excess benefit plan, bonus, stock option, stock purchase or other incentive plan (including any equity or equity-based plan), tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, or collective bargaining agreement, indemnification agreement, retainer agreement, or any other material benefit plan, policy, program, arrangement, agreement or contract, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof of the Company, with respect to which the Company has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted). A "Company Plan Affiliate" is each entity which is treated as a single employer with the Company pursuant to Section 4001 of ERISA or Section 414 of the Code. The Company has made available to Parent copies of all employee manuals of the Company and its Subsidiaries that include personnel policies applicable to any of their respective employees.

        (ii) The Company has made available to Parent a complete and accurate copy of each written Company Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent Internal Revenue Service ("IRS") determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan during the last three (3) years, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the current summary plan description and summary of material modifications thereto with respect to each such plan and Form 5310. There are no unwritten Company Scheduled Plans except as set forth and described as comprehended to the Closing Date on Section 5.2(n) of the Company Disclosure Schedule. There are no negotiations, demands or proposals which are pending or threatened which concern matters now covered, or that would be covered, by the foregoing types of unwritten Company Scheduled Plans, if any.

        (iii) Except for instances of non-compliance which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, each Company Scheduled Plan (1) has been in compliance and currently complies in form and in operation with all applicable requirements of ERISA and

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    the Code, and any other legal requirements; (2) has been and is operated and administered in compliance with its terms (except as otherwise required by law); and (3) has been and is operated in compliance with applicable legal requirements in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto. Each Company Scheduled Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or recognition of exemption from the IRS on which the Company can rely.

        (iv) With respect to each Company Scheduled Plan, there are no claims or other proceedings pending or, to the Knowledge of the Company, threatened with respect to the assets thereof (other than routine claims for benefits) which could reasonably be expected to give rise to a Material Adverse Effect on the Company.

        (v) Except as would not be reasonably expected to have a Material Adverse Effect on the Company, with respect to each Company Scheduled Plan, no Person: (1) has entered into any "prohibited transaction," as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder that is not otherwise exempt under Code Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder); (2) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (3) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plans; or (4) engaged in any transaction or otherwise acted with respect to such plans in such a manner which could subject Parent, or any fiduciary or plan administrator or any other Person dealing with any such plan, to liability under Section 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

        (vi) Each Company Scheduled Plan (other than any individual contract with an employee or any stock option plan) may be amended, terminated, modified or otherwise revised by the Company or Parent, on and after the Closing, without incurring further obligations to the Company or Parent (other than ordinary administrative expenses or routine claims for benefits).

        (vii) None of the Company or any current or former Company Plan Affiliate has at any time participated in, made contributions to or had any other liability with respect to any Company Scheduled Plan which is a "multiemployer plan" as defined in Section 4001 of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or a plan that is subject to Title IV of ERISA.

        (viii)No Company Scheduled Plan provides, or reflects or represents any liability to provide retiree health coverage to any person for any reason, except as may be required by Part 6 of Subtitle B of Title I of ERISA or applicable state insurance laws, and neither the Company nor any Company Plan Affiliate has any liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due to asserted or unasserted) to any current or former employee, consultant or

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    director (either individually or as a group) to provide retiree health coverage, except to the extent required by applicable continuation coverage statutes.

        (ix) Neither the Company nor a Company Plan Affiliate has any liability for any material excise tax imposed by Code Sections 4971 or 4977. The Company has no material liability for any excise tax imposed by Code Section 4972 or 4979.

        (x) With respect to any Company Scheduled Plan which is a welfare plan as defined in Section 3(1) of ERISA (1) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code materially meets such requirements; and (2) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or any Company Plan Affiliate to a material tax under Code Section 4976(a).

        (xi) Except for instances of noncompliance that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company, each Company Scheduled Plan that has been adopted or maintained by the Company or any Company Plan Affiliate, whether informally or formally, or with respect to which the Company or any Company Plan Affiliate will or may have any liability, for the benefit of the Company employees who perform services outside the United States (the "Company International Employee Plans") has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. Furthermore, no Company International Employee Plan has unfunded liabilities, that, as of the Effective Time, will not be offset by insurance or fully accrued, except for such funding deficiencies as would not result in a Material Adverse Effect to the Company. Except as required by law, no condition exists that would prevent the Company or any Company Plan Affiliate from terminating or amending any Company International Employee Plan at any time for any reason without liability to the Company or any Company Plan Affiliate (other than ordinary administration expenses or routine claims for benefits).

        (xii) Neither the Company nor any current or former Company Plan Affiliate has any material liability (including, but not limited to, any contingent liability) with respect to any plan subject to Title IV of ERISA or Section 412 of the Code or any plan maintained by any former Company Plan Affiliate.

        (xiii)Other than by reason of actions taken following the Closing, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (1) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, (2) accelerate the time of payment or vesting of any payment (other than for a terminated or frozen tax-qualified plan, pursuant to a requirement herein to freeze or terminate such plan), cause the forgiveness of any indebtedness, or increase the amount of any compensation due to any such employee or former employee or (3) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

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      (o)  Company Intangible Property.

        (i)  Except as set forth in Section 5.2(o) of the Company Disclosure Schedule, the Company owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all Proprietary Rights (excluding in each case Commercial Software) used, sold, distributed or licensed in or as a part of the business of the Company and its Subsidiaries as currently conducted (the "Company Proprietary Rights"). Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, the Company has licenses for all copies of Commercial Software used in its business and the Company does not have any obligation to pay fees, royalties and other amounts at any time pursuant to any such license.

        (ii) Except for Company Embedded Products for which the Company has valid non-exclusive licenses that are adequate for the conduct of the Company's business, the Company is the sole and exclusive owner of the Company Proprietary Rights (free and clear of any Encumbrances), and, except for non-exclusive licenses and non-exclusive reseller agreements entered into in the ordinary course of business, has sole and exclusive rights to the use and distribution therefor of the material covered thereby in connection with the services or products in respect of which such Company Proprietary Rights are currently being used, sold, licensed or distributed in the course of or as part of the business of the Company and its Subsidiaries as currently conducted. The Company is not contractually obligated to pay compensation to any third party with respect to the use or distribution of any Company Proprietary Rights, except pursuant to the contracts set forth in Section 5.2(o) of the Company Disclosure Schedule.

        (iii) Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, to the Knowledge of the Company (A) the Company has not infringed on any intellectual property rights of any third Persons and (B) none of the Company Proprietary Rights infringes on any intellectual property rights of any third Persons, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

        (iv) Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, no actions, suits, claims, investigations or proceedings with respect to the Company Proprietary Rights (other than Company Embedded Products) are pending or, to the Knowledge of the Company, threatened by any Person, (A) alleging that the manufacture, sale, license, distribution or use of any Company Proprietary Rights as now manufactured, sold, licensed, distributed or used by the Company or any third party infringes on any intellectual property rights of any third party, (B) against the use or distribution by the Company or any third party of any Company Proprietary Rights or (C) challenging the ownership by the Company or validity of any Company Proprietary Rights.

        (v) Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, the Company has not entered into any agreement, contract or commitment under which the Company is restricted, and the Company is not otherwise restricted, from (A) selling, licensing or otherwise distributing any products to any class or type of customers or directly or through any type of channel in any geographic area or during any period of time, or (B) combining, incorporating, embedding or bundling

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    or allowing others to combine, incorporate, embed or bundle any of its products with those of another party, as each such restriction may effect any product currently being developed, marketed or sold by the Company or that otherwise would have a Material Adverse Effect on the Company.

        (vi) The Company has taken reasonable security measures to safeguard and maintain its rights in all of the Company Proprietary Rights. To the Company's Knowledge, except as set forth in Section 5.2(o) of the Company Disclosure Schedule, all copies of the source code to Company Software and Company trade secrets are physically in the control of the Company at the Company's facilities. All officers, employees and consultants of the Company who have access to proprietary information have executed and delivered to the Company an agreement regarding the protection of proprietary information, and the assignment to or ownership by the Company of all Company Proprietary Rights arising from the services performed for the Company by such Persons. To the Knowledge of the Company, no current or prior officers, employees or consultants of the Company have asserted a claim, and the Company is not aware of any grounds to assert a claim to, any ownership interest in any Company Proprietary Right as a result of having been involved in the development of such property while employed by or consulting to the Company or otherwise.

        (vii) All authors of the software included in the Company Proprietary Rights (the "Company Software") or any other Person who participated in the development of the Company Software or any portion thereof or performed any work related to the Company Software (such authors and other persons or entities are collectively referred to as the "Company Software Authors") made his or her contribution to the Company Software within the scope of employment with the Company, as a "work made for hire," and was directed by the Company to work on the Company Software, or as a consultant who assigned all rights to such products to the Company. Except as set forth in Section 5.2(o) of the Company Disclosure Schedule, the Company Software and every portion thereof are an original creation of the Company Software Authors and do not contain any source code or portions of source code (including any "canned program") created by any persons other than the Company Software Authors. The Company has not, by any of its acts or omissions, or by acts or omissions of its affiliates, directors, officers, employees, agents, or representatives caused any of its proprietary rights in the Company Software, including copyrights, trademarks, and trade secrets to be transferred, diminished, or adversely affected except to such as would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

        (viii)There are no material defects in the Company's software products, and such products shall perform in substantial accordance with related documentation and promotional material supplied by Company, and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's software products. Except as disclosed in Section 5.2(o) of the Company Disclosure Schedule, to the Knowledge of the Company, computer software included

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    in the Company Proprietary Rights does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry), or other software routines designed to permit unauthorized access, to disable or erase software or data, or to perform any other similar type of functions.

        (ix) No government funding or university or college facilities were used in the development of the computer software programs or applications owned by the Company.

        (x) For the purpose of this Section 5.2(o), the following terms have the following definitions: (A) the term "Commercial Software" means packaged commercially available software programs generally available to the public which have been licensed to the Company pursuant to end-user licenses that permit the use of such programs without a right to modify, distribute or sublicense the same; (B) the term "Company Embedded Products" means software that is incorporated in any existing product or service of the Company; and (C) the term "Proprietary Rights" means (1) patents, patent applications, and inventions, (2) trademarks, service marks, trade dress, trade names, Internet domain names and the Company's corporate name (in its state of incorporation) and registrations and applications for registration thereof, (3) copyrights and registrations and applications for registration thereof, (4) mask works and registrations and applications for registration thereof, (5) computer software, data and documentation (in both source code and object code form), (6) trade secrets, know-how and copyrightable works, (7) other confidential and proprietary intellectual property rights, (8) copies and tangible embodiments thereof (in whatever form or medium) and (9) all renewals, extensions, revivals and resuscitations thereof.

      (p)  Agreements, Contracts and Commitments; Material Contracts.  Except as set forth in Section 5.2(p) of the Company Disclosure Schedule or by the Credit Agreement, the Security Agreement or the Software Distribution Agreement, neither the Company nor any of its Subsidiaries is a party to or is bound by:

         (i) any contract relating to the borrowing of money, the guaranty of another Person's borrowing of money, or the creation of an encumbrance or lien on the assets of the Company or any of its Subsidiaries and with outstanding obligations in excess of $250,000;

         (ii) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's board of directors or any other employee who is one of the fifteen (15) most highly compensated employees, including base salary and bonuses (the "Company Key Employees"), other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation or benefits generally available to employees of the Company, except to the extent general principles of wrongful termination law may limit the Company's or any of its Subsidiaries' ability to terminate employees at will;

        (iii) any agreement of indemnification or guaranty by the Company or any of its Subsidiaries not entered into in the ordinary course of business other than

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    indemnification agreements between the Company or any of its Subsidiaries and any of its officers or directors in standard forms as filed by the Company with the SEC;

        (iv) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights or limits the use or exploitation of the Company Proprietary Rights;

         (v) any contract for capital expenditures in excess of $250,000;

        (vi) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business; or

        (vii) any agreement, contract or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise for consideration in excess of $250,000, in any case, which includes all escrow and earn-out agreements with outstanding obligations.

    A true and complete copy (including all material amendments) of each agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) set forth in Section 5.2(p)(i)–(vii) of the Company Disclosure Schedule (a "Company Contract"), or a summary of each oral contract, has been made available to Parent. Each Company Contract is in full force and effect. No condition exists or event has occurred that, (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or a Subsidiary of the Company or, to the Knowledge of the Company, any other party thereto under, or result in a right in termination of, any Company Contract, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

      (q)  Unlawful Payments and Contributions.  To the Knowledge of the Company, neither the Company, any Subsidiary of the Company nor any of their respective directors, officers, employees or agents has, with respect to the businesses of the Company or its Subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or entity.

      (r)  Listings.  The Company's securities are not listed for trading on any U.S. domestic or foreign securities exchange, other than the NNM.

      (s)  Environmental Matters.  Except as disclosed in the Company Disclosure Schedules, (i) the Company and its Subsidiaries and the operations, assets and properties thereof are in compliance with all Environmental Laws except for such noncompliance as would not reasonably be expected to result in a Material Adverse Effect on the Company; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company alleging the violation of any Environmental Law and neither the Company nor any Subsidiary of the Company has received notice

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  from any governmental body or Person alleging any violation or liability of the Company or any of its Subsidiaries under any Environmental Laws, in either case which could reasonably be expected to result in a Material Adverse Effect on the Company; (iii) to the Knowledge of the Company, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or its Subsidiaries or any real property currently or previously owned, operated or leased by the Company or its Subsidiaries that could result in Environmental Costs and Liabilities that would reasonably be expected to result in a Material Adverse Effect on the Company; and (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Material at any site, location or facility in a manner that could create any Environmental Costs and Liabilities that would reasonably be expected to result in a Material Adverse Effect on the Company, and, to the Knowledge of the Company, no such Hazardous Material has been or is currently present on, in, at or under any real property owned or used by the Company or any of its Subsidiaries in a manner (including without limitation, containment by means of any underground or aboveground storage tank) that could create any Environmental Costs and Liabilities that would reasonably be expected to result in a Material Adverse Effect on the Company. For the purpose of this Section 5.2(s), the following terms have the following definitions: (x) "Environmental Costs and Liabilities" means any losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law; (y) "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety; and (z) "Hazardous Material" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental Law and including but not limited to petroleum and petroleum products.

      (t)  Title to Properties; Liens; Condition of Properties.  The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the real and personal property, shown on the most recent Company Financial Statement or acquired after the date thereof. None of the property owned or used by the Company or any of its Subsidiaries is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind. Since June 30, 2001, there has not been any sale, lease, or any other disposition or distribution by the Company or any of its Subsidiaries of any of its assets or properties material to the Company and its Subsidiaries, taken as a whole, except transactions in the ordinary course of business, consistent with past practices.

      (u)  Insurance.  All material insurance policies (including "self-insurance" programs) now maintained by the Company (the "Company Insurance Policies") are in full force and effect, the Company is not in default under any of the Company Insurance

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  Policies, and no claim for coverage under any of the Company Insurance Policies has been denied. The Company has not received any notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the Knowledge of the Company, is there any basis for any such action.

      (v)  Labor and Employee Relations.

         (i) Except as set forth in Section 5.2(v) of the Company Disclosure Schedule, (A) none of the employees of the Company or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; (B) neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company or any of its Subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) to the Knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any of its Subsidiaries, nor has there ever been union representation involving employees of the Company or any of its Subsidiaries.

         (ii) The Company has made available to Parent a description of all written employment policies under which the Company and each of its Subsidiaries is operating.

        (iii) The Company and each of its Subsidiaries is in compliance with all federal, foreign (as applicable), and state laws regarding employment practices, including laws relating to workers' safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

      (w)  Permits.  The Company and each of its Subsidiaries hold all licenses, permits, registrations, orders, authorizations, approvals and franchises that are required to permit it to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are now, and will be after the Closing, valid and in full force and effect, and Surviving Corporation shall have full benefit of the same, except where the failure to be valid and in full force and effect or to have the benefit of any such license, permit, registration, order, authorization, approval or franchise would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or Surviving Corporation. Neither the Company nor any of its Subsidiaries has received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or Surviving Corporation.

      (x)  Transactions with Affiliates.  Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, since the date of Company's last proxy

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  statement to its stockholders, no event has occurred that would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

      (y)  Amendment to Company Rights Plan.  The Company has amended, and the board of directors of the Company has authorized such amendment, the Rights Agreement, dated as of January 26, 1998 among the Company, and BankBoston N.A., as amended (the "Company Rights Agreement"), so that (i) neither the Parent nor any of it affiliates, will become an "Acquiring Person" (as defined in the Company Rights Agreement) as a result of the consummation of the transactions contemplated by this Agreement, (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the consummation of the transactions contemplated by this Agreement, and (iii) all "Rights" (as defined in the Company Rights Agreement and referred to herein as "Company Rights") issued and outstanding under the Company Rights Agreement will expire immediately prior to the Effective Time.

      (z)  Takeover Statutes.  No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other transactions contemplated hereby. Assuming the accuracy of the representation and warranty set forth in Section 5.1(s), the action of the board of directors of the Company in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

      (aa)  Parent Common Stock.  Neither the Company nor any of its Subsidiaries is, nor at any time during the last three years has any of such been, an "interested stockholder" of Parent as defined in Section 203 of the DGCL.

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS

    6.1  Conduct of Business of the Company.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Section 6.1 shall include the Company and each of its Subsidiaries) agrees, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), to carry on its business and to cause each of its Subsidiaries to carry on its business in the usual, regular and ordinary course, and to use and cause each of its Subsidiaries to use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company or any such Subsidiaries, to the end that the goodwill and ongoing businesses of Company and each of its Subsidiaries be unimpaired at the Effective Time. Except as expressly provided for by this Agreement, the Credit Agreement, the Security Agreement, or the Software Distribution Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, prior to the Effective Time

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or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

      (a)  Except as provided in this Agreement or as described in the Company Disclosure Schedules, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Company Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

      (b)  Enter into any material partnership arrangements, joint development agreements or strategic alliances, except in the ordinary course of business consistent with past practice;

      (c)  Except as required by law or any existing benefit plans and agreements of the Company or any of its Subsidiaries, grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made (A) in connection with the termination of employees who are not executive officers in amounts consistent with the Company's policies and past practices or (B) pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Parent or (C) pursuant to written agreements consistent with the past agreements of the Company or any of its Subsidiaries under similar circumstances;

      (d)  Transfer, license or sell to any person or entity or otherwise extend, amend or modify any rights to the Company Proprietary Rights (including rights to resell or relicense the Company Proprietary Rights) or enter into grants to future patent rights, other than on standard forms of the Company or any of its Subsidiaries (or pursuant to written agreements negotiated at arm's length) providing for a non-exclusive license entered into in the ordinary course of business, including non-exclusive, enterprise-wide or site licenses.

      (e)  Commence any material litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the business of the Company or any of its Subsidiaries, provided that the Company consults with the Parent prior to the filing of such a suit and keeps Parent advised of the status and details of such litigation (provided that, notwithstanding the foregoing, the Company shall not be required to obtain Parent's consent to any claim, suit or proceeding against Parent, Merger Sub, any other Subsidiary of Parent, or any of their affiliates, nor shall the Company be required to consult with Parent with respect thereto);

      (f)  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

      (g)  Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except as required by, and in accordance with, any agreements existing as of the date hereof and as set forth on Section 6.1(g) of the Company Disclosure Schedules;

      (h)  Except as required by the terms of any agreement between the Company and any holder of Company Series E Preferred Stock entered into on or prior to the date of

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  this Agreement, issue, deliver, sell or authorize or propose the issuance, delivery, grant or sale of, any shares of its capital stock of any class or securities convertible into, or any subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Stock (with Company Rights attached thereto) pursuant to the exercise of Company Rights or Company Series E Preferred Stock, stock options or warrants outstanding as of the date of this Agreement;

      (i)  Cause, permit or propose any amendments to the Company's certificate of incorporation or by-laws, except as required by the terms of any agreement between the Company and any holder of Company Series E Preferred Stock entered into on or prior to the date of this Agreement;

      (j)  Sell, lease, license, encumber or otherwise dispose of any of the properties or assets of the Company or any of its Subsidiaries or terminate or waive any contracts, claims, or rights, in each case, except in the ordinary course of business consistent with past practice or in connection with existing agreements entered into between the Company and Silicon Valley Bank;

      (k)  Incur any material indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such prohibited indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others, except in each case pursuant to existing agreements entered into between the Company and Silicon Valley Bank up to the aggregate amount that is borrowed thereunder as of the date hereof;

      (l)  Except as required by law or permitted by Section 6.1(c), adopt or amend any Company Scheduled Plan or increase the salaries or wage rates of any of its employees (except for wage increases in the ordinary course of business and consistent with past practices), including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any stock purchase or option plan, the entering into of any employment contract or the payment of any special bonus or special remuneration to any director or employee;

      (m)  Revalue any of the assets of the Company or any of its Subsidiaries, including without limitation writing down the value of inventory, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by GAAP or applicable law;

      (n)  Except as set forth in the Company Disclosure Schedule or as otherwise permitted by this Section 6.1, pay, discharge or satisfy in an amount in excess of $100,000 (in any one case) or $500,000 (in the aggregate prior to October 1, 2001) or $200,000 (in the aggregate in any given calendar month beginning October 1, 2001), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in the Company Financial Statements (or in the notes thereto);

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      (o) Except as required by applicable Tax law, make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

      (p) Except for any change which is required by reason of a concurrent change in GAAP, the Company will not, and will not permit any of its Subsidiaries to, change any method of accounting or accounting practice used by it;

      (q) Except as otherwise permitted pursuant to Section 6.3, take any action to exempt or make any person, entity or action (other than Parent) not subject to the provision of Section 203 of the Delaware Law or any other potentially applicable anti-takeover or similar statute or regulation;

      (r) Release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company will also promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with such Person's consideration of a possible Acquisition Transaction or equity or debt investment in the Company to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

      (s) Take, or agree in writing or otherwise to take, any of the actions described in Section 6.1(a) through (r) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 7.1 or 7.3, not to be satisfied.

    6.2  Conduct by Parent.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

      (a) adopt a plan of complete or partial liquidation, dissolution, merger or consolidation (other than any merger or consolidation in which Parent would not become a Subsidiary of any other person);

      (b) adopt any amendments to its certificate of incorporation which would materially adversely affect the terms and provisions of the Parent Common Stock or the rights of the holders of such shares;

      (c) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent, or, except in accordance

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  with agreements existing as of the date hereof, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock in excess of 10% of the number of shares of capital stock of Parent then outstanding; or

      (d) take, or agree in writing or otherwise to take, any of the actions described in this Section 6.2, or any action which would cause or would be reasonably likely to cause, any of the conditions to the Merger set forth in Sections 7.1 or 7.2 not to be satisfied.

    6.3  No Solicitation.

      (a) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company will not, and will not permit any of its Subsidiaries or its or their respective directors, officers, investment bankers, affiliates, representatives and agents to, (i) solicit, initiate, or knowingly encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) engage in, or enter into, any negotiations or discussions concerning any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that, notwithstanding compliance with the preceding sentence, prior to receipt of the Company stockholder approval, (x) the Company receives a Company Acquisition Proposal that the board of directors of the Company determines in good faith (after consultation with its outside legal and financial advisors) is or may reasonably be expected to lead to a Company Superior Proposal that was not solicited by the Company or otherwise obtained in violation of this Section 6.3, and (y) after the Company gives the Parent written notice of its intention to do so, the Company may participate in discussions regarding such Company Acquisition Proposal and provide confidential information concerning the Company in order to be informed and make a determination with respect thereto. In such event, the Company shall (i) promptly inform Parent of the material terms and conditions of such Company Acquisition Proposal, including the identity of the Person making such Company Acquisition Proposal, (ii) promptly keep Parent informed of the status including any material change to the terms of any such Company Acquisition Proposal, and (iii) promptly deliver to Parent copies of all confidential information regarding the Company delivered by the Company to any third party in connection with such Company Acquisition Proposal. As used herein, the term "Company Acquisition Proposal" shall mean any bona fide inquiry, proposal or offer relating to any (i) merger, consolidation, business combination, or similar transaction involving the Company or any Subsidiary of the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or any Subsidiary of the Company in one or more transactions, (iii) issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase such securities, or securities convertible into such securities) of the Company or any Subsidiary of the Company, (iv) liquidation, dissolution, recapitalization or other similar type of transaction with respect to the Company or any Subsidiary of the Company, (v) tender offer or exchange offer for Company securities; in the case of (i), (ii), (iii), (iv) or (v) above, which transaction would result in a third party acquiring beneficial ownership of more than fifty percent (50%) of the voting power of the Company or the assets representing more than fifty percent (50%) of the net income, net revenue or assets of the Company

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  on a consolidated basis, (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions, or (vii) public announcement of an agreement, proposal, plan or intention to do any of the foregoing, provided, however, that the term "Company Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby. For purposes of this Agreement, "Company Superior Proposal" means any offer not solicited after the date of this Agreement by the Company, or by other Persons in violation of the first sentence of this Section 6.3(a), and made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party beneficially owning, directly or indirectly, more than fifty percent (50%) of the shares of Company Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of Company and its Subsidiaries, taken together, and which the board of directors of the Company determines in good faith has a reasonable likelihood of closing and otherwise on terms which the board of directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation and considering such other matters that it deems relevant) would, if consummated, result in a transaction more favorable to the Company's stockholders than the Merger, taking into account, in the reasonable good faith judgment of the board of directors of the Company after consultation with its financial advisor, the availability to the person or entity making such Company Superior Proposal of the financial means to conclude such transaction. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      (b) Neither the board of directors of the Company nor any committee thereof shall, except as required by its fiduciary duties as determined in good faith thereby (after consultation with its outside counsel), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the board of directors of the Company or such committee of this Agreement or the Merger, (ii) approve, recommend, or otherwise support or endorse any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Company Acquisition Proposal. Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the board of directors of the Company (after consultation with its outside counsel), such disclosure is necessary for the board of directors to comply with its fiduciary duties under applicable law; provided, however, that, except as required by their fiduciary duties as determined in good faith and after consultation with its outside counsel and investment advisor, neither the Company nor its board of directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend or propose publicly to approve or recommend, a Company Acquisition Proposal.

      (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.3, the Company will promptly (and in any event within twenty-four (24) hours) advise Parent, orally and in writing, if any Company Acquisition Proposal is made or, to its Knowledge, proposed to be made or any information or access to

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  properties, books or records of the Company is requested in connection with a Company Acquisition Proposal, the principal terms and conditions of any such Company Acquisition Proposal or Known potential Company Acquisition Proposal or inquiry and the identity of the party making such Company Acquisition Proposal, Known potential Company Acquisition Proposal or inquiry. The Company will keep Parent advised of the status and details (including amendments and proposed amendments) of any such request or Company Acquisition Proposal.

    6.4  Meeting of Stockholders.

      (a) Except as set forth in Section 6.3(b), promptly after the date hereof, the Company shall take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws to convene a meeting of stockholders ("Company Stockholders Meeting") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon the adoption of this Agreement and the Merger.

      (b) If, after the date the S-4 Registration Statement is declared effective by the SEC, in the reasonable judgment of the Company, the issuance of Parent Shares pursuant to this Agreement could require the approval of the stockholders of Parent pursuant to the rules of the NNM, Parent shall take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws to convene a meeting of stockholders (the "Parent Stockholders Meeting") to be held as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC for the purposes of voting upon this Agreement and the Merger. In the event that prior to the date of the Parent Stockholders Meeting, the rules of the NNM permit Parent to consummate the Merger without the approval of Parent's stockholders, Parent shall be entitled to cancel the Parent Stockholders Meeting and/or the vote on the adoption of this Agreement and the Merger.

    6.5  Registration Statement.  Parent will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a proxy statement/prospectus and a form of proxy, in connection with the registration under the Securities Act of the Parent Shares issuable in respect of the shares of Company Common Stock in connection with the Merger and the other transactions contemplated hereby. The Company and Parent will, as promptly as practicable, prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the S-4 Registration Statement and a form of proxy, in connection with the vote of the Company's (and Parent's, if necessary) stockholders with respect to the adoption of this Agreement and the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's (and Parent's, if necessary) stockholders is herein called the "Proxy Statement"). The Company and Parent will, and will cause their accountants and lawyers to, use their reasonable efforts to have or cause the S-4 Registration Statement declared effective as promptly as practicable thereafter, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. The Company and Parent (if necessary) will each use its reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date and the

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Company and Parent (if necessary) shall each use its commercially reasonable efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting, as the case may be, in accordance with Section 6.4 as soon as practicable after the S-4 Registration Statement is declared effective by the SEC. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of Parent Shares in the Merger.

    6.6  Reasonable Efforts.

      (a) Subject to the terms and conditions of this Agreement, the Parties shall: (i) promptly make their respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use their reasonable best efforts to take promptly, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

      (b) Parent and the Company shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority (whether domestic, foreign of supranational). In that regard, each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with the copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any governmental authority (whether domestic, foreign of supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such governmental authority, (iii) not participate in any meeting with any such governmental authority unless it consults with the other in advance and to the extent permitted by such governmental authority gives the other the opportunity to attend and participate thereat, and (iv) furnish the other with copies of all correspondence, filing and communications (and memoranda setting forth the substance thereof) between it and any such governmental authority with respect to this Agreement and the Merger.

      (c) Each of the Company and Parent shall promptly notify the other party of:

        (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement if the failure of the Company or Parent, as the case may be, to obtain such consent would be material to the Company or Parent as applicable; and

        (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

      (d) The Company and Parent shall promptly notify the other party of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

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    6.7  Access to Information.  Upon reasonable notice, Parent, on the one hand, and the Company, on the other, shall (and shall cause each of their Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other such party (the "Authorized Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to their properties, assets, books and records and, during such period, shall (and shall cause each of their Subsidiaries to) furnish promptly to such Authorized Representatives all information concerning their business, properties, assets and personnel as may reasonably be requested for purposes of appropriate and necessary due diligence, provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any of the representations or warranties made by the Parties. The Parties each agree to treat (and cause their Authorized Representatives to treat) any and all information provided pursuant to this Section 6.7 in strict compliance with the terms of that certain Confidentiality Agreement, entered by and between the Company and Parent, dated July 23, 2001, and amended on August 3, 2001 (the "Confidentiality Agreement").

    6.8  Publicity.  The Parties agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger in order to agree upon the text of any such press release or the making of such public announcement, which agreement shall not be unreasonably withheld or delayed, except as may be required by applicable law or by obligations pursuant to any listing agreement with a national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The Parties will prepare a joint release for the announcement of the execution of this Agreement.

    6.9  Affiliates of the Company and Parent.  The Company has identified the Persons listed on Section 6.9 of the Company Disclosure Schedule as "affiliates" of the Company for purposes of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate") and the Company will use its reasonable efforts to obtain as promptly as practicable from each Company Affiliate written agreements in the form attached hereto as Exhibit F (the "Company Affiliate Letter") that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any Parent Shares issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

    6.10  Maintenance of Insurance.  Between the date hereof and through the Effective Time, the Company will use its reasonable best efforts to maintain in full force and effect all of its and its Subsidiaries presently existing policies of insurance or insurance reasonably comparable to the coverage afforded by such policies, and will not take any action to terminate or cancel any such policies.

    6.11  Representations and Warranties.  Each of the Company and Parent shall give prompt notice to the other, if it acquires Knowledge of any circumstances that would cause any of its representations and warranties set forth in Section 5.1 or 5.2, as the case may be, that are qualified as to materiality or Material Adverse Effect not to be true and correct, and those that are not so qualified not to be true and correct in all material respects, in each case at and as of the Effective Time.

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    6.12  Filings; Other Action.  Subject to the terms and conditions herein provided, the Parties shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, the Securities Act and the Exchange Act, and comparable foreign laws, rules and regulations, with respect to the Merger; (b) cooperate in the preparation of such filings or submissions under the HSR Act, the Securities Act and the Exchange Act and other comparable foreign laws, rules and regulations; and (c) use reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will require Parent, whether pursuant to an order of the Federal Trade Commission or the United States Department of Justice or otherwise, to dispose of any material assets, lines of business or equity interests in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement.

    6.13  Tax-Free Reorganization Treatment.  The Parties shall use their commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. So long as the Merger qualifies as a reorganization described in Section 368(a) of the Code, each of Parent, Merger Sub, and the Company (i) shall not file any Return or take any position inconsistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code, and (ii) shall comply with the record keeping and information-reporting requirements set forth in Treas. Reg. ss. 1.368-3. Furthermore, prior to the Effective Time, the Parties shall use their commercially reasonable efforts to obtain the tax opinions specified in Section 7.1(f) of the Agreement.

    6.14  NASDAQ Listing.  Parent agrees to authorize for listing on the NNM the shares of Parent Common Stock issuable in connection with the Merger, upon official notice of issuance.

    6.15  Indemnification.

      (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of the Company to indemnify and hold harmless the Company's and its Subsidiaries' present and former directors, officers, employees, and agents and their heirs, executors and assigns (collectively, the "Covered Parties") against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Covered Party is or was an officer, director, employee or agent of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law.

      (b) Prior to or concurrent with the Effective Time, Parent shall cause the Merger Sub or the Surviving Corporation to purchase a six (6) year extension of the discovery period under the Company's current directors' and officers' liability insurance policy;

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  provided, however, that in no event shall the Merger Sub or the Surviving Corporation, as the case may be, be required to expend in excess of $2,000,000 for such extension, in which case Parent or the Merger Sub shall purchase the maximum amount of coverage for six (6) years as is available for such amount.

      (c) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its subsidiaries than are presently set forth in the certificate of incorporation and by-laws of the Company.

      (d) In the event that the Merger Sub or the Surviving Corporation is unable to purchase the extension referred to in Section 6.15(b) above or such extension should be canceled for any reason, and subject to the next sentence, the Surviving Corporation shall maintain, and Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the aggregate premium therefor would not be in excess of $2,000,000 (the "Maximum Premium"). If the Company's existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Parent shall cause the Surviving Corporation to obtain, as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an aggregate premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Covered Parties than the Company's existing directors' and officers' liability insurance.

      (e) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.15 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

      (f)  The covenants contained in this Section are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to law, contract or otherwise.

      (g) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.15.

    6.16  Sale of Company Software Products.  Concurrently with the execution and delivery of this Agreement, Parent and the Company have entered into a Nonexclusive Software Distribution Agreement in the form attached as Exhibit G hereto (the "Software Distribution Agreement") pursuant to which the Company will grant Parent a license to market, sell,

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distribute, license and sublicense certain software products sold by the Company on the terms specified in the Software Distribution Agreement.

    6.17  Registration on Form S-8.  Parent agrees to cause the shares of Parent Common Stock issuable upon exercise of the Substitute Options and all other options assumed by Parent or issued by Parent in replacement of the Company Options to be covered by a Form S-8 Registration Statement filed with the SEC within 30 days of the Effective Time. Parent further agrees to cause the shares of Parent Common Stock issuable upon exercise of the Substitute Options to be registered or exempt from the registration requirements of all applicable state securities laws, rules and regulations.

    6.18  Section 16(b).  Parent and the Company shall take all such steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connections with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    6.19  Takeover Statutes.  If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Parties and its board of directors shall grant such approvals and take all such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

    6.20  Further Amendments to Rights Plan.  Prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Board of Directors of the Company shall not take any action that would amend, or have the effect of amending, the Company Rights Agreement so that (i) the Parent would become an "Acquiring Person" (as such terms are defined in the Company Rights Agreement) as a result of the consummation of the transactions contemplated by this Agreement, (ii) a "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) would occur as a result of the consummation of the transactions contemplated by this Agreement, and (iii) all "Company Rights" issued and outstanding under the Company Rights Agreement would not expire immediately prior to the Effective Time.

    6.21  Information Regarding Parent Activities.  Prior to entering into any agreement providing therefor, Parent will disclose to the Company the terms of any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction involving the Parent or any of its Material Subsidiaries (other than those solely between or among the Parent and/or any of its wholly-owned Subsidiaries) that would require an amendment to the S-4 Registration Statement.

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ARTICLE VII

CONDITIONS

    7.1  Conditions to Each Party's Obligations.  The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

      (a) this Agreement and the Merger shall have been adopted by the requisite vote under applicable law of the stockholders of the Company and this Agreement and the issuance of Parent Shares in connection with this Merger shall have been approved by the requisite vote under the rules and regulations of the NNM by the stockholders of Parent (if necessary);

      (b) the SEC shall have declared the S-4 Registration Statement effective; no stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Parties;

      (c) no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or making the Merger illegal (collectively, "Restraints") shall be in effect; provided, however, that each of the Parties shall have used reasonable efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

      (d) the waiting period(s) under the HSR Act and all other applicable material foreign antitrust, competition and merger laws, if any, shall have expired or been terminated;

      (e) the Parent Shares issuable to stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the NNM upon official notice of issuance;

      (f)  The Company and Parent shall each have received a written opinion from its tax counsel, in form and substance reasonably satisfactory to it, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to one Party does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such Party if counsel for the other Party renders such opinion. The Parties to this Agreement agree to make such reasonable and customary representations as requested by such counsel for the purpose of rendering such opinions;

      (g) (i) all required approvals or consents of any Governmental Entity or third party shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, shall have expired), except, in the case of consents the absence of which could not result in civil or criminal sanctions being imposed on Parent or the Surviving Corporation or their respective affiliates, where

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  the failures to obtain any such consents and approvals would not reasonably be expected to have a Material Adverse Effect on the Company and (ii) all such approvals and consents which have been obtained shall be on terms that would not reasonably be expected to have a Material Adverse Effect on the Company; and

      (h) there shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Merger and the other transactions contemplated hereby (or in the case of any statue, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that could, or could reasonably be expected to, have a Material Adverse Effect on the Company or the Parent at or after the Effective Time.

    7.2  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

      (a) the representations and warranties set forth in Section 5.1 that are qualified as to materiality or Material Adverse Effect shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as permitted or contemplated by this Agreement (it being understood that for purposes of determining the accuracy of such representations and warranties any update or modification to the Parent Disclosure Schedule made or purported to have been made without the Company's written consent thereto shall be disregarded), except, in all cases where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on Parent;

      (b) Parent shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time; and

      (c) Parent shall have delivered to the Company a certificate of its Chief Executive Officer or Chief Financial Officer to the effect that each of the conditions specified in Section 7.1 (as it relates to Parent) and clauses (a) and (b) of this Section 7.2 has been satisfied in all respects.

    7.3  Conditions to the Obligations of Parent.  The obligation of Parent to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable law:

      (a) the representations and warranties of the Company set forth in Section 5.2 that are qualified as to materiality or Material Adverse Effect shall be true and correct and those that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except as

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  permitted or contemplated by this Agreement (it being understood that for purposes of determining the accuracy of such representations or warranties any update or modifications to the Company Disclosure Schedule made or purported to have been made without Parent's written consent thereto shall be disregarded), except, in all cases, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

      (b) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

      (c) the Company shall have delivered to Parent a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified in Section 7.1 (as it relates to the Company) and clauses (a) and (b) of this Section 7.3 has been satisfied in all respects;

      (d) the Company shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all material contracts and leases of the Company and for the Company to consummate the transactions contemplated hereby; and

      (e) Either (i) all of the shares of Company Series E Preferred Stock shall have been converted into shares of Company Common Stock on or prior to the Effective Time or (ii) all of the conditions to the obligations of the holder(s) of the Company Series E Preferred Stock to waive their mandatory repurchase right set forth in the Waiver shall have been and remain satisfied and the holder(s) of the Company Series E Preferred Stock shall have complied with the terms of the Waiver.

ARTICLE VIII

TERMINATION

    8.1  Termination by Mutual Consent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of the Company or Merger Sub and the approval (if necessary) of the issuance of the Parent Shares in connection with the Merger by the stockholders of Parent, by the mutual written consent of the Company and Parent.

    8.2  Termination by Either the Company or Parent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, in the case of Sections 8.2(a) and 8.2(b), before or after the adoption of this Agreement by the stockholders of the Company or Merger Sub and the approval (if necessary) of the issuance of the Parent Shares in connection with the Merger by the stockholders of Parent, by action of the board of directors of either the Company or Parent if:

      (a) the Merger shall not have been consummated by November 30, 2001 (as adjusted in the manner set forth below, the "Termination Date"); provided, however, that if (1) (x) the Effective Time has not occurred by the Termination Date by reason of nonsatisfaction of any of the conditions set forth in Sections 7.1(c) or 7.1(d) and (y) all other conditions set forth in Article VII have heretofore seen satisfied or waived or are then capable of being satisfied, then the Termination Date shall automatically be

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  extended to January 31, 2002; (2) (x) the S-4 Registration Statement has not been declared effective by the SEC on or prior to October 31, 2001, or was so declared effective but, as a result of any required supplement to the Proxy Statement or any required post-effective amendment to the S-4 Registration Statement, the Parent Stockholder Meeting or the Company Stockholder Meeting is required to be delayed, and (y) all other conditions set forth in Article VII have heretofore seen satisfied or waived or are then capable of being satisfied, then the Termination Date shall automatically be extended to the 35th business day (or, if the Parent shall have entered into an agreement relating to a Material Transaction, such later date as the Company may designate as provided herein) after the S-4 Registration Statement has been declared effective by the SEC but in no event later than January 31, 2002 (provided that this agreement may be terminated by either party under such circumstances if the S-4 Registration Statement had not been declared effective on or prior to January 11, 2002, subject to the Company's extension option); or (3) (x) the S-4 Registration Statement has not been declared effective by the SEC on or prior to November 30, 2001, or was so declared effective but, as a result of any required supplement to the Proxy Statement or any required post-effective amendment to the S-4 Registration Statement, the Parent Stockholder Meeting or the Company Stockholder Meeting is required to be delayed, and (y) the Parent shall have entered into an agreement relating to a Material Transaction, and (z) all other conditions set forth in Article VII have heretofore seen satisfied or waived or are then capable of being satisfied, then at the Company's sole option, the Termination Date shall be extended to the 35th business day (or, if the Parent shall have entered into an agreement relating to a Material Transaction, such later date as the Company may designate) after the S-4 Registration Statement has been declared effective by the SEC but in no event later than April 1, 2002 (provided that this agreement may be terminated by either party under such circumstances if the S-4 Registration Statement had not been declared effective on or prior to March 11, 2002, subject to the Company's extension option); provided, further, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

      (b) any Restraint shall be in effect and shall have become final and nonappealable; or

      (c) at the duly held Company Stockholders Meeting (including any adjournments thereof), the requisite approval of the Company's stockholders shall not have been obtained; provided, however, that the Company's right to terminate this Agreement under this Section 8.2(c) shall not be available to the Company if the Company has not complied with its obligations under Sections 6.3 and 6.4(a) or the failure to obtain such approval shall have been caused by a breach of a Parent Stockholders Agreement; or

      (d) the Parent Stockholders Meeting is required and at the duly held Parent Stockholders Meeting (including any adjournments thereof), the requisite approval of Parent's stockholders shall not have been obtained; provided, however, that Parent's right to terminate this Agreement under this Section 8.2(d) shall not be available to Parent if Parent has not complied with its obligations under Section 6.4(b) or the failure to obtain

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  such approval shall have been caused by a breach of a Company Stockholders Agreement.

    8.3  Termination by the Company.  This Agreement may be terminated by the Company upon written notice to Parent and the Merger may be abandoned at any time prior to the Effective Time in the case of Section 8.3(a), before or after adoption of this Agreement by the stockholders of the Company or Merger Sub, by action of the board of directors of the Company, if:

      (a) Parent shall have breached or failed to perform any of the covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.2(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by Parent of notice of such failure to comply; or

      (b) the Parent Stockholders Meeting is required and the board of directors of Parent, or any committee thereof, shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger or this Agreement, or Parent shall have failed to include in the Proxy Statement the recommendation of the board of directors of Parent in favor of approval of the Merger and this Agreement; or

      (c) concurrently with, or promptly after, such termination the Company enters into an agreement providing for or authorizes or consummates a Company Superior Proposal, but only at a time that is prior to adoption of this Agreement by the stockholders of the Company and that is after the second business day following the Company's delivery of a written notice to Parent advising that the board of directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal.

    8.4  Termination by Parent.  This Agreement may be terminated by Parent upon written notice to the Company and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval (if necessary) of the issuance of the Parent Shares in connection with the Merger by the stockholders of Parent, by any action of the Board of Directors of Parent, if:

      (a) the Company shall have breached or failed to perform any of the covenants or other agreements contained in this Agreement, or if any representation or warranty shall have become untrue, in either case such that (i) the conditions set forth in Section 7.3(a) or (b) would not be satisfied as of the time of such breach or as of such time as such representation or warranty shall have become untrue and (ii) such breach or failure to be true has not been or is incapable of being cured within twenty (20) business days following receipt by the Company of notice of such failure to comply; or

      (b) (i) the board of directors of the Company or any committee thereof, shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the board of directors of the Company in favor of adoption of this Agreement, (iii) the board of directors of the Company or any

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  committee thereof shall have recommended any Company Acquisition Proposal, (iv) the Company or any of its officers or directors shall have entered into discussions or negotiations in violation of Section 6.3, (v) the board of directors of the Company or any committee thereof shall have resolved to do any of the foregoing or (vi) any Company Acquisition Proposal is consummated or an agreement with respect to any Company Acquisition Proposal is validly signed on behalf of the Company.

    8.5  Effect of Termination; Termination Fee.

      (a) Except as set forth in this Section 8.5, in the event of termination of this Agreement by either Parent or the Company as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders except (x) with respect to the treatment of confidential information pursuant to Section 6.7, the payment of expenses pursuant to Section 9.1, and Article IX generally, (y) to the extent that such termination results from the willful breach of a Party of any of its representations or warranties, or any of its covenants or agreements and (z) with respect to any intentional or knowing misrepresentations in connection with or pursuant to this Agreement or the transactions contemplated hereby.

      (b) In the event that the Company or Parent terminates this Agreement pursuant to Section 8.2(c), the Company shall pay to Parent an amount equal to the lesser of (1) $500,000 and (2) all Transaction Expenses (as defined below) incurred by Parent prior to such termination promptly but in no event later than the fifth business day after receipt of an invoice from Parent for such Transaction Expenses, including reasonably detailed backup for such Transaction Expenses. In the event that (i) this Agreement is terminated pursuant to Section 8.2(a) due to the Company Stockholders Meeting not occurring as a result of a Company Acquisition Proposal or a Financing Transaction (either, an "Alternate Transaction"), and within nine (9) months of such termination an Alternate Transaction is consummated or the Company enters into a definitive agreement to consummate an Alternate Transaction, (ii) (1) a Company Acquisition Proposal or the intention or desire to make a Company Acquisition Proposal shall have been made directly to the stockholders of the Company generally or otherwise publicly announced by the Company or the Person making a Company Acquisition Proposal, (2) such Company Acquisition Proposal or intention or desire is not withdrawn prior to the vote of the Company stockholders at the duly held Company Stockholders Meeting, and (3) thereafter this Agreement is terminated pursuant to (x) Section 8.2(c) or (y) Section 8.4(a), and within nine months of such termination such Company Acquisition Proposal is consummated or the Company enters into a definitive agreement to consummate such Company Acquisition Proposal, (iii) (1) a proposal for a Financing Transaction shall have been made to the Company, (2) such proposal is not withdrawn prior to the termination of this Agreement pursuant to Section 8.4(a), and (3) thereafter this Agreement is terminated pursuant to Section 8.4(a), and within nine (9) months of such termination a Financing Transaction is consummated or the Company enters into a definitive agreement to consummate such Financing Transaction, or (iv) this Agreement is terminated by the Company pursuant to Section 8.3(c) or by Parent pursuant to Section 8.4(b), then the Company shall pay Parent a fee equal to $2,600,000 (the "Termination Fee"), less any amount paid or payable pursuant to the first sentence of this Section 8.5(b), payable by wire transfer of same day funds. The Company shall pay the Termination Fee promptly,

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  but in no event later than the date of such termination, in the case of termination pursuant to Section 8.3(c), within three business days, in the case of termination pursuant to Section 8.4(b), or the earlier of the date the Company enters into a definitive agreement to consummate the transactions contemplated by an Alternate Transaction or an Alternate Transaction is consummated, as the case may be, in the case of termination pursuant to Sections 8.2(a), 8.2(c) or 8.4(a).

    The Company acknowledges that the agreements contained in this Section 8.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement, and accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 8.5(b) , and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

      (c) In the event that (i) this Agreement is terminated by either the Company or Parent pursuant to Section 8.2(d) or (ii) this Agreement is terminated by the Company pursuant to Sections 8.3(a) or 8.3(b), then Parent shall promptly, but in no event later than the date of such termination, pay the Company a fee equal to the Termination Fee, payable by wire transfer of same day funds. Parent acknowledges that the agreements contained in this Section 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement, and accordingly, if Parent fails promptly to pay the amount due pursuant to this Section 8.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this Section 8.5(c), Parent shall pay to the Company its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

      (d) In the event both Parent and the Company would otherwise be entitled to receive the Termination Fee under this Section 8.5 in connection with the termination of this Agreement, neither party shall be required to make any payment under this Section 8.5.

      (e) If this Agreement is terminated under circumstances in which Parent or the Company is entitled to receive the Termination Fee, (i) the obligation to pay the Termination Fee shall survive the termination of this Agreement and (ii) the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent or the Company, as applicable, except in the event of (A) a willful breach of any provision of this Agreement or (B) an intentional or knowing misrepresentation in connection with this Agreement or the transactions contemplated hereby, in which event the party entitled to the Termination Fee shall have all rights, powers and remedies against the other party that may be available at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

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ARTICLE IX

MISCELLANEOUS AND GENERAL

    9.1  Payment of Expenses.  Except as otherwise set forth in Section 8.5 hereof, whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby (the "Transaction Expenses").

    9.2  Non-Survival of Representations and Warranties.  The representations and warranties made in Sections 5.1 and 5.2 hereof shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a willful breach of such representation or intentional or knowing misrepresentation formed the basis for such termination. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement pursuant to Article VIII, including the payment of any Termination Fee.

    9.3  Modification or Amendment.  Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the Parties, by resolution of their respective board of directors, may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties; provided, however, that after approval of this Agreement by the stockholders of the Company is obtained, no amendment which requires further stockholder approval shall be made without such approval of stockholders.

    9.4  Waiver of Conditions.  The conditions to each of the Parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

    9.5  Counterparts.  For the convenience of the Parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    9.6  Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      (b) Each of Parent, Merger Sub and the Company hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state.

      (c) Each of Parent, Merger Sub and the Company waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in any proceeding commenced in accordance with this Section 9.6.

    9.7  Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other Parties shall be deemed delivered upon actual receipt and shall be

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in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

      (a) if to Parent or Merger Sub, to:

        divine, inc.
        1301 North Elston Avenue
        Chicago, IL 60622
        Attention: Chief Financial Officer and General Counsel
        Facsimile: (773) 394-6603

        with a copy to:
        Bell, Boyd & Lloyd LLC
        70 West Madison Street
        Three First National Plaza
        Suite 3300
        Attention: D. Mark McMillan, Esq.
        Facsimile: (312) 372-2098

      (b) if to the Company, to:

        Open Market, Inc.
        One Wayside Road
        Burlington, MA 01803
        Attention: Chief Financial Officer and General Counsel
        Facsimile: (781) 359-8129

        with copies to:

        Hale and Dorr LLP
        60 State Street
        Boston, MA 02109
        Attention: John H. Chory, Esq.
        Facsimile: 617-526-5000, and

        Hale and Dorr LLP
        Reston Town Center
        11951 Freedom Drive
        Reston, VA 20190
        Attention: Donald L. Toker, Esq.
        Facsimile: 703-654-7100

or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

    9.8  Entire Agreement; Assignment.  This Agreement, including the Exhibits and Disclosure Schedules, together with the Confidentiality Agreement, (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise (and any attempt to do so shall be void).

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    9.9  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in connection with the Merger pursuant to Article IV hereof other than Sections 6.15, 6.16 and 6.17 hereof, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    9.10  Certain Definitions.  As used herein:

      (a) "Acquisition Transaction" shall mean any transaction or series of transactions involving: (1) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Company or its Subsidiaries is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Company or its Subsidiaries, or (iii) in which any of the Company or its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Company or its Subsidiaries; (2) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Company or its Subsidiaries; or (3) any liquidation or dissolution of any of the Company or its Subsidiaries.

      (b) "Encumbrance" means any claim, lien, pledge, charge, security interest, equitable interest, option, right of first refusal or preemptive right, condition, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

      (c) "Erisa" means the Employee Retirement Income Security Act of 1974, as amended.

      (d) "Financing Transaction" means any bona fide transaction or series of transactions (other than as contemplated hereby) involving: (1) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Company or its Subsidiaries is a constituent corporation, (ii) in which, as of completion a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty-five percent (25%) of the outstanding voting securities of the Company, (iii) in which any of the Company or its Subsidiaries issues securities representing more than twenty-five percent (25%) of the outstanding voting securities of the Company; or (iv) in which any of the Company or its Subsidiaries incurs indebtedness in excess of fifteen (15) million dollars (with respect to (i), (ii) and (iii), excluding any securities owned by such Persons or issuable to such Persons upon exercise of any options, warrants or other rights outstanding as of the date hereof but including all shares of Company Common Stock issuable under the Common Stock Purchase Agreement by and between the Company and Theddingworth International Limited)); (2) any sale, lease, exchange, transfer, license, acquisition or disposition of any business

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  or businesses or assets that constitute or account for twenty-five percent (25%) or more of the consolidated net revenues, net income or assets of any of the Company (excluding in all cases any assets securing indebtedness outstanding as of the date hereof, but only to the extent the proceeds from such sales of assets are used to repay or reduce the corresponding indebtedness).

      (e) "Governmental Entity" means the United States or any state, local or foreign government, or instrumentality, division, subdivision, agency, department or authority of any thereof.

      (f)  "Knowledge" with respect to a party hereto shall mean the actual knowledge of any of the executive officers of such party.

      (g) "Material Adverse Effect" shall mean any material adverse effect or change in the business, operations, liabilities (contingent or otherwise), results of operations or financial performance, or condition of Parent or any of its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as applicable; provided, however, that in no event shall any of the following, in and of themselves, constitute a Material Adverse Effect: (i) any change in or effect on the business of Parent or any of its Subsidiaries or the Company or any of its Subsidiaries, as applicable, caused by, relating to or resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement thereof; (ii) any change in the market price or trading volume of the shares of Company Stock or Parent Stock, as applicable, on or after the date of this Agreement; (iii) any adverse change, effect or occurrence attributable to the United States or European economy as a whole, the industries in which Parent or the Company, as applicable, compete or such other foreign economies where Parent or the Company, as applicable, have material operations or sales; or (iv) any change in or effect on the business of the Company or any of its Subsidiaries directly caused by, relating to or resulting from, any delay of the transactions contemplated by this Agreement beyond October 31, 2001, if, and only to the extent, such delay is caused by Parent's entering into or otherwise pursuing a Material Transaction other than the transactions contemplated by this Agreement or for which a definitive agreement has been validly signed as of the date hereof.

      (h) "Material Subsidiary" means with reference to any entity, any Subsidiary of such entity which, as of the date hereof or as of the Closing Date, would qualify as a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

      (i)  "Material Transaction" means any merger, consolidation, amalgamation, asset purchase or sale, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction, or combination of such transactions (other than the transactions currently pending with eshare communications, Inc. or RoweCom Inc.), that requires Parent to amend the S-4 Registration Statement in order to comply with the rules and regulations of the SEC;

      (j)  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or Governmental Entity.

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      (k) "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refund for Taxes, including any amendments or supplements to any of the foregoing.

      (l)  "Significant Tax Agreement" is any agreement to which the Company or any Subsidiary of the Company is a party under which the Company or any Subsidiary could reasonably be expected to be liable to another party under such agreement in an amount in excess of $25,000 in respect of Taxes payable by such other party to any taxing authority.

      (m) "Subsidiary" shall mean, when used with reference to any entity, (i) any entity of which fifty percent (50%) or more of (i) the outstanding voting securities or interests or (ii) the economic interests, are owned directly or indirectly by such former entity.

      (n) "Tax" or "Taxes" refers to any and all federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of and relating to such taxes, including without limitation taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, net worth, capital stock, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity; provided, however, that the term "Tax" or "Taxes" shall not be deemed to include claims by any governmental authority under an escheat, unclaimed property, or similar provision of applicable law.

    9.11  Severability.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

    9.12  Specific Performance.  The Parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

    9.13  Recovery of Attorney's Fees.  In the event of any litigation between the Parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both Parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the Parties' claims.

    9.14  Captions.  The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    9.15  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party hereto.

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[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
THE SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first hereinabove written.

Parent: DIVINE, INC.
By:	/s/ ANDREW J. FILIPOWSKI
Name:	Andrew J. Filipowski
Its:	CEO
Merger Sub: DI1 ACQUISITION COMPANY
By:	/s/ ANDREW J. FILIPOWSKI
Name:	Andrew J. Filipowski
Its:	President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOR THE COMPANY TO FOLLOW]

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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Company: OPEN MARKET, INC.
By:	/s/ EDWARD DURKIN
Name:	Edward Durkin
Its:	Chief Financial Officer, Vice President and Treasurer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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ANNEX H

STOCKHOLDER AGREEMENT

    STOCKHOLDER AGREEMENT, dated as of August 15, 2001 (this "Agreement"), among the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder"), Open Market, Inc., a Delaware corporation (the "Company") and divine, inc., a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

    WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of Parent, as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of Parent hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

    WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Parent will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

    WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

    Section 1.  Voting of Shares.

    (a)  Each Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Parent Stockholder Meeting or any other meeting of the stockholders of Parent, however called, and in any action by written consent of the stockholders of Parent, such Stockholder will vote, or cause to be voted, all of such Stockholder's respective Shares in favor of the adoption and approval of the Merger Agreement, the Merger, and the issuance of shares of Parent Common Stock as contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders.

    (b)  Each Stockholder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of Parent called with respect to any of the matters specified in, and in accordance and consistent with this Section 1. Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this

H–A–1

Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

    Section 2.  Transfer of Shares.  Each Stockholder covenants and agrees that such Stockholder will not, directly or indirectly, (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

    Section 3.  Representations and Warranties of the Stockholders.  Each Stockholder, on its own behalf, hereby severally represents and warrants to the Company with respect to itself and its, his or her ownership of the Shares as follows:

    (a)  Ownership of Shares.  The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Parent Common Stock other than the Shares as set forth on Schedule I hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

    (b)  Power, Binding Agreement.  The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

    (c)  No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder's properties or assets. Except as expressly contemplated hereby and except as may be disclosed in the Parent SEC Reports, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating

H–A–2

to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

    Section 4.  Termination.  This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms; provided that no such termination of this Agreement shall relieve any party of liability for a willful breach hereof prior to termination.

    Section 5.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    Section 6.  Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

    Section 7.  Miscellaneous.

    (a)  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

    (b)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

    (c)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

    (d)  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    (e)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being

H–A–3

sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(i)	if to a Stockholder to the address set forth on the respective signature page of this Agreement;
(ii)	if to the Parent to:
divine, inc. 1301 North Elston Avenue Chicago, IL 60622 Attention: General Counsel
with a copy to:
Bell, Boyd & Lloyd LLC 70 West Madison Street Suite 3300 Chicago, IL 60602 Attention: D. Mark McMillan, Esq. Facsimile: (312) 372-2098
(iii)	if to the Company to:
Open Market, Inc. One Wayside Road Burlington, MA 01803 Attention: General Counsel
with a copy to:
Hale and Dorr LLP 60 State Street Boston, MA 02109 Attention: John H. Chory Telecopy: (617) 526-5000

    (f)  No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

    (g)  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Company may assign this Agreement to any direct or indirect wholly owned subsidiary of the Company without consent of Parent or the Stockholder, provided that the Company shall remain liable for all of its obligations under this Agreement. Subject to the

H–A–4

preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

    (h)  Interpretation.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

    (i)  Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

    (j)  WAIVER OF JURY TRIAL.  EACH OF THE PARENT, THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Page to follow.]

H–A–5

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY:
OPEN MARKET, INC.
By:	/s/ EDWARD DURKIN
Title:	Chief Financial Officer
PARENT:
DIVINE, INC.
By:	/s/ ANDREW J. FILIPOWSKI
Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

H–A–6

STOCKHOLDERS:
/s/ MICHAEL P. CULLINANE Michael P. Cullinane c/o divine, inc. 1301 North Elston Ave. Chicago, IL 60622

[Signature Page to Stockholder Agreement]

H–A–7

STOCKHOLDERS:
/s/ PAUL L. HUMENANSKY Paul L. Humenansky c/o divine, inc. 1301 North Elston Ave. Chicago, IL 60622
Paul L. Humenansky LT U/A/D 10/3/91
By:	/s/ PAUL L. HUMENANSKY Paul L. Humenansky, Trustee c/o divine, inc. 1301 North Elston Ave. Chicago, IL 60622

[Signature Page to Stockholder Agreement]

H–A–8

STOCKHOLDERS:
/s/ ANDREW J. FILIPOWSKI Andrew J. Filipowski c/o divine, inc. 1301 North Elston Ave. Chicago, IL 60622
AJF-1999 Trust U/A/D 5/20/99
By:	/s/ ANDREW J. FILIPOWSKI Andrew J. Filipowski, Trustee c/o divine, inc. 1301 North Elston Ave. Chicago, IL 60622
ROBINWOOD INVESTMENT COMPANY, L.P.
By:	/s/ ROBINWOOD MANAGEMENT CO., LLC
By:	/s/ AJF-1999 TRUST U/A/D 5/20/99
By:	/s/ ANDREW J. FILIPOWSKI Andrew J. Filipowski, Trustee c/o divine, inc. 1301 North Elston Ave. Chicago, IL 60622
PLATINUM CONSTRUCTION CORP.
By:	/s/ ANDREW J. FILIPOWSKI Andrew J. Filipowski, President c/o divine, inc. 1301 North Elston Ave. Chicago, IL 60622

[Signature Page to Stockholder Agreement]

H–A–9

ANNEX H-A

SCHEDULE I

Stockholder	Shares of Class A common stock, par value $0.001 per share, of divine, inc.
Andrew J. Filipowski	972,166
AJF-1999 Trust U/A/D 5/20/99	7,407,819
Robinwood Investment Company, L.P.	113,845
Platinum Construction Corp.	33,333
Paul L. Humenansky	160,750
Paul L. Humenansky LT U/A/D 10/3/91	599,999
Michael Cullinane	1,023,249

H–A–10

ANNEX H-B

STOCKHOLDER AGREEMENT

    STOCKHOLDER AGREEMENT, dated as of August 20, 2001 (this "Agreement"), among the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder"), Open Market, Inc., a Delaware corporation (the "Company") and divine, inc., a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

    WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of Parent, as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of Parent hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

    WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Parent will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

    WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

    Section 1.  Voting of Shares.

    (a) Each Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Parent Stockholder Meeting or any other meeting of the stockholders of Parent, however called, and in any action by written consent of the stockholders of Parent, such Stockholder will vote, or cause to be voted, all of such Stockholder's respective Shares owned on the record date in favor of the adoption and approval of the Merger Agreement, the Merger, and the issuance of shares of Parent Common Stock as contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders.

    (b) Each Stockholder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares owned on the record date at any meeting of the stockholders of Parent called with respect to any of the matters specified in, and in accordance and consistent with this Section 1. Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that

H–B–1

the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

    Section 2.  [Intentionally omitted.]

    Section 3.  Representations and Warranties of the Stockholders.  Each Stockholder, on its own behalf, hereby severally represents and warrants to the Company with respect to itself and its, his or her ownership of the Shares as follows:

    (a)  Ownership of Shares.  The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Parent Common Stock other than the Shares as set forth on Schedule I hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

    (b)  Power, Binding Agreement.  The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

    (c)  No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder's properties or assets. Except as expressly contemplated hereby and except as may be disclosed in the Parent SEC Reports, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

H–B–2

    Section 4.  Termination.  This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms; provided that no such termination of this Agreement shall relieve any party of liability for a willful breach hereof prior to termination.

    Section 5.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    Section 6.  Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

    Section 7.  Miscellaneous.

    (a)  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

    (b)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

    (c)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

    (d)  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    (e)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

      (i)  if to a Stockholder to the address set forth on the respective signature page of this Agreement;

      (ii) if to Parent to:

    divine, inc.
    1301 North Elston Avenue
    Chicago, IL 60622

H–B–3

    Attention: Jude M. Sullivan
    Facsimile: (773) 394-6603

    with a copy to:
    Bell, Boyd & Lloyd LLC
    70 West Madison Street
    Three First National Plaza
    Suite 3300
    Chicago, IL 60602
    Attention: D. Mark McMillan, Esq.
    Facsimile: (312) 372-2098

      (iii) if to the Company to:

    Open Market, Inc.
    One Wayside Road
    Burlington, MA 01803
    Attention: General Counsel
    Facsimile: (781) 359-8129

    with a copy to:
    Hale and Dorr LLP
    60 State Street
    Boston, MA 02109
    Attn: John H. Chory
    Facsimile: (617) 526-5000

    (f)  No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

    (g)  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Company may assign this Agreement to any direct or indirect wholly owned subsidiary of the Company without consent of Parent or the Stockholder, provided that the Company shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

    (h)  Interpretation.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal,

H–B–4

state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

    (i)  Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

    (j)  WAIVER OF JURY TRIAL.  EACH OF THE PARENT, THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Pages to follow.]

H–B–5

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY:
OPEN MARKET, INC.
By:	/s/ ED DURKIN
Name:	Ed Durkin
Title:	Vice President and CFO
PARENT:
DIVINE, INC.
By:	/s/ ANDREW J. FILIPOWSKI
Name:	Andrew J. Filipowski
Title:	CEO
STOCKHOLDER:
MICROSOFT CORPORATION
/s/ JOHN COOPER Signature
John Cooper Name
One Microsoft Way Address
Redmond, WA 98052 Address

H–B–6

STOCKHOLDER:
DELL USA L.P.
By:	/s/ J. KEVIN NATER
Name:	J. Kevin Nater
Title:	V.P.—Dell Ventures
Attention: Legal Department One Dell Way Mail Stop 9003 Round Rock, Texas 78682

H–B–7

SCHEDULE I

Stockholder	Shares of Class A common stock, par value $0.001 per share, of divine, inc.
Dell Computer Corporation	17,808,299
Microsoft Corporation	9,722,221

H–B–8

ANNEX H-C

STOCKHOLDER AGREEMENT

    STOCKHOLDER AGREEMENT, dated as of August 15, 2001 (this "Agreement"), among the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder"), Open Market, Inc., a Delaware corporation (the "Company") and divine, inc., a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

    WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

    WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Parent will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

    WHEREAS, as a condition to the willingness of the Parent to enter into the Merger Agreement, the Parent has required that the Stockholders agree, and in order to induce the Parent to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

    Section 1.  Voting of Shares.

    (a)  Each Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Company Stockholder Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of such Stockholder's respective Shares in favor of the adoption and approval of the Merger Agreement, the Merger, and the transactions/issuance of shares of Parent Common Stock as]contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders. Each Stockholder further covenants and agrees that such Stockholder will not vote any Shares in favor of any of the following (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Proposal, (ii) any merger, consolidation, reorganization, recapitalization, sale of assets, liquidation, dissolution, or other business combination transaction involving the Company, (iii) any removal of members of the board of directors of the Company, (iv) any amendment to the Company's certificate of incorporation, (v) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, or adversely

H–C–1

affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Agreement.

    (b)  Each Stockholder hereby irrevocably grants to, and appoints, the Parent, and any individual designated in writing by the Parent, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of Company called with respect to any of the matters specified in, and in accordance and consistent with this Section 1. Each Stockholder understands and acknowledges that the Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

    Section 2.  Transfer of Shares.  Each Stockholder covenants and agrees that such Stockholder will not, directly or indirectly, (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

    Section 3.  Representations and Warranties of the Stockholders.  Each Stockholder, on its own behalf, hereby severally represents and warrants to the Parent with respect to itself and its, his or her ownership of the Shares as follows:

    (a)  Ownership of Shares.  The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Company Common Stock other than the Shares as set forth on Schedule I hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

    (b)  Power, Binding Agreement.  The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

H–C–2

    (c)  No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder's properties or assets. Except as expressly contemplated hereby and except as may be disclosed in the Company SEC Reports, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

    Section 4.  Termination.  This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms; and provided further that no such termination of this Agreement shall relieve any party of liability for a willful breach hereof prior to termination.

    Section 5.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    Section 6.  Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

    Section 7.  Miscellaneous.

    (a)  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

    (b)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by

H–C–3

applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

    (c)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

    (d)  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    (e)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(i)	if to a Stockholder to the address set forth on the respective signature page of this Agreement;
(ii)	if to the Parent to:
divine, inc. 1301 N. Elston Avenue Chicago, Illinois 60622 Attention: General Counsel Facsimile: (773) 394-6601
with a copy to:
Bell, Boyd & Lloyd LLC 70 West Madison Street Three First National Plaza Suite 3300 Attention: D. Mark McMillan, Esq. Facsimile: (312) 827-8001
(iii)	if to the Company to:
Open Market, Inc. 1 Wayside Road Burlington, MA 01803 Attention: General Counsel Facsimile: (781) 359-8129

H–C–4

with a copy to:
Hale and Dorr LLP 60 State Street Boston, MA 02109 Attn: John H. Chory Telecopy: (617) 526-5000

    (f)  No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

    (g)  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Parent may assign this Agreement to any direct or indirect wholly owned subsidiary of the Parent without consent of the Company or the Stockholder, provided that the Parent shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

    (h)  Interpretation.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

    (i)  Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to

H–C–5

be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

    (j)  WAIVER OF JURY TRIAL.  EACH OF THE PARENT, THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Page to follow.]

H–C–6

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY:
OPEN MARKET, INC.
By:	/s/ EDWARD DURKIN
Name:	Edward Durkin
Title:	Chief Financial Officer
PARENT:
DIVINE, INC.
By:	/s/ ANDREW J. FILIPOWSKI
Name:	Andrew J. Filipowski
Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

H–C–7

STOCKHOLDERS:
/s/ HARLAND K. LAVIGNE Harland K. Lavigne c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ THOMAS H. BRUGGERE Thomas H. Bruggere c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ SHIKHAR GHOSH Shikhar Ghosh c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ WILLIAM S. KAISER William S. Kaiser c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ B.C. KRISHNA B.C. Krishna c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803

H–C–8

/s/ EUGENE F. QUINN Eugene F. Quinn c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ PAUL. L. SAGAN Paul. L. Sagan c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ PATRICK SCANNELL Patrick Scannell c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ EDWARD DURKIN Edward Durkin c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803
/s/ JOSEPH ALWAN Joseph Alwan c/o Open Market, Inc. 1 Wayside Rd. Burlington, MA 01803

H–C–9

GREYLOCK EQUITY LIMITED PARTNERSHIP
By:	GREYLOCK LIMITED PARTNERSHIP
Its:	General Partner
By:	/s/ WILLIAM S. KAISAR William S. Kaiser General Partner

H–C–10

SCHEDULE I

SHARES OWNED

Stockholder	Number of Shares
Harland K. LaVigne	0
Thomas H. Bruggere	5,578
Shikhar Ghosh	2,567,800
William S. Kaiser	0
B.C. Krishna	322,390
Eugene F. Quinn	500
Paul L. Sagan	25,957
Patrick Scannell	0
Edward Durkin	0
Joseph Alwan	18,994
Greylock Equity Limited Partnership	2,032,179

H–C–11

ANNEX I

PERSONAL AND CONFIDENTIAL

     August 15, 2001

Board of Directors
Open Market, Inc.
1 Wayside Center
Burlington, MA 01803

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Open Market, Inc. (the "Company") of the Exchange Ratio (as defined below) of Common Stock, par value $0.001 per share (the "Divine Common Stock"), of divine, Inc. ("Divine") to be received for each Share pursuant to the Agreement and Plan of Merger, dated as of August 15, 2001 (the "Agreement"), among Divine, DI1 Acquisition Company, a wholly-owned subsidiary of Divine, and the Company. The Exchange Ratio is equal to the quotient of (x) 44,285,714 divided by the (y) the total number of Shares outstanding (including, for such purposes, all Shares issuable upon conversion of any then outstanding Series E 6% Cumulative Convertible Preferred Stock, $0.10 par value per share, of the Company) as contemplated by the Agreement.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking and financial advisory services to the Company from time to time, including having acted as lead managing underwriter of its initial public offering of 4,000,000 Shares in May 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Divine for its own account and for the accounts of customers.

I–1

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2000; the Annual Report to Stockholders and the Annual Report on Form 10-K of Divine for the year ended December 31, 2000; the Registration Statement on Form S-1 of Divine, including the Prospectus dated July 12, 2000 relating to the initial public offering of the Divine Common Stock; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Divine; certain other communications from the Company and Divine to their respective stockholders; certain internal financial analyses and forecasts for Divine prepared by its management, as adjusted by the management of the Company (the "Divine Forecasts"); and certain internal financial analyses and forecasts for the Company prepared by its management (the "Company Forecasts"), including certain cost savings and operating synergies projected by the management of the Company to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and Divine regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies, including the Company's current and projected availability of cash on a standalone basis. In addition, we have reviewed the reported price and trading activity for the Shares and the Divine Common Stock, compared certain financial and stock market information for the Company and Divine with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Divine Forecasts and the Company Forecasts (including the Synergies) have been reasonably prepared on a basis reflecting the best and currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Divine or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. You have instructed us to assume, for the purposes of our opinion, that certain agreements referred to in the Divine Disclosure Schedules to the Agreement will be restructured in a manner that will not have an adverse effect on Divine, the Company or the transaction contemplated by the Agreement. We note that both the Company and Divine have relatively short operating histories, and we are not expressing any opinion on the prices at which the Shares or the Divine Common Stock are likely to trade before or following consummation of the merger contemplated by the Agreement (the "Merger"), which will vary depending upon, among other factors, changes in business, market, or general economic conditions and risk factors for the content management and e-commerce software industries generally and for the Company and Divine specifically, including, without limitation, Divine's ability to close and integrate its other

I–2

pending acquisitions and the Merger. Our opinion also does not address the relative merits of the transaction contemplated pursuant to the Agreement as compared to any alternative business transaction that might be available to the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

GOLDMAN SACHS & CO.

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FOLD AND DETACH HERE

PROXY
ESHARE COMMUNICATIONS, INC.
5051 PEACHTREE CORNERS CIRCLE
NORCROSS, GA 30092-2500

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ESHARE COMMUNICATIONS, INC. (THE "COMPANY") FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 19, 2001 (THE "SPECIAL MEETING").

    The undersigned hereby appoints Aleksander Szlam and Kirk L. Somers, and each of them, with full power of substitution, as proxies to vote all of the shares of common stock of the Company that the undersigned may be entited to vote at the Special Meeting, and at any postponement or adjournments thereof, on the following matters and in the following manner:

    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    PLEASE SIGN AND DATE ON REVERSE.

PLEASE VOTE, SIGN, DATE AND RETURN
THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW.

FOLD AND DETACH HERE

ESHARE COMMUNICATIONS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /x/

1.	To approve and adopt the Agreement and Plan of Merger, dated as of July 8, 2001, as amended, among the Company, divine, inc. and DES Acquisition Company and the transactions it contemplates.	FOR / /	AGAINST / /	ABSTAIN / /
2.
	To approve the amendment to the eshare (formerly Melita International Corporation) Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan from 250,000 to 301,760.	FOR / /	AGAINST / /	ABSTAIN / /
3.	In accordance with their judgment, upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.
	I PLAN TO ATTEND THE SPECIAL MEETING			/ /

Signature

Signature (if held jointly)
Dated
*NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner may sign.

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TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGERS
SUMMARY
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETINGS
THE ESHARE MERGER
THE OPEN MARKET MERGER
THE ESHARE MERGER AGREEMENT
AGREEMENTS RELATED TO THE ESHARE MERGER
THE OPEN MARKET MERGER AGREEMENT
AGREEMENTS RELATED TO THE OPEN MARKET MERGER
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
INFORMATION REGARDING DIVINE
INFORMATION REGARDING ESHARE
INFORMATION REGARDING OPEN MARKET
COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS AND ESHARE SHAREHOLDERS
COMPARISON OF RIGHTS OF DIVINE STOCKHOLDERS AND OPEN MARKET STOCKHOLDERS
PROPOSAL TO APPROVE THE AMENDMENT TO THE ESHARE EMPLOYEE STOCK PURCHASE PLAN
SHAREHOLDER PROPOSALS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
eshare communications, Inc. and Subsidiaries CONSOLIDATED FINANCIAL STATEMENTS
Open Market, Inc. and Subsidiaries CONSOLIDATED FINANCIAL STATEMENTS
  ANNEX A
  ANNEX B
  ANNEX C
  ANNEX D
  ANNEX E
  ANNEX F
  ANNEX G
  ANNEX H
  ANNEX I